As filed with the Securities and Exchange Commission on April 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SMURFIT WESTROCK PLC

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY

(Exact name of registrant as specified in its charter)

Ireland	2650	98-1776979
(State or other jurisdiction	(Primary Standard Industrial	—
of incorporation or organization)	Classification Code Number)	98-1828972
		(I.R.S. Employer
		Identification Number)

Beech Hill, Clonskeagh

Dublin 4, D04 N2R2

Ireland

+353 1 202 7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gillian Carson-Callan

Group SVP Finance & Company Secretary

Beech Hill, Clonskeagh

Dublin 4, D04 N2R2

Ireland

+353 1 202 7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Stuart Morrissy Hogan Lovells US LLP 390 Madison Avenue New York, NY 10017 (212) 918-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The following direct and indirect wholly-owned subsidiaries of Smurfit Westrock plc are guarantors of Smurfit Kappa Treasury Unlimited Company’s obligations under its 5.200% Senior Notes due 2030, 5.438% Senior Notes due 2034 and 5.777% Senior Notes due 2054 and Smurfit Westrock Financing Designated Activity Company’s obligations under its 5.418% Senior Notes due 2035, and are co-registrants under this registration statement. In addition, Smurfit Westrock plc and Smurfit Westrock Financing Designated Activity Company each guarantee Smurfit Kappa Treasury Unlimited Company’s obligations under its 5.200% Senior Notes due 2030, 5.438% Senior Notes due 2034 and 5.777% Senior Notes due 2054, and Smurfit Westrock plc and Smurfit Kappa Treasury Unlimited Company each guarantee Smurfit Westrock Financing Designated Activity Company’s obligations under its 5.418% Senior Notes due 2035.

Exact Name of Registrant as Specified in its Charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification	I.R.S. Employer Identification Number
Smurfit Kappa Acquisitions Unlimited Company(1)	Ireland	2650	—
Smurfit Kappa Group plc(1)	Ireland	2650	—
Smurfit Kappa Investments Limited(1)	Ireland	2650	—
Smurfit Kappa Treasury Funding Designated Activity Company(1)	Ireland	2650	—
Smurfit International B.V.(2)	Netherlands	2650	—
Smurfit WestRock US Holdings Corporation(3)	Delaware	2650	99-2650736
WestRock Company(3)	Delaware	2650	37-1880617
WestRock MWV, LLC(3)	Delaware	2650	31-1797999
WestRock RKT, LLC(3)	Georgia	2650	62-0342590
WRKCo Inc.(3)	Delaware	2650	47-3335141
(1)	The address, including zip code, of the principal executive office for this additional obligor is Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland.
(2)	The address, including zip code, of the principal executive office for this additional obligor is Innovatiepark 8, 4906AA Oosterhout, The Netherlands.
(3)	The address, including zip code, of the principal executive office for this additional obligor is 1000 Abernathy Road NE, Atlanta, GA 30328.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 3, 2025

PRELIMINARY PROSPECTUS

Smurfit Kappa Treasury Unlimited Company

Offer to Exchange

$750,000,000 Registered 5.200% Senior Notes due 2030

(CUSIP/ISIN: 83272G AD3 / US83272GAD34)

for any and all

Unregistered 5.200% Senior Notes due 2030

(Rule 144A CUSIP/ISIN: 83272G AA9 / US83272GAA94)

(Regulation S CUSIP/ISIN: G8267G AD0 / USG8267GAD00)

and

$1,000,000,000 Registered 5.438% Senior Notes due 2034

(CUSIP/ISIN: 83272G AE1 / US83272GAE17)

for any and all

Unregistered 5.438% Senior Notes due 2034

(Rule 144A CUSIP/ISIN: 83272G AC5 / US83272GAC50)

(Regulation S CUSIP/ISIN: G8267G AF5 / USG8267GAF57)

and

$1,000,000,000 Registered 5.777% Senior Notes due 2054

(CUSIP/ISIN: 83272G AF8 / US83272GAF81)

for any and all

Unregistered 5.777% Senior Notes due 2054

(Rule 144A CUSIP/ISIN: 83272G AB7 / US83272GAB77)

(Regulation S CUSIP/ISIN: G8267G AE8 / USG8267GAE82)

and

Smurfit Westrock Financing Designated Activity Company

Offer to Exchange

$850,000,000 Registered 5.418% Senior Notes due 2035

(CUSIP/ISIN: 83272Y AB8 / US83272YAB83)

for any and all

Unregistered 5.418% Senior Notes due 2035

(Rule 144A CUSIP/ISIN: 83272Y AA0 / US83272YAA01)

(Regulation S CUSIP/ISIN: G8267W AA1 / USG8267WAA11)

Smurfit Kappa Treasury Unlimited Company (“SKT”), a public unlimited company incorporated under the laws of Ireland and a wholly owned indirect subsidiary of Smurfit Westrock plc (“Smurfit Westrock” or the “Company”), a public limited company incorporated under the laws of Ireland, is offering to exchange up to (i) $750,000,000 aggregate principal amount of its registered 5.200% Senior Notes due 2030 (the “New 2030 Notes”) for $750,000,000 aggregate principal amount of its outstanding unregistered 5.200% Senior Notes due 2030 (the “Original 2030 Notes”); (ii) $1,000,000,000 aggregate principal amount of its registered 5.438% Senior Notes due 2034 (the “New 2034 Notes”) for $1,000,000,000 aggregate principal amount of its outstanding unregistered 5.438% Senior Notes due 2034 (the “Original 2034 Notes”); and (iii) $1,000,000,000 aggregate principal amount of its registered 5.777% Senior Notes due 2054 (the “New 2054 Notes” and, together with the New 2030 Notes and New 2034 Notes, the “New SKT Notes”) for $1,000,000,000 aggregate principal amount of its outstanding unregistered 5.777% Senior Notes due 2054 (the “Original 2054 Notes” and, together with the Original 2030 Notes and Original 2034 Notes, the “Original SKT Notes”). We refer to this offer to exchange as the “SKT exchange offer.”

Smurfit Westrock Financing Designated Activity Company (“SWF” and, together with SKT, the “Issuers”), a designated activity company incorporated under the laws of Ireland and a wholly owned direct subsidiary of Smurfit Westrock, is offering to exchange up to $850,000,000 aggregate principal amount of its registered 5.418% Senior Notes due 2035 (the “New SWF Notes” and, together with the New SKT Notes, the “New Notes”) for $850,000,000 aggregate principal amount of its outstanding unregistered 5.418% Senior Notes due 2035 (the “Original SWF Notes” and, together with the Original SKT Notes, the “Original Notes”). We refer to the Original SKT Notes together with the New SKT Notes as the “SKT Notes” and the Original SWF Notes together with the New SWF Notes as the “SWF Notes.” We refer to this offer to exchange as the “SWF exchange offer” and, together with the SKT exchange offer, the “exchange offers.” In this prospectus, unless otherwise indicated, references to “we” and “our” refer only to SKT, SWF, Smurfit Westrock and its subsidiaries that have guaranteed the Original Notes and will guarantee the New Notes, as described in this prospectus, and do not include any of Smurfit Westrock’s other subsidiaries.

The exchange offers are subject to customary closing conditions and will expire at 5:00 p.m., New York City time, on     , 2025, unless we extend the exchange offers in our sole discretion.

The Exchange Offers

●	All Original Notes that are validly tendered, and not validly withdrawn, will be exchanged for an equal principal amount of New Notes of the applicable series. You should carefully review the procedures for tendering the Original Notes beginning on page 137.
●	You may validly withdraw tenders of Original Notes at any time before the expiration of the applicable exchange offer.
●	The terms of the New Notes to be issued in the exchange offers are substantially identical to the applicable Original Notes, except that the New Notes will be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and will not have any transfer restrictions, registration rights or additional interest provisions.
●	We issued the Original Notes in transactions not requiring registration under the Securities Act and, as a result, their transfer is restricted. We are making the exchange offers to satisfy your registration rights as a holder of the Original Notes.
●	The exchange of the Original Notes for New Notes of the applicable series will not be a taxable transaction for United States federal income tax purposes, but you should see the discussion under “Material U.S. Federal Income Tax Considerations” for more information.
●	We will not receive any proceeds from the exchange offers.
●	No public market currently exists for the New Notes. Application has been made by or on behalf of the Issuers to admit the New Notes to the Official List of Euronext Dublin and for them to trade on the Global Exchange Market and added to the Euronext ESG Bonds platform. See “The Exchange Offers—Listing of the New Notes” and “Plan of Distribution.”

The New Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Smurfit Westrock and all of its subsidiaries that have guaranteed the Original Notes as described in this prospectus.

All untendered Original Notes will remain outstanding and continue to be subject to the transfer restrictions set forth in the Original Notes and in the indenture governing the applicable series of Original Notes. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, we do not currently anticipate that we will register the Original Notes under the Securities Act.

Each broker-dealer that receives New Notes for its own account in the exchange offers must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes the broker-dealer acquired as a result of market-making activities or trading activities. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of 180 days following the Expiration Date (as defined herein) of the exchange offers or such time as such broker-dealers no longer own any Original Notes. See “Plan of Distribution.”

See “Risk Factors” beginning on page 15 for a discussion of factors that you should consider before participating in the exchange offers.

We are not asking you for a proxy, and you are requested not to send us a proxy.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025.

We have not authorized any person to provide any information or to make any representation other than the information contained in this prospectus. If any person provides you with any other information or makes any other representation, that information or representation must not be relied upon as having been authorized by us. If you receive any other information, you should not rely on it. We are not making the exchange offers to, nor will we accept surrenders for exchange from, holders of outstanding Original Notes in any jurisdiction in which the exchange offers would not be in compliance with the securities or blue sky laws of such jurisdiction or where they are otherwise unlawful. This prospectus may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

i

CAUTIONARY Note REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes certain “forward-looking statements” (including within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) regarding, among other things, the plans, strategies, outcomes, and prospects, both business and financial, of Smurfit Westrock, the expected benefits of the completed Combination of Smurfit Kappa Group plc and WestRock Company (including, but not limited to, synergies), and any other statements regarding Smurfit Westrock’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Statements that are not historical facts, including statements about the beliefs and expectations of the management of Smurfit Westrock, are forward-looking statements. Words such as “may”, “will”, “could”, “should”, “would”, “anticipate”, “intend”, “estimate”, “project”, “plan”, “believe”, “expect”, “target”, “prospects”, “potential”, “commit”, “forecasts”, “aims”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of the Company. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of the Company depending upon a number of factors affecting its business, including risks associated with the integration and performance of the Company following the Combination. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to, the factors discussed under the section entitled “Risk Factors” below and in subsequent filings with the SEC by the Company. Forward-looking and other statements in this document may also address the Company’s corporate responsibility progress, plans, and goals (including environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in our filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

The Company’s forward-looking statements speak only as of the date of this prospectus or as of the date they are made. Neither the Company nor any of its associates or directors, officers or advisers provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any such forward-looking statements will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations (including under the UK Listing Rules, the Disclosure Guidance and Transparency Rules, the UK Market Abuse Regulation and other applicable regulations), the Company is under no obligation, and the Company expressly disclaims any intention or obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ii

PROSPECTUS SUMMARY

This summary highlights selected information about us and the exchange offers appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that may be important to you and that you should consider before participating in the exchange offers. For a more complete understanding of us and the exchange offers, you should carefully read this prospectus in its entirety.

In this summary, when we refer to the “Company”, the “Group” “we,” “us” and “our”, we are referring to Smurfit Westrock and all of its subsidiaries (including any of their predecessors). SKT is an indirect, wholly owned subsidiary of Smurfit Westrock and SWF is a direct, wholly owned subsidiary of Smurfit Westrock. Both SKT and SWF serve as financing subsidiaries, responsible for certain treasury operations. The Company’s operating activities are carried out through its other wholly or majority owned subsidiaries.

Overview

Smurfit Westrock was created in July 2024 as a strategic combination between Smurfit Kappa Group plc (“Smurfit Kappa”), one of the leading integrated corrugated packaging manufacturers in Europe, with a large-scale pan-regional presence in Latin America, and WestRock Company (“WestRock”), one of the leaders in North America in corrugated and consumer packaging solutions and a multinational provider of sustainable fiber-based paper and packaging solutions.

We are a global leader in sustainable, paper-based packaging with extensive scale, quality products and geographic reach and diversity. We aim to create the ‘go-to’ packaging partner of choice, bringing together highly complementary portfolios and sets of capabilities benefiting customers, employees and shareholders.

Background

Smurfit Westrock was incorporated and registered in Ireland on July 6, 2017, under the Irish Companies Act as a private company limited by shares with registered number 607515, with the name “Cepheidway Limited”. On September 12, 2023, Smurfit Kappa and WestRock announced entry into a transaction agreement pursuant to which the companies would execute a strategic combination (the “Combination”). Prior to the Combination, Smurfit Westrock re-registered as an Irish public limited company pursuant to Part 20 of the Companies Act 2014 of Ireland, as amended (the “Irish Companies Act”) and was renamed “Smurfit Westrock plc”. Upon completion of the Combination, Smurfit Kappa and WestRock each became wholly owned subsidiaries of Smurfit Westrock, and Smurfit Westrock continued as the new holding company of the combined group of Smurfit Kappa and WestRock. As a result of the Combination, former Smurfit Kappa shareholders and WestRock shareholders became holders of Smurfit Westrock ordinary shares. Smurfit Westrock had no historical operations nor traded or carried out any business of its own since its incorporation until just prior to consummation of the Combination.

Smurfit Westrock has a dual listing on the New York Stock Exchange (“NYSE”) and the equity shares (international commercial companies secondary listing) category of the Official List of the UK Financial Conduct Authority (“FCA”), and Smurfit Westrock ordinary shares trade on the NYSE and the London Stock Exchange’s main market for listed securities.

Products

Our primary products fall into a number of categories. Primarily, we produce paper-based packaging products. Our vertically integrated system provides raw materials of wood or recovered fiber, which are used to manufacture various grades of board, which are then converted into packaging products. Our main categories of packaging are corrugated containers, manufactured from containerboard; and consumer packaging, manufactured from paperboard. We also produce other grades of board, such as solidboard, kraft paper, and graphic board, as well as other packaging products such as solidboard packaging, paper sacks and bag-in-box.

Geographical Footprint

We maintain operations in 40 countries, primarily in North America, Latin America and Europe, and with some operations in Asia, Africa and Australia. In North America, we are a leader in corrugated and consumer packaging, containerboard and paperboard. In Europe, we are one of the leading companies by production volume in corrugated packaging, containerboard and bag-in-box, and one of the leading producers of consumer packaging. In Latin America, we are a large-scale pan-regional player in corrugated packaging and containerboard.

We currently operate 62 paper mills (40 of which produce containerboard only, and 10 of which produce paperboard only, with five producing both, four producing containerboard and another grade, one producing paperboard and another grade and two producing kraft paper only), 459 converting plants (306 of which convert containerboard into corrugated containers, 88 of which convert paperboard into consumer packaging or manufacture leaflets or labels for consumer packaging, five sack plants and 60 other conversion facilities), 63 recovered fiber facilities, two wood procurement operations in Europe (which together provide raw material for our mills in Europe), two forestry operations in Latin America and 58 distribution facilities in North America, and 31 other production facilities carrying on other related activities. In addition, we own approximately 301,000 acres of forest plantations in Latin America, which support mill operations in addition to propagating trees for planting. Our footprint allows us to better serve customers in close proximity to our corrugated box plants.

Our geographic reach is organized around three segments:

●	Smurfit Westrock North America (including the U.S., Canada and Mexico);
●	Smurfit Westrock Europe, Middle East and Africa (“MEA”) and Asia-Pacific (“APAC”); and
●	Smurfit Westrock Latin America (“LATAM”).

The North America, Europe, MEA and APAC and LATAM segments are each highly integrated within the segment and there are many interdependencies within these operations. They each include a system of mills and plants that primarily produce a number of grades of containerboard that is converted into corrugated containers within each segment, or is sold to third parties.

In addition, the North America segment also produces paperboard, kraft paper and market pulp; other paper-based packaging, such as folding cartons, inserts, labels and displays and also engages in the assembly of displays as well as the distribution of packaging products.

The Europe, MEA and APAC segment also produces other types of paper, such as solidboard, graphic board, sack kraft paper and machine glazed paper (together known as kraft paper) and graphic paper; and other paper-based packaging, such as honeycomb, solidboard packaging, folding cartons, inserts and labels; and bag-in-box packaging (the latter with operations located in Europe, Argentina, Canada, Mexico and the U.S., but managed under the Europe, MEA and APAC segment).

The LATAM segment also comprises forestry; other types of paper, such as paperboard and kraft paper; and paper-based packaging, such as folding cartons, and paper sacks.

Our global corporate headquarters are located in Dublin, Ireland, our North American operations are headquartered in Atlanta, Georgia, U.S., our Europe, MEA and APAC operations are headquartered in Amsterdam, the Netherlands and our Latin American operations are headquartered in Florida, U.S.

Business Strategy

Our business strategy combines the key strategic priorities of both Smurfit Kappa and WestRock, with a continuing focus on the successful integration of the two businesses.

Our Vision

Our vision is to be a globally admired business, dynamically and sustainably delivering secure and superior returns for all stakeholders, comprising shareholders, employees, customers, local communities and suppliers.

●	Globally Admired Business. We strive to operate a globally admired business, underpinned by the following; (1) our values of safety at work, loyalty, integrity and respect; (2) being an employer of choice; (3) providing a demonstrably differentiated offering to our customers; (4) being a leader in sustainability in the industry; and (5) being valued in excess of our peers.

●	Dynamically and Sustainably Delivering. With a performance-led culture and a diverse workforce that is both driven and engaged, we seek to seize internal and external growth opportunities by engaging in disciplined and focused capital allocation in order to present a highly differentiated and sustainable offering to customers.
●	Secure and Superior Returns. In seeking secure and superior returns, we focus on strong cash generation, balance sheet strength with significant financial flexibility and low-cost operations, and an optimum level of vertical integration to mitigate cyclical risk while maximizing the performance of our assets. We aim to have a team of dedicated and engaged employees continually innovating across our product range.

Our vision guides our strategic objective of maintaining and deepening long-term customer relationships by seeking to provide customers with innovative and differentiated sustainable packaging solutions that aim to enhance customers’ prospects of success in their end markets.

To achieve this objective, we have identified three key areas of focus through our integrated system:

●	Converting. Capitalize on differentiation to drive growth. This differentiation encompasses our paper-based packaging offerings corrugated and consumer packaging across our segments, along with other specialist product offerings such as bag-in-box and paper sacks. The offerings are supported by our innovation initiatives.
●	Paper. Drive the optimization of our paper system to service the growth of the downstream converting businesses, taking into account the dynamics of the marketplace. This is a particular focus in light of the enlarged paper system that was created through the Combination.
●	Integration. Bring together the best of Smurfit Kappa and WestRock into a culturally aligned, customer-focused and motivated organization.

Based on these focus areas, we have developed the following six strategic priorities:

1.	Integrating Smurfit Kappa and WestRock’s businesses, administration and cultures, and achieving synergies arising from the Combination;
2.	Expanding market positions through focused growth, including in particular driving the sustainability agenda;
3.	Continuing Smurfit Kappa’s and WestRock’s focus on customer engagement and innovation to become the supplier/ partner of choice for our customers;
4.	Enhancing operational excellence through the continuous upgrade of customer offerings and service;
5.	Recruiting, retaining, developing and motivating the best people; and
6.	Efficiently allocating capital.

The Issuers

SKT is a public unlimited company incorporated under the laws of Ireland and a wholly owned indirect subsidiary of Smurfit Westrock. SWF is a designated activity company incorporated under the laws of Ireland and a wholly owned direct subsidiary of Smurfit Westrock. The registered office and principal executive office of each of the Issuers is located at Beech Hill, Clonskeagh, Dublin 4, D04 N2R2 Ireland, and their respective telephone number is +353 1 202 7000. Smurfit Westrock’s website can be found at www.smurfitwestrock.com. The information and other content contained on Smurfit Westrock’s website is not incorporated by reference into this prospectus and is not part of this prospectus.

SUMMARY OF THE EXCHANGE OFFERS

On April 3, 2024, SKT completed a private offering of $750,000,000 aggregate principal amount of 5.200% Senior Notes due 2030, $1,000,000,000 aggregate principal amount of 5.438% Senior Notes due 2034 and $1,000,000,000 aggregate principal amount of 5.777% Senior Notes due 2054, which we refer to as the Original SKT Notes, and on November 26, 2024, SWF completed a private offering of $850,000,000 aggregate principal amount of 5.418% Senior Notes due 2035, which we refer to as the Original SWF Notes (and, together with the Original SKT Notes, the Original Notes). As part of those offerings, the Issuers and the guarantors of the Original Notes entered into registration rights agreements with the initial purchasers thereof in which we agreed to use commercially reasonable efforts to complete exchange offers for such Original Notes in compliance with applicable securities laws. See “The Exchange Offers – General; Purpose of the Exchange Offers.”

The following is a brief summary of certain terms of the exchange offers and the principal terms of the New Notes. It may not contain all the information that is important to you. For additional information regarding the exchange offers and the New Notes, see “The Exchange Offers” “Description of the New SKT Notes” and “Description of the New SWF Notes.”

Original Notes

•

$750,000,000 aggregate principal amount of 5.200% Senior Notes due 2030 issued by SKT;

•

$1,000,000,000 aggregate principal amount of 5.438% Senior Notes due 2034 issued by SKT;

•

$1,000,000,000 aggregate principal amount of 5.777% Senior Notes due 2054 issued by SKT; and

•

$850,000,000 aggregate principal amount of 5.418% Senior Notes due 2035 issued by SWF.

New Notes

•

$750,000,000 aggregate principal amount of 5.200% Senior Notes due 2030 issued by SKT;

•

$1,000,000,000 aggregate principal amount of 5.438% Senior Notes due 2034 issued by SKT;

•

$1,000,000,000 aggregate principal amount of 5.777% Senior Notes due 2054 issued by SKT; and

•

$850,000,000 aggregate principal amount of 5.418% Senior Notes due 2035 issued by SWF.

The New Notes have been registered under the Securities Act.

The form and terms of the New Notes are identical in all material respects to those of the Original Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Original Notes do not apply to the New Notes.

In addition, the New Notes will bear a different CUSIP number than the Original Notes.

The Exchange Offers

We are offering to exchange up to $3,600,000,000 aggregate principal amount of Original Notes for a like aggregate principal amount of New Notes to satisfy certain of our obligations under the registration rights agreements that we entered into when we issued the Original Notes in reliance upon exemptions from registration under the Securities Act.

The Original Notes may only be tendered in minimum denominations of $200,000 or in integral multiples of $1,000 in excess thereof. See “The Exchange Offers – Terms of the Exchange Offers.”

In order to exchange the Original Notes, you must follow the required procedures and we must accept the Original Notes for exchange. We will exchange all Original Notes validly tendered and not validly withdrawn prior to the Expiration Date of the exchange offers. See “The Exchange Offers.”

Expiration Date	The exchange offers will expire at 5:00 p.m., New York City time, on , 2025, unless extended by us in our sole discretion (the “Expiration Date”).
Tenders

By tendering your Original Notes, you represent to us that:

•

you are acquiring the New Notes in the ordinary course of your business;

•

you are not participating and have no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the New Notes;

•

you are not our “affiliate,” within the meaning of Rule 405 under the Securities Act; and

•

if you are a broker-dealer that will receive New Notes for your own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such New Notes.

For further information regarding resales of the New Notes by participating broker-dealers, see “Plan of Distribution.”

Conditions to the Exchange Offers

The exchange offers are subject to customary conditions, which we may waive. The exchange offers are not conditioned upon the tender of any minimum principal amount of outstanding Original Notes. See “The Exchange Offers – Conditions to the Exchange Offers.”

Procedures for Tendering Original Notes

The Original Notes were issued as global securities registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the Original Notes, which are held by direct or indirect participants in DTC, are shown on, and transfers of the Original Notes can only be made through, records maintained in book-entry form by DTC.

You may tender your Original Notes by instructing your broker or bank where you keep the Original Notes to tender them for you. By tendering your Original Notes, you will be deemed to have acknowledged and agreed to be bound by the terms set forth under “The Exchange Offers.” Your Original Notes must be tendered in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

In order for your tender to be considered valid, the Exchange Agent (as defined herein) must receive a confirmation of book-entry transfer of your Original Notes into the Exchange Agent’s account at DTC in accordance with the procedures described in this prospectus under the heading “The Exchange Offers” on or before 5:00 p.m., New York City time, on the Expiration Date.

Use of Proceeds	We will not receive any cash proceeds from the exchange offers.
Exchange Agent

Deutsche Bank Trust Company Americas is the exchange agent (the “Exchange Agent”) for the exchange offers. You can find the Exchange Agent’s address, telephone number and e-mail address under “The Exchange Offers – Exchange Agent.”

Resales

We are registering the exchange offers in reliance on the position enunciated by the SEC in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan Stanley & Co, Inc., SEC No-Action Letter (June 5, 1991), and Shearman & Sterling, SEC No-Action Letter (July 2, 1993). Based on interpretations by the staff (the “Staff”) of the SEC, as detailed in a series of no-action letters issued to third parties, we believe that the New Notes issued in the exchange offers pursuant to this prospectus may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that:

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any New Notes you receive will be acquired in the ordinary course of your business;

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you are not participating in, do not intend to participate in and have no arrangement or understanding with any person to participate in, the distribution, as defined in the Securities Act, of the New Notes; and

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you are not our “affiliate,” as defined in Rule 405 under the Securities Act.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers making exchange offers similar to ours. We cannot guarantee the SEC would make a similar decision about our exchange offers. If our belief is wrong, you could incur liability under the Securities Act. We will not indemnify or otherwise protect you against any loss incurred as a result of this liability under the Securities Act.

If you are an “affiliate” of ours or are participating or have an arrangement or understanding with any person to participate in the distribution of the New Notes:

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you cannot rely on the applicable interpretations of the Staff;

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you will not be entitled to participate in the exchange offers; and

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you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction of the New Notes.

See “The Exchange Offers – Consequences of Failure to Exchange” for more information.

Broker-Dealers

Each broker or dealer that receives New Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the New Notes issued in the exchange offers, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the New Notes.

Furthermore, any broker-dealer that acquired any of its Original Notes directly from us:

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may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan Stanley & Co, Inc., SEC No-Action Letter (June 5, 1991), and Shearman & Sterling, SEC No-Action Letter (July 2, 1993); and

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must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for the Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Under the registration rights agreements, we have agreed to make available a prospectus in conformity in all material respects with the requirements of the Securities Act, to any participating broker-dealer for use in connection with any resale of any New Notes acquired in the exchange offers for the period beginning when the New Notes are first issued in the exchange offers and ending upon the earlier of the expiration of the 180th day after the exchange offers have been completed or such time as such broker-dealers no longer own any Original Notes. See “Plan of Distribution.”

Registration Rights Agreements

On April 3, 2024, SKT and the guarantors of the Original SKT Notes entered into a registration rights agreement with BNP Paribas Securities Corp., Citigroup Global Markets Inc., ING Financial Markets LLC and Rabo Securities USA, Inc., as representatives of the initial purchasers (the “SKT Registration Rights Agreement”). On November 26, 2024, SWF and the guarantors of the Original SWF Notes entered into a registration rights agreement with Citigroup Global Markets Inc., ING Financial Markets, LLC, SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC, as representatives of the initial purchasers (the “SWF Registration Rights Agreement” and, together with the SKT Registration Rights Agreement, the “registration rights agreements”). Pursuant to each registration rights agreement, we agreed, for the benefit of the holders of the Original Notes, at our cost, to use commercially reasonable efforts to:

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cause the exchange offer registration statement to be declared effective under the Securities Act on or prior to July 5, 2025; and

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complete the exchange offers within 45 business days from the date the exchange offer registration statement is declared effective.

If we do not meet the deadlines in the preceding sentence, or if we fail to meet certain other conditions described in the registration rights agreements (each, a “registration default”), the interest rate borne by the Original Notes will increase at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of the registration default and at a rate of 0.50% per annum for the remaining portion of the registration default.

Under some circumstances set forth in the registration rights agreements, holders of the Original Notes, including holders who are not permitted to participate in the exchange offers, may require us to file, and cause to become effective, a shelf registration statement covering resales of the Original Notes by these holders.

Copies of the registration rights agreements are filed as exhibits to the registration statement of which this prospectus forms a part. See “The Exchange Offers – General; Purpose of the Exchange Offers.”

Consequences of Failure to Exchange

Original Notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offers, be returned to the tendering holder, remain outstanding and continue to be subject to their existing terms. See “Risk Factors” and “The Exchange Offers – Terms of the Exchange Offers.” Following the completion of the exchange offers, we will have no obligation to exchange Original Notes for New Notes.

The trading market for Original Notes not exchanged in the exchange offers may be more limited than it is at present. Therefore, if your Original Notes are not tendered and accepted in the exchange offers, it may become more difficult for you to sell or transfer your unexchanged Original Notes.

Material Tax Considerations

The exchange of Original Notes for New Notes pursuant to the exchange offers generally will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Risk Factors	See “Risk Factors” for a discussion of factors that should be considered before exchanging the Original Notes in the exchange offers.

SUMMARY OF THE NEW NOTES

The New SKT Notes
Issuer	Smurfit Kappa Treasury Unlimited Company.
Securities Offered

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$750,000,000 aggregate principal amount of 5.200% Senior Notes due 2030;

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$1,000,000,000 aggregate principal amount of 5.438% Senior Notes due 2034; and

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$1,000,000,000 aggregate principal amount of 5.777% Senior Notes due 2054.

Maturity Date

With respect to the $750,000,000 aggregate principal amount of 5.200% Senior Notes due 2030, January 15, 2030.

With respect to the $1,000,000,000 aggregate principal amount of 5.438% Senior Notes due 2034, April 3, 2034.

With respect to the $1,000,000,000 aggregate principal amount of 5.777% Senior Notes due 2054, April 3, 2054.

Denominations	$200,000 minimum denominations and integral multiples of $1,000 in excess thereof.
Interest Payment Dates

We will pay interest on the New SKT Notes at the annual rate of 5.200% for the New 2030 Notes, 5.438% for the New 2034 Notes and 5.777% for the New 2054 Notes (on the basis of a 360-day year of twelve 30-day months). Interest on the New SKT Notes will accrue from the last date on which interest was paid on the Original SKT Notes surrendered in the SKT exchange offer, and is payable semi-annually on (i) January 15 and July 15 of each year with respect to the New 2030 Notes, and (ii) April 3 and October 3 of each year with respect to the New 2034 Notes and the New 2054 Notes. On each interest payment date, we will pay interest to the person in whose name the New SKT Notes are registered at the close of business on the immediately preceding regular record date for that interest payment. The regular record dates are (i) January 1 and July 1 with respect to the New 2030 Notes and (ii) March 19 and September 18 with respect to the New 2034 Notes and the New 2054 Notes.

Optional Redemption	We have the option to redeem some or all of the New SKT Notes prior to their stated maturity date at any time and from time to time. See “Description of the New SKT Notes – Optional Redemption.”
Guarantees

The New SKT Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Smurfit Westrock and all of its subsidiaries that have guaranteed the Original SKT Notes (the “SKT Note Guarantors”).

The Indenture

SKT will issue the New SKT Notes under the Indenture, dated as of April 3, 2024, by and among SKT, the SKT Note Guarantors and Deutsche Bank Trust Company Americas, as Trustee, Paying Agent, Transfer Agent and Registrar (as may be amended and supplemented, the “SKT Indenture”).

DTC Eligibility

The New SKT Notes will be issued in fully registered form and will be represented by one or more global notes, without coupons, deposited with DTC and registered in the name of Cede & Co., as its nominee. Beneficial interests in the global notes will trade in DTC’s Same Day Funds Settlement System and secondary market trading activity in these beneficial interests will therefore settle in immediately available funds. Subject to some exceptions, beneficial interests in the New SKT Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants.

Listing and Market for New Notes

Although application has been made by or on behalf of SKT to admit the New SKT Notes to the Official List of Euronext Dublin and for them to trade on the Global Exchange Market and added to the Euronext ESG Bonds platform, we cannot assure you that the New SKT Notes will become or will remain listed or admitted to trading. If issued, the New SKT Notes generally will be freely transferable but will also be new securities for which there will not initially be a market. We cannot assure you that any trading market for the New SKT Notes will develop upon completion of the SKT exchange offer or, if such market does develop, that such market will be maintained or as to the liquidity of any market for the New SKT Notes. As a result, there may not be a secondary market for the New SKT Notes. See “Risk Factors—Risks Related to the New Notes and the Exchange Offers—An active trading market may not develop for the New Notes” and “Plan of Distribution.”

Trustee	Deutsche Bank Trust Company Americas.
Governing Law	The SKT Indenture and the New SKT Notes will be governed by and construed in accordance with the laws of the State of New York.
Risk Factors

Certain risks could affect the payments to be made with respect to the New SKT Notes or the market value of the New SKT Notes. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of such risks. Such discussion is not exhaustive, should be read in conjunction with all other parts of this prospectus and should not be considered as a complete description of all risks that could affect such payments or the market value of the New SKT Notes. You should analyze carefully the information contained in this prospectus and additional information in the form of the complete documents summarized herein, copies of which are available as described in this prospectus. See “Available Information.”

The New SWF Notes
Issuer	Smurfit Westrock Financing Designated Activity Company.

Securities Offered	$850,000,000 aggregate principal amount of 5.418% Senior Notes due 2035.
Maturity Date	January 15, 2035.
Denominations	$200,000 minimum denominations and integral multiples of $1,000 in excess thereof.
Interest Payment Dates

We will pay interest on the New SWF Notes at the annual rate of 5.418% (on the basis of a 360-day year of twelve 30-day months). Interest on the New SWF Notes will accrue from the last date on which interest was paid on the Original SWF Notes surrendered in the SWF exchange offer, and is payable semi-annually on January 15 and July 15 of each year. On each interest payment date, we will pay interest to the person in whose name the New SWF Notes are registered at the close of business on the immediately preceding regular record date for that interest payment. The regular record dates for the New SWF Notes are January 1 and July 1.

Optional Redemption	We have the option to redeem some or all of the New SWF Notes prior to their stated maturity date at any time and from time to time. See “Description of the New SWF Notes – Optional Redemption.”
Guarantees

The New SWF Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Smurfit Westrock and all of its subsidiaries that have guaranteed the Original SWF Notes (the “SWF Note Guarantors” and, together with the SKT Note Guarantors, the “Guarantors”).

The Indenture

SWF will issue the New SWF Notes under the Indenture, dated as of November 26, 2024, by and among SWF, the SWF Note Guarantors and Deutsche Bank Trust Company Americas, as Trustee, Paying Agent, Transfer Agent and Registrar (as may be amended and supplemented, the “SWF Indenture”).

DTC Eligibility

The New SWF Notes will be issued in fully registered form and will be represented by one or more global notes, without coupons, deposited with DTC and registered in the name of Cede & Co., as its nominee. Beneficial interests in the global notes will trade in DTC’s Same Day Funds Settlement System and secondary market trading activity in these beneficial interests will therefore settle in immediately available funds. Subject to some exceptions, beneficial interests in the New SWF Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants.

Listing and Market for New Notes

Although application has been made by or on behalf of SWF to admit the New SWF Notes to the Official List of Euronext Dublin and for them to trade on the Global Exchange Market and added to the Euronext ESG Bonds platform, we cannot assure you that the New SWF Notes will become or will remain listed or admitted to trading. If issued, the New SWF Notes generally will be freely transferable but will also be new securities for which there will not initially be a market. We cannot assure you that any trading market for the New SWF Notes will develop upon completion of the SWF exchange offer or, if such market does develop, that such market will be maintained or as to the liquidity of any market for the New SWF Notes. As a result, there may not be a secondary market for the New SWF Notes. See “Risk Factors—Risks Related to the New Notes and the Exchange Offers—An active trading market may not develop for the New Notes” and “Plan of Distribution.”

Trustee	Deutsche Bank Trust Company Americas.
Governing Law	The SWF Indenture and the New SWF Notes will be governed by and construed in accordance with the laws of the State of New York.
Risk Factors

Certain risks could affect the payments to be made with respect to the New SWF Notes or the market value of the New SWF Notes. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of such risks. Such discussion is not exhaustive, should be read in conjunction with all other parts of this prospectus and should not be considered as a complete description of all risks that could affect such payments or the market value of the New SWF Notes. You should analyze carefully the information contained in this prospectus and additional information in the form of the complete documents summarized herein, copies of which are available as described in this prospectus. See “Available Information.”

RISK FACTORS

You should carefully consider the following risk factors set forth below as well as the other information contained in this prospectus before deciding to tender your Original Notes in the exchange offers. The occurrence of any of the events discussed below could materially adversely affect our business, financial condition or results of operations. If these events occur, the trading prices of the New Notes could decline, the Issuers and the Guarantors may not be able to pay all or part of the interest or principal on the New Notes, and you may lose all or part of your investment. The order in which the risk factors are presented does not necessarily reflect the likelihood of their occurrence or the magnitude or significance of the individual risk factor. Furthermore, additional risks not currently known to us or that we now deem immaterial may also harm us and affect your investment. References in the following risk factors to the “Company”, the “Group” “we,” “us” and “our” are referring to Smurfit Westrock and all of its subsidiaries (including any of their predecessors)

The following summary is intended to enhance the readability and accessibility of our risk factor disclosures. We encourage you to carefully review the full risk factors discussed below in their entirety for additional information. Some of the factors that could adversely affect our results of operations, cash flows and financial condition, include:

Market and Industry Risks

●	As a leading global manufacturing business, we have been, and may be materially adversely affected by economic, geopolitical and social factors that are beyond our control.
●	We may be adversely affected by uncertainty, downturns, actions taken by competitors or other changes in the paper and packaging industry.
●	Our earnings are highly dependent on demand.
●	Price fluctuations in, or shortages in the availability of, energy, transportation and raw materials could materially adversely affect our business.
●	We are exposed to significant competition in the paper and packaging industry, which may materially and adversely affect the price and volume of products sold.

Operating Risks

●	We may experience business disruptions that adversely affect our operations.
●	We may fail to anticipate trends and develop or integrate new technologies or to protect intellectual property related to our products and technologies.
●	Our capital expenditures may not achieve the desired outcomes or may be completed at a higher cost than anticipated.
●	We are exposed to risks related to international sales and operations.
●	We could be exposed to currency exchange rate fluctuation risks.
●	We may produce faulty or contaminated products due to failures in quality control measures.
●	We are subject to cybersecurity risks that could threaten the confidentiality, integrity and availability of data in our systems, and could result in disruptions to our operations.
●	We may be adversely impacted by work stoppages and other labor relations matters.
●	We may not be able to attract, motivate and/or retain qualified personnel, including our key personnel.

●	We face challenges associated with sustainability matters, including the impact of climate change and its potential impact on areas such as our operations and raw material availability.
●	Failure by us to successfully implement strategic transformation initiatives, including those relating to information technology infrastructure, could adversely affect our business.
●	If we are unsuccessful in integrating acquisitions or if disposals result in unexpected costs or liabilities, our business could be materially and adversely affected.

Risks Related to the Combination

●	We may not realize all of the benefits of the recent Combination or such benefits may take longer than anticipated or may be lower than estimated.
●	We may fail to successfully integrate Smurfit Kappa and WestRock, including their individual cultures and philosophies.
●	We have incurred and will incur significant costs as a result of becoming subject to various U.S. laws and regulations, including U.S. securities laws and reporting requirements.
●	We will be required to comply with the Sarbanes-Oxley Act and may incur significant costs and devote substantial management time towards developing and maintaining adequate internal controls, which may materially adversely affect our operating results in the future.
●	We have identified a material weakness in our internal control over financial reporting that could, if not remediated, result in material misstatements in our financial statements and cause us to fail to meet our reporting and financial obligations.
●	Changes in existing financial accounting standards or practices may have a material adverse effect on our business, results of operations, cash flows and financial condition.

Financial Risks

●	Our continued growth depends on our ability to retain existing customers and attract new customers.
●	Our debt could adversely affect our financial health.
●	Adverse credit and financial market events and conditions, as well as credit rating downgrades, could, among other things, impede access to or increase the cost of financing.
●	We have a significant amount of goodwill and other intangible assets and a write-down could materially adversely impact our operating results.
●	We have a number of pension arrangements that are currently in deficit and may incur additional liability and/or increased funding requirements in connection with multi-employer pension plans.

Legal and Regulatory Risks

●	We are subject to a wide variety of laws, regulations and other requirements that may change or may impose substantial compliance costs.
●	We are subject to a growing number of environmental and climate change laws and regulations.

●	Changes to trade policy, including tariff and customs regulations, or failure to comply with such regulations may have an adverse effect on our reputation, business, financial condition and results of operations.
●	We are subject to compliance with antitrust and similar legislation in the jurisdictions in which we operate.
●	We are subject to a number of laws and regulations relating to privacy, security and data protection, and failure to comply could lead to fines and/or litigation.
●	Failure to comply with applicable occupational health and safety laws and regulations may have a material adverse effect on our business.

Risks Related to the New Notes and the Exchange Offers

●	You may not be able to sell your Original Notes if you do not exchange them for New Notes in the exchange offers.
●	Holders of the Original Notes who do not tender their Original Notes will generally have no further registration rights under the registration rights agreements.
●	The market for the Original Notes may be significantly limited after the exchange offers, and you may be unable to sell your Original Notes after the exchange offers.
●	If you fail to follow the exchange offer procedures, your Original Notes may not be accepted for exchange and will continue to be subject to their existing transfer restrictions and you may be unable to sell them.
●	Some holders who participate in the exchange offers must deliver a prospectus in connection with any resales of their New Notes.
●	An amount equal to the proceeds of the offerings of the SKT Notes and the SWF Notes may ultimately not be fully dispersed towards Eligible Green Projects and the use of proceeds of the offerings or the Eligible Green Projects may not be suitable for the investment criteria of an investor seeking exposure to green assets.
●	The Issuers may be unable to repurchase the New Notes as required upon a Change of Control Repurchase Event.
●	The New Notes will mature after a significant portion of our other indebtedness.
●	You may face foreign exchange risks by investing in the New Notes.
●	The insolvency laws of Ireland and the Netherlands may not be as favorable to you as U.S. bankruptcy laws or those of another jurisdiction with which you are familiar.
●	Insolvency and examinership laws in Ireland could limit your ability to enforce your rights under the New Notes.
●	The Issuers’ ability to pay principal and interest on the New Notes may be affected by our organizational structure.
●	Enforcing your rights as a noteholder or under the Guarantees across multiple jurisdictions may prove difficult.
●	An active trading market may not develop for the New Notes.
●	You may be unable to serve process on the Issuers and the Non-US Guarantors or their directors and officers in the United States and enforce U.S. judgments based on the New Notes and the Guarantees.

●	The Smurfit Westrock financial statements included in this prospectus may be of limited use in assessing the financial position of the Issuers or the Guarantors that are subsidiaries of Smurfit Westrock.
●	The Unaudited Condensed Pro Forma Combined Financial Information included in this prospectus may not reflect the actual financial condition and results of operations of Smurfit Westrock after the Combination.
●	The New Notes will be structurally subordinated to the liabilities of non-Guarantor subsidiaries.
●	There are circumstances other than repayment or discharge of the Notes under which the Guarantees will be released automatically without your consent or the consent of the Trustee.
●	Corporate benefit, financial assistance, capital maintenance laws and other limitations on the Guarantees may adversely affect the validity and enforceability of the Guarantees of the New Notes.
●	Insolvency laws and other limitations on the Guarantees, including fraudulent conveyance statutes, may adversely affect their validity and enforceability.

Market and Industry Risks

As a leading global manufacturing business, we have been, and may be in the future, materially adversely affected by factors that are beyond our control, such as economic and financial market conditions, geopolitical conflicts and other social and political unrest or change.

Our industry has been, and may be, adversely affected by a number of factors that are beyond our control, including, but not limited to:

●	macroeconomic and business conditions, including deteriorating macroeconomic conditions and related supply and demand dynamics, as well as inflation and deflation;
●	geopolitical conflicts and other social and political unrest or change;
●	sustainability, environmental regulations and trade policies and agreements;
●	conditions in the financial services markets, including counterparty risk, insurance carrier risk, rising interest rates, rising commodity prices, and currency exchange rate fluctuations, which may impact price and demand for our products;
●	financial uncertainties in our major international markets;
●	government deficit reduction and other austerity measures in specific countries or regions, or in the various industries in which we operate; and
●	cyber incidents and related threats to the confidentiality, integrity and availability of data in systems.

The outlook for the global economy in the near- to medium-term remains uncertain and we are unable to predict the timing or rate at which economic conditions in our markets may change and the impact of such changes. For example, if the economic climate were to deteriorate as a result of geopolitical events (such as the Russian war in Ukraine or the conflict in the Middle East) or geopolitical uncertainty, trade tensions (including the implementation of tariffs on U.S. imports by the current U.S. Administration and potential retaliatory tariffs) and/or a pandemic, it could result in an economic slowdown which, if sustained over any significant length of time, could have a material adverse effect on our business, results of operations and financial condition. In addition, changes in trade policies, including renegotiating, or potentially terminating, existing bilateral or multilateral agreements, as well as the imposition of tariffs, could impact demand for our products and the costs associated with operating our business, including certain of our capital investments.

The global economy also continues to experience elevated levels of inflation, and we experienced cost inflation across our business in fiscal 2023 and 2024, albeit at moderating levels since fiscal 2022. Persistent inflation results in higher manufacturing and transportation costs, which we may not be able to recover through higher prices charged to our customers.

We also cannot predict the timing or duration of any downturn in the economy that may occur in the future. In addition, changes to or withdrawals from free trade agreements and the implementation of tariffs, border taxes or other measures that can limit international trade may have a negative impact on manufacturing and production levels of businesses and customers in the markets in which we operate, which may in turn decrease demand for our products.

Unanticipated events such as global conflicts, public health crises, extraordinary weather events, labor disputes or strikes, and cyber incidents may cause instability in global financial and foreign exchange markets. This instability could lead to volatility in the value of our operating and functional currencies and hinder the availability of financing from our current lenders.

Our results of operations, cash flows and financial condition, and the value of our New Notes could be further adversely affected, perhaps materially, by any of these matters.

We may be adversely affected by uncertainty, downturns, actions taken by competitors (such as the addition of new capacity) or other changes in the paper and packaging industry; in addition, the cyclical nature of the paper and packaging industry could result in overcapacity and depress prices for our products.

We are highly dependent on the market dynamics of the paper and packaging industry. We could therefore be materially adversely affected by negative developments, uncertainty, downturns and changes in the paper and packaging industry as a whole or in part, as well as by the addition of new capacity by our competitors. A lack of investor confidence in the paper and packaging industry could also have a negative impact on our financial performance.

Our operating results are impacted by the paper and packaging industry’s historical cyclical investment pattern. This cyclicality arises, in part, from the capital intensity of facilities such as paper mills (which generally continue production as long as paper prices are sufficient to cover their marginal costs), the lead time between the planning and completion of a new mill and the fact that new additions of containerboard and paperboard capacity tend to be large relative to the overall demand for the product. In addition, there is the potential to convert certain other paper machines into containerboard machines, which may contribute to overcapacity.

Consequently, the industry has from time-to-time experienced periods of substantial overcapacity and there can be no assurance that this will not reoccur.

In the absence of sufficient economic growth to generate increased demand or the closure of facilities (either temporarily or permanently) to mitigate the effect, new capacity can cause a period of regional overcapacity which may lead to downward pricing pressure.

These adverse effects could be further exacerbated if producers in other regions (particularly China) experience overcapacity within their own local and regional markets and seek to increase their levels of exports into those markets within which we operate and do so at lower pricing levels. The effect of such activity would be to depress prices for our products and could materially adversely affect our selling prices and profitability.

In addition, many of our customer contracts include price adjustment provisions based upon published indices (including those published by Pulp and Paper Week (“PPW”)) for our products that contribute to the setting of selling prices for some of our products. Such publications are limited surveys that may not accurately reflect changes in market conditions for our products. Changes in how these indices are determined or maintained, or other indices are established or maintained, could adversely impact the selling prices for these products. If published containerboard and paperboard index prices decline in a period, such changes will result in lower prices, and likely lower profitability, for certain of our products, which could have an adverse effect on our results of operations, cash flows and financial condition.

Our earnings are highly dependent on demand.

Because our operations generally have high fixed operating costs, and pricing movements can be triggered, at times, by imbalances between supply and demand, our earnings are highly dependent on demand, which tends to fluctuate due to macroeconomic conditions, dynamics in the markets we serve, and due to company- and customer-specific issues. For example, through 2023 and 2024, we experienced lower demand due to factors such as, but not limited to, uncertainty caused by challenging geopolitical and macroeconomic conditions, certain customer inventory rebalancing and shifting consumer spending. These and other fluctuations when they occur can lead to significant variability in our sales, results of operations and cash flow, making it difficult to predict our financial results with certainty.

The extent of the impact of public health crises, including a pandemic, or related containment measures and government responses, are highly uncertain and cannot be predicted, including as it relates to demand and volume for our products and could therefore adversely affect our operational and financial performance.

Price fluctuations in, or shortages in the availability of, energy, transportation and raw materials could adversely affect our business.

Our margins are affected by the prices that we are able to charge for our products and the costs of the raw materials we require to make these products. Our primary raw materials are recovered fiber, particularly old corrugated containers (“OCC”), and wood fiber. The prices for these raw materials tend to be volatile, and price fluctuations affect our margins.

OCC and wood fiber are used in the manufacture of our paper-based packaging products and are purchased in increasingly competitive, price-sensitive markets. OCC prices are based on market prices that have historically exhibited price and demand cyclicality and significant price volatility over short periods and may do so again in the future. In particular, the price of OCC depends on a variety of factors over which we have no control, including demand from outside our countries of operation, environmental and conservation regulations, natural disasters and weather. Despite owning our own recycling depots to independently source some of our OCC supplies, from a price perspective, OCC prices are linked to official reference prices and are therefore based on market prices. Historically, these market prices have exhibited significant price volatility.

Prices of wood fiber are also impacted by many of these factors. A decrease in the supply of such raw materials has caused, and any such decrease in the future can be expected to cause, higher costs. In addition, the increase in demand for products manufactured, in whole or in part, from OCC has in the past caused an occasional supply or demand imbalance in the market for OCC. It may also cause a significant increase in the cost of wood fiber used in the manufacture of recycled containerboard and related products. Asian purchasers have been in the OCC market for a number of years and have become material purchasers in the sector due to significant ongoing expansion of their recycled containerboard mills capacity. The effect of this has been to create volatility with respect to the price of OCC. Our raw material costs are likely to continue to fluctuate based upon supply and demand characteristics.

In response to growing pressure from increased environmental awareness and the need to comply with greenhouse gas emission targets, a number of northern European governments have sought to encourage the use of wood for energy generation purposes through the use of subsidies. These policies create a new source of demand for wood. This has the effect of increasing the price of wood fiber and consequently the cost of our raw materials for the production of kraftliner. If this trend continues or grows, this could lead to further raw material price increases and could have a material adverse effect on our margins.

Many of our customer contracts contain price adjustment clauses either allowing us to pass increased costs on to our customers or adjust prices based on an index or other mechanism. However, not all of our agreements contain these clauses and these clauses may not in all cases be effective to fully offset our increased costs. Where we are able to raise prices there is generally a three- to six-month lag between the time our raw material prices increase and the time we realize increased pricing from our customers.

Certain of the Company’s paper mills are subject to regulation under regulatory programs that mandate reductions in greenhouse gas emissions, including the EU Emissions Trading Scheme, Quebec’s Regulation respecting a cap-and-trade system for greenhouse gas emission allowances, and, in the United States, the Washington Climate Commitment Act, whereby covered businesses are issued emissions allowances based on an annual limit or “cap” on greenhouse gas emissions and are required to have a sufficient number of allowances to cover their annual greenhouse gas emissions. If a business’ greenhouse gas emissions exceed its available allowances, it may be required to make capital investments or other expenditures to reduce emissions, or it may be required to buy additional allowances on the market, at government auctions, or from other program participants. Failure to have a sufficient number of allowances available may subject a business to penalties. As part of an energy-intensive, trade-exposed sector, the Company’s paper mills that are subject to existing cap-and-trade regulations are entitled to receive a certain number of greenhouse gas emission allowances at no cost to ease the energy transition. To date, the number of no-cost allowances granted to our mills has been sufficient to cover our compliance obligations; however, there is a risk that in the future we will not have enough free allowances to meet our compliance requirements. If we are required to make investments to reduce our greenhouse gas emissions, such as switching fuels to lower carbon alternatives, or purchase allowances, these costs may not be recoverable through higher prices for our products and could negatively affect our operations, financial condition and cash flows. Failure to meet our greenhouse gas obligations could result in fines, penalties and potential damage to our business reputation. We also face risks that more of the Company facilities could become subject to cap-and-trade programs or similar greenhouse gas reduction mandates in the future and that these programs or mandates could significantly increase our energy and other input costs in these jurisdictions. Our production processes are energy intensive. If energy prices increase in the future, this would increase our production costs, which could consequently have a material adverse effect on our profitability.

We distribute our products primarily by truck, rail and sea. The reduced availability of trucks, rail cars or cargo ships, including as a result of labor shortages in the transportation industry, could adversely impact our ability to distribute our products in a timely or cost-effective manner. Higher transportation costs could make our products less competitive compared to similar or alternative products offered by competitors.

The failure to obtain raw materials, energy or transportation services at reasonable market prices (or the failure to pass on price increases to customers) or a reduction in the availability of raw materials, energy or transportation services due to increased demand, significant changes in climate or weather conditions or other factors could have a material adverse effect on our business, results of operations and financial condition.

We are exposed to significant competition in the paper and packaging industry, and if we are unable to compete effectively, our results of operations, cash flows and financial condition, could be adversely affected.

We operate in a highly competitive and fragmented industry. The paper and packaging industry is characterized by a high level of price competition, as well as other competitive factors including innovation, design, quality and service. To the extent that any of our competitors are more successful with respect to any key competitive factor, our business, results of operations and financial condition could be materially adversely affected. Pricing pressure could arise from, among other things, limited demand growth in the market in question, price reductions by competitors, growth in supply from existing competitors, entry of new competitors into the markets in which we operate, the ability of competitors to capitalize on their economies of scale and create excess product supply, the ability of competitors to operate or successfully relocate or open production facilities in countries where production costs are lower than those in which we operate and the introduction by our competitors of new products, technologies and equipment, including the use of artificial intelligence and machine learning solutions.

Our products also compete, to some extent, with various other packaging materials, including products made of plastics, wood and various types of metal. Customer shifts away from paper packaging to packaging made from other materials could adversely affect our results of operations, cash flows and financial condition.

Operating Risks

We may experience business disruptions that adversely affect our operations.

We depend on continuous operation of our facilities. The operations at our facilities have in the past and may in the future be interrupted or impaired by various operating risks, including, but not limited to, risks associated with:

●	catastrophic events, such as fires, floods, earthquakes, explosions, natural disasters, severe weather, including hurricanes, tornadoes and droughts, and pandemics, such as COVID-19, or other health crises or similar occurrences;
●	interruptions in the delivery of raw materials or other manufacturing inputs;
●	failure of third-party service providers and/or business partners to fulfill their commitments and responsibilities in a timely manner and in accordance with agreed upon terms;
●	government regulations;
●	prolonged power failures;

●	unscheduled maintenance outages, including due to equipment breakdowns or failures;
●	information system disruptions or failures due to any number of causes, including cyber incidents;
●	violations of our permit requirements, revocation of permits, or permit modifications that impose additional or more stringent obligations;
●	releases of pollutants and hazardous substances to the environment;
●	disruptions in transportation infrastructure, including roads, bridges, railroad tracks and tunnels;
●	shortages of equipment or spare parts; and
●	labor disputes, strikes and shortages.

Business disruptions have impaired, and may in the future impair, our production capabilities and adversely affect our results of operations, cash flows and financial condition. For example, operations at several of our facilities located in the south and southeastern U.S. have been interrupted in recent years by hurricanes and severe winter weather, resulting in, among other things, lost mill production. In addition, the impact of any future public health crises, including a pandemic, or other business disruptions, on our operational and financial performance in future periods will depend on future developments, which are highly uncertain and cannot be predicted. Our production capabilities may be disrupted if we are unable to secure sufficient supplies of raw materials or if significant portions of our workforce are unable to work effectively as a result of a business disruption. We have contingency plans and insurance coverage, subject to applicable deductibles or retentions, policy limits and other conditions, that we use to seek to mitigate the impact of business disruptions; however, we may not be successful with respect to those mitigation efforts or any claim regarding insurance coverage and, if we are successful, any amounts paid pursuant to the insurance may not be sufficient to cover all our costs and expenses.

Smurfit Westrock has 62 paper mills. If operations at any of these key mills were interrupted for any significant length of time, it could have a material adverse effect on our business, results of operations and financial condition.

We may fail to anticipate trends and develop or integrate new technologies that would enable us to offer products that respond to changing customer preferences or to protect intellectual property related to our products and technologies.

Our success depends, in part, on our ability to offer differentiated solutions, and we must continually develop and introduce new products and services to keep pace with technological and regulatory developments and changing customer preferences. The services and products that we offer customers may not meet their needs as their business models evolve. Also, our customers may decide to decrease their use of our products, use alternative materials for their product packaging or forego the packaging of certain products entirely. Regulatory developments can also significantly alter the market for our products. For example, a move to electronic distribution of disclaimers and other paperless regimes could adversely impact our healthcare inserts and labels businesses. Similarly, certain states and local governments have adopted laws banning single-use paper bags or charging businesses or customers fees to use paper bags. These and similar developments could adversely impact demand for certain of our products.

Customer preferences for products and packaging formats are constantly changing based on, among other factors, lifestyle changes, buying habits, cost, convenience, and health and sustainability concerns and perceptions. Also, there is an increasing focus among consumers to ensure that products delivered through e-commerce are packaged efficiently. In addition, customers are increasingly interested in the carbon footprint of our products, and future packaging developments and trends may drive further substitution. Our results of operations, cash flows and financial condition, could be adversely affected if we fail to anticipate and address these and other trends, including by developing and offering products that respond to changing customer preferences, or if there is any significant substitution away from paper-based packaging products.

In addition, creating or adopting new or complementary technologies and subsequently integrating them may be costly and difficult. We have been involved in trialing new and evolving technology, but doing so may require significant investments of capital, and such innovations are subject to long lead times and failure. Trialing such technology can take an extended period of time, with little to no returns in the short or medium terms. Any such risks could have a material adverse effect on our business, results of operations and financial condition.

Our success also depends, in part, upon our ability to obtain and maintain protection for certain proprietary packaging products and packaging machine technologies used to produce our products. Failure to protect our existing intellectual property may result in the loss of valuable legal rights. Our competitors may obtain intellectual property rights that could require us to license those rights or to modify or cease the use or sale of certain of our technologies or products. Our patents could be invalidated, rendered unenforceable, circumvented, challenged or licensed to others, and our pending or future patent applications may not be issued with the scope of the claims we seek, if at all. Further, other companies may develop technologies that are similar or superior to our technologies, duplicate our technologies or design around our patents, and steps we take to protect our technologies may not prevent misappropriation of those technologies.

Our capital expenditures may not achieve the desired outcomes or may be completed at a higher cost than anticipated.

We operate in a capital-intensive industry and undertake expansion projects to either support growth in our business or improve the breadth and quality of our product offerings, including investments in both mill and converting operations. Many of our capital projects are complex, costly and/or implemented over an extended period of time. Our expenditures for capital projects could be higher than anticipated, we may experience unanticipated business disruptions or delays in completing the projects and/or we may not achieve the desired benefits from those projects, including as a result of a deterioration in macroeconomic conditions or in our business, unavailability of capital equipment or related materials, delays in obtaining permits or other requisite approvals or changes in laws and regulations. In addition, disputes between us and contractors who are involved with implementing capital projects could lead to time-consuming and costly litigation. Any of these circumstances could adversely affect our results of operations, cash flows and financial condition.

We are exposed to risks related to international sales and operations.

We operate in many different countries. As of December 31, 2024, we had operations in 40 countries. As a result, we have previously been and remain vulnerable to risks in these countries, including:

●	the imposition of tariffs, quotas, import duties or other market barriers, (including the implementation of tariffs on U.S. imports by the current U.S. Administration and potential retaliatory tariffs), such as restrictions on repatriating cash from foreign countries;
●	responding to disruptions in existing trade agreements or increased trade tensions between countries or political and economic unions;
●	the difficulties of, and costs of complying with, a wide variety of complex and changing laws, treaties and regulations;
●	increased difficulty in the collection of accounts receivable, including longer collection periods;
●	inconsistent regulations and unexpected changes in legislation or regulatory requirements and increased difficulty and expense in hiring and dismissing employees;
●	the imposition of quotas relating to the composition of the employee base or the local sourcing of raw materials or other similar quotas;
●	political, economic and social unrest or instability (such as downturns or changes in economic activity due to, among other things, regional conflicts or commodity inflation), the ongoing hyperinflation in Argentina (which has led us to apply hyperinflationary accounting to our Argentinian operations in recent years), as well as disruptions and government intervention in national economies and social structures, including the threat of terrorism;
●	geopolitical conflict, such as of the war in Ukraine, which led us to sell our Russian operations and take a related impairment charge of $159 million in respect of our Russian operations in the year ended December 31, 2022;
●	work stoppages, transport interruptions and difficulties in managing international operations;
●	government limitations on foreign ownership or takeovers, expropriation of private sector assets or mandated price controls;

●	transfer pricing and adverse tax policies; and
●	adverse currency fluctuations.

We are subject to taxation in the jurisdictions where we operate. We have several ongoing audit examinations and disputes that generally cover multiple years with various tax authorities. We base our tax returns on our interpretation of tax laws and regulations in effect; however, governing tax bodies have in the past and may in the future disagree with certain of our tax positions, which could result in a higher tax liability. See “Note 21. Commitments and Contingencies” of the audited consolidated financial statements of Smurfit Westrock included in this prospectus for discussion of an ongoing tax liability matter in Brazil.

The occurrence of any of the foregoing could have a material adverse effect on our earnings as a result of the related delays or increased costs in the production and delivery of products and services or otherwise disrupt the demand for our products. Any of these circumstances could adversely affect our results of operations, cash flows and financial condition.

We could be exposed to currency exchange rate fluctuation risks.

We have operations in a number of countries. As such, currency movements can have a number of direct and indirect impacts on our financial statements. Direct impacts include the translation of international operations’ local currency financial statements into U.S. dollars and the remeasurement impact associated with non-functional currency financial assets and liabilities. Indirect impacts include the change in competitiveness of imports into, and exports out of, the United States (and the impact on local currency pricing of products that are traded internationally).

In addition, the relative strength or weakness of the U.S. dollar is important for the industry in which we operate because U.S. containerboard and paperboard prices tend to influence the world market. A weak U.S. dollar over a sustained period has the potential to result in lower imports into the United States of goods shipped in corrugated containers and, as a result, lower demand for our containers from LATAM and Europe. A weak U.S. dollar could also result in additional competition in our European and Latin American markets from other U.S. manufacturers that have an incentive to export more products due to increased demand for relatively lower priced U.S. goods. Conversely, our U.S. operations could face additional competition from non-U.S. manufacturers if a strong U.S. dollar was sustained over a long period. A strong U.S. dollar could also have the potential to reduce exports from the United States of goods shipped in corrugated containers and, as a result, lower demand for our containers from the U.S.

We may produce faulty or contaminated products due to failures in quality control measures and systems, which could negatively impact our business.

We may fail to produce products that meet applicable safety and quality standards, which could result in adverse effects on consumer health, litigation exposure, loss of market share and adverse reputational and financial impacts, among other potential consequences, and we may incur substantial costs in taking appropriate corrective action (up to and including recalling products from end consumers and reimbursing customers and/or end consumers for losses that they suffer as a result of these failures). Our failure to meet these standards could lead to regulatory investigations, enforcement actions and/or prosecutions, and could result in adverse publicity, which may damage our reputation. Any of these outcomes could have a material adverse effect on our business, results of operations and financial condition.

We provide representations in certain of our contracts that our products are produced in accordance with customer specifications. If the product contained in packaging manufactured by us is faulty or contaminated, the manufacturer of the product may allege that the packaging we provided caused the fault or contamination, even if the packaging complies with contractual specifications. If our packaging fails to meet contract specifications, we could face liability from our customers and third parties for bodily injury or other damages. These liabilities could adversely affect our operations, cash flows and financial condition.

We are subject to cybersecurity risks that could threaten the confidentiality, integrity and availability of data in our systems, and could result in disruptions to our operations and adversely affect our operations, cash flows and financial condition.

Cybersecurity incidents could compromise our information technology or data and expose us to liability, which would cause our business and reputation to suffer. We rely on various technologies, some of which are managed by third parties, to process, transmit and store electronic information. In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our customers and employees, in our information technology. We also collect and store limited, non-sensitive customer personally identifiable information. The secure processing, maintenance and transmission of this information is critical to our operations. The current cyber threat environment presents enhanced risk for all companies, including those in our industry. The rapid evolution and increased availability of artificial intelligence may intensify cybersecurity risks by making targeted attacks more convincing and cybersecurity incidents more difficult to detect, contain, and mitigate.

Despite our security measures, our information technology, and that of our third-party providers and business partners, is subject to recurring attempts by threat actors to access information, manipulate data or disrupt operations. Information technology that we, third-party providers and business partners use may be vulnerable to cyber-attacks or outages by common hackers, criminal groups, nation-state organizations or social activist organizations (whose efforts may increase as a result of geopolitical events and political and social unrest or instability around the world) due to insider threat, malfeasance or other disruptions, such as cyber-attacks, power outages, telecommunication or utility failures, systems failures, service provider failures, natural disasters or other catastrophic events. The significant increase in remote working and the continued expansion of the integrated supply chain increase the risks of cyber incidents and the improper dissemination of personal or confidential information. Any such breach could compromise our information technology and the information stored there could be accessed, publicly disclosed, lost or stolen, potentially resulting in legal claims or proceedings and regulatory penalties. In addition, any such outage could disrupt or temporarily halt our operations resulting in reduced productivity, staff downtime, and increased insurance premiums, as well as additional costs for attempting to recover lost information, equipment or data, and could damage our reputation, which could have a material adverse effect on our business, results of operations and financial condition.

We may also face challenges and risks during integration of acquired businesses and operations, as we and the acquired businesses and operations may face increased targeted attempts during this busy period. While we maintain plans and processes to prevent or mitigate the impact of these events, these events could nonetheless result in disruptions and damage. In addition, as a result of the foregoing, we could experience adverse publicity, loss of sales, the cost of remedial measures, including substantial legal fees, and significant expenditures to reimburse third parties for damages, each of which could adversely impact our results of operations. Any insurance we maintain against the risk of this type of loss may not be sufficient to cover actual losses, may not apply to the circumstances relating to any particular loss, or may become materially more costly over time. As a result, any or all of the above events could adversely affect our operations, cash flows and financial condition.

We may be adversely impacted by work stoppages and other labor relations matters.

There are different labor unions represented across our sites and a majority of our employees are covered by a collective labor agreement as a result of either local or national negotiations in the countries concerned. Labor disputes or other problems, such as work stoppages, or failure to successfully renegotiate the terms of any of the collective labor agreements, could lead to a substantial interruption to our business.

In addition, our business relies on vendors, suppliers and other third parties that have union employees. Any of the matters described above, including work stoppages or other labor relations matters affecting us or these vendors, suppliers and other third parties, as well as future developments in relation to our business or otherwise that adversely affect relations between us and our employees, could adversely affect our results of operations, cash flows and financial condition.

We operate in a challenging market for talent and may not be able to attract, motivate and/or retain qualified personnel, including our key personnel.

Our success depends on our ability to attract, motivate and retain employees with the skills necessary to understand and adapt to the continuously developing needs of our customers. The increasing demand for qualified personnel makes it more difficult for us to attract, motivate and retain employees with requisite skill sets, particularly employees with specialized technical and trade experience. Changing demographics and labor work force trends also may result in a loss of knowledge and skills as more tenured and experienced workers retire. If we are unable to attract, motivate and retain qualified personnel, or if we experience excessive turnover, including among hourly workers, we may experience declining sales, manufacturing delays or other inefficiencies, increased recruiting, training and relocation costs and other difficulties, and our results of operations, cash flows and financial condition may be adversely impacted.

The market for both hourly workers and professional workers remained challenging in fiscal 2024, particularly in the U.S. The market and labor environment for hourly workers is increasingly competitive and facing higher levels of labor unrest than has historically been experienced. In certain locations where we operate, the demand for labor continues to exceed the supply of labor, resulting in higher costs. Despite our focused efforts to attract, motivate and retain employees, we continue to focus on the stabilization of attrition rates within our workforce. We also incurred higher operating costs at certain of our facilities in the form of higher levels of overtime pay due to shift requirements and staffing challenges.

In addition, many professional workers desire a fully remote work setting. We offer flexible working arrangements in the majority of instances; however, we may experience higher levels of attrition within our professional workforce if these workers desire more remote work opportunities than we are able to offer. We may also experience higher levels of attrition if employees do not perceive the purpose and impact of their work to be rewarding or their work-life balance to be satisfactory.

We also rely on key executive and management personnel to manage our business efficiently and effectively. The loss of these employees, combined with a challenging market for attracting and retaining employees, could adversely affect our results of operations, cash flows and financial condition. The recent Combination may exacerbate each of these challenges.

We face challenges associated with sustainability matters, including the impact of climate change and its potential impact on areas such as our operations and raw material availability, which could have a significant impact on our reputation, business, results of operations and financial condition.

We have identified multiple ways in which climate change could impact our business operations, including through extreme weather events. Our physical assets and infrastructure, including our manufacturing operations, are subject to risks from volatile and damaging weather events. For example, severe weather, such as hurricanes, tornadoes, other extreme storms, wildfires, and floods, have resulted in and/or could in future periods result in lost production and/or physical damage to our facilities. Unpredictable weather patterns or extended periods of severe weather may also result in supply chain disruptions and increased material costs. In addition, one of our key raw materials is virgin wood fiber, the availability of which is dependent on access to and the maintenance of healthy forests, which could be impacted by adverse weather conditions, including drought, flooding and local restrictions on water usage. Moreover, the ability to harvest the virgin fiber used in our manufacturing operations may be limited, and prices for this raw material may fluctuate, during prolonged periods of heavy rain or drought or during tree disease or insect epidemics or other environmental conditions that may be caused by variations in climate conditions. Other climate-related business risks that we face include risks related to the transition to a lower-carbon economy, such as increased prices for certain fuels, including natural gas; the introduction of a carbon tax or government mandates to reduce greenhouse gas emissions; and more stringent and/or complex environmental and other legal requirements. To the extent that severe weather or other climate-related risks materialize, and we are unprepared for them, we may incur unexpected costs, which could adversely affect our results of operations, cash flows and financial condition.

The paper manufacturing industry in which we operate is energy intensive, and government initiatives, such as the European Union Green Deal, the European Union’s initiative to reach net zero emissions of greenhouse gases by 2050, could increase government regulation of greenhouse gas emissions, putting further limits on our paper manufacturing operations. In addition, efforts aimed at transitioning to a lower carbon economy may result in a transition towards the use of materials that are more suitable for reusable packaging. As such, demand for paper packaging may decline, while demand for alternative packaging types may increase, which could adversely affect our results of operations, cash flows and financial condition.

Increased focus and activism related to sustainability matters may hinder our access to capital, as investors may reconsider their capital investment as a result of their assessment of our sustainability practices. Customers, investors, regulators and other stakeholders are focused on sustainability issues, including those with respect to climate change, circular economy, packaging waste, sustainable supply chain practices, deforestation, biodiversity, land, energy and water use, diversity, equity, inclusion and belonging and other human capital matters. This focus may result in more prescriptive reporting requirements with respect to these topics, an increased expectation that such topics will be voluntarily disclosed by companies such as ours, and increased pressure to make commitments, set targets and take action to meet them. Concern over climate change or the use and composition of packaging materials may also result in new or increased legal and regulatory requirements to reduce or mitigate impacts to the environment. These demands, regulatory requirements, and related perceptions and preferences could cause us to incur additional costs or to make changes to our operations to comply with such, demands, requirements and customer preferences, and a delay in our response (or the failure to respond effectively) may lead to material adverse effects on our business, results of operations and financial condition. See also “We are subject to a growing number of environmental laws and regulations, and the cost of compliance or the failure to comply with, and any liabilities under, current and future laws and regulations may negatively affect our business.” Further, there can be no assurance that environmental activist groups and similar organizations will not mount campaigns against us. On the other hand, our sustainability efforts may not be favored by certain stakeholders, whose priorities and expectations may not align or may be opposed to one another and/or those of the Company, and there can be no assurance that our sustainability efforts will be perceived positively, including the perception that they are not sufficiently robust, or conversely, too costly, or not otherwise in the best interests of the Company and our shareholders, and, as a result, our investor, customer and other stakeholder relationships could be damaged or this could lead to public scrutiny or reputational damage, which could adversely impact our reputation, business and results of operations.

Both legacy Smurfit Kappa and WestRock established and publicly disclosed sustainability targets which are important to many stakeholders, including certain investors and customers. Similarly, Smurfit Westrock may develop and publish new consolidated group targets. We expect to report performance relative to any such targets on an annual basis. Failure to meet any such targets could result in negative publicity and reputational damage and could have a material adverse effect on our business, reputation, results of operations and financial condition. If any such targets or commitments are not achieved on their projected timelines or at all, or if they are perceived negatively, including the perception that they are not sufficiently robust or, conversely, are too costly, this would impact our reputation as well as our relationships with investors, customers and other stakeholders. Moreover, any failure to act responsibly with respect to sustainability issues or to effectively respond to new, or changes in, legal or regulatory requirements concerning environmental or other sustainability matters, or increased operating or manufacturing costs due to increased regulation could have a material adverse effect on our business, reputation, operating results and financial condition. In addition, we may also be adversely impacted as a result of conduct by contractors, customers or suppliers that fail to meet our or our stakeholders’ sustainability standards.

Any of these risks could adversely affect our results of operations, cash flows and financial condition.

Failure by us to successfully implement strategic transformation initiatives, including those relating to information technology infrastructure, could adversely affect our business.

Smurfit Kappa and WestRock have throughout the years undertaken various projects relating to information technology infrastructure. As part of integration initiatives, the Company is reviewing and evaluating its various business systems and the system strategies and alternatives for Smurfit Westrock. The implementation of changes in business systems could represent a significant financial undertaking and may require substantial time and attention of management and key employees. We may not be able to successfully implement these initiatives without delays or may experience unanticipated business disruptions and/or we may not achieve the desired benefits from such changes. Project completion dates may also change. Any of these items, along with any failure to effectively manage data governance risks during implementation of these initiatives, could adversely affect our results of operations, cash flows and financial condition.

If we are unsuccessful in integrating acquisitions or if disposals result in unexpected costs or liabilities, our business could be materially and adversely affected.

We have completed a number of mergers, acquisitions, investments and divestitures in the past, including the recent Combination, and we may seek to acquire, invest in, sell or enter into transactions with additional companies in the future. See also the risks discussed under “Risks Related to the Combination” described below.

We may not be able to identify suitable targets or purchasers or successfully complete suitable transactions in the future, and future completed transactions may not be successful.

These transactions create risks, including, but not limited to, risks associated with:

●	disrupting our ongoing business, including greater than expected costs and management time and effort involved in identifying and completing the transactions and integrating acquisitions;
●	integrating acquired businesses and personnel into our business, including integrating personnel, information technology systems and operations across different cultures and languages, and addressing the operational risks associated with these integration activities as well as the economic, political and regulatory risks associated with specific countries;
●	working with partners or other ownership structures with shared decision-making authority;

●	obtaining and verifying relevant information regarding a business prior to the consummation of the transaction, including the identification and assessment of liabilities, claims or other circumstances that could result in litigation or regulatory risk exposure;
●	obtaining required regulatory approvals and/or financing on favorable terms;
●	retaining key employees, contractual relationships or customers;
●	the potential impairment of assets and goodwill;
●	the additional operating losses and expenses of businesses we acquire or in which we invest;
●	incurring substantial indebtedness to finance an acquisition or investment;
●	incurring unexpected costs or liabilities in the context of a disposal; and
●	implementing controls, procedures and policies in acquired companies.

These transactions may not be successful and may adversely affect our results of operations, cash flows and financial condition. Among the benefits we expect from potential, as well as completed, acquisitions and joint ventures are synergies, cost savings, growth opportunities or access to new markets (or a combination thereof), and in the case of divestitures, the realization of proceeds from the sale of businesses and assets to purchasers that place higher strategic value on these businesses and assets than we do. For acquisitions, our success in realizing these benefits and the timing of realizing them depend on the successful integration of the acquired businesses and operations with our business and operations. Even if we integrate these businesses and operations successfully, we may not realize the full benefits we expected within the anticipated time frame, or at all, and the benefits may be offset by unanticipated costs or delays.

Risks Related to the Combination

We may not realize all of the benefits of the recent Combination or such benefits may take longer than anticipated or may be lower than estimated.

We are targeting annual pre-tax run-rate synergies of $400 million by the end of the first full year following the recently completed Combination between Smurfit Kappa and WestRock, owing to integration benefits, procurement leverage and administrative and overhead rationalization. In addition, we expect to achieve the anticipated benefits and run-rate synergies without adversely affecting current revenues and investments in future growth. Furthermore, as we implement commercial practices and improve our operating efficiency through the Combination, we expect to deliver further improvements in our results. However, if we are not able to successfully combine the businesses of Smurfit Kappa and WestRock in an efficient and effective manner, the anticipated benefits, and run-rate synergies of the Combination may not be realized fully or at all, may take longer to realize or the costs of achieving the benefits and run-rate synergies may be more than expected. Any such risks may result in our operating costs being greater than anticipated and may reduce the net benefits of the Combination. In addition, there may be some negative impacts on our business as a result of the Combination, which could adversely affect our results of operations, cash flows and financial condition.

We may fail to successfully integrate Smurfit Kappa and WestRock, including their individual cultures and philosophies.

Historically, Smurfit Kappa and WestRock operated as independent companies. There can be no assurance that the two businesses will continue to be integrated successfully. It is possible that the integration process could result in the loss of key Smurfit Kappa or WestRock employees, the loss of customers, the disruption of either or both companies’ ongoing businesses, unexpected integration issues, higher than expected integration costs or an overall integration process that takes longer than originally anticipated.

Specifically, the following issues, among others, must be addressed in integrating the operations of Smurfit Kappa and WestRock in order to realize the anticipated benefits of the Combination:

●	combining the businesses of Smurfit Kappa and WestRock and meeting our capital requirements in a manner that permits us to achieve the run-rate synergies expected to result from the Combination, the failure of which would result in the anticipated benefits of the Combination not being realized in the time frame currently anticipated or at all;
●	combining the companies’ operations and corporate functions;
●	integrating and unifying the offerings and services available to customers;
●	identifying and eliminating redundant and underperforming functions and assets;
●	reaching the potential from cross-selling corrugated and consumer-packaging products;
●	harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;
●	maintaining existing agreements with customers and suppliers and avoiding delays in entering into new agreements with prospective customers and suppliers;
●	addressing possible differences in business backgrounds, corporate cultures and management philosophies;
●	consolidating the companies’ administrative and information technology infrastructures;
●	coordinating distribution and marketing efforts;
●	managing the movement of certain positions to different locations;
●	coordinating geographically dispersed organizations; and
●	effecting actions that may be required in connection with obtaining regulatory approvals.

In addition, at times the attention of certain members of our management teams and their resources will be focused on the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt our business, and adversely affect our results of operations, cash flows and financial condition.

We have incurred and will incur significant costs as a result of becoming subject to U.S. regulations and reporting requirements, which will place significant demands on our management team, financial controls and reporting systems, and will require a substantial amount of management time. This may materially adversely affect our operating results.

There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Combination and significant demands will be placed on our managerial, operational and financial personnel and systems. Our future operating results may be affected by the ability of our officers and key employees to manage changing business conditions and to implement, expand and revise our operational and financial controls and reporting systems in response to the Combination. For example, while WestRock prepared its financial statements in accordance with GAAP, Smurfit Kappa has historically prepared its financial statements in accordance with IFRS EU. The revisions required to consolidate the financial reporting system of the combined company and to switch the reporting system from IFRS EU to GAAP has placed demands on our financial controls and reporting systems and may continue to place such demands in the future.

Furthermore, we are required to comply with securities laws and other laws and regulations applicable in the U.S., the U.K. and Ireland. It is expected that the applicable rules and regulations will result in considerable legal and financial compliance costs, and the cost of compliance or the failure to comply with such laws and regulations could adversely affect our results of operations, cash flows and financial condition.

We will be required to comply with the Sarbanes-Oxley Act and may incur significant costs and devote substantial management time towards developing and maintaining adequate internal controls, which may materially adversely affect our operating results in the future.

In addition to complying with securities laws and other laws and regulations applicable in the U.S., the U.K. and Ireland, we are required to comply with the application of the Sarbanes-Oxley Act, as well as revise our internal control systems pursuant to U.S. regulations, all of which is expected to result in considerable legal and financial compliance costs. Our management is responsible for establishing, maintaining and reporting on the Company’s internal controls over financial reporting and disclosure controls and procedures to comply with applicable requirements, including the reporting requirements of the Sarbanes-Oxley Act. These internal controls must be designed by management to achieve the objective of providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes and in accordance with GAAP. We will continue to develop and refine our disclosure controls and procedures and internal control over financial reporting. However, we have not yet assessed our internal controls over financial reporting for the purposes of complying with Section 404 of the Sarbanes-Oxley Act and will only be required to do so beginning with the year ending December 31, 2025. Material weaknesses in our internal control over financial reporting may be discovered in the future. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our accounting firm further identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, we could be subject to lawsuits, sanctions or investigations by regulatory authorities, which would require additional financial and management resources. See also “We have identified a material weakness in our internal control over financial reporting that could, if not remediated, result in material misstatements in our financial statements and cause us to fail to meet our reporting and financial obligations.”

We have identified a material weakness in our internal control over financial reporting that could, if not remediated, result in material misstatements in our financial statements and cause us to fail to meet our reporting and financial obligations.

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures and internal control over financial reporting. Based on that evaluation, we have concluded that our disclosure controls and procedures were not effective as of December 31, 2024, due to a material weakness in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in our internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

This material weakness relates to the Company’s selection and development of control activities intended to mitigate the risks to achieving its objectives and involves processes and controls principally at legacy Smurfit Kappa that were not previously subject to Section 404 of the Sarbanes-Oxley Act. This material weakness resulted in: (i) a lack of formalization of an existing control process for documenting evidence of management review and performance of control procedures, including the level of precision in the execution of controls and procedures to ascertain completeness and accuracy of information produced by the Company, (ii) existing controls related to the preparation and review of manual journal entries not designed to adequately mitigate the associated risks, and (iii) the need to augment general IT controls, specifically as they pertain to (a) logical access controls to ensure appropriate segregation of duties and that adequately restrict access to financial applications, programs, and data to appropriate Company personnel and (b) program change management controls to ensure that information technology program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately. While these deficiencies did not result in a material misstatement of our financial statements, there is a reasonable possibility that these deficiencies could have resulted in a material misstatement of our annual or interim financial statements that would not be prevented or detected on a timely basis.

We have begun the process of designing and implementing remediation measures in respect of this material weakness and to improve our internal control over financial reporting. However, we can give no assurance that the measures we take will remediate the material weakness or that additional material weaknesses will not arise in the future. Any failure to remediate the material weakness, or the development of new material weaknesses in our internal control over financial reporting, could result in material misstatements in our financial statements and cause us to fail to meet our reporting and financial obligations or fail to prevent fraud, which may cause investors to lose confidence in our reported financial information and subject us to potential delisting from the New York Stock Exchange (“NYSE”) and/or the London Stock Exchange (“LSE”), regulatory investigations and civil or criminal sanctions, any or all of which could adversely affect our results of operations, cash flows and financial condition.

Changes in existing financial accounting standards or practices may have a material adverse effect on our business, results of operations and financial condition.

Changes in existing accounting rules or practices, new accounting pronouncements or rules or varying interpretations of current accounting pronouncements could have a material adverse effect on our business, results of operations and financial condition, or the manner in which we conduct our business. Further, such changes could potentially affect our reporting of transactions completed before such changes are effective.

GAAP is subject to interpretation by the Financial Accounting Standards Board, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a material adverse effect on our business, results of operations and financial condition, and could affect the reporting of transactions completed before the announcement of a change.

Financial Risks

Our continued growth depends on our ability to retain existing customers and attract new customers.

The future growth of our business depends on our ability to retain existing customers, attract new customers as well as getting existing customers and new customers to increase their volume commitments. There is no assurance that customers will continue to use our services or that we will be able to continue to attract new volumes at the same rate as we have in the past.

A customer’s use of our services may decrease for a variety of reasons, including a decrease in the customer’s own sales and volumes, the customer’s level of satisfaction with our products and services, the expansion of business to offer new products and services, the effectiveness of our support services, the pricing of our products and services, the pricing, range and quality of competing products or services, the effects of global economic conditions, regulatory limitations, trust, perception and interest in the paper and packaging industry and in our products and services. Furthermore, the complexity and costs associated with switching to a competitor may not be significant enough to prevent a customer from switching packaging providers.

Any failure by us to retain existing customers, attract new customers, and increase revenue from both new and existing customers could have a material adverse effect on our business, results of operations and financial condition. These efforts may require substantial financial expenditures, commitments of resources, developments of processes, and other investments and innovations.

A number of the industries in which our customers operate have experienced consolidation in the past and may continue to do so in the future. Such consolidation may affect our relations with our customers. In the past, when one of our customers has combined with another, we have on occasion lost business and there can be no assurance that this will not occur again in the future. Additionally, the ability of customers to exert pricing pressure on all suppliers, including us, has increased as their industries have consolidated and the customers have become larger. However, our level of customer concentration may increase in the future. Such consolidation could have a material adverse impact on our business, results of operations and financial condition.

Our debt could adversely affect our financial health.

As of December 31, 2024, our total debt was $13.6 billion. Our levels of debt could restrict our operations and make it more difficult for us to satisfy our debt obligations, the implications of which could include but are not limited to:

●	requiring us to dedicate a large portion of our cash flow from operations to service debt and fund repayments on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;
●	increasing our vulnerability to general adverse economic, industry or competitive conditions;
●	limiting our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate;
●	limiting our ability to raise additional debt or equity capital in the future;
●	restricting us from making strategic acquisitions or exploiting business opportunities; and

●	placing us at a competitive disadvantage compared to our competitors that have less debt.

Any of these outcomes may adversely affect our results of operations, cash flows and financial condition. To the extent that we incur additional debt or such other obligations, the risk associated with our debt described above may increase.

In addition, a portion of our debt bears interest at variable rates that are linked to changing market interest rates. Our exposure to rising interest rates subjects us to increased debt service obligations, both with respect to existing floating rate indebtedness and the incurrence of additional fixed or floating indebtedness during periods where such rates are in effect. Although we may hedge a portion of our exposure to variable interest rates by entering into interest rate swaps from time to time, we cannot provide assurances that we will do so in the future. An increase in market interest rates would increase our interest expense on our variable rate debt obligations, which may exacerbate the risks associated with our capital structure and adversely affect our results of operations, cash flows and financial condition. Restrictions imposed by certain of our existing and future indentures and credit facilities limit or may limit our ability to take certain actions.

Adverse credit and financial market events and conditions, as well as credit rating downgrades, could, among other things, impede access to or increase the cost of financing, which could have a material adverse impact on our business, results of operations and financial condition.

We rely on access to the credit and capital markets to finance our operations and refinance existing indebtedness. Any limitations on our access to the credit and capital markets on satisfactory terms, or at all, could limit our liquidity, financial flexibility or cash flows and affect our ability to execute our strategic plans, which could have a material adverse effect on our business, results of operations and financial condition.

Our access to the credit and capital markets is subject to a number of variables, including our results of operations, margins and activity levels, the conditions of the global credit and capital markets, market perceptions of our creditworthiness and the ability and willingness of lenders and investors to provide capital. In recent years, global financial markets have experienced disruptions and general economic conditions have been volatile. During periods of financial market volatility, our access to the credit and capital markets could be impaired, which could adversely affect our results of operations, cash flows and financial condition.

In addition, the costs and availability of financing from the credit and capital markets depends on our credit ratings. Any rating, outlook or watch assigned to such debt securities could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgement, current or future circumstances change relating to the basis of the rating, outlook or watch, such as adverse changes to the Company’s business. Any failure to maintain investment grade credit ratings could adversely affect our future cost of funding, liquidity or access to capital markets, which could adversely affect our results of operations, cash flows and financial condition.

We have a significant amount of goodwill and other intangible assets and a write-down could materially adversely impact our operating results.

As of December 31, 2024, we had goodwill and other intangible assets of $7.9 billion. In accordance with GAAP, we do not amortize goodwill but rather test it annually and as otherwise required for impairment and any such impairments cannot be reversed. Similarly, we review our other intangible assets for impairment when circumstances indicate that the carrying value may not be recoverable. The impairment analysis requires us to analyze a number of factors and make estimates that require significant judgment. In the event that general trading conditions and prospects deteriorate or factors underlying assumed discount rates, such as assumed long-term interest rates, change, the determined recoverable amount of certain other intangible assets and goodwill may fall below carrying value. We have recorded impairments in previous years. Additional impairments may occur in the future, which could adversely affect our results of operations, cash flows and financial condition.

We have a number of pension arrangements that are currently in deficit and may require increased funding due to statutory requirements, and we may also incur additional liability and/or increased funding requirements in connection with our multi-employer pension funds.

We operate a number of pension and other long-term benefit plans throughout the world, devised in accordance with local conditions and practice. Currently, a significant but declining proportion of our employees are members of defined benefit pension arrangements, most of which are now closed to new entrants and future benefit accrual. The deficit of these employee benefit plans was $129 million as of December 31, 2024.

An increase in the value of the liabilities or decrease in the value of pension plan assets may negatively affect our balance sheet and distributable reserves, any of which could have a material adverse effect on our business, results of operations and financial condition. The liabilities will mainly be affected by increases in life expectancy and by changes in long-term yields, which are used to discount the liabilities to present value. The assets will be affected by increases in long-term yields, which will reduce the value of bond investments, and by movements in equity markets. These factors create a considerable degree of volatility in the measurement of any pension scheme’s deficit or surplus.

There is a risk that equity and bond markets will deteriorate if the global economic climate worsens, which could negatively affect the funded status of our post-employment defined benefit arrangements. In addition, volatility in our net balance sheet liabilities resulting from the relative change in the value of assets and liabilities may be further enhanced by investment strategies resulting in exposure to various classes of assets.

Existing and potential changes in statutory minimum requirements may also affect the amount and timing of funding to be paid by us. Most funding requirements consider yields on assets such as government bonds or interbank interest rate swap curves, depending on the basis. Although recent statutory easements in the pace of funding on these bases and increases in bond/swap yields have provided some contribution relief to us, we may nonetheless have to pay additional contributions to meet potentially onerous statutory minimum funding requirements in the future, which could have a material adverse effect on our business, results of operations and financial condition.

We submitted formal notification to withdraw from Multi-Employer Pension Plans (“MEPPs”) in the past and have recorded withdrawal liabilities. We may withdraw from other MEPPs in the future. We believe that certain of the MEPPs in which we participate or have participated have material unfunded vested benefits. As of December 31, 2024, we had recorded withdrawal liabilities of $131 million. The impact of increased contributions, future funding obligations or future withdrawal liabilities may adversely affect our results of operations, cash flows and financial condition. See “Note 18. Retirement Plans” of the audited consolidated financial statements of Smurfit Westrock included in this prospectus for additional information.

Legal and Regulatory Risks

We are subject to a wide variety of laws, regulations and other requirements that may change or may impose substantial compliance costs, and non-compliance with such laws and regulations may negatively affect our business.

We are subject to a wide variety of regional, national, provincial, and local laws, regulations and other requirements, including those relating to the environment, product safety, competition, corruption, sanctions, occupational health and safety, labor and employment, data privacy, tax and health care. These laws, regulations and other requirements may change or be applied or interpreted in ways that will require us to modify our equipment and/or operations, subject us to enforcement risk, expose us to reputational harm or require us to incur additional costs, including substantial compliance costs, which may adversely affect our results of operations, cash flows and financial condition.

We operate in multiple countries, and each of these countries may have bribery and anti-corruption laws and regulations, including the U.S. Foreign Corrupt Practices Act, the Sapin II Law in France, the Bribery Act in the United Kingdom and the Criminal Justice (Corruption Offences) Act 2018 in Ireland, some of which are potentially extra-territorial in scope. Our internal control policies and procedures, or those of our vendors, may not adequately protect us from reckless or criminal acts committed or alleged to have been committed by our employees, agents or vendors. Any such non-compliance with bribery and anti-corruption legislation could lead to civil or criminal, monetary and non-monetary penalties and/or could damage reputations.

In addition, the tax laws of Ireland and other jurisdictions in which we operate could change in the future. There may be an enactment of additional, or the revision of existing, state, federal and/or non-U.S. laws, and/or a development of case law, regulations and policy changes in the jurisdictions in which we operate. Any such changes could cause a material change in our effective tax rate.

Moreover, we are subject to regulation by trade sanctions and related legislation, which have become an increasingly prevalent instrument of foreign policy in recent years. Sanctions lists are generated by a wide variety of government agencies in countries where we do business, and the individuals, entities and products on these lists are being modified with increasing frequency in recent years. Due to our scale and footprint, we must monitor existing sanctions closely and exercise caution to avoid trading with any sanctioned country, individual or organization. The penalties for non-compliance with sanctions regimes are severe; offenses for breach of sanctions regimes can be both civil and criminal in nature. We could therefore be adversely affected by sanctions if we fail to closely monitor compliance with sanctions regimes, which could adversely affect our results of operations, cash flows and financial condition.

In addition, future compliance with existing and new laws and requirements has the potential to disrupt our business operations and may require significant expenditures, and our existing reserves for specific matters may not be adequate to cover future costs. In particular, our manufacturing operations consume significant amounts of energy, and we may in the future incur additional or increased capital, operating and other expenditures from changes due to new or increased climate-related and other environmental requirements. We could also incur substantial liabilities, including fines or sanctions, enforcement actions, natural resource damages claims, cleanup and closure costs, and third-party claims for property damage and personal injury under environmental and other laws.

We are subject to a growing number of environmental laws and regulations, and the cost of compliance or the failure to comply with, and any liabilities under, current and future laws and regulations may negatively affect our business.

Environmental compliance requirements are a significant factor affecting our business. Our manufacturing processes involve the use of natural resources, such as virgin wood fiber and fresh water, discharges to water, air emissions and waste handling and disposal activities. These processes are subject to numerous regional, national and local environmental laws and regulations, as well as the requirements of environmental permits and similar authorizations issued by various government authorities. Complex and lengthy processes may be required to obtain and renew approvals, permits, and licenses for new, existing or modified facilities. Additionally, the use and handling of various chemicals or hazardous materials require release prevention plans and emergency protocols. We have incurred, and expect that we will continue to incur, significant capital, operating and other expenditures complying with applicable environmental laws and regulations. Changes in environmental laws, as well as litigation relating to these laws, could result in more stringent or additional environmental compliance obligations for the Company that may require additional capital investments or increase our operating costs.

We are involved in various administrative and other proceedings relating to environmental matters that arise in the normal course of business, and we may become involved in similar matters in the future. Although the ultimate outcome of these proceedings cannot be predicted and we cannot at this time estimate any reasonably possible losses based on available information, we do not believe that the currently expected outcome of any environmental proceedings and claims that are pending or threatened against us will have a material adverse effect on our results of operations, financial condition or cash flows.

We also may incur significant expenditures in connection with the required remediation of environmental conditions at both currently owned and formerly owned facilities, as well as in connection with various sites owned or operated by third parties. While we believe that we can assert claims for indemnification of remediation expenses pursuant to rights we have under certain agreements in respect of certain remediation sites and we have insurance coverage, subject to applicable deductibles or retentions, policy limits and other conditions, for certain environmental matters, we may not be successful with respect to any claim regarding these insurance or indemnification rights and, if we are successful, any amounts paid pursuant to the insurance or indemnification rights may not be sufficient to cover all our costs and expenses. We also cannot predict whether we will be required to perform remediation projects at other locations, and it is possible that our remediation requirements and costs could increase materially in the future and exceed current reserves. In addition, we cannot currently determine the impact that future changes in cleanup standards or regional, national, local or other environmental laws, regulations or enforcement practices will have on our results of operations, financial condition or cash flows. Any of these circumstances could adversely affect our results of operations, cash flows and financial condition.

Changes to trade policy, including tariff and customs regulations, or failure to comply with such regulations may have an adverse effect on our reputation, business, financial condition and results of operations.

Changes or proposed changes in U.S. or other countries’ trade policies may result in restrictions and economic disincentives on international trade. Tariffs, economic sanctions and other changes in U.S. trade policy have in the past and could in the future trigger retaliatory actions by affected countries, and certain foreign governments have instituted or are considering imposing retaliatory measures on certain U.S. goods. Further, any emerging protectionist or nationalist trends (whether regulatory- or consumer-driven) either in the U.S. or in other countries could affect the trade environment. We, like many other multinational corporations, conduct a significant amount of business that would be impacted by changes to the trade policies of the U.S. and other countries (including governmental action related to tariffs, international trade agreements, or economic sanctions). Such changes have the potential to adversely impact the U.S. economy or certain sectors thereof or the economy of another country in which we conduct operations, our industry and the global demand for our products, and as a result, could have a material adverse effect on our business, financial condition and results of operations.

We are subject to compliance with antitrust and similar legislation in the jurisdictions in which we operate.

We are subject to legislation in many of the jurisdictions in which we operate relating to unfair competitive practices and similar behavior. From time to time, we have been subject to allegations of such practices and regulatory investigations or proceedings with respect thereto. Such allegations, investigations or proceedings (irrespective of merit) may require us to devote significant management resources to defending ourselves. In the event that such allegations are proven, we may be subject to fines, damages awards and other expenses, and our reputation may be harmed, which could have a material adverse effect on our business, results of operations and financial condition. See “Note 21. Commitments and Contingencies” of the audited consolidated financial statements of Smurfit Westrock included in this prospectus for additional information.

We are subject to a number of laws and regulations relating to privacy, security and data protection, and failure to comply with such laws and regulations could adversely affect our business and our financial condition or lead to fines and/or litigation.

We are subject to a number of laws and regulations relating to privacy, security and data protection, including the General Data Protection Regulation (EU 2016/679) (“GDPR”) and new and evolving privacy laws in the United States, Europe, Latin America, and elsewhere. These laws and regulations have created new individual privacy rights, imposed increased obligations on companies handling personal data, and increased potential exposure to fines and penalties as a result of breaches of such privacy, security or data protection laws. Additionally, new laws or regulations governing privacy, security and data protection may be introduced which apply to us in any of the jurisdictions in which we operate. The nature and extent of any such new and/or amended laws or regulations, and the impact they may have on us, cannot be predicted.

We rely on third-party service providers and our own employees and systems to collect and process personal data and to maintain our databases, and as a result, we are exposed to the risk that such data could be wrongfully appropriated, lost or disclosed, or damaged or processed in breach of such privacy, security or data protection laws. These events could result in disruptions and damage, or the misappropriation of sensitive data, and depending on their nature and scope, could lead to the compromise of confidential information, improper use of our systems and networks, manipulation and destruction of data, defective products, production downtimes, operational disruptions and exposure to liability. Such disruptions or misappropriations and the resulting repercussions, including reputational damage and legal claims or proceedings, may have a material adverse effect on our business, results of operations, cash flows and financial condition. See also “We are subject to cybersecurity risks that could threaten the confidentiality, integrity and availability of data in our systems, and could result in disruptions to our operations and adversely affect our operations, cash flows and financial condition.”

While we endeavor to comply with all applicable laws and regulations relating to privacy, security and data protection, it is possible that such requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other laws or our practices. That concern is particularly relevant for the GDPR, as different EU member state regulators may differ as to their interpretation of the GDPR and the approach they may take to breaches, enforcement, complaints or the exercise of rights to access personal data by individuals. Any perceived or actual failure by us to protect confidential data, personal data, any material non-compliance with privacy, security or data protection laws or regulations or any general IT system failure may harm our reputation and credibility, adversely affect our revenues, reduce our ability to attract or retain customers, result in litigation or other actions being brought against us and the imposition of significant fines and, as a result, could have a material adverse effect on our business, results of operations and financial condition.

Failure to comply with applicable occupational health and safety laws and regulations or maintain good health and safety and employee well-being practices in our facilities may have a material adverse effect on our business.

We are subject to a broad range of regional, national, provincial and local laws and regulations relating to occupational health and safety, and our safety program includes measures required for compliance. We have incurred, and will continue to incur, operating costs and capital expenditures to meet our health and safety obligations, as well as to continually improve our safety systems.

In addition, our business involves the use of heavy equipment, machinery and chemicals and requires the performance of activities that create safety exposures, including the performance of relatively difficult and specialized tasks. Safeguarding the health, safety and overall wellbeing of our colleagues is a top concern, critical to attracting and retaining the best talent, and plays a pivotal role in realizing our business and sustainability objectives. We implement our health and safety requirements through a safety management system that includes best practice sharing and operational learning. We seek to reduce exposures and eliminate serious injuries and fatalities through engagement, execution of targeted risk reduction measures, and implementation of systems that promote continuous improvement. Despite such efforts, a serious incident affecting the health and safety of any of our employees could occur and disrupt our operations. There is also a risk of significant fines and penalties or litigation if a health and safety incident occurs. Furthermore, disruption of operations caused by a major incident could have a material adverse effect on our customer relationships, business, results of operations and financial condition. Additionally, portions of our operations are in areas with ongoing political or geopolitical uncertainty which could pose security risks to our employees or operations. See also “As a leading global manufacturing business, we have been, and may be in the future, adversely affected by factors that are beyond our control, such as economic and financial market conditions, geopolitical conflicts and other social and political unrest or change” and “We are exposed to risks related to our international sales and operations.”

Risks Related to the New Notes and the Exchange Offers

You may not be able to sell your Original Notes if you do not exchange them for New Notes in the exchange offers.

If you do not exchange your Original Notes for New Notes in the exchange offers, your Original Notes will continue to be subject to the restrictions on transfer as stated in the SKT Indenture or the SWF Indenture, as applicable, and the legend on the Original Notes. In general, you may not offer, resell or otherwise transfer the Original Notes in the United States unless they are:

●	registered under the Securities Act;
●	offered or sold under an exemption from the registration requirements of the Securities Act and applicable state securities laws; or
●	offered or sold in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws.

We do not currently anticipate that we will register the Original Notes that are not exchanged in the exchange offers under the Securities Act or any state securities laws.

Holders of the Original Notes who do not tender their Original Notes will generally have no further registration rights under the registration rights agreements.

Once the exchange offers are consummated, holders who do not tender their Original Notes will not, except in limited circumstances, have any further registration rights under the registration rights agreements. We do not intend to file a shelf registration statement covering resales of the Original Notes unless we are required to do so under the registration rights agreements. We are required to file such a registration statement in only specific, limited circumstances which may not apply to you or your Original Notes. If you are eligible to participate in the exchange offers, you should not decline to do so based on the assumption that a shelf registration statement will be on file and effective when you intend to resell your Original Notes.

The market for the Original Notes may be significantly limited after the exchange offers, and you may be unable to sell your Original Notes after the exchange offers.

If a substantial amount of the Original Notes is tendered and accepted for exchange in the exchange offers, the trading market for the Original Notes that remain outstanding may be significantly limited. As a result, the liquidity of the Original Notes not tendered for exchange could be adversely affected. The extent of the market for the Original Notes and the availability of price quotations for the Original Notes will depend upon a number of factors, including the number of holders and the amount of Original Notes remaining outstanding and the interest of securities firms in maintaining a market in the Original Notes. If a substantially smaller amount of Original Notes remains outstanding after the exchange offers, the trading price for such remaining Original Notes may decline and become more volatile.

If you fail to follow the exchange offer procedures, your Original Notes may not be accepted for exchange, and if your Original Notes are not accepted for exchange, they will continue to be subject to their existing transfer restrictions and you may be unable to sell them.

We are not required to accept your Original Notes for exchange if you do not comply with all of the exchange offer procedures. We are required to issue New Notes in the exchange offers only upon satisfaction of the procedures described under “The Exchange

Offers – Procedures for Tendering Original Notes.” Therefore, if you wish to tender your Original Notes, please carefully review the exchange offer procedures and allow sufficient time to ensure timely satisfaction of all such procedures. If we do not receive all required documentation at or prior to the expiration time, or if there are defects or irregularities with respect to your tender of Original Notes for exchange, we may not accept your Original Notes for exchange. Neither we nor the Exchange Agent are obligated to extend the expiration time or notify you of any defects or irregularities with respect to your tender of Original Notes for exchange. We have the right to waive any defects or irregularities, but we are not obligated to do so. If we do not accept your Original Notes for exchange, your Original Notes will continue to be subject to their existing transfer restrictions and you may be unable to sell them.

Some holders who participate in the exchange offers must deliver a prospectus in connection with any resales of their New Notes.

Based on interpretations of the staff of the SEC contained in several no-action letters issued to third parties, we believe that the New Notes issued in the exchange offers may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, assuming the truth of certain representations required to be made by you as described under “The Exchange Offers – Procedures for Tendering Original Notes.” If you do not meet these requirements, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased Original Notes for its own account as part of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act whenever it sells any New Notes it receives in the exchange offers.

Because the SEC has not considered our exchange offers in the context of a no-action letter, we cannot assure you that the staff of the SEC would make a similar determination with respect to our exchange offers. If our belief is not accurate and you sell or transfer any New Notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

An amount equal to the proceeds of the offerings of the SKT Notes and the SWF Notes may ultimately not be fully dispersed towards Eligible Green Projects and, in some cases, the use of proceeds of the offerings or the Eligible Green Projects may not be suitable for the investment criteria of an investor seeking exposure to green assets.

We intend to use an amount equal to the proceeds of the offerings of the SKT Notes and the SWF Notes to finance or refinance a portfolio of eligible assets and expenditures, as further described in the Green Finance Framework (as defined below) (“Eligible Green Projects”), in, or substantially in, accordance with the description in “Use of Proceeds” and our Green Finance Framework, which we may, in the future, update in line with developments in the market. Our Green Finance Framework, which is not being incorporated by reference in, nor forms part of, this prospectus, as amended from time to time, sets out certain principles relating to “green” instruments, which, as of the date of this prospectus, are compliant with the 2022 Green Bond Principles and the 2023 Green Loan Principles. There is a risk, however, that any project deemed to be an Eligible Green Project will not be implemented in a timely manner or at an acceptable cost and that, as a result, such proceeds will not be, or will only be partially, disbursed for or towards such Eligible Green Projects. Any such failure will not constitute an event of default under the SKT Notes or the SWF Notes, or give rise to any other claim of a holder of the SKT Notes or the SWF Notes. In addition, the market price of the SKT Notes and the SWF Notes may be impacted by any failure by the Issuers to allocate an amount equal to the proceeds of the offerings to Eligible Green Projects.

Prospective investors should carefully read the information in “Use of Proceeds” and our Green Finance Framework regarding the use of such proceeds to determine for themselves the relevance and sufficiency of such information for the purpose of any investment in the SKT Notes or the SWF Notes, and consult with their counsel or other advisors or undertake any other investigation such investors deem necessary before investing in the SKT Notes or the SWF Notes. In particular, no assurance is given by us that the use of such proceeds for any Eligible Green Projects will satisfy, whether in whole or in part, any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own governing documents or investment portfolio mandates, or any present or future investor expectations with respect to green projects or green financing, in particular with regard to any direct or indirect environmental or green impact of any projects or uses that are the subject of, or related to, any Eligible Green Projects. In addition, adverse environmental, social or other impacts may result from the implementation or conduct of any Eligible Green Project, and any such project may become controversial or subject to criticism or protest by activist groups or other stakeholders, which could adversely affect the return on, value of and market for the SKT Notes and the SWF Notes.

There are currently no clear definitions (legal, regulatory or otherwise) of, nor market consensus as to, what constitutes, a “green” or similarly-labelled project or product, or as to what precise attributes are required for a particular project or product to be defined as “green” or such other equivalent label. Accordingly, an Eligible Green Project may not meet any or all investor expectations regarding such “green” or other equivalently labelled objectives or meet any rating criteria, taxonomies, standards or other independent expectations.

In particular, the Eligible Green Projects may not meet any present or future investor expectations or requirements regarding the “green” label pursuant to Regulation (EU) 2020/852 on the establishment of a framework to facilitate sustainable investment, the so-called “EU Taxonomy.” Each prospective investor should review the factors described in our Green Finance Framework and the relevant information contained in this prospectus and seek advice from their independent financial adviser or other professional adviser regarding its investment in the SKT Notes or the SWF Notes, as well as whether the SKT Notes or the SWF Notes conform with the EU Taxonomy, before deciding to invest.

On November 15, 2024, ISS-Corporate provided an opinion (the “Second Party Opinion”) assessing the alignment of the Green Finance Framework with the 2022 Green Bond Principles and the 2023 Green Loan Principles. Neither the Second Party Opinion nor the Green Finance Framework is incorporated into, or forms part of, this prospectus. We do not make any representation as to (i) the suitability of any opinion or certification of any third party (whether or not solicited by us) or the SKT Notes or the SWF Notes to fulfill any environmental and sustainability criteria, framework or performance metric; (ii) whether the SKT Notes or the SWF Notes will meet current or future investor criteria and expectations with regard to environmental impact and sustainability performance; (iii) whether an amount equivalent to the proceeds of the offerings will be used to finance Eligible Green Projects; or (iv) the characteristics of the Eligible Green Projects, including their environmental and sustainability criteria. The Second Party Opinion may not reflect the potential impact of all risks related to the structure, market, additional risk factors discussed above and other factors that may affect the value of the SKT Notes and the SWF Notes. The Second Party Opinion is not a recommendation to buy, sell or hold securities and is only current as at the date that the Second Party Opinion was initially issued. A withdrawal of the Second Party Opinion may affect the value of the SKT Notes and the SWF Notes and/or may have consequences for certain investors with portfolio mandates to invest in “green” assets.

Application has been made by or on behalf of the Issuers to admit the New SKT Notes and the New SWF Notes to the Official List of Euronext Dublin and for them to trade on the Global Exchange Market and added to the Euronext ESG Bonds platform, however, we cannot assure you that the New SKT Notes and the New SWF Notes will become or will remain listed or admitted to trading. We do not give any representation or assurance that such listing or admission satisfies, whether in whole or in part, any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own governing documents or investment portfolio mandates, or any present or future investor expectations with respect to green projects or green financing, in particular with regard to any direct or indirect environmental or green impact of any projects or uses that are the subject of, or related to, any Eligible Green Projects. Furthermore, the criteria for any such listings or admission to trading may vary from one stock exchange or securities market to another. No representation or assurance is given or made by us that any such listing or admission to trading will be obtained in respect of any of the New SKT Notes or the New SWF Notes or, if obtained, that any such listing or admission to trading will be maintained during the life of the New SKT Notes and the New SWF Notes.

Any failure to apply an amount equal to the proceeds of the offerings for or towards any Eligible Green Projects, the withdrawal of the Second Party Opinion or any similar opinion or certification and/or the New SKT Notes and the New SWF Notes no longer being listed or admitted to trading on any stock exchange or securities market may have a material adverse effect on the value of the New SKT Notes and the New SWF Notes and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for or towards “green” or similarly labelled objectives.

The Issuers may be unable to repurchase the New Notes as required upon a Change of Control Repurchase Event.

If we experience a Change of Control Repurchase Event with respect to the New Notes, the Issuers would be required to make an offer to repurchase all outstanding New SKT Notes or New SWF Notes, as applicable, at 101% of the principal amount thereof plus accrued and unpaid interest, if any, and additional amounts, if any, to, but not including, the date of repurchase. However, the Issuers may be unable to do so because they might not have enough available funds, particularly since a Change of Control Repurchase Event could in certain circumstances cause part or all of our other debt to become due and payable. In addition, restrictions in our then-existing contractual obligations, including the Revolving Facility Agreement, may not allow us to make such required repurchases upon the occurrence of certain events constituting a change of control. See “Description of the New SKT Notes—Repurchase at the

Option of Holders—Change of Control Repurchase Event” and “Description of the New SWF Notes—Repurchase at the Option of Holders—Change of Control Repurchase Event.”

The New Notes will mature after a significant portion of our other indebtedness.

The New 2030 Notes will mature on January 15, 2030, the New 2034 Notes will mature on April 3, 2034, the New 2054 Notes will mature on April 3, 2054 and the New SWF Notes will mature on January 15, 2035. A significant portion of our indebtedness will mature prior to the maturity of the New Notes. Therefore, we will be required to repay a substantial portion of our other creditors before the Issuers are required to repay a portion of the interest due on, and the principal of, the New Notes. The Issuers may not have sufficient cash to repay all amounts owing on the New Notes or their other indebtedness at their respective maturity. There can be no assurance that the Issuers will have the ability to borrow or otherwise raise the amounts necessary to repay such amounts.

You may face foreign exchange risks by investing in the New Notes.

The New Notes will be denominated and payable in U.S. dollars. If you measure your investment returns by reference to a currency other than the U.S. dollar, an investment in the New Notes will entail foreign exchange-related risks due to, among other factors, possible significant changes in the value of the U.S. dollar relative to the currency by reference to which you measure the return on your investments because of economic, political and other factors over which we have no control. Depreciation of the U.S. dollar against the currency by reference to which you measure the return on your investments could cause a decrease in the effective yield of the New Notes below their stated coupon rates and could result in a loss to you when the return on the New Notes is translated into the currency by reference to which you measure the return on your investments. There may be tax consequences for you as a result of any foreign exchange gains resulting from an investment in the New Notes.

The insolvency laws of Ireland and the Netherlands may not be as favorable to you as U.S. bankruptcy laws or those of another jurisdiction with which you are familiar.

Each of the Issuers is incorporated under the laws of Ireland and Smurfit Westrock and certain of its subsidiaries that guarantee the New Notes are incorporated in Ireland or the Netherlands (together, the “Non-US Guarantors”). The insolvency laws of these jurisdictions may not be as favorable to your interests as the laws of the United States or other jurisdictions with which you are familiar. In the event that any one or more of the Issuers, Smurfit Westrock, the other Non-US Guarantors or any other of Smurfit Westrock’s subsidiaries that are not incorporated in the United States experience financial difficulty, it may not be possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings. A brief description of certain aspects of insolvency law in Ireland and the Netherlands is set out under “Limitations on Validity and Enforceability of the Guarantees.”

Insolvency and examinership laws in Ireland could limit your ability to enforce your rights under the New Notes.

Each of the Issuers, Smurfit Westrock and certain of its subsidiaries that guarantee the New Notes has its registered office in Ireland. As a result, there is a rebuttable presumption that each has its “centre of main interests” in Ireland and, consequently, it is likely that any insolvency proceedings applicable to it would be governed by Irish law. Insolvency proceedings governed by Irish law could limit your ability to enforce your rights under the New Notes.

Irish insolvency laws generally provide that in the event of an insolvent winding-up of an Irish company, there are some unsecured claims which are given preference over other unsecured claims (such as claims under the New Notes). The claims which are given preference include, among others, amounts due to the Irish Revenue Commissioners, amounts due to employees and liabilities and costs and expenses (including remuneration) incurred by a liquidator or examiner in connection with a winding-up or during an examinership of an Irish company, and are in some cases subject to limits as to time or amount.

Under Irish insolvency laws, if a company goes into liquidation, a liquidator may apply to the court to have certain transactions unwound if they are deemed unfair preferences or have the effect of perpetrating a fraud on the company, its creditors or its shareholders. In addition, Ireland has a court protection procedure, known as “examinership,” to facilitate the survival of companies in financial difficulties. The procedure, which is comparable to Chapter 11 procedures in the United States, provides ailing companies with a period of protection from their creditors, both secured and unsecured, to facilitate a restructuring of the company. During examinership, the rights of creditors are suspended so that no enforcement action or other legal proceedings can be commenced without the approval of the examiner or the relevant Irish court, as the case may be. Furthermore, the subject company cannot make any payment by way of satisfaction or discharge of the whole or a part of any liability incurred by it before presentation of a petition except in certain strictly defined circumstances, and no proceedings of any sort may be commenced against a guarantor in respect of the debts of the Irish company in examinership.

An examiner is given power, subject to certain limitations, to take whatever steps are necessary to prevent or rectify the effects of any act, omission, course of conduct, decision or contract in relation to a company which, in the examiner’s opinion, is or is likely to be to the detriment of that company, or any interested party. For example, an examiner may repudiate a covenant restricting further borrowing or the creation of security where he or she is of the opinion that the enforcement of the negative pledge would be likely to prejudice the survival of the company as a whole or any part of its undertaking as a going concern.

If either or both of the Issuers or any Non-US Guarantor with a registered office in Ireland is placed in examinership, you may be unable to enforce your rights under the applicable Indenture during the period of the examinership and the Issuer’s and/or the relevant Non-US Guarantors’ respective obligations under the New Notes and the Guarantees may be written down and/or amended.

The Issuers’ ability to pay principal and interest on the New Notes may be affected by our organizational structure. Each of the Issuers is a financing subsidiary of Smurfit Westrock with no material assets other than certain third-party cash assets and/or intercompany balances with other subsidiaries or affiliates of Smurfit Westrock and it relies on the generation of and receipt of income from other members of the Group to meet its payment obligations to you on the New Notes, and such other members might not be able to make such payments in some circumstances.

Each of the Issuers is a financing subsidiary of Smurfit Westrock responsible for certain Treasury operations and has no material assets other than certain third-party cash assets and/or intercompany balances with other subsidiaries or affiliates of Smurfit Westrock. The Issuers’ ability to make payments on the New Notes is dependent directly upon the generation of and receipt of income from other members of the Group, including in the form of repayment of intercompany debt, dividends or other distributions. Unless a subsidiary is a Guarantor, our subsidiaries do not have any obligation to pay amounts due on the New Notes or to make funds available for that purpose. The ability of other members of the Group to make payments to the Issuers will depend upon their cash flows and earnings which, in turn, will be affected by all of the factors discussed in these “Risk Factors.”

As a result, the amounts that the Issuers expect to receive from other members of the Group may not be forthcoming or sufficient to enable the Issuers to service their obligations under the New Notes.

The Guarantors are all holding companies and/or finance and management companies with no material assets other than certain third-party cash assets and equity interests in, and/or intercompany balances with, other subsidiaries or affiliates of Smurfit Westrock and thus are dependent on dividends and other distributions from their subsidiaries.

Enforcing your rights as a noteholder or under the Guarantees across multiple jurisdictions may prove difficult.

The New SKT Notes will be issued by SKT, a public unlimited company that is incorporated under the laws of Ireland, and the New SWF Notes will be issued by SWF, a designated activity company that is incorporated under the laws of Ireland. The New Notes will be guaranteed by Smurfit Westrock and certain of its subsidiaries, a number of which are incorporated under the laws of Ireland or the Netherlands. In the event of a bankruptcy, insolvency or similar event, proceedings could be initiated in the jurisdictions mentioned above. Such multi-jurisdictional proceedings are likely to be complex and costly for creditors and otherwise may result in greater uncertainty and delay regarding the enforcement of your rights. Your rights under the New Notes and the Guarantees will be subject to the insolvency and administrative laws of multiple jurisdictions and there can be no assurance that you will be able to effectively enforce your rights in such complex, multiple bankruptcy, insolvency or similar proceedings.

In addition, the bankruptcy, insolvency, administration, examinership and other laws of the Issuers’ and the Guarantors’ jurisdictions of organization may be materially different from, or in conflict with, each other and those of the United States, including in the areas of rights of creditors, priority of governmental and other creditors, ability to obtain post-petition interest and duration of the proceeding. The application of these laws, or any conflict among them, could call into question whether any particular jurisdiction’s law should apply, adversely affect your ability to enforce your rights under the New Notes and the Guarantees in those jurisdictions or limit any amounts that you may receive. See “Limitations on Validity and Enforceability of the Guarantees.”

The laws of Ireland or the Netherlands may limit the ability of the Guarantors located in such jurisdictions to guarantee debt of a sister or parent (whether direct or indirect) company. See “—Corporate benefit, financial assistance, capital maintenance laws and other limitations on the Guarantees may adversely affect the validity and enforceability of the Guarantees of the New Notes.”

An active trading market may not develop for the New Notes.

The New Notes are new securities for which there is currently no existing market. Although application has been made by or on behalf of the Issuers to admit the New Notes to the Official List of Euronext Dublin and for them to trade on the Global Exchange Market and added to the Euronext ESG Bonds platform, the Issuers cannot assure you that the New Notes will become or will remain listed or admitted to trading. The Issuers cannot assure you as to the liquidity of any market that may develop for the New Notes, the ability of holders of the New Notes to sell them or the price at which the holders of the New Notes may be able to sell them. The liquidity of any market for the New Notes will depend on the number of holders of the New Notes, prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our own financial condition, performance and prospects, as well as recommendations by securities analysts. The Issuers cannot assure you that if a market for the New Notes were to develop, such a market would not be subject to disruptions. As a result, the Issuers cannot assure you that an active trading market for the Notes will develop.

You may be unable to serve process on the Issuers and the Non-US Guarantors or their directors and officers in the United States and enforce U.S. judgments based on the New Notes and the Guarantees.

Each of the Issuers is incorporated under the laws of Ireland, and the Non-US Guarantors are incorporated under the laws of Ireland or the Netherlands. Substantially all the directors and executive officers of the Issuers and the Non-US Guarantors live outside the United States. Substantially all the assets of the Issuers and the Non-US Guarantors, and substantially all the assets of their directors and executive officers, are located outside the United States. As a result, it may not be possible for you to serve process on such persons in the United States or to enforce judgments obtained in U.S. courts against them.

The Smurfit Westrock financial statements included in this prospectus may be of limited use in assessing the financial position of the Issuers or the Guarantors that are subsidiaries of Smurfit Westrock.

We have not presented in this prospectus separate financial statements or information for the Issuers and the Guarantors that are subsidiaries of Smurfit Westrock on a stand-alone basis. The Smurfit Westrock financial statements included in this prospectus present Smurfit Westrock, the ultimate parent of the Issuers, its subsidiaries that guarantee the New Notes and the non-Guarantor subsidiaries on a consolidated basis. As the Issuers, Smurfit Westrock and its subsidiaries that guarantee the New Notes are all holding companies and/or finance and management companies with no material assets other than certain third-party cash assets and equity interests in, and/or intercompany balances with, other subsidiaries or affiliates of Smurfit Westrock, the Smurfit Westrock financial statements may be of limited use in assessing the financial position of the Issuers and the Smurfit Westrock subsidiaries that guarantee the New Notes on a stand-alone basis.

The Unaudited Condensed Pro Forma Combined Financial Information included in this prospectus may not reflect the actual financial condition and results of operations of Smurfit Westrock after the Combination.

This prospectus includes the Unaudited Condensed Pro Forma Combined Financial Information of Smurfit Westrock, which gives effect to the Combination and the Financing (each term as defined in the section entitled “Unaudited Condensed Pro Forma Combined Financial Statements”) and should be read in conjunction with Smurfit Westrock’s historical financial statements and accompanying notes. The Unaudited Condensed Pro Forma Combined Financial Information gives effect to the Financing to fund the payment of the Cash Consideration and certain costs and expenses in connection with the Combination, but does not reflect the issuance of the Original SWF Notes or other indebtedness and the use of proceeds therefrom. The Unaudited Condensed Pro Forma Combined Financial Information is presented for informational purposes only and is not necessarily indicative of what Smurfit Westrock’s actual financial condition or results of operations would have been had the Combination and the Financing been completed on the dates indicated. The Unaudited Condensed Pro Forma Combined Financial Information is based on various adjustments, assumptions and preliminary estimates and may not be an indication of Smurfit Westrock’s financial condition or results of operations. The actual financial condition and results of operations of Smurfit Westrock following the Combination, the issuance of the Original Notes and other indebtedness, the use of proceeds therefrom and completion of the integration of SKG’s and WestRock’s businesses will differ from and may not be consistent with, or evident from, the Unaudited Condensed Pro Forma Combined Financial Information. In addition, the assumptions used in preparing the Unaudited Condensed Pro Forma Combined Financial Information may not be realized, and other factors may affect Smurfit Westrock’s financial condition or results of operations. Accordingly, Smurfit Westrock’s business, results of operations and financial condition may differ significantly from those indicated by the Unaudited Condensed Pro Forma Combined Financial Information. In addition, subsequent to the date of this prospectus, there will be further refinements of the acquisition accounting as additional information becomes available. Accordingly, the final acquisition accounting may differ materially from the Unaudited Condensed Pro Forma Combined Financial Information.

The New Notes will be structurally subordinated to the liabilities of non-Guarantor subsidiaries.

The Guarantors are all holding companies and/or finance and management companies. The subsidiaries of Smurfit Westrock that have material business operations or assets will not guarantee the New Notes. Generally, holders of indebtedness of, and trade creditors of, non-Guarantor subsidiaries, including lenders under bank financing agreements, are entitled to payments of their claims from the assets of such subsidiaries before these assets are made available for distribution to any Guarantor, as direct or indirect shareholders.

Accordingly, in the event that any of the non-Guarantor subsidiaries becomes insolvent, liquidates or otherwise reorganizes:

●	the creditors of the Guarantors (including the holders of the New Notes) will have no right to proceed against such subsidiary’s assets; and
●	creditors of such non-Guarantor subsidiaries, including trade creditors, will generally be entitled to payment in full from the sale or other disposal of the assets of such subsidiary before any Guarantor, as direct or indirect shareholder, will be entitled to receive any distributions from such subsidiary.

There are circumstances other than repayment or discharge of the Notes under which the Guarantees will be released automatically without your consent or the consent of the Trustee.

Under various circumstances, the Guarantees will be released without the consent of Noteholders or the Trustee. See “Description of the New SKT Notes—Guarantees Release” and “Description of the New SWF Notes—Guarantees Release.”

Corporate benefit, financial assistance, capital maintenance laws and other limitations on the Guarantees may adversely affect the validity and enforceability of the Guarantees of the New Notes.

The laws of Ireland or the Netherlands may limit the ability of the Non-US Guarantors to guarantee debt of a related company. These limitations arise under various provisions or principles of corporate law, which include rules governing financial assistance and capital maintenance, under which, among others, the risks associated with a guarantee on account of a direct or indirect parent (or sister) company’s debt need to be reasonable and economically and operationally justified from such guarantor’s perspective, as well as thin capitalization and fraudulent transfer principles. If these limitations are not observed, the Guarantees by the Non-US Guarantors could be subject to legal challenge. In accordance with the applicable laws of these jurisdictions, such Guarantees contain language limiting the amount of debt guaranteed so that applicable local law restrictions will not be violated. Accordingly, if you were to enforce the Guarantee of a Non-US Guarantor in one of these jurisdictions, your claims are likely to be limited. In some cases, where the amount that can be guaranteed is limited by reference to the net assets and legal capital of the relevant Non-US Guarantor or by reference to the outstanding debt owed by the relevant Non-US Guarantor to the applicable Issuer under intercompany loans, that amount might have reached zero or close to zero at the time of any insolvency or enforcement. Further, though we believe that the Guarantees by the Non-US Guarantors will be validly given by such Non-US Guarantors, in accordance with local law restrictions, there can be no assurance that a third-party creditor would not successfully challenge such Guarantees in legal proceedings.

Similarly, the laws of Ireland may prohibit, under certain conditions and unless available exemption procedures were carried out, so-called “financial assistance” such as direct or indirect, and whether by means of a loan, guarantee, the provision of security or otherwise, financial assistance for or in connection with a purchase of or subscription from that company’s shares or shares of its direct or indirect controlling entity. The consequence of a breach of the financial assistance prohibition would be the absolute invalidity or ineffectiveness of the respective transactions. Pursuant to the laws of Ireland, the Guarantees contain language excluding certain types of obligations from the scope of such Guarantees which, in turn, may limit the amount guaranteed or secured thereunder.

In addition, certain of the Non-US Guarantors are also borrowers under our Revolving Facility Agreement, and these limitations would not apply to borrowings under our Revolving Facility Agreement obtained by those Non-US Guarantors. Accordingly, the ability of the lenders under our Revolving Facility Agreement to recover the amount of loans made to those Non-US Guarantors would be superior to the ability of the holders of the New Notes to enforce the Guarantees of such Non-US Guarantors to the extent these limitations apply to those Guarantees. See “Limitations on Validity and Enforceability of the Guarantees.”

Insolvency laws and other limitations on the Guarantees, including fraudulent conveyance statutes, may adversely affect their validity and enforceability.

The Issuers’ obligations under the New Notes will be guaranteed by the Guarantors, many of which are incorporated under the laws of Ireland and the Netherlands. Although laws differ between these jurisdictions, in general, applicable fraudulent transfer and conveyance and equitable principles, insolvency laws and, in the case of the Guarantees of the Non-US Guarantors, limitations on the enforceability of judgments obtained in courts in such jurisdictions could limit the enforceability of such Guarantees against the relevant Non-US Guarantors. The court or an insolvency administrator may also in certain circumstances avoid a Guarantee where a Non-US Guarantor is close to or in the vicinity of insolvency. The following discussion of fraudulent transfer, conveyance and insolvency law, although an overview, describes generally applicable terms and principles, which are defined under the relevant jurisdiction’s fraudulent transfer and insolvency statutes.

In an insolvency proceeding, it is possible that creditors of the Non-US Guarantors or the appointed insolvency administrator may challenge the relevant Guarantees, and intercompany obligations generally, as fraudulent transfers or conveyances or on other grounds. If so, such laws may permit a court, if it makes certain findings, to:

●	avoid or invalidate or declare ineffective all or a portion of such Non-US Guarantor’s obligations under its Guarantee;
●	direct that holders of the New Notes return any amounts paid under a Guarantee to the relevant Non-US Guarantor or to a fund for the benefit of such Non-US Guarantor’s creditors; and
●	take other action that is detrimental to you.

If the Issuers cannot satisfy their obligations under the New Notes and any Guarantee is found to be a fraudulent transfer or conveyance, voidable transaction or an improper transfer of assets or is otherwise set aside, the Issuers cannot assure you that they can ever repay in full any amounts outstanding under the New Notes. In addition, the liability of each Non-US Guarantor under its Guarantee will be limited to the amount that will result in such Guarantee not constituting a fraudulent conveyance, voidable transaction or improper corporate distribution or otherwise being set aside. The amount recoverable from the Non-US Guarantors will also be limited. However, there can be no assurance as to what standard a court would apply in making a determination of the maximum liability. Also, there is a possibility that the entire Guarantee may be set aside, in which case, the entire liability may be extinguished.

In order to initiate any of these actions under fraudulent or improper transfer, voidable transaction or other applicable principles, courts may need to make findings that, at the time the Guarantees were issued, a Non-US Guarantor:

●	issued its Guarantee with the intent or knowledge of hindering, delaying or defrauding current or future creditors or with a desire to prefer some creditors over others, or created such security after its insolvency;
●	was aware of the fact that some creditors were disadvantaged over other creditors by these actions;
●	issued its Guarantee in a situation where a prudent businessman as a shareholder of such Non-US Guarantor would have contributed no equity to such Non-US Guarantor; or
●	received less than reasonably equivalent value for incurring the debt represented by the Guarantee on the basis that the Guarantee was incurred for the Issuer’s benefit, and only indirectly for the Non-US Guarantor’s benefit, or some other basis and (1) was insolvent or rendered insolvent by reason of the issue of the Guarantee, or subsequently became insolvent for other reasons; (2) was engaged, or was about to engage, in a business transaction for which the Non-US Guarantor’s assets were unreasonably small; or (3) intended to incur, or believed it would incur, debts beyond its ability to make required payments as and when they would become due.

However, less stringent requirements may be provided under the laws of certain jurisdictions.

Different jurisdictions evaluate insolvency on various criteria, but a Non-US Guarantor generally may, in different jurisdictions, be considered insolvent at the time it issued a Guarantee if:

●	its liabilities (including its contingent liabilities) exceed the fair market value of its assets;
●	it cannot pay its debts as and when they become due; or
●	the present saleable value of its assets is less than the amount required to pay its total existing debts and liabilities, including contingent and prospective liabilities, as they mature or become absolute.

Although each of the Issuers believes that it is solvent, and will be so after giving effect to the issuance of the New Notes, there can be no assurance which standard a court would apply in determining whether a Non-US Guarantor was “insolvent” as at the date the Guarantees were issued or that, regardless of the method of valuation, a court would not determine that a Non-US Guarantor was insolvent on that date, or that a court would not determine, regardless of whether or not a Non-US Guarantor was insolvent on the date its Guarantee was issued, that payments to holders of the New Notes constituted fraudulent transfers on other grounds.

For an overview of the enforceability issues as they relate to the Guarantees, see “Limitations on Validity and Enforceability of the Guarantees.”

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the New Notes pursuant to the exchange offers. In consideration for issuing the New Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Original Notes. The Original Notes surrendered in exchange for the New Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any change in our capitalization.

We intend to use an amount equivalent to the proceeds of the offering of the SKT Notes and the SWF Notes to finance or refinance a portfolio of Eligible Green Projects in accordance with our Green Finance Framework, which we may, in the future, update in line with developments in the market.

Our Green Finance Framework currently identifies the following as categories of Eligible Green Projects:

(a) Circular economy adapted products, production technologies and processes and/or certified eco- efficient products. These are assets and expenditures associated with the sustainable and responsible production of circular paper-based packaging products through circular processes, including:

(i) reclamation of used fibers;

(ii) recycling of used fibers;

(iii) paper milling; and

(iv) packaging conversion.

(b) Environmentally sustainable management of living natural resources and land use. These are assets and expenditures associated with certified sustainable forests and procurement of responsibly-sourced raw materials (such as wood, pulp, paper and recovered paper). Forests and raw materials certified in accordance with:

(i) Forest Stewardship Council (FSC) standards;

(ii) Sustainable Forestry Initiative (SFI); and

(iii) Program for the Endorsement of Forest Certification (PEFC).

As of the date of this prospectus, we believe that our Green Finance Framework is aligned with the 2022 Green Bond Principles and the 2023 Green Loan Principles. This is confirmed by the Second Party Opinion provided by ISS-Corporate.

For more details, see our Green Finance Framework and Second Party Opinion for further information (each of which is not being incorporated by reference in, nor forms part of, this prospectus).f

UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL INFORMATION

On April 26, 2024, the SEC declared effective the Registration Statement on Form S-4 (file number 333-278185), as amended (as supplemented by the prospectus filed with the SEC on April 26, 2024, the “Registration Statement”), of Smurfit WestRock Limited, formerly known as Cepheidway Limited and re-registered as an Irish public limited company and renamed Smurfit Westrock, to register ordinary shares of $0.001 each in the capital of Smurfit Westrock (the “Smurfit Westrock Shares”) to be issued to the holders of shares of common stock of WestRock, pursuant to a transaction agreement dated as of September 12, 2023 (the “Transaction Agreement”), among Smurfit Westrock, Smurfit Kappa, WestRock and Sun Merger Sub, LLC (“Merger Sub”) pursuant to which (i) Smurfit Westrock acquired Smurfit Kappa by means of a scheme of arrangement under the Companies Act 2014 of Ireland (as amended) (the “Smurfit Kappa Share Exchange” or the “Scheme”) and (ii) Merger Sub merged with and into WestRock, (the “Merger” and, together with the Smurfit Kappa Share Exchange, the “Combination”).

The Combination closed on July 5, 2024 (the “Closing Date”). Pursuant to the Transaction Agreement, each issued ordinary share, par value €0.001 per share, of Smurfit Kappa (a “Smurfit Kappa Share”) was exchanged for one ordinary share, par value $0.001 per share, of Smurfit Westrock (a “Smurfit Westrock Share”). On July 5, 2024, pursuant to a High Court-ordered transfer scheme of arrangement, the Company issued 261,094,836 ordinary shares to the former shareholders of Smurfit Kappa in exchange for their shares in Smurfit Kappa. Also on July 5, 2024 and pursuant to the Transaction Agreement, in exchange for the net assets of WestRock acquired through the Merger, each share of common stock, par value $0.01 per share, of WestRock (the “WestRock Common Stock”) was converted into the right to receive one Smurfit Westrock Share and $5.00 in cash (the “Merger Consideration”) for an aggregate cash consideration of $1,291 million (the “Cash Consideration”) and issuance of 258,228,403 shares to WestRock shareholders.

Upon completion of the Combination, Smurfit Kappa and WestRock each became wholly owned subsidiaries of Smurfit Westrock with Smurfit Kappa shareholders owning approximately 50.3% and WestRock shareholders owning approximately 49.7%. In connection with the Combination, on April 3, 2024, SKT issued the Original SKT Notes. A portion of the proceeds of the Original SKT Notes were used to finance the Cash Consideration, fees, commissions, costs and expenses payable in connection with the Combination. On June 28, 2024, Smurfit Kappa entered into a multicurrency revolving loan facility in an aggregate principal amount of $4,500 million; [the facility remains undrawn]1 (the “New RCF”). On July 5, 2024, Smurfit Kappa cancelled its undrawn €1,350 million revolving credit facility. There were no early termination penalties incurred as a result of the termination of this facility. Also, on July 5, 2024, Smurfit Kappa, in exchange for an intercompany loan with WestRock, funded the prepayment and cancellation of the $750 million delayed draw term loan agreement as held by WestRock at that date (the “Term Loan Repayment” and together with the Original SKT Notes and the New RCF, the “Financing”).

Basis of Pro Forma Presentation

The following unaudited condensed pro forma combined financial information is intended to illustrate the effect of the Combination and the Financing based on the historical consolidated financial statements of Smurfit Westrock, Smurfit Kappa and WestRock if they had been consummated at an earlier time. The unaudited condensed pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

No condensed pro forma balance sheet has been presented as the Combination and the Financing are reflected in the audited historic Smurfit Westrock consolidated balance sheet as of December 31, 2024, included in this prospectus.

The unaudited condensed pro forma combined statement of operations for the year ended December 31, 2024, combines the historical audited consolidated statement of operations of Smurfit Westrock for the year ended December 31, 2024 with the historical unaudited condensed consolidated statement of operations of WestRock for the period from January 1 to July 5, 2024 inclusive. The unaudited consolidated statement of operations of WestRock for the period from January 1 to July 5, 2024 inclusive has been derived by (i) subtracting its historical unaudited consolidated statement of operations for the three months ended December 31, 2023, from its historical unaudited consolidated statement of operations for the nine months ended June 30, 2024, and (ii) adding its results for the period from July 1 to July 5, 2024 inclusive. The results of WestRock subsequent to July 5, 2024 are included in the audited consolidated statement of operations of Smurfit Westrock for the year ended December 31, 2024.

1SWR management to confirm as of the filing date.

The unaudited condensed pro forma combined statement of operations for the year ended December 31, 2024, give pro forma effect to the Combination and the Financing as if they had occurred as of January 1, 2024.

The unaudited condensed pro forma combined financial information including the notes thereto are derived from the historical financial statements of Smurfit Westrock and WestRock and should be read in conjunction with the historical financial statements referenced below, all of which are included in this prospectus:

●	Smurfit Westrock’s audited consolidated financial statements and the notes thereto as of and for the year ended December 31, 2024;
●	WestRock’s unaudited consolidated financial statements and the notes thereto, as of and for the three months ended December 31, 2023; and
●	WestRock’s unaudited consolidated financial statements and the notes thereto, as of and for the three and nine months ended June 30, 2024

The unaudited condensed pro forma combined financial information was prepared using the acquisition method of accounting for the Merger in accordance with ASC 805, Business Combinations (“ASC 805”). In accordance with ASC 805, as Smurfit WestRock had no historical operations other than activities related to its formation and in anticipation of the combination with WestRock and no material assets prior to the Smurfit Kappa Share Exchange, Smurfit Kappa was treated as the accounting acquirer of WestRock. Immediately following the Scheme and prior to the Merger, the ownership of Smurfit Westrock was the same as that of Smurfit Kappa. In accordance with ASC 805, the Smurfit Kappa Share Exchange is not a business combination and did not give rise to any goodwill or change in accounting basis. Following the Combination, Smurfit Westrock is the successor to Smurfit Kappa.

After the completion of the Combination, Smurfit Westrock performed a comprehensive evaluation of the differences between legacy Smurfit Kappa and WestRock accounting policies and classifications to make any necessary adjustments to harmonize the combined company’s accounting policies and financial statement presentation. The pro forma adjustments for the periods prior to the completion of the Combination reflect the resulting adjustments. The pro forma adjustments are based on information currently available as of the date of this prospectus and are subject to change as additional information becomes available and analyses are performed. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used in presenting the unaudited condensed pro forma combined financial information.

The purchase price allocation for the Merger is preliminary and is subject to revision as additional information about the acquisition-date fair value of assets and liabilities becomes available. The Company is still evaluating the fair value of acquired property, plant and equipment, intangible assets and certain income tax related items in addition to ensuring all other assets and liabilities and contingencies have been identified and recorded. The Company has estimated the preliminary fair value of assets acquired and liabilities assumed based on information currently available and will continue to adjust those estimates during the measurement period (a period not to exceed 12 months from the Closing Date). Any changes to the estimates used could affect the allocation of the purchase price, which may affect the value assigned to the tangible or intangible assets, deferred tax assets and liabilities and amount of depreciation and amortization expense and income tax expense/benefit recorded in the unaudited condensed pro forma combined statement of operations. Smurfit Westrock will reflect measurement period adjustments, if any, in the period in which the adjustments occur, and will finalize the accounting for the Merger within the measurement period.

The unaudited condensed pro forma combined financial information does not reflect any anticipated revenue enhancements, cost savings, or operating synergies that Smurfit Westrock may achieve as a result of the Combination, the total expected costs to integrate the operations of WestRock or the total expected costs necessary to achieve such revenue enhancements, cost savings, or operating synergies. Smurfit Westrock has elected not to present management’s adjustments and has only presented transaction accounting adjustments in the following unaudited condensed pro forma combined financial information.

The unaudited condensed pro forma combined financial information is provided for informational purposes only and it does not purport to indicate the financial position or results of operations that would have actually resulted had the Combination and the Financing been completed on the assumed dates or for the periods presented, nor should it be taken as indicative of the future financial position or results of operations of Smurfit Westrock. The unaudited condensed pro forma combined financial information has been prepared and rounded to the nearest million. Due to rounding, numbers presented may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2024

($ in millions, except share and per share data)

	Smurfit Westrock Historical	WestRock Company Historical (Notes 2 and 3)	Reclassification adjustments	(Notes)	Transaction Accounting Adjustments – Purchase Accounting	(Notes)	Transaction Accounting Adjustments – Financing	(Notes)	Pro Forma Combined Smurfit Westrock	(Notes)
Net sales	$21,109	$9,794	$110	4c	$(94)	5a	$—		$30,919
Cost of goods sold	(16,914)	(8,132)	(110)	4c	(119)	5a, 5b	—		(25,275)
Gross profit	4,195	1,662	—		(213)		—		5,644
Selling, general and administrative expenses	(2,793)	—	(1,195)	4a, 4b	87	5c	—		(3,901)
Selling, general and administrative expense excluding intangible amortization	—	(1,033)	1,033	4a	—		—		—
Selling, general and administrative intangible amortization expense	—	(162)	162	4b	—		—		—
Transaction and integration-related expenses associated with the Combination	(395)	—	(166)	4d	—	5d	—		(561)
Restructuring and other costs, net	—	(199)	166	4d	—		—		(33)
Operating profit (loss)	1,007	268	—		(126)		—		1,149
Pension and other postretirement non-service expense, net	(24)	—	(4)	4e	21	5g	—		(7)
Pension and other postretirement non-service cost	—	(4)	4	4e	—		—		—
Interest expense, net	(398)	(215)	—		(7)	5e	(15)	5f	(635)
Loss on sale of RTS and Chattanooga	—	(3)	—		—		—		(3)
Other expense, net	(25)	(32)	—		—		—		(57)
Equity in income of unconsolidated entities	—	7	—		—		—		7
Income (loss) before income taxes	560	21	—		(112)		(15)		454
Income tax (expense) benefit	(241)	(16)	—		14	5h	2	5h	(241)
Net income (loss)	$319	$5	$—		$(98)		$(13)		$213
Less: Net income attributable to non-controlling interests	—	—	—		—		—		—
Net income (loss) attributable to common stockholders	$319	$5	$—		$(98)		$(13)		$213
Basic earnings per share attributable to common stockholders	$0.83								$0.41	5i
Diluted earnings per share attributable to common stockholders	$0.82								$0.41	5i

See the accompanying notes to the unaudited condensed pro forma combined financial information, which are an integral part hereof.

1.Description of the Transaction

On July 5, 2024, pursuant to the Transaction Agreement between Smurfit Kappa, WestRock, Smurfit Westrock, and Merger Sub: (i) Smurfit Westrock acquired Smurfit Kappa by means of a scheme of arrangement (the “Scheme”) under the Companies Act 2014 of Ireland (as amended) (the “Smurfit Kappa Share Exchange”), and (ii) Merger Sub merged with and into WestRock, with WestRock continuing as the surviving entity (the “Merger,” and together with the Smurfit Kappa Share Exchange, the “Combination”).

Pursuant to the Transaction Agreement, each issued ordinary share, par value €0.001 per share, of Smurfit Kappa (a “Smurfit Kappa Share”) was exchanged for one ordinary share, par value $0.001 per share, of Smurfit Westrock (a “Smurfit Westrock Share”). On July 5, 2024, pursuant to a High Court-ordered transfer scheme of arrangement, the Company issued 261,094,836 ordinary shares to the former shareholders of Smurfit Kappa in exchange for their shares in Smurfit Kappa.

Each share of common stock, par value $0.01 per share, of WestRock (the “WestRock Common Stock”), was converted into the right to receive one Smurfit Westrock Share and $5.00 in cash (the “Merger Consideration”) for an aggregate cash consideration of $1,291 million. On July 5, 2024, the Company issued 258,228,403 shares to the former shareholders of WestRock in exchange for the net assets of WestRock acquired through the Merger. Upon completion of the Combination, Smurfit Kappa and WestRock each became wholly owned subsidiaries of Smurfit Westrock with Smurfit Kappa shareholders owning approximately 50.3% and WestRock shareholders owning approximately 49.7%.

In addition to the Combination, Smurfit Kappa completed the offering of the Original SKT Notes which were used to finance among other things, the Cash Consideration and fees and expenses of the Combination. On June 28, 2024, Smurfit Kappa entered into the New RCF in an aggregate principal amount of $4,500 million; [this facility remains undrawn]. Also, on July 5, 2024 immediately following the closing of the Combination, Smurfit Kappa completed the Term Loan Repayment.

The Combination and the Financing (comprising, the Original SKT Notes, the New RCF and the Term Loan Repayment) are reflected in the audited historic Consolidated Smurfit Westrock balance sheet as of December 31, 2024 and no unaudited condensed pro forma combined balance sheet is therefore required. The unaudited condensed pro forma combined statement of operations give pro-forma effect to the impact of the Combination and the Financing as if they had occurred on January 1, 2024.

2.Basis of Pro Forma Presentation

The unaudited condensed pro forma combined financial information is based on the historical consolidated financial statements of Smurfit Westrock and WestRock, as adjusted to give pro forma effect to the Combination and the Financing.

The unaudited condensed pro forma combined statement of operations for the fiscal year ended December 31, 2024, has been prepared as if the Combination and the Financing had occurred on January 1, 2024. The unaudited condensed pro forma combined statement of operations for the fiscal year ended December 31, 2024, combines the historical audited consolidated statement of operations of Smurfit Westrock for the year ended December 31, 2024 with the historical unaudited condensed consolidated statement of operations of WestRock for the pre-Combination period from January 1 to July 5, 2024 inclusive. The unaudited consolidated statement of operations of WestRock for the period from January 1 to July 5, 2024 inclusive has been derived by (i) subtracting its historical unaudited consolidated statement of operations for the three months ended December 31, 2023, from its historical unaudited consolidated statement of operations for the nine months ended June 30, 2024, and (ii) adding its results for the period from July 1 to July 5, 2024 inclusive. See Note 3.

As the ownership of Smurfit Westrock was the same as that of Smurfit Kappa immediately following the Scheme and prior to the Merger, in accordance with ASC 805 the Scheme did not give rise to any change in accounting basis or values, including any goodwill. The Merger is accounted for, and the unaudited condensed pro forma combined financial information has been prepared, using the acquisition method. The acquisition method is based on ASC 805 and uses the fair value concepts defined in ASC 820, Fair Value Measurements (“ASC 820”). ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC 805 establishes that the consideration transferred is measured at current market price at the consummation of an acquisition. The preliminary fair values of the assets acquired and liabilities assumed, the fair value of the Merger Consideration and the resulting goodwill arising on completion of the Merger, are set out in Note 2. Acquisitions of the audited consolidated financial statements of Smurfit Westrock included in this prospectus for the year ended December 31, 2024.

The determination of the fair values of assets acquired and liabilities assumed use estimates and assumptions of the assets acquired and liabilities assumed as of the Closing Date using currently available information. Such preliminary estimates are subject to adjustment as the Company finalizes the valuations. The effect of such adjustments and the impact of differences between the fair values assumed in this unaudited condensed pro forma combined financial information and the final fair values could be material.

The accounting policies under U.S. GAAP used in the preparation of this unaudited condensed pro forma combined financial information are those set forth in Smurfit Westrock’s audited financial statements as of and for the fiscal year ended December 31, 2024. The accounting policies of WestRock under U.S. GAAP are as described in Note l to its historical audited consolidated financial statements as of and for the year ended September 30, 2023, which are included in this prospectus.

3.WestRock Statement of Operations for the period ended July 5, 2024

The compilation of the unaudited consolidated statement of operations of WestRock for the interim period of January 1 to July 5, 2024, inclusive is shown below.

WestRock’s unaudited consolidated financial statements and the notes thereto, as of and for the three months ended December 31, 2023, and as of and for the three and nine months ended June 30, 2024 are included in this prospectus. WestRock’s unaudited financial information from July 1 to July 5 inclusive, has been derived from its underlying financial records.

	Nine months	Three months
	ended	ended	Period from	Period from
	June 30,	December 31,	July 1 to	January 1 to
(in millions)	2024	2023	July 5, 2024	July 5, 2024
Net sales	$14,155	$4,620	$259	$9,794
Cost of goods sold	(11,782)	(3,861)	(211)	(8,132)
Gross profit	2,373	759	48	1,662
Selling, general and administrative expense excluding intangible amortization	(1,551)	(527)	(9)	(1,033)
Selling, general and administrative intangible amortization expense	(240)	(82)	(4)	(162)
Restructuring and other costs, net	(129)	(66)	(136)	(199)
Operating profit (loss)	453	84	(101)	268
Pension and other postretirement non-service cost	(4)	—	—	(4)
Other expense, net	(35)	(5)	(2)	(32)
Interest expense, net	(310)	(101)	(6)	(215)
Equity in income of unconsolidated entities	11	4	—	7
(Loss) gain on sale of RTS and Chattanooga	(2)	1	—	(3)
Income (loss) before income taxes	113	(17)	(109)	21
Income tax expense	(38)	(6)	16	(16)
Consolidated net income (loss)	75	(23)	(93)	5
Less: net income attributable to noncontrolling interests	—	—	—	—
Net income (loss) attributable to WestRock Company Stockholders	$75	$(23)	(93)	$5

4.Reclassification Adjustments

Certain reclassifications have been made to the historical statements of operations of WestRock to conform the accounting presentation of WestRock’s historical financial statements to the accounting presentation of the historical Smurfit Westrock consolidated financial statement presentation, in each case for the relevant periods. These reclassifications are included in the column “Reclassification Adjustments” in the unaudited condensed pro forma combined financial information. The following is a summary of the reclassification adjustments made to conform the presentation of WestRock historical consolidated statements of operations for the period ended July 5, 2024, with those of Smurfit Westrock:

Condensed Pro Forma Combined Statement of Operations for the year ended December 31, 2024:

a.	Reclassification of $1,033 million of selling, general and administrative expenses from selling, general and administrative expense excluding intangible amortization.
b.	Reclassification of $162 million of selling, general and administrative expenses from selling, general and administrative intangible amortization expense.
c.	Reclassification of $110 million of recycling revenues from cost of goods sold to net sales.
d.	Reclassification of $166 million of Transaction and integration-related expenses associated with the Combination from restructuring and other costs, net.
e.	Reclassification of $4 million of pension and other postretirement non-service expense, net from pension and other postretirement non-service cost.

5.Adjustments to the Unaudited Condensed Pro Forma Combined Statement of Operations

Adjustments included in the Transaction Accounting Adjustments — Purchase Accounting, and Transaction Accounting Adjustments — Financing, columns in the accompanying unaudited condensed pro forma combined statement of operations for the year ended December 31, 2024 are as follows:

(a)	Reflects the elimination of purchases and sales between Smurfit Kappa and WestRock recorded within their respective historical financial statements.
(b)	Reflects the adjustments to cost of goods sold for (i) the elimination of the historic Westrock depreciation and amortization charge reflected in its unaudited consolidated statement of operations (ii) the incremental depreciation expense from the preliminary fair value adjustment to property, plant and equipment and (iii) the elimination of the cost of goods sold in respect of trading between Smurfit Kappa and WestRock. No pro forma adjustment is required in respect of the amortization of the fair value adjustment to acquired inventories as such amortization has been reflected in the Smurfit Westrock audited consolidated statement of operations for the year ended December 31, 2024.

For the Year
Ended
December 31,
(in millions)	2024
Pro forma transaction accounting adjustments – purchase accounting:
Property, plant and equipment step-up flowing through cost of goods sold
Elimination of historical WestRock depreciation and amortization charge	$593
Depreciation of acquired property, plant and equipment at fair value	(802)
Elimination of costs of goods sold – intercompany sales and inventory profit	90
Net pro forma transaction accounting adjustments to cost of goods sold	$(119)

(c)	Reflects the adjustments to selling, general and administrative expenses (“SG&A”) including the incremental amortization expense of acquired intangible assets and the preliminary incremental stock-based compensation expense for Smurfit Westrock replacement equity awards.

For the Year
Ended
December 31,
(in millions)	2024
Pro forma transaction accounting adjustments – purchase accounting:
Removal of historical WestRock amortization of intangible assets	$158
Elimination of historical WestRock amortization & depreciation expense	32
Amortization of acquired intangible assets	(42)
Reduction in amortization & depreciation expense in SG&A (i)	$148
Removal of historical WestRock stock-based compensation expense	24
Record stock-based compensation expense for converted Smurfit Kappa awards	(26)
Record stock-based compensation expense for converted WestRock awards	(59)
Incremental stock-based compensation expense (ii)	(61)
Net pro forma transaction accounting adjustment to SG&A	$87
(i)	Represents adjustment to amortization expense based on the preliminary estimated fair values and useful lives of acquired intangible assets based on the acquisition method of accounting and the elimination of historical WestRock depreciation expense recorded in SG&A, which is replaced with the depreciation charge shown in Note 5(b).
(ii)	Represents the elimination of historical WestRock stock-based compensation expense and the incremental stock-based compensation charge estimated to arise upon completion of the Combination. The incremental stock-based compensation charge reflects the following components: (a) Smurfit Kappa equity awards have been converted into Smurfit Westrock equity awards, with any performance goals applicable to Smurfit Kappa equity awards deemed achieved at 100%. (b) Outstanding WestRock RSU Awards and WestRock Options were converted into Smurfit Westrock awards in accordance with the terms of the Transaction Agreement. In the case of a performance-based WestRock RSU Award, the number of shares of WestRock Stock subject to such WestRock RSU Award as of immediately prior to the Merger Effective Time were determined by deeming the applicable performance goals for any performance period that has not been completed as of the Merger Effective Time to be achieved at the greater of the target level and the average of the actual level of performance of similar awards over the last three years prior to the completion date (July 5, 2024), except that the performance goals for any performance-based WestRock RSU Award granted after the date of the Transaction Agreement were deemed achieved at the target level of performance.
(d)	All transaction-related expenses, including retention bonuses for both Smurfit Kappa and WestRock employees directly attributable to the Combination, have been reflected in the historical financial statements of Smurfit Westrock and WestRock and no further costs are expected to be incurred. As such no adjustment is required in the condensed pro forma combined statement of operations for the year ended December 31, 2024.
(e)	Reflects the incremental interest expense associated with the amortization of the preliminary estimated fair value adjustment/discount of acquired WestRock debt based on the acquisition method of accounting.

(f)	Reflects the interest expense related to the following items as if each had occurred on January 1, 2024: (i) the Original SKT Notes and amortization of issuance costs related thereto; (ii) the elimination of the historic interest expense and amortization of deferred financing costs recorded in the historical unaudited consolidated statement of operations of WestRock for the delayed draw term loan, repaid in July 2024; and (iii) the straight-line amortization of issue costs in connection with the undrawn New RCF (aggregate principal amount of $4,500 million) that was entered into on June 28, 2024:

For the Year
Ended
December 31,
(in millions)	2024
Pro forma transaction accounting adjustments – Financing:
Incremental interest expense on financing:
Original SKT Notes (i)	(39)
Removal of interest expense on repayment of WestRock debt:
Removal of historical WestRock interest expense (ii)	26
Amortization of multicurrency revolver fees (iii)	(2)
Net pro forma transaction accounting adjustments –financing to interest expense	$(15)
(i)	The incremental interest expense on transaction financing adjustments included in the unaudited condensed pro forma combined statement of operations for the year ended December 31, 2024, reflects interest expense for the Original SKT Notes as if such notes had been issued on January 1, 2024. The interest was calculated using the stated interest rates. The financing costs incurred to affect the Original SKT Notes have been amortized on a straight-line basis over their respective terms. The original issue discount on the $750 million 5.200% Senior Notes due 2030 has been amortized over the term of those notes.
(ii)	Reflects the removal of interest expense and amortization of deferred financing fees included in WestRock’s historical unaudited consolidated statement of operations, in respect of the July 2024 Term Loan Repayment as if that term loan had been repaid on January 1, 2024.
(iii)	Reflects the incremental straight-line amortization of fees in connection with the undrawn New RCF as if that facility had been entered into on January 1, 2024.
(g)	Reflects the removal of pension and other postretirement amortization expense of gains/losses and prior service costs/credits and curtailment gains included in WestRock’s historical unaudited consolidated statement of operations as a result of the fair value adjustment of acquired WestRock pension and other post-employment benefits assets and liabilities.
(h)	To record the income tax impact of the pro forma adjustments utilizing the Irish statutory income tax rate in effect of 12.5% for the year ended December 31, 2024. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rate used for the pro forma financial information is estimated, the rate will likely vary from the actual effective rate in periods subsequent to completion of the Combination. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(i)	The pro forma basic and diluted weighted average shares outstanding are a combination of historical weighted average shares of Smurfit Kappa common stock and issuances of shares in connection with the Merger. In connection with the Combination, Smurfit Kappa agreed to convert certain equity awards held by WestRock employees into Smurfit Westrock equity awards. The pro forma basic and diluted weighted average shares outstanding are as follows:

For the Year
Ended December
(in millions)	31, 2024
Pro forma basic weighted average shares:
Historical Smurfit Westrock weighted average shares outstanding, excluding shares issued in connection with the Merger	260.1
Issuance of shares to WestRock Stockholders	258.5
Pro forma weighted average shares – basic	518.6
Pro forma diluted weighted average shares:
Add: effect of dilutive share awards	3.3
Pro Forma weighted average shares – diluted	521.9

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Smurfit Westrock’s financial condition and results of operations should be read in conjunction with Smurfit Westrock’s audited consolidated financial statements and their related notes for the  year ended December 31, 2024, our audited consolidated financial statements and their related notes for the year ended December 31, 2023 and Smurfit Kappa’s audited consolidated financial statements and their related notes for the year ended December 31, 2023, as well as the information under the heading “Management’s Discussion and Analysis of the Financial Condition and Results of Operations of Smurfit Kappa” that were disclosed in Smurfit Westrock’s Registration Statement on Form S-4 (file number 333-278185) which was declared effective on April 26, 2024 (as supplemented by the prospectus filed with the SEC on April 26, 2024, the “Registration Statement”). This discussion contains forward-looking statements that involve risks and uncertainties. Smurfit Westrock’s future results could differ materially from the results discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors.” Please refer to the section above entitled “Cautionary Note Regarding Forward-Looking Statements” for additional information.

Smurfit Kappa was determined to be the accounting acquirer in the Combination; therefore, the historical consolidated financial statements of Smurfit Kappa for periods prior to the Combination were also considered to be the historical financial statements of the Company. Unless otherwise specified or the context otherwise requires, all references to the “Company” and “Smurfit Kappa” refer to Smurfit Kappa Group plc and its subsidiaries and their operations when referring to periods prior to the closing of the Combination, and references to the “Company” and “Smurfit Westrock” refer to the combined company, Smurfit Westrock and its subsidiaries, including, among others, Smurfit Kappa and WestRock, when referring to periods after the Combination.

OVERVIEW

Smurfit Westrock is one of the world’s largest integrated manufacturers of paper-based packaging products in terms of volumes and sales, with operations in North America, South America, Europe, Asia, Africa, and Australia. Smurfit Westrock partners with its customers to provide differentiated, sustainable paper and packaging solutions that enhance its customers’ prospects of success in their markets.

Transaction Agreement and Combination with WestRock

On September 12, 2023, Smurfit Kappa, a public company incorporated in Ireland, and WestRock, a public company incorporated in Delaware, United States, announced they had reached a definitive agreement on the terms of a proposed combination.

As described elsewhere in this prospectus, the Combination closed on July 5, 2024. Pursuant to the Transaction Agreement, on the Closing Date each issued ordinary share, par value €0.001 per share, of Smurfit Kappa (a “Smurfit Kappa Share”) was exchanged for one ordinary share, par value $0.001 per share, of Smurfit Westrock (a “Smurfit Westrock Share”) and, in exchange for the net assets of WestRock acquired through the Merger, each share of common stock, par value $0.01 per share, of WestRock (the “WestRock Common Stock”), was converted into the right to receive one Smurfit Westrock Share and $5.00 in cash (the “Merger Consideration”) for an aggregate cash consideration of $1,291 million (the “Cash Consideration”) and issuance of 258,228,403 shares to WestRock shareholders.

Upon completion of the Combination, Smurfit Kappa and WestRock each became wholly owned subsidiaries of Smurfit Westrock with Smurfit Kappa shareholders owning approximately 50.3% and WestRock shareholders owning approximately 49.7%. Prior to the closing of the Combination, Smurfit Westrock had no operations other than activities related to its formation and the Combination. Given the non-operational nature of the Company prior to the Combination, the Smurfit Kappa Share Exchange is not considered a business combination and does not give rise to any goodwill or adjustments to accounting basis.

The consolidated financial statements of Smurfit Westrock following the Smurfit Kappa Share Exchange are a continuation of the financial statements of Smurfit Kappa and therefore, the historical consolidated financial information for periods prior to the Combination, including the comparatives presented, reflect the pre-Combination carrying values of Smurfit Kappa except for the retrospective adjustment to reflect the Company’s legal share capital as the successor after giving effect to the Smurfit Kappa Share Exchange.

The Merger is recognized as a business combination under Accounting Standards Codification (“ASC”) 805, “Business Combinations” (“ASC 805”). Smurfit Kappa was determined to be the accounting acquirer of WestRock. Accordingly, as noted

above, the financial statements reflected in these Consolidated Financial Statements and the discussions below include WestRock’s financial position and results of operations for the period subsequent to the completion of the Combination on July 5, 2024. Consequently, the results reported for the twelve months ended December 31, 2024 do not include WestRock’s financial results for the first five days of July or any prior periods.

Refer to “Note 2. Acquisitions” in Smurfit Westrock’s audited consolidated financial statements included in this prospectus for additional information related to the accounting for the Combination.

Following the completion of the Combination, Smurfit Westrock reassessed the Company’s reportable segments due to changes in organizational structure and how the Company’s chief operating decision maker (“CODM”) makes key operating decisions, allocates resources and assesses the performance of the business. Consequently, subsequent to the Combination, Smurfit Westrock began to manage the combined business as three reportable segments: (1) North America, (2) Europe, the Middle East and Africa (“MEA”), and Asia-Pacific (“APAC”), and (3) Latin America (“LATAM”). As a result of the change in reportable segments, certain prior year amounts have been recast to conform to the current year presentation. Throughout this prospectus, unless otherwise indicated, amounts and activity reflect reclassifications related to the Company’s change in reportable segments. Refer to “Note 3. Segment Information” in Smurfit Westrock’s audited consolidated financial statements included in this prospectus for further discussion of the Company’s segment reporting structure.

EXECUTIVE SUMMARY

Smurfit Westrock’s net sales increased by $9,016 million, to $21,109 million in the year ended December 31, 2024, from $12,093 million in the year ended December 31, 2023. This increase was primarily due to the acquisition of WestRock and a positive volume impact partially offset by a lower selling/price mix.

Net income attributable to common shareholders decreased by $506 million, to $319 million in the year ended December 31, 2024, from $825 million in the year ended December 31, 2023. This decrease was primarily driven by an increase of $317 million in transaction and integration-related expenses associated with the Combination, an increase of $259 million in interest expense, net, and a charge of $224 million for the amortization of the fair value step up on inventory recognized on WestRock’s inventory acquired. The increases in expenses were partially offset by the positive impact of the Combination. Refer to “Results of Operations” for a detailed review of Smurfit Westrock’s performance.

Net cash provided by operating activities decreased by $76 million, to $1,483 million in the year ended December 31, 2024, from $1,559 million in the year ended December 31, 2023, primarily due to a $508 million increase in the outflow in the change in operating assets and liabilities driven by additional operating cash flow activity as a result of the Combination, higher volumes (excluding acquisitions) in the Europe, MEA and APAC segment, and an increased outflow for creditors in the North America segment. The increase in the cash outflows from changes in operating assets and liabilities was partially offset by the $432 million increase in net income adjusted for non-cash items, including depreciation, depletion and amortization, cash surrender value increase in excess of premiums paid, impairment charges on assets other than goodwill, share-based compensation expense, deferred tax (benefit) expense, and pension and other post-retirement funding more than cost, resulting in a net decrease in cash flows from operating activities. During the year ended December 31, 2024, Smurfit Westrock invested $1,466 million in capital expenditures and paid $719 million in cash for purchase of businesses, net of cash acquired. The Company’s net cash inflow from changes in debt was $1,367 million, and it paid $650 million of cash dividends to shareholders. See the section entitled “Liquidity and Capital Resources” below for additional information.

SIGNIFICANT FACTORS AND TRENDS AFFECTING SMURFIT WESTROCK’S RESULTS

Smurfit Westrock’s operations have been, and will continue to be, affected by many factors, some of which are beyond the Company’s control. Smurfit Westrock’s net sales are primarily derived from the sale of containerboard, corrugated containers, paperboard, consumer packaging, and other paper-based packaging products. As such, Smurfit Westrock’s net sales during any period are largely influenced by volumes, prices and costs of the corrugated containers and consumer packaging products that Smurfit Westrock sells during that period.

Volumes

In general, demand for corrugated containers and consumer packaging is closely correlated with overall economic growth and activity. It also directionally correlates with levels of industrial production and is impacted by the trends affecting the choice of medium (paper, plastic, glass, metal, or wood) used in the packaging of these products. As a result, demand is driven by the need for: (i) packaging products for consumer and industrial goods, (ii) higher value-added corrugated products used for point-of-sale displays and consumer and shelf-ready packaging, and (iii) packaging of pharmaceutical products and the growth of related industries. Normal patterns of demand growth can be disrupted by other macroeconomic trends, including inflation, pandemics (including the COVID-19 pandemic and related lockdowns), and global economic and geopolitical developments, among others.

Consumer patterns also play a significant role in demand for corrugated packaging and consumer packaging. In recent years, shifting consumer behaviors have accelerated, particularly with the rise of e-commerce and increased awareness of unsustainable packaging solutions. These trends have, to date, been beneficial for paper-based packaging, which is typically made from renewable, recyclable materials. Changing demographics can also influence demand trends in the pharmaceutical industry, a major user of consumer packaging.

Prices and Costs

Prices of corrugated containers and consumer packaging are primarily a function of the cyclical nature of Smurfit Westrock’s industry, capacity and competition in the markets it operates in, prevailing raw material prices, and other operating costs, such as energy, chemicals, and transportation, overlaying supply and demand balances.

As paper costs generally represent a large portion of the cash cost of production for corrugated containers or consumer packaging, containerboard price movements tend to impact the prices of corrugated containers. In turn, the cost of paper is influenced by movements in the price of its major raw materials—wood or recycled paper—along with other supply and demand factors. Smurfit Westrock’s production processes are energy-intensive, making production costs also sensitive to the price of energy (primarily gas and electricity), which have historically been volatile. Other key cost drivers include employee benefit expenses, largely determined by workforce size, and shipping and handling costs, which are generally affected by fuel prices and overall labor inflation.

While many of Smurfit Westrock’s customer contracts include price adjustment clauses that allow cost increases to be passed on to customers, these clauses may not in all cases be effective to offset rising costs. Additionally, for corrugated and consumer packaging products, even when Smurfit Westrock is able to implement price increases, there is typically a three- to six-month lag between raw material price hikes and the realization of higher pricing from customers.

Foreign Currency Effects

Smurfit Westrock operates in multiple countries across North America, Europe, MEA, APAC, and LATAM. As a result, currency fluctuations can have both direct and indirect impacts on its financial statements, which are presented in U.S. dollars.

RESULTS OF OPERATIONS

The following table summarizes Smurfit Westrock’s consolidated results for the three years ended December 31, 2024, December 31, 2023 and December 31, 2022:

	($in millions)
	2024	2023	2022
Net sales	$21,109	$12,093	$13,509
Cost of goods sold	(16,914)	(9,039)	(10,237)
Gross profit	4,195	3,054	3,272
Selling, general and administrative expenses	(2,793)	(1,604)	(1,543)
Goodwill impairment	—	—	(12)
Impairment of other assets	—	—	(159)
Transaction and integration-related expenses associated with the Combination	(395)	(78)	—
Operating profit	1,007	1,372	1,558
Pension and other postretirement non-service expense, net	(24)	(49)	(8)
Interest expense, net	(398)	(139)	(139)
Other (expense) income, net	(25)	(46)	15
Income before income taxes	560	1,138	1,426
Income tax expense	(241)	(312)	(391)
Net income	319	826	1,035
Less: Net income attributable to noncontrolling interests	—	(1)	(1)
Net income attributable to common shareholders	$319	$825	$1,034

Results of operations for the year ended December 31, 2024, compared to the year ended December 31, 2023

Net Sales

Net sales increased by $9,016 million, to $21,109 million in the year ended December 31, 2024, from $12,093 million in the year ended December 31, 2023. This increase was primarily due to the impact of $9,381 million related to the acquisition of WestRock. Excluding the impact of this acquisition, net sales decreased by $365 million primarily resulting from a $715 million impact due to a lower selling/price mix, partially offset by a positive volume impact of $377 million. See “Segment Information” below for more detail on Smurfit Westrock’s segment results.

Cost of Goods Sold

Cost of goods sold increased by $7,875 million, to $16,914 million in the year ended December 31, 2024, from $9,039 million in the year ended December 31, 2023. The increase in cost of goods sold was primarily due to the impact of the acquisition of WestRock of $7,997 million, which included an expense of $224 million for the amortization of the fair value step up on inventory recognized on WestRock’s inventory acquired. Excluding the impact of this acquisition, cost of goods sold decreased by $122 million primarily due to lower input prices partly offset by higher volumes.

Selling, General and Administrative (“SG&A”) Expenses

SG&A expenses increased by $1,189 million, to $2,793 million in the year ended December 31, 2024, from $1,604 million in the year ended December 31, 2023. The increase in SG&A expenses of $1,189 million was primarily due to additional SG&A expenses of $1,189 million related to the acquisition of WestRock.

Transaction and Integration-related Expenses Associated with the Combination

The Company incurred transaction and integration-related expenses associated with the Combination of $395 million and $78 million in the years ended December 31, 2024 and 2023, respectively.

Transaction-related expenses associated with the Combination were $202 million and $78 million in the years ended December 31, 2024 and 2023, respectively. Transaction-related costs associated with the Combination comprised of banking and financing related costs as well as legal and other professional services which were directly attributable to the Combination and retention payments that were contractually committed to and associated with the successful completion of the Combination.

Integration-related expenses associated with the Combination were $193 million in the year ended December 31, 2024. We incur integration costs post-acquisition that reflect work performed to facilitate merger and acquisition integration and primarily consist of professional services and personnel and related expenses, such as work associated with information systems.

Pension and Other Postretirement Non-Service Expense, Net

Pension and other postretirement non-service expense, net decreased by $25 million, to $24 million in the year ended December 31, 2024, from $49 million in the year ended December 31, 2023. This decrease was primarily due to a $170 million increase in the return on plan assets primarily due to acquired net pension assets in connection with the Combination, that was partially offset by an increase in interest costs of $128 million primarily due to acquired net pension assets in connection with the Combination; a $12 million increase in one-time settlement expenses and a $7 million increase in the net actuarial loss.

Interest Expense, Net

Interest expense, net increased by $259 million to $398 million in the year ended December 31, 2024, from $139 million in the year ended December 31, 2023. The increase was primarily the result of interest on debt assumed as part of the Combination and the $2,750 million Original SKT Notes Offering (as hereinafter defined) in connection with the Combination. The increase was partially offset by higher interest income of $96 million primarily due to increased average cash balances in the period. See “Note 14. Debt” in Smurfit Westrock’s audited consolidated financial statements included in this prospectus for details of the Original SKT Notes Offering.

Other (Expense) Income, Net

Other (expense) income, net decreased by $21 million, to a net expense of $25 million in the year ended December 31, 2024, from a net expense of $46 million in the year ended December 31, 2023. This decrease was primarily due to a $30 million net positive impact from foreign currency translation of monetary assets and liabilities and a $10 million increase in income from equity method investments. This was partially offset by a $23 million expense recorded in the year ended December 31, 2024 in connection with the sale of receivables under an accounts receivable monetization program acquired as a result of the Combination.

Income Tax Expense

Income tax expense decreased by $71 million, to $241 million (consisting of current tax expense of $378 million and deferred tax benefit of $137 million) in the year ended December 31, 2024, from $312 million (consisting of current tax expense of $340 million and deferred tax benefit of $28 million) in the year ended December 31, 2023.

The net increase of $38 million in current tax expense was primarily due to the tax impact of the acquired U.S. operations resulting from the Combination and from lower profitability elsewhere. The net increase of $109 million in deferred tax benefit largely relates to the amortization of differences arising in the acquisition accounting for the Combination.

Results of operations for the year ended December 31, 2023, compared to the year ended December 31, 2022

Net Sales

Net sales decreased by $1,416 million, to $12,093 million in the year ended December 31, 2023, from $13,509 million in the year ended December 31, 2022. This decrease was primarily due to a reduction of $842 million due to lower volumes, as well as a lower selling price/mix of $789 million. In addition, there was a net negative impact of $142 million from acquisitions and disposals, primarily due to the disposal of our Russian operations. These decreases were partially offset by a net positive foreign currency impact of $390 million, primarily due to the weakening of the U.S. dollar against the euro. See “Segment Information” below for more detail on Smurfit Westrock’s segment results.

Cost of Goods Sold

Cost of goods sold decreased by $1,198 million, to $9,039 million in the year ended December 31, 2023, from $10,237 million in the year ended December 31, 2022. The decrease in cost of goods sold was primarily due to lower input prices, lower volumes and the net impact of acquisitions and disposals, partly offset by the impact of net negative foreign currency.

SG&A Expenses

SG&A expenses increased by $61 million, to $1,604 million in the year ended December 31, 2023, from $1,543 million in the year ended December 31, 2022. This increase was primarily due to an increase in wages and salaries, redundancy and reorganization and IT costs.

Goodwill Impairment

In the year ended December 31, 2022 the Company recorded a pre-tax, non-cash goodwill impairment in the LATAM segment of $12 million to fully impair the goodwill balance in its Peru reporting unit as a result of continued difficult economic conditions.

Impairment of Other Assets

In the year ended December 31, 2022, the Company recorded an impairment charge of $159 million in the Europe, MEA and APAC segment on the assets relating to its Russian operations upon their classification as assets held for sale.

Transaction and Integration-related Expenses Associated with the Combination

In the year ended December 31, 2023, the Company incurred $78 million of transaction-related expenses associated with the Combination, which included legal and financial advisory, accounting, and consulting costs as well as bond consent fees incurred in connection with the Combination.

Pension and Other Postretirement Non-Service Expense, Net

Pension and other postretirement non-service expense, net increased by $41 million, to $49 million in the year ended December 31, 2023, from $8 million in the year ended December 31, 2022. This increase was primarily due to an increase in interest costs of $48 million due to higher discount rates. The increase in costs was partially offset by an increase in the expected return on assets of $15 million. In addition, there was a net settlement loss of $8 million in the year ended December 31, 2023 compared to a net settlement gain of $1 million in the year ended December 31, 2022.

Interest Expense, Net

Interest expense, net was $139 million in both the years ended December 31, 2023 and December 31, 2022. The Company incurred incremental costs of $10 million in the year ended December 31, 2023 related to bridge facility fees associated with the Combination which was offset by a $10 million decrease in the net interest expense excluding the bridge facility fees, primarily due to additional interest income earned on the Company’s deposits as a result of the higher interest environment, partially offset by higher interest costs on the Company’s variable debt.

Other (Expense) Income, Net

Other (expense) income, net decreased by $61 million, to a net expense of $46 million in the year ended December 31, 2023, from net income of $15 million in the year ended December 31, 2022. This decrease was primarily due to a $50 million increase in loss on foreign currency transactions, mainly driven by the devaluation of the Argentine Peso, as well as a $5 million decrease in net gain on the disposal of businesses and assets in the year ended December 31, 2023.

Income Tax Expense

Income tax expense decreased by $79 million, to $312 million (consisting of current tax expense of $340 million and deferred tax benefit of $28 million) in the year ended December 31, 2023, from $391 million (consisting of current tax expense of $350 million and deferred tax expense of $41 million) in the year ended December 31, 2022.

The net decrease of $10 million in current tax expense was primarily due to lower profitability. The net decrease of $69 million in deferred tax expense was largely due to: the effects of timing differences on which deferred tax was previously recognized; the impact of deferred tax on certain unremitted earnings where the Company was not availing of a permanent reinvestment assertion; and the recognition of other tax benefits and credits.

SEGMENT INFORMATION

Smurfit Westrock has identified its operating segments based on how the CODM makes key operating decisions, allocates resources and assesses performance of the Company’s business. Effective the third quarter of 2024 Smurfit Westrock has identified three operating segments: (i) North America, which includes operations in the U.S., Canada and Mexico, (ii) Europe, MEA and APAC and (iii) LATAM, which includes operations in Central America and Caribbean, Argentina, Brazil, Chile, Colombia, Ecuador and Peru. No operating segments have been aggregated for disclosure purposes. Prior period comparatives have been recast to reflect the change in segments.

Segment results include items directly attributable to a segment as well as those that can be allocated on a reasonable basis, but exclude certain central costs such as corporate costs, including executive costs, and costs of Smurfit Westrock’s legal, company secretarial, pension administration, tax, treasury and controlling functions and other administrative costs. Segment profitability is measured based on Adjusted EBITDA, defined as income before income taxes, unallocated corporate costs, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service expense, net, share-based compensation expense, other (expense) income, net, impairment of goodwill and other assets, amortization of fair value step up on inventory, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business.

The following table contains selected financial information for Smurfit Westrock’s segments for the years ended December 31, 2024, 2023 and 2022:

	($in millions)
	2024	2023	2022
Net sales (aggregate):(1)
North America	$10,092	$1,624	$1,720
Europe, MEA and APAC	9,577	9,193	10,451
LATAM	1,711	1,344	1,397

Segment Adjusted EBITDA:
North America	$1,610	$281	$281
Europe, MEA and APAC	1,529	1,684	1,920
LATAM	378	274	280
(1)	Net sales before intersegment eliminations

The year ended December 31, 2024, compared to the year ended December 31, 2023

North America Segment

Net Sales

Net sales before intersegment eliminations for the North America segment increased by $8,468 million, to $10,092 million in the year ended December 31, 2024, from $1,624 million in the year ended December 31, 2023. This increase was primarily due to the positive impact of $8,481 million from the acquisition of WestRock.

Adjusted EBITDA

Adjusted EBITDA for the North America segment increased by $1,329 million, to $1,610 million in the year ended December 31, 2024, from $281 million in the year ended December 31, 2023. This increase was primarily due to the positive impact of $1,380 million from the acquisition of WestRock.

Europe, MEA and APAC Segment

Net Sales

Net sales before intersegment eliminations for the Europe, MEA and APAC segment increased by $384 million, to $9,577 million in the year ended December 31, 2024, from $9,193 million in the year ended December 31, 2023. This increase was primarily due to the impact of $740 million which related to the acquisition of WestRock. Excluding the impact of this acquisition, net sales before intersegment eliminations decreased by $356 million primarily due to a lower selling/price mix of $732 million, partially offset by a positive volume impact of $352 million and net foreign currency impact of $36 million primarily due to the weakening of the U.S. dollar against the euro, pound sterling and Polish zloty.

Adjusted EBITDA

Adjusted EBITDA for the Europe, MEA and APAC segment decreased by $155 million, to $1,529 million in the year ended December 31, 2024, from $1,684 million in the year ended December 31, 2023. There was a $63 million positive impact from the acquisition of WestRock. Excluding the impact of this acquisition, Adjusted EBITDA decreased by $218 million mainly due to a lower selling price/mix impact of $732 million, partly offset by lower input prices of $449 million and a positive impact of $67 million due to higher volumes.

LATAM Segment

Net Sales

Net sales before intersegment eliminations for the LATAM segment increased by $367 million, to $1,711 million in the year ended December 31, 2024, from $1,344 million in the year ended December 31, 2023. This increase was primarily due to the positive impact of $363 million from the acquisition of WestRock.

Adjusted EBITDA

Adjusted EBITDA for the LATAM segment increased by $104 million, to $378 million in the year ended December 31, 2024, from $274 million in the year ended December 31, 2023. This increase was primarily due to the positive impact of $106 million from the acquisition of WestRock.

The year ended December 31, 2023, compared to the year ended December 31, 2022

North America Segment

Net Sales

Net sales before intersegment eliminations for the North America segment decreased by $96 million, to $1,624 million in the year ended December 31, 2023, from $1,720 million in the year ended December 31, 2022. This decrease was primarily due to the impact of lower volumes of $110 million, as well as the impact of a lower selling price/mix of $21 million, partially offset by a net positive foreign currency impact of $35 million.

Adjusted EBITDA

Adjusted EBITDA for the North America segment was $281 million in the years ended December 31, 2023 and 2022, primarily due to the impact of lower volumes, offset by lower input prices.

Europe, MEA and APAC Segment

Net Sales

Net sales before intersegment eliminations for the Europe, MEA and APAC segment decreased by $1,258 million, to $9,193 million in the year ended December 31, 2023, from $10,451 million in the year ended December 31, 2022. This decrease was primarily due to a lower selling price/mix of $779 million, as well as a decrease in volumes (excluding the impact of acquisitions and disposals), which reduced net sales by $632 million. In addition, there was a net negative impact of $168 million from acquisitions and disposals. These decreases were partially offset by a net positive foreign currency impact of $321 million, primarily due to the weakening of the U.S. dollar against the euro.

Adjusted EBITDA

Adjusted EBITDA for the Europe, MEA and APAC segment decreased by $236 million, to $1,684 million in the year ended December 31, 2023, from $1,920 million in the year ended December 31, 2022. The decrease was primarily due to a lower selling price/mix which had an impact of $779 million along with a lower volume impact of $293 million, partly offset by lower input prices of $694 million and a net positive foreign currency impact of $127 million.

LATAM Segment

Net Sales

Net sales before intersegment eliminations for the LATAM segment decreased by $53 million, to $1,344 million in the year ended December 31, 2023, from $1,397 million in the year ended December 31, 2022. This decrease was primarily due to the impact of lower volumes of $89 million, as well as the impact of lower selling price/mix of $24 million, partially offset by a positive impact of $25 million from acquisitions and a net positive foreign currency impact of $35 million.

Adjusted EBITDA

Adjusted EBITDA for the LATAM segment decreased by $6 million, to $274 million in the year ended December 31, 2023, from $280 million in the year ended December 31, 2022. The decrease was primarily due to a lower selling price/mix and lower volumes, partly offset by a lower input prices.

LIQUIDITY AND CAPITAL RESOURCES

Sources and Uses of Cash

Smurfit Westrock’s primary sources of liquidity are the cash flows generated from its operations, its commercial paper program, and committed credit lines. The uncommitted commercial paper program is supported by the $4,500 million revolving loan facility with a separate swingline sub-facility which allows for same-day drawing in U.S. dollar. The amount of commercial paper outstanding does not reduce available capacity under the revolving loan facility. The primary uses of this liquidity are to fund Smurfit Westrock’s day-to-day operations, capital expenditures, debt service, dividends and other investment activity, including acquisitions.

As of December 31, 2024, Smurfit Westrock held cash and cash equivalents of $855 million, of which $426 million were held in euro, $169 million were held in U.S. dollars and $260 million were held in other currencies. At December 31, 2024, the Company had $5,079 million in undrawn committed facilities available under the New RCF and receivables securitization facilities. The weighted average period until maturity of undrawn committed facilities was 4.4 years as of December 31, 2024. Combined with cash and cash equivalents of $855 million, the Company had $5,934 million of available liquidity.

On June 28, 2024, conditional upon the closing of the Combination, the Company entered into the Multicurrency Term and Revolving Facilities Agreement (the “New Credit Agreement”) with certain lenders and Wells Fargo Bank, National Association, as agent, providing for (i) the $600 million Term Loan Facility, and (ii) a multicurrency revolving loan facility in an aggregate principal amount of $4,500 million including a swingline sub-facility in an aggregate principal amount of $500 million (together, the “New RCF”). On July 2, 2024, the Term Loan Facility of $600 million under the New Credit Agreement was cancelled prior to any drawdown and no early termination penalties were incurred as a result of the cancellation. On July 5, 2024, the Company cancelled the €1,350 million Revolving Credit Facility (that was due to mature in January 2026) (the “Existing RCF”) as part of the conditions of the New Credit Agreement upon the closing of the Combination on the Closing Date. As of December 31, 2024, there were no amounts outstanding under the New RCF.

As of December 31, 2024, Smurfit Westrock had $13,658 million of debt, excluding debt issuance costs, of which $1,053 million was current. The carrying amount of the Company’s debt includes a fair value adjustment related to debt assumed through mergers and acquisitions. At December 31, 2024 the unamortized fair value market adjustment was $48 million. Included within the carrying value of Smurfit Westrock’s borrowings as of December 31, 2024 are deferred debt issuance costs of $63 million, of which $8 million is current, all of which will be recognized in interest expense in Smurfit Westrock’s Consolidated Statements of Operations using the effective interest rate method over the remaining life of the borrowings.   See “Note 14. Debt” in Smurfit Westrock’s audited consolidated financial statements included in this prospectus for a discussion of the Company’s additional debt-related information, including bond issuance and repayments throughout the year.

The Company believes that the cash flows generated from its operations, cash on hand, its commercial paper program, available borrowings under its committed credit lines and available capital through access to capital markets will be adequate to meet the Company’s liquidity and capital requirements, including payments of any declared dividends, for the next 12 months and for the foreseeable future.

Smurfit Westrock uses a variety of working capital management strategies including supply chain financing (“SCF”) programs, vendor financing and commercial card programs, monetization facilities where we sell short-term receivables to a group of third-party financial institutions and receivables securitization facilities. The programs are described below.

The Company engages in certain customer-based SCF programs to accelerate the receipt of payment for outstanding accounts receivables from certain customers. Certain costs of these programs are borne by the customer or the Company. Receivables transferred under these customer-based SCF programs generally meet the requirements to be accounted for as sales in accordance with guidance under “Transfers and Servicing” (“ASC 860”), resulting in derecognition of such receivables from the Company’s Consolidated Balance Sheets. Receivables involved with these customer-based SCF programs constitute approximately 6% of the Company’s accounts receivable balance at December 31, 2024. In addition, Smurfit Westrock has monetization facilities that sell to third-party financial institutions all of the short-term receivables generated from certain customer trade accounts. See “Note 13. Fair Value Measurement” for a discussion of the Company’s monetization facilities.

Smurfit Westrock’s working capital management strategy includes working with its suppliers to revisit terms and conditions, including the extension of payment terms. The Company’s current payment terms with the majority of its suppliers generally range from payable upon receipt to 120 days and vary for items such as the availability of cash discounts. The Company does not believe its payment terms will be shortened significantly in the near future, and does not expect its net cash provided by operating activities to be significantly impacted by additional extensions of payment terms. Certain financial institutions offer voluntary SCF programs that enable the Company’s suppliers, at their sole discretion, to sell their receivables from Smurfit Westrock to the financial institutions on a non-recourse basis at a rate that leverages the Company’s credit rating and thus might be more beneficial to the Company’s suppliers. Smurfit Westrock and its suppliers agree on commercial terms for the goods and services we procure, including prices, quantities and payment terms, regardless of whether the supplier elects to participate in SCF programs. The suppliers sell Smurfit Westrock goods or services and issue the associated invoices based on the agreed-upon contractual terms. The due dates of the invoices are not extended due to the supplier’s participation in SCF programs. Smurfit Westrock suppliers, at their sole discretion if they choose to participate in a SCF program, determine which invoices, if any, they want to sell to the financial institutions. No guarantees are provided by the Company under SCF programs, and it has no economic interest in a supplier’s decision to participate in the SCF program. Therefore, amounts due to the Company’s suppliers that elect to participate in SCF programs are included in the “Accounts payable” line item in the Company’s Consolidated Balance Sheets and the activity is reflected in “Net cash provided by operating activities” in the Company’s Consolidated Statements of Cash Flows. Based on correspondence with the financial institutions that are involved with Smurfit Westrock’s two primary SCF programs, while the amount suppliers elect to sell to the financial institutions varies from period to period, the amount generally averages approximately 13.7% of the Company’s accounts payable balance. The outstanding payment obligations to financial institutions under these programs were $450 million as of December 31, 2024.

Smurfit Westrock also participates in certain vendor financing and commercial card programs to support travel and entertainment expenses and smaller vendor purchases. Amounts outstanding under these programs are classified as debt primarily because the Company receives the benefit of extended payment terms and a rebate from the financial institution that would not have otherwise been received without the financial institution’s involvement. Smurfit Westrock also has receivables securitization facilities that allows for borrowing availability based on underlying accounts receivable eligibility and compliance with certain covenants. See “Note 14. Debt” and “Note 22. Variable Interest Entities” of the Notes to Consolidated Financial Statements for a discussion of the receivables securitization facilities and the amount outstanding under the Company’s vendor financing and commercial card programs.

Smurfit Westrock is a party to enforceable and legally binding contractual obligations involving commitments to make payments to third parties. These obligations impact Smurfit Westrock’s short-term and long-term liquidity and capital resource needs. Certain contractual obligations are reflected on Smurfit Westrock’s Consolidated Balance Sheets as of December 31, 2024, while others are considered future obligations. Smurfit Westrock’s contractual obligations primarily consist of items such as long-term debt, including current portion, lease obligations, purchase obligations and other obligations. See “Contractual Obligations and Commitments” for more information.

Cash Flow Activity

The following table contains selected financial information from Smurfit Westrock’s Consolidated Statements of Cash Flows for the years ended December 31, 2024, 2023 and 2022:

	Years ended December 31,
	($in millions)
	2024	2023	2022
Net cash provided by operating activities	$1,483	$1,559	$1,433
Net cash used for investing activities	$(2,114)	$(931)	$(1,020)
Net cash provided by (used for) financing activities	$607	$(479)	$(431)

Net cash provided by operating activities decreased by $76 million, or 4.9%, to $1,483 million in the year ended December 31, 2024 from $1,559 million in the year ended December 31, 2023, primarily due to a $508 million increase in the outflow in the change in operating assets and liabilities driven by additional operating cash flow activity as a result of the Combination, higher volumes (excluding acquisitions) in the Europe, MEA and APAC segment, and an increased outflow for creditors in the North America segment. The increase in the cash outflows from changes in operating assets and liabilities includes proceeds of $62 million resulting from the sale of accounts receivables in connection with monetization agreements. The increase in the cash outflows from changes in operating assets and liabilities was partially offset by the $432 million increase in net income adjusted for non-cash items, including depreciation, depletion and amortization, cash surrender value increase in excess of premiums paid, impairment charges on assets other than goodwill, share-based compensation expense, deferred tax (benefit) expense, and pension and other post-retirement funding more than cost, resulting in a net decrease in cash flows from operating activities.

Net cash provided by operating activities increased by $126 million, or 8.8%, to $1,559 million in the year ended December 31, 2023 from $1,433 million in the year ended December 31, 2022, primarily due to an increase in the cash inflow in the change in operating assets and liabilities, partially offset by a decrease of $350 million in net income adjusted for non-cash items, including depreciation, depletion and amortization, impairment charges for goodwill and other assets, share-based compensation expense, deferred tax (benefit) expense, and pension and other post-retirement funding more than cost resulting in a net increase in cash flows from operating activities.

Net cash used for investing activities of $2,114 million in the year ended December 31, 2024 consisted primarily of capital expenditures of $1,466 million and cash paid for purchase of businesses, net of cash acquired of $719 million, partially offset by proceeds from sale of property, plant and equipment of $61 million. Net cash used for investing activities of $931 million in the year ended December 31, 2023 consisted primarily of capital expenditures of $929 million and cash paid for purchase of businesses, net of cash acquired of $29 million. Net cash used for investing activities of $1,020 million in the year ended December 31, 2022 consisted primarily of capital expenditures of $930 million and cash paid for purchase of businesses, net of cash acquired of $93 million.

Net cash provided by financing activities of $607 million in the year ended December 31, 2024 consisted primarily of cash inflows from a net increase in debt of $1,367 million, partially offset by cash dividends paid to shareholders of $650 million and debt issuance costs of $63 million. Net cash used for financing activities of $479 million in the year ended December 31, 2023 consisted primarily of cash outflows from net repayments of debt of $55 million and cash dividends paid to shareholders of $391 million. Net cash used for financing activities of $431 million in the year ended December 31, 2022 consisted primarily of cash outflows from repayments of debt net of additions to debt of $7 million and cash dividends paid to shareholders of $349 million.

Contractual Obligations and Commitments

Smurfit Westrock’s primary cash requirements from contractual obligations and commitments include:

●	Debt obligations. See “Note 14. Debt,” in Smurfit Westrock’s audited consolidated financial statements included in this prospectus for more information on Smurfit Westrock’s debt obligations and timing of expected future payments.
●	Operating and finance leases. See “Note 12. Leases,” in Smurfit Westrock’s audited consolidated financial statements included in this prospectus for more information on Smurfit Westrock’s operating and finance lease obligations and timing of expected future payments.
●	Pension liabilities. See “Note 18. Retirement Plans,” in Smurfit Westrock’s audited consolidated financial statements included in this prospectus for more information on Smurfit Westrock’s pension liabilities and the timing of expected future benefit payments under its pension plans and postretirement plans.
●	Capital commitments. See “Note 21. Commitments and Contingencies,” in Smurfit Westrock’s audited consolidated financial statements included in this prospectus for more information on Smurfit Westrock’s future spending for property, plant and equipment that Smurfit Westrock is obligated to purchase.
●	Purchase commitments. See “Note 21. Commitments and Contingencies,” in Smurfit Westrock’s audited consolidated financial statements included in this prospectus for more information on Smurfit Westrock’s purchase commitments and the timing of the expected future payments.

Off-Balance Sheet Arrangements

As of December 31, 2024, Smurfit Westrock did not have any off-balance sheet arrangements.

NON-GAAP FINANCIAL MEASURES

Definitions

Non-GAAP Financial Measures

Smurfit Westrock reports its financial results in accordance with generally accepted accounting principles in the U.S. (“GAAP”). However, management believes certain non-GAAP financial measures, as discussed below, provide Smurfit Westrock’s Board of directors, investors, potential investors, securities analysts and others with additional meaningful financial information that should be considered when assessing its ongoing performance. Smurfit Westrock management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating company performance. Non-GAAP financial measures are not intended to be considered in isolation of or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should be viewed in addition to, and not as an alternative for, the GAAP results. The non-GAAP financial measures Smurfit Westrock presents may differ from similarly captioned measures presented by other companies. Smurfit Westrock uses the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted Net Income,” and “Adjusted Earnings Per Share - Basic.”

Adjusted EBITDA

Smurfit Westrock uses the non-GAAP financial measure “Adjusted EBITDA” to evaluate its overall performance. The composition of Adjusted EBITDA is not addressed or prescribed by GAAP. Smurfit Westrock defines Adjusted EBITDA as net income before income tax expense, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service expense, net, share-based compensation expense, other (expense) income, net, impairment of goodwill and other assets, amortization of fair value step up on inventory, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business. Smurfit Westrock views Adjusted EBITDA as an appropriate and useful measure to compare financial performance between periods.

Management believes that the most directly comparable GAAP measure to Adjusted EBITDA is “Net income”. Management believes this measure provides Smurfit Westrock’s management, Board of directors, investors, potential investors, securities analysts and others with useful information to evaluate Smurfit Westrock’s performance because, in addition to income tax expense, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service expense, net, share-based compensation expense and other expense (income), net, Adjusted EBITDA also excludes impairment of goodwill and other assets, amortization of fair value step up on inventory, transaction and integration-related expenses associated with the Combination, and other specific items that management believes are not indicative of the operating results of the business. Smurfit Westrock and its Board of directors use this information in making financial, operating and planning decisions and when evaluating Smurfit Westrock’s performance relative to other periods.

Set forth below is a reconciliation of the non-GAAP financial measure Adjusted EBITDA to Net income, the most directly comparable GAAP measure, for the periods indicated.

	Years ended December 31,
	($in millions)
	2024	2023	2022
Net income	$319	$826	$1,035
Income tax expense	241	312	391
Depreciation, depletion and amortization	1,464	580	564
Goodwill impairment	—	—	12
Impairment of other assets	—	—	159
Transaction and integration-related expenses associated with the Combination	395	78	—
Amortization of fair value step up on inventory	224	—	—
Interest expense, net	398	139	139
Pension and other postretirement non-service expense, net	24	49	8
Share-based compensation expense	206	66	68
Other expense (income), net	25	46	(15)
Other adjustments	90	32	29
Adjusted EBITDA	$3,386	$2,128	$2,390

For the year ended December 31, 2022, impairment of other assets in the table above is made up of the impairment of Russian operations of $159 million, included in the Europe, MEA and APAC segment. See “Note 20. Disposal of Russian Operations” in Smurfit Westrock’s audited consolidated financial statements included in this prospectus for additional information on the impairment of the Russian operations.

Other adjustments in the table above include restructuring costs of $56 million for the year ended December 31, 2024 ($32 million and $29 million for the years ended December 31, 2023 and 2022, respectively), a non-recurring, non-cash currency translation adjustment in Argentina of $42 million and losses at closed facilities of $10 million partially offset by a reimbursement of a fine from the Italian Competition Authority of $18 million.

Adjusted Net Income and Adjusted Earnings per Share - Basic

Smurfit Westrock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Share - Basic”. Management believes these measures provide Smurfit Westrock’s management, Board of directors, investors, potential investors, securities analysts and others with useful information to evaluate Smurfit Westrock’s performance because they exclude amortization of fair value step up on inventory, impairment of goodwill and other assets, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the operating results of the business. Smurfit Westrock and its Board of directors use this information when making financial, operating and planning decisions and when evaluating Smurfit Westrock’s performance relative to other periods. Smurfit Westrock believes that the most directly comparable GAAP measures to Adjusted Net Income and Adjusted Earnings Per Share - Basic are Net income attributable to common shareholders and basic earnings per share attributable to common shareholders (“Earnings per share - Basic”).

Set forth below is a reconciliation of the non-GAAP financial measure Adjusted Net Income to Net income attributable to common shareholders and Earnings per share to Adjusted Earnings per Share, the most directly comparable GAAP measures for the periods indicated.

	Years ended December 31,
	($in millions, except per share data)
	2024	2023	2022
Net income attributable to common shareholders	$319	$825	$1,034
Transaction and integration-related expenses associated with the Combination	395	78	—
Amortization of fair value step up on inventory	224	—	—
Bridge facility fees	—	10	—
Goodwill impairment	—	—	12
Impairment of other assets	—	—	159
Loss on debt extinguishment	13	—	—
Other adjustments	90	32	29
Income tax on items listed above	(137)	(8)	(21)
Adjusted Net Income	$904	$937	$1,213

Earnings per share - Basic	$0.83	$3.19	$4.00
Transaction and integration-related expenses associated with the Combination	1.02	0.30	—
Amortization of fair value step up on inventory	0.58	—	—
Bridge facility fees	—	0.04	—
Goodwill impairment	—	—	0.05
Impairment of other assets	—	—	0.62
Loss on debt extinguishment	0.03	—	—
Other adjustments	0.23	0.13	0.11
Income tax on items listed above	(0.35)	(0.03)	(0.09)
Adjusted Earnings Per Share – Basic	$2.34	$3.63	$4.69

For the year ended December 31, 2022, impairment of other assets in the table above is made up of the impairment of Russian operations of $159 million, included in the Europe, MEA and APAC segment. See “Note 20. Disposal of Russian Operations” in Smurfit Westrock’s audited consolidated financial statements included in this prospectus for additional information on the impairment of the Russian operations.

Other adjustments in the table above include restructuring costs of $56 million for the year ended December 31, 2024 ($32 million and $29 million for the years ended December 31, 2023 and 2022, respectively), a non-recurring, non-cash currency translation adjustment in Argentina of $42 million and losses at closed facilities of $10 million partially offset by a reimbursement of a fine from the Italian Competition Authority of $18 million.

Guarantor Summarized Financial Information

On April 3, 2024, SKT completed a private offering of $750,000,000 aggregate principal amount of 5.200% Senior Notes due 2030, $1,000,000,000 aggregate principal amount of 5.438% Senior Notes due 2034 and $1,000,000,000 aggregate principal amount of 5.777% Senior Notes due 2054, which we refer to as the Original SKT Notes, and on November 26, 2024, SWF completed a private offering of $850,000,000 aggregate principal amount of 5.418% Senior Notes due 2035, which we refer to as the Original SWF Notes (and, together with the Original SKT Notes, the Original Notes). As part of those offerings, the Issuers and the Guarantors of the Original Notes entered into registration rights agreements with the initial purchasers thereof in which we agreed to use commercially reasonable efforts to complete exchange offers for such Original Notes in compliance with applicable securities laws. We refer to the new notes that will be issued in exchange for the Original Notes upon consummation of the exchange offers as the New Notes. For more information concerning the exchange offers, see “The Exchange Offers”.

The Guarantees — The Original Notes are, and, upon consummation of the exchange offers, the New Notes will be, subject to any limitations under applicable law, fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of Smurfit Westrock and the following wholly-owned subsidiaries of Smurfit Westrock (the “Subsidiary Guarantors”): Smurfit Kappa Group plc, Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company, Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC. In addition, SWF fully and unconditionally guarantees SKT’s obligations under the Original SKT Notes (and will fully and unconditionally guarantee the new notes that will be issued upon exchange for the Original SKT Notes), and SKT fully and unconditionally guarantees SWF’s obligations under the Original SWF Notes (and will fully and unconditionally guarantee the new notes that will be issued upon exchange for the Original SWF Notes). SKT and SWF are both wholly-owned subsidiaries of Smurfit Westrock and are collectively referred to herein as the Issuers. Smurfit Westrock and the Subsidiary Guarantors are collectively referred to herein as the Guarantors, and the Issuers and the Guarantors are collectively referred to herein as the Obligor Group.

Operations are conducted almost entirely through Smurfit Westrock’s subsidiaries other than the Issuers and the Subsidiary Guarantors. Accordingly, the Obligor Group’s cash flow and ability to service its debt, including the Original Notes and, upon consummation of the exchange offers, the New Notes, are dependent upon the earnings of Smurfit Westrock’s other non-guarantor subsidiaries and the distribution of those earnings to the Obligor Group, whether by dividends, debt repayment or otherwise. Holders of the Original Notes and, upon consummation of the exchange offers, the New Notes, have a direct claim only against the Obligor Group.

Basis of Preparation of the Summarized Financial Information — The tables below are summarized financial information provided in conformity with Rule 13-01 of the SEC’s Regulation S-X. The summarized financial information of the Obligor Group is presented on a combined basis, excluding intercompany balances and transactions between entities in the Obligor Group. The Obligor Group’s investment balances in Non-Obligor Subsidiaries have been excluded. The Obligor Group’s amounts due from, amounts due to, and transactions with Non-Obligor Subsidiaries have been presented separately.

The following table presents summarized results of operations information for the Obligor Group for the year ended December 31, 2024 and summarized balance sheet information for the Obligor Group as of December 31,2024.

SUMMARIZED STATEMENT OF OPERATIONS

Year Ended
December 31,
2024
($ in millions)
Net sales to unrelated parties	758
Net sales to non-Guarantor Subsidiaries	606
Gross profit	256
Interest expense, net with unrelated parties	(351)
Interest expense, net with non-Guarantor Subsidiaries	(164)
Net income and net income attributable to the Obligor Group	115

SUMMARIZED BALANCE SHEETS

December 31,
2024
($ in millions)
ASSETS
Current amounts due from non-Guarantor Subsidiaries	4,604
Other current assets	758
Total current assets	5,362

Non-current amounts due from non-Guarantor Subsidiaries	3,498
Other non-current assets	6,808
Total non-current assets	10,306

LIABILITIES
Current amounts due to non-Guarantor Subsidiaries	10,482
Other current liabilities	1,171
Total current liabilities	11,653

Non-current amounts due to non-Guarantor Subsidiaries	6,980
Other non-current liabilities	11,226
Total non-current liabilities	18,206

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Smurfit Westrock has prepared the accompanying Consolidated Financial Statements in conformity with GAAP, which requires management to make estimates that affect the amounts of revenues, expenses, assets and liabilities reported. Significant accounting policies are described in “Note 1. Description of Business and Summary of Significant Accounting Policies” in Smurfit Westrock’s audited consolidated financial statements included in this prospectus.

These critical accounting policies are both important to the portrayal of Smurfit Westrock’s financial condition and results of operations and require some of management’s most subjective and complex judgments. The accounting for these matters involves the making of estimates based on current facts, circumstances and assumptions that, in management’s judgment, could change in a manner that would materially affect management’s future estimates with respect to such matters and, accordingly, could cause Smurfit Westrock’s future reported financial condition and results of operations to differ materially from those that it is currently reporting based on management’s current estimates.

Smurfit Westrock believes the following are critical accounting policies and estimates used in the preparation of its consolidated financial statements:

Business Combinations

From time to time, Smurfit Westrock may enter into business combinations, such as the Combination with WestRock which closed on July 5, 2024. As described further in “Note 2. Acquisitions” to the Consolidated Financial Statements, Smurfit Westrock allocated the $13,461 million aggregate merger consideration to the preliminary fair values of WestRock assets acquired and liabilities assumed as of the Closing Date using currently available information. The excess of the purchase price over the fair value of net assets acquired has been allocated to goodwill.

The purchase price allocation for the Merger is preliminary and is subject to revision as additional information about the acquisition-date fair value of assets and liabilities becomes available during the measurement period (a period not to exceed 12 months from the Closing Date). The Company is still evaluating the fair value of acquired property, plant and equipment, intangible assets and certain income tax related items in addition to ensuring all other assets and liabilities and contingencies have been identified and recorded. The acquisition method of accounting requires significant estimates and assumptions regarding the fair values of the elements of a business combination. The most significant assumptions related to the fair value estimates of plant and machinery assets acquired as part of property, plant and equipment. The company prepared estimates and engaged third-party valuation specialists to assist in the valuation of plant and machinery assets, which required significant judgements and assumptions inherent in the estimates regarding items such as deriving the effective age, economic lives, residual values and other factors, including estimating future cash flows that Smurfit Westrock expects to generate from the acquired assets.

If the subsequent actual results and updated projections of the underlying business activity change compared with the assumptions and projections used to develop these values, we could record future impairment charges. In addition, we have estimated the economic lives of certain acquired assets, and these lives are used to calculate depreciation and amortization expense. If the Company’s estimates of the economic lives change, depreciation or amortization expenses could be increased or decreased, or the acquired asset could be impaired.

See “Note 1. Description of Business and Summary of Significant Accounting Policies — Business Combinations” and “Note 2. Acquisitions” in Smurfit Westrock’s audited consolidated financial statements included in this prospectus for Smurfit Westrock’s accounting policy on business combinations and more information on the Combination with WestRock.

Goodwill Impairment

Smurfit Westrock reviews the carrying value of its goodwill annually during the fourth quarter, or more often if events or changes in circumstances indicate that the carrying amount may exceed fair value as set forth in ASC 350, “Intangibles — Goodwill and Other” (“ASC 350”). Smurfit Westrock tests goodwill for impairment at the reporting unit level. During the third quarter of 2024, following the completion of the Combination, the Company changed its reportable segments and reassessed its reporting units. As a result of this reassessment, the Company identified the following reporting units: (1) North America, which includes operations in the U.S. and Canada, (2) Europe, MEA and APAC, (3) Mexico, (4) Argentina and Chile, (5) Colombia & Central Cluster, and (6) Brazil. See “Note 1. Description of Business and Summary of Significant Accounting Policies — 1.12. Goodwill and Non-current Assets” and “Note 9. Goodwill” in Smurfit Westrock’s audited consolidated financial statements included in this prospectus for Smurfit Westrock’s accounting policy on goodwill and more information on the change in reporting units.

During the fourth quarter of the year ended December 31, 2024, Smurfit Westrock completed its annual goodwill impairment testing for each of the Company’s reporting units by performing a qualitative assessment. Multiple factors were evaluated to assess whether it was more likely than not that the estimated fair value of any reporting unit was below its carrying value. These factors included, but were not limited to, its expectations for macroeconomic conditions, industry and market considerations, and financial performance, including planned net sales and earnings of each reporting unit. The qualitative assessment also considered changes since a quantitative test across all of the Company’s reporting units was last performed in 2023.

As a result of the qualitative assessment, Smurfit Westrock determined that it was more likely than not that the estimated fair value of each reporting unit with goodwill exceeded its respective carrying value. Therefore, the Company determined that goodwill for each reporting unit was not impaired and that a quantitative goodwill test was not required. See “Note 9. Goodwill” in Smurfit Westrock’s audited consolidated financial statements included in this prospectus for further information about the Company’s annual assessment of goodwill for impairment.

Although the Company believes all relevant factors were considered in the qualitative impairment analysis to reach the conclusion that goodwill was not impaired, significant changes in any one of the assumptions, estimates and market factors underlying Smurfit Westrock’s fair value determinations could produce a significantly different result potentially leading to the recording of an impairment that could have significant impacts on the results of operations and financial position of the Company. Smurfit Westrock has not made any material changes to its impairment loss assessment methodology during the past three fiscal years.

Accounting for Income Taxes

Smurfit Westrock’s income tax expense, deferred tax assets and liabilities, and liabilities for unrecognized tax benefits, reflect management’s best assessment of estimated current and future taxes to be paid. Significant judgements and estimates are required in determining the consolidated income tax expense. In evaluating its ability to recover deferred tax assets and establishing or reducing a valuation allowance in the jurisdiction from which they arise, Smurfit Westrock considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and the effect of enacted tax rates expected to apply in the periods in which the deferred tax assets or liabilities are anticipated to be settled or realized. A high degree of judgment is required to assess the impact of possible future outcomes on Smurfit Westrock’s current and deferred tax positions.

As a result of this evaluation, Smurfit Westrock recorded valuation allowances of $372 million as of December 31, 2024 and $67 million as of December 31, 2023, related to certain deferred tax assets, primarily tax loss carryforwards, where there is uncertainty as to the ultimate realization of a benefit. Smurfit Westrock regularly reviews the recoverability of deferred tax assets for adjustments to taxable income, changes in tax laws or interpretations thereof and tax rates, as all of these could impact its effective tax rate.

Smurfit Westrock is subject to routine tax audits and examinations. It uses significant judgement in (i) determining whether a tax position, based solely on its technical merits, is “more likely than not” to be sustained upon examination and (ii) measuring the tax benefit as the largest amount of benefit that is “more likely than not” to be realized upon settlement. Smurfit Westrock does not record any benefit for tax positions that do not meet the “more likely than not” recognition threshold at the balance sheet date. Resolutions of current uncertain tax positions are not expected to have a material adverse effect on the effective tax rate or on cashflows. Smurfit Westrock has a progressive dividend strategy which means that it will remit earnings from some of its overseas subsidiaries to the parent company in Ireland. Its foreign earnings are generally taxed at rates that are higher than in Ireland and so no incremental tax should arise there, due to the availability of foreign tax credits. However, some earnings may be subject to limited additional foreign taxes upon repatriation. Smurfit Westrock continues to indefinitely reinvest its foreign earnings as part of its wider capital allocation strategy. To the extent that it cannot assert indefinite reinvestment of earnings, it records a deferred tax liability on its foreign earnings at the applicable tax rate if it is not otherwise possible to remit earnings without additional tax.

As of December 31, 2024 and 2023, Smurfit Westrock recognized a deferred tax liability of $179 million and $126 million, respectively, on unremitted earnings, in respect of foreign income taxes or withholding taxes for expected or assumed repatriation, respectively. As Smurfit Westrock can decide which subsidiaries should pay dividends, it is does not expect that this deferred tax liability will have a material impact on its cash flows in the foreseeable future.

The determination of the amount of unrecognized deferred tax liability related to indefinitely invested foreign earnings not subject to additional outside basis difference taxes is not practicable. A 1% change in the effective tax rate would increase or decrease Smurfit Westrock’s income tax expense for the year ended December 31, 2024 by $6 million.

In 2021, political agreement was reached by the OECD Inclusive Framework on a two-pillar approach to international tax reform. This includes the commitment to introduce a minimum effective tax rate of 15% for companies with revenue above €750 million (‘Pillar Two’). The agreement has been enacted in most of the countries where Smurfit Westrock has business activities. The law was enacted in Ireland with an effective date January 1, 2024, and it was broadly in line with the OECD Inclusive Framework. For the year ended December 31, 2024, a Pillar Two assessment was performed. The impact of Pillar Two was not significant.

The Company has made accounting policy elections to account for the income tax effect(s) of U.S. Global Intangible Low-Taxed Income (GILTI) as a period cost and to account for the income tax effect(s) of investment tax credits under the flow-through method.

Pension and Other Postretirement Obligations

The determination of pension obligations and pension expense requires various assumptions that can significantly affect liability and expense amounts, such as the expected long-term rate of return on plan assets, discount rates, projected future compensation increases and mortality rates for each of Smurfit Westrock’s plans. These assumptions are determined annually in conjunction with Smurfit Westrock’s actuary. The accounting for these matters involves the making of estimates based on current facts, circumstances and assumptions that, in management’s judgment, could change in a manner that would materially affect management’s future estimates with respect to such matters and, accordingly, could cause Smurfit Westrock’s future reported financial condition and results of operations to differ materially from those that Smurfit Westrock is currently reporting based on management’s current estimates.

A 50-basis point change in the discount rate, compensation level and expected long-term rate of return on plan assets, factoring in our corridor as appropriate, would have had the following effect on Smurfit Westrock’s pension expense for the year ended December 31, 2024, (in millions):

	Pension Plans
	50 Basis Point Increase	50 Basis Point Decrease
Discount rate	$2	$(1)
Compensation level	1	(1)
Expected long-term rate of return on plan assets	(9)	9

NEW ACCOUNTING STANDARDS

See “Note 1. Description of Business and Summary of Significant Accounting Policies” in Smurfit Westrock’s audited consolidated financial statements included in this prospectus for a full description of recent accounting pronouncements, including the respective expected dates of adoption and expected effects on Smurfit Westrock’s results of operations and financial condition.

Quantitative and Qualitative Disclosures About Market Risk

Smurfit Westrock is exposed to market risk from changes in, among other things, interest rates, foreign currency exchange rates, and commodity prices. See the section entitled “Risk Factors” for additional information. Smurfit Westrock aims to identify and understand these risks and then implement strategies to manage them. When evaluating these strategies, Smurfit Westrock evaluates the fundamentals of each market, the Company’s sensitivity to movements in pricing, and underlying accounting and business implications. The sensitivity analyses presented below do not consider the effect of possible adverse changes in the general economy, nor do they consider additional actions we may take to mitigate the Company’s exposure to such changes. Smurfit Westrock may not be successful in managing these risks.

Interest Rate Risk

Smurfit Westrock is exposed to changes in interest rates. The New Revolving Credit Facility is variable rate debt, as are Smurfit Westrock’s receivables securitization facilities. Interest rate changes therefore generally do not affect the market value of such debt, but do impact the amount of interest payments and, therefore, Smurfit Westrock’s future earnings and cash flows, assuming other factors are held constant. At December 31, 2024, Smurfit Westrock had fixed an average of 88.2% of its interest cost on borrowings over the following 12 months. Holding all other variables constant, if interest rates for variable rate borrowings increased by 1% Smurfit Westrock’s interest expense would increase, and income before taxes would decrease, by approximately $17 million over the following 12 months. Interest income on cash balances would increase by approximately $9 million assuming a 1% increase in interest rates earned on such balances over the following 12 months.

Foreign Exchange Risk

Smurfit Westrock manages its balance sheet having regard to the currency exposures arising from its assets being denominated in a wide range of currencies. To this end, where foreign currency assets are funded by local borrowing, such borrowing is generally sourced in the currency of the related assets.

Smurfit Westrock is exposed to transactional foreign exchange currency risk to the extent that there is a mismatch between the currencies in which sales, purchases, receivables and borrowings are denominated and the respective functional currencies of the Smurfit Westrock group companies. Smurfit Westrock hedges a portion of its currency exposure through the use of currency swaps and forward contracts. Smurfit Westrock’s risk management policy allows the hedging of estimated foreign currency exposure in respect of highly probable forecast sales and purchases. As such, certain subsidiaries enter into foreign currency forward contracts to hedge highly probable forecast foreign currency sales and purchases for which hedge accounting is applied.

Smurfit Westrock operates in markets both inside and outside of the U.S. and derived 65.4% of net sales for the year ended December 31, 2024, from outside the U.S. through international operations, some of which were transacted in U.S. dollars. Net sales for the year ended December 31, 2024, include sales from legacy WestRock starting on July 5, 2024, and therefore the concentration of U.S. dollar net sales is expected to increase in the future. No single country represented more than 10% of non-U.S. dollar net sales.

Although the Company is impacted by the exchange rates of a number of currencies, its largest net assets exposures for the year ended December 31, 2024 included the euro, the Mexican peso, the Canadian dollar, the Brazilian real, the pound sterling, and the Colombian peso. Strengthening of the U.S. dollar exchange rate by 1% against all other foreign currencies from the December 31, 2024, rate would reduce shareholders’ equity by approximately $101 million.

Commodity Price Risk

Smurfit Westrock is exposed to commodity price risks through its dependence on recovered paper, the principal raw material used in the manufacture of recycled containerboard and virgin fiber which is the principal raw material that Smurfit Westrock uses in the production of a portion of the Company’s containerboard, bleached paperboard and market pulp.

The price of recovered paper is dependent on both demand and supply conditions. Demand conditions include the production of recycled containerboard in Europe and North America and the demand for recovered paper for the production of recycled containerboard outside of Europe, principally in Asia. Supply conditions include the rate of recovery of recovered paper, itself dependent on historical pricing related to the cost of recovery, and some slight seasonal variations. While virgin fiber prices have generally been more stable than recycled fiber prices, they still fluctuate, particularly due to significant changes in weather, such as during prolonged periods of heavy rain or drought, or during housing construction slowdowns or accelerations.

The cost of producing Smurfit Westrock’s products is also sensitive to the price of energy. Smurfit Westrock’s main energy exposure is to the cost of gas and electricity. Smurfit Westrock’s energy costs increased by 25.0% in the year ended December 31, 2024, when compared to the year ended December 31, 2023, as a result of the Combination with WestRock, partially offset by lower energy market prices for legacy Smurfit Kappa operations. Smurfit Westrock’s energy costs decreased by 28.1% in the year ended December 31, 2023, when compared to the year ended December 31, 2022, mainly due to lower gas and electricity prices.

The objective of our commodity exposure management is to minimize volatility in earnings due to large fluctuations in the price of commodities. To manage commodity price risk, Smurfit Westrock may enter physical commodity contracts or financial derivative contracts to manage risks associated with fluctuating energy costs. The timeframe for such programs can be up to three years.

We have elected to apply the normal purchase normal sales (“NPNS”) scope exception, where appropriate, for physical commodity contracts that meet the criteria of derivatives under ASC 815. As such, Smurfit Westrock is not required to apply derivative accounting treatment as required by ASC 815 to these physical commodity transactions.

Certain of our financial derivative contracts are designated as cash flow hedges, with changes in the fair value of these contracts being accounted for in “Accumulated Other Comprehensive Loss” in Shareholders Equity. The resulting gain or loss is reclassified into “Cost of goods sold” in the Consolidated Statements of Operations concurrently with the recognition of the commodity. Certain of our financial derivative contracts do not qualify for hedge accounting but are effective economic hedges. As of December 31, 2024, the fair value of financial derivatives contracts and the impact of a hypothetical 10% adverse move in market prices on the fair values are immaterial.

OUR BUSINESS

Overview

Smurfit Westrock was created in July 2024 as a strategic combination between Smurfit Kappa Group plc (“Smurfit Kappa”), one of the leading integrated corrugated packaging manufacturers in Europe, with a large-scale pan-regional presence in Latin America, and WestRock Company (“WestRock”), one of the leaders in North America in corrugated and consumer packaging solutions and a multinational provider of sustainable fiber-based paper and packaging solutions.

We are a global leader in sustainable, paper-based packaging with extensive scale, quality products and geographic reach and diversity. We aim to create the ‘go-to’ packaging partner of choice, bringing together highly complementary portfolios and sets of capabilities benefiting customers, employees and shareholders.

Background

Smurfit Westrock was incorporated and registered in Ireland on July 6, 2017, under the Irish Companies Act as a private company limited by shares with registered number 607515, with the name “Cepheidway Limited.” On September 12, 2023, Smurfit Kappa and WestRock announced entry into a transaction agreement pursuant to which the companies would execute a strategic combination (the “Combination”). Prior to the Combination, Smurfit Westrock re-registered as an Irish public limited company pursuant to Part 20 of the Companies Act 2014 of Ireland, as amended (the “Irish Companies Act”) and was renamed “Smurfit Westrock plc.”. Upon completion of the Combination, Smurfit Kappa and WestRock each became wholly owned subsidiaries of Smurfit Westrock, and Smurfit Westrock continued as the new holding company of the combined group of Smurfit Kappa and WestRock. As a result of the Combination, former Smurfit Kappa shareholders and WestRock shareholders became holders of Smurfit Westrock ordinary shares. Smurfit Westrock had no historical operations nor traded or carried out any business of its own since its incorporation until just prior to consummation of the Combination.

Smurfit Westrock has a dual listing on the New York Stock Exchange (“NYSE”) and the equity shares (international commercial companies secondary listing) category of the Official List of the UK Financial Conduct Authority (“FCA”), and Smurfit Westrock ordinary shares trade on the NYSE and the London Stock Exchange’s main market for listed securities.

Products

Our primary products fall into a number of categories, as further described below. Primarily, we produce paper-based packaging products. Our vertically integrated system provides raw materials of wood or recovered fiber, which are used to manufacture various grades of board, which are then converted into packaging products. Our main categories of packaging are corrugated containers, manufactured from containerboard; and consumer packaging, manufactured from paperboard. We also produce other grades of board, such as solidboard, kraft paper, and graphic board, as well as other packaging products such as solidboard packaging, paper sacks and bag-in-box.

Containerboard and Corrugated Containers

Containerboard is the general term that describes the intermediate materials used to manufacture corrugated sheet, namely linerboard and medium.

Linerboard is used to form the inner and outer layers of the corrugated sheet. Linerboard can be manufactured from virgin fiber (known as “kraftliner”) or recovered paper (known as “testliner”). The recycling of old corrugated cases (“OCC”) provides the primary source of recovered paper. In general, kraftliner is of higher quality and more versatile than testliner. Linerboard can be surface treated to improve the printing quality through the use of white, mottled or fully bleached pulp as the top layer.

Medium is used to form the inner layer of the corrugated sheet. It is primarily manufactured from recovered paper but can also be manufactured from virgin fiber.

We feed linerboard and corrugating medium into a corrugator that flutes the medium to specified sizes, glues the linerboard and fluted medium together, and slits and cuts the resulting corrugated paperboard into corrugated sheets whose dimensions fit ultimate customer specifications, and are subsequently converted into corrugated packaging.

Corrugated packaging refers to the conversion of corrugated sheets through the production and the sale of corrugated containers and other corrugated products including displays. Corrugated packaging is used to provide protective packaging for shipment and distribution of food, paper, health and beauty, and other household, consumer, commercial and industrial products. Corrugated packaging may also be graphically enhanced for retail sale, particularly in club store locations. Our corrugated packaging operations manufactures primarily corrugated sheets, corrugated packaging and preprinted linerboard for sale to consumer and industrial products manufacturers and corrugated box manufacturers. We produce a wide range of high-quality corrugated containers designed to protect, ship, store, promote and display products made to our customers’ specifications.

Paperboard and Consumer Packaging

Paperboard is a general term that describes the intermediate materials used primarily to produce folding cartons and other consumer packaging products. There are a number of different types of paperboard, that can be manufactured using virgin fiber or recovered paper, or a recycled basestock that is laminated with kraftliner. Paperboard can be unbleached, coated or fully bleached, and manufactured primarily using either wood or recovered fiber as a primary raw material. These are used primarily to manufacture folding cartons and can have specialty characteristics such as grease masking and microwaveability.

Consumer packaging is used mainly as primary packaging for products, providing convenience, marketing support and protection for products, and can consist of folding cartons, carriers and other containers. Our folding cartons are used to package items for industries such as food, paper, beverages, dairy products, confectionery, health and beauty and other household consumer, commercial and industrial products, primarily for retail sale. Our folding cartons are also used by our customers to attract consumer attention at the point-of-sale. We also manufacture express mail packages for the overnight courier industry, provide inserts and labels, as well as rigid packaging and other printed packaging products, such as transaction cards (e.g., credit, debit, etc.), brochures, product literature, marketing materials (such as booklets, folders, inserts, cover sheets and slipcases) and grower tags and plant stakes for the horticultural market. For the global healthcare market, we manufacture paperboard packaging for over-the-counter and prescription drugs.

Solidboard and Solid Board Packaging

Solidboard is a layered form of paperboard. It has an outer layer of linerboard, which is laminated onto a solid layer of recycled paper, producing a product that is heavier and more resistant to moisture and cold than corrugated containers. Solidboard is better suited for certain more demanding packaging applications which may be exposed to wet conditions and freezing temperatures, such as the transportation of fresh products, including fruit, vegetables, fish, meat, poultry and dairy products. Solidboard sheets are produced in paper mills and converted into Solidboard packaging in converting units.

Graphic board

Graphic board is a heavyweight type of solidboard with distinct properties, including rigidity and stability, which makes it suitable for processing into different applications, such as book covers, game boards, jigsaw puzzles and lever arch files, onto which sophisticated graphics can be laminated.

Kraft Paper and Paper Sacks

Kraft paper is a grade of paper made primarily from wood which is used in different applications, the key one being in paper sack production, with the grade being known as sack kraft. Sack kraft is either converted into sacks for industrial use, transporting building materials, agriculture, chemicals, minerals and animal feed, or bags subject to high quality graphics for more sophisticated packaging end uses such as pet food and retail carrier bags. Other kraft paper has a large number of uses such as but not limited to paper bags, wrapping, and interleaving products.

Bag-In-Box

Bag-in-box is a form of packaging where a liquid is packed in a flexible plastic film or “bag” with a tap attached, which is then generally inserted into a corrugated container.

Geographical Footprint

We maintain operations in 40 countries, primarily in North America, Latin America and Europe, and with some operations in Asia, Africa and Australia. In North America, we are a leader in corrugated and consumer packaging, containerboard and paperboard. In Europe, we are one of the leading companies by production volume in corrugated packaging, containerboard and bag-in-box, and one of the leading producers of consumer packaging. In Latin America, we are a large-scale pan-regional player in corrugated packaging and containerboard.

We currently operate 62 paper mills (40 of which produce containerboard only, and 10 of which produce paperboard only, with five producing both, four producing containerboard and another grade, one producing paperboard and another grade and two producing kraft paper only), 459 converting plants (306 of which convert containerboard into corrugated containers, 88 of which convert paperboard into consumer packaging or manufacture leaflets or labels for consumer packaging, five sack plants and 60 other conversion facilities), 63 recovered fiber facilities, two wood procurement operations in Europe (which together provide raw material for our mills in Europe), two forestry operations in Latin America and 58 distribution facilities in North America, and 31 other production facilities carrying on other related activities. In addition, we own approximately 301,000 acres of forest plantations in Latin America, which support mill operations in addition to propagating trees for planting. Our footprint allows us to better serve customers in close proximity to our corrugated box plants.

Our geographic reach is organized around three segments:

●	Smurfit Westrock North America (including the U.S., Canada and Mexico);
●	Smurfit Westrock Europe, Middle East and Africa (“MEA”) and Asia-Pacific (“APAC”); and
●	Smurfit Westrock Latin America (“LATAM”).

The North America, Europe, MEA and APAC and LATAM segments are each highly integrated within the segment and there are many interdependencies within these operations. They each include a system of mills and plants that primarily produce a number of grades of containerboard that is converted into corrugated containers within each segment, or is sold to third parties.

In addition, the North America segment also produces paperboard, kraft paper and market pulp; other paper-based packaging, such as folding cartons, inserts, labels and displays and also engages in the assembly of displays as well as the distribution of packaging products.

The Europe, MEA and APAC segment also produces other types of paper, such as solidboard, graphic board, sack kraft paper and machine glazed paper (together known as kraft paper) and graphic paper; and other paper-based packaging, such as honeycomb, solidboard packaging, folding cartons, inserts and labels; and bag-in-box packaging (the latter with operations located in Europe, Argentina, Canada, Mexico and the U.S., but managed under the Europe, MEA and APAC segment).

The LATAM segment also comprises forestry; other types of paper, such as paperboard and kraft paper; and paper-based packaging, such as folding cartons and paper sacks.

Our global corporate headquarters are located in Dublin, Ireland, our North American operations are headquartered in Atlanta, Georgia, U.S., our Europe, MEA and APAC operations are headquartered in Amsterdam, the Netherlands and our Latin American operations are headquartered in Florida, U.S.

Business Strategy

Our business strategy combines the key strategic priorities of both Smurfit Kappa and WestRock, with a continuing focus on the successful integration of the two businesses.

Our Vision

Our vision is to be a globally admired business, dynamically and sustainably delivering secure and superior returns for all stakeholders, comprising shareholders, employees, customers, local communities and suppliers.

●	Globally Admired Business. We strive to operate a globally admired business, underpinned by the following; (1) our values of safety at work, loyalty, integrity and respect; (2) being an employer of choice; (3) providing a demonstrably differentiated offering to our customers; (4) being a leader in sustainability in the industry; and (5) being valued in excess of our peers.
●	Dynamically and Sustainably Delivering. With a performance-led culture and a diverse workforce that is both driven and engaged, we seek to seize internal and external growth opportunities by engaging in disciplined and focused capital allocation in order to present a highly differentiated and sustainable offering to customers.
●	Secure and Superior Returns. In seeking secure and superior returns, we focus on strong cash generation, balance sheet strength with significant financial flexibility and low-cost operations, and an optimum level of vertical integration to mitigate cyclical risk while maximizing the performance of our assets. We aim to have a team of dedicated and engaged employees continually innovating across our product range.

Our vision guides our strategic objective of maintaining and deepening long-term customer relationships by seeking to provide customers with innovative and differentiated sustainable packaging solutions that aim to enhance customers’ prospects of success in their end markets.

To achieve this objective, we have identified three key areas of focus through our integrated system:

●	Converting. Capitalize on differentiation to drive growth. This differentiation encompasses our paper-based packaging offerings corrugated and consumer packaging across our segments, along with other specialist product offerings such as bag-in-box and paper sacks. The offerings are supported by our innovation initiatives.
●	Paper. Drive the optimization of our paper system to service the growth of the downstream converting businesses, taking into account the dynamics of the marketplace. This is a particular focus in light of the enlarged paper system that was created through the Combination.

●	Integration. Bring together the best of Smurfit Kappa and WestRock into a culturally aligned, customer-focused and motivated organization.

Based on these focus areas, we have developed the following six strategic priorities:

1.	Integrating Smurfit Kappa and WestRock’s businesses, administration and cultures, and achieving synergies arising from the Combination;
2.	Expanding market positions through focused growth, including in particular driving the sustainability agenda;
3.	Continuing Smurfit Kappa’s and WestRock’s focus on customer engagement and innovation to become the supplier/ partner of choice for our customers;
4.	Enhancing operational excellence through the continuous upgrade of customer offerings and service;
5.	Recruiting, retaining, developing and motivating the best people; and
6.	Efficiently allocating capital.

Segment Overview

A) North America Segment

Our North American operations are in the U.S., Canada and Mexico.

Sales of our North America segment accounted for 47% of our net sales to external customers in 2024. This percentage is expected to be higher in 2025 as a result of the full-year inclusion of combined Company results. See “Note 3. Segment Information” of the audited consolidated financial statements of Smurfit Westrock included in this prospectus, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, for additional information.

Products

We are one of the largest integrated producers of linerboard, white-top linerboard and containerboard and kraft paper in North America (including the U.S., Canada and Mexico), and we serve primarily corrugated packaging markets. We are one of the largest producers of paperboard in North America, and we operate both integrated virgin and recycled fiber mills. Our mill system manufactures paper for our converting system that utilizes the paper in the manufacture and sale of packaging products to our external packaging customers, together with sales of paper to external paper customers.

Mills

Our mill operations consist of both integrated virgin and recycled fiber mills, that produce containerboard, paperboard and specialty grades, including kraft paper and market pulp. The majority of the output of the mill system is used in our own converting operations.

We have recycling operations in the segment whose business is conducted as a procurement function, focusing on the procurement of low cost, high quality recycled fiber for our mill system. See “Properties” for additional information on our annual production capacity and types of containerboard and paperboard we manufacture, and “Business — Sales and Marketing” for additional information on our vertical integration.

In the year ended December 31, 2024 our containerboard mills in North America produced approximately 8.2 million tons including tons produced by WestRock before the Combination. In the year ended December 31, 2024, our paperboard mills in North America produced approximately 3.1 million tons, including tons produced by WestRock before the Combination.

Any paper not used in our own operations is sold through our commercial paper operations, generating revenues primarily from the sale of containerboard, paperboard and specialty grades to external customers, and we serve primarily corrugated packaging, folding carton, food service, liquid packaging, tobacco and commercial print markets. We sell our products globally to customers who value our scale, wide range of products, and service.

Corrugated Packaging

We convert corrugated sheets into corrugated products ranging from one-color protective cartons to graphically brilliant point-of-purchase packaging. Our corrugated container plants serve local customers and regional and large national accounts. We provide customers with innovative packaging solutions to help them promote and sell their products. We provide structural and graphic design, engineering services and custom, proprietary and standard automated packaging machines, offering customers turn-key installation, automation, line integration and packaging solutions. We offer a machinery solution that creates pouches that replace single-use plastics, including bubble mailers.

We design, manufacture and, in certain cases, pack temporary displays for sale to consumer products companies and retailers. These displays are used as marketing tools to support new product introductions and specific product promotions in mass merchandising stores, supermarkets, convenience stores, home improvement stores and other retail locations. We also design, manufacture and, in some cases, pre-assemble permanent displays for these customers. We make temporary displays primarily from corrugated paperboard. Unlike temporary displays, permanent displays are restocked with our customers’ product; therefore, they are constructed primarily from metal, plastic, wood and other durable materials. We manufacture and distribute point of sale material utilizing litho, screen and digital printing technologies. We manufacture lithographic laminated packaging for sale to our customers that require packaging with high quality graphics and strength characteristics.

We also have distribution operations that generate revenues primarily from the distribution of packaging products and assembly of display products. We distribute corrugated packaging materials and other specialty packaging products, including stretch film, void fill, carton sealing tape and other specialty tapes, through our network of warehouses and distribution facilities. We also provide contract packing services, such as multi-product promotional packing and product manipulation, such as multipacks and onpacks.

We are the one of the largest manufacturers of corrugated packaging in North America, with operations in the U.S., Canada and Mexico. In the year ended December 31, 2024 our corrugated operations in North America produced approximately 83.9 billion square feet including square feet produced by WestRock before the Combination.

Consumer Packaging

Our consumer packaging operations generate revenues primarily from the sale of consumer packaging products such as folding cartons, inserts and labels. We are one of the largest manufacturers of folding cartons in North America, with operations in the U.S., Canada and Mexico. Our customers generally use our inserts and labels to provide customer product information either inside a secondary package (e.g., a folding carton) or affixed to the outside of a primary package (e.g., a bottle). Folding cartons typically protect customers’ products during shipment and distribution, and employ graphics to promote them at retail. We print, coat, die-cut and glue the cartons to customer specifications and ship finished cartons to customers for assembling, filling and sealing. We employ a broad range of offset, flexographic, gravure, backside printing, coating and finishing technologies, as well as iridescent, holographic, textured and dimensional effects to provide differentiated packaging products, and support our customers with new package development, innovation and design services and package testing services.

B) Europe, MEA and APAC Segment

Our Europe, MEA and APAC segment includes a system of mills and box plants that primarily produce a full line of containerboard that is converted into corrugated containers. We operate in 23 countries across western and eastern Europe. Our main European operations are in Germany, France, the Netherlands, Italy, the United Kingdom, Spain, Sweden and Austria. Our Europe, MEA and APAC operational management manage a number of operations outside Europe, including four (non-European) facilities that manufacture bag-in-box, located in Argentina, Canada, Mexico and the United States, a recently inaugurated corrugated plant in Morocco, Africa, a containerboard mill and corrugated plant in India, and consumer packaging operations in China, Japan and Australia and therefore such operations are included in the Europe, MEA and APAC segments.

Sales of our Europe, MEA and APAC segment accounted for 45% of our net sales to our external customers in 2024. See “Note 3. Segment Information” of the audited consolidated financial statements of Smurfit Westrock included in this prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, for additional information.

Products

We are one of the European leaders in terms of capacity in corrugated packaging, containerboard, consumer packaging and bag-in-box. We also operate in several other packaging and paper market segments, such as sack kraft paper, machine glazed paper, graphic board, solidboard, solidboard packaging and boxboard.

Our operations in the Europe, MEA and APAC segment are highly integrated, with the total production of the mills in 2024 approximately matching the volume of the containerboard that is converted into corrugated containers in our converting plants.

Containerboard and Corrugated Containers

We operate 14 recycled containerboard mills throughout Europe (two in France, three in Germany, two in each of the United Kingdom, the Netherlands and Italy, and one in each of Spain, the Czech Republic and Serbia). Our three kraftliner mills, located at Piteå (Sweden), Facture (France), and Nettingsdorfer (Austria), are among the largest and, we believe, the lowest cost kraftliner mills in Western Europe.

In the year ended December 31, 2024, our containerboard mills in Europe, MEA and APAC produced approximately 6.2 million tons.

We are one of the leading producers of corrugated containers in Europe by capacity, with 190 production facilities (comprising corrugated plants, sheet feeders, sheet plants and other specialized facilities). We have an extensive geographic presence in western Europe and a growing presence in eastern and southeastern Europe. We also have a containerboard mill and corrugated conversion facility in India. In 2024, our corrugated operations in Europe, MEA and APAC produced approximately 97.5 billion square feet.

Consumer Packaging

We operate 40 consumer packaging plants in Europe in 12 countries which primarily manufacture folding cartons, labels and leaflets for consumer packaging markets. We are one of the largest producers in Europe. We also have operations in China, Japan and Australia in consumer packaging.

Other Paperboard and Other Paper

In the year ended December 31, 2024 we produced approximately 0.7 million tons of other paperboard, comprising sack kraft, machine glazed paper, graphic board, solidboard and boxboard in five mills located in Germany and Spain. We are one of the leading manufacturers of both solidboard and solidboard packaging in Europe.

Our containerboard mill in the Netherlands also produces graphic paper for use in inserts. Its production in the year ended December 31, 2024 was approximately 0.2 million tons.

Bag-in-box

We are one of the largest European manufacturers in the high growth bag-in-box market, a leading European supplier of bags for bag-in-box packaging (primarily packaged in corrugated boxes) for the wine market, and a significant global supplier for taps for bag-in-box packaging for the wine market. We have sales offices and agencies across more than 25 countries and nine bag-in-box or tap manufacturing facilities located in France, Spain, Italy, Canada, Argentina, Mexico, Germany and the United States.

C) Latin America Segment

We are a leading business in containerboard and corrugated containers in Latin America.

In Latin America, we are one of the largest producers of corrugated containers and containerboard, by volume, with corrugated operations in nine countries. Our largest operations in Latin America are in Brazil and Colombia, with other corrugated operations in Argentina, the Dominican Republic, Costa Rica, Chile and Peru, and other operations in Ecuador and El Salvador. We have operated continuously in Latin America since 1986.

Reliable third-party data on Latin America is not available and, therefore, statements in relation to our market position in Latin America are based on management estimates.

Sales of our Latin American segment accounted for 8% of our net sales in 2024. See “Note 3. Segment Information” of the audited consolidated financial statements of Smurfit Westrock included in this prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, for additional information.

Products

Our Latin American segment mill operations consist of 9 mills in three countries (Brazil, Colombia and Argentina) producing containerboard, consumer packaging board and sack kraft paper, with combined productions of around 1.5 million tons the year ended December 31, 2024 (of which containerboard represented around 1.3 million tons).

The Latin American segment also has 28 corrugated plants in 9 countries – Brazil, Colombia, Argentina, Dominican Republic, Costa Rica, El Salvador, Peru, Chile and Puerto Rico. Production for the Latin American segment for the year ended December 31, 2024 was approximately 23 billion square feet of corrugated containers.

We also have folding cartons operations in Costa Rica and El Salvador and the Dominican Republic, paper sack operations in Colombia, Ecuador, Costa Rica and the Dominican Republic, and a recycling plant in Nicaragua.

Sales and Marketing

We provide packaging products for the transportation of a diverse range of consumer and industrial goods, such as processed and fresh food, agricultural products, beverages, industrial and consumer electronics, chemicals and pharmaceuticals, and a range of other products, as well as higher value-added corrugated products, such as those featuring enhanced graphics used for point of sale displays and consumer and shelf-ready packaging. During 2024, the majority of our products were sold to the fast-moving consumer goods sector.

No individual customer accounted for more than 10% of our net sales in 2024. We generally manufacture our products pursuant to our customers’ orders. We believe that we have good relationships with our customers.

A proportion of our customers are considered pan-regional, and we have teams devoted to managing and servicing the requirements of these customers. These teams work in conjunction with local operations. Another proportion of our customers are multi-national accounts, serviced in more than one country (or state, in the case of the U.S.) but not across a full region. We have also built teams to service their requirements. The remaining customers are considered either multi-site national accounts within a single country or local accounts, and marketing and sales activity for these customers is primarily undertaken by local businesses. The dual approach to sales and marketing allows us to remain close to our customers irrespective of size while also staying updated on competitors’ offerings and local market developments.

We market our products through our own sales force. We also market a number of our products, primarily paper, through independent sales representatives and independent distributors. We generally pay our sales personnel a combination of base salary, commissions and annual bonus. We pay our independent sales representatives on a commission basis. Orders from our customers generally do not have significant lead times. We discuss net sales to unaffiliated customers through our foreign operations and other financial information in “Note 3. Segment Information” of the Notes to Consolidated Financial Statements.

A considerable portion of our converted product sales are made under customer contracts with terms ranging from one to three years. These agreements typically provide that the customer will source a specified percentage of its total product requirements from us on an exclusive basis, and typically allow for raw material cost movements to be passed through to end pricing.

Our marketing strategy focuses on product quality, design differentiation and high caliber customer service. Through continuous communication with customers, our goal is to improve our service quality and proactively anticipate or respond to customers’ needs.

The marketing strategy for our mills is to profitably match the sale of appropriate paper and containerboard to the demand requirements of both internal and external converters located within an economically reasonable shipping distance from each mill, thereby minimizing logistics costs. Our strategy for the corrugated container and other converting plants focuses on both customized products tailored to fit customers’ needs and high-volume sales of commodity products, such as transport packaging for predominantly local markets. Most sales of converted products are made on the basis of short-term orders for specified volumes at market rates.

These orders are priced based on a number of factors such as currency, volume, weight, applications (printing, die-cutting and lamination) and geographic area. We seek to maintain a broad customer base for each market to avoid customer concentration.

Since all of our businesses operate in highly competitive industry segments, we regularly discuss sales opportunities for new business or for renewal of existing business with customers. Our packaging products compete with packaging made from other materials, including plastics. The primary competitive factors we face include price, design, product innovation, quality, service and sustainability, with varying emphasis on these factors depending on the product line and customer preferences. Our machinery solutions represent one example of how we compete by providing differentiated solutions that create value for our customers. We believe that we compete effectively with respect to each of these factors and we obtain feedback on our performance with periodic customer surveys, among other means.

Competition

We operate in a competitive global marketplace. The industries in which we operate are highly competitive, and no single company dominates any of those industries.

In North America, our containerboard and paperboard operations compete with integrated and non-integrated national and regional companies operating primarily in North America, and to a limited extent, manufacturers outside of North America. Our competitors include large and small, vertically integrated companies and numerous smaller non-integrated companies. In the corrugated packaging and folding carton markets, we compete with a significant number of national, regional and local packaging suppliers in North America. In the promotional point-of-purchase display and converted paperboard products markets, we primarily compete with a smaller number of national, regional and local companies offering highly specialized products.

In Europe, there are different types of companies operating in the vertically integrated containerboard and corrugated container industry; some are vertically integrated, having both containerboard and corrugated container capacity, while others may be in only one of those businesses. There are also a number of companies which have a presence in more than one country, while others operate in a single geography. Our key competitors for containerboard and corrugated containers in western and eastern Europe are the other leading pan-continental producers of containerboard and corrugated containers. As containerboard and corrugated containers products are largely standardized products, competition is primarily based on price. Our key competitors for consumer packaging board and consumer packaging are also pan-continental players.

In Latin America, our key competitors for containerboard and corrugated containers in Latin America are regional or national companies within the countries in which we operate, as there are few pan-continental or international producers of containerboard and corrugated containers. As containerboard and corrugated containers products are largely standardized products, competition is primarily based on price. Our key competitors for consumer packaging board and consumer packaging are also pan-continental players.

Seasonality

While our businesses are not materially impacted by seasonality, there is some variability in demand that occurs from quarter to quarter, with net sales in the first quarter of each year typically being the lowest. Generally, we expect more of our earnings and cash flows to be generated in the second half of the year than in the first half of the fiscal year due to these variations and other factors.

Raw Materials

The primary raw materials used by our mill operations are recycled fiber at our recycled containerboard and paperboard mills and virgin fiber from hardwoods and softwoods at our virgin containerboard and paperboard mills. Certain of our virgin containerboard is manufactured with some recycled fiber content.

In Europe, the principal raw materials for the recycled containerboard, recycled consumer packaging board, solidboard and graphic board mills are various grades of recovered papers and, in particular, OCC. In Europe, we source recovered paper in a number of different ways, which we refer to as “grip” levels, through sources we directly control or with whom we have contracts, with the remainder being acquired primarily under spot purchases. We believe this security of supply to be a significant benefit at times when recovered fiber is in short supply.

From a price perspective, most of our requirements in Europe are linked to official reference prices and are therefore based on market prices.

Our kraftliner mills and sack kraft mill require virgin fiber as their principal raw material. We purchase virgin fiber on the open market through contractual arrangements and, in some cases, cooperate with landowners to develop forest resources. We are not reliant on any one supplier for a substantial portion of our raw materials sourced from third parties.

Our overall fiber sourcing for all of our mills in North America is approximately 55% virgin and 45% recycled. Recycled fiber prices and virgin fiber prices can fluctuate significantly. We source virgin fiber from third party sources, and recycled fiber through a combination of our own depots, long and short term contracts and from the open market.

Our overall fiber sourcing for our mills in Europe, MEA and APAC is approximately 24% virgin and 76% recycled. Recycled fiber prices in particular can fluctuate significantly, and may not necessarily move in the same direction or quantum as in other regions. We source virgin fiber in Europe from third party sources, and recycled fiber through a combination of our own depots, long and short term contracts and on the open market.

Our overall fiber sourcing for our mills in Latin America is approximately 58% virgin and 42% recycled. Recycled prices in particular can fluctuate significantly and vary from country to country in Latin America. We source virgin fiber primarily from our own forestry bases in Colombia and Brazil, but also from the market. We source recycled fiber through a combination of our own depots, long and short term contracts and from the open market.

Containerboard and paperboard are the primary raw materials used by our corrugated and consumer packaging converting operations in our operating segments. Our converting operations use many different grades of containerboard and paperboard. We supply substantially all of our converting operations’ needs for containerboard and paperboard from our own mills and through the use of trade swaps with other manufacturers. These arrangements allow us to optimize our mill system and reduce freight costs. Because there are other suppliers that produce the necessary grades of containerboard and paperboard used in our converting operations, we believe we would be able to source significant replacement quantities from other suppliers in the event that we incur production disruptions for recycled or virgin containerboard and paperboard.

Energy

We incur energy costs in our mill operations and the cost of natural gas, oil, electricity and purchased biomass fuel is subject to fluctuations. In our recycled mills, we primarily use natural gas and electricity, supplemented at certain mills with fuel oil. In our virgin fiber mills, we primarily use biomass and natural gas, supplemented at times with fuel oil, and, at a limited number of facilities, coal, to generate steam used in the pulping and paper making processes and to generate some or all the electricity used on site. We primarily use purchased electricity and natural gas to operate our converting facilities. We generally purchase these products from suppliers at market or tariff rates. We use commodity contracts to hedge energy exposures. See “Business — Governmental Regulation — Environmental”.

Transportation

We also incur costs of inbound and outbound freight in our business. Factors that influence our freight expense are distance between shipping and delivery locations, distance from our facilities to customers and suppliers, mode of transportation (rail, truck, intermodal and ocean) and freight rates, which are influenced by supply and demand and fuel costs. The principal markets for our products are in North America, Europe and Latin America.

Innovation

Our approach to innovation focuses on helping customers save more, sell more, and optimize packaging solutions to improve consumer experience.

Our innovation model prioritizes agility for faster innovation and smarter testing, promoting global innovation with local relevance, fostering end-to-end circular packaging innovation, and enabling quicker, better decision making with market-leading capabilities.

We emphasize local implementation and strong coordination to optimize efficiency and effectiveness across all operations and customer interactions. To help achieve this, we have 30 interconnected customer-centric Innovation and Experience centers, strategically positioned throughout the organization. These hubs are responsible for bringing to life a “local” approach by aligning the global vision with local customization influenced by the culture, trends and customer needs. Additionally, our European innovation team focuses on customer focused initiatives, backed by market-leading capabilities. We also have an innovation center in Richmond, Virginia which focuses on solutions for converted products, paper and processes.

We have a suite of tools to support our innovation and selling efforts. The strength of these tools is the fact that they are internally developed and are equally available to all operations.

Demonstrating our industry leadership, in 2024, we won 106 awards across a host of categories, including design, safety, sustainability, community engagement and as a top employer. We were recognized for our technical innovation and creativity by winning 16 awards at the Flexographic Industry Association UK awards in addition to 13 WorldStar 2024 awards, more than any other entrant. We were also the proud winner of PepsiCo’s “Supplier of the Year” award, as well as Mondelez’ “Supplier of the Year” award.

Our “Better Planet Packaging” initiative aims to develop our sustainable packaging to positively impact global supply chains, improve our packaging environmental footprint and reduce packaging traces on the planet. Characteristics of Better Planet Packaging include:

●	optimized and fit-for-purpose materials;
●	reduced carbon footprint;
●	designed to be recyclable and are actually recycled;
●	manufactured with recycled material when possible, and sustainably sourced virgin material when needed; and
●	naturally biodegradable.

To support the market in developing and implementing innovative packaging solutions more rapidly, reliably and collaboratively, we launched our Design2Market concept in 2022. With over 80 successful projects executed for leading brands, our customers benefit from a streamlined testing process, reduced risk and sustainable packaging options, all aligned with our commitment to innovation and sustainability through the Better Planet Packaging initiative.

Sustainability

Commitment to Sustainability Matters

At Smurfit Westrock we are committed to creating packaging solutions that protect what we all care about. We believe this commitment is evident in our culture and behaviors at all levels and across all areas of our business, informing our strategic business decisions and actions, now and into the future.

As a global leader in sustainable, paper-based packaging, we are proud to create solutions from renewable and recyclable materials, that help deliver a better future for all. Together, we are committed to being an impactful business and supporting a greener, bluer planet.

There is strong oversight of sustainability and related matters within the Company. The Sustainability Committee of the Company’s Board of Directors (the “Board”) has been in place since the completion of the Combination and met on three occasions in 2024. Climate change is a regular agenda item at Board Committee meetings, where the Sustainability Committee reviews various aspects of the Company’s climate strategy, stakeholder expectations and the evolving regulatory landscape. The Company’s chief executive officer (the “CEO”), through his overall responsibility for the day-to-day oversight of the Company’s business and the implementation of the Company strategy and policies, is directly responsible for actions governing sustainability, including areas such as climate change. He is also responsible for providing that the Company’s purpose, values and culture are instilled throughout the Company. The CEO is also a Director of the Board.

As a responsible company, operating globally, we provide products that are sustainable, driven by a culture with strong values of loyalty, integrity, respect and safety at work. We understand the challenges facing both our business and the planet and are committed to doing our part in resolving these critical issues. Our ambition is to deliver sustainable growth for the benefit of all our stakeholders based on three pillars: Planet, People and Impactful Business.

Planet

The circular economy has long been the core of our business. We use renewable, recyclable, and recycled materials to create innovative, sustainable packaging solutions. As a leading consumer of recycled fiber, we play our part in the circular economy by recycling old paper-based packaging. The virgin wood fiber we use is sourced from responsibly managed forests and all our fiber-based manufacturing facilities have been chain of custody certified to internationally recognized standards. We work with our customers to help them deliver on their sustainability goals.

People and Communities

Having engaged employees is critical for the success of our business. We are committed to providing an inclusive and safe place to work for the talented people in our globally and culturally diverse organization. Our commitment also extends to all of the communities in which we operate.

Impactful Business

Through our activities, we aim to create sustainable value for our customers, investors, employees, suppliers and the communities in which we are privileged to operate. We innovate and partner with our customers to create packaging solutions that can replace less sustainable materials and reduce their carbon footprint. We aim to do this with the highest ethical business standards.

Our sustainability report is expected to be made available on our website in the second quarter of 2025 at www.smurfitwestrock.com/sustainability. The information contained in our sustainability reports is not incorporated by reference into this prospectus and should not be considered part of this or any other report that we file with or furnish to the SEC.

Climate-Related Disclosures

We recognize the need for climate-related disclosures as part of our commitment to sustainability and responsible corporate citizenship. We plan to publish an overview of our approach to climate risk management in the first half of 2025 which will take into consideration the recommendations of the Task Force on Climate-related Financial Disclosures as part of our sustainability reporting for 2024.

Sustainability Performance

Due to the mid-year merger of Smurfit Kappa Group and WestRock, consolidated targets and data are not yet available but are expected to form an integral part of our reporting on the 2025 financial year. For our 2024 calendar year reporting, we plan to report on a selection of each of the legacy company’s key sustainability metrics.

Environmental Regulations

We may incur additional compliance costs and burdens resulting from the enactment of new laws and regulations aimed at reducing carbon emissions, which could take the form of cap-and-trade, carbon taxes or a greenhouse gas (“GHG”) reduction mandate.

We may also incur higher prices for certain raw materials and fuels, including biomass and natural gas, related to the transition to a lower-carbon economy or the enactment of GHG reduction mandates. Also, new climate rules and regulations that result in fuel efficiency standards could increase our transportation costs.

Certain jurisdictions in which we have manufacturing facilities or other investments have already taken actions to address climate change.

We also operate in countries or regions that have already adopted GHG emissions trading schemes such as the European Union where we are subject to the impact on energy prices and compliance from the EU Emission Trading Scheme Directive.

Human Capital Resources

People are our priority. Our primary objective is to provide a great place to work for all our colleagues guided by our commitment to equal employment opportunity for all. We understand that our success is driven by our highly valued and motivated, diverse teams across the world. By building a safe and inclusive work environment that empowers and inspires our global workforce, our people will be able to thrive and grow our business. Our responsibility as an employer is to create a workplace where people can earn a fair living, where they will be safe and can return home to their families every day, and to provide the conditions where they feel valued and respected.

As of December 31, 2024, we employed approximately 100,000 people in the 40 countries in which we operate, of which approximately 52,500 were in the North America segment, approximately 37,000 in Europe, MEA and APAC, and approximately 10,500 in the Latin America segment. Our businesses can be seasonal in nature which results in peaks and troughs in employment numbers across certain sections of our workforce. These changes are managed through fair and flexible hiring practices in accordance with applicable laws.

As of December 31, 2024, approximately 54% of our hourly employees in the U.S. worked pursuant to collective bargaining agreements and 60% of our employees in Europe were covered by collective labor agreements. The majority of our unionized employees are represented by the United Steel Workers. During 2025, we expect to negotiate for renewal or extension of 27 contracts (27% of total contracts) that have recently expired or that will expire during the year. During 2024, we experienced no work stoppages, and we believe we have satisfactory labor relations with our employees.

Safety, Health and Well-Being

We promote a strong culture of safety and well-being. The safety and well-being of our employees, contractors and other stakeholders is paramount to us, and is a core value for Smurfit Westrock. Operating safely is a non-negotiable, and our ‘Safety for Life’ Program is embedded across many of our operations; this will continue to be deployed in our expanded organization and facilities. We strive every day to ensure that each of our colleagues return home safely.

Smurfit Westrock invests substantial time, effort and financial resources to comply with applicable regulations and ensure a safe workplace. In 2024, we achieved a lost time incident rate of 0.27, and a global Total Recordable Incident Rate of 0.58 for the combined group, based on the number of incidents per 200,000 work hours for employees and contractors globally. Beyond reporting of incidents, we proactively invest in initiatives, tools, technology and safety programs across the group, to make incident reporting easier, to ensure the right safety conversations are happening, and to better control and mitigate potential risks.

An Employer of Choice

We are truly a diverse organization with approximately 100,000 colleagues from across the 40 countries in which we operate. We are committed to fostering a safe, respectful and inclusive workplace where everyone has a real sense of belonging and can be their authentic selves at work every day. We strive for a culture and a workplace where all our employees feel valued, respected, and empowered to thrive. Our people priorities, which are designed to help us develop a sustainable business, includes a focus on employee engagement, people development and social support to our communities.

We have a number of communications coordinators and Employee Resource Groups in each region which focus on the topics that matter most locally. These groups have been established on a voluntary basis, are employee-led based on common interests and backgrounds, and have executive sponsorship to help with momentum, profile and resourcing.

We are deeply committed to our communities and collaborating with them. We encourage our local teams to connect with their communities through social and environmental initiatives. Our Open Community initiatives cover all aspects of our involvement with our communities around the world, with almost 200 projects in flight centered on four pillars: Empowering Communities, Encouraging Wellbeing, Inspiring Our Future and Protecting Our Planet.

Culture & Engagement

Our culture is rooted in our values, which expects each employee, leader and function to live our values of safety, integrity, respect and loyalty. We infuse our values through our ways of working and communication across the organization. In addition to engagement and pulse surveys (we anticipate carrying out the first Smurfit Westrock global employee engagement survey in the first half of 2025), we also encourage regular, live communication across the organization and host quarterly global town halls with our senior leadership that include business updates and employee question-and-answer sessions. In addition, regional business town halls are held on a regular basis.

Learning and Development

For employees, across all levels and businesses in our Company, our learning and development programs equip employees with the relevant skills to be effective in their current roles and also to prepare them for the future, both within and outside of Smurfit Westrock.

As a business with a strong track record of developing talent internally, our talent planning initiatives and programs help our business to ensure we have the right people, with the right experience ready to progress in their careers as critical roles and talent needs arise. Through our talent cycle of talent identification, succession planning and talent development, we have been able to ensure talent mobility across the organization in a timely manner into key vacancies.

Through our Smurfit Westrock Learning Academy, we have a number of key management development programs which take place annually, including Regional Graduate Programs, Advanced Management Development Program and Global Manager Program. These serve to ensure that we retain, motivate and develop employees, allowing us to have a robust talent pipeline at all career stages. We partner with leading academic institutions including Harvard and INSEAD, which allow us to leverage global best practice in this area. Since 2016 our flagship leadership development program, Open Leadership, runs in partnership with INSEAD business school and has seen more than 500 of our senior leaders attend this year long three-module program. This investment in our leadership community is based on the belief that business performance is linked to human behavior.

Compensation & Benefits

We believe our compensation packages provide the appropriate incentives to attract, retain and motivate our employees, and ultimately to grow our business. Our compensation programs are designed to re-enforce performance, our business growth and our talent strategy. We provide base pay that is market relevant and competitive and that aligns with employee positions, skill levels, and experience. In addition to base pay, we provide opportunity for employees to receive annual performance-based incentive awards for certain jobs and job levels. Our employee benefits packages, which vary by country and region, are competitive and local market relevant.

We continue to evolve our medical and welfare benefits programs to ensure we provide for employees’ health and well-being, including employee assistance programs. Additionally, to foster a strong sense of accountability and ownership, and align the interests of managers with shareholders, we grant stock-based incentives to our most senior manager levels.

We are committed to equal pay for equal work. To deliver on that commitment we conduct frequent pay analysis, global pay equity benchmarking and job analysis, and review our pay practices annually.

Patents and Other Intellectual Property

We hold a substantial number of foreign and domestic trademarks, trademark applications, trade names, patents, patent applications and licenses relating to our business, our products and our production processes. Our patent portfolio consists primarily of utility patents relating to our products and manufacturing operations, including proprietary automated packaging systems. Our company name and logo, and certain of our products and services, are protected by domestic and foreign trademarks. Our patents, trademarks and other intellectual property rights, particularly those relating to our manufacturing operations, are important to our operations as a whole. Our intellectual property has various expiration dates.

Governmental Regulation

Health and Safety

Our business involves the use of heavy equipment, machinery and chemicals and requires the performance of activities that create safety exposures. Safeguarding the health, safety and overall welfare of our team is core to how we operate and critical to attracting and retaining the best talent, while also playing a pivotal role in realizing our business and sustainability objectives. We implement our health and safety requirements through comprehensive safety management systems that include global policies, performance standards, implementation tools, guidance documents, standardized forms, best practice sharing and operational learning. We seek to reduce exposures and eliminate life changing events through engagement, execution of targeted, results-driven activities, and implementation of systems that promote continuous improvement.

We are subject to a broad range of foreign, federal, state and local laws and regulations relating to occupational health and safety, and our safety program includes measures required for compliance. We have incurred, and will continue to incur, operating costs and capital expenditures to meet our health and safety compliance requirements, as well as to continually improve our safety systems. We believe that future compliance with occupational health and safety laws and regulations will not have a material adverse effect on our results of operations, financial condition or cash flows.

Certain governmental authorities in locations where we do business have established asbestos standards for the workplace. Although we do not use asbestos in manufacturing our products, asbestos containing material (“ACM”) is present in some of the facilities we own or lease. For those facilities where ACM is present and ACM is subject to regulation, we have established procedures for properly managing it.

Environmental

Environmental compliance requirements are a significant factor affecting our business. Our manufacturing processes involve the use of natural resources, such as virgin wood fiber and fresh water, discharges to water, air emissions and waste handling and disposal activities. These processes are subject to numerous federal, state, local and international environmental laws and regulations, as well as the requirements of environmental permits and similar authorizations issued by various governmental authorities.

We invested approximately $127 million of capital expenditure during fiscal 2024 on matters relating to environmental compliance. This is the combined amount between Smurfit Kappa and WestRock; however, it is an approximation as the same definitions and methodology were not used by the respective companies in calculating it and this number remains subject to review and adjustments as we refine our methodology post-combination.

Legal Proceedings

Smurfit Westrock and/or certain of its subsidiaries are involved from time to time in various lawsuits and claims arising out of the conduct of their business. See Note 21, “Commitments and Contingencies,” in Smurfit Westrock’s audited consolidated financial statements included in this prospectus for additional information regarding Smurfit Westrock’s current legal proceedings.

Properties

We operate locations in North America, including the majority of U.S. states, South America, Europe, Asia, Africa and Australia. We own our principal offices in Dublin, Ireland. We believe that our existing production capacity is adequate to serve existing demand for our products and consider our plants and equipment to be in good condition.

Our corporate offices, significant regional offices and operating facilities (including our mills) as of December 31, 2024 are summarized below:

	Number of Facilities
Segment	Owned	Leased	Total
Europe, MEA and APAC	163	159	322
North America	247	50	297
Latin America	53	5	58
Corporate and significant regional offices	1	5	6
Total (1)	464	219	683
(1)	Excludes facilities we are in the process of closing

The tables that follow show our estimated annual production capacity in thousands of tons by mill at December 31, 2024. The capacity reflects our current expectations, including assumptions such as product mix and basis weight. Our mill system production levels and operating rates may vary from year to year due to changes in market and other factors, including weather-related events. We own all of our mills. At December 31, 2024, we also own approximately 165,000 acres of forestlands in Colombia and 136,000 acres of forestlands in Brazil.

Europe, MEA and APAC Mills - annual production capacity in thousands of tons

Location of Mill	Containerboard	Paperboard	Kraft Paper	Graphic Paper	Total
Pitea, SWE	794				794
Roermond, NETH	717				717
Parenco, NETH	441			248	689
Facture, FRA	634				634
Zulpich, GER	573				573
Verzuolo, ITA	551				551
Nettingsdorf, AUS	507				507
Hoya, GER	474				474
Herzberg, GER		287			287
Saillat, FRA	281				281
Mengibar, SPA	265				265
Wrexen, GER	259				259
Townsend Hook, UK	259				259
Ania, ITA	254				254
SSK, UK	220				220
Nervion, SPA			176		176
Morai, IND	165				165
Belgrade, SER	132				132
Navarra, SPA			94		94
Wrexen Board, GER		88			88
Hoya Board, GER		88			88
Morava, CZK	83				83
Rethel, FRA	72				72
Total Europe, MEA and APAC	6,681	463	270	248	7,662

North America Mills - annual production capacity in thousands of tons

Location of Mill	Containerboard	Paperboard	Kraft Paper	Pulp	Total
Mahrt, AL		1,031			1,031
Longview, WA	624		351		975
Fernandina Beach, FL	928				928
West Point, VA	922				922
Stevenson, AL	864				864
Covington, VA		793			793
Hodge, LA	790				790
Solvay, NY	770				770
Florence, SC	733				733
Seminole, FL	620				620
Evadale, TX	55	531			586
Dublin, GA	279		305		584
Roanoke Rapids, NC	322		196		518
Demopolis, AL		374		100	474
La Tuque, Quebec	341	127			468
Hopewell, VA	466				466
Monterrey, MX	402				402
Forney, TX	354				354
Cerro Gordo, MX	259	88			347
Guadalajara, MX	160	110			270
San Pablo, MX	243				243
Cowpens, SC	234				234
Los Reyes, MX	158				158
St Paul, MN		157			157
Battle Creek, MI		150			150
Dallas, TX		127			127
Missisquoi, VT		99			99
Stroudsburg, PA		72			72
San Luis Potosi, MX	71				71
Monterrey, MX	35				35
Total	9,630	3,659	852	100	14,241

Latin America Mills - annual production capacity in thousands of tons

Location of Mill	Containerboard	Paperboard	Kraft Paper	Total
Tres Barras, BRA	650			650
Cali, COL	129	70	121	320
Pirapetinga, BRA	143			143
Barbosa, COL	127			127
Bernal, ARG	77			77
Barranquilla, COL	77			77
Uberaba, BRA	72			72
Cnel Suarez, ARG	57			57
Bento, BRA	55			55
Total Latin America	1,387	70	121	1,578

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

For purposes of this section, unless otherwise indicated, references to “we,” “our,” “ours,” “us” and the “Company” refer exclusively to Smurfit Westrock.

Executive Officers

The following table sets forth, as of April 3, 2025, the name, age and position of Smurfit Westrock’s executive officers, followed by a biography of each executive officer.

Name	Age	Position
Anthony Smurfit	61	President & Group Chief Executive Officer
Ken Bowles	54	Executive Vice President & Group Chief Financial Officer
Laurent Sellier	56	President & Chief Executive Officer, North America (including Mexico)
Saverio Mayer	59	President & Chief Executive Officer, Europe, MEA and APAC
Alvaro Henao	59	President & Chief Executive Officer, LATAM
Ben Garren	63	Executive Vice President & Group General Counsel

Anthony Smurfit serves as our President & Group Chief Executive Officer, a position he held since 2024 and as director of Smurfit Westrock since 2023. He served as a director of Smurfit Kappa Group plc, our now subsidiary, and its predecessors from 1989 until the Combination closed on July 5, 2024 and as Group Chief Executive Officer of Smurfit Kappa Group plc between 2015 and July 5, 2024. Prior to that, he served as Group Chief Operations Officer of Smurfit Kappa Group plc from 2002 until 2015. He was Chief Executive of Smurfit Europe from October 1999 to 2002 prior to which he was Deputy Chief Executive of Smurfit Europe and previously Chief Executive Officer of Smurfit France.

Ken Bowles serves as our Executive Vice President & Group Chief Financial Officer, a position he has held since 2024 and as director of Smurfit Westrock since 2023. He joined a predecessor of Smurfit Kappa Group plc, our now subsidiary, in 1994 and occupied a number of finance roles in various parts of Smurfit Kappa Group plc and its predecessors. He was appointed Group Chief Financial Officer of Smurfit Kappa Group plc in 2016, prior to which he was the Financial Controller between 2010 and 2016. He served as a director of Smurfit Kappa Group plc between 2016 and the completion of the Combination on July 5, 2024. Previously, he served as Smurfit Kappa Group plc’s Head of Tax from 2007 to 2010, prior to which he was appointed as the first Head of Compliance in 2004.

Laurent Sellier serves as our President & Chief Executive Officer, North America (including Mexico), a position he held since the completion of the Combination on July 5, 2024. He joined Smurfit Kappa Group plc, our now subsidiary, in 1994 as an internal auditor, and since then has worked in several positions across Smurfit Kappa Group plc in France, the United Kingdom, Spain and the Netherlands. Mr. Sellier was appointed Chief Executive Officer of Smurfit Kappa Americas in January 2022. Mr. Sellier was formerly the Chief Operating Officer of the Smurfit Kappa Europe Paper and Board Division.

Saverio Mayer serves as our President & Chief Executive Officer, Europe, MEA and APAC, a position he has held since the completion of the Combination on July 5, 2024. He joined Smurfit Kappa Group plc, our now subsidiary, in 1986 and since then has held a number of commercial and operational roles. Mr. Mayer was appointed Chief Executive Officer, Europe, at Smurfit Kappa Group plc in April 2017. Formerly Mr. Mayer was Head of Pan European Sales in 1996, before taking up the position of Chief Executive Officer of Smurfit Kappa Italy in 2001. In conjunction with his role in Italy, Mr. Mayer also served as the Chief Executive Officer of Smurfit Kappa Russia from 2007 to 2009, Chief Executive Officer of Smurfit Kappa Poland from 2007 to 2011 and since 2011 was responsible for the Bag-in-Box (“BIB”) Division. In September 2015, he was appointed Chief Operations Officer of Corrugated and Converting Europe and was responsible for the operational, sales, and financial performance of the corrugated plants and BIB Division.

Alvaro Henao currently serves as our President & Chief Executive Officer, LATAM, a position he has held since February 1, 2025. Prior to this role, Mr. Henao served as the Company’s Senior Vice President of Integration, the role he has held since 2024. Previously, over the course of 36 years, he held various positions of increased responsibility at Smurfit Kappa Group plc, our now subsidiary. Most recently, between 2013 and 2023, he served as Chief Executive Officer, Central Cluster, at Smurfit Kappa Group plc.

Ben Garren serves as our Executive Vice President & Group General Counsel, a position he held since July 8, 2024. Prior to his current position, Mr. Garren worked for The Coca-Cola Company, a multinational beverage corporation, for more than 24 years, during which he held a number of senior legal roles, including most recently serving as General Counsel, International between 2018 and 2021, overseeing legal operations for EMEA, LATAM and APAC Groups, and prior to that, he served as General Counsel, North America. Before joining The Coca-Cola Company, Mr. Garren practiced law in New York as a litigation associate with leading law firms Baker Botts LLP and Cravath, Swaine & Moore LLP.

Directors

The following table sets forth, as of April 3, 2025, the name, age and position of the individuals who serve as Smurfit Westrock’s directors, followed by a biography of each director.

Name	Age	Position
Irial Finan	67	Chair and Director
Anthony Smurfit	61	President & Group Chief Executive Officer and Director
Ken Bowles	54	Executive Vice President & Group Chief Financial Officer and Director
Colleen F. Arnold	68	Director
Timothy J. Bernlohr	66	Director
Carole L. Brown	60	Director
Terrell K. Crews	69	Director
Carol Fairweather	64	Director
Mary Lynn Ferguson-McHugh	65	Director
Suzan F. Harrison	67	Director
Kaisa Hietala	54	Director
Lourdes Melgar	62	Director
Jørgen Buhl Rasmussen	69	Director
Alan D. Wilson	67	Director
Dmitri L. Stockton	61	Director

Irial Finan has been the Chair of Smurfit Westrock since 2024. He is the former Chair of Smurfit Kappa Group plc, which is now one of our wholly-owned subsidiaries, a position he held from 2019 until the completion of the Combination on July 5, 2024. Mr. Finan was Executive Vice President of The Coca-Cola Company, a beverage company, and President of the Bottling Investments Group, a Coca-Cola subsidiary, from 2004 until he stepped down from the roles in 2017 and retired in 2018. Prior to this, Mr. Finan served as Chief Executive Officer of Coca-Cola Hellenic Bottling Company SA. He joined the Coca-Cola System in 1981 and during his time there he held key leadership roles. He currently serves on the board of Fortune Brands Innovations, Inc., and during the past five years has served on the boards of Coca-Cola Bottlers Japan Holdings Inc. and Coca-Cola European Partners plc. Mr. Finan brings to the Board experience in senior management and executive leadership positions, including finance and global operations. He has significant experience in business integrations, including the establishment of new markets.

The biographies of Anthony Smurfit and Ken Bowles are set forth above under the section entitled “—Executive Officers.”

Colleen F. Arnold has served as our director since 2024 and, prior to the Combination, she served on the board of directors of WestRock Company, which is now one of our wholly-owned subsidiaries. She served as senior vice president, sales and distribution of International Business Machines Corporation (“IBM”), an American multinational technology company, from 2014 to 2016. Prior to that, she held a number of senior positions with lBM from 1998 to 2014, including senior vice president, application management services, lBM Global Business Services; general manager of GBS Strategy, Global Consulting Services, Global lndustries and Global Application Services; general manager, Europe, Middle East and Africa; general manager, Australia and New Zealand Global Services; and CEO of Global Services Australia. During the past five years she has also served on the board of Cardinal Health. Ms. Arnold brings to the Board global business experience, financial expertise, consumer markets and sales experience, innovation experience and experience working for a company with significant scale.

Timothy J. Bernlohr has served as one of our directors since 2024 and, prior to the Combination, he served on the board of directors of WestRock Company, which is now one of our wholly-owned subsidiaries. Since 2005, he has served as the managing member of TJB Management Consulting, LLC, a consultant to businesses in transformation and a provider of interim executive management and strategic planning services. From 1997 to 2005, he served in various executive capacities, including as president and CEO, at RBX Industries, Inc. Prior to joining RBX Industries, Mr. Bernlohr spent 16 years in various management positions with Armstrong World Industries, Inc. He currently serves on the boards of International Seaways, Inc. and Spirit Airlines, Inc., and during the past five years has served on the boards of Atlas Air Worldwide Holdings, Inc., Skyline Champion Corp. and F45 Training Holdings, Inc. Mr. Bernlohr brings to the Board broad corporate strategy and global business experience.

Carole L. Brown has served as one of our directors since 2025. She last served as Head of the Asset Management Group for PNC Financial Services Group (“PNC”), one of the largest diversified financial services institutions in the United States, from 2020 until August 2024, after which she was a special advisor to the Chief Executive Officer until her retirement in January 2025. From 2019 to 2020, she held the position of Chief Change and Risk Officer for their Asset Management Group and Corporate & Institutional Banking businesses at PNC. From 2015 to 2019, Ms. Brown served as Chief Financial Officer for the City of Chicago. Prior to her work for the City of Chicago, Ms. Brown had a 25-year career as one of the leading municipal finance investment bankers in the country in various roles. From 2017 to 2019, she also served as a member of the Securities and Exchange Commission Fixed Income Market Structure Advisory Committee. Ms. Brown brings to the Board in-depth U.S. financial knowledge and broad experience in the execution of complex financial and strategic transactions. She also has significant risk management oversight expertise.

Terrell K. Crews has served as our director since 2024, and prior to the Combination, he served on the board of directors of WestRock Company, which is now one of our wholly-owned subsidiaries. He served as Executive Vice President and Chief Financial Officer of Monsanto Company, an American agricultural biotechnology and agrochemical company, from 2000 to 2009, and as the Chief Executive Officer of Monsanto’s vegetable business from 2008 to 2009. Serving in his role as Chief Financial Officer at Monsanto for nearly a decade, Mr. Crews oversaw corporate finance and reporting in addition to capital allocation strategies. Mr. Crews also has experience leading financing for M&A activity and other corporate transactions, including previously overseeing the financial integration a number of acquired seed companies as head of finance for Monsanto’s Global Seed Group. He currently serves on the board of Archer Daniels Midland Company, and during the past five years has served on the board of Hormel Foods Corporation. Mr. Crews brings to the Board broad business knowledge and in-depth experience in complex financial matters. He also has experience working for a company with significant scale.

Carol Fairweather has served as our director since 2024, and, prior to the Combination, she served on the board of directors of Smurfit Kappa Group plc, which is now one of our wholly-owned subsidiaries. She was the Chief Financial Officer and an executive Director of Burberry Group plc (“Burberry“), a luxury fashion house, from 2013 to 2017. She joined Burberry in 2006, and prior to her appointment as the Chief Financial Officer, she held the position of Senior Vice President, Group Finance. Prior to joining Burberry, she was Director of Finance at News International Limited from 1997 to 2005 and UK Regional Controller at Shandwick plc from 1991 to 1997. She currently serves on the board of Segro plc. Ms. Fairweather brings to the Board global experience in the retail sector and experience as a Chief Financial Officer of a FTSE 100 company.

Mary Lynn Ferguson-McHugh has served as our director since 2024, and, prior to the Combination, she served on the board of directors of Smurfit Kappa Group plc, which is now one of our wholly-owned subsidiaries. She spent over 35 years at Procter & Gamble, a multinational consumer goods company, where she held a number of senior leadership positions, serving, most recently, as Chief Executive Officer of Family Care (Paper Products) between 2019 and 2021 and P&G Ventures (2015-2019). Prior to that, between 2011 and 2014, she was based in Switzerland where she held the position of Group President Western Europe and then Group President Europe at Procter & Gamble. She currently serves on the board of Molson Coors Beverage Company. Ms. Ferguson-McHugh brings to the Board significant global operational experience and fast-moving consumer goods knowledge.

Suzan F. Harrison has served as our director since 2024, and, prior to the Combination, she served on the board of directors of WestRock Company, which is now one of our wholly-owned subsidiaries. She served as president of Global Oral Care at Colgate-Palmolive Company (“Colgate”), a worldwide consumer products company focused on the production, distribution, and provision of household, health care and personal products, from 2012 to 2019. Previously, she served as President of Hill’s Pet Nutrition Inc. North America from 2009 to 2011, Vice President, Marketing for Colgate U.S. from 2006 to 2009 and Vice President and General Manager of Colgate Oral Pharmaceuticals, North America and Europe, from 2005 to 2006. She held a number of other leadership roles at Colgate beginning in 1983. She currently serves on the boards of Archer Daniels Midland Company and Ashland Inc. Ms. Harrison brings to the Board global business experience, consumer markets experience, innovation experience, and experience working for a company with significant scale.

Kaisa Hietala has served as our director and our Senior Independent Director since 2024 and, prior to the Combination, she served on the board of directors of Smurfit Kappa Group plc, which is now one of our wholly-owned subsidiaries. She spent over 20 years at Neste Corporation, a producer of sustainable fuels and renewable feedstock solutions, most recently, serving as Executive Vice President, Renewable Products, and as a member of the Neste Executive Board from 2014 to 2019. Prior to her last role, Ms. Hietala served in various other roles at Neste Corporation, from exploration and production and crude trading to leading the strategic review that resulted in the Renewable Products segment. She currently serves on the boards of Exxon Mobil Corporation and Rio Tinto plc, and during the past five years has served on the board of Kemira Oyj. Ms. Hietala brings to the Board experience in sustainability together with significant strategic and operational experience.

Lourdes Melgar has served as our director since 2024, and, prior to the Combination, she served on the board of directors of Smurfit Kappa Group plc, which is now one of our wholly-owned subsidiaries. She is an academic and strategic advisor recognized for her expertise in energy, sustainability and governance. As former Vice Minister for Electricity from 2012 to 2014 and Vice Minister for Hydrocarbons from 2014 to 2016, she played a key role in the design, negotiation and implementation of Mexico’s 2013 Energy Reform. Previously, as a career diplomat, she held various positions in Mexico’s Foreign Service and at the Ministry of Energy. She currently serves on the boards of CEMEX, S.A.B de C.V. and Banco Santander Mexico S.A. Ms. Melgar brings to the Board experience in energy, sustainability and business in Latin America. She also has risk assessment and management experience.

Jørgen Buhl Rasmussen has served as our director since 2024 and, prior to the Combination, served on the board of directors of Smurfit Kappa Group plc, which is now one of our wholly-owned subsidiaries. He is the former Chief Executive Officer of Carlsberg AS, a multinational brewer, a position he held from 2007 until he retired in 2015, having joined the company in 2006. He previously held senior positions in several global fast moving consumer goods companies, including Gillette Group, Duracell, Mars and Unilever over the previous 28 years. During the past five years he has served on the board of Novozymes A/S. Mr. Rasmussen brings to the Board executive leadership experience and expertise in the fast-moving consumer goods sector.

Alan D. Wilson has served as our director since 2024, and, prior to the Combination, he served on the board of directors of WestRock Company, which is now one of our wholly-owned subsidiaries. He served as Chairman of the Board of McCormick & Company, Inc. (“McCormick”), a consumer food company, from 2009 to 2017, and as Chief Executive Officer of McCormick from 2008 to 2016. He joined McCormick in 1993 and also served in a variety of other positions, including as President from 2007 to 2015, President of North American Consumer Products from 2005 to 2006, President of the U.S. Consumer Foods Group from 2003 to 2005 and Vice President—Sales and Marketing for the U.S. Consumer Foods Group from 2001 to 2003. He currently serves on the board of T. Rowe Price Group, Inc. Mr. Wilson brings to the Board leadership experience, market expertise, and business and governance skills. He also has experience working for a company with significant scale.

Dmitri L. Stockton has served as our director since 2024, and, prior to the Combination, he served on the board of directors of WestRock Company, which is now one of our wholly-owned subsidiaries. He most recently served as senior vice president and special advisor to the chairman of GE from 2016 until his retirement in 2017. Mr. Stockton joined GE in 1987 and held various positions of increasing responsibility during his 30-year tenure. From 2011 to 2016, Mr. Stockton served as chairman, president and CEO of GE Asset Management, a global asset management company affiliated with GE, and as senior vice president of GE. From 2008 to 2011, he served as president and CEO for GE Capital Global Banking and senior vice president of GE based in London, UK. He previously also served as president and CEO for GE Consumer Finance for Central and Eastern Europe. He currently serves on the board of Deere & Company, Ryder System, Inc. and Target Corporation, and during the past five years he has served on the board of Stanley Black & Decker, Inc. Mr. Stockton brings to the Board leadership experience and expertise in risk management, governance, finance and asset management. Mr. Stockton is not standing for re-election at the next annual general meeting of shareholders on May 2, 2025.

Board Leadership Structure

The Board annually reviews its leadership structure to evaluate whether the structure remains appropriate for Smurfit Westrock. The Board believes that presently it is in the best interests of Smurfit Westrock to have an independent director serve as the Board Chair. Mr. Finan has served as the independent Board Chair since the Combination. As an independent Board Chair, in addition to serving as liaison between the Board and management, Mr. Finan sets the agendas for and also chairs executive sessions of independent directors. He is also available for consultation and communication with major shareholders upon request. In addition, the Board designated and appointed Ms. Kaisa Hietala to serve as the Senior Independent Director of the Board (the “Senior Independent Director”) as required under, and in compliance with, certain UK Listing Rules requirements. Historically, Smurfit Kappa Group plc had the position of Senior Independent Director, and Ms Kaisa Hietala held that position at Smurfit Kappa Group plc as well. The Senior Independent Director provides a sounding board for the Board Chair, serves as an intermediary for the other directors when necessary, chairs Board meetings in the absence of the Board Chair, if requested by the Board Chair or the Board and is also available for consultation and communication with major shareholders upon request.

The Board believes that this is the appropriate Board leadership structure for Smurfit Westrock at this time. Separating the roles of the Board Chair and President & Group Chief Executive Officer enables the Board Chair to focus on leading the Board in carrying out its oversight and corporate governance responsibilities and the President & Group Chief Executive Officer to focus on leading Smurfit Westrock’s business and executing on its strategy, plans and initiatives. In addition, the Senior Independent Director is there to support the Board Chair in providing additional independent oversight. Smurfit Westrock’s Principles of Corporate Governance provide that, if at any time when the Board Chair is not an independent director, unless the independent directors and/or the Board otherwise determine, the Senior Independent Director will also serve as the lead independent director for a period of at least one year with certain specified responsibilities.

Mr. Bowles, Executive Vice President & Group Chief Financial Officer is also a director of the Board. He served on the board of directors of Smurfit Kappa Group plc since 2016 until the Combination, as is customary for Chief Financial Officers in Ireland, and became a director of Smurfit Westrock before the completion of the Combination. Given his immense experience in the boardroom as a Smurfit Kappa Group plc director and his decades long knowledge of Smurfit Kappa Group plc’s business, his insights are invaluable for evaluating strategic decisions, assessing the financial health of Smurfit Westrock and enhancing the Board’s understanding of value creation without undermining the Board’s overall independence or rigor of the Board’s oversight of Smurfit Westrock’s finances and its reporting. He also provides a continuity of perspectives to the Board and his Board service is in line with market practice in Ireland for a Chief Financial Officer of an Irish public company.

The Board’s current leadership structure facilitates robust communications between management and the Board and provides effective oversight by independent directors, including oversight of risks. Accordingly, the Board believes that its risk management processes are well supported by the current Board leadership structure.

Executive Sessions

The independent directors generally have the opportunity to meet in executive sessions without management present at every regular Board meeting. The purpose of these executive sessions is to encourage and enhance communication among independent directors. Mr. Finan, the independent Board Chair, presides at executive sessions of independent directors.

Board Committees

The Smurfit Westrock Board has a separately designated Audit Committee, Compensation Committee, Nomination Committee, Finance Committee and Sustainability Committee, each of which is comprised solely of independent directors as required under the applicable NYSE listing rules and, if applicable, SEC rules, with the membership and responsibilities of each committee summarized and described below. The Board reviews committee memberships annually. In addition, the Board has a separate Executive Committee, the primary purpose of which is to aid the Board in handling matters which, in the opinion of the Board Chair, should not be postponed until the next scheduled meeting of the Board. Members serve on these committees until their successors are duly elected and qualified or until their earlier resignation or removal and may be removed or replaced, with or without cause, by the Board at any time. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on Smurfit Westrock’s website located at https://www.smurfitwestrock.com/about/corporate-governance/board-committees, under “Corporate Governance.” The information contained on, or that can be accessed through, Smurfit Westrock’s website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in determining whether or not to participate the exchange offers.

Audit Committee

The Audit Committee consists of Terrell K. Crews (Chair), Carole L. Brown, Carol Fairweather, Suzan F. Harrison, Lourdes Melgar and Dmitri L. Stockton (who is stepping down from the Board and its committees at the conclusion of the May 2, 2025 annual general meeting of shareholders). The primary responsibilities of the Audit Committee are to assist the Board in its oversight of:

●	the quality and integrity of the consolidated financial statements of Smurfit Westrock and its subsidiaries and related disclosure;
●	the qualifications, independence and performance of Smurfit Westrock’s independent registered public accounting firm and statutory auditor under Irish law;

●	the performance of Smurfit Westrock’s internal audit function;
●	Smurfit Westrock’s systems of disclosure controls and procedures and internal controls over financial reporting;
●	compliance by Smurfit Westrock and its subsidiaries with all legal and regulatory requirements; and
●	Smurfit Westrock’s practices with respect to risk assessment and risk management, including risks related to its financial statements and financial reporting processes as well as information technology, data privacy and cybersecurity, in coordination with other committees of the Board, if and as applicable.

The Board has determined that each member of the Audit Committee meets the financial literacy, heightened independence and accounting or auditing requirements of the SEC, the Irish Companies Act and the NYSE, as applicable to audit committee members, and that each of Terrell K. Crews, Carole L. Brown and Dmitri L. Stockton also qualifies as an “audit committee financial expert” for purposes of SEC rules.

Compensation Committee

The Compensation Committee consists of Timothy J. Bernlohr (Chair), Colleen F. Arnold, Mary Lynn Ferguson-McHugh, Jørgen Buhl Rasmussen and Alan D. Wilson. The primary responsibilities of the Compensation Committee are to:

●	oversee Smurfit Westrock’s overall compensation philosophy, policies and programs, and assess whether its compensation philosophy establishes appropriate incentives for management and employees;
●	review and approve corporate goals and objectives relevant to the compensation of the President & Group Chief Executive Officer (“CEO”), evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation;
●	in conjunction with the CEO, evaluate the performance of other executives, and set the compensation levels of other executives based on this evaluation and upon the recommendation of the CEO;
●	annually review the form and amount of compensation of directors for service on the Board and its committees and recommend changes in such compensation to the Board as appropriate; and
●	annually oversee the assessment of the risks related to the Smurfit Westrock’s compensation policies and programs applicable to officers and employees and review the results of this assessment.

The Compensation Committee may delegate its authority to one or more subcommittees or to one member of the committee. The Compensation Committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. The Compensation Committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities.

The Board has determined that each member of the Compensation Committee meets the independence requirements of the SEC, including under Section 16 of the Exchange Act, and heightened NYSE independence requirements applicable to compensation committee members.

Nomination Committee

The Nomination Committee consists of Irial Finan (Chair), Suzan F. Harrison, Kaisa Hietala and Alan D. Wilson. The primary responsibilities of the Nomination Committee are to:

●	assist the Board in identifying and recommending individuals qualified to become members of the Board;
●	evaluate the composition, size and governance of the Board and its committees;

●	review the Principles of Corporate Governance and make recommendations to the Board regarding possible changes;
●	assess the qualifications, contributions and independence of director candidates and incumbent directors in determining whether to recommend them for election or reelection to the Board; and
●	discuss and make recommendations to the Board regarding succession planning for the Board and key leadership roles on the Board and its committees.

Finance Committee

The Finance Committee consists of Carol Fairweather (Chair), Timothy J. Bernlohr, Terrell K. Crews, Mary Lynn Ferguson-McHugh and Jørgen Buhl Rasmussen. The primary responsibilities of the Finance Committee are to:

●	review Smurfit Westrock’s proposed capital budget and make recommendations to the Board as to whether to approve the proposed capital budget;
●	review and make recommendations to the Board regarding approval of capital expenditure projects and acquisitions within Board approved limits, where appropriate and not within the purview of another committee of the Board;
●	review management’s assessment of Smurfit Westrock’s capital structure, including dividend policies and stock repurchase programs, debt capacity and liquidity;
●	review financing and liquidity initiatives proposed by management for Board action; and
●	review and monitor Smurfit Westrock’s debt ratings.

Sustainability Committee

The Sustainability Committee consists of Kaisa Hietala (Chair), Colleen F. Arnold, Carole L. Brown, Lourdes Melgar and Dmitri L. Stockton (who is stepping down from the Board and its committees at the conclusion of the May 2, 2025 annual general meeting of shareholders). The primary responsibilities of the Sustainability Committee are to:

●	provide strategic guidance and support to the Board in the implementation of the sustainability strategy of Smurfit Westrock;
●	monitor and review current and emerging trends, relevant international standards and legislative requirements related to Smurfit Westrock’s sustainability strategy;
●	review Smurfit Westrock’s sustainability reporting strategy;
●	oversee Smurfit Westrock’s strategies and policies related to human capital management with respect to matters such as belonging, workplace environment and culture; and
●	review Smurfit Westrock’s sustainability-related risks and its reporting of sustainability and climate-related disclosures, including under various applicable reporting regimes.

Board and Committee Oversight of Strategy and Risks

Oversight of Strategy

The Board is responsible for providing governance and oversight over the strategy, operations and management of Smurfit Westrock. Acting as a full Board and through the Board’s six standing committees, the Board is involved in Smurfit Westrock’s strategic planning process. In addition, throughout the year, the Board reviews specific strategic initiatives where the Board may provide additional oversight. The Board is continuously engaged in providing oversight and independent business judgment on the strategic issues that are most important to Smurfit Westrock.

Oversight of Risks, Including Information Technology and Cybersecurity Risks

Risk management is an important part of establishing and executing on Smurfit Westrock’s business strategy. The Board has overall responsibility for Smurfit Westrock’s system of risk management and internal control and for monitoring and reviewing its effectiveness, in order to safeguard shareholders’ investments and Smurfit Westrock’s assets. The Board and its committees receive regular reports from members of Smurfit Westrock’s senior management on areas of material risk to Smurfit Westrock, including strategic, operational, financial, legal and regulatory risks, and the Committee chairs provide regular reports to the full Board on relevant areas of oversight, as summarized above. Smurfit Westrock’s risk register process is based upon a standardized approach to risk identification, assessment and review with a clear focus on mitigating factors and assignment of responsibility to risk owners. The risk register is updated, as needed, to reflect any significant changes. The risk register is then reviewed by the Audit Committee and the Board. In addition, emerging risks are considered as part of the risk process. All identified emerging risks are monitored and reported to the Audit Committee and the Board.

Director Independence

NYSE listing rules require a majority of a listed company’s board of directors to be comprised of independent directors. To be considered independent under the NYSE independence standards, a director must not have any direct or indirect material relationship with Smurfit Westrock, as determined affirmatively by the Board. In addition, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the NYSE and SEC rules.

The Nomination Committee and the Board undertake a review of its composition and the independence of each director annually. In making its independence recommendations, the Nomination Committee evaluates the various commercial, charitable and employment transactions and relationships known to the Nomination Committee that exist between Smurfit Westrock and its subsidiaries on the one hand, and the directors and the entities with which certain of Smurfit Westrock’s directors or members of their immediate families are, or have been, affiliated with (including those identified through our annual director questionnaires) on the other hand.

Based on its analysis, the Nomination Committee recommended, and the Board affirmatively determined, that each of the following director nominees are independent under the NYSE listing rules, including, with respect to members of the Audit and Compensation Committees, the NYSE and SEC rules applicable to such committee service: Colleen F. Arnold, Timothy J. Bernlohr, Carole L. Brown, Terrell K. Crews, Carol Fairweather, Mary Lynn Ferguson-McHugh, Irial Finan, Suzan F. Harrison, Kaisa Hietala, Lourdes Melgar, Jørgen Buhl Rasmussen and Alan D. Wilson. In addition, the Nomination Committee recommended, and the Board also determined, that Dmitri L. Stockton, who is not standing for re-election at the next annual general meeting of shareholders, is independent as well. Anthony Smurfit and Ken Bowles are not deemed to be independent under the NYSE listing rules by virtue of their respective roles as officers of Smurfit Westrock.

Code of Conduct

The Board has adopted the Code of Conduct (the “Code of Conduct”), which is applicable to all employees and all directors as well as the Code of Ethical Conduct for Directors and Senior Financial Officers (the “Code of Ethics”), which is applicable to Smurfit Westrock’s directors and its senior financial officers as well as any other senior executive who may be specifically designated from time to time by the President & Group Chief Executive Officer (the Code of Conduct and the Code of Ethics together, the “Codes”). The Codes are available at https://www.smurfitwestrock.com/about/corporate-governance/policies. The information contained on, or that can be accessed through, Smurfit Westrock’s website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in determining whether or not to participate the exchange offers. To the extent required by the rules of the NYSE and/or the SEC, Smurfit Westrock intends to disclose amendments to and waivers of the Codes applicable to executive officers and directors, if any, on that website within four business days following the date of any such amendment or waiver.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (i) has, at any time during the prior three years, been one of Smurfit Westrock’s officers or employees or (ii) had any relationship with Smurfit Westrock during fiscal year 2024 requiring disclosure under Item 404 of Regulation S-K under the Securities Act. In addition, none of Smurfit Westrock’s executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on Smurfit Westrock’s Board or Compensation Committee.

EXECUTIVE AND DIRECTOR COMPENSATION

For purposes of this section, unless otherwise indicated, references to “we,” “our,” “ours,” “us” and the “Company” refer exclusively to Smurfit Westrock.

Executive Compensation

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis, we discuss the elements of, and processes related to, the compensation paid or awarded to our “named executive officers” or “NEOs” for the fiscal year ended December 31, 2024 (“2024”).

Identification of Named Executive Officers

Our NEOs for 2024 are our President & Group Chief Executive Officer, our Executive Vice President & Group Chief Financial Officer, and the three next most highly-compensated executive officers whose total compensation for the last completed fiscal year, calculated in accordance with applicable SEC guidance, was more than $100,000. References to “named executive officers” or “NEOs” in this Compensation Discussion and Analysis refer to the following executive officers of Smurfit Westrock:

●	Anthony Smurfit*: President & Group Chief Executive Officer
●	Ken Bowles*: Executive Vice President & Group Chief Financial Officer
●	Laurent Sellier*: President & Chief Executive Officer, North America (including Mexico)
●	Saverio Mayer*: President & Chief Executive Officer, Europe, MEA and APAC
●	Ben Garren*+: Executive Vice President & Group General Counsel
*

Please refer to the biographies of Anthony Smurfit, Ken Bowles, Laurent Sellier, Saverio Mayer and Ben Garren in the section entitled “Directors, Executive Officers and Corporate Governance – Executive Officers” above.

*+	Ben Garren’s full name is Charles B. Garren, Jr.

Executive Compensation Overview

Introduction

As has been described in this prospectus, Smurfit Westrock was created in July 2024, following a strategic combination between Smurfit Kappa and WestRock, with approximately 100,000 employees across 40 countries and with an aim of being the “go-to” packaging partner of choice. As a newly U.S. listed, Irish public company, it was essential to establish a compensation program that at its foundation was appropriate for a global company of our size and scale and that was in the best interests of our Company and our shareholders. It was also essential to ensure that the program developed would serve to drive the performance and retention of our leadership team, whose experience and track record of delivery on key strategic and financial goals are critical to the integration and success of Smurfit Westrock. This section summarizes our 2024 compensation decisions, including the fundamental principles of our compensation philosophy, key designs that work to implement our compensation philosophy as Smurfit Westrock, and our compensation related best practices.

2024 Compensation Decisions

Our Compensation Committee sought to ensure that our executive compensation levels and the elements of our executive compensation program design were appropriate for a U.S. listed company of our size. Based on advice of its independent compensation consultant, Semler Brossy, the Compensation Committee selected a peer group and set pay levels to be competitive with the companies in that peer group. The Compensation Committee was further informed by the legacy compensation philosophies and programs in place for both of Smurfit Kappa and WestRock. Our NEOs other than Mr. Garren were executives of Smurfit Kappa prior to the Combination, and our Compensation Committee took into account all compensation earned by these executives in 2024

(including compensation paid by Smurfit Kappa prior to the Combination) to ensure a seamless transition of executive leadership and operations through 2024.

In 2024, our Compensation Committee:

Made key compensation decisions and took actions which laid the foundation for our compensation philosophy and guiding principles for our executive compensation program.

Selected a compensation peer group to assist the Compensation Committee in determining competitive pay levels, which peer group is intended to reflect our status as a newly U.S. listed, Irish public company and as a leading global provider of paper-based packaging solutions.

Guided by the independent compensation consultant, developed a strategy to bridge the legacy Smurfit Kappa and WestRock compensation programs with our new compensation programs in a manner that acknowledged our larger footprint and our goals as a new company.

As 2024 was a unique year for the Company given the combination of Smurfit Kappa and WestRock and Smurfit Westrock’s listing in the U.S. in July 2024, our 2024 executive compensation reported in this Compensation Discussion and Analysis and the compensation decisions that underpin the compensation awarded, span both the pre-Combination (Jan – Jun 2024) and post-Combination (Jul – Dec 2024) periods. In addition, applicable SEC guidance requires us to report compensation awarded to our NEOs who were executive officers of Smurfit Kappa in 2023 and 2024, prior to the Combination. However, we note that the compensation decisions underlying the compensation described with respect to Jan – Jun 2024 in this Compensation Discussion and Analysis were made by the Remuneration Committee of Smurfit Kappa and were not made by our Compensation Committee.

Fundamental Principles of our Compensation Philosophy

The Compensation Committee believes that our executive compensation program reflects our status as a newly U.S. listed, Irish public company with a global reach and unparalleled product portfolio. It is designed to retain qualified executives, ensure our leadership team’s alignment with our business priorities and deliver value for our shareholders. Our executive compensation program will continue to develop over time as our integration processes are completed. Certain changes to our executive compensation program for 2025 that may have a bearing on our shareholders’ understanding of our 2024 compensation programs are described in this Compensation Discussion and Analysis. We believe that the following key principles are fundamental to our compensation philosophy:

Implementing our Compensation Philosophy and Pay Mix

In implementing our compensation philosophy, our Compensation Committee seeks to ensure that a meaningful portion of our executive officers’ compensation is in the form of performance-based incentives. We seek to allocate compensation in a manner that we believe will reward achievement of specific performance goals, representing the majority of executives’ compensation, and promote retention.

During the portion of 2024 that followed the Combination as we began to operate as a newly U.S. listed, Irish public company, approximately 90% of our President & Group Chief Executive Officer’s target compensation and approximately 78% (on average) of our other NEOs’ target compensation were at risk and contingent upon the achievement of corporate performance objectives, share price performance or both, as demonstrated in the following charts. Each element of our executive compensation program shown below is described in greater detail in this Compensation Discussion and Analysis.

Compensation-Related Best Practices

Based on the following elements of our executive compensation program following the Combination, we believe that our current executive compensation program represents a balanced structure and embodies certain governance best practices as described below.

WHAT WE DO

We emphasize pay-for-performance over both annual and multi-year performance periods and have comprehensive disclosure of applicable goals and outcomes following the performance periods

We require that a significant portion of our executive officers’ annual direct compensation be at risk based on performance; with more than 75% of our named executive officers’ compensation at-risk in 2024

Our Compensation Committee engages an independent compensation consultant

We regularly engage with our shareholders and plan to conduct an annual say-on-pay vote

We maintain robust share ownership guidelines

We maintain a clawback policy that is consistent with SEC and NYSE requirements and a secondary broader policy that provides for recovery of cash and equity incentive compensation (including time- and performance-based compensation) received by current and former executives and certain other employees following misconduct and other problematic decisions or actions

WHAT WE DON’T DO

We do not provide excessive perquisites

We do not provide excise tax gross-ups for any payments in connection with a change in control

We do not provide “single-trigger” change in control benefits

We do not pay dividends on unvested or unearned equity awards

We do not allow hedging or pledging of our securities

We do not backdate stock option grants or reprice underwater stock options without shareholder approval

We do not engage in excessive risk-taking

Primary Elements of our Executive Compensation Program and 2024 Highlights

The following discussion describes the primary elements of our 2024 executive compensation program, and certain key elements of our 2025 executive compensation program that may inform our shareholders’ understanding of our NEOs’ 2024 compensation.

Four of our five NEOs were executives of Smurfit Kappa prior to and during 2024. This Compensation Discussion and Analysis discloses remuneration paid to them by Smurfit Kappa from Jan – Jun 2024, the period prior to the Combination, in accordance with applicable SEC guidance. However, we note that this remuneration was established by the Remuneration Committee of Smurfit Kappa in alignment with their shareholder-approved remuneration policy and not by our Compensation Committee.

Our Compensation Committee’s compensation decisions and policies are reflected in our Smurfit Westrock executive compensation program which covers Jul – Dec 2024, the period following the Combination when we began to operate as a newly U.S. listed, Irish public company. For that reason, we have focused the disclosure presented in this Compensation Discussion and Analysis on the elements of, and processes related to, compensation paid to our NEOs from Jul – Dec 2024, the period following the Combination.

The primary elements of our executive compensation program from Jul – Dec 2024 were as follows.

	Element and Form of Compensation	Jul – Dec 2024	2025	Relationship to Compensation Principles

Performance-Based	Base Salary
●
Reviewed annually, and adjusted as appropriate.
●
As discussed below, base salaries were set by the Compensation Committee in 2024 at the time of the Combination, and no changes were made to base salaries for 2025.

●
Attracts and retains executives by providing fixed compensation.
●
Aligns the competitiveness of our NEOs’ compensation with the companies in our Compensation Peer Group, reflects the responsibilities of the NEOs, and accounts for internal equity.

	Annual Incentive Plan (AIP)
●
For the Jul – Dec 2024 performance period, our AIP performance metric was Adjusted EBITDA*. This was a measure both Smurfit Kappa and WestRock had employed in their compensation programs, and helped to reinforce the importance of starting the period following the Combination (as we began to operate as a newly U.S. listed, Irish public company) with strong earnings, and accounted for the ongoing integration of Smurfit Kappa and WestRock in 2024.

●
For 2025, our Compensation Committee expanded performance metrics under the AIP to include multiple performance goals appropriate for our first full fiscal year, which will be described in detail in our 2026 annual proxy statement.
				● Incentivizes NEOs to achieve clearly-defined, challenging annual performance levels aligned with our business strategy and shorter-term goals.
	Long-Term Equity Incentive Awards
●
In 2024, 100% of our long-term equity incentive awards were performance-based, delivered in the form of PSUs vesting over a multi-year performance period based on achievement against a relative TSR performance goal.

●
In 2025, our long-term equity incentive awards continue to be primarily performance-based, consisting of 75% PSUs and 25% service-based RSUs (on a grant date value basis).
●
RSUs vest in substantially equal annual installments over three years, subject to continued service, and PSUs vest following the completion of a three-year performance period based on achievement of pre-set performance metrics and continued service.
				● Rewards and incentivizes performance and creation of long-term shareholder value. ● Designed to retain NEOs and aligns compensation with shareholder interests.
*	As defined below under “Components of Executive Compensation Program — Annual Incentive Compensation-In Detail: Determination of 2024 AIP Performance (Jul – Dec 2024)”

Components of Executive Compensation Program

This section provides greater detail on the components of our 2024 executive compensation program, as well as detail regarding the relationship between our executive compensation program and the 2024 compensation paid by Smurfit Kappa to our NEOs who were previously Smurfit Kappa executives.

Base Salary

Base salaries provide for a fixed level of total compensation that is determined by taking into account the applicable NEO’s experience and job scope as well as compensation levels of similarly-situated executive officers of our Compensation Peer Group (described in greater detail under the heading “Executive Compensation Process and Decision-Making — Compensation Peer Group”).

With respect to NEOs other than Mr. Garren, in connection with the Combination, and in connection with the approval of the respective NEO’s service contract or offer letter (as described below under the heading “Other Compensation— Service Contracts, Offer Letters and Post-Termination Compensation”), the following adjustments to the annualized base salaries of our NEOs went into effect at the time of the Combination. These adjustments were intended to align the competitiveness of our NEOs’ compensation with the companies in our Compensation Peer Group, reflect our status as a newly U.S. listed, Irish public company, reflect the increased responsibilities of each NEO’s position following the Combination, and take into account internal equity.

The annualized 2024 base salaries of each NEO prior to and following the Combination are shown below. The values shown differ from the values set forth in the “Summary Compensation Table,” which shows actual base salary received by each of the NEOs in 2024, as converted to U.S. dollars.

With respect to all NEOs, in connection with the Combination, the Compensation Committee determined base salaries in U.S. Dollars and, for those NEOs who are paid in Euros (Messrs. Smurfit, Bowles and Mayer), converted these amounts to Euros. Going forward, the Compensation Committee intends to set annual base salaries in local currency to the extent applicable.

	Base Salary
Named Executive Officer	(Jan – Jun 2024) ($)(1)	(Jul – Dec 2024) ($)
Anthony Smurfit	1,333,563	1,500,279
Ken Bowles	818,910	950,181
Laurent Sellier	621,920	900,000
Saverio Mayer	738,919	825,122
Ben Garren	—	675,000
(1)	To create a consistent presentation, reflects all amounts in U.S. Dollars, with conversion from Euros (for those NEOs who are paid in Euros) based on an exchange rate of 1.0816 U.S. Dollars per Euro, which represents the average daily exchange rate for 2024.

Annual Incentive Compensation

Summary

Our NEOs’ 2024 annual incentive compensation consisted of two (or in the case of Mr. Garren, one) component(s): for Jan – Jun 2024, those NEOs who were Smurfit Kappa executives prior to the Combination participated in the Smurfit Kappa bonus program (the “SKG Plan”) and for the period following the Combination when we began to operate as a newly U.S. listed, Irish public company, all of our NEOs participated in the AIP. Going forward, in 2025, our NEOs will participate in our go-forward AIP, covering a full fiscal year as a combined organization.

For purposes of the discussion that follows we have generally summarized the key terms of our 2024 annual incentive compensation (and elements of our 2025 annual incentive compensation relevant to our shareholders’ understanding of our 2024 annual incentive compensation) and have focused on the Jul – Dec 2024 AIP and the 2025 AIP, as both of these reflect the approach the Compensation Committee used in establishing go-forward compensation. We view these compensation programs to be most relevant to our shareholders’ understanding of our Compensation Committee’s compensation philosophy. We also present information related to the SKG Plan and associated annual incentive plan payouts. This discussion appears after our discussion of the Jul – Dec 2024 AIP and 2025 AIP, because the SKG Plan was put in place by the Smurfit Kappa Remuneration Committee in alignment with their shareholder-approved remuneration policy and related to SKG performance. The SKG Plan information is thus provided primarily for completeness and to fully reflect values reported in the Summary Compensation Table and as required by applicable SEC guidance.

2024 Annual Incentive Design

SKG Plan (Jan – Jun 2024)	AIP (Jul – Dec 2024)

● Consistent with the Smurfit Kappa Remuneration Committee- and shareholder-approved remuneration policy	● Approved by our Compensation Committee
● Measured performance based on financial (Adjusted EBIT and free cash flow) and non-financial performance goals determined to be appropriate for Smurfit Kappa
●
Measured performance based on Adjusted EBITDA, which was chosen as an appropriate metric that both Smurfit Kappa and WestRock had employed in their compensation programs, that reinforced the importance of starting the period following the Combination when we began to operate as a newly U.S. listed, Irish public company with strong earnings performance, and that accounted for the ongoing integration of Smurfit Kappa and WestRock

● Payouts approved by the Compensation Committee as described below	● Payouts approved by the Compensation Committee as described below

The AIP is intended to reinforce corporate, organizational, and other goals, to promote performance, to ensure a link between pay and performance, and to retain our employees. Under the AIP, our NEOs are eligible for an annual cash bonus based on achievement of performance goals established by the Compensation Committee. Our Compensation Committee established target AIP award levels that are intended to align the competitiveness of our NEOs’ compensation with the companies in our Compensation Peer Group. In setting target AIP award levels, the Compensation Committee took into account annual incentive compensation that our NEOs (other than Mr. Garren) were eligible to receive under the SKG Plan in respect of the period from Jan — Jun 2024 prior to the Combination.

The following table shows our NEOs’ 2024 annual incentive compensation opportunities with respect to, as applicable, (i) the SKG Plan (Jan – Jun 2024), at maximum and (ii) the AIP, at target (Jul – Dec 2024).

Named Executive Officer	SKG Plan (Jan – Jun 2024) ($)(1)	Target AIP Award (Jul – Dec 2024) ($)(1)	Total
Anthony Smurfit	1,000,172	1,312,744	2,312,916
Ken Bowles	614,182	593,863	1,208,045
Laurent Sellier	466,440	337,500	803,940
Saverio Mayer	554,189	309,421	863,610
Ben Garren	—	244,826	244,826
(1)	With respect to all NEOs, in connection with the Combination, the Compensation Committee determined compensation opportunities in U.S. Dollars and, for those NEOs who are paid in Euros (Messrs. Smurfit, Bowles and Mayer), converted these amounts to Euros. Going forward, the Compensation Committee intends to set compensation opportunities in local currency to the extent applicable. To create a consistent presentation, these amounts are shown in U.S. Dollars based on an exchange rate of 1.0816 U.S. Dollars per Euro, the average daily exchange rate for 2024.

2025 Annual Incentive Design

For 2025 — our first full fiscal year as a newly U.S. listed, Irish public company — to further align our NEOs’ annual incentive cash opportunities with our business imperatives and financial and strategic goals, the Compensation Committee approved the following performance metrics under the AIP, with the following relative weightings:

80% Financial Performance	35%	Adjusted EBITDA
	35%	Free Cash Flow
	10%	Synergies

20% Strategic Performance	10%	Health and Safety (Total Recordable Incident Rate “TRIR”)
	10%	Personal and Individual Strategic Priorities (including sustainability, engagement and belonging)

Our Compensation Committee believes that these performance metrics are appropriate for 2025, with 80% of our 2025 AIP goals measuring the following financial performance metrics: Adjusted EBITDA (our core operations excluding non-recurring or non- operational items), Free Cash Flow (our ability to generate cash to fund operations and key business investments) and Synergies (our ability to achieve the synergy targets agreed with our Board by 2025 fiscal year-end) and 20% of our 2025 AIP goals measuring strategic goals such as Health & Safety and Personal and Individual Strategic Goals (including sustainability, engagement and belonging). Each metric will be calculated as set forth in the 2025 AIP. The 2025 AIP will be described in detail in our 2026 annual proxy statement.

In Detail: Determination of 2024 AIP Performance (Jul – Dec 2024)

As discussed above, the Compensation Committee selected Adjusted EBITDA as the sole metric under the AIP for Jul – Dec 2024, as this was a metric that both Smurfit Kappa and WestRock had employed in their compensation programs, it reinforced the importance of starting the period following the Combination when we began to operate as a newly U.S. listed, Irish public company with strong earnings performance, and it accounted for the ongoing integration of Smurfit Kappa and WestRock. Payout values are interpolated between performance levels, and performance below the threshold level results in no payout.

In determining actual 2024 AIP payouts, the Compensation Committee reviewed Company performance against the Adjusted EBITDA performance goals and determined that Adjusted EBITDA of $2.431 billion was achieved, resulting in a payout percentage of 128.90% of each NEO’s target annual incentive awards under the AIP, as shown in the following table.

For this purpose, “Adjusted EBITDA” relates to the post-Combination period and is determined as net income before income tax expense, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service expense, net, share-based compensation expense, other (expense) income, net, impairment of goodwill and other assets, amortization of fair value step up on inventory, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business.

The bonuses payable under our AIP for Jul – Dec 2024 were determined as follows:

Named Executive Officer	Target AIP Award (Jul – Dec 2024) (% of Base Salary)	Target AIP Award (Jul – Dec 2024) ($)(1)	Payout Percentage (% of target)	Final AIP Award (Jul – Dec 2024) ($)(1)
Anthony Smurfit	175%	1,312,744	128.90%	1,692,127
Ken Bowles	125%	593,863	128.90%	765,490
Laurent Sellier	75%	337,500	128.90%	435,038
Saverio Mayer	75%	309,421	128.90%	398,844
Ben Garren	75%	244,826	128.90%	315,580

(1)	With respect to all NEOs, in connection with the Combination, the Compensation Committee determined compensation opportunities in U.S. Dollars and, for those NEOs who are paid in Euros (Messrs. Smurfit, Bowles and Mayer), converted these amounts to Euros. Going forward, the Compensation Committee intends to set compensation opportunities in local currency to the extent applicable. To create a consistent presentation, these amounts are shown in U.S. Dollars based on an exchange rate of 1.0816 U.S. Dollars per Euro, the average daily exchange rate for 2024.

In Detail: Determination of 2024 SKG Plan Performance (Jan – Jun 2024)

Messrs. Smurfit, Bowles, Sellier and Mayer were eligible to receive an annual short-term incentive bonus under the SKG Plan for (Jan – Jun 2024), determined based on a range of internal and external performance factors as follows:

Messrs. Smurfit and Bowles

70% Financial Performance	35% 35%	Adjusted EBIT Free Cash Flow
30% Strategic Performance	10% 20%	Health, Safety and Wellbeing Personal and Strategic Goals

Messrs. Sellier and Mayer

90% Financial Performance	20% 20% 30% 20%	Adjusted Group EBIT Group Free Cash Flow Regional EBIT Regional Free Cash Flow
10% Strategic Performance	10%	Health, Safety and Wellbeing

Under the SKG Plan, the target bonus opportunity in respect of a fiscal year was 75% of base salary and the maximum bonus was 150% of base salary, and bonuses were historically paid 50% in cash and 50% in deferred share units under the Smurfit Kappa Deferred Bonus Plan (“DBP Award”) as described below under the heading “Long-Term Incentive Plan”. However, consistent with practices within the Compensation Peer Group, the Smurfit Kappa Remuneration Committee determined that 2024 bonuses under the SKG Plan would be paid fully in cash, with no portion of the bonuses delivered as DBP Awards. Further, 2024 bonuses under the SKG Plan were pro-rated based on the number of months that the applicable NEO was employed during 2024, through June 30, 2024.

Actual financial results disclosed below are based on Smurfit Kappa’s financial statements for the relevant periods, which were prepared in accordance with the IFRS EU accounting standards. Given that these results represent the actual performance numbers used by the Smurfit Kappa Remuneration Committee, these numbers have not been revised to conform to U.S. GAAP.

For purposes of determining the annual bonus achieved through June 30, 2024, Adjusted EBIT was €647 million, determined as net income before taxes, interest expense net, impairment of other assets, transaction-related expenses associated with the Combination, restructuring costs, legislative or regulatory fines and reimbursements, share-based compensation expense, pension expense (excluding current service cost) and other (expense) income.

The bonuses payable under the SKG Plan for Jan – Jun 2024 were determined as follows, based on a predetermined tiered payout curve:

SKG PLAN JAN – JUN 2024

MESSRS. SMURFIT AND BOWLES PERFORMANCE

Performance Metrics	Weighting	Threshold	Target	Maximum	Actual	Resultant Payout (% of Maximum)
Adjusted EBIT	35%	€414M	€549M	€685M	€647M	30.11% (86%)
FCF	35%	€(162)M	€(65)M	€32M	€30M	34.63% (99%)
Health, Safety and Wellbeing	10%	100% payout for Group TRIR less than 0.55			0.465	10.00% (100%)
Personal/Strategic Goals	20%	Strong progress against goals (described below)				20.00% (100%)
Total						94.74%

MR. SELLIER PERFORMANCE

Performance Metrics	Weighting	Threshold	Target	Maximum	Actual	Resultant Payout (% of Maximum)
Adjusted EBIT	20%	€414M	€549M	€685M	€647M	17.21% (86%)
Group FCF	20%	€(162)M	€(65)M	€32M	€30M	19.79% (99%)
Americas EBIT	30%	€138M	€196M	€255M	€217M	20.17% (67%)
Americas FCF	20%	€(128)M	€(79)M	€(31)M	€(13)M	20.00% (100%)
Health, Safety and Wellbeing	10%	100% payout for Americas TRIR less than 0.55			0.364	10.00% (100%)
Total						87.17%

MR. MAYER PERFORMANCE

Performance Metrics	Weighting	Threshold	Target	Maximum	Actual	Resultant Payout (% of Maximum)
Adjusted EBIT	20%	€414M	€549M	€685M	€647M	17.21% (86%)
Group FCF	20%	€(162)M	€(65)M	€32M	€30M	19.79% (99%)
Europe EBIT	30%	€293M	€427M	€562M	€478M	20.69% (99%)
Europe FCF	20%	€24M	€121M	€218M	€183M	16.38% (82%)
Health, Safety and Wellbeing	10%	100% payout for Europe TRIR less than 0.55			0.555	7.50% (75%)
Total						81.57%

SKG PLAN JAN – JUN 2024 PERSONAL/STRATEGIC GOALS FOR MESSRS. SMURFIT AND BOWLES

A. SMURFIT		Payout (%)

Creating Talent Pipeline (5%)	● Identified leaders for the future Ready Soon Leadership (1-3 yrs) & Ready Later (5+yrs) successors for critical roles in addition to creating robust internal and external development plans for such successors.	100%

	● Ensured retention and attraction of key talent for Smurfit Kappa’s success, including strong employee engagement.

Strategy & Merger (10%)	● Development of integration plan, organization design, verifying synergies; Development of North America headquarters, Combined Strategic Plan.	100%

	● Delivery of strategic plan for legacy business in line with original plan (and updated 2022 and 2023) continued focus on European/Latin American business development.

Digital Transformation (2.5%)	● Continued implementation and evolvement of the multi-functional Digital Strategy transformation plan and delivery on operational efficiencies.	100%

	● Commenced final step of the reorganization of the three-year roadmap.

Sustainability (2.5%)	● Achieved all of Groups Better Planet 2050 targets; inauguration of solar farm in Sanguesa and lime kiln in Nervion.	100%

K. BOWLES		Payout (%)

Creating Talent Pipeline (5%)	● Prepared a detailed succession plan for the Group CFO role and developed the finance structure/organization to grow talent and capability for the future, considering both internal and external talent.	100%

Strategy & Merger (10%)	● Continued engagement in creating business synergies in connection with the merger; delivered strategic plan regarding ongoing investments and potential further acquisition targets.	100%

Digital Transformation (2.5%)	● Commenced final step of the reorganization of the three-year roadmap.	100%

	● Harmonized the ways of working for the nine core IT capabilities across 50% of the regional support teams.

Sustainability (2.5%)	● Achieved all of Groups Better Planet 2050 targets; inauguration of solar farm in Sanguesa and lime kiln in Nervion.	100%

Named Executive Officer	SKG Plan Opportunity (Jan-Dec 2024)($)(1)	Payout Percentage (% of opportunity)	Final SKG Plan Award ($)(1)
Anthony Smurfit	1,000,172	94.74%	947,563
Ken Bowles	614,182	94.74%	581,876
Laurent Sellier	466,440	87.17%	406,596
Saverio Mayer	554,189	81.57%	452,052
(1)	To create a consistent presentation, these amounts are shown in U.S. dollars, based on an exchange rate of 1.0816 U.S. Dollars per Euro, the average daily exchange rate for 2024.

Long-Term Incentive Compensation

Summary

This section describes our long-term incentive program. As with other elements of our executive compensation programs, our long- term incentive compensation program for 2024 reflects the Jul – Dec 2024 period following the Combination when we began to operate as a newly U.S. listed, Irish public company.

Our NEOs’ 2024 long-term incentive compensation program consisted of the following: (i) our LTI Plan, which was adopted in connection with the Combination and pursuant to which we may grant awards to eligible employees (including the NEOs), directors and consultants or independent contractors to retain such persons and to align their interests with the achievement of sustainable long-term growth and performance; and (ii) Smurfit Kappa’s Performance Share Plan (“PSP”), pursuant to which our NEOs (other than Mr. Garren) were granted PSP awards prior to the Combination (‘‘PSP Awards”).

The LTI Plan is the only plan under which we granted equity awards following the Combination. During 2024, we did not grant stock options or stock option-like awards. Further, during 2024, the Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

2024 Long-Term Incentive Awards

Our Compensation Committee approved a target long-term incentive opportunity for each of our NEOs, informed by their review of long-term incentive opportunities in our Compensation Peer Group and intended to reflect our U.S.-listed status and expanded geographical and industry footprint, to align pay to performance, and to motivate our executives to execute a significant multi-year integration for long-term success. In determining the target annual long-term incentive opportunity for each of the NEOs, the Compensation Committee considered each executive’s level of responsibility and experience, the executive’s overall target total direct compensation, and market-competitive compensation aligned with the companies in our Compensation Peer Group.

The Compensation Committee determined the size of the NEOs’ LTI Plan grants in respect of the portion of 2024 that followed the Combination by taking into account any Smurfit Kappa PSP awards received by the NEO in 2024 (assuming 100% performance achievement), and determining the number of PSUs that, when taken together with the PSP Awards, aligned with the applicable NEO’s target long-term incentive opportunity as approved by the Compensation Committee. The target long-term incentive opportunity for each of our NEOs was based on a performance period commencing upon the Combination and ending on December 31, 2026.

Named Executive Officer	Smurfit Kappa PSPs (March 2024 Grant) (#)	Smurfit Kappa PSP Grant Value ($)(1)	Smurfit Westrock PSUs (August 2024 Grant) (#)	Smurfit Westrock PSU Target Value ($)(1)	Target 2024 LTI Opportunity ($)(1)
Anthony Smurfit	76,676	3,339,766	144,452	6,035,234	9,375,000
Ken Bowles	38,610	1,681,705	24,572	1,026,628	2,708,333
Laurent Sellier	28,285	1,243,840	15,106	631,160	1,875,000
Saverio Mayer	33,989	1,480,436	9,443	394,564	1,875,000
Ben Garren	—	—	25,929	1,083,333	1,083,333
(1)	The values shown above are based on the values used by the Compensation Committee to determine the number of PSUs for each of the NEOs and differs from the grant date values set forth in the “Summary Compensation Table” below, which is calculated in accordance with FASB ASC Topic 718.

PSP Awards granted to our NEOs under the PSP in March 2024 vest over a three-year performance period (ending December 31, 2026) and are generally subject to continued service through the end of the performance period. In connection with the Combination, the performance measures applicable to each PSP Award were deemed achieved at 100%, and each PSP Award was converted into an award in respect of Company shares covering the same number of Smurfit Westrock ordinary shares as covered by the original PSP Award, and otherwise continue to vest generally subject to continued employment through the end of the performance period.

PSUs granted to our NEOs under the LTI Plan in 2024 vest from 0% to 200% of target based on our total shareholder return (“TSR”) relative to the TSR of companies in the S&P 500. TSR is calculated as the average of the closing price of shares during the 20 consecutive trading days ending on the last trading day of the performance period, minus the average of the closing price of shares during the 20 consecutive trading days beginning with the first trading day during the performance period (the “beginning stock price”) plus dividends paid during the performance period (deemed reinvested in the underlying shares), divided by the beginning stock price. The PSU performance period for PSUs granted in August 2024 is the period commencing on and including July 8, 2024, and ending December 31, 2026. Straight-line interpolation is applied for any attained percentile between two of the levels. Relative TSR was chosen as the metric applicable to 2024 PSU awards to provide immediate alignment with Smurfit Westrock shareholders entering the period following the Combination when we began to operate as a newly U.S. listed, Irish public company.

Relative TSR Percentile	Percentage of Target PSUs Earned
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile or Above	200%

2025 Long-Term Incentive Awards

Beginning with 2025 annual long-term incentive awards, our Compensation Committee intends to grant annual equity awards, consisting primarily of performance-based awards, with PSUs representing 75% of the grant date value for each NEO and RSUs representing the remaining 25% of the grant date value for each NEO. For the 2025-2027 performance period, the Compensation Committee approved PSUs subject to the following performance metrics, weighted as follows: Adjusted Cumulative EPS (our earnings per share for each completed year in the performance period, adjusted to exclude certain non-recurring costs) (30%), Average ROCE (our average return on capital employed over the performance period) (30%) and Relative TSR (our percentile rank relative to the TSR of the companies included in the S&P 500 over the performance period) (40%). Each metric will be calculated as set forth in the applicable award agreement. The 2025 annual long-term incentive awards will be described in greater detail in our 2026 annual proxy statement.

Legacy Awards

In addition to the PSP Awards and PSUs, prior to the Combination, Messrs. Smurfit, Bowles, Sellier and Mayer were granted awards under the Smurfit Kappa Deferred Bonus Plan (the “DBP”) which formed part of their annual incentive in respect of 2023. As described above under the heading “Determination of 2024 SKG Plan Awards,” annual incentive cash awards under the SKG Plan were historically paid 50% in cash and 50% in DBP Awards granted in the first quarter of the fiscal year following the fiscal year to which the annual incentive cash awards related. DBP Awards vest at the end of a three-year period following the date of grant generally subject to continued service through the applicable vesting date. In March 2024, Messrs. Smurfit, Bowles, Sellier and Mayer received 50% of their 2023 annual incentive cash awards under the SKG Plan in the form of DBP Awards which respectively were 21,304 Smurfit Westrock ordinary shares, 13,082 Smurfit Westrock ordinary shares, 8,999 Smurfit Westrock ordinary shares, and 10,907 Smurfit Westrock ordinary shares. In connection with the Combination, each outstanding DBP Award was converted into an award in respect of Company shares covering the same number of shares as covered by, and otherwise subject to the same terms and conditions as applied to, such DBP Award as of immediately prior to the Combination.

Other Compensation

Combination-Related Compensation Decisions Approved by the Smurfit Kappa Remuneration Committee

In connection with the announcement of the transaction contemplated by the Transaction Agreement in September 2023, the Smurfit Kappa Remuneration Committee agreed to put in place retention awards with certain of its key employees, including Messrs. Bowles, Sellier and Mayer, to ensure a successful combination. Mr. Smurfit did not receive a retention award. Each of Messrs. Bowles, Sellier and Mayer entered into retention bonus letters with Smurfit Kappa that were assumed by the Company in connection with the Combination and that provide for the following retention bonuses, which represent 18 months of their respective base salaries (or 12 months for Mr. Mayer) and are payable within 30 days of January 5, 2025 (for Messrs. Bowles and Sellier, which have been paid to Messrs. Bowles and Sellier) and July 5, 2025 (for Mr. Mayer), in each case, subject to their continued employment and satisfactory performance of their roles through the applicable date: Mr. Bowles €1,135,686, Mr. Sellier $897,000, and Mr. Mayer €683,173. The retention bonus letters also provide for payment in the event of certain qualifying terminations of employment, as described under “Potential Payments Upon Termination or Change in Control” below.

Service Contracts, Offer Letters and Post-Termination Compensation

Each of our NEOs has entered into a service contract or offer letter with the Company. In addition, in connection with the Combination, we adopted the Smurfit Westrock plc Executive Severance Plan (the “Executive Severance Plan”). Each of the NEOs other than Mr. Garren are eligible participants in the Executive Severance Plan. Mr. Garren will not be eligible to participate in the Executive Severance Plan and will instead be eligible to receive severance payments pursuant to his offer letter with the Company. The service contracts and offer letters, and the key terms of the Executive Severance Plan, are described further under “Potential Payments upon Termination or Change in Control,” below.

Our service contracts and offer letters with our NEOs and the Executive Severance Plan do not include guaranteed bonus amounts, “golden parachutes,” significant accelerated vesting of equity incentive awards or payments triggered solely by a change in control (i.e., no “single-trigger” payments), U.S. Internal Revenue Code section 280G or other excise tax gross-up payments related to a change in control, other than as may be required by local law. Consistent with our compensation philosophy, our NEOs’ compensation is tied to the NEOs’ own performance and the Company’s performance, rather than to long-term fixed employment agreements.

2024 Limited Perquisites and Other Benefits

In 2024, we provided our NEOs certain limited perquisites as feature for executive retention and recruitment, are intended to be consistent with benefits typically offered in the respective regions where the NEOs are located, and are intended to be similar in scope and value to those offered by companies in our Compensation Peer Group. Each of our NEOs, other than Mr. Garren, is provided with a car benefit, either in the form of a car allowance or a company provided vehicle, which is a typical benefit within our Compensation Peer Group in the respective regions where these NEOs are located, and in 2024, Mr. Bowles received reimbursements in respect of professional and health club dues. In addition, under their service contracts, Messrs. Smurfit and Bowles are entitled to certain benefits that are typical within their Compensation Peer Group in the region(s) in which they are located and that are in part due to the fact that they are not eligible to participate in certain customary employee benefit plans (for example, a private group medical program) that are not currently offered in their region(s). Accordingly, Messrs. Smurfit and Bowles receive a cash allowance in lieu of employer pension contributions at a rate of 10% of their respective base salaries and an annual cash allowance of $10,000 each (paid in Euros at the applicable exchange rate) to cover private group medical costs.

In connection with the Combination, and the related expansion of Mr. Sellier’s role, including the transition of the primary location of Mr. Sellier’s role, the Compensation Committee approved a one-time discretionary cash award to Mr. Sellier of $150,000, payable in calendar year 2024, subject to Mr. Sellier’s continued service through the date of payment.

Our NEOs also generally participate in the same retirement, health, welfare and other benefits programs broadly available to salaried employees in the relevant regions, subject to eligibility criteria. Messrs. Sellier, Mayer, and Garren are also eligible to participate in the defined contribution pension plan applicable to their respective regions and receive a Company match in accordance with the terms of the applicable plan. In addition, Messrs. Smurfit, Bowles, Mayer and Garren have from time to time received limited travel benefits in the form of commuting and personal spousal travel; Messrs. Smurfit and Bowles have received customary corporate gifts of limited value; and each of our NEOs is provided with an executive physical, financial and tax planning services, executive life insurance coverage and long-term disability coverage, each of which benefits we view as being generally consistent with benefits provided by members of our Compensation Peer Group.

During the January – June 2024 period prior to the Combination, Smurfit Kappa made apartment lease payments on behalf of, and paid housing allowances to, Messrs. Sellier and Mayer. With respect to November and December 2024, Smurfit Westrock made apartment lease payments on behalf of Mr. Sellier. These payments and benefits are not expected to be extended beyond 2024.

A portion of the amount paid or reimbursed to Messrs. Smurfit, Bowles and Sellier for certain of the benefits described above covers taxes due in respect of the applicable payment or reimbursement. The benefits subject to this tax equalization are in respect of personal spousal travel expenses for Messrs. Smurfit and Bowles, dues for one professional organization for Mr. Bowles, and tax planning services, housing allowance and apartment lease payments for Mr. Sellier.

The footnotes to the “Summary Compensation Table” provide additional detail regarding the applicable perquisites and other relevant benefits provided to our NEOs in 2024. We do not provide our NEOs with excise tax gross-ups for any payments in connection with a change in control.

Executive Compensation Process and Decision-Making

Role of the Compensation Committee

The Compensation Committee has responsibility for overseeing our compensation philosophy, policies and programs and setting the compensation, and corporate goals and objectives relevant to the compensation, of our President & Group Chief Executive Officer and other executives. The Compensation Committee also has responsibility for, among other responsibilities, approving equity grants to the executives including our President & Group Chief Executive Officer; approving (or recommending to our Board for approval) and administering our equity-based compensation plans and other compensation plans that apply to our executives; reviewing and approving the design of our other benefit plans pertaining to executives; reviewing and recommending to our Board employment and severance arrangements for our executives; reviewing our Compensation Discussion and Analysis and related compensation disclosures required to be included in our annual report and proxy statement, and recommending these disclosures to the Board for inclusion in our annual report and proxy statement; annually reviewing and approving the composition of our Compensation Peer Group; periodically reviewing our stock ownership guidelines and our executives’ and non-executive directors’ compliance with such guidelines; reviewing and recommending to the Board the compensation program for our non-executive directors; and annually overseeing an assessment of risks related to our compensation policies and programs.

The Compensation Committee has the authority to engage one or more compensation consultants to assist the Compensation Committee in performing its duties, including in evaluating the compensation paid to our Board and executives, in each case as appropriate to supplement its knowledge and to keep the Compensation Committee updated on current trends and practices.

Role of the Compensation Consultant

In December 2023, prior to and in connection with the Combination, Semler Brossy was engaged as an independent compensation consultant. During 2024, prior to the Combination, Semler Brossy provided services related to director and executive compensation practices, including reviewing and advising on:

●	A compensation peer group;
●	Compensation setting for executive officers, including market benchmarking of pay levels and Combination-related compensation actions;
●	Market competitive practices among peers and their relevance for the Company as they relate to incentive design and incentive goals for post-Combination programs;
●	Governance-related items including stock ownership guidelines, compensation clawback policies, treatment of incentives upon termination, executive severance agreements, and update on regulatory and governance trends; and
●	Compensation setting for our Board post-Combination, including market benchmarking of pay levels.

In July 2024, post-Combination, the newly-formed Compensation Committee of the Company appointed Semler Brossy to serve as its independent compensation consultant. Beginning in July 2024, Semler Brossy participated in the Compensation Committee meetings and provided guidance with respect to executive compensation, compensation peer group, incentive design and incentive goals, and additional post-Combination compensation and related governance advice.

Semler Brossy reports directly to the Company’s Compensation Committee. As part of the appointment process, the Company’s Compensation Committee reviewed the independence of Semler Brossy under NYSE and SEC rules and concluded that Semler Brossy is independent. In reaching this conclusion, the Company’s Compensation Committee considered factors relevant to the consultant’s independence, including the six factors set forth in the NYSE listing standards.

Role of Management

Our President & Group Chief Executive Officer reviews compensation for all of our NEOs other than himself and makes compensation recommendations to the Compensation Committee and the Board; however, the Compensation Committee makes the final determinations with respect to each NEO’s compensation. Our human resources department (including our Chief Human Resources Officer), finance and company secretarial departments support the Compensation Committee’s work and provide relevant data and guidance to the Compensation Committee and Board, as requested, to assist them in making compensation determinations and implementing those decisions. Our President & Group Chief Executive Officer and our Company Secretary attended all of the meetings of the Compensation Committee and the Board in 2024 (other than executive sessions of independent directors), and our Chief Human Resources Officer attended all of the meetings of the Compensation Committee in 2024 (other than executive sessions of Compensation Committee members). In attending these meetings, our President & Group Chief Executive Officer and our Company Secretary provided relevant information and input to the meetings, as appropriate. During executive sessions of the Compensation Committee, our President & Group Chief Executive Officer and Company Secretary are excused.

Compensation Peer Group

Semler Brossy assisted in developing a compensation peer group intended to create a balanced portfolio of companies that are representative of our business profile with similar global operations and scale. Emphasis was placed on selecting companies within the containers and packaging sub-industry and on companies listed on a major U.S. exchange (to ensure sufficient pay data disclosure). Financial screening to decide on the best-fit companies for our peer group was based on year-end financials of:

Net Sales: 0.5x – 2.5x Smurfit Westrock ($30.9B*)

Market Capitalization: 0.3x – 4.0x Smurfit Westrock ($27.9B)

Following the Combination, Semler Brossy reviewed the proposed list of companies with the Compensation Committee, which was approved in October 2024 as the Compensation Peer Group. The following 18 companies comprised the Compensation Peer Group:

3M Company	Cummins Inc.	LyondellBasell Industries N.V.

Amcor plc	Deere & Company	Mondelez International, Inc.

Ball Corporation	Dow Inc.	PACCAR Inc.

Berry Global Group, Inc.	General Mills, Inc.	Packaging Corporation of America

CRH plc	International Paper Company	The Kraft Heinz Company

Crown Holdings, Inc.	Kimberly-Clark Corporation	Tyson Foods, Inc.

Smurfit Westrock versus Peer Group Positioning

*	Net Sales (Combined) is a non-GAAP financial measure. See Appendix B for the definition/ explanation of this measure.

Say-on-Pay

The Compensation Committee will consider the outcome of shareholder engagement and the Company’s future “say-on-pay” votes when making future compensation decisions for our NEOs.

Additional Information

Tax and Accounting Considerations

As a general matter, our Compensation Committee reviews and considers tax and accounting implications of our existing and proposed compensation programs.

Stock Ownership Guidelines

To further align the long-term interests of our executives and our shareholders, in connection with the Combination, we adopted the Smurfit Westrock Share Ownership Policy, which requires each executive officer to hold shares having an aggregate value equal to a specified multiple of the executive officer’s base salary, in accordance with the following table:

Position	Multiple of Salary
Chief Executive Officer	8x
Chief Financial Officer	4x
Other Executive Officers	3x

In addition to shares held by the executive officer, an immediate family member or in a trust for the benefit of the executive officer, shares underlying vested but deferred RSUs and unvested time-based RSUs are considered for purposes of complying with the guidelines. No stock options or unearned performance-based awards are considered.

Until the applicable executive officer has achieved the requisite ownership guideline, the executive officer must retain 50% of the post- tax shares received upon vesting, settlement, or exercise of any equity award granted by the Company.

As of the end of 2024, all of our NEOs were either in compliance with the requisite ownership guideline or subject to the holding policy, as applicable.

Clawback Policies

On completion of the Combination, we adopted a Dodd-Frank Clawback Policy consistent with the requirements of the SEC and NYSE (the “Clawback Policy”). In the event we were required to prepare an accounting restatement of our financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, we would recover the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements. If and as required, we intend to make disclosures with respect to our Clawback Policy and its application in a manner consistent with the requirements of the SEC and NYSE.

Additionally, in order to encourage sound financial reporting and enhance individual accountability, we maintain a discretionary clawback policy for our current and former executive officers, direct reports to the President & Group Chief Executive Officer and any other employee of the Company designated by the Compensation Committee from time to time. The discretionary clawback policy provides that, we may seek to recover or cancel any cash- or non-cash incentive compensation (including compensation subject to time-based vesting only) earned, granted, vested, paid or otherwise received to or by the applicable covered person during the three-year period preceding the date of the Compensation Committee’s determination of an applicable “triggering event”. For purposes of the discretionary clawback policy, a “triggering event” is generally defined as (i) a willful violation of applicable federal, state or local law or Company policy, (ii) an act of fraud, breach of fiduciary duty, material act of dishonesty, material misrepresentation, gross negligence or other act of willful misconduct, act that results in material reputational, financial or operational harm to the Company, or evidence or problematic decisions or actions or material risk management failure, or (iii) any restatement of the Company’s financial statements or similar revision of performance indicators upon which the applicable covered compensation was based, where such restatement was due to such covered person’s conduct or failure to act.

Summary Compensation Table

This table contains information about the compensation paid to or earned by each of our NEOs during 2024 and 2023, as applicable. Prior to the Combination, Messrs. Smurfit, Bowles, Sellier, and Mayer were executives of Smurfit Kappa. While the Company was not a reporting company pursuant to section 13(a) or 15(d) of the Exchange Act at any time during 2023 or in 2024 prior to the Combination, information with respect to compensation paid to these NEOs by Smurfit Kappa during these periods of time is being presented here as it was previously required to be provided in response to an SEC filing requirement.

Name and Principal Position(1)	Year	Salary ($)	Stock Awards ($)(2) (3)	Non-equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Anthony Smurfit – President & Group Chief Executive Officer	2024	1,416,920	17,067,897	2,639,690	204,750	21,329,257
	2023	1,282,083	4,063,801	871,752	132,838	6,350,474
Ken Bowles – Executive Vice President & Group Chief Financial Officer	2024	884,545	6,280,055	1,347,366	145,869	8,657,835
	2023	787,293	2,145,450	535,319	109,605	3,577,667
Laurent Sellier – President & Chief Executive Officer, North America (including Mexico)	2024	760,960	4,388,320	841,633	357,278	6,348,191
	2023	598,000	1,575,693	370,493	188,859	2,733,045
Saverio Mayer – President & Chief Executive Officer, Europe, MEA and APAC	2024	785,353	4,819,815	850,896	78,483	6,534,547
	2023	710,395	1,881,992	446,297	101,846	3,140,530
Ben Garren – Executive Vice President & Group General Counsel	2024	324,716	1,298,265	315,580	49,736	1,988,297
(1)

Other than cash compensation for Messrs. Sellier and Garren (which was paid in U.S. Dollars) and equity awards, the NEOs were paid in Euros and is being shown in U.S. Dollars based on the average daily exchange rate for 2024 — 1.0816 U.S. Dollars per Euro. Mr. Garren commenced employment on July 8, 2024, accordingly this table discloses compensation paid to Mr. Garren in respect of the period from July – December 2024, following the Combination.

(2)

Amounts shown in the Stock Awards column for 2024 do not reflect the actual value (if any) that has or may be received by the NEOs for the respective awards. In meaningful part, these amounts relate to modification of Smurfit Kappa equity incentive awards in connection with the Combination (as described in greater detail above in the section entitled “Compensation Discussion and Analysis — Long-Term Incentive Compensation”) and 2023 SKG Plan bonuses granted as DBP Awards in 2024, both of which we are required to include in the Summary Compensation Table under SEC rules. The table below describes which amounts shown in the Stock Awards column for 2024 relate to (i) 2024 compensation program stock awards or (ii) 2023 compensation paid in 2024 and the accounting expense of the modification of Smurfit Kappa equity incentive awards in connection with the Combination. The table also illustrates how the latter amounts affect the 2024 “Stock Awards” and “Total” 2024 compensation required to be reported in the Summary Compensation Table under SEC rules.

	2024 Compensation		Modification and 2023 Compensation			2024 SCT Stock Awards Excl.		2024 SCT Total Excl.
	2024 LTI Plan	2024 PSP Awards	DBP Awards (2023	Modification Value of	2024 SCT	Modification and 2023	2024 SCT	Modification and 2023
	August 2024	March 2024	Bonus)	PSP Awards	Stock	Compensation	Total	Compensation
Name	($)	($)	($)	($)	Awards(4)	($)	($)	($)
Anthony Smurfit	7,232,712	3,382,063	880,708	5,572,414	17,067,897	10,614,775	21,329,257	14,876,135
Ken Bowles	1,230,320	1,703,029	540,810	2,805,896	6,280,055	2,933,349	8,657,835	5,311,129
Laurent Sellier	756,357	1,247,609	372,019	2,012,335	4,388,320	2,003,966	6,348,191	3,963,837
Saverio Mayer	472,811	1,499,204	450,895	2,396,905	4,819,815	1,972,015	6,534,547	3,686,747

Amounts shown in the Stock Awards column of the Summary Compensation Table for 2024 represent (a) the grant date fair value of awards granted during 2024 or, (b) with respect to awards modified in connection with the Combination (including dividend-equivalent units accrued in respect of the underlying awards) incremental fair value as of the date of modification, in each case in accordance with FASB ASC Topic 718. All assumptions made in the valuations are contained and described in Note 16 to the Company’s financial statements for 2024 contained in this prospectus.

(3)

The amounts shown in the Stock Awards column and table above with respect to PSUs granted by the Company in August 2024 reflect the grant date fair value calculated in accordance with FASB ASC Topic 718 based on the probable outcome of the applicable performance goals, which was determined to be 100% level achievement, excluding the effect of estimated forfeitures. The grant date fair value of the PSUs granted by the Company in 2024 assuming maximum achievement of the applicable performance goals is as follows: $14,465,423 for Mr. Smurfit, $2,460,640 for Mr. Bowles, $1,512,715 for Mr. Sellier, $945,622 for Mr. Mayer and $2,596,530 for Mr. Garren.

(4)

Amounts in this column represent (i) the pro-rated portion of the NEOs’ annual short-term incentive bonuses under the AIP, based on the number of months that the applicable NEO was employed with the Company during 2024, following the Combination, with the exception of Mr. Garren, who commenced employment on July 8, 2024, and (ii) for Messrs. Smurfit, Bowles, Sellier, and Mayer, the pro-rated portion of their annual short-term incentive bonuses under the SKG Plan, based on the number of months that the applicable NEO was employed during 2024, through June 30, 2024, all of which were paid fully in cash.

(5)	The amounts in the “All Other Compensation” column for 2024 consist of the following:
●	for Mr. Smurfit, a cash allowance in lieu of Company contributions under the Company’s tax-qualified defined contribution pension plan (at a rate of 10% base salary for the applicable year)($141,688), the aggregate incremental cost to the Company of providing car benefits ($41,796), an annual health plan cash allowance*, a travel allowance, corporate gifts, the aggregate incremental cost to the Company of commuting and personal travel by his spouse and a tax-equalization payment in respect of such commuting and personal travel costs ($5,088);
●	for Mr. Bowles, a cash allowance in lieu of Company contributions under the Company’s tax-qualified defined contribution pension plan (at a rate of 10% base salary for the applicable year)($88,453), the aggregate incremental cost to the Company of providing car benefits ($41,111), an annual health plan cash allowance*, reimbursement for certain professional and health club memberships, corporate gifts, the aggregate incremental cost to the Company of commuting and personal travel by his spouse, and a tax-equalization payment in respect of one professional membership and such commuting and personal travel costs ($3,203);
●	for Mr. Sellier, discretionary Company contributions credited under the Company’s tax-qualified defined contribution pension plan applicable to his region ($81,213), an annual health plan cash allowance*, a housing allowance ($32,408) and a tax-equalization payment in respect of such allowance ($19,123), a one-time discretionary cash award in connection with the expansion of his role, including the transition of the primary location of his role ($150,000), the aggregate incremental cost to the Company of providing executive financial and tax planning services ($10,316) and a tax-equalization payment in respect of such services ($6,693), an apartment lease payment ($7,700) and a tax-equalization payment in respect of such lease ($4,995), and the cost of group life insurance premiums ($8,517);
●	For Mr. Mayer, the aggregate incremental cost to the Company of providing car benefits, the aggregate incremental cost to the Company of providing executive healthcare screening services, an annual health plan cash allowance*, an apartment lease payment for the Jan-Jun 2024 period preceding the Combination ($29,378), a travel allowance, the cost of group life insurance premiums ($5,824), and the aggregate incremental cost to the Company of commuting and personal travel by his spouse; and
●	For Mr. Garren, discretionary Company contributions credited under the Company’s tax-qualified defined contribution pension plan applicable to his region ($24,354), the aggregate incremental cost to the Company of providing executive financial planning services and the aggregate incremental cost to the Company of commuting and personal travel by his spouse.
*

Since certain NEOs are not eligible to participate in a group medical program in their respective regions, the Company provides an annual health plan cash allowance to these NEOs which is intended to pay for private group medical costs.

2024 Grants of Plan-Based Awards Table

The following table summarizes each grant of an equity or non-equity incentive award made to the NEOs during fiscal 2024 under any incentive plan.

										All Other
										Stock	Grant Date
				Estimated Possible Payouts			Estimated Possible Payouts			Awards:	Fair Value of
				under Non-Equity Incentive			under Equity Incentive			Number of	Stock
				Plan Awards(1)			Plan Awards(2)			Shares or	Option
		Award	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Employee Name	Plan	Type	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)(3)
Anthony Smurfit				656,372	1,812,830	3,625,660	—	—	—	—	—
	PSP(4)	PSP Award	3/28/2022	—	—	—	—	—	—	—	1,649,261
	PSP(4)	PSP Award	9/22/2023	—	—	—	—	—	—	—	2,542,232
	DBP(5)	DBP Award	3/14/2024	—	—	—	—	—	—	21,304	880,707
	PSP(6)	PSP Award	3/14/2024	—	—	—	19,169	—	76,676	—	3,382,063
	PSP(4)	PSP Award	3/14/2024	—	—	—	—	—	—	—	1,380,922
	LTI Plan(7)	PSU	8/2/2024	—	—	—	72,226	144,452	288,904	—	7,232,712
Ken Bowles				296,932	900,954	1,801,909	—	—	—	—	—
	PSP(4)	PSP Award	3/28/2022	—	—	—	—	—	—	—	830,437
	PSP(4)	PSP Award	9/22/2023	—	—	—	—	—	—	—	1,280,115
	DBP(5)	DBP Award	3/14/2024	—	—	—	—	—	—	13,082	540,810
	PSP(6)	PSP Award	3/14/2024	—	—	—	9,653	—	38,610	—	1,703,029
	PSP(4)	PSP Award	3/14/2024	—	—	—	—	—	—	—	695,344
	LTI Plan(7)	PSU	8/2/2024	—	—	—	12,286	24,572	49,144	—	1,230,320
Laurent Sellier				168,750	570,720	1,141,440	—	—	—	—	—
	PSP(4)	PSP Award	3/28/2022	—	—	—	—	—	—	—	544,388
	PSP(4)	PSP Award	9/22/2023	—	—	—	—	—	—	—	958,546
	DBP(5)	DBP Award	3/14/2024	—	—	—	—	—	—	8,999	372,019
	PSP(6)	PSP Award	3/14/2024	—	—	—	7,071	—	28,285	—	1,247,609
	PSP(4)	PSP Award	3/14/2024	—	—	—	—	—	—	—	509,400
	LTI Plan(7)	PSU	8/2/2024	—	—	—	7,553	15,106	30,212	—	756,357
Saverio Mayer				154,710	586,515	1,173,031	—	—	—	—	—
	PSP(4)	PSP Award	3/28/2022	—	—	—	—	—	—	—	657,907
	PSP(4)	PSP Award	9/22/2023	—	—	—	—	—	—	—	1,126,877
	DBP(5)	DBP Award	3/14/2024	—	—	—	—	—	—	10,907	450,895
	PSP(6)	PSP Award	3/14/2024	—	—	—	8,497	—	33,989	—	1,499,204
	PSP(4)	PSP Award	3/14/2024	—	—	—	—	—	—	—	612,122
	LTI Plan(7)	PSU	8/2/2024	—	—	—	4,722	9,443	18,886	—	472,811
Ben Garren				122,413	244,825	489,650	—	—	—	—	—
	LTI Plan(7)	PSU	8/2/2024	—	—	—	12,965	25,929	51,858	—	1,298,265
(1)

Represents threshold, target and maximum opportunities for the NEOs in respect of (i) the NEOs’ annual bonuses under the AIP, based on the number of months that the applicable NEO was employed with the Company during 2024, following the Combination, with the exception of Mr. Garren, who commenced employment on July 8, 2024, and (ii) for Messrs. Smurfit, Bowles, Sellier, and Mayer, their annual bonuses under the SKG Plan, based on the number of months that the applicable NEO was employed during 2024, prior to the Combination. See “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Annual Incentive Plan” for information regarding the criteria applied in determining amounts payable under the awards. The actual amounts paid with respect to these awards are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)

Represents threshold, target (as applicable) and maximum opportunities for the NEOs in respect of (i) PSUs granted by the Company in August 2024 after the Combination and (ii) the PSP Awards granted by Smurfit Kappa in 2024 prior to the Combination that will settle in Smurfit Westrock ordinary shares when such PSP Awards vest, in each case pursuant to the terms described in “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Long-Term Incentive Plan.”

(3)

Amounts shown represent (i) the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, for (a) PSUs granted by the Company in August 2024 after the Combination, shown assuming target performance is achieved, (b) the PSP Awards granted by Smurfit Kappa in March 2024 prior to the Combination, and (c) the DBP Awards granted by Smurfit Kappa in March 2024 that represented a portion of previously earned 2023 annual bonuses under the SKG Plan, and (ii) the Modification Value, representing the incremental fair value of modified awards computed as of the date of modification in accordance with FASB ASC Topic 718, with respect to all PSP Awards outstanding as of the Combination (including awards granted during and in fiscal years prior to 2024), which were modified upon the Combination to deem performance goals achieved at 100%. All assumptions made in the valuations are contained and described in Note 16 to the Company’s financial statements for 2024 contained in this prospectus.

(4)

Represents the modification of PSP Awards outstanding as of the Combination granted during, and prior to, 2024. Such awards (i) were converted into an award in respect of Company shares covering the same number of shares as covered by the underlying PSP Awards as of immediately prior to the Combination, (ii) were modified upon the Combination to deem performance goals achieved at 100% and (iii) remain subject to time-based vesting, as described in “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Long-Term Incentive Plan.”

(5)

Represents the DBP Awards granted by Smurfit Kappa in March 2024 under the DBP, which represent the stock award portion of annual bonuses earned for the 2023 performance year under the SKG Plan. Such awards (i) were converted into an award in respect of Company shares covering the same number of shares as covered by the underlying DBP Awards, as of immediately prior to the Combination and (ii) remain subject to time-based vesting, as described in “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Long-Term Incentive Plan.”

(6)

Represents PSP Awards granted by Smurfit Kappa in March 2024 prior to the Combination under the PSP. See “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Long-Term Incentive Plan” for additional information regarding these PSP Awards.

(7)

Represents PSUs granted by the Company in August 2024 after to the Combination under the LTI Plan that vest based on the Company’s TSR relative to the TSR of companies in the S&P 500 over a performance period commencing on and including July 8, 2024, and ending December 31, 2026, as described in “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Long-Term Incentive Plan.”

Narrative Disclosure to Summary Compensation Table and 2024 Grants of Plan-Based Awards Table

As described above in the Compensation Discussion and Analysis, four of our five NEOs were executives of Smurfit Kappa prior to and during 2024 and during 2023. As required by SEC rules, the Executive Compensation Tables disclose information with respect to compensation paid by Smurfit Kappa during these periods and to the modification expense of Smurfit Kappa equity incentive awards incurred in connection with the Combination, and not to post-Combination compensation approved by our Compensation Committee.

The compensation disclosed in the Executive Compensation Tables for the period between July and December 2024, following the Combination, represents the compensation approved by our Compensation Committee after we began to operate as a newly U.S. listed, Irish public company. Our 2024 compensation program was predominantly performance-based and consisted of three primary elements: base salary (provides for a competitive level of fixed compensation reflecting the NEOs’ responsibilities), annual cash incentive compensation (based on achievement of annual performance aligned with our business strategy), and long-term equity incentive awards (aligns compensation with long-term shareholder interests). Our Compensation Committee also approved a compensation program for 2025, which includes additional metrics applicable to performance-based compensation. We view these elements of our compensation program to be most relevant to our shareholders’ understanding of our Compensation Committee’s compensation philosophy.

In addition, each of our NEOs has a service contract or offer letter and we maintain the Executive Severance Plan. The service contracts and offer letters, and the key terms of the Executive Severance Plan, are also described in greater detail under “Potential Payments upon Termination or Change in Control”, below.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table provides details about each outstanding equity award held by our NEOs as of December 31, 2024.

							Equity Incentive
					Equity Incentive		Plan Awards:
					Plan Awards:		Market or
					Number of		Payout Value of
					Unearned Shares,		Unearned Shares,
		Number of Shares or		Market Value of Shares	Units or Other		Units or Other Rights
		Units of Stock That		or Units of Stock That	Rights That Have		That Have Not
		Have Not Vested		Have Not Vested	Not Vested		Vested
Name	Grant Date	(#)		($)(1)	(#)		($)(1)
Anthony Smurfit	8/2/2024	—		—	292,428	(2)	15,750,172
	3/14/2024	79,711	(4)	4,293,234	—		—
	3/14/2024	21,304	(3)	1,176,791	—		—
	9/22/2023	96,505	(4)	5,197,759	—		—
	9/22/2023	23,049	(3)	1,279,209	—		—
	3/28/2022	78,925	(4)	4,250,901	—		—
	3/28/2022	17,779	(3)	1,019,382	—		—
	3/27/2020	1,746	(3)(5)	103,183	—		—
Ken Bowles	8/2/2024	—		—	49,742	(2)	2,679,104
	3/14/2024	40,137	(4)	2,161,779	—		—
	3/14/2024	13,082	(3)	722,624	—		—
	9/22/2023	48,594	(4)	2,617,273	—		—
	9/22/2023	14,154	(3)	785,540	—		—
	3/28/2022	39,740	(4)	2,140,396	—		—
	3/28/2022	10,836	(3)	621,296	—		—
	3/27/2020	980	(3)(5)	57,915	—		—
Laurent Sellier	8/2/2024	—		—	30,578	(2)	1,646,931
	3/14/2024	29,403	(4)	1,583,646	—		—
	3/14/2024	8,999	(3)	497,087	—		—
	9/22/2023	36,387	(4)	1,959,804	—		—
	9/22/2023	9,806	(3)	544,228	—		—
	3/28/2022	26,051	(4)	1,403,107	—		—
	3/28/2022	6,946	(3)	398,258	—		—
Saverio Mayer	8/2/2024	—		—	19,114	(2)	1,029,480
	3/14/2024	35,333	(4)	1,903,035	—		—
	3/14/2024	10,907	(3)	602,481	—		—
	9/22/2023	42,777	(4)	2,303,969	—		—
	9/22/2023	12,288	(3)	681,978	—		—
	3/28/2022	31,484	(4)	1,695,728	—		—
	3/28/2022	9,462	(3)	542,516	—		—
Ben Garren	8/2/2024	—		—	52,488	(2)	2,827,004
(1)	The values of the outstanding awards reflected in these columns are based on a price per ordinary share of $53.86, the closing price of one ordinary share on December 31, 2024.
(2)

Represents PSUs granted by the Company in August 2024 following the Combination, along with dividend-equivalent units accrued in respect of such PSUs that will settle in Smurfit Westrock ordinary shares, which vest subject to achievement of performance goals based on the Company’s TSR relative to the TSR of companies in the S&P 500 over a performance period commencing on and including July 8, 2024, and ending December 31, 2026, and generally subject to the NEOs continued service through the date that the Compensation Committee certifies the extent to which the relative TSR performance goals have been met and, in accordance with SEC rules, reflect the maximum performance level based on performance as of 2024 year-end.

(3)

Represents the DBP Awards granted by Smurfit Kappa under the DBP, which represent the stock award portion of annual bonuses earned for the performance year immediately preceding the applicable year of grant under the SKG Plan, which, upon the Combination, were converted into an award in respect of Company shares covering the same number of shares as covered by the underlying DBP Awards as of immediately prior to the Combination, and will vest at the end of a three-year period following the date of grant, generally subject to the NEOs continued employment with the Company through such date along with dividends accrued in respect of such DBP Awards that will settle in cash when such DBP Awards vest.

(4)

Represents PSP Awards outstanding as of the Combination granted during, and prior to, fiscal 2024, which, upon the Combination, (i) were converted into an award in respect of Company shares covering the same number of shares as covered by such PSP Awards, as of immediately prior to the Combination, (ii) were modified upon the Combination to deem performance goals achieved at 100%, and (iii) will vest at the end of a three-year period following the date of grant of each award, respectively, generally subject to the NEOs continued employment with the Company through such date along with dividend equivalent units accrued in respect of such PSP Awards that will settle in Smurfit Westrock ordinary shares when such PSP Awards vest.

(5)

The 2020 deferred bonus plan award of Messrs. Smurfit and Bowles was subject to an underpin pending the final outcome of appeals by Smurfit Kappa Italia of fines imposed on the Smurfit Kappa subsidiary in 2019. As the outcome was not known at the time of vesting, the Smurfit Kappa Remuneration Committee considered the vesting of the 2020 deferred bonus plan awards and in their discretion decided to withhold 10% of the award pending the final outcome of the process for Smurfit Kappa Italia, which withheld amount remained outstanding as of December 31, 2024.

Option Exercises and Stock Vested

The table below sets forth the number of shares acquired in 2024 as a result of the vesting of PSP Awards and DBP Awards granted to our NEOs under Smurfit Kappa’s compensatory equity programs. No stock or stock-based awards granted to our NEOs following the Combination under our compensatory equity programs vested or were settled in 2024.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Anthony Smurfit	65,350	2,673,851
Ken Bowles	33,209	1,362,630
Laurent Sellier	19,577	803,804
Saverio Mayer	28,002	1,149,722
(1)

Reflects the vesting of DBP Awards and PSP Awards as reflected in greater detail in the below table, including dividend-equivalent units accrued in respect of PSP Awards as follows: Anthony Smurfit, 4,598; Ken Bowles, 2,207; Laurent Sellier, 1,313; Saverio Mayer, 1,878.

(2)

The value realized as shown in this table and the sub-table that follows is calculated as the number of shares of stock vested multiplied by the average per-share price of shares sold in the market at the time of vesting. The value realized on DBP Awards vested includes the value of accrued cash dividends as follows: Anthony Smurfit, $53,074; Ken Bowles, $30,826; Laurent Sellier, $18,694; Saverio Mayer, $26,739.

Name	DBP Awards (#)	Value Realized on Vesting of DBP Awards ($)(2)	PSP Awards (#)	Value Realized on Vesting of PSP Awards ($)(2)
Anthony Smurfit	17,114	739,409	48,236	1,934,442
Ken Bowles	9,940	429,457	23,269	933,173
Laurent Sellier	6,028	260,439	13,549	543,365
Saverio Mayer	8,622	372,513	19,380	777,210

Potential Payments upon Termination or Change in Control

This section describes the payments and benefits that our NEOs would receive in connection with certain employment termination scenarios, including in connection with certain qualifying terminations of employment following a change in control, in each case as of December 31, 2024. With respect to payment and benefits that would be made in Euros, such payments and benefits are presented in this section in U.S. Dollars based on the average daily exchange rate for 2024 — 1.0816 U.S. Dollars per Euro.

Service Contracts and Offer Letters

We are party to service contracts or offer letters with our NEOs as follows (the “Individual Agreements”):

Service Contract with Mr. Smurfit

Mr. Smurfit’s service contract provides for an annual base salary of €1,387,040, subject to annual review by the Compensation Committee, and, starting with calendar year 2025, a target annual bonus opportunity of 175% of annual base salary. For calendar year 2024, Mr. Smurfit was eligible to receive a prorated annual bonus with respect to the portion of 2024 prior to the Combination based on actual performance of Smurfit Kappa, as well as a prorated annual bonus for the remainder of the 2024 calendar year of the Company with the same target annual bonus opportunity that applies for 2025. Mr. Smurfit is also eligible to receive annual equity awards, with a target aggregate grant date fair value of $11,250,000 in respect of 2025. Under his service contract, Mr. Smurfit is eligible to participate in all health, welfare and other benefits programs applicable to executives in the relevant regions. Mr. Smurfit is also entitled to a cash allowance in lieu of employer’s pension contribution at a rate of 10% of his base salary. He is also provided with a car benefit and up to two club memberships of Mr. Smurfit’s choice (provided that the selection of the clubs is subject to approval by the Board). Mr. Smurfit’s service contract is terminable on not less than 12 months’ notice by either party (though the Company may summarily dismiss Mr. Smurfit in specific circumstances). The Company is entitled to terminate Mr. Smurfit’s employment by making a payment in lieu of notice (“PILON”) equal to the base salary that would have been due during the notice period. The PILON may be paid in equal monthly installments until the end of the period to which PILON is made. Mr. Smurfit may also be placed on garden leave for some or all of his notice period, during which he would continue to receive base salary and contractual benefits (excluding bonuses). Mr. Smurfit is also eligible to participate in Smurfit Westrock’s Executive Severance Plan, as in effect from time to time and subject to the terms and conditions of such plan (as described in greater detail below, under the heading “— Executive Severance Plan”). Pursuant to the terms of the Executive Severance Plan, any notice or PILON provided under the service contract will reduce ratably the severance benefits provided under the Executive Severance Plan. Mr. Smurfit is subject to confidentiality and intellectual property obligations both during employment and on the termination of employment. He is also subject to non- competition, non-solicitation and non-dealing restrictive covenants for a period of 12 months after the termination of his employment (reduced by any period of garden leave to which Mr. Smurfit is subject to on the termination of his employment).

Service Contract with Mr. Bowles

Mr. Bowles’ service contract provides for an annual base salary of €878,458, subject to annual review by the Compensation Committee, and, starting with calendar year 2025, a target annual bonus opportunity of 125% of annual base salary. For calendar year 2024, Mr. Bowles was eligible to receive a prorated annual bonus with respect to the portion of 2024 prior to the Combination based on actual performance of Smurfit Kappa, as well as a prorated annual bonus for the remainder of the 2024 calendar year of the Company with the same target annual bonus opportunity that applies for 2025. Mr. Bowles is also eligible to receive annual equity awards, with a target aggregate grant date fair value of $3,250,000 in respect of 2025. Under his service contract, Mr. Bowles is eligible to participate in all health, welfare and other benefits programs applicable to executives in the relevant regions. Mr. Bowles is entitled to a cash allowance in lieu of employer’s pension contribution at a rate of 10% of base salary. He is also provided with a car benefit and up to two club memberships of Mr. Bowles’ choice (provided that the selection of the clubs is subject to approval by the Board). Mr. Bowles’ service contract is terminable on not less than 12 months’ notice by either party (though the Company may summarily dismiss Mr. Bowles in specific circumstances). The Company is entitled to terminate Mr. Bowles’ employment by making a PILON equal to the base salary only that would have been due during the notice period. The PILON may be paid in equal monthly installments until the end of the period to which PILON is made. Mr. Bowles may also be placed on garden leave for some or all of his notice period, during which he would continue to receive base salary and contractual benefits (excluding bonuses). Mr. Bowles is also eligible to participate in Smurfit Westrock’s Executive Severance Plan, as in effect from time to time and subject to the terms and conditions of such plan (as described in greater detail below, under the heading “— Executive Severance Plan”). Pursuant to the terms of the Executive Severance Plan, any notice or PILON provided under the service contract will reduce ratably the severance benefits provided under the Executive Severance Plan. Mr. Bowles is subject to confidentiality and intellectual property obligations both during employment and on the termination of employment. He is also subject to non-competition, non-solicitation and non-dealing restrictive covenants for a period of 12 months after the termination of his employment (reduced by any period of garden leave to which Mr. Bowles is subject to on the termination of his employment).

Offer Letter with Mr. Sellier

Mr. Sellier’s Offer Letter provides for an annual base salary of $900,000, subject to annual review by the Compensation Committee, and, starting with calendar year 2025, a target annual bonus opportunity of 75% of annual base salary. For calendar year 2024, Mr. Sellier was eligible to receive a prorated annual bonus with respect to the portion of 2024 prior to the Combination based on actual performance of Smurfit Kappa, as well as a prorated annual bonus for the remainder of the 2024 calendar year of the Company with the same target annual bonus opportunity that applies for 2025. Mr. Sellier is also eligible to receive annual equity awards, with a target aggregate grant date fair value of $2,250,000 in respect of 2025. Mr. Sellier is eligible to participate in retirement, health, welfare and other benefit programs applicable to similarly situated executives of the Company, and he is eligible for a car benefit. Mr. Sellier is also eligible to participate in Smurfit Westrock’s Executive Severance Plan, as in effect from time to time and subject to the terms and conditions of such plan (as described in greater detail below, under the heading “— Executive Severance Plan”). Mr. Sellier is subject to confidentiality and intellectual property obligations both during employment and on the termination of employment. He is also subject to non-competition, non-solicitation and non-dealing restrictive covenants for a period of 12 months after the termination of his employment.

Service Contract with Mr. Mayer

Mr. Mayer’s service contract provides for an annual base salary of €762,872, subject to annual review by the Compensation Committee, and, starting with calendar year 2025, a target annual bonus opportunity of 75% of annual base salary. For calendar year 2024, Mr. Mayer was eligible to receive a prorated annual bonus with respect to the portion of 2024 prior to the Combination based on actual performance of Smurfit Kappa, as well as a prorated annual bonus for the remainder of the 2024 calendar year of the Company with the same target annual bonus opportunity that applies for 2025. Mr. Mayer is eligible to receive annual equity awards, with a target aggregate grant date fair value of $2,250,000 in respect of 2025. Mr. Mayer is eligible to participate in retirement, health, welfare and other benefit programs applicable to similarly situated executives of the Company, and he is eligible for a car benefit. Mr. Mayer is also eligible to participate in Smurfit Westrock’s Executive Severance Plan, as in effect from time to time and subject to the terms and conditions of such plan (as described in greater detail below, under the heading “— Executive Severance Plan”). Mr. Mayer is subject to confidentiality and intellectual property obligations both during employment and on the termination of employment. He is also subject to non-competition, non-solicitation and non-dealing restrictive covenants for a period of 12 months after the termination of his employment.

Offer Letter with Mr. Garren

Mr. Garren’s Offer Letter provides for a fixed term of employment through December 31, 2026, unless extended by mutual agreement. During the term of his offer letter, Mr. Garren is entitled to an annual base salary of $675,000, subject to annual review by the Compensation Committee, and a target annual bonus opportunity of 75% of annual base salary. For calendar year 2024, Mr. Garren was eligible to receive a prorated annual bonus based on the number of days that Mr. Garren was employed by the Company during 2024. During the term, Mr. Garren is also eligible to receive annual equity awards, with a target aggregate grant date fair value of $1,300,000 (for 2024, pro-rated based on the number of days that Mr. Garren was employed in 2024). Mr. Garren is eligible to participate in retirement, health, welfare and other benefit programs applicable to similarly situated executives of the Company. If Mr. Garren’s employment is terminated by the Company without “cause” prior to December 31, 2026, then subject to his execution and non-revocation of a release of claims, Mr. Garren will be entitled to base salary continuation through December 31, 2026. Upon the termination of Mr. Garren’s employment on December 31, 2026, or by the Company without “cause” prior to December 31, 2026, his then-outstanding annual equity awards will continue to vest on the originally scheduled vesting date (subject to achievement of applicable performance goals in the case of performance-based awards) as if his employment had continued through the originally scheduled vesting dates. He is also subject to non-competition, except as to the practice of law, non-solicitation and non-dealing restrictive covenants for a period of 12 months after the termination of his employment.

Executive Severance Plan

On July 5, 2024, immediately prior to the Combination, we adopted the Executive Severance Plan (the “Executive Severance Plan”). Each of the NEOs other than Mr. Garren are eligible participants in the Executive Severance Plan. As described in the summary of Mr. Garren’s offer letter above, Mr. Garren will not be eligible to participate in the Executive Severance Plan and will instead be eligible to receive severance payments pursuant to his offer letter.

Pursuant to the Executive Severance Plan, an eligible executive whose employment is terminated without “cause” at any time other than on or within the two years following a change in control of the Company, would be entitled to receive (subject to the executive’s execution of a release of claims in favor of the Company and continuing compliance with applicable restrictive covenants):

●	a specified multiple of the sum of the executive’s annual base salary and target annual bonus, with such multiple equal to 2x (for Mr. Smurfit) or 1.5x (for Messrs. Bowles, Sellier and Mayer);
●	a prorated target annual bonus for the year of termination (the “Prorated Bonus”); and
●	a healthcare coverage subsidy payment generally equal to the applicable premium cost for the number of years equal to the applicable severance multiple (the “Healthcare Continuation Benefit”).

Pursuant to the Executive Severance Plan, any eligible executive whose employment is terminated without cause or who resigns for “good reason” on, or within the two years following, a change in control of the Company, would be entitled to receive (subject to the executive’s execution of a release of claims in favor of the Company and continuing compliance with applicable restrictive covenants):

●	a specified multiple of the sum of annual base salary and target annual bonus, with such multiple equal to 3x (for Mr. Smurfit) or 2x (for Messrs. Bowles, Sellier, and Mayer);
●	the Prorated Bonus; and
●	the Healthcare Continuation Benefit.

The Executive Severance Plan also provides that, with respect to eligible participants who are U.S. taxpayers, in the event that the payments and benefits to an eligible executive in connection with a change in control, whether pursuant to the severance plan or otherwise, would be subject to the golden parachute excise tax imposed under Sections 280G and 4999 of the Code, the executive will either receive all such payments and benefits and pay the excise tax, or such payments and benefits will be reduced to the extent necessary so that the excise tax does not apply, whichever approach results in a higher after-tax amount of the payments and benefits being retained by the executive. Any notice, payment in lieu of notice, severance or other termination payments or benefits required by applicable law or local service contract for an eligible executive will reduce ratably the severance benefits provided under the Executive Severance Plan. Conversely, if such local notice, payments or benefits is more favorable to the executive than the severance benefits provided under the Executive Severance Plan, then the executive will receive the local notice, payments or benefits and will not receive the severance benefits provided under the Executive Severance Plan.

Retention Bonus Letters

The retention bonus letters (described above under “Compensation Discussion and Analysis”) provide for payment in the event of termination (i) by the Company for reasons other than the applicable NEO’s misconduct (as determined by the Company), (ii) due to death, (iii) due to serious illness or (iv) due to disability (in each case, as determined by the Company). The retention bonus would not be paid in the event of resignation or termination for misconduct (as determined by the Company) prior to the applicable payment date.

Equity-Based Incentive Awards

The vesting provisions of the outstanding equity awards held by our NEOs provide for the treatment set forth below in the event of the NEO’s termination of employment. Any portion of an equity award that does not vest or continue to vest following the applicable termination event will be forfeited.

PSUs Under the LTI Plan

PSUs granted to our NEOs under the LTI Plan following the Combination are subject to vesting in the event of a termination of employment as follows.

Resignation or termination by the Company for Cause (as defined in the applicable award agreement, which uses the same definition as the Executive Severance Plan) or due to the NEO’s poor performance	Forfeiture
Retirement or termination by the Company without Cause and not due to the NEO’s poor performance that is not in the context of a Change in Control (as defined in the LTI Plan)

Pro-rated based on the portion of the applicable performance period during which the NEO remained employed by the Company, eligible to vest based on actual performance (however, for Mr. Garren, outstanding awards will be treated in accordance with his Offer Letter, as described above)

Termination due to disability	Unvested PSUs eligible to vest based on actual performance
Death	Pro-rated based on the portion of the applicable performance period during which the NEO remained employed by the Company, will immediately vest based on target performance

Termination by the Company without Cause or by the NEO for Good Reason (as defined in the applicable award agreement, which uses the definition of Good Reason in the Executive Severance Plan) within 24 months of a Change in Control

Unvested PSUs immediately vest in full

Legacy PSP and DBP Awards Granted Prior to the Combination

Legacy PSP Awards and DBP Awards granted to our NEOs (other than Mr. Garren) prior to the Combination are subject to vesting in the event of a termination of employment as follows (note that performance of PSP Awards was deemed to have been achieved at 100% in connection with the Combination).

Resignation, summarily dismissed by the Company or any other reason not included below	Forfeiture

Retirement with the agreement of the Board or termination due to ill-health, injury, or disability (as established to the satisfaction of the Board), redundancy, the NEO’s employing entity ceasing to be affiliated with the Company, or any other reason at the Board’s discretion other than being summarily dismissed

Remain outstanding and eligible to vest and be settled on the original settlement date*
Death	Immediately vest and settle*
Certain corporate events (described in the applicable award agreement) occur and awards are not replaced with equity awards from the surviving company	Immediately vest and settle*
*	With respect to PSP Awards only, the number of PSP Awards that vests is pro-rated through the termination date or corporate event, as applicable.

Quantification of Potential Payments

The following table sets forth the aggregate amounts that would have been payable to each NEO under their individual agreement or the Executive Severance Plan, as applicable, assuming the applicable termination event or change in control occurred on December 31, 2024.

	Cash Payments ($)(1)	Annual Incentive Plan Payments ($)(2)	Retention Bonus ($)(3)	Continued Health Benefits ($)(4)	Equity Incentive ($)(5)	Total ($)
Anthony Smurfit
Termination without Cause	3,000,557	5,250,975	—	20,000	14,300,733	22,572,265
Death	—	—	—	—	14,300,733	14,300,733
Disability	—	—	—	—	28,475,888	28,475,888
Retirement	—	—	—	—	14,300,733	14,300,733
Change in Control Qualifying Termination	4,500,836	7,876,463	—	30,000	28,475,888	40,883,187
Ken Bowles
Termination without Cause	1,425,272	1,781,590	1,228,358	15,000	7,061,123	11,511,343
Death	—	—	1,228,358	—	7,061,123	8,289,481
Disability	—	—	1,228,358	—	9,472,317	10,700,675
Retirement	—	—	—	—	7,061,123	7,061,123
Change in Control Qualifying Termination	1,900,363	2,375,453	1,228,358	20,000	9,472,317	14,996,491
Laurent Sellier
Termination without Cause	1,350,000	1,012,500	897,000	9,000	4,841,791	8,110,291
Death	—	—	897,000	—	4,841,791	5,738,791
Disability	—	—	897,000	—	6,324,029	7,221,029
Retirement	—	—	—	—	4,841,791	4,841,791
Change in Control Qualifying Termination	1,800,000	1,350,000	897,000	12,000	6,324,029	10,383,029
Saverio Mayer
Termination without Cause	1,237,684	928,263	738,920	15,000	5,795,976	8,715,843
Death	—	—	738,920	—	5,795,976	6,534,896
Disability	—	—	738,920	—	6,722,508	7,461,428
Retirement	—	—	—	—	5,795,976	5,795,976
Change in Control Qualifying Termination	1,650,245	1,237,684	738,920	20,000	6,722,508	10,369,357
Ben Garren
Termination without Cause	1,350,000	—	—	—	2,827,004	4,177,004
Death	—	—	—	—	282,700	282,700
Disability	—	—	—	—	2,827,004	2,827,004
Retirement	—	—	—	—	282,700	282,700
Change in Control Qualifying Termination	1,350,000	—	—	—	2,827,004	4,177,004
(1)

These amounts represent the annual base salary portion of cash severance payments under the Executive Severance Plan or, as applicable, continued base salary or PILON payments under Messrs. Smurfit, Bowles and Garren’s Individual Agreements. However, pursuant to the applicable Individual Agreements, any PILON payments will reduce ratably the cash severance payments provided under the Executive Severance Plan, resulting in the same amounts in respect of cash severance payments that would have been received under the Executive Severance Plan without any entitlement to PILON payments.

(2)	These amounts represent the target annual bonus portion of cash severance payments under the Executive Severance Plan.
(3)	The amounts represent payments in respect of the cash retention awards granted to Messrs. Bowles, Sellier and Mayer that would become payable upon the applicable event.
(4)

These amounts represent a healthcare coverage subsidy payment under the Executive Severance Plan, generally equal to the applicable premium cost for the number of years equal to the applicable severance multiple.

(5)

These amounts represent the PSUs, PSP Awards and/or DBP Awards, along with any dividend or dividend equivalent units accrued thereunder, as applicable, that would become vested upon the occurrence of the applicable event, based on a share price of $53.86, the closing price of one ordinary share on December 31, 2024, the last trading day of 2024. For purposes of any PSUs which remain subject to actual performance following termination, the amounts in this row assume maximum performance.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our principal executive officer (the “PEO”) and our non-PEO named executive officers (the “Non-PEO NEOs”), and certain financial performance of the Company during fiscal year 2024, calculated in a manner consistent with SEC rules as described further below.

					Value of Initial Fixed $100 Investment Based On:(4)
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)	Net Income ($ in millions)(6)	Adjusted EBITDA ($ in millions)(7)
2024	21,329,257	27,897,467	5,882,218	7,199,348	118.10	109.32	319	2,431
(1)

The dollar amount reported in this column represents the total compensation reported for Mr. Smurfit, our PEO, for fiscal 2024 in our Summary Compensation Table. Refer to the “Executive Compensation Tables — Summary Compensation Table.”

(2)

The dollar amount reported in this column represents the average of the total compensation reported for our Non-PEO NEOs for fiscal 2024 in our Summary Compensation Table. The Non-PEO NEOs for 2024 were Ken Bowles, Saverio Mayer, Laurent Sellier, and Ben Garren.

(3)

The dollar amounts reported in these columns represent the amount of “compensation actually paid” (“CAP”) to our PEO and the average compensation actually paid to our Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by such individuals. In accordance with these rules, these amounts reflect the total compensation for our PEO, and the average total compensation for our Non-PEO NEOs, as set forth in the Summary Compensation Table for 2024, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. For the Non-PEO NEOs, the amounts set forth below are averages for all of the Non-PEO NEOs as a group.

Compensation Actually Paid for 2024	PEO	Non-PEO NEOs
Summary Compensation Table Total	$21,329,257	$5,882,218
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	$(17,067,897)	$(4,196,614)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$17,084,048	$3,368,539
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$6,435,807	$2,102,661
Plus (less), change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year	$29,018	$8,969
Plus, value of dividends or other earnings paid on equity awards not otherwise reflected in total compensation	$87,234	$33,576
Compensation Actually Paid	$27,897,467	$7,199,348
(4)

Total Shareholder Return (“TSR”) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the share price at the end of 2024 and the beginning of the measurement period, by (b) the share price at the beginning of the measurement period. The beginning of the measurement period for purposes of determining the Company’s TSR and the peer group TSR is July 8, 2024 (the first trading day following the Combination).

(5)	The peer group used for purposes of determining the TSR of our peer group is the Dow Jones U.S. Containers & Packaging Index.
(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for 2024.
(7)

We determined Adjusted EBITDA to be the most important financial performance measure used to link our performance to “compensation actually paid” to our PEO and Non-PEO NEOs following the Combination. Adjusted EBITDA is a non-GAAP financial measure. For this purpose, Adjusted EBITDA relates to the post-Combination period and is determined as net income before income tax expense, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service expense, net, share-based compensation expense, other (expense) income, net, impairment of goodwill and other assets, amortization of fair value step up on inventory, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business.

Description of Certain Relationships between Information Presented in the Pay versus Performance Table

As described in more detail in the section “Executive and Director Compensation — Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize financial performance measures to align executive compensation with Company performance, they are not all required to be presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s financial performance measures with “compensation actually paid” (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid, Cumulative TSR and Peer Group TSR

Our TSR increased by 18.1% from July 8, 2024 (the first trading day following the Combination) through the end of 2024. The increase in our TSR is in line with the 9.3% increase in the Dow Jones U.S. Containers & Packaging Index over the same period.

The increase in our TSR from the Combination is the primary reason that the 2024 CAP to our PEO of $27,897,467 is higher than the Summary Compensation Table figure of $21,329,257, and that the average CAP for our Non-PEO NEOs of $7,199,348 is higher than the Summary Compensation Table average of $5,882,218.

Compensation Actually Paid and Financial Performance Measures

Since becoming a newly U.S. listed, Irish public company on July 8, 2024, there is no clear relationship between compensation actually paid, net income, and adjusted EBITDA. We believe the compensation actually paid to our PEO and Non-PEO NEOs in 2024 reflects our pay-for-performance philosophy, and this relationship will expand as we build history as a newly U.S. listed, Irish public company.

Financial Performance Measures

The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company, both prior to the Combination and following, to link executive compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are as follows:

Pre-Combination Measures:

1.Relative TSR

2.Adjusted Earnings Per Share (“EPS”)

3.Adjusted Return on Capital Employed

4.Free Cash Flow

5.Adjusted EBIT

Post-Combination Measures:

1.Adjusted EBITDA

2.Relative TSR

CEO Pay Ratio

Because we first instituted a compensation program applicable to the chief executive officer and our employees in connection with the Combination in 2024, a ratio of the compensation our chief executive officer to our median employee has not been included in this prospectus in reliance on Item 402(u) of Regulation S-K, Instruction 7(2) which permits a registrant to omit any employees that became its employees as a result of a business combination for the fiscal year in which the transaction becomes effective.

For the proxy statement for our 2026 annual general meeting of the shareholders of Smurfit Westrock we will include pay ratio disclosure on the ratio of the annual total compensation of our chief executive officer to the median of the total annual compensation of all of our employees (excluding our chief executive officer) as required pursuant to Item 402(u) of Regulation S-K.

Equity Compensation Plan Information

The following table contains information about our equity compensation plans as of December 31, 2024.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		(b) Weighted-average exercise price of outstanding options, warrants and rights ($)		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	478,769	(1)	—	(2)	25,521,231	(3)
Equity compensation plans not approved by security holders(4)	—		—		—
Total	478,769		—		25,521,231
(1)

Consists of Smurfit Westrock ordinary shares underlying 13,925 RSUs and 464,844 PSUs (assuming the maximum number of PSUs will be earned) outstanding under the LTI Plan that, if and when vested, will be settled in Smurfit Westrock ordinary shares.

(2)	RSUs and PSUs reflected in column (a) are not reflected in this column as they do not have an exercise price.
(3)

Reflects the total number of Smurfit Westrock ordinary shares remaining available for issuance under the LTI Plan. The LTI Plan is the only compensation plan under which the Company currently issues equity awards.

(4)

In connection with the Combination, awards were assumed by the Company under the following plans: the Smurfit Kappa Group plc 2018 Performance Share Plan, the Smurfit Kappa Group plc 2018 Deferred Bonus Plan, the WestRock Company 2020 Incentive Stock Plan, the WestRock Company Amended and Restated 2016 Incentive Stock Plan, the MeadWestvaco Corporation 2005 Performance Incentive Plan, the Amended and Restated Rock- Tenn Company 2004 Incentive Stock Plan, the KapStone Paper and Packaging 2016 Incentive Plan, and the KapStone Paper and Packaging 2014 Incentive Plan (the “Legacy Plans”). No further awards will be issued under the Legacy Plans. As of December 31, 2024, 10,584,587 Smurfit Westrock ordinary shares were issuable upon exercise of outstanding options, warrants and rights under the Legacy Plans and the weighted-average exercise price of outstanding options, warrants and rights under the Legacy Plans was $31.25.

Director Compensation

Our non-executive director compensation program is intended to enable the Company to retain highly qualified, experienced and engaged directors at this critical time for the Company, while also ensuring that the compensation program will enable the Company to attract high caliber non-executive directors into the future. The program aligns with the director compensation paid by our Compensation Peer Group, with consideration of legacy programs at both Smurfit Kappa and WestRock, as well as broader market practices. Our Board was advised by our independent compensation consultant, Semler Brossy, in assessing the form and amount of our non - executive director compensation program. Executive officers do not play a role in determining or recommending the amount or form of non - executive director compensation. On an annual basis going forward, our Compensation Committee and Board intend to review our non - executive director compensation to ensure it remains competitive and aligned with our peers and the market.

This section consists of two parts to ensure compliance with SEC rules. The first part, entitled “Director Compensation—Smurfit Westrock” describes the material terms of our current director compensation program as approved by the Smurfit Westrock Board following the Combination. The second part, entitled “Legacy Director Compensation Pre-Combination” provides information, as required by SEC guidance, with respect to compensation paid by Smurfit Kappa to the non-executive directors of Smurfit Westrock who served as non-executive directors of Smurfit Kappa prior to the Combination. We note that the compensation decisions underlying Smurfit Kappa pre-Combination director compensation were not made by the Smurfit Westrock Board and did not relate to Smurfit Westrock Board service, but this information is provided to comply with applicable SEC guidance and for informational purposes. Consequently, we have focused the disclosure presented below on the elements of non-executive director compensation paid in 2024 following the completion of the Combination as they were approved by the Smurfit Westrock Board and are representative of the go-forward compensation for our non-executive directors.

Director Compensation — Smurfit Westrock

The table below sets out a summary of the Smurfit Westrock non-executive director annualized fees for 2024. As the Combination was completed in July 2024, these fees were only paid during the July – December 2024 period following the Combination.

Annual Cash Retainer	$120,000
Annual Non-Executive Chair Cash Retainer (supplemental)	$100,000
Additional Annual Committee Retainers
Audit Committee Chair	$25,000
Compensation Committee Chair	$20,000
Nomination Committee Chair	$20,000
Sustainability Committee Chair	$20,000
Finance Committee Chair	$20,000
Annual Stock Grant	$175,000
Annual Non-Executive Chair Stock Grant (supplemental)	$100,000

On August 2, 2024, the Board approved grants of 2,094 RSUs to each of Ms. Fairweather, Ms. Ferguson-McHugh, Ms. Hietala, Ms. Melgar, and Mr. Rasmussen, and a grant of 3,291 RSUs to Mr. Finan. These RSUs were not granted to any members of our Board who formerly served on the WestRock board of directors, as such directors received grants from WestRock for 2024 prior to the Combination and such grants vested and were distributed on completion of the Combination. The RSUs were granted for the July–December 2024 period following the Combination to align the former Smurfit Kappa directors with the former WestRock directors who had received grants for the full fiscal year. The RSUs accrue dividend-equivalent units that settle in Smurfit Westrock ordinary shares. The RSUs granted to the former Smurfit Kappa directors vested on January 1, 2025.

To further align the long-term interests of our directors and our shareholders, in connection with the Combination, we adopted the Smurfit Westrock Share Ownership Policy, which requires each non-executive director to hold shares having an aggregate value equal to five times the annual cash base retainer. In addition to shares held by the non-executive director, an immediate family member or in a trust for the benefit of the non-executive director, shares underlying time-based RSUs are considered for purposes of complying with the guidelines. No stock options or unearned performance-based awards (if any) are considered. Until the applicable non-employee director has achieved the requisite ownership guideline, the non-executive director must retain 50% of the post-tax shares received upon vesting, settlement, or exercise of any equity award granted by the Company. As of the end of 2024, all of our non-employee directors were either in compliance with the requisite ownership guideline or subject to the holding policy, as applicable.

We have not made payments to our non-executive directors other than the fees and stock awards described above and reimbursement of reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees. In 2024, certain directors’ spouses accompanied directors to Board meetings. In these instances, we paid or reimbursed the director for the cost of travel and related meals, facility expenses and corporate gifts, and paid the associated Irish benefit in kind taxes.

The following table summarizes the total compensation earned by each Smurfit Westrock non-executive director in 2024, following the Combination. No additional compensation is provided for any executive’s service on our Board. See “Compensation Discussion and Analysis” and the accompanying tables, below, regarding compensation provided to Messrs. Smurfit and Bowles.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Colleen F. Arnold	58,356	—	6,651	65,007
Timothy J. Bernlohr	68,082	—	—	68,082
Terrell K. Crews	70,514	—	26,157	96,671
Carol Fairweather	68,082	87,487	—	155,569
Mary Lynn Ferguson-McHugh	58,356	87,487	—	145,843
Irial Finan	116,712	137,498	20,248	274,458
Suzan F. Harrison	58,356	—	205	58,561
Kaisa Hietala	68,082	87,487	—	155,569
Lourdes Melgar	58,356	87,487	—	145,843
Jørgen Buhl Rasmussen	58,356	87,487	1,120	146,963
Dmitri L. Stockton(4)	58,356	—	—	58,356
Alan D. Wilson	58,356	—	18,813	77,169
(1)	The amounts reflected for directors who previously served on the Smurfit Kappa board of directors or WestRock board of directors do not include any fees they received for such service prior to the Combination, consistent with applicable SEC guidance.
(2)	Amounts in this column reflect the aggregate grant date fair value of RSUs granted to each director during the portion of 2024 following the Combination, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) based on the closing price of Smurfit Westrock ordinary shares on August 2, 2024, the date of grant, of $41.78. As noted these were only awarded to former Smurfit Kappa directors as former WestRock directors had received an award for 2024 prior to completion of the Combination and which was vested and distributed to them on completion of the Combination.
(3)	Amounts in this column include the aggregate incremental cost to the Company of travel and related meals, facility expenses and corporate gifts ($13,295 for Mr. Crews, $9,476 for Mr. Wilson, and $10,529 for Mr. Finan), the cost of tax planning services ($590 for each of Messrs. Crews and Wilson), and payment for taxes incurred in connection with such benefits in kind ($6,651 for Ms. Arnold, $12,272 for Mr. Crews, $9,719 for Mr. Finan, $205 for Ms. Harrison, $1,120 for Mr. Rasmussen and $8,747 for Mr. Wilson).
(4)	Dmitri L. Stockton will no longer be serving on any committees of the Board as of the conclusion of the May 2, 2025 annual general meeting of shareholders. Carole L. Brown joined the Board in March 2025 and, therefore, did not receive any director compensation in 2024.

As of December 31, 2024, each of the non-executive directors held outstanding RSUs as shown in the table on the following page. In addition, each of Ms. Arnold, Mr. Stockton, and Mr. Wilson held fully vested deferred RSUs under the legacy WestRock Company 2016 Deferred Compensation Plan for Non-Employee Directors as follows: Ms. Arnold — 25,901 RSUs; Mr. Stockton — 11,139 RSU; Mr. Wilson — 54,791 RSUs. These RSUs were granted in respect of their service as non-executive directors of WestRock prior to the Combination. In connection with the Combination, these RSUs were converted into RSUs in respect of Smurfit Westrock ordinary shares, and will be settled in accordance with their terms.

Name	Unvested RSUs (#)
Colleen F. Arnold	—
Timothy J. Bernlohr	—
Terrell K. Crews	—
Carol Fairweather	2,119
Mary Lynn Ferguson-McHugh	2,119
Irial Finan	3,330
Suzan F. Harrison	—
Kaisa Hietala	2,119
Lourdes Melgar	2,119
Jørgen Buhl Rasmussen	2,119
Dmitri L. Stockton	—
Alan D. Wilson	—

Legacy Director Compensation Pre-Combination

Compensation for the non-executive directors of Smurfit Kappa prior to the Combination must be disclosed as required by SEC rules. The compensation consisted of a basic annual cash fee and cash fees for additional board responsibilities (e.g., Senior Independent Director and chair or membership of a committee). Additional fees were available where the time commitment in a particular year was significantly more than anticipated.

The table below sets out a summary of Smurfit Kappa non-executive director annualized fees for 2024 although these were only paid until July 2024. The amounts below were agreed and approved in Euros and are presented in U.S. dollars in the table based on the average daily exchange rate for 2024 — 1.0816 U.S. Dollars per Euro.

Annual Non-Executive Chair Cash Retainer	$409,450
Non-Executive Director Annual Cash Retainer	$81,890
Additional Annual Cash Retainers
Senior Independent Director	$70,192
Committee Chairs	$70,192
Committee Members	$23,397

The following table summarizes the total compensation earned by each Smurfit Westrock non-executive director who served as a non-employee director of Smurfit Kappa during 2024 up until the completion of the Combination in July 2024. No additional compensation was provided for any executive’s service on the Smurfit Kappa board of directors. See “Compensation Discussion and Analysis” and the accompanying tables, below, regarding compensation provided to Messrs. Smurfit and Bowles.

Name(1)	Fees Earned or Paid in Cash ($)	Total ($)
Irial Finan (Chair)	210,334	210,334
Carol Fairweather	78,124	78,124
Mary Lynn Ferguson-McHugh	54,086	54,086
Kaisa Hietala	78,124	78,124
Lourdes Melgar	54,086	54,086
Jørgen Buhl Rasmussen	78,124	78,124
(1)	Paid in Euros and presented in U.S. dollars in the table based on the average daily exchange rate for 2024 — 1.0816 U.S. Dollars per Euro.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise provided below, the following table presents information regarding beneficial ownership of Smurfit Westrock ordinary shares as of March 3, 2025, by:

●	each shareholder or group of shareholders known by Smurfit Westrock to be the beneficial owner of more than 5% of outstanding Smurfit Westrock ordinary shares;
●	each of Smurfit Westrock’s directors and nominees;
●	each of Smurfit Westrock’s NEOs; and
●	all of Smurfit Westrock’s current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to Smurfit Westrock’s securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To Smurfit Westrock’s knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The percentage ownership information shown in the column titled “Percentage of Shares Beneficially Owned” in the table below is based on 521,964,165 shares of Smurfit Westrock ordinary shares outstanding as of the date of this table. Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on page 3 of this prospectus.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Holders
The Vanguard Group Inc.(1)	78,648,802	15.07%
BlackRock, Inc.(2)	41,566,832	7.96%
Norges Bank(3)	27,836,679	5.33%
Named Executive Officers and Directors
Anthony Smurfit(4)	1,507,545	*
Ken Bowles	111,458	*
Laurent Sellier(5)	83,088	*
Saverio Mayer	173,462	*
Ben Garren	—	*
Colleen F. Arnold(6)	27,098	*
Timothy J. Bernlohr	50,091	*
Carole L. Brown	—	*
Terrell K. Crews(7)	50,004	*
Carol Fairweather	4,116	*
Mary Lynn Ferguson-McHugh	1,116	*
Irial Finan	31,963	*
Suzan F. Harrison	20,526	*
Kaisa Hietala	2,587	*
Lourdes Melgar	1,116	*
Jørgen Buhl Rasmussen	7,262	*
Dmitri L. Stockton(8)	11,139	*
Alan D. Wilson(9)	55,826	*
All current directors and executive officers as a group (19 persons)	2,182,758	*
*	Represents beneficial ownership of less than one percent.

(1)

Based on the Schedule 13G filed with the SEC on August 12, 2024, as of July 31, 2024, The Vanguard Group had shared voting power over 4,819,582 shares, sole dispositive power over 72,073,034 shares and shared dispositive power over 6,575,768 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(2)

Based on the Schedule 13G filed with the SEC on November 8, 2024, as of September 30, 2024, BlackRock, Inc. had sole voting power over 38,135,017 shares and sole dispositive power over 41,566,832 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(3)

Based on the Schedule 13G filed with the SEC on November 7, 2024, as of September 30, 2024, Norges Bank has sole voting power over 27,750,061 shares, sole dispositive power over 27,560,163 shares and shared dispositive power over 276,516 shares. The address of Norges Bank is Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway.

(4)	Includes 3,000 shares held by a family trust for which Mr. Smurfit serves as trustee. Mr. Smurfit disclaims Section 16 beneficial ownership with respect to these shares.
(5)	Includes 3,188 shares held by Mr. Sellier’s spouse.
(6)	Includes 25,901 shares beneficially owned by Ms. Arnold through the Non-Employee Director Deferred Compensation Plan.
(7)	Includes 22,635 shares held by a family trust that Mr. Crews may be deemed to beneficially own.
(8)	Includes 11,139 shares beneficially owned by Mr. Stockton through the Non-Employee Director Deferred Compensation Plan.
(9)	Includes 54,791 shares beneficially owned by Mr. Wilson through the Non-Employee Director Deferred Compensation Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions Policy

The Smurfit Westrock Board adopted a written policy (the “Related Person Transaction Policy”) regarding the review, approval or disapproval by its Audit Committee of transactions between Smurfit Westrock or any of its subsidiaries and any related person (defined to include Smurfit Westrock’s executive officers, directors or director nominees, any shareholder beneficially owning in excess of 5% of ordinary shares, and any immediate family member of any of the foregoing persons or any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest) in which the amount involved since the beginning of Smurfit Westrock’s last completed fiscal year will or may be expected to exceed $120,000 and in which one or more of such related persons has a direct or indirect material interest. In addition, the Related Person Transaction Policy includes a list of certain transactions that are deemed pre-approved under the policy, such as compensation for services of NEOs or Board members. In approving or rejecting any “related person” transaction, the Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee. Any Board member who is a related person with respect to a transaction under review by the Audit Committee will not be permitted to participate in the deliberations or vote on approval, ratification, or disapproval of the transaction.

Related Person Transactions

Since the beginning of fiscal 2024, there have been no transactions, and there currently are no proposed transactions, in excess of $120,000 between Smurfit Westrock (or one of its subsidiaries) and a related person in which the related person had or will have a direct or indirect material interest that would require disclosure under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

THE EXCHANGE OFFERS

General; Purpose of the Exchange Offers

On April 3, 2024, SKT and the guarantors of the Original SKT Notes entered into a registration rights agreement with BNP Paribas Securities Corp., Citigroup Global Markets Inc., ING Financial Markets LLC and Rabo Securities USA, Inc., as representatives of the initial purchasers, which provides for the SKT exchange offer. On November 26, 2024, SWF and the guarantors of the Original SWF Notes entered into a registration rights agreement with Citigroup Global Markets Inc., ING Financial Markets, LLC, SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC, as representatives of the initial purchasers, which provides for the SWF exchange offer. The exchange offers will permit eligible holders of Original Notes to exchange their Original Notes for New Notes, which are identical in all material respects to the Original Notes, except that:

●	the New Notes have been registered with the SEC under U.S. federal securities laws and will not bear any legend restricting their transfer;
●	the New Notes generally will not be subject to transfer restrictions and will not be entitled to registration rights;
●	the holders of the New Notes will not be entitled to earn additional interest under circumstances related to our registration obligations under the registration rights agreements; and
●	the New Notes will bear a different CUSIP number than the Original Notes.

Pursuant to the registration rights agreements, we agreed, for the benefit of the holders of the Original Notes, at our cost, to file an exchange offer registration statement relating to an offer to exchange the Original Notes for New Notes and to use commercially reasonable efforts to:

●	cause the exchange offer registration statement to be declared effective under the Securities Act on or prior to July 5, 2025; and
●	complete the exchange offers within 45 business days from the date the exchange offer registration statement is declared effective.

If we do not meet the timing obligations in the preceding sentence, or if we fail to meet certain other conditions described in the registration rights agreement, each, a “registration default,” the interest rate borne by the Original Notes will increase at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of the registration default and at a rate of 0.50% per annum for the remaining portion of the registration default. Immediately upon the cure of all registration defaults, the accrual of the additional interest will cease and the interest rate on the Original Notes will revert to the original rate.

Under some circumstances set forth in the registration rights agreements, holders of the Original Notes, including holders who are not permitted to participate in the exchange offers, may require us to file, and cause to become effective, a shelf registration statement covering resales of the Original Notes by these holders.

We are making the exchange offers in reliance on the position of the SEC as described in previous no-action letters issued to third parties, including in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan Stanley & Co, Inc., SEC No-Action Letter (June 5, 1991), and Shearman & Sterling, SEC No-Action Letter (July 2, 1993) and similar no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder who exchanges Original Notes for New Notes in the exchange offers generally may offer the New Notes for resale, sell the New Notes and otherwise transfer the New Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. The preceding sentence does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the New Notes only if the holder acknowledges that the holder is acquiring the New Notes in the ordinary course of its business and is not participating in, does not intend to participate in and has no arrangement or understanding with any person to participate in a “distribution”, as defined in the Securities Act, of the New Notes. We have not entered into any arrangement or understanding with any person who will receive New Notes in the exchange offers to distribute such New Notes following completion of the exchange offers, and, to the best of our information and belief, we are not aware of any person that will participate in the exchange offers with a view to distribute the New

Notes. A holder who exchanges Original Notes for New Notes in the exchange offers for the purpose of distributing such New Notes cannot rely on the interpretations of the staff of the SEC in the aforementioned no-action letters, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale of the New Notes and must be identified as an underwriter in the prospectus.

Each broker-dealer that receives the New Notes for its own account in exchange for the Original Notes, where the Original Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the New Notes and that it has not entered into any agreement or understanding with us or any of our “affiliates”, as defined in Rule 405 under the Securities Act, to participate in a “distribution”, as defined under the Securities Act, of the New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

This summary of certain provisions of the registration rights agreements does not purport to be complete, and is qualified in its entirety by reference to, all the provisions of the registration rights agreements, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

NEITHER WE NOR THE EXCHANGE AGENT MAKE ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF YOUR ORIGINAL NOTES INTO THE EXCHANGE OFFERS. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE THIS RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER INTO THE EXCHANGE OFFERS AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL NOTES TO TENDER AFTER READING THIS PROSPECTUS AND CONSULTING WITH YOUR ADVISORS, IF ANY, BASED ON YOUR FINANCIAL POSITION AND REQUIREMENTS.

Terms of the Exchange Offers

We are offering holders of the Original Notes the opportunity to exchange their Original Notes for New Notes subject to the terms and conditions set forth in this prospectus. Subject to the terms and the satisfaction or waiver of the conditions detailed in this prospectus, we will accept for exchange all Original Notes properly tendered on or prior to 5:00 p.m., New York City time, on     , 2025, which we refer to as the Expiration Date, and not validly withdrawn as permitted below. However, we may extend, in our sole discretion, the period of time during which the exchange offers are open. If extended, the term Expiration Date shall mean the latest time and date to which the exchange offers are extended.

The terms of the New Notes will be substantially identical to the terms of the Original Notes, except the New Notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not contain terms with respect to additional interest upon our failure to fulfill our obligations under the registration rights agreements. The New Notes will evidence the same debt as the Original Notes. The New SKT Notes will be issued under the same indenture under which the Original SKT Notes were issued and the New SWF Notes will be issued under the same indenture under which the Original SWF Notes were issued.

As of the date of this prospectus, $750,000,000 aggregate principal amount of the Original 2030 Notes, $1,000,000,000 aggregate principal amount of the Original 2034 Notes, $1,000,000,000 aggregate principal amount of the Original 2054 Notes and $850,000,000 aggregate principal amount of the Original SWF Notes are outstanding. This prospectus is being sent to all registered holders of Original Notes. There will be no fixed record date for determining registered holders of Original Notes entitled to participate in the exchange offers. We intend to conduct the exchange offers in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC.

The exchange offers are not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange. Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the exchange offers. Any Original Notes not tendered will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the applicable Indenture except we will not have any further obligation under the registration rights agreements, except as otherwise specified therein.

Original Notes may only be tendered in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. We will issue New Notes in principal amounts identical to Original Notes surrendered in the exchange offers.

We expressly reserve the right, at any time prior to the expiration of the exchange offers, to extend the period of time during which the exchange offers are open and delay acceptance for exchange of any New Notes, by giving oral or written notice of such extension to holders thereof as described below. Any extension notice will disclose the approximate number of Original Notes tendered by holders as of the date of the extension notice. During any such extension, all the Original Notes previously tendered will remain subject to the exchange offers and may be accepted for exchange by us. Any Original Notes not accepted for exchange for any reason will be returned without expense to an account maintained with DTC promptly upon expiration or termination of the exchange offers.

Subject to the terms of the registration rights agreements, we expressly reserve the right to amend or terminate the exchange offers, and not to accept for exchange any Original Notes, upon the occurrence of any of the conditions of the exchange offers specified under “ – Conditions to the Exchange Offers.” We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Original Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 AM, New York City time, on the next business day after the previously scheduled Expiration Date.

Procedures for Tendering Original Notes

Since the Original Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Original Notes and will be the only entity that can tender Original Notes for New Notes. Therefore, to tender Original Notes subject to the exchange offers and to obtain New Notes, you must instruct the institution where you keep your Original Notes to tender your Original Notes on your behalf so that they are received on or prior to the Expiration Date of the exchange offers.

YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR ORIGINAL NOTES TO DETERMINE THE PREFERRED PROCEDURE.

IF YOU WISH TO ACCEPT THE EXCHANGE OFFERS, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR ORIGINAL NOTES TO BE TENDERED BEFORE THE 5:00 P.M. (NEW YORK CITY TIME) DEADLINE ON THE EXPIRATION DATE.

Your tender to us of Original Notes and our acceptance of the Original Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus. In order to accept the exchange offers, you must submit or cause your DTC participant to submit an Agent’s Message as described below.

The Exchange Agent, on our behalf, will establish an Automated Tender Offer Program (“ATOP”) account with respect to the Original Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of Original Notes by causing the book-entry transfer of such Original Notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of Original Notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the Exchange Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date. The confirmation of a book-entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by DTC participants to DTC, and thereafter transmitted by DTC to the Exchange Agent, forming a part of the Book-Entry Confirmation that states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of the exchange offers.

Each Agent’s Message must include the following information:

(1)	Name of the beneficial owner tendering such Original Notes;
(2)	Account number of the beneficial owner tendering such Original Notes;
(3)	Principal amount of Original Notes tendered by such beneficial owner; and

(4)	A confirmation that the beneficial holder of the Original Notes tendered has made the representations for our benefit set forth under “—Deemed Representations” above.

BY SENDING AN AGENT’S MESSAGE, THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM ORIGINAL NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

The delivery of Original Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Original Notes. We will ask the Exchange Agent to instruct DTC to promptly return those Original Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Original Notes on behalf of the beneficial owners thereof.

Deemed Representations

By tendering the Original Notes, you represent to us that:

(1)	any New Notes you receive will be acquired in the ordinary course of your business;
(2)	you are not participating in, do not intend to participate in and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes;
(3)	you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act); and
(4)	if you are a broker-dealer that will receive New Notes for your own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such New Notes.

If any holder or other person is an “affiliate” of ours (within the meaning of Rule 405 under the Securities Act), or is participating or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes, that holder or other person cannot rely on the applicable interpretations of the staff of the SEC, may not tender its Original Notes in the exchange offers and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Broker-dealers who cannot make the representations in item (4) of the paragraph above cannot use this prospectus in connection with resales of the New Notes issued in the exchange offers.

Each broker-dealer that receives the New Notes for its own account in exchange for the Original Notes, where the Original Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act (other than in connection with a resale of an unsold allotment from the original sale of the Original Notes).

Furthermore, any broker-dealer that acquired any of its Original Notes directly from us:

●	may not rely on the applicable interpretation of the Staff’s position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan Stanley & Co, Inc., SEC No-Action Letter (June 5, 1991), and Shearman & Sterling, SEC No-Action Letter (July 2, 1993); and
●	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

By delivering an Agent’s Message, a beneficial owner (whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee) will have or will be deemed to have irrevocably appointed the Exchange Agent as its agent and attorney-in-fact (with full knowledge that the Exchange Agent is also acting as an agent for us in connection with the exchange offer) with respect to the Original Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest subject only to the right of withdrawal described in this prospectus), to receive for our account all benefits and otherwise exercise all rights of beneficial ownership of such Original Notes, in accordance with the terms and conditions of the exchange offer.

Each holder or beneficial owner will also have or be deemed to have represented and warranted to us that it has authority to tender, exchange, sell, assign and transfer the Original Notes it tenders and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title to such Original Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Original Notes tendered are not subject to any proxies or adverse claims.

Acceptance of Original Notes for Exchange; Delivery of New Notes

We will accept validly tendered Original Notes when the conditions to the exchange offers have been satisfied or we have waived them. We will have accepted your validly tendered Original Notes when we have given written notice to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from us. If we do not accept any tendered Original Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit such Original Notes to an account maintained with DTC promptly after the exchange offers terminate or expire.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO THE EXCHANGE AGENT AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

No Letter of Transmittal

No letter of transmittal will be used in connection with the exchange offers. The valid electronic transmission of acceptance through ATOP will constitute delivery of Original Notes in connection with the exchange offers.

Withdrawal Rights

You may withdraw your tender of Original Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

For a withdrawal to be effective, you should contact your bank or broker where your Original Notes are held and have them send an ATOP notice of withdrawal so that it is received by the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date. Such notice of withdrawal must:

(1)	specify the name of the beneficial owner that tendered the Original Notes to be withdrawn;
(2)	identify the Original Notes to be withdrawn, including the CUSIP number and principal amount of the Original Notes tendered; and
(3)	specify the name and number of an account at DTC to which such withdrawn Original Notes can be credited.

Properly withdrawn Original Notes may be retendered at any time prior to the expiration of the exchange offers by following the procedures described under “ – Procedures for Tendering Original Notes.”

We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal. Any Original Notes so withdrawn will be deemed not to have been validly tendered for exchange.

Conditions to the Exchange Offers

Despite any other term of the exchange offers, we are not be required to accept for exchange, or to issue New Notes in exchange for, any Original Notes and we may terminate or amend the exchange offers as provided in this prospectus prior to the Expiration Date if in our reasonable judgment:

●	the exchange offers or the making of any exchange by a holder violates any applicable law or interpretation of the staff of the SEC;

●	any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offers that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offers; or
●	there has occurred: (i) any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offers, (ii) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or (iii) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof; which makes it inadvisable to proceed with the exchange offers.

We also expressly reserve the right to amend or terminate the exchange offers and to reject for exchange any Original Notes not previously accepted for exchange, if we determine that any of the conditions of the exchange offers specified above have not been satisfied. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Original Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

We reserve the right to waive any defects, irregularities or conditions to the exchange as to particular Original Notes.

These conditions are for our benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration of the exchange offers in our reasonable discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offers.

In addition, we will not accept for exchange any Original Notes tendered, and will not issue New Notes in exchange for any such Original Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the applicable Indenture under the Trust Indenture Act of 1939, as amended.

Exchange Agent

We have appointed Deutsche Bank Trust Company Americas as the Exchange Agent for the exchange offers. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or requests for notice of guaranteed delivery to the Exchange Agent addressed as follows:

Deutsche Bank Trust Company Americas

By registered or certified mail, overnight delivery or hand delivery:

Deutsche Bank Trust Company Americas, as exchange agent

c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

MS JCK01-218

Jacksonville, FL 32256

By Email or Facsimile Transmission (for Eligible Institutions only):

Email: db.reorg@db.com

Fax: 732-578-4635

For Information and to Confirm by Telephone :

1-800-735-7777

Fees and Expenses

We will pay the Exchange Agent customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration and exchange offer expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. No dealer manager has been retained in connection with this exchange offers and we will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offers.

This solicitation is being made primarily by electronic means. Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the Exchange Agent.

Listing of the New Notes

Although application has been made by or on behalf of the Issuers to admit the New Notes to the Official List of Euronext Dublin and for them to trade on the Global Exchange Market and added to the Euronext ESG Bonds platform, the Issuers cannot assure you that the New Notes will become or will remain listed or admitted to trading. See “Risk Factors—Risks Related to the New Notes and the Exchange Offers—An active trading market may not develop for the New Notes” and “Plan of Distribution.”

The Issuers will maintain a listing agent in Ireland for so long as any of the New Notes are listed on Euronext Dublin. The Issuers reserve the right to vary such appointment and will provide notice of such change of appointment to holders of the New Notes and Euronext Dublin. The Irish listing agent is William Fry LLP and the address of its registered office is 2 Grand Canal Square, Dublin 2, D02 A342, Ireland.

Accounting Treatment

We will record the New Notes in our accounting records at the same carrying value as the Original Notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offers. The expenses of the exchange offers will be amortized over the term of the New Notes.

Transfer Taxes

You will not be obligated to pay any transfer tax in connection with the tender of the Original Notes for the New Notes unless you instruct us to register New Notes in the name of, or request that Original Notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder or unless a transfer tax is imposed for any reason other than the exchange of the Original Notes in connection with the exchange offers. In those cases, the tendering holder will be responsible for the payment of any applicable transfer tax. If the tendering holder does not submit satisfactory evidence of payment of such taxes or exemption therefrom, the amount of such transfer taxes will be billed to that tendering holder.

Consequences of Failure to Exchange

If you do not exchange your Original Notes for New Notes under the exchange offers, your Original Notes will remain subject to the restrictions on transfer of such Original Notes:

●	as set forth in the legend printed on the Original Notes as a consequence of the issuance of the Original Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and
●	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the Original Notes.

In general, you may not offer or sell your Original Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the Original Notes under the Securities Act.

DESCRIPTION OF THE NEW SKT NOTES

The terms of the New SKT Notes to be issued in the SKT exchange offer are substantially identical to the Original SKT Notes, except that the New SKT Notes will be registered under the Securities Act, and will not have transfer restrictions, registration rights or additional interest provisions.

The following description is a summary of the material provisions of the SKT Indenture and the New SKT Notes. It does not restate those agreements in their entirety. We urge you to read the SKT Indenture because it, and not this description, defines your rights as Holders of the New SKT Notes. A copy of the SKT Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the SKT Indenture. References in this Section to the “Issuer” means SKT, to the “Indenture” means the SKT Indenture, and to “Notes” means the New SKT Notes.

Brief Description of the Notes and the Guarantees

The Notes

The Notes will:

●	be senior unsecured obligations of the Issuer;
●	rank equally in right of payment with all of the Issuer’s existing and future Indebtedness that is not subordinated in right of payment to the Notes, including:
●	its guarantee of the multicurrency term and revolving facilities agreement, dated June 28, 2024 (the “New Revolving Facility Agreement”), among, inter alios, SKG, as guarantor, Smurfit Kappa Investments Limited, as obligor’s agent and guarantor, the original borrowers party thereto, the guarantors party thereto, the lenders, bookrunners and mandated lead arrangers party thereto, and Wells Fargo Bank National Association, as agent;
●	its obligations under the Existing Issuer Senior Notes, €600.0 million in aggregate principal amount of its 3.454% Senior Notes due 2032 issued on November 27, 2024 (the “2032 Notes”) and €600.0 million in aggregate principal amount of its 3.807% Senior Notes due 2036 issued on November 27, 2024 (the “2036 Notes” and, together with the 2032 Notes, the “Post-Combination SKT Notes”);
●	its guarantee of the Existing WestRock Notes and the Original SWF Notes (and any New SWF Notes issued in exchange therefor pursuant to the SWF exchange offer); and
●	its guarantee of the unsecured commercial paper program of WRKCo (as defined below) pursuant to which WRKCo may issue short-term, unsecured commercial paper notes (the “CP Program”);
●	rank senior in right of payment to all of the Issuer’s existing and future Indebtedness that is subordinated in right of payment to the Notes;
●	be effectively junior to all of the Issuer’s existing and future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness;
●	be structurally subordinated in right of payment to any obligations of the Issuer’s Subsidiaries other than the Issuer’s Subsidiaries that are Guarantors; and
●	be fully and unconditionally guaranteed by the Guarantors, subject to any applicable contractual limitations that reflect limitations under applicable law.

The Guarantees

The Notes will be, subject to any applicable limitations under applicable law, fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, on a senior basis by each of Smurfit Westrock plc (“Smurfit Westrock” or the “Parent Guarantor”), Smurfit Westrock Financing Designated Activity Company (“SWF”), Smurfit Kappa Group plc (“SKG”), Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company (“SKA”), Smurfit Kappa Treasury Funding Designated Activity Company (“SKTF DAC”), Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc. (“WRKCo”), WestRock MWV, LLC (“MWV”) and WestRock RKT, LLC (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”). The Notes will also be guaranteed by any existing and future Subsidiary of Smurfit Westrock that is required to become a Guarantor in accordance with the covenant described under “—Certain Covenants—Limitation on Issuance of Guarantees of Indebtedness by Subsidiaries.”

Each Guarantee of each Guarantor will:

●	be a senior unsecured obligation of such Guarantor;
●	rank equally in right of payment with all of such Guarantor’s existing and future Indebtedness that is not subordinated in right of payment to such Guarantee, including such Guarantor’s Indebtedness under or guarantee of:
●	the New Revolving Facility Agreement;
●	the Existing Issuer Senior Notes and the Post-Combination SKT Notes;
●	to the extent applicable the Yankee Bonds;
●	the Existing WestRock Notes and the Original SWF Notes (and any New SWF Notes issued in exchange therefor pursuant to the SWF exchange offer);
●	the Amended and Restated Credit Agreement, dated as of July 7, 2022, by and among, inter alios, WestRock Southeast, LLC, as the borrower, the guarantors party thereto, the lenders from time to time party thereto and CoBank, ACB, as administrative agent (as amended, the "Farm Loan Credit Agreement"); and
●	the CP Program;
●	rank senior in right of payment to all of such Guarantor’s existing and future Indebtedness that is expressly subordinated in right of payment to such Guarantee; and
●	be effectively junior to all of such Guarantor’s existing and future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness.

The Guarantors are all holding companies and/or finance and management companies with no material assets other than certain third party cash assets and equity interests in, and/or intercompany balances with, other Subsidiaries or affiliates of Smurfit Westrock. The Subsidiaries of the Guarantors that have material business operations or assets will not guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or any applicable Guarantor.

The Issuer is a financing subsidiary of the Parent Guarantor and has no material assets other than certain third-party cash assets and equity interests in, and/or intercompany balances with, other subsidiaries or affiliates of Smurfit Westrock. As a result, the Issuer depends on the cash flow of its Subsidiaries and/or intercompany transfers from other Subsidiaries or affiliates of Smurfit Westrock to meet its obligations, including obligations under the Notes. The Notes will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the non-Guarantor Subsidiaries of the Issuer and Smurfit Westrock. Any right of the Issuer or any Guarantor to receive assets of any of its non-Guarantor Subsidiaries upon that non-Guarantor Subsidiary’s liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that non-Guarantor Subsidiary’s creditors, except to the extent that the Issuer or such Guarantor is itself recognized as a creditor of the non-Guarantor Subsidiary, in which case the claims of the Issuer or such Guarantor, as the case may be, would still be subordinate in right of payment to any security in the assets of the non-Guarantor Subsidiary and any Indebtedness of the non-Guarantor Subsidiary senior in right of payment to that held by the Issuer or such Guarantor.

Principal, Maturity and Interest

The Issuer initially issued $750 million in aggregate principal amount of Original 2030 Notes, $1,000 million in aggregate principal amount of Original 2034 Notes and $1,000 million in aggregate principal amount of Original 2054 Notes under the Indenture. The Issuer may issue additional Notes (the “Additional Notes”“) under the Indenture from time to time. The Original SKT Notes and New SKT Notes of any series and any Additional Notes of that series issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, provided that if the Additional Notes and the Original SKT Notes or New SKT Notes, as applicable, are not part of the same “issue” for U.S. federal income tax purposes, the Additional Notes will have a separate ISIN and CUSIP number from the Original SKT Notes or New SKT Notes, as applicable. For all purposes herein unless expressly stated otherwise, the term “Notes” shall include references to any Additional Notes, the term “2030 Notes” shall include references to any Additional Notes that are 2030 Notes, the term “2034 Notes” shall include references to any Additional Notes that are 2034 Notes and the term “2054 Notes” shall include references to any Additional Notes that are 2054 Notes.

The Issuer will issue the Notes in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The New 2030 Notes will mature on January 15, 2030, the New 2034 Notes will mature on April 3, 2034 and the New 2054 Notes will mature on April 3, 2054.

Interest on the New 2030 Notes will accrue at the rate of 5.200% per annum, interest on the New 2034 Notes will accrue at the rate of 5.438% per annum and interest on the New 2054 Notes will accrue at the rate of 5.777% per annum, in each case on the aggregate nominal amount of the applicable series of Notes outstanding. Interest on the New 2030 Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2024, to the Holders of record of the New 2030 Notes on the immediately preceding January 1 and July 1. Interest on the New 2034 Notes will be payable semi-annually in arrears on April 3 and October 3 of each year, commencing on October 3, 2024, to the Holders of record of the New 2034 Notes on the immediately preceding March 19 and September 18. Interest on the New 2054 Notes will be payable semi-annually in arrears on April 3 and October 3 of each year, commencing on October 3, 2024, to the Holders of record of the New 2054 Notes on the immediately preceding March 19 and September 18. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on the applicable series of Notes will accrue from the date it was most recently paid on the corresponding series of Original SKT Notes.

Form of Notes

Each series of Notes will initially be represented by one or more fully registered global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York as described under “Book-Entry; Delivery and Form.”

Methods of Receiving Payments on the Notes

Methods of receiving payments on global Notes are governed by provisions described under “Book-Entry; Delivery and Form—Payments on Global Notes.” In the case of certificated Notes, if a Holder has given wire transfer instructions to the Issuer, the Issuer will pay all interest, premium, if any, and Additional Amounts, if any, on that Holder’s Notes in accordance with those instructions. In all other cases, the Issuer may elect to make payments of interest, premium, if any, and Additional Amounts, if any, by check mailed to the Holders at their addresses set forth in the register of Holders. Payments on Notes will be made through the office or agency of a Paying Agent for the Notes.

Paying Agent and Registrar for the Notes

Deutsche Bank Trust Company Americas, will initially act as the Paying Agent, Transfer Agent and Registrar for the Notes. The Issuer may change the Paying Agent or Registrar for the Notes without prior notice to the Holders of the Notes, and the Covenant Parent or any of its Subsidiaries may act as Paying Agent or Registrar in respect of the Notes; provided, however, that if and for so long as the Notes are admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market, and the GEM Rules so require, the Issuer will give notice of the change in the Paying Agent and Registrar to the Companies Announcement Office of Euronext Dublin.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar, the Trustee and any paying and transfer agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. No service charge will be made for any registration of transfer or exchange of the Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

The Holder of a Note will be treated as the owner of it for all purposes.

Guarantees

The Notes will be, subject to any applicable contractual limitations that reflect limitations under applicable law, fully and unconditionally guaranteed, jointly and severally, on a senior basis by the Guarantors. Subject to certain limitations (including under applicable law), while any Existing Guarantee Covenant Notes are outstanding, each existing and future Subsidiary of the Covenant Parent that thereafter guarantees any Indebtedness of the Covenant Parent or any of its Subsidiaries under the Existing Guarantee Covenant Notes or any other Public Indebtedness will be required to provide a Guarantee in accordance with the covenant described under “—Certain Covenants—Limitation on Issuance of Guarantees of Indebtedness by Subsidiaries.”

The Indenture limits the obligation to grant guarantees in favor of obligations under the Notes. The Indenture includes restrictions on the granting of guarantees where, among other things, such grant would be restricted by general statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference, thin capitalization rules, retention of title claims and similar principles. The obligations of the Guarantors will be contractually limited under the applicable Guarantees to reflect these limitations and other legal restrictions applicable to the Guarantors and their respective shareholders, directors and general partners. See “Risk Factors—Risks Related to the New Notes and the Exchange Offers—Insolvency laws and other limitations on the Guarantees, including fraudulent conveyance statutes, may adversely affect their validity and enforceability.”

Guarantees Release

The Guarantee of a Guarantor will be released with respect to a series of Notes:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Covenant Parent or a Subsidiary of the Covenant Parent;
(2)	in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Covenant Parent or a Subsidiary of the Covenant Parent, if the Guarantor ceases to be a Subsidiary of the Covenant Parent as a result of the sale or other disposition;
(3)	upon the release or discharge of the guarantee or other obligation of such Guarantor under the Revolving Facility Agreement, or such other guarantee or other obligation that resulted in the creation of such Guarantee, except a release or discharge by or as a result of payment under such guarantee; provided that the guarantee of such Guarantor under the Existing Senior Notes has been released or is concurrently released;

(4)	by written notice from the Issuer to the Trustee if such Guarantor does not then guarantee any obligations under any of the Existing Senior Notes (after giving effect to Indebtedness and guarantees concurrently being released or repaid);
(5)	as described under “—Amendment, Supplement and Waiver;”
(6)	upon repayment of that series of Notes;
(7)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture of that series of Notes as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge;” or
(8)	by written notice from the Issuer to the Trustee so long as the Notes of that series have an Investment Grade rating from two or more Rating Agencies; provided that none of the Existing Senior Notes are guaranteed by such Guarantor (after giving effect to guarantees concurrently being released) and no Default or Event of Default shall have occurred and be continuing at the time of such written notice;

provided, however, that, notwithstanding the above, (i) prior to the Post-Completion Accession Date, the Guarantee of any Parent Guarantor may only be released in the case of clauses (3) (other than with respect to the Guarantees by SKG and SKA), (4) (other than with respect to the Guarantee by SKA), (5), (6) and (7)) and (ii) any Guarantee by any Covenant Parent may only be released to the extent that the Ultimate Parent has provided a Guarantee of the Notes (other than any release pursuant to clauses (5), (6) and (7) above).

Optional Redemption

Prior to the applicable Par Call Date, the Issuer may redeem any series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) (i) the sum of the present values of the remaining scheduled payments if principal and interest thereon discounted to the redemption date (assuming the Notes to be redeemed are scheduled to mature on the Par Call Date applicable to such Notes) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the Applicable Basis Points less (ii) interest accrued to the date of redemption, plus, in either case, accrued and unpaid interest thereon and Additional Amounts, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after the applicable Par Call Date, the Issuer may redeem any series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such series of Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Any such redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, and such notice may state that, in the Issuer’s discretion, the redemption date may be delayed without any additional notice until such time as any or all such conditions shall be satisfied.

In the case of a partial redemption of a series of Notes, selection of the Notes of such series to be redeemed shall be made in the manner described under “—Selection and Notice.”

Except pursuant to the preceding paragraphs and except as described below under “—Redemption for Taxation Reasons,” none of the Notes will be redeemable at the Issuer’s option. Nothing in the Indenture prohibits the Issuer or any other Subsidiary or Affiliate of the Ultimate Parent from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer or otherwise, assuming such acquisition does not otherwise violate the terms of the Indenture.

Selection and Notice

If less than all of any series of Notes is to be redeemed at any time, the Trustee or the relevant Registrar will select Notes of such series for redemption in compliance with the requirements of the principal securities exchange, if any, on which the applicable series of Notes is listed, and in compliance with the requirements of DTC, as applicable, or if the applicable series of Notes is not so listed or such exchange prescribes no method of selection and the applicable series of Notes is not held through DTC, or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no Note of $200,000 in aggregate principal amount or less, or other than in an integral multiple of $1,000 in excess thereof, shall be redeemed in part.

If and for so long as the Notes to be redeemed are admitted to the Global Exchange Market of Euronext Dublin and the rules of Euronext Dublin so require, not less than 10 nor more than 60 days prior to the redemption date, the Issuer will mail notice of redemption to Holders by first class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar. Such notice of redemption may also be posted on the official website of Euronext Dublin (www.ise.ie), to the extent and in the manner permitted by the rules of Euronext Dublin.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. In the case of a certificated Note, a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of a global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Notes called for redemption become due on the date fixed for redemption. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Redemption for Taxation Reasons

The Issuer may, at its option, redeem the Notes of a series in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders of the applicable series of Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (see “—Withholding Taxes”), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Issuer or a successor of the Issuer (a “Payor”) determines that, as a result of:

(1)	any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined below) affecting taxation or
(2)	any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgement or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Payor or any Guarantor is, or on the next interest payment date in respect of such series of Notes would be, required to pay Additional Amounts with respect to such series of Notes, and the Payor or the relevant Guarantor (as appropriate) cannot avoid such obligation by taking reasonable measures available to it. In the case of the Issuer or any Guarantor as of the issuance date of the Notes, the Change in Tax Law must become effective on or after the date of this prospectus. In the case of a Successor Issuer or any Person who becomes a Guarantor after the issuance date of the Notes or any successor of any Guarantor, the Change in Tax Law must become effective after the date that the Issuer first makes payment on the Notes or after the date on which such Person became a Guarantor or a successor of any Guarantor, as applicable. Notice of redemption for taxation reasons will be published in accordance with the procedures under “—Notices.” Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor or Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or mailing of any notice of redemption of the Notes of a series pursuant to the foregoing, the Payor will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the applicable series of Notes.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Withholding Taxes

All payments made by the Payor on the Notes or any Guarantor with respect to its Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of (1) any jurisdiction in which the Payor or any Guarantor or successor Guarantor is organized or otherwise considered resident for tax purposes or any political subdivision or governmental authority of any thereof or therein having power to tax, or (2) any jurisdiction from or through which payment on the Notes or any of the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction will at any time be required from any payments made with respect to the Notes or the Guarantees, including, without limitation, payments of principal, redemption price, interest or premium, if any, the Payor or the relevant Guarantor, as applicable, will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1)	any Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction upon any payments to a Holder or Beneficial Owner who is liable for such Taxes in respect of the Notes by reason of the Holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) or Beneficial Owner having any present or former connection with such Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Relevant Taxing Jurisdiction) other than a connection arising from the acquisition, ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect of the Notes or with respect to any Guarantee;
(2)	any Taxes that would not have been imposed if the Holder or Beneficial Owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the applicable Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the applicable Relevant Taxing Jurisdiction, the relevant Holder or Beneficial Owner at that time has been notified in writing by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);
(3)	except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor’s actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);
(4)	any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30-day period);
(5)	any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes or with respect to any Guarantee;
(6)	any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(7)	a Tax imposed in connection with a Note presented for payment by or on behalf of a Holder or Beneficial Owner who would have been able to avoid such Tax by presenting the relevant Note to, or otherwise accept payment from, another paying agent in a member state of the European Union;
(8)	any Taxes imposed, deducted or withheld pursuant to Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, in each case, as of the Issue Date (and any amended or successor version that is substantively comparable); any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or any treaty, law, regulation or other official guidance enacted in any other jurisdiction, facilitating implementation thereof;
(9)	all United States backup withholding taxes;
(10)	any Tax deducted, withheld or imposed in connection with the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), as amended from time to time; or
(11)	any combination of clauses (1) through (10) above.

Such Additional Amounts will also not be payable where, had the Beneficial Owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (11) inclusive above.

The Payor and each Guarantor or successor Guarantor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. Upon written request, the Payor and each Guarantor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to each Holder. The Payor and each Guarantor or successor Guarantor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes.

Wherever in the Indenture or the Notes there are mentioned, in any context, (1) the payment of principal, (2) purchase prices in connection with a purchase of Notes, (3) interest or (4) any other amount payable on or with respect to the Notes or the Guarantees, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor and each Guarantor or successor Guarantor will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any Notes or any other document or instrument referred to therein (other than a transfer of the Notes subsequent to this offering), or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside a Relevant Taxing Jurisdiction, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes, the Guarantees or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

The foregoing obligations will survive any termination, defeasance or discharge of the Indenture.

Repurchase at the Option of Holders

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs with respect to any series of Notes, each Holder of the applicable series of Notes will have the right to require the Issuer to repurchase all or any part (equal to $200,000 and integral multiples of $1,000 in excess thereof in the case of Notes that have denominations larger than $200,000) of that Holder’s Notes of each applicable series pursuant to an offer (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of each of the Notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, the date of purchase. Within 60 days following any Change of Control Repurchase Event, the Issuer will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control Repurchase Event and offering to repurchase Notes of each applicable series on a date (the “Change of Control Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Section 14(e) of the Exchange Act to the extent applicable and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Indenture by virtue of such conflict.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all Notes of the applicable series or portions thereof properly tendered pursuant to the Change of Control Offer;
(2)	deposit with the relevant Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
(3)	deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of such Notes or portions thereof being purchased by the Issuer.

The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes and the Trustee or the relevant Registrar will, upon receipt of an Issuer order, promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date, and if and for so long as the applicable series of Notes is listed on Euronext Dublin, and the rules of Euronext Dublin so require, the Issuer will give notice with respect to the results of the Change of Control Offer to the Companies Announcement Office of Euronext Dublin.

In the case of certificated Notes, if the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Additional Amounts will be payable to Holders who tender pursuant to the Change of Control Offer; in the case of global Notes, the Issuer will pay accrued and unpaid interest to the Change of Control Payment Date to the Holder on such date.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Repurchase Event will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control Repurchase Event, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer with respect to a series of Notes following a Change of Control Repurchase Event if (i) an Affiliate of the Issuer or a third party makes the Change of Control Offer for such series of Notes in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes of the applicable series validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption for all of the outstanding Notes of such series has been given pursuant to the Indenture as described above under the caption “—Optional Redemption” unless and until there is a default in the payment of the applicable redemption price, plus accrued and unpaid interest to the proposed redemption date. Notwithstanding the foregoing, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditional upon the Change of Control, so long as a definitive agreement has been executed that contains terms and provisions that would otherwise result in a Change of Control upon completion of the transactions contemplated thereby.

The Issuer’s ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control may constitute a default under the Revolving Facility Agreement. In addition, certain events that may constitute a change of control under the Revolving Facility Agreement and cause a default may not constitute a Change of Control under the Indenture. In addition, future Indebtedness of Smurfit Westrock and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control Repurchase Event. The exercise by the Holders of their right to require the Issuer to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer or the Covenant Parent. Finally, the Issuer’s ability to pay cash to the Holders upon a repurchase may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Even if sufficient funds were otherwise available, the terms of other Indebtedness may prohibit the Issuer’s prepayment of Notes prior to their scheduled maturity. Consequently, if the Issuer is not able to prepay such Indebtedness or obtain requisite consents, the Issuer will be unable to fulfill its repurchase obligations if Holders of Notes exercise their repurchase rights following a Change of Control Repurchase Event, thereby resulting in a default under the Indenture. A default under the Indenture may result in a cross default under such other Indebtedness.

The Change of Control Repurchase Event provisions described above may deter certain mergers, tender offers and other takeover attempts involving SKG or the Issuer by increasing the capital required to effectuate such transactions. The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of SKG and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Issuer to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of SKG and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

Negative Pledge

The Covenant Parent will not, and will not permit any of its Subsidiaries to, secure any Indebtedness for money borrowed by placing a Lien (other than a Permitted Lien) on any Principal Property now or hereafter owned or leased by the Covenant Parent or any of its Subsidiaries or on any shares of stock of any of their respective Subsidiaries (a “Restricted Lien”) without equally and ratably securing (or securing on a senior basis, in the case of a Lien securing Indebtedness that is by its terms expressly subordinated to the Notes or any Guarantee) all of the Notes, unless after giving effect thereto the aggregate principal amount of all such Indebtedness secured by a Restricted Lien then outstanding would not exceed an amount equal to 15% of Consolidated Net Tangible Assets. The restrictions set forth in the preceding sentence will not apply to any Permitted Lien, and all Indebtedness secured by a Permitted Lien shall be excluded in computing the amount of Indebtedness secured by a Lien outstanding for purposes of this covenant.

Any Lien created for the benefit of the holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien relating to such Indebtedness that gave rise to the obligation to so secure the Notes.

Limitation on Issuance of Guarantees of Indebtedness by Subsidiaries

The Covenant Parent will not cause or permit any of its Subsidiaries that is not a Guarantor or the Issuer, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Covenant Parent or any of its Subsidiaries under the Existing Guarantee Covenant Notes or any other Public Indebtedness unless, subject to the limitations set forth in the Indenture, such Subsidiary executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of payment of the Notes by such Subsidiary on the same terms as the guarantee of such Indebtedness within 10 business days thereof; provided that if such Indebtedness is by its terms expressly subordinated to the Notes or any Guarantee, any such guarantee, assumption or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary’s Guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes or any other Guarantee.

The obligations in the foregoing paragraph will not be operative to the extent (1) the Notes have an Investment Grade rating from two or more Rating Agencies and (2) none of the Existing Guarantee Covenant Notes benefit from a guarantee from such Subsidiary. The obligations in the foregoing paragraph will be permanently terminated and no longer in effect as of the first date on which none of the Existing Guarantee Covenant Notes are outstanding.

To the extent any Subsidiary of the Covenant Parent is required to provide a Guarantee, such Guarantee will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law. The validity and enforceability of the Guarantees and the liability of each Guarantor will be subject to the limitations as described and set out in “Risk Factors—Risks Related to the New Notes and the Exchange Offers—Insolvency laws and other limitations on the Guarantees, including fraudulent conveyance statutes, may adversely affect their validity and enforceability.”

Merger, Consolidation or Sale of Assets

The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)	either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “Successor Issuer”) is a company organized or existing under the laws of the United States, any state thereof or the District of Columbia, or any member of the European Union on the Issue Date;
(2)	the Successor Issuer (if other than the Issuer) assumes all the obligations of the Issuer under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;
(3)	immediately after such transaction, no Default or Event of Default exists; and
(4)	each Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes (unless such Guarantee shall be released in connection with the transaction and otherwise in compliance with the Indenture).

The Covenant Parent may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Covenant Parent is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Covenant Parent and its Subsidiaries taken as a whole, in one or more related transactions, to another Person (other than the Issuer or another Guarantor) unless:

(1)	the Covenant Parent (or the Person formed by or surviving any such consolidation or merger (if other than the Covenant Parent) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “Covenant Parent Successor”)) shall have by supplemental indenture confirmed its Guarantee shall continue to apply to the Issuer’s obligations in respect of the Indenture and the Notes or, in the case of a Covenant Parent Successor, expressly assumed all the obligations of the Covenant Parent under its Guarantee under the Indenture and the Notes;
(2)	either (a) the Covenant Parent is the surviving company; or (b) the Covenant Parent Successor is a company organized or existing under the laws of the United States, any state thereof or the District of Columbia, or any member of the European Union on the Issue Date; and;
(3)	immediately after such transaction, no Default or Event of Default exists.

For purposes of this covenant, the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of a Person, which properties and assets, if held by such Person instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Person on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Person.

SEC Reports

If the Issuer is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file with the Trustee, within 15 days after it files the same with the Commission, copies of the annual reports and the information, documents and other reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Issuer will be deemed to have furnished such reports referred to in this section to the Trustee if the Issuer has filed such reports with the Commission via the EDGAR filing system or any successor system and such reports are publicly available.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Events of Default and Remedies

Each of the following is an “Event of Default” under the Indenture with respect to a series of Notes:

(1)	default for 30 days in the payment when due of interest on, or Additional Amounts with respect to, such series of Notes;
(2)	default in payment when due of the principal of, or premium, if any, on such series of Notes;
(3)	failure by the Covenant Parent or any of its Subsidiaries for 90 days after notice by the Trustee or by the Holders of at least 25% in principal amount of such series of Notes to comply with any of the other agreements in the Indenture;
(4)	default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by the Covenant Parent or any of its Subsidiaries (or the payment of which is guaranteed by the Covenant Parent or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:
(a)	is caused by a failure to pay principal at the final stated maturity of such Indebtedness (after giving effect to any applicable grace period provided in the Indebtedness) (a “Payment Default”); or
(b)	results in the acceleration of such Indebtedness prior to its express maturity;

and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $200.0 million or more; and

(5)	certain events of bankruptcy or insolvency with respect to the Issuer, the Covenant Parent or any of its Significant Subsidiaries.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, the Covenant Parent or any of its Significant Subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee (upon request of Holders of at least 25% in principal amount of Notes of the applicable series subject to the Event of Default then outstanding) shall, by notice in writing to the Issuer, or the Holders of at least 25% in principal amount of the then outstanding Notes of the applicable series may, by notice in writing to the Issuer and the Trustee, declare all Notes of that series to be due and payable and such notice shall specify the respective Event of Default and that such notice is a “notice of acceleration,” and the Notes of that series shall become immediately due and payable. In the event of any Event of Default specified in clause (4), above, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose, (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the creditors on such Indebtedness have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to such Event of Default or (z) if the default that is the basis for such Event of Default has been cured.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes of any series may direct the Trustee in its exercise of any trust or power with respect to such series of Notes. The Trustee shall be obligated to notify the holders of Notes of all Defaults of which a responsible officer of the Trustee has received written notice within 60 days after receiving such notice from the Issuer of the occurrence of a Default unless the applicable Default shall have been cured. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Amounts) if it determines that withholding notice is in their interest.

Subject to conditions specified in the Indenture, the Holders of a majority in aggregate principal amount of the Notes of any applicable series then outstanding by notice to the Trustee may on behalf of the Holders of all Notes of such series waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Amounts on, or the principal of, and other monetary obligations on, the Notes of that series.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders of the applicable series of Notes have offered to the Trustee indemnity or security to its satisfaction against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest when due, and Additional Amounts, if any, no Holder may pursue any remedy with respect to the Indenture or the Notes, unless:

(1)	the Holder has previously given the Trustee notice that an Event of Default is continuing;
(2)	Holders of at least 25% in principal amount of the outstanding Notes of the applicable series have requested the Trustee to pursue the remedy;
(3)	such holders have offered the Trustee indemnity or security to its satisfaction against any loss, liability or expense;
(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(5)	the Holders of a majority in principal amount of the outstanding Notes of the applicable series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 day period.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer in bad faith with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem a series of Notes pursuant to the optional redemption provisions of the Indenture or was required to repurchase the Notes of a series, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes of such series.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the United States federal or other applicable securities laws.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes of any series and all obligations of the Guarantors discharged with respect to their Guarantees of the Notes of such series (“Legal Defeasance”) except for:

(1)	the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest, premium and Additional Amounts, if any, on such Notes when such payments are due (including on a redemption date) from the trust referred to below;
(2)	the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and
(4)	the Legal Defeasance provisions of the Indenture.

If the Issuer exercises its Legal Defeasance option with respect to any series of Notes, payment of the Notes of that series may not be accelerated because of an Event of Default. In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter payment on the Notes of that series may not be accelerated because of an Event of Default relating to any omission to comply with those covenants. In the event Covenant Defeasance occurs, payment on the Notes of that series may not be accelerated because of an Event of Default relating to certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes of the applicable series, cash in U.S. dollars in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, interest, premium and Additional Amounts, if any, on the outstanding Notes of the applicable series on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;
(2)	in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee and in form and substance reasonably satisfactory to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of the applicable series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)	in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee and in form and substance reasonably satisfactory to the Trustee confirming that the Holders of the outstanding Notes of the applicable series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);
(5)	the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of such series of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(6)	the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel reasonably acceptable to the Trustee and in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding of each series affected by such amendment or supplement (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default, an Event of Default or its consequences or compliance with any provision thereof may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes of each series affected by such waiver (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2)	reduce the principal of or change the fixed maturity of any Note;
(3)	reduce the rate of or change the time for payment of interest on any Note;
(4)	reduce the premium or amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” or “—Redemption for Taxation Reasons;”
(5)	waive a Default or Event of Default in the payment of principal of, or interest, premium or Additional Amounts, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
(6)	make any Note payable in money other than that stated in the Notes;
(7)	make any change in the provisions of the Indenture relating to the rights of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or any guarantee in respect thereof;
(8)	waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described under “—Repurchase at the Option of Holders—Change of Control Repurchase Event”);
(9)	make any change in the provisions of the Indenture described under “—Withholding Taxes” that adversely affects the rights of any Holder or amends the terms of the Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Payor agrees to pay Additional Amounts, if any, in respect thereof; or
(10)	make any change in the preceding amendment and waiver provisions.

Without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding of each affected series, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder) release any Guarantor from any of its obligations under its Guarantee or the Indenture with respect to such affected series of Notes, except in accordance with the terms of the Indenture.

An amendment, supplement or waiver which modifies the rights of the Holders of Notes of any series with respect to any covenant or other provision shall be deemed not to affect the rights under the Indenture of the Holders of Notes of any other series.

Notwithstanding the preceding, without the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Guarantees:

(1)	to cure any ambiguity, defect, error or inconsistency;
(2)	to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;
(3)	to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any Holder;
(4)	to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes;

(5)	to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;
(6)	to conform the text of the Indenture, the Notes or the Guarantees to any provision of this Description of Notes to the extent such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Guarantee;
(7)	to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;
(8)	to the extent necessary to provide for the granting of a Lien to secure the Notes and/or any Guarantee as contemplated under the caption “—Certain Covenants—Negative Pledge;” or
(9)	to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Notwithstanding anything to the contrary in the paragraph above, in order to effect an amendment authorized by clause (4) above, it shall only be necessary for the supplemental indenture providing for the accession of such additional Guarantor to be duly authorized and executed by the Issuer, such additional Guarantor and the Trustee. Any other amendments permitted by the Indenture need only be duly authorized and executed by Issuer and the Trustee.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes of a series issued thereunder, when:

(1)	either:
(a)	all Notes of that series that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or
(b)	all Notes of that series that have not been delivered to the Trustee or the Registrar for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year, or if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and the Issuer has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee or the Registrar for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;
(2)	no Default or Event of Default with respect to such series of Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit;
(3)	the Issuer and each Guarantor has paid or caused to be paid all sums payable by it under the Indenture with respect to such series of Notes; and
(4)	the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes of that series at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If any Trustee becomes a creditor of the Issuer or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days or resign.

The Holders of a majority in principal amount of the then outstanding Notes of any applicable series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to such series of Notes, subject to certain exceptions.

The Indenture will provide that except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. The Indenture will provide that in case an Event of Default shall occur and be continuing of which a responsible officer of the Trustee has received written notice, the Trustee will be required, in the exercise of its power, to use the same degree of care and skill a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless the conditions enumerated in “—Events of Default and Remedies,” above, are met.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Smurfit Kappa Treasury Unlimited Company, Beech Hill, Clonskeagh, Dublin 4, Ireland, Attention: Treasurer. The Indenture will contain provisions for the indemnification of each of the Trustee, the Paying Agent and any Registrar, Paying Agent, Transfer Agent, Authenticating Agent or co-Registrar in connection with their respective actions taken under the Indenture. The Trustee will have a lien prior to the Notes as to all property and funds held or collected by it under the Indenture to secure the obligations of the Issuer for compensation and reimbursement of the Trustee.

Notices

In the case of certificated Notes, all notices to Holders of the Notes will be validly given if mailed to them at their respective addresses in the register of the Holders of such Notes, if any, maintained by the Registrar. If and for so long as any Notes are listed on Euronext Dublin, and the rules of Euronext Dublin so require, notices will be published by delivery to the Companies Announcement Office in Dublin. Each such notice shall be deemed to have been given on the date of such publication, or, if published more than once on different dates, on the first date on which publication is made, provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. For so long as any Notes are represented by global Notes, all notices to Holders of the Notes will be delivered to DTC, each of which will give notice of such notice to the holders of beneficial interests in the Notes. Any notice or communication mailed to a Holder shall be mailed to such Person by first class mail or other equivalent means and shall be sufficiently given to such Person if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Prescription

Claims against the Issuer or any Guarantor for the payment of principal or Additional Amounts, if any, on the Notes will be prescribed ten years after the applicable due date for payment thereof. Claims against the Issuer or any Guarantor for the payment of interest on the Notes will be prescribed five years after the applicable due date for payment of interest.

Currency Indemnity and Calculation of U.S. Dollar denominated Restrictions

U.S. dollar is the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Notes and the Guarantees, including damages. Any amount received or recovered in a currency other than U.S. dollars whether as a result of, or the enforcement of, a judgement or order of a court of any jurisdiction, in the winding up or dissolution of the Issuer, any Guarantor or otherwise, by any Holder or by the Trustee, as the case may be, in respect of any sum expressed to be due to it from the Issuer or a Guarantor will only constitute a discharge to the Issuer or the Guarantor, as applicable, to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, any Guarantee or to the Trustee, the Issuer and the Guarantors will indemnify them on a joint and several basis against any loss sustained by such recipient as a result. In any event, the Issuer and the Guarantors will indemnify the recipient on a joint and several basis against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be sufficient for the Holder of a

Note or the Trustee to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Issuer’s and the Guarantors’ other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any Holder of a Note or the Trustee and will continue in full force and effect despite any other judgement, order, claim or proof for a liquidated amount in respect of any sum due under any Note, any Guarantee or to the Trustee.

Except as otherwise specifically set forth herein, for purposes of determining compliance with any U.S. dollar denominated restriction herein, the U.S. dollar equivalent amount for purposes hereof that is denominated in a non-U.S. dollar currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-U.S. dollar amount is incurred or made, as the case may be.

Enforceability of Judgements

Since a substantial portion of the assets of the Issuer and the Guarantors are outside the United States, any judgement obtained in the United States against the Issuer or any Guarantor, including judgements with respect to the payment of principal, premium, interest, Additional Amounts and any redemption price and any purchase price with respect to the Notes or the Guarantees, may not be collectable within the United States.

Consent to Jurisdiction and Service

In relation to any legal action or proceedings arising out of or in connection with the Indenture, the Notes and the Guarantees, the Issuer and each Guarantor will in the Indenture irrevocably submit to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States of America.

Governing Law

Each of the Indenture, the Notes and the Guarantees and the rights and duties of the parties thereunder shall be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Additional Amounts” has the meaning ascribed thereto under “—Withholding Taxes.”

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Applicable Basis Points” means (i) with respect to the New 2030 Notes, 15 basis points, (ii) with respect to the New 2034 Notes, 20 basis points and (iii) with respect to the New 2054 Notes, 25 basis points.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with IFRS.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such

“person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors (or analogous governing body) of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)	with respect to a partnership, the board of directors of the general partner of the partnership;
(3)	with respect to any limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and
(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;
(2)	in the case of a company, shares of such company;
(3)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(4)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(5)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

provided that debt securities convertible into interests specified in (1) through (5) above shall not be deemed “Capital Stock.”

“Change in Tax Law” has the meaning ascribed thereto under “—Redemption for Taxation Reasons.”

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of the Covenant Parent’s Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of the Covenant Parent and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than, prior to the Post-Completion Accession Date, another Parent Guarantor;
(2)	the adoption of a plan relating to the liquidation or dissolution of the Issuer; or
(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) other than, prior to the Post-Completion Accession Date, a Parent Guarantor or other direct or indirect parent company that is wholly owned by a Parent Guarantor becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Covenant Parent, measured by voting power rather than number of shares.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Ultimate Parent immediately prior to such transaction becomes a direct or indirect wholly owned subsidiary of another Person and (ii)(A) the Beneficial Owners of the Voting Stock of such other Person immediately following that transaction are substantially the same as the holders of the Voting Stock of the Ultimate Parent immediately prior to that transaction or (B) immediately following that transaction no Person is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such Person, measured by voting power rather than number of shares.

“Change of Control Offer” has the meaning ascribed thereto under “—Repurchase at the Option of Holders—Change of Control Repurchase Event.”

“Change of Control Payment” has the meaning ascribed thereto under “—Repurchase at the Option of Holders—Change of Control Repurchase Event.”

“Change of Control Payment Date” has the meaning ascribed thereto under “—Repurchase at the Option of Holders—Change of Control Repurchase Event.”

“Change of Control Repurchase Event” means a Change of Control and a Rating Event.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission, or any successor entity thereof from time to time.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of all assets of the Ultimate Parent and its Subsidiaries, determined on a consolidated basis in accordance with IFRS, as of the end of the most recent fiscal quarter for which the Ultimate Parent’s financial statements are available (but which may give pro forma effect to the acquisition of any assets or liabilities following the end of such recent fiscal quarter up to and including the determination date), less the sum of:

(1)	the Ultimate Parent’s consolidated current liabilities as of such quarter end (other than (a) short term borrowings and (b) long term debt due within one year), determined on a consolidated basis in accordance with IFRS; and
(2)	the Ultimate Parent’s consolidated assets that are properly classified as intangible assets as of such quarter end, determined on a consolidated basis in accordance with IFRS.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Ultimate Parent and its Subsidiaries, determined on a consolidated basis in accordance with IFRS, as of the end of the most recent fiscal quarter for which the Ultimate Parent’s financial statements are available.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any dividend or other obligation that, in each case, does not constitute Indebtedness (“primary obligation”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent.

“Covenant Parent” means Smurfit Westrock.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Event of Default” has the meaning ascribed thereto under “—Events of Default and Remedies.”

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Existing Guarantee Covenant Notes” means the Existing SKA Senior Notes and the €750.0 million in aggregate principal amount outstanding of 1.50% Senior Notes due 2027 issued by the Issuer.

“Existing Issuer Senior Notes” means the (i) €750.0 million in aggregate principal amount outstanding of 1.50% Senior Notes due 2027 issued by the Issuer; (ii) €500.0 million in aggregate principal amount outstanding of 0.500% Senior Notes due 2029 issued by the Issuer; and (iii) €500.0 million in aggregate principal amount outstanding of 1.000% Senior Notes due 2033 issued by the Issuer.

“Existing Senior Notes” means the Existing SKA Senior Notes and the Existing Issuer Senior Notes.

“Existing SKA Senior Notes” means the: (i) €250.0 million in aggregate principal amount outstanding of 2.75% Senior Notes due 2025 issued by SKA; and (ii) €1,000.0 million in aggregate principal amount outstanding of 2.875% Senior Notes due 2026 issued by SKA.

“Existing WestRock Notes” means the (i) $500.0 million in aggregate principal amount outstanding of 3.375% Senior Notes due 2027 issued by WRKCo; (ii) $500.0 million in aggregate principal amount outstanding of 3.900% Senior Notes due 2028 issued by WRKCo; (iii) $600.0 million in aggregate principal amount outstanding of 4.000% Senior Notes due 2028 issued by WRKCo; (iv) $750.0 million in aggregate principal amount outstanding of 4.900% Senior Notes due 2029 issued by WRKCo; (v) $500.0 million in aggregate principal amount outstanding of 4.200% Senior Notes due 2032 issued by WRKCo; (vi) $600.0 million in aggregate principal amount outstanding of 3.000% Senior Notes due 2033 issued by WRKCo; (vii) $400.0 million in aggregate principal amount outstanding of 8.200% Senior Notes due 2030 issued by MWV; (viii) $300.0 million in aggregate principal amount outstanding of 7.950% Senior Notes due 2031 issued by MWV; (ix) $76.0 million in aggregate principal amount outstanding of 6.800% Senior Notes due 2032 issued by MWV; (x) $3.0 million in aggregate principal amount outstanding of 6.840% Senior Notes due 2037 issued by MWV; and (xi) $150.0 million in aggregate principal amount outstanding of 7.550% Senior Notes due 2047 issued by MWV.

“Fitch” means Fitch Ratings Inc., and its successors.

“GAAP” means generally accepted accounting principles in the United States.

“guarantee” means a guarantee, contingent or otherwise, of all or any part of any Indebtedness (other than by endorsement of negotiable instruments for collection in the ordinary course of business), including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof.

“Guarantee” means any guarantee by a Guarantor of the Issuer’s obligations under the Indenture and the Notes pursuant to the terms of the Indenture.

“Guarantor” means the Initial Guarantors, together with any entity that provides a Guarantee after the Issue Date and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; and
(2)	other similar agreements or arrangements designed to enable such Person to manage fluctuations in interest rates.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“IFRS” means International Financial Reporting Standards as adopted by the European Union, International Financial Reporting Interpretations Committee as in effect as of the date of the Indenture; provided, however, that the Issuer or any Covenant Parent may elect, and notify the Trustee and the Holders of such election, that IFRS shall mean GAAP as in effect on the date of such election; provided, however, that following such election all computations based on IFRS and IFRS concepts contained in the Indenture will be computed in conformity with GAAP and GAAP concepts. Thereafter, the Issuer or any Covenant Parent may, at its option, elect to apply IFRS or GAAP and make all computations based on IFRS or GAAP, as applicable, on the basis of the foregoing provisions of this definition of IFRS. Notwithstanding anything to the contrary in the Indenture, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Indebtedness” means, with respect to any specified Person, any Indebtedness of such Person, whether or not contingent, in respect of:

(1)	borrowed money;
(2)	bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)	banker’s acceptances, letters of credit and similar instruments;
(4)	Lease Obligations and Attributable Debt;

(5)	the deferred balance of the purchase price of any property which remains unpaid more than one year after such property is acquired, except any such balance that constitutes an accrued expense, a trade payable or a similar current liability; or
(6)	any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with IFRS. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding the foregoing and for the avoidance of doubt, the term “Indebtedness” shall not include: (1) Contingent Obligations in the ordinary course of business; (2) in connection with the purchase by the Covenant Parent or any of its Subsidiaries of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; and (3) any contingent obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes.

The amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and
(2)	the principal amount thereof in the case of any other Indebtedness.

In addition, Indebtedness of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)	such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary of such Person (a “Joint Venture”);
(2)	such Person or a Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and
(3)	there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:
(a)	the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Subsidiary of such Person; or
(b)	if less than the amount determined pursuant to clause (i) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in consolidated interest expense to the extent actually paid by the Covenant Parent or its Subsidiaries.

“Investment Grade” means (a) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); (b) a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and (c) a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Issuer” means Smurfit Kappa Treasury Unlimited Company (formerly known as Smurfit Kappa Treasury).

“Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized on a balance sheet in accordance with IFRS.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Ultimate Parent, SKG, SKI or the Issuer, as applicable.

“Officers’ Certificate” means a certificate signed by two Officers of the Ultimate Parent, SKG, SKI or the Issuer, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.

“Original Issue Date” means April 3, 2024.

“Other Hedging Agreements” means any foreign exchange contracts, currency swap agreements, futures contract, option contract, commodity futures contract, commodity option, commodity swap, commodity collar agreement, commodity cap agreements or other similar agreements or arrangements designed to enable such Person to manage the fluctuations in currency or commodity values.

“Par Call Date” means (i) with respect to the New 2030 Notes, December 15, 2029 (the date that is one month prior to the scheduled maturity of the New 2030 Notes), (ii) with respect to the New 2034 Notes, January 3, 2034 (the date that is three months prior to the scheduled maturity of the New 2034 Notes) and (iii) with respect to the New 2054 Notes, October 3, 2053 (the date that is six months prior to the scheduled maturity of the New 2054 Notes).

“Parent Guarantors” means collectively SKG, SKA and SKI.

“Payor” has the meaning ascribed thereto under “—Redemption for Taxation Reasons.”

“Permitted Interest” means any Securitization Lien or other Lien that arises in relation to any securitization or other structured finance transaction where:

(1)	the primary source or payment of any obligations of the issuer is linked or otherwise related to cash flow from particular property or assets (or where payment of such obligations is otherwise supported by such property or assets); and
(2)	recourse to the issuer in respect of such obligations is conditional on cash flow from such property or assets.

“Permitted Liens” means:

(1)	Liens created for the benefit of or to secure the Notes or the Guarantees;
(2)	Liens in favor of the Covenant Parent or any of its Subsidiaries;
(3)	Liens on property or assets or shares of stock of a Person existing at the time such Person is merged with or into or consolidated with the Covenant Parent or any of its Subsidiaries; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any Principal Property other than such property of the Person merged into or consolidated with the Covenant Parent or any of its Subsidiaries;
(4)	Liens on property or assets or shares of stock existing at the time of acquisition thereof by the Covenant Parent or any of its Subsidiaries and purchase money or similar Liens; provided that such Liens were not incurred in contemplation of such acquisition and do not extend to any other property, assets or shares of stock, as applicable;
(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature or arising by operation of law incurred in the ordinary course of business;
(6)	Liens to secure certain development, construction, alteration, repair or improvement costs or to secure Indebtedness incurred to provide funds for the reimbursement of funds expended for the foregoing purposes; provided that the Liens securing such costs or Indebtedness shall not extend to any Principal Property other than that being so developed, constructed, altered, repaired or improved;
(7)	Liens existing on the date of the Indenture;

(8)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith;
(9)	statutory mechanics’, workmen’s, materialmen’s, operators’ or similar Liens arising by operation of law and in the ordinary course of business;
(10)	Liens incurred in connection with government contracts, including the assignment of moneys due or to become due thereon;
(11)	Liens securing Hedging Obligations or Other Hedging Agreements, in each case not for speculative purposes;
(12)	Liens arising in the ordinary course of business and not in connection with the borrowing of money or Liens to secure the payment of pension, retirement or similar obligations;
(13)	Liens securing judgements or orders, or securing appeal or other surety bonds related to such judgements or orders, against the Covenant Parent or any of its Subsidiaries relating to litigation being contested in good faith by appropriate proceedings;
(14)	Liens securing any Permitted Interest;
(15)	extensions, substitutions, replacements or renewals of any of the foregoing Indebtedness; provided that (i) such Indebtedness is not increased and (ii) if the assets securing any such Indebtedness are changed in connection with any such extension, substitution, replacement or renewal, the value of the assets securing such Indebtedness is not increased;
(16)	Liens incurred in connection with Lease Obligations (including any lease, concession, license of property, operating lease or other arrangement (or guarantee thereof) which are considered to be a finance lease or capital lease after implementation of IFRS 16 (Leases));
(17)	Liens to secure the payment of all or any part of the price of acquisition, construction or improvement of Principal Property or Capital Stock by the Covenant Parent or any of its Subsidiaries, or to secure any Indebtedness or obligation incurred by the Covenant Parent or any of its Subsidiaries, prior to, at the time of, or within one-hundred-and-eighty (180) days after, the later of the acquisition or completion of construction, including any improvements on a Principal Property, which Indebtedness or obligation is incurred for the purpose of financing all or any part of the purchase, construction or improvement of such Principal Property; and
(18)	Liens securing Indebtedness or other obligations in an amount not to exceed the greater of: (i) $500.0 million or (ii) 5.0% of the Consolidated Total Assets.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Post-Completion Accession Date” means the date on which the Post-Completion Additional Guarantors become Guarantors.

“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof or any production, processing or other similar equipment or machinery contained therein, owned or leased by the Covenant Parent or any of its Subsidiaries, used primarily for manufacturing, the net book value on the books of the Ultimate Parent of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than any such building, structure or other facility or any portion thereof or any such fixture, equipment or machinery (together with the land upon which it is erected and fixtures comprising a part thereof) which, in the opinion of the Board of Directors of the Ultimate Parent, is not of material importance to the total business conducted by the Ultimate Parent and its Subsidiaries taken as a whole.

“Public Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the Commission for public resale. The term “Public Indebtedness” for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall not be deemed underwritten), or any Indebtedness under the Revolving Facility Agreement, commercial bank or similar Indebtedness, Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering” or in connection with any securitization or other structured finance transaction.

“Rating Agency” means each of Moody’s, S&P, Fitch or any other nationally recognized statistical rating agency or agencies, as the case may be, but only to the extent that such Rating Agency is then engaged by the Ultimate Parent or the Issuer to provide a rating for the Notes.

“Rating Date” means the date of first public announcement of an event that constitutes a Change of Control.

“Rating Event” means, with respect to the Notes, that any time within a 90 day period from the Rating Date (which period shall be extended for up to, but no longer than, an additional 90 days so long as any Rating Agency has publicly announced that it is considering a possible downgrade of such Notes), (i) the rating on the Notes is lowered by at least one Rating Agency and (ii) the Notes are rated below an Investment Grade rating by at least two Rating Agencies, if the Notes are rated by all three Rating Agencies, or by each Rating Agency, if the Notes are rated by fewer than three Rating Agencies; provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency or Rating Agencies, as applicable, making the reduction in rating to which this definition would otherwise apply does or do not announce or publicly confirm or inform us in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). The Trustee shall not be responsible for monitoring or charged with knowledge of the ratings on the Notes.

“Relevant Taxing Jurisdiction” has the meaning ascribed thereto under “—Withholding Taxes.”

“Revolving Facility Agreement” means (i) the Revolving Facility Agreement dated January 28, 2019 between, among others, SKG as the parent, SKI as the company (the company formerly being Smurfit Kappa Holdings Limited, which was merged by absorption into SKI in 2023), the other borrowers named therein, Banco Santander, S.A., London Branch, Barclays Bank plc, BNP Paribas, Dublin Branch, Crédit Agricole Corporate and Investment Bank, Crédit Lyonnais S.A., Citibank N.A., Jersey Branch, Commerzbank Aktiengesellschaft, Coöperatieve Rabobank U.A. trading as Rabobank Dublin, Danske Bank A/S, HSBC France, ING Bank N.V., Dublin Branch and Ulster Bank Ireland DAC as mandated lead arrangers; and National Westminster Bank plc as agent, as the same may be amended, supplemented or otherwise modified from time to time and (ii) any renewal, extension, refunding, restructuring, replacement, or refinancing thereof (whether with the original facilities agent and lenders or another facilities agent or agents or other lenders and whether provided under the Revolving Facility Agreement or any other agreement or indenture).

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securitization Lien” means a customary back-up security interest granted as part of a sale, lease, transfer or other disposition of assets by the Covenant Parent or any of its Subsidiaries to, either directly or indirectly, any issuer in a securitization or other structured finance transaction.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1 02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“SKA” means Smurfit Kappa Acquisitions Unlimited Company, a public unlimited company incorporated under the laws of Ireland, and any successor thereto, which serves as the issuer of the Existing SKA Senior Notes.

“SKG” means Smurfit Kappa Group plc, a public limited company incorporated under the laws of Ireland, and any successor thereto.

“SKI” means Smurfit Kappa Investments Limited, a private limited company incorporated under the laws of Ireland, and any successor thereto.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof);

provided, however, that for purposes of the covenant described under “—Certain Covenants—Negative Pledge” and clause (5) under the caption “Events of Default and Remedies,” the term “Subsidiary” shall exclude (i) any Subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally engaged in financing the operations of the Covenant Parent or any of its Subsidiaries or (ii) any financial entity whose accounts as of the date of determination are not required to be consolidated with the accounts of the Ultimate Parent in its audited consolidated financial statements or (iii) any Subsidiary that is an issuer in a securitization or other structured financing transaction, so long as in the case of clauses (ii) or (iii) such Subsidiary does not own any Principal Property.

“Subsidiary Guarantors” means (i) the Initial Subsidiary Guarantors and (ii) each existing and future Subsidiary of the Covenant Parent that provides a Guarantee in accordance with the covenant described under “—Certain Covenants—Limitation on Issuance of Guarantees of Indebtedness by Subsidiaries.”

“Successor Issuer” shall have the meaning ascribed thereto under “—Certain Covenants—Merger, Consolidation or Sale of Assets.”

“Tax Redemption Date” has the meaning ascribed thereto under “—Redemption for Taxation Reasons.”

“Taxes” has the meaning ascribed thereto under “—Withholding Taxes.”

“Transaction Agreement” means that certain transaction agreement dated as of September 12, 2023 by and among SKG, Smurfit WestRock Limited (formerly known as Cepheidway Limited and to be re-registered as an Irish public limited company and renamed Smurfit Westrock plc) (“Smurfit Westrock”), Sun Merger Sub, LLC, a wholly owned subsidiary of Smurfit Westrock (“Merger Sub”), and WestRock.

“Treasury Rate” means, as of any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate in respect of a series of Notes, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to Par Call Date for such series of Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to such Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than such Remaining Life - and shall interpolate to such Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than such Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date with respect to a series of Notes H.15 TCM is no longer published, the Issuer shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date for such series of Notes, as applicable. If there is no United States Treasury security maturing on such Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Ultimate Parent” means any entity that serves as the ultimate parent company of the Issuer from time to time and any successor thereto. For the avoidance of doubt, on the issuance date of the Notes such entity shall be Smurfit Westrock.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“WestRock” means WestRock Company, a corporation incorporated in the State of Delaware.

“Yankee Bonds” means the $292.3 million in aggregate principal amount outstanding of 7.5% Debentures due 2025 issued by Smurfit Kappa Treasury Funding Designated Activity Company.

DESCRIPTION OF THE NEW SWF NOTES

The terms of the New SWF Notes to be issued in the SWF exchange offer are substantially identical to the Original SWF Notes, except that the New SWF Notes will be registered under the Securities Act, and will not have transfer restrictions, registration rights or additional interest provisions.

The following description is a summary of the material provisions of the SWF Indenture and the New SWF Notes. It does not restate those agreements in their entirety. We urge you to read the SWF Indenture because it, and not this description, defines your rights as Holders of the New SWF Notes. A copy of the SWF Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the SWF Indenture. References in this Section to the “Issuer” means SWF, to the “Indenture” means the SWF Indenture, and to “Notes” means the New SWF Notes.

Brief Description of the Notes and the Guarantees

The Notes

The Notes will:

●	be senior unsecured obligations of the Issuer;
●	rank equally in right of payment with all of the Issuer’s existing and future Indebtedness that is not subordinated in right of payment to the Notes, including the Issuer’s guarantee of;
●	the Revolving Facility Agreement;

●	the Existing Notes (excluding (i) the Yankee Bonds, (ii) €1,000.0 million in aggregate principal amount outstanding of 2.875% Senior Notes due 2026 issued by SKA (as defined below) which were redeemed in full on December 2, 2024 , and (iii) $750.0 million in aggregate principal amount outstanding of 4.650% Senior Notes due 2026 issued by WRKCo (as defined below) which were redeemed in full on December 6, 2024);
●	€600.0 million in aggregate principal amount of SKT’s 3.454% Senior Notes due 2032 issued on November 27, 2024 (the “2032 Notes”) and €600.0 million in aggregate principal amount of SKT’s 3.807% Senior Notes due 2036 issued on November 27, 2024 (the “2036 Notes” and, together with the 2032 Notes, the “Post-Combination SKT Notes”);and
●	the CP Program;
●	rank senior in right of payment to all of the Issuer’s existing and future Indebtedness that is subordinated in right of payment to the Notes;
●	be effectively junior to all of the Issuer’s existing and future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness;
●	be structurally subordinated in right of payment to any obligations of Smurfit Westrock’s Subsidiaries other than Smurfit Westrock’s Subsidiaries that are Guarantors; and
●	be fully and unconditionally guaranteed by the Guarantors, subject to any applicable contractual limitations that reflect limitations under applicable law.

The Guarantees

The Notes will be, subject to any applicable limitations under applicable law, fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, on a senior basis by each of Smurfit Westrock plc (“Smurfit Westrock” or the “Parent Guarantor”) and Smurfit Kappa Group plc (“SKG”), Smurfit Kappa Treasury Unlimited Company (“SKT”), Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company (“SKA”), Smurfit Kappa Treasury Funding Designated Activity Company (“SKTF DAC”), Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc. (“WRKCo”), WestRock MWV, LLC (“MWV”) and WestRock RKT, LLC (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”). The Notes will also be guaranteed by any existing and future Subsidiary of Smurfit Westrock that is required to become a Guarantor in accordance with the covenant described under “—Certain Covenants—Limitation on Issuance of Guarantees of Indebtedness by Subsidiaries.”

Each Guarantee of each Guarantor will:

●	be a senior unsecured obligation of such Guarantor;
●	rank equally in right of payment with all of such Guarantor’s existing and future Indebtedness that is not subordinated in right of payment to such Guarantee, including such Guarantor’s Indebtedness under or guarantee of:
●	the Revolving Facility Agreement;
●	the Existing Notes (excluding (i) the Yankee Bonds, (ii) €1,000.0 million in aggregate principal amount outstanding of 2.875% Senior Notes due 2026 issued by SKA which were redeemed in full on December 2, 2024 , and (iii) $750.0 million in aggregate principal amount outstanding of 4.650% Senior Notes due 2026 issued by WRKCo which were redeemed in full on December 6, 2024);
●	the Post-Combination SKT Notes;
●	to the extent applicable, the Yankee Bonds;
●	the Farm Loan Credit Agreement; and

●	the CP Program;
●	rank senior in right of payment to all of such Guarantor’s existing and future Indebtedness that is expressly subordinated in right of payment to such Guarantee; and
●	be effectively junior to all of such Guarantor’s existing and future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness.

The Guarantors are all holding companies and/or finance and management companies with no material assets other than certain third party cash assets and equity interests in, and/or intercompany balances with, other Subsidiaries or affiliates of Smurfit Westrock. The Subsidiaries of the Guarantors that have material business operations or assets will not guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or any applicable Guarantor.

The Issuer is a financing subsidiary of the Parent Guarantor and has no material assets other than certain third-party cash assets and/or intercompany balances with, other subsidiaries or affiliates of Smurfit Westrock. As a result, the Issuer depends on the cash flow of its Subsidiaries and/or intercompany transfers from other Subsidiaries or affiliates of Smurfit Westrock to meet its obligations, including obligations under the Notes. The Notes will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the non-Guarantor Subsidiaries of the Smurfit Westrock. Any right of the Issuer or any Guarantor to receive assets of any of its non-Guarantor Subsidiaries upon that non-Guarantor Subsidiary’s liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that non-Guarantor Subsidiary’s creditors, except to the extent that the Issuer or such Guarantor is itself recognized as a creditor of the non-Guarantor Subsidiary, in which case the claims of the Issuer or such Guarantor, as the case may be, would still be subordinate in right of payment to any security in the assets of the non-Guarantor Subsidiary and any Indebtedness of the non-Guarantor Subsidiary senior in right of payment to that held by the Issuer or such Guarantor.

Principal, Maturity and Interest

The Issuer issued $850.0 million in aggregate principal amount of Original SWF Notes under the Indenture on the Original Issue Date. The Issuer may issue additional Notes (the “Additional Notes”) under the Indenture from time to time. The Original SWF Notes and New SWF Notes and any Additional Notes issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes and the Original SWF Notes or New SWF Notes, as applicable, are not part of the same “issue” for U.S. federal income tax purposes, the Additional Notes will have a separate ISIN and CUSIP number from the Original SWF Notes or New SWF Notes, as applicable. For all purposes herein unless expressly stated otherwise, the term “Notes” shall include references to any Additional Notes.

The Issuer will issue the Notes in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on January 15, 2035.

Interest on the Notes will accrue at the rate of 5.418% per annum on the aggregate nominal amount of the Notes outstanding. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2025, to the Holders of record of the Notes on the immediately preceding January 1 and July 1. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on the Notes will accrue from the date it was most recently paid on the Original SWF Notes.

Form of Notes

The Notes will initially be represented by one or more fully registered global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York as described under “Book-Entry; Delivery and Form.”

Methods of Receiving Payments on the Notes

Methods of receiving payments on global Notes are governed by provisions described under “Book-Entry; Delivery and Form—Payments on Global Notes.” In the case of certificated Notes, if a Holder has given wire transfer instructions to the Issuer, the Issuer will pay all interest, premium, if any, and Additional Amounts, if any, on that Holder’s Notes in accordance with those instructions. In all other cases, the Issuer may elect to make payments of interest, premium, if any, and Additional Amounts, if any, by check mailed to the Holders at their addresses set forth in the register of Holders. Payments on Notes will be made through the office or agency of a Paying Agent for the Notes.

Paying Agent and Registrar for the Notes

Deutsche Bank Trust Company Americas, will initially act as the Paying Agent, Transfer Agent and Registrar for the Notes. The Issuer may change the Paying Agent or Registrar for the Notes without prior notice to the Holders of the Notes, and Smurfit Westrock or any of its Subsidiaries may act as Paying Agent or Registrar in respect of the Notes; provided, however, that if and for so long as the Notes are admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market, and the GEM Rules so require, the Issuer will give notice of the change in the Paying Agent and Registrar to the Companies Announcement Office of Euronext Dublin.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar, the Trustee and any Paying Agent and Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. No service charge will be made for any registration of transfer or exchange of the Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

The Holder of a Note will be treated as the owner of it for all purposes.

Guarantees

The Notes will be, subject to any applicable contractual limitations that reflect limitations under applicable law, fully and unconditionally guaranteed, jointly and severally, on a senior basis by the Guarantors. Subject to certain limitations (including under applicable law), while any Existing Guarantee Covenant Notes are outstanding, each existing and future Subsidiary of Smurfit Westrock that thereafter guarantees any Indebtedness of Smurfit Westrock or any of its Subsidiaries under the Existing Guarantee Covenant Notes or any other Public Indebtedness will be required to provide a Guarantee in accordance with the covenant described under “—Certain Covenants—Limitation on Issuance of Guarantees of Indebtedness by Subsidiaries.”

The Indenture limits the obligation to grant guarantees in favor of obligations under the Notes. The Indenture includes restrictions on the granting of guarantees where, among other things, such grant would be restricted by general statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference, thin capitalization rules, retention of title claims and similar principles. The obligations of the Guarantors will be contractually limited under the applicable Guarantees to reflect these limitations and other legal restrictions applicable to the Guarantors and their respective shareholders, directors and general partners. See “Risk Factors—Risks Related to the New Notes and the Exchange Offers—Insolvency laws and other limitations on the Guarantees, including fraudulent conveyance statutes, may adversely affect their validity and enforceability.”

Guarantees Release

The Guarantee of a Guarantor will be released with respect to the Notes:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Smurfit Westrock or a Subsidiary of Smurfit Westrock;

(2)	in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Smurfit Westrock or a Subsidiary of Smurfit Westrock, if the Guarantor ceases to be a Subsidiary of Smurfit Westrock as a result of the sale or other disposition;
(3)	upon the release or discharge of the guarantee or other obligation of such Guarantor under the Revolving Facility Agreement, or such other guarantee or other obligation that resulted in the creation of such Guarantee, except a release or discharge by or as a result of payment under such guarantee; provided that the guarantee of such Guarantor under the Existing Notes has been released or is concurrently released;
(4)	by written notice from the Issuer to the Trustee if such Guarantor does not then guarantee any obligations under any of the Existing Notes (after giving effect to Indebtedness and guarantees concurrently being released or repaid);
(5)	as described under “—Amendment, Supplement and Waiver;”
(6)	upon repayment of the Notes;
(7)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge;” or
(8)	by written notice from the Issuer to the Trustee so long as the Notes have an Investment Grade rating from two or more Rating Agencies; provided that none of the Existing Notes are guaranteed by such Guarantor (after giving effect to guarantees concurrently being released) and no Default or Event of Default shall have occurred and be continuing at the time of such written notice;

provided, however, that, notwithstanding the above, any Guarantee by Smurfit Westrock may only be released to the extent that the Ultimate Parent has provided a Guarantee of the Notes (other than any release pursuant to clauses (5), (6) and (7) above).

Optional Redemption

Prior to the Par Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes to be redeemed are scheduled to mature on the Par Call Date applicable to such Notes) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (ii) interest accrued to the date of redemption, plus, in either case, accrued and unpaid interest thereon and Additional Amounts, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, any redemption price shall be calculated by the Issuer, or on behalf of the Issuer by such Person as the Issuer may engage, and the calculation of the redemption price shall not be an obligation or duty of the Trustee or the Paying Agent.

Any such redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, and such notice may state that, in the Issuer’s discretion, the redemption date may be delayed without any additional notice until such time as any or all such conditions shall be satisfied.

In the case of a partial redemption of the Notes, selection of the Notes to be redeemed shall be made in the manner described under “—Selection and Notice.”

Except pursuant to the preceding paragraphs and except as described below under “—Redemption for Taxation Reasons,” the Notes will not be redeemable at the Issuer’s option. Nothing in the Indenture prohibits the Issuer or any other Subsidiary or Affiliate of the Ultimate Parent from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer or otherwise, assuming such acquisition does not otherwise violate the terms of the Indenture.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Trustee or the Registrar will select Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, and in compliance with the requirements of DTC, as applicable, or if the Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through DTC, or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no Note of $200,000 in aggregate principal amount or less, or other than in an integral multiple of $1,000 in excess thereof, shall be redeemed in part.

If and for so long as the Notes to be redeemed are admitted to the Global Exchange Market of Euronext Dublin and the rules of Euronext Dublin so require, not less than 10 nor more than 60 days prior to the redemption date, the Issuer will mail notice of redemption to Holders by first class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar. Such notice of redemption may also be posted on the official website of Euronext Dublin (www.ise.ie), to the extent and in the manner permitted by the rules of Euronext Dublin.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. In the case of a certificated Note, a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of a global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Notes called for redemption become due on the date fixed for redemption. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Redemption for Taxation Reasons

The Issuer may, at its option, redeem the Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (see “—Withholding Taxes”), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Issuer or a successor of the Issuer (a “Payor”) determines that, as a result of:

(1)	any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined below) affecting taxation or
(2)	any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Payor or any Guarantor is, or on the next interest payment date in respect of the Notes would be, required to pay Additional Amounts with respect to the Notes, and the Payor or the relevant Guarantor (as appropriate) cannot avoid such obligation by taking reasonable measures available to it. In the case of the Issuer or any Guarantor as of the issuance date of the Notes, the Change in Tax Law must become effective on or after the date of this prospectus. In the case of a Successor Issuer or any Person who becomes a Guarantor after the issuance date of the Notes or any successor of any Guarantor, the Change in Tax Law must become effective after the date that the Issuer first makes payment on the Notes or after the date on which such Person became a Guarantor or a successor of any Guarantor, as applicable. Notice of redemption for taxation reasons will be published in accordance with the procedures under “—Notices.” Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor or Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Payor will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the Notes.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Withholding Taxes

All payments made by the Payor on the Notes or any Guarantor with respect to its Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of (1) any jurisdiction in which the Payor or any Guarantor or successor Guarantor is organized or otherwise considered resident for tax purposes or any political subdivision or governmental authority of any thereof or therein having power to tax, or (2) any jurisdiction from or through which payment on the Notes or any of the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction will at any time be required from any payments made with respect to the Notes or the Guarantees, including, without limitation, payments of principal, redemption price, interest or premium, if any, the Payor or the relevant Guarantor, as applicable, will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1)	any Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction upon any payments to a Holder or Beneficial Owner who is liable for such Taxes in respect of the Notes by reason of the Holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) or Beneficial Owner having any present or former connection with such Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Relevant Taxing Jurisdiction) other than a connection arising from the acquisition, ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect of the Notes or with respect to any Guarantee;
(2)	any Taxes that would not have been imposed if the Holder or Beneficial Owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the applicable Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the applicable Relevant Taxing Jurisdiction, the relevant Holder or Beneficial Owner at that time has been notified in writing by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);
(3)	except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor’s actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);
(4)	any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30-day period);
(5)	any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes or with respect to any Guarantee;

(6)	any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;
(7)	a Tax imposed in connection with a Note presented for payment by or on behalf of a Holder or Beneficial Owner who would have been able to avoid such Tax by presenting the relevant Note to, or otherwise accept payment from, another paying agent in a member state of the European Union;
(8)	any Taxes imposed, deducted or withheld pursuant to Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, in each case, as of the Issue Date (and any amended or successor version that is substantively comparable); any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or any treaty, law, regulation or other official guidance enacted in any other jurisdiction, facilitating implementation thereof;
(9)	all United States backup withholding taxes;
(10)	any Tax deducted, withheld or imposed in connection with the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), as amended from time to time; or
(11)	any combination of clauses (1) through (10) above.

Such Additional Amounts will also not be payable where, had the Beneficial Owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (11) inclusive above.

The Payor and each Guarantor or successor Guarantor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. Upon written request, the Payor and each Guarantor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to each Holder. The Payor and each Guarantor or successor Guarantor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes.

Wherever in the Indenture or the Notes there are mentioned, in any context, (1) the payment of principal, (2) purchase prices in connection with a purchase of Notes, (3) interest or (4) any other amount payable on or with respect to the Notes or the Guarantees, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor and each Guarantor or successor Guarantor will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any Notes or any other document or instrument referred to therein (other than a transfer of the Notes subsequent to this offering), or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside a Relevant Taxing Jurisdiction, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes, the Guarantees or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

The foregoing obligations will survive any termination, defeasance or discharge of the Indenture.

Repurchase at the Option of Holders

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs with respect to the Notes, each Holder of the Notes will have the right to require the Issuer to repurchase all or any part (equal to $200,000 and integral multiples of $1,000 in excess thereof in the case of Notes that have denominations larger than $200,000) of that Holder’s Notes pursuant to an offer (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of each of the Notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, the date of purchase. Within 60 days following any Change of Control Repurchase Event, the Issuer will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control Repurchase Event and offering to repurchase the Notes on a date (the “Change of Control Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Section 14(e) of the Exchange Act to the extent applicable and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Indenture by virtue of such conflict.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
(2)	deposit with the relevant Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
(3)	deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of such Notes or portions thereof being purchased by the Issuer.

The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes and the Trustee or the relevant Registrar will, upon receipt of an Issuer order, promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date, and if and for so long as the Notes are listed on Euronext Dublin, and the rules of Euronext Dublin so require, the Issuer will give notice with respect to the results of the Change of Control Offer to the Companies Announcement Office of Euronext Dublin.

In the case of certificated Notes, if the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Additional Amounts will be payable to Holders who tender pursuant to the Change of Control Offer; in the case of global Notes, the Issuer will pay accrued and unpaid interest to the Change of Control Payment Date to the Holder on such date.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Repurchase Event will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control Repurchase Event, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer with respect to the Notes following a Change of Control Repurchase Event if (i) an Affiliate of the Issuer or a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption for all of the outstanding Notes has been given pursuant to the Indenture as described above under the caption “—Optional Redemption” unless and until there is a default in the payment of the applicable redemption price, plus accrued and unpaid interest to the proposed redemption date. Notwithstanding the foregoing, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditional upon the Change of Control, so long as a definitive agreement has been executed that contains terms and provisions that would otherwise result in a Change of Control upon completion of the transactions contemplated thereby.

The Issuer’s ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control may constitute a default under the Revolving Facility Agreement. In addition, certain events that may constitute a change of control under the Revolving Facility Agreement and cause a default may not constitute a Change of Control under the Indenture. In addition, future Indebtedness of Smurfit Westrock and its

Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control Repurchase Event. The exercise by the Holders of their right to require the Issuer to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer or Smurfit Westrock. Finally, the Issuer’s ability to pay cash to the Holders upon a repurchase may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Even if sufficient funds were otherwise available, the terms of other Indebtedness may prohibit the Issuer’s prepayment of Notes prior to their scheduled maturity. Consequently, if the Issuer is not able to prepay such Indebtedness or obtain requisite consents, the Issuer will be unable to fulfill its repurchase obligations if Holders of Notes exercise their repurchase rights following a Change of Control Repurchase Event, thereby resulting in a default under the Indenture. A default under the Indenture may result in a cross default under such other Indebtedness.

The Change of Control Repurchase Event provisions described above may deter certain mergers, tender offers and other takeover attempts involving Smurfit Westrock or the Issuer by increasing the capital required to effectuate such transactions. The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Smurfit Westrock and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Issuer to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Smurfit Westrock and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

Negative Pledge

Smurfit Westrock will not, and will not permit any of its Subsidiaries to, secure any Indebtedness for money borrowed by placing a Lien (other than a Permitted Lien) on any Principal Property now or hereafter owned or leased by Smurfit Westrock or any of its Subsidiaries or on any shares of stock of any of their respective Subsidiaries (a “Restricted Lien”) without equally and ratably securing (or securing on a senior basis, in the case of a Lien securing Indebtedness that is by its terms expressly subordinated to the Notes or any Guarantee) all of the Notes, unless after giving effect thereto the aggregate principal amount of all such Indebtedness secured by a Restricted Lien then outstanding would not exceed an amount equal to 15% of Consolidated Net Tangible Assets. The restrictions set forth in the preceding sentence will not apply to any Permitted Lien, and all Indebtedness secured by a Permitted Lien shall be excluded in computing the amount of Indebtedness secured by a Lien outstanding for purposes of this covenant.

Any Lien created for the benefit of the holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien relating to such Indebtedness that gave rise to the obligation to so secure the Notes.

Limitation on Issuance of Guarantees of Indebtedness by Subsidiaries

Smurfit Westrock will not cause or permit any of its Subsidiaries that is not a Guarantor or the Issuer, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of Smurfit Westrock or any of its Subsidiaries under the Existing Guarantee Covenant Notes or any other Public Indebtedness unless, subject to the limitations set forth in the Indenture, such Subsidiary executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of payment of the Notes by such Subsidiary on the same terms as the guarantee of such Indebtedness within 10 business days thereof; provided that if such Indebtedness is by its terms expressly subordinated to the Notes or any Guarantee, any such guarantee, assumption or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary’s Guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes or any other Guarantee.

The obligations in the foregoing paragraph will not be operative to the extent (1) the Notes have an Investment Grade rating from two or more Rating Agencies and (2) none of the Existing Guarantee Covenant Notes benefit from a guarantee from such Subsidiary. The obligations in the foregoing paragraph will be permanently terminated and no longer in effect as of the first date on which none of the Existing Guarantee Covenant Notes are outstanding.

To the extent any Subsidiary of Smurfit Westrock is required to provide a Guarantee, such Guarantee will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law. The validity and enforceability of the Guarantees and the liability of each Guarantor will be subject to the limitations as described and set out in “Risk Factors—Risks Related to the New Notes and the Exchange Offers—Insolvency laws and other limitations on the Guarantees, including fraudulent conveyance statutes, may adversely affect their validity and enforceability.”

Merger, Consolidation or Sale of Assets

The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)	either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “Successor Issuer”) is a company organized or existing under the laws of the United States, any state thereof or the District of Columbia, or any member of the European Union on the Issue Date;
(2)	the Successor Issuer (if other than the Issuer) assumes all the obligations of the Issuer under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;
(3)	immediately after such transaction, no Default or Event of Default exists; and
(4)	each Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes (unless such Guarantee shall be released in connection with the transaction and otherwise in compliance with the Indenture).

Smurfit Westrock may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Smurfit Westrock is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of Smurfit Westrock and its Subsidiaries taken as a whole, in one or more related transactions, to another Person (other than the Issuer or another Guarantor) unless:

(1)	Smurfit Westrock (or the Person formed by or surviving any such consolidation or merger (if other than Smurfit Westrock) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “Smurfit Westrock Successor”)) shall have by supplemental indenture confirmed its Guarantee shall continue to apply to the Issuer’s obligations in respect of the Indenture and the Notes or, in the case of a Smurfit Westrock Successor, expressly assumed all the obligations of Smurfit Westrock under its Guarantee under the Indenture and the Notes;
(2)	either (a) Smurfit Westrock is the surviving company; or (b) the Smurfit Westrock Successor is a company organized or existing under the laws of the United States, any state thereof or the District of Columbia, or any member of the European Union on the Issue Date; and
(3)	immediately after such transaction, no Default or Event of Default exists.

For purposes of this covenant, the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of a Person, which properties and assets, if held by such Person instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Person on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Person.

SEC Reports

If the Issuer is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file with the Trustee, within 15 days after it files the same with the Commission, copies of the annual reports and the information, documents and other reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Issuer will be deemed to have furnished such reports referred to in this section to the Trustee if the Issuer has filed such reports with the Commission via the EDGAR filing system or any successor system and such reports are publicly available.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Events of Default and Remedies

Each of the following is an “Event of Default” under the Indenture with respect to the Notes:

(1)	default for 30 days in the payment when due of interest on, or Additional Amounts with respect to, the Notes;
(2)	default in payment when due of the principal of, or premium, if any, on the Notes;
(3)	failure by Smurfit Westrock or any of its Subsidiaries for 90 days after notice by the Trustee or by the Holders of at least 25% in principal amount of the Notes to comply with any of the other agreements in the Indenture;
(4)	default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by Smurfit Westrock or any of its Subsidiaries (or the payment of which is guaranteed by Smurfit Westrock or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:
(a)	is caused by a failure to pay principal at the final stated maturity of such Indebtedness (after giving effect to any applicable grace period provided in the Indebtedness) (a “Payment Default”); or
(b)	results in the acceleration of such Indebtedness prior to its express maturity;

and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $300.0 million or more; and

(5)	certain events of bankruptcy or insolvency with respect to the Issuer, Smurfit Westrock or any of its Significant Subsidiaries.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, Smurfit Westrock or any of its Significant Subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee (upon request of Holders of at least 25% in principal amount of Notes subject to the Event of Default then outstanding) shall, by notice in writing to the Issuer, or the Holders of at least 25% in principal amount of the then outstanding Notes may, by notice in writing to the Issuer and the Trustee, declare all Notes to be due and payable and such notice shall specify the respective Event of Default and that such notice is a “notice of acceleration,” and the Notes shall become immediately due and payable. In the event of any Event of Default specified in clause (4), above, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose, (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the creditors on such Indebtedness have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to such Event of Default or (z) if the default that is the basis for such Event of Default has been cured.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power with respect to the Notes. The Trustee shall be obligated to notify the holders of Notes of all Defaults of which a responsible officer of the Trustee has received written notice within 60 days after receiving such notice from the Issuer of the occurrence of a Default unless the applicable Default shall have been cured. The Trustee may withhold from Holders of the Notes notice of any continuing Default or

Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Amounts) if it determines that withholding notice is in their interest.

Subject to conditions specified in the Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Amounts on, or the principal of, and other monetary obligations on, the Notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security to its satisfaction against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest when due, and Additional Amounts, if any, no Holder may pursue any remedy with respect to the Indenture or the Notes, unless:

(1)	the Holder has previously given the Trustee notice that an Event of Default is continuing;
(2)	Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;
(3)	such holders have offered the Trustee indemnity or security to its satisfaction against any loss, liability or expense;
(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(5)	the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 day period.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer in bad faith with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture or was required to repurchase the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the United States federal or other applicable securities laws.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Guarantees of the Notes (“Legal Defeasance”) except for:

(1)	the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest, premium and Additional Amounts, if any, on such Notes when such payments are due (including on a redemption date) from the trust referred to below;
(2)	the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

If the Issuer exercises its Legal Defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default. In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter payment on the Notes may not be accelerated because of an Event of Default relating to any omission to comply with those covenants. In the event Covenant Defeasance occurs, payment on the Notes may not be accelerated because of an Event of Default relating to certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, interest, premium and Additional Amounts, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;
(2)	in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee and in form and substance reasonably satisfactory to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)	in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee and in form and substance reasonably satisfactory to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);
(5)	the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(6)	the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel reasonably acceptable to the Trustee and in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding affected by such amendment or supplement (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default, an Event of Default or its consequences or compliance with any provision thereof may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes affected by such waiver (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2)	reduce the principal of or change the fixed maturity of any Note;
(3)	reduce the rate of or change the time for payment of interest on any Note;
(4)	reduce the premium or amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” or “—Redemption for Taxation Reasons;”
(5)	waive a Default or Event of Default in the payment of principal of, or interest, premium or Additional Amounts, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
(6)	make any Note payable in money other than that stated in the Notes;
(7)	make any change in the provisions of the Indenture relating to the rights of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or any guarantee in respect thereof;
(8)	waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described under “—Repurchase at the Option of Holders—Change of Control Repurchase Event”);
(9)	make any change in the provisions of the Indenture described under “—Withholding Taxes” that adversely affects the rights of any Holder or amends the terms of the Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Payor agrees to pay Additional Amounts, if any, in respect thereof; or
(10)	make any change in the preceding amendment and waiver provisions.

Without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder) release any Guarantor from any of its obligations under its Guarantee or the Indenture, except in accordance with the terms of the Indenture.

Notwithstanding the preceding, without the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Guarantees:

(1)	to cure any ambiguity, defect, error or inconsistency;
(2)	to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;
(3)	to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any Holder;
(4)	to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes;
(5)	to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;
(6)	to conform the text of the Indenture, the Notes or the Guarantees to any provision of this Description of Notes to the extent such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Guarantee;
(7)	to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

(8)	to the extent necessary to provide for the granting of a Lien to secure the Notes and/or any Guarantee as contemplated under the caption “—Certain Covenants—Negative Pledge;” or
(9)	to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Notwithstanding anything to the contrary in the paragraph above, in order to effect an amendment authorized by clause (4) above, it shall only be necessary for the supplemental indenture providing for the accession of such additional Guarantor to be duly authorized and executed by the Issuer, such additional Guarantor and the Trustee. Any other amendments permitted by the Indenture need only be duly authorized and executed by Issuer and the Trustee.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)	either:
(a)	all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or
(b)	all Notes that have not been delivered to the Trustee or the Registrar for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year, or if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and the Issuer has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee or the Registrar for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;
(2)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit;
(3)	the Issuer and each Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and
(4)	the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If any Trustee becomes a creditor of the Issuer or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions.

The Indenture will provide that except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. The Indenture will provide that in case an Event of Default shall occur and be continuing of which a responsible officer of the Trustee has received written notice, the Trustee will be required, in the exercise of its power, to use the same degree of care and skill a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless the conditions enumerated in “—Events of Default and Remedies,” above, are met.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Smurfit Westrock Financing DAC, Beech Hill, Clonskeagh, Dublin 4, Ireland, Attention: Treasurer. The Indenture will contain provisions for the indemnification of the Trustee and any Registrar, Paying Agent, Transfer Agent, Authenticating Agent or co-Registrar in connection with their respective actions taken under the Indenture. The Trustee will have a lien prior to the Notes as to all property and funds held or collected by it under the Indenture to secure the obligations of the Issuer for compensation and reimbursement of the Trustee.

Notices

In the case of certificated Notes, all notices to Holders of the Notes will be validly given if mailed to them at their respective addresses in the register of the Holders of such Notes, if any, maintained by the Registrar. If and for so long as any Notes are listed on Euronext Dublin, and the rules of Euronext Dublin so require, notices will be published by delivery to the Companies Announcement Office in Dublin. Each such notice shall be deemed to have been given on the date of such publication, or, if published more than once on different dates, on the first date on which publication is made, provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. For so long as any Notes are represented by global Notes, all notices to Holders of the Notes will be delivered to DTC, which will give notice of such notice to the holders of beneficial interests in the Notes. Any notice or communication mailed to a Holder shall be mailed to such Person by first class mail or other equivalent means and shall be sufficiently given to such Person if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Prescription

Claims against the Issuer or any Guarantor for the payment of principal or Additional Amounts, if any, on the Notes will be prescribed ten years after the applicable due date for payment thereof. Claims against the Issuer or any Guarantor for the payment of interest on the Notes will be prescribed five years after the applicable due date for payment of interest.

Currency Indemnity and Calculation of U.S. Dollar denominated Restrictions

U.S. dollar is the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Notes and the Guarantees, including damages. Any amount received or recovered in a currency other than U.S. dollars whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Issuer, any Guarantor or otherwise, by any Holder or by the Trustee, as the case may be, in respect of any sum expressed to be due to it from the Issuer or a Guarantor will only constitute a discharge to the Issuer or the Guarantor, as applicable, to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, any Guarantee or to the Trustee, the Issuer and the Guarantors will indemnify them on a joint and several basis against any loss sustained by such recipient as a result. In any event, the Issuer and the Guarantors will indemnify the recipient on a joint and several basis against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be sufficient for the Holder of a Note or the Trustee to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Issuer’s and the Guarantors’ other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any Holder of a Note or the Trustee and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note, any Guarantee or to the Trustee.

Except as otherwise specifically set forth herein, for purposes of determining compliance with any U.S. dollar denominated restriction herein, the U.S. dollar equivalent amount for purposes hereof that is denominated in a non-U.S. dollar currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-U.S. dollar amount is incurred or made, as the case may be.

Enforceability of Judgments

Since a substantial portion of the assets of the Issuer and the Guarantors are outside the United States, any judgment obtained in the United States against the Issuer or any Guarantor, including judgments with respect to the payment of principal, premium, interest, Additional Amounts and any redemption price and any purchase price with respect to the Notes or the Guarantees, may not be collectable within the United States.

Consent to Jurisdiction and Service

In relation to any legal action or proceedings arising out of or in connection with the Indenture, the Notes and the Guarantees, the Issuer and each Guarantor will in the Indenture irrevocably submit to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States of America.

Governing Law

Each of the Indenture, the Notes and the Guarantees and the rights and duties of the parties thereunder shall be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Additional Amounts” has the meaning ascribed thereto under “—Withholding Taxes.”

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors (or analogous governing body) of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)	with respect to a partnership, the board of directors of the general partner of the partnership;

(3)	with respect to any limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and
(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;
(2)	in the case of a company, shares of such company;
(3)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(4)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(5)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

provided that debt securities convertible into interests specified in (1) through (5) above shall not be deemed “Capital Stock.”

“Change in Tax Law” has the meaning ascribed thereto under “—Redemption for Taxation Reasons.”

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of Smurfit Westrock’s Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of Smurfit Westrock and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);
(2)	the adoption of a plan relating to the liquidation or dissolution of the Issuer; or
(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Smurfit Westrock, measured by voting power rather than number of shares.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Ultimate Parent immediately prior to such transaction becomes a direct or indirect wholly owned subsidiary of another Person and (ii)(A) the Beneficial Owners of the Voting Stock of such other Person immediately following that transaction are substantially the same as the holders of the Voting Stock of the Ultimate Parent immediately prior to that transaction or (B) immediately following that transaction no Person is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such Person, measured by voting power rather than number of shares.

“Change of Control Offer” has the meaning ascribed thereto under “—Repurchase at the Option of Holders—Change of Control Repurchase Event.”

“Change of Control Payment” has the meaning ascribed thereto under “—Repurchase at the Option of Holders—Change of Control Repurchase Event.”

“Change of Control Payment Date” has the meaning ascribed thereto under “—Repurchase at the Option of Holders—Change of Control Repurchase Event.”

“Change of Control Repurchase Event” means a Change of Control and a Rating Event.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission, or any successor entity thereof from time to time.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of all assets of the Ultimate Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which the Ultimate Parent’s financial statements are available (but which may give pro forma effect to the acquisition of any assets or liabilities following the end of such recent fiscal quarter up to and including the determination date), less the sum of:

(1)	the Ultimate Parent’s consolidated current liabilities as of such quarter end (other than (a) short term borrowings and (b) long term debt due within one year), determined on a consolidated basis in accordance with GAAP; and
(2)	the Ultimate Parent’s consolidated assets that are properly classified as intangible assets as of such quarter end, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Ultimate Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which the Ultimate Parent’s financial statements are available.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any dividend or other obligation that, in each case, does not constitute Indebtedness (“primary obligation”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Event of Default” has the meaning ascribed thereto under “—Events of Default and Remedies.”“

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Existing Guarantee Covenant Notes” means the €1,000.0 million in aggregate principal amount outstanding of 2.875% Senior Notes due 2026 issued by SKA and the €750.0 million in aggregate principal amount outstanding of 1.50% Senior Notes due 2027 issued by SKT.

“Existing Notes” means the Existing Smurfit Notes and the Existing WestRock Notes.

“Existing Smurfit Notes” means the (i) Yankee Bonds; (ii) €1,000.0 million in aggregate principal amount outstanding of 2.875% Senior Notes due 2026 issued by SKA; (iii) €750.0 million in aggregate principal amount outstanding of 1.500% Senior Notes due 2027 issued by SKT; (iv) €500.0 million in aggregate principal amount outstanding of 0.500% Senior Notes due 2029 issued by SKT; (v) $750.0 million in aggregate principal amount outstanding of 5.200% Senior Notes due 2030 issued by SKT; (vi) €500.0 million in aggregate principal amount outstanding of 1.000% Senior Notes due 2033 issued by SKT; (vii) $1,000.0 million in aggregate principal amount outstanding of 5.438% Senior Notes due 2034 issued by SKT; and (viii) $1,000.0 million in aggregate principal amount outstanding of 5.777% Senior Notes due 2054 issued by SKT.

“Existing WestRock Notes” means the (i) $750.0 million in aggregate principal amount outstanding of 4.650% Senior Notes due 2026 issued by WRKCo; (ii) $500.0 million in aggregate principal amount outstanding of 3.375% Senior Notes due 2027 issued by WRKCo; (iii) $500.0 million in aggregate principal amount outstanding of 3.900% Senior Notes due 2028 issued by WRKCo; (iv) $600.0 million in aggregate principal amount outstanding of 4.000% Senior Notes due 2028 issued by WRKCo; (v) $750.0 million in aggregate principal amount outstanding of 4.900% Senior Notes due 2029 issued by WRKCo; (vi) $500.0 million in aggregate principal amount outstanding of 4.200% Senior Notes due 2032 issued by WRKCo; (vii) $600.0 million in aggregate principal amount outstanding of 3.000% Senior Notes due 2033 issued by WRKCo; (viii) $400.0 million in aggregate principal amount outstanding of 8.200% Senior Notes due 2030 issued by MWV; (ix) $300.0 million in aggregate principal amount outstanding of 7.950% Senior Notes due 2031 issued by MWV; (x) $76.0 million in aggregate principal amount outstanding of 6.800% Senior Notes due 2032 issued by MWV; (xi) $3.0 million in aggregate principal amount outstanding of 6.840% Senior Notes due 2037 issued by MWV; and (xii) $150.0 million in aggregate principal amount outstanding of 7.550% Senior Notes due 2047 issued by MWV.

“Fitch” means Fitch Ratings Inc., and its successors.

“GAAP” means generally accepted accounting principles in the United States.

“guarantee” means a guarantee, contingent or otherwise, of all or any part of any Indebtedness (other than by endorsement of negotiable instruments for collection in the ordinary course of business), including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof.

“Guarantee” means any guarantee by a Guarantor of the Issuer’s obligations under the Indenture and the Notes pursuant to the terms of the Indenture.

“Guarantor” means the Guarantors, together with any entity that provides a Guarantee after the Issue Date and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; and
(2)	other similar agreements or arrangements designed to enable such Person to manage fluctuations in interest rates.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person, any Indebtedness of such Person, whether or not contingent, in respect of:

(1)	borrowed money;
(2)	bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)	banker’s acceptances, letters of credit and similar instruments;
(4)	Lease Obligations and Attributable Debt;
(5)	the deferred balance of the purchase price of any property which remains unpaid more than one year after such property is acquired, except any such balance that constitutes an accrued expense, a trade payable or a similar current liability; or
(6)	any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding the foregoing and for the avoidance of doubt, the term “Indebtedness” shall not include: (1) Contingent Obligations in the ordinary course of business; (2) in connection with the purchase by Smurfit Westrock or any of its Subsidiaries of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; (3) any contingent obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes and (4) any indebtedness, guarantee, indemnity or liability pursuant to or in connection with any fiscal unity (fiscale eenheid) for Dutch corporate income tax and/or Value Added Tax (“VAT”) purposes.

The amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and
(2)	the principal amount thereof in the case of any other Indebtedness.

In addition, Indebtedness of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)	such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary of such Person (a “Joint Venture”);
(2)	such Person or a Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and
(3)	there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:
(a)	the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Subsidiary of such Person; or
(b)	if less than the amount determined pursuant to clause (i) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in consolidated interest expense to the extent actually paid by Smurfit Westrock or its Subsidiaries.

“Investment Grade” means (a) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); (b) a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and (c) a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Issuer” means Smurfit Westrock Financing DAC, a designated activity company incorporated under the laws of Ireland.

“Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“MWV” has the meaning ascribed thereto under “—Brief Description of the Notes and the Guarantees—The Guarantees.”

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of Smurfit Westrock or the Issuer, as applicable.

“Officers’ Certificate” means a certificate signed by two Officers of Smurfit Westrock or the Issuer, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.

“Original Issue Date” means November 26, 2024.

“Other Hedging Agreements” means any foreign exchange contracts, currency swap agreements, futures contract, option contract, commodity futures contract, commodity option, commodity swap, commodity collar agreement, commodity cap agreements or other similar agreements or arrangements designed to enable such Person to manage the fluctuations in currency or commodity values.

“Par Call Date” means October 15, 2034 (the date that is three months prior to the scheduled maturity of the Notes).

“Parent Guarantor” has the meaning ascribed thereto under “—Brief Description of the Notes and the Guarantees—The Guarantees.”

“Payor” has the meaning ascribed thereto under “—Redemption for Taxation Reasons.”

“Permitted Interest” means any Securitization Lien or other Lien that arises in relation to any securitization or other structured finance transaction where:

(1)	the primary source or payment of any obligations of the issuer is linked or otherwise related to cash flow from particular property or assets (or where payment of such obligations is otherwise supported by such property or assets); and
(2)	recourse to the issuer in respect of such obligations is conditional on cash flow from such property or assets.

“Permitted Liens” means:

(1)	Liens created for the benefit of or to secure the Notes or the Guarantees;
(2)	Liens in favor of Smurfit Westrock or any of its Subsidiaries;
(3)	Liens on property or assets or shares of stock of a Person existing at the time such Person is merged with or into or consolidated with Smurfit Westrock or any of its Subsidiaries; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any Principal Property other than such property of the Person merged into or consolidated with Smurfit Westrock or any of its Subsidiaries;
(4)	Liens on property or assets or shares of stock existing at the time of acquisition thereof by Smurfit Westrock or any of its Subsidiaries and purchase money or similar Liens; provided that such Liens were not incurred in contemplation of such acquisition and do not extend to any other property, assets or shares of stock, as applicable;
(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature or arising by operation of law incurred in the ordinary course of business;
(6)	Liens to secure certain development, construction, alteration, repair or improvement costs or to secure Indebtedness incurred to provide funds for the reimbursement of funds expended for the foregoing purposes; provided that the Liens securing such costs or Indebtedness shall not extend to any Principal Property other than that being so developed, constructed, altered, repaired or improved;
(7)	Liens existing on the date of the Indenture;
(8)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith;
(9)	statutory mechanics’, workmen’s, materialmen’s, operators’ or similar Liens arising by operation of law and in the ordinary course of business;
(10)	Liens incurred in connection with government contracts, including the assignment of moneys due or to become due thereon;
(11)	Liens securing Hedging Obligations or Other Hedging Agreements, in each case not for speculative purposes;
(12)	Liens arising in the ordinary course of business and not in connection with the borrowing of money or Liens to secure the payment of pension, retirement or similar obligations;
(13)	Liens securing judgments or orders, or securing appeal or other surety bonds related to such judgments or orders, against Smurfit Westrock or any of its Subsidiaries relating to litigation being contested in good faith by appropriate proceedings;

(14)	Liens securing any Permitted Interest;
(15)	extensions, substitutions, replacements or renewals of any of the foregoing Indebtedness; provided that (i) such Indebtedness is not increased and (ii) if the assets securing any such Indebtedness are changed in connection with any such extension, substitution, replacement or renewal, the value of the assets securing such Indebtedness is not increased;
(16)	Liens incurred in connection with Lease Obligations (including any lease, concession, license of property, operating lease or other arrangement (or guarantee thereof) which are considered to be a finance lease or capital lease after implementation of ASC 842);
(17)	Liens to secure the payment of all or any part of the price of acquisition, construction or improvement of Principal Property or Capital Stock by Smurfit Westrock or any of its Subsidiaries, or to secure any Indebtedness or obligation incurred by Smurfit Westrock or any of its Subsidiaries, prior to, at the time of, or within one-hundred-and-eighty (180) days after, the later of the acquisition or completion of construction, including any improvements on a Principal Property, which Indebtedness or obligation is incurred for the purpose of financing all or any part of the purchase, construction or improvement of such Principal Property;
(18)	Liens securing Indebtedness or other obligations in an amount not to exceed the greater of: (i) $2,500.0 million or (ii) 5.0% of the Consolidated Total Assets; and
(19)	Liens pursuant to or in connection with any fiscal unity (fiscale eenheid) for Dutch corporate income tax and/or VAT purposes.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof or any production, processing or other similar equipment or machinery contained therein, owned or leased by Smurfit Westrock or any of its Subsidiaries, used primarily for manufacturing, the net book value on the books of the Ultimate Parent of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than any such building, structure or other facility or any portion thereof or any such fixture, equipment or machinery (together with the land upon which it is erected and fixtures comprising a part thereof) which, in the opinion of the Board of Directors of the Ultimate Parent, is not of material importance to the total business conducted by the Ultimate Parent and its Subsidiaries taken as a whole.

“Public Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the Commission for public resale. The term “Public Indebtedness” for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall not be deemed underwritten), or any Indebtedness under the Revolving Facility Agreement, commercial bank or similar Indebtedness, Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering” or in connection with any securitization or other structured finance transaction.

“Rating Agency” means each of Moody’s, S&P, Fitch or any other nationally recognized statistical rating agency or agencies, as the case may be, but only to the extent that such Rating Agency is then engaged by the Ultimate Parent or the Issuer to provide a rating for the Notes.

“Rating Date” means the date of first public announcement of an event that constitutes a Change of Control.

“Rating Event” means, with respect to the Notes, that any time within a 90 day period from the Rating Date (which period shall be extended for up to, but no longer than, an additional 90 days so long as any Rating Agency has publicly announced that it is considering a possible downgrade of such Notes), (i) the rating on the Notes is lowered by at least one Rating Agency and (ii) the

Notes are rated below an Investment Grade rating by at least two Rating Agencies, if the Notes are rated by all three Rating Agencies, or by each Rating Agency, if the Notes are rated by fewer than three Rating Agencies; provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency or Rating Agencies, as applicable, making the reduction in rating to which this definition would otherwise apply does or do not announce or publicly confirm or inform us in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). The Trustee shall not be responsible for monitoring or charged with knowledge of the ratings on the Notes.

“Relevant Taxing Jurisdiction” has the meaning ascribed thereto under “—Withholding Taxes.”

“Revolving Facility Agreement” means (i) the multicurrency term and revolving facilities agreement, dated June 28, 2024, among, inter alios, SKG, as guarantor, Smurfit Kappa Investments Limited, as obligor’s agent and guarantor, the original borrowers party thereto, the guarantors party thereto, the lenders, bookrunners and mandated lead arrangers party thereto, and Wells Fargo Bank National Association, as agent, and (ii) any renewal, extension, refunding, restructuring, replacement, or refinancing thereof (whether with the original facilities agent and lenders or another facilities agent or agents or other lenders and whether provided under the Revolving Facility Agreement or any other agreement or indenture).

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securitization Lien” means a customary back-up security interest granted as part of a sale, lease, transfer or other disposition of assets by Smurfit Westrock or any of its Subsidiaries to, either directly or indirectly, any issuer in a securitization or other structured finance transaction.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1 02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“SKA” has the meaning ascribed thereto under “—Brief Description of the Notes and the Guarantees—The Guarantees.”

“SKG” has the meaning ascribed thereto under “—Brief Description of the Notes and the Guarantees—The Guarantees.”

“SKT” has the meaning ascribed thereto under “—Brief Description of the Notes and the Guarantees—The Guarantees.”

“SKTF DAC” has the meaning ascribed thereto under “—Brief Description of the Notes and the Guarantees—The Guarantees.”

“Smurfit Westrock” has the meaning ascribed thereto under “—Brief Description of the Notes and the Guarantees—The Guarantees.”

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof);

provided, however, that for purposes of the covenant described under “—Certain Covenants—Negative Pledge” and clause (5) under the caption “Events of Default and Remedies,” the term “Subsidiary” shall exclude (i) any Subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally engaged in financing the operations of Smurfit

Westrock or any of its Subsidiaries or (ii) any financial entity whose accounts as of the date of determination are not required to be consolidated with the accounts of the Ultimate Parent in its audited consolidated financial statements or (iii) any Subsidiary that is an issuer in a securitization or other structured financing transaction, so long as in the case of clauses (ii) or (iii) such Subsidiary does not own any Principal Property.

“Subsidiary Guarantors” has the meaning ascribed thereto under “—Brief Description of the Notes and the Guarantees—The Guarantees.”

“Successor Issuer” shall have the meaning ascribed thereto under “—Certain Covenants—Merger, Consolidation or Sale of Assets.”

“Tax Redemption Date” has the meaning ascribed thereto under “–Redemption for Taxation Reasons.”

“Taxes” has the meaning ascribed thereto under “—Withholding Taxes.”

“Treasury Rate” means, as of any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to such Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than such Remaining Life - and shall interpolate to such Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than such Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on such Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Ultimate Parent” means any entity that serves as the ultimate parent company of the Issuer from time to time and any successor thereto. For the avoidance of doubt, on the issuance date of the Notes such entity shall be Smurfit Westrock.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“WRKCo” has the meaning ascribed thereto under “—Brief Description of the Notes and the Guarantees—The Guarantees.”

“Yankee Bonds” means the $292.3 million in aggregate principal amount outstanding of 7.5% Debentures due 2025 issued by SKTF DAC.

BOOK-ENTRY; DELIVERY AND FORM

The certificates representing the New Notes will be issued in fully registered form, without interest coupons. The New Notes will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC’s nominee in the form of one or more global certificates. Upon the issuance of the global certificates, DTC or its nominee will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global certificates to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a global certificate will be limited to persons who have accounts with DTC (participants) or persons who hold interests through participants. Ownership of beneficial interests in a global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

Investors that exchange Original Notes for New Notes may also hold their interests directly through Clearstream Banking or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Investors may also hold such interests through organizations other than Clearstream Banking or Euroclear that are participants in the DTC system. Clearstream Banking and Euroclear will hold interests in the global certificate representing New Notes on behalf of their participants through DTC.

So long as DTC, or its nominee, is the registered owner or holder of a global certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by such global certificate for all purposes under the Indenture. No beneficial owner of an interest in a global certificate will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Clearstream Banking.

Payments of the principal of and interest on a global certificate will be made to DTC or its nominee, as the case may be, as the registered owner of the global certificate. Neither us, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global certificate, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global certificate as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of a certificated New Note for any reason, including to sell New Notes to persons in jurisdictions which require such delivery of such New Notes or to pledge such New Notes, the holder must transfer its interest in a global certificate in accordance with DTC’s applicable procedures and the procedures set forth in the Indenture and, if applicable, those of Euroclear and Clearstream Banking. Because DTC can act only on behalf of participants in DTC, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global certificate to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

DTC will take any action permitted to be taken by a holder of New Notes (including the presentation of New Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global certificate is credited and only in respect of such portion of the aggregate principal amount of the New Notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the New Notes, DTC will exchange a global certificate for certificated New Notes, which it will distribute to its participants.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its participants are on file with the SEC.

Although DTC, Euroclear and Clearstream Banking are expected to follow the foregoing procedures in order to facilitate transfers of interests in the New Notes represented by global certificates among their respective participants, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for a global certificate and a successor depositary is not appointed, we will issue certificated New Notes in exchange for a global certificate.

We will make all payments of principal and interest in immediately available funds.

The information in this subsection concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the exchange of unregistered Original Notes for New Notes pursuant to the exchange offers, but does not purport to be a complete analysis of all the potential tax considerations relating to the exchange offers. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed thereunder, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. We have not sought and will not seek any rulings from the Internal Revenue Service, or the IRS, with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as banks and certain other financial institutions, partnerships and other pass-through entities or arrangements and investors therein, regulated investment companies, real estate investment trusts, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, persons subject to special tax accounting rules as a result of any item of gross income with respect to the Original Notes or the New Notes being taken into account in an applicable financial statement, U.S. holders whose functional currency is not the U.S. dollar, holders subject to alternative minimum tax, tax-exempt organizations, tax deferred or other retirement accounts, controlled foreign corporations, passive foreign investment companies, and persons holding the Original Notes or that will hold the New Notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or the effects of any other U.S. federal tax laws, including the gift and estate tax and the Medicare tax.

The exchange of an Original Note for a New Note pursuant to the exchange offers will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, for U.S. federal income tax purposes, you will not recognize any taxable gain or loss upon the receipt of a New Note pursuant to the exchange offers, your holding period for a New Note will include the holding period of the Original Note exchanged therefor, your adjusted tax basis in an New Note will be the same as the adjusted tax basis in the Original Note immediately before such exchange, and all of the U.S. federal income tax considerations associated with owning and disposing of an Original Note will continue to apply to the New Note received in exchange therefor. Holders who did not purchase the Original Notes at original issuance for cash at their original offering price should consult their own tax advisors with respect to the U.S. federal income tax considerations associated with owning and disposing of a New Note.

HOLDERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE EXCHANGE OFFERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE CONSIDERATIONS RELATING TO OWNING AND DISPOSING OF THE NEW NOTES.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed to keep effective the registration statement of which this prospectus is a part until the earlier of 180 days after the completion of the exchange offers or such time as broker-dealers no longer own any New Notes. In addition, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

For a period of 180 days after the Expiration Date of the exchange offers (or until the broker-dealer no longer holds registrable securities), we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents. Subject to certain limitations set forth in the registration rights agreements, we have agreed to pay all expenses incident to the exchange offers other than commissions or concessions of any broker-dealer and will indemnify you (including any broker-dealers) against certain liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the New Notes will be passed upon for us by Hogan Lovells US LLP New York, New York. Certain matters with respect to Delaware law, Irish law and Netherlands law will be passed upon by Hogan Lovells US LLP, William Fry LLP and Stibbe London B.V., respectively. Certain matters with respect to Georgia law will be passed upon by Steven B. Nickerson, Vice President and Deputy General Counsel of Smurfit Westrock plc.

EXPERTS

The consolidated financial statements of Smurfit Westrock plc and its subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024 have been included herein in reliance upon the report of KPMG, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of WestRock Company as of September 30, 2023 and 2022, and for each of the years in the three-year period ended September 30, 2023, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LIMITATIONS ON VALIDITY AND ENFORCEABILITY OF THE GUARANTEES

Set out below is a summary of certain limitations on the enforceability of the Guarantees in Ireland and the Netherlands. It is a summary only, and proceedings of bankruptcy, insolvency or a similar event could be initiated in any of these jurisdictions or in any other jurisdiction, including the jurisdiction of organization of a future guarantor of the New Notes. The application of these various laws in multiple jurisdictions could trigger disputes over which jurisdictions’ law should apply and could adversely affect your ability to enforce your rights and to collect payment in full under the New Notes or the Guarantees.

Set out below is also a brief description of certain aspects of insolvency law in Ireland and the Netherlands. In the event that any one or more of the Issuers, the Guarantors or any other of Smurfit Westrock’s other subsidiaries experienced financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings.

Ireland

Difference in Insolvency Law

The Issuers, Smurfit Westrock and certain of its subsidiaries that guarantee the New Notes are incorporated under the laws of Ireland (together, the “Irish Guarantors”). Any insolvency proceedings applicable to any of them will be likely to be governed by Irish insolvency laws, although insolvency proceedings in respect of an Irish company could also be based in other jurisdictions under certain circumstances (see “—Cross-Border Insolvency” below). Irish insolvency laws differ from the insolvency laws of the United States and may make it more difficult for holders of the New Notes to recover the amount in respect of the New Notes or an Irish Guarantor’s Guarantee of the New Notes than they would have recovered in a liquidation or bankruptcy proceeding in the United States.

Cross-Border Insolvency

The Issuers and the Irish Guarantors each have registered offices in Ireland. As a result there is a rebuttable presumption that their center of main interest, for the purposes of any collective proceedings under Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), is in Ireland and consequently it is likely that main insolvency proceedings applicable to such companies would be governed by Irish law. However, if any of the Issuers or the Irish Guarantors has its “centre of main interests” in a Member State of the European Union other than Ireland, then the main insolvency proceedings for that company may be opened in such other Member State and will be subject to the laws of that Member State.

If either of the Issuers or any of the Irish Guarantors is deemed to have an “establishment” within the meaning of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) in a Member State of the European Union other than Ireland, then secondary or territorial insolvency proceedings may be opened in such other Member State in respect of that “establishment” that will be subject to the laws of that Member State.

Preferential and Priority Creditors

Under Section 621 of the Irish Companies Act, in a winding-up of an Irish company preferential debts are required to be paid in priority to all other debts other than those secured by a fixed charge (but this does not include a floating charge that is converted or “crystallized” into a fixed charge prior to the commencement of a winding-up).

The preferential debts will comprise, among other things, any amounts owed in respect of local rates and certain amounts owed to the Irish Revenue Commissioners for income/corporation/capital gains tax, VAT, PAYE, social security and pension scheme contributions and remuneration, salary and wages of employees and certain contractors. Separately, the remuneration, costs and expenses of an examiner or liquidator (if either is appointed) rank in priority to preferential creditors and unsecured creditors. The priorities arising in an examinership are discussed in more detail in “—Priority of Examiner Payments” below.

Unfair Preference

Under Irish insolvency law, if an Irish company goes into liquidation, a liquidator may apply to the court to have certain transactions invalidated if the transaction amounted to an unfair preference. Section 604 of the Irish Companies Act provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against an Irish company, which is unable to pay its debts as they become due in favor of any creditor or any person on trust for any creditor, with a view of giving such creditor (or any surety or guarantor for the debt due to such creditor) a preference over the other creditors within six months (or in the case of a connected person, two years) of the commencement of an insolvent winding-up of the Irish company, shall be invalid. Case law relevant to Section 604 indicates that a dominant intent on the part of the entity concerned to prefer a creditor over its other creditors is necessary in order for Section 604 to apply. Section 604 is only applicable if, at the time of the conveyance, mortgage or other relevant act, the Irish company was unable to pay its debts as they become due. In addition, the insolvency “clawback” provisions identified above may also apply in the case of the Legal Defeasance or Covenant Defeasance by the Issuers or any Irish Guarantor.

Disclaimer of Onerous Contracts

Section 615 of the Irish Companies Act confers power on a liquidator, with leave of the court, at any time within twelve months after the commencement of the winding-up or such extended period as may be allowed by the court, to disclaim any property of the Irish company being wound up which consists of, among other things, (i) unprofitable contracts or (ii) any property which is unsaleable or not readily saleable by reason of its binding the possessor to the performance of any onerous act or to the payment of money. The liquidator’s hand may be forced, in that any person interested in the property may require him to decide whether or not he will disclaim and if the liquidator wishes to disclaim in such circumstances, he must give notice within 28 days or such further period as may be allowed by the courts that he intends to apply to court to disclaim.

A liquidator must disclaim the whole of the property, he may not keep part and disclaim part. A disclaimer terminates as and from the date of the disclaimer the rights, interest and liabilities of the company in the contract or the property, but, the disclaimer does not affect the rights or liabilities of any other person, except so far as necessary for the purpose of releasing the company from liability. Any person damaged by the operation of a disclaimer shall be deemed a creditor of the company to the amount of the damages, and may prove that amount as a debt in the winding-up.

The meaning given to an unprofitable contract is one that would involve the liquidator in some liability. There must be some “burden” associated with the contract; the mere fact that the insolvent company’s estate would be better off by disclaimer is not enough.

Examinership

In addition, a court protection procedure, known as examinership, is available under the Irish Companies Act to a company which is unable or is likely to be unable to pay its debts to facilitate the survival of a company and the whole or any part of its undertaking through the appointment of an examiner and the formulation by the examiner of proposals for a compromise or scheme of arrangement. Provided a company can demonstrate viability, and can satisfy certain tests, the High Court appoints an independent examiner whose function is to supervise the restructuring process. During the protection period he will formulate, in conjunction with the existing stakeholders and potential investors, proposals for a scheme of arrangement, which are presented to statutory meetings of classes of all the members and creditors of the debtor and ultimately to the High Court for confirmation. The scheme will provide for the treatment of creditors’ claims in the restructuring, the adjustment of the rights of shareholders, and a structure for the investment underpinning the restructuring. Once confirmed by the High Court the scheme is binding on the company and all its members and creditors. During the protection period the day-to-day business of the company remains under the control of the directors of the company, subject to certain rights of the examiner to apply to the High Court.

If either of the Issuers or any Irish Guarantor is placed in examinership, you will not be able to enforce your rights under the applicable New Notes or any Guarantee thereof during the period of the examinership without the leave of the Court or consent of the examiner as the case may be.

Effect of Appointment of Examiner

The effect of the appointment of an examiner is to suspend the rights of creditors for the protection period. For as long as a company is under the protection of the High Court, no attachment, sequestration, distress or execution shall be put into force against the property or effects of the relevant company except with the consent of the examiner.

No other proceedings in relation to the company may be commenced except by leave of the court and subject to such terms as it may impose. In addition, no payment may be made by a company during the period when it is under protection of the court by way of satisfaction or discharge of the whole or any part of a liability incurred by the company before the date of presentation of the petition for the appointment of the examiner, unless the report of the independent accountant contains a recommendation to that effect, or unless the court, on application being made by the examiner or any interested party, shall so authorize it, if the court is satisfied that a failure to do so would considerably reduce the prospects of the company or the whole or any part of its undertaking surviving as a going concern.

Liability of Guarantors

The Irish Companies Act provides, inter alia, that no proceedings of any sort may be commenced against a guarantor in respect of the debts of the Irish company in examinership.

Priority of Examiner Payments

Section 554 of the Irish Companies Act allows for the remuneration, costs and expenses of the examiner to be paid prior to any other claims including secured claims (whether secured by fixed or floating security). Section 529 of the Irish Companies Act provides that any liabilities incurred by a company in examinership (including new borrowings by the company during the period of examinership) which are certified by the examiner as having been incurred in circumstances where, in the opinion of the examiner, the survival of the company under court protection as a going concern during the protection period would otherwise be seriously prejudiced, shall be treated as expenses properly incurred for the purposes of Section 554 and will rank ahead of claims other than the claims of creditors secured by a mortgage, charge, lien or other encumbrance of a fixed nature or a pledge.

Improper Transfers

Under Section 608 of the Irish Companies Act, if it can be shown on the application of a liquidator, creditor or contributory of a company which is being wound up, to the satisfaction of the High Court that any property of such company was disposed of (which would include by way of conveyance, transfer, mortgage, security, loan or otherwise, whether by act or omission, directly or indirectly) and the effect of such a disposal was to perpetrate a fraud on the company, its creditors or members, the High Court may, if it deems it just and equitable, order any person who appears to have use, control or possession of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the High Court sees fit. The ability to seek the return of assets which have been improperly transferred is also available following the appointment of an examiner (Section 557) or a receiver (Section 443). Sections 608, 557 and 443 do not apply to a disposal that would constitute an unfair preference for the purpose of Section 604 of the Irish Companies Act. In addition, the insolvency “clawback” provisions identified above may also apply in the case of the Legal Defeasance or Covenant Defeasance by the Issuers or any Irish Guarantor.

Corporate Benefit

We believe that in the case of the Guarantees given by the Irish Guarantors, these will be given in good faith for the purposes of carrying on each of their businesses and that there were reasonable grounds for believing that they would benefit each such Irish Guarantor. There can be no assurance, however, that the provision of the Guarantees by the Irish Guarantors will not be challenged by a liquidator, on the basis that the Irish Guarantors did not receive any benefit, or that a court would support this analysis.

The Netherlands

Insolvency Proceedings

One of the Subsidiary Guarantors is incorporated under the laws of the Netherlands (the “Dutch Guarantor”). Any insolvency proceedings applicable to such Subsidiary Guarantor will likely be governed by Dutch insolvency laws. There are three primary insolvency regimes under Dutch law: (a) moratorium of payment (surseance van betaling), which is intended to facilitate the reorganization of a debtor’s debts and enable the debtor to continue as a going concern; (b) the out of court restructuring plan (onderhands akkoord) procedure, which is also intended to facilitate the reorganization of a debtor’s debt and enable the debtor to continue as a going concern; and (c) bankruptcy (faillissement), which is primarily designed to liquidate and distribute the proceeds of the assets of a debtor to its creditors. In practice, a moratorium of payments often results in bankruptcy.

Unlike chapter 11 proceedings under U.S. bankruptcy law where both secured and unsecured creditors are generally barred from seeking to recover on their claims, moratorium of payment and bankruptcy proceedings against the Dutch guarantor would allow certain secured creditors and preferential creditors to satisfy their claims by enforcement of the security rights that secure their claims or to which they have preferential rights. Therefore, a recovery under Dutch law could involve a sale of the assets of the Dutch Guarantor in a manner that does not reflect its going concern value. Consequently, Dutch insolvency proceedings could preclude or inhibit a restructuring.

However, as from 1 January 2021, a new law relating to the implementation of a composition outside bankruptcy or moratorium of payments proceedings and is referred to as the Act on Court Confirmation of Extrajudicial Restructuring Plans (“CERP,” or “WHOA” in Dutch) entered into force. The WHOA introduced a framework allowing debtors to restructure their debts outside of formal insolvency proceedings (the “Dutch Scheme”). The Dutch Scheme provides, inter alia, that a restructuring plan in respect of a certain class of creditors or shareholders shall be approved and ratified by the courts in the event that two-third of the value of the amount of claims, or rights in case of shareholders, held by creditors or shareholders casting a vote in that class vote in favor of such restructuring plan (unless the scheme rules have not been complied with). Furthermore, a restructuring plan can be proposed to multiple classes of creditors, including classes of secured creditors, and shareholders at the same time. If at least one eligible class of creditors has voted in favor of the restructuring plan, the debtor or, if appointed, a restructuring expert, can request the court to approve the plan and bind all classes. This system of cross-class cramdown of dissenting creditors and shareholders is subject to a number of protective rules, including the right for a court to refuse confirmation of a composition plan, inter alia, if such plan does not meet the “best interests of creditors test.” Under the Dutch Scheme, the court may grant a stay on enforcement of four months, with a possible extension of four months. During such period, inter alia, all enforcement action against the assets of (or in the possession of) the debtor is suspended, unless leave from the court is obtained, including action to enforce security over the assets of the debtor. Accordingly, during such stay the holder of a pledge of claims may not collect nor notify the debtors of such pledged claims of its rights of pledge. Under the Dutch Scheme, claims of creditors against the Issuer can be compromised as a result of a composition plan adopted and confirmed in accordance with the Dutch Scheme. Accordingly, the Dutch Scheme can affect the rights of the holders of Notes.

In Dutch bankruptcy proceedings, the assets of a debtor are generally liquidated and the proceeds distributed to the debtor’s creditors on the basis of the relative priority of the claims of those creditors and, to the extent claims of certain creditors have equal priority, in proportion to the amount of such claims. Certain parties, such as secured creditors, will benefit from special rights. Secured creditors such as pledgees and mortgagees may enforce their rights separately from bankruptcy and in principle do not have to contribute to the liquidation costs. All unsecured, pre-bankruptcy claims are submitted to a receiver for verification, and the receiver makes a determination as to the existence, ranking and value of the claim and whether and to what extent it should be admitted in the bankruptcy proceedings. Creditors that wish to dispute the verification of claims of other creditors by the receiver will need to commence a court proceeding in order to establish the amount and rank of the disputed claim.

No interest is payable by the bankrupt estate in respect of unsecured claims as at the date of a bankruptcy.

Enforceability

If Dutch law applies, receipt of any payment under a Guarantee may be affected by (a) the standards of reasonableness and fairness (maatstaven van redelijkheid en billijkheid); (b) force majeure (niet-toerekenbare tekortkoming) and unforeseen circumstances (onvoorziene omstandigheden); and (c) the other general defenses available to debtors under Dutch law in respect of the validity, binding effect and enforceability of such Guarantee. Other general defenses include claims that a Guarantee should be avoided because it was entered into through undue influence (misbruik van omstandigheden), fraud (bedrog), duress (bedreiging) or error (dwaling). Other impeding factors that apply in general (such as dissolution (ontbinding) of contract and set off (verrekening)) may apply with respect to the validity and enforceability of a Guarantee. In addition, in a Dutch Scheme, the terms of a guarantee may be subject to limitations and amendment.

The validity and enforceability of a Guarantee may also be successfully contested by the Dutch Guarantor (or its receiver in bankruptcy) on the basis of an ultra vires claim. Such a claim will be successful if both (i) the granting of a Guarantee does not fall within the scope of the objects clause as set out in the articles of association of the Dutch Guarantor (doeloverschrijding) and (ii) the counterparty of the Dutch Guarantor under the relevant Guarantee knew or ought to have known (without enquiry) of this fact. In determining whether the granting of a Guarantee is in furtherance of the objects and purposes of the Dutch Guarantor, a court will consider (i) the text of the objects clause in the articles of association of such company; (ii) whether the granting of such Guarantee is in the company’s corporate interests (vennootschappelijk belang) and to its benefit; and (iii) whether or not the subsistence of such company is jeopardized by the granting of such Guarantee. The mere fact that a certain legal act (rechtshandeling) is explicitly mentioned in a Dutch company’s objects clause, may not be conclusive evidence to state that such legal act is not ultra vires. Rather, a transaction must be in the corporate interest of a Dutch company in order to withstand a challenge that it is ultra vires.

The validity and enforceability of a Guarantee may also be successfully contested by any creditor, or by the Guarantor’s receiver in bankruptcy when the guarantor is in bankruptcy proceedings, if such obligation is prejudicial to the interests of any other creditor, or in case of bankruptcy the joint creditors (and the other requirements for voidable preference (actio pauliana), that apply on the basis of article 3:45 et seq. of the Dutch Civil Code (Burgerlijk Wetboek) or article 42 et seq. of the Dutch Bankruptcy Act (Faillissementswet), respectively, are met). Unless in the event that legal acts have been performed for no consideration, such a voidable preference action will only be successful if, at the time of the granting of the Guarantee, both the Guarantor and its counterparty with whom it acted knew or ought to have known that the granting of the Guarantee would be prejudicial to the rights of recourse of one or more of the Dutch Guarantor’s creditors or in case of bankruptcy, the joint creditors.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the New Notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the New Notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.

Smurfit Westrock files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains Smurfit Westrock’s reports, proxy statements and other information regarding us at http://www.sec.gov. Smurfit Westrock’s SEC filings are also available free of charge on Smurfit Westrock’s website at http://www.smurfitwestrock.com. Smurfit Westrock’s website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus and you should not rely on any such information in making your investment decision.

You should rely only upon the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

INDEX TO FINANCIAL STATEMENTS

Smurfit Westrock’s audited consolidated financial statements and the notes thereto as of December 31, 2024 and 2023, and for each of the years in the three year period ended December 31, 2024:

WestRock Company’s audited consolidated financial statements and the notes thereto as of September 30, 2023 and 2022, and for each of the years in the three year period ended September 30, 2023:

WestRock Company’s unaudited consolidated financial statements and the notes thereto as of and for the three and nine months ended June 30, 2024:

WestRock Company’s unaudited consolidated financial statements and the notes thereto as of and for the three months ended December 31, 2023:

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors

Smurfit Westrock Public Limited Company

Opinion on the Consolidated Financial Statements

We have audited the accompanying Consolidated Balance Sheets of Smurfit Westrock Public Limited Company and subsidiaries (‘the Company’) as of December 31, 2024, and 2023, the related Consolidated Statements of Operations, Comprehensive (Loss) Income, Cash Flows and Changes in Equity for each of the years in the three-year period ended December 31, 2024, and the related notes (collectively, the Consolidated Financial Statements). In our opinion, the Consolidated Financial Statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2024, in conformity with U.S. generally accepted accounting principles.

Basis for opinion

These Consolidated Financial Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Consolidated Financial Statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the Consolidated Financial Statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the Consolidated Financial Statements.

Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Consolidated Financial Statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the Consolidated Financial Statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the Consolidated Financial Statements and (2) involved our especially challenging, subjective, or complex judgments.

The communication of a critical audit matter does not alter in any way our opinion on the Consolidated Financial Statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Evaluation of the fair value of acquired plant and machinery assets

As described in Note 2 to the Consolidated Financial Statements, the Company completed the acquisition of WestRock Company on July 5, 2024, which was accounted for as a business combination using the acquisition method. The Company estimated the fair value of the acquired property, plant and equipment assets to be $17,612 million, which includes plant and machinery assets.

We identified the evaluation of the fair value of the acquired plant and machinery assets as a critical audit matter. It required especially subjective auditor judgement, including the involvement of valuation specialists with specialized skills and knowledge, to assess the appropriateness of the methodology applied and the significant assumptions used in the valuation model, specifically the effective age, estimated useful lives and residual fair values of the plant and machinery assets. We performed a sensitivity analysis to identify these significant assumptions used to value the plant and machinery assets, individually and in the aggregate. Minor changes in these assumptions could have a significant impact on the fair value of the acquired plant and machinery.

The following are the primary procedures we performed to address this critical audit matter. We evaluated the design of an internal control over the Company’s purchase price allocation process, specifically over the development of the significant assumptions.

We involved valuation professionals with specialized skills and knowledge, who assisted in (i) evaluating the appropriateness of the valuation methodology by comparing it against methodologies applied by other market participants for similar assets; (ii) assessing the reasonableness of the significant assumptions by comparing them to industry data; and (iii) comparing management’s fair value of the acquired plant and machinery assets with an independently developed range of values using available industry data and assumptions.

We also made inquiries of finance and operations management to understand and challenge the significant assumptions applied in the valuation model for the plant and machinery assets.

/s/ KPMG

We have served as the Company’s auditor since 2018.

Dublin, Ireland

March 7, 2025

Smurfit Westrock plc

Consolidated Balance Sheets

(in millions, except share and per share data)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents (amounts related to consolidated variable interest entities of $2 million and $3 million at December 31, 2024 and December 31, 2023, respectively)	$855	$1,000
Accounts receivable, net (amounts related to consolidated variable interest entities of $767 million and $816 million at December 31, 2024 and December 31, 2023, respectively)	4,117	1,806
Inventories	3,550	1,203
Other current assets	1,533	561
Total current assets	10,055	4,570
Property, plant and equipment, net	22,675	5,791
Goodwill	6,822	2,842
Intangibles, net	1,117	218
Prepaid pension asset	635	29
Other non-current assets (amounts related to consolidated variable interest entities of $389 million and $— million at December 31, 2024 and December 31, 2023, respectively)	2,455	601
Total assets	$43,759	$14,051

Liabilities and Equity
Current liabilities:
Accounts payable	$3,290	$1,728
Accrued expenses	715	278
Accrued compensation and benefits	882	438
Current portion of debt	1,053	78
Other current liabilities	1,393	484
Total current liabilities	7,333	3,006
Non-current debt due after one year	12,542	3,669
Deferred tax liabilities	3,600	280
Pension liabilities and other postretirement benefits, net of current portion	706	537
Other non-current liabilities (amounts related to consolidated variable interest entities of $335 million and $— million at December 31, 2024 and December 31, 2023, respectively)	2,191	385
Total liabilities	26,372	7,877
Commitments and Contingencies (Note 21)
Equity:
Preferred stock; $0.001 par value; 500,000,000 and Nil shares authorized; 10,000 and Nil shares outstanding at December 31, 2024 and December 31, 2023, respectively	—	—
Common stock; $0.001 par value; 9,500,000,000 and 9,910,931,085 shares authorized; 520,444,261 and 260,354,342 shares outstanding at December 31, 2024 and December 31, 2023, respectively	1	—
Deferred shares, €1 par value; 25,000 shares and 25,000 shares authorized; 25,000 and 100 shares outstanding at December 31, 2024 and December 31, 2023, respectively	—	—
Treasury stock, at cost (2,037,589, and 1,907,129 common stock at December 31, 2024 and December 31, 2023 respectively)	(93)	(91)
Capital in excess of par value	15,948	3,575
Accumulated other comprehensive loss	(1,446)	(847)
Retained earnings	2,950	3,521
Total shareholders’ equity	17,360	6,158
Noncontrolling interests	27	16
Total equity	17,387	6,174
Total liabilities and equity	$43,759	$14,051

The accompanying notes are an integral part of these Consolidated Financial Statements.

Smurfit Westrock plc

Consolidated Statements of Operations

(in millions, except share and per share data)

	Years ended December 31,
	2024	2023	2022
Net sales	$21,109	$12,093	$13,509
Cost of goods sold	(16,914)	(9,039)	(10,237)
Gross profit	4,195	3,054	3,272
Selling, general and administrative expenses	(2,793)	(1,604)	(1,543)
Goodwill impairment	—	—	(12)
Impairment of other assets	—	—	(159)
Transaction and integration-related expenses associated with the Combination	(395)	(78)	—
Operating profit	1,007	1,372	1,558
Pension and other postretirement non-service expense, net	(24)	(49)	(8)
Interest expense, net	(398)	(139)	(139)
Other (expense) income, net	(25)	(46)	15
Income before income taxes	560	1,138	1,426
Income tax expense	(241)	(312)	(391)
Net income	319	826	1,035
Less: Net income attributable to noncontrolling interests	—	(1)	(1)
Net income attributable to common shareholders	$319	$825	$1,034

Basic earnings per share attributable to common shareholders	$0.83	$3.19	$4.00

Diluted earnings per share attributable to common shareholders	$0.82	$3.17	$3.96

The accompanying notes are an integral part of these Consolidated Financial Statements.

Smurfit Westrock plc

Consolidated Statements of Comprehensive (Loss) Income

(in millions, except share and per share data)

	Years ended December 31,
	2024	2023	2022
Net income	$319	$826	$1,035
Other comprehensive (loss) income, net of tax:
Foreign currency translation (loss) gain	(895)	410	(366)
Defined benefit pension and other postretirement benefit plans adjustments	87	(53)	110
Net gains (losses) on cash flow hedging derivatives	—	5	(7)
Other comprehensive (loss) income, net of tax	(808)	362	(263)
Comprehensive (loss) income	(489)	1,188	772
Less: Comprehensive income attributable to noncontrolling interests	—	(1)	(1)
Comprehensive (loss) income attributable to common shareholders	$(489)	$1,187	$771

The accompanying notes are an integral part of these Consolidated Financial Statements.

Smurfit Westrock plc

Consolidated Statements of Cash Flows

(in millions)

	Years ended December 31,
	2024	2023	2022
Operating activities:
Net income	$319	$826	$1,035
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,464	580	564
Cash surrender value increase in excess of premiums paid	(17)	—	—
Goodwill impairment	—	—	12
Impairment charges on assets other than goodwill	24	5	109
Share-based compensation expense	206	66	68
Deferred income tax (benefit) expense	(137)	(28)	41
Pension and other postretirement funding more than cost	(55)	(39)	(61)
Other	28	(10)	(18)
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(144)	245	(91)
Inventories	62	220	(209)
Other assets	(31)	43	(116)
Accounts payable	(273)	(260)	(33)
Income taxes	(5)	(99)	53
Accrued liabilities and other	42	10	79
Net cash provided by operating activities	1,483	1,559	1,433
Investing activities:
Capital expenditures	(1,466)	(929)	(930)
Cash paid for purchase of businesses, net of cash acquired	(719)	(29)	(93)
Proceeds from corporate owned life insurance	5	—	—
Proceeds from sale of property, plant and equipment	61	17	13
Deferred consideration paid	(1)	(4)	(15)
Other	6	14	5
Net cash used for investing activities	(2,114)	(931)	(1,020)
Financing activities:
Additions to debt	5,707	88	52
Repayments of debt	(4,321)	(136)	(56)
Debt issuance costs	(63)	—	—
Changes in commercial paper, net	1	—	—
Other debt additions (repayments), net	2	(4)	—
Repayments of finance lease liabilities	(22)	(3)	(3)
Tax paid in connection with shares withheld from employees	(26)	—	—
Purchases of treasury stock	(27)	(30)	(32)
Share buyback	—	—	(42)
Cash dividends paid to shareholders	(650)	(391)	(349)
Other	6	(3)	(1)
Net cash provided by (used for) financing activities	607	(479)	(431)
Effect of exchange rate changes on cash and cash equivalents	(121)	10	(126)
(Decrease) Increase in cash and cash equivalents	(145)	159	(144)
Cash and cash equivalents at beginning of period	1,000	841	985
Cash and cash equivalents at end of period	$855	$1,000	$841

The accompanying notes are an integral part of these Consolidated Financial Statements.

Smurfit Westrock plc

Consolidated Statements of Changes in Equity

(in millions, except per share data)

						Accumulated
						Other	Total
	Shares of		Capital in Excess		Retained	Comprehensive	Shareholders’	Noncontrolling
	Common Stock	Common Stock	of Par Value	Treasury Stock	Earnings	Loss	Equity	Interest (“NCI”)	Total
Balance at December 31, 2021(1)	259	$—	$3,485	$(69)	$2,444	$(946)	$4,914	$15	$4,929
Net income	—	—	—	—	1,034	—	1,034	1	1,035
Other comprehensive loss, net of tax	—	—	—	—	—	(263)	(263)	—	(263)
Share-based compensation	—	—	66	—	—	—	66	—	66
Issuance of common stock	1	—	—	—	—	—	—	—	—
Purchases of treasury stock	—	—	—	(32)	—	—	(32)	—	(32)
Shares distributed by Smurfit Kappa Employee Trust	—	—	(23)	23	—	—	—	—	—
Share buyback	—	—	—	(42)	—	—	(42)	—	(42)
Cancellation of common stock	(1)	—	—	42	(42)	—	—	—	—
Dividends declared ($1.35 per share)	—	—	—	—	(349)	—	(349)	(1)	(350)
Balance at December 31, 2022	259	$—	$3,528	$(78)	$3,087	$(1,209)	$5,328	$15	$5,343
Net income	—	—	—	—	825	—	825	1	826
Other comprehensive income, net of tax	—	—	—	—	—	362	362	—	362
Share-based compensation	—	—	64	—	—	—	64	—	64
Issuance of common stock	1	—	—	—	—	—	—	—	—
Purchases of treasury stock	—	—	—	(30)	—	—	(30)	—	(30)
Shares distributed by Smurfit Kappa Employee Trust	—	—	(17)	17	—	—	—	—	—
Dividends declared ($1.50 per share)	—	—	—	—	(391)	—	(391)	—	(391)
Balance at December 31, 2023	260	$—	$3,575	$(91)	$3,521	$(847)	$6,158	$16	$6,174
Net income	—	—	—	—	319	—	319	—	319
Other comprehensive loss, net of tax	—	—	—	—	—	(808)	(808)	—	(808)
Share-based compensation	—	—	200	—	—	—	200	—	200
Shares distributed by Smurfit Kappa Employee Trust	—	—	(25)	25	—	—	—	—	—
Purchases of treasury stock	—	—	—	(27)	—	—	(27)	—	(27)
Shares of Smurfit Westrock common stock issued to WestRock shareholders and NCI assumed as a result of the Merger	258	1	12,098	—	—	—	12,099	11	12,110
Converted WestRock RSUs and Options attributable to pre-Combination services	—	—	91	—	—	—	91	—	91
Issuance of common stock net of tax paid in connection with shares withheld from employees	2	—	4	—	(26)	—	(22)	—	(22)
Reclassification from retained earnings to accumulated other comprehensive loss	—	—	—	—	(209)	209	—	—	—
Dividends declared ($1.25 per share)(2)	—	—	5	—	(655)	—	(650)	—	(650)
Balance at December 31, 2024	520	$1	$15,948	$(93)	$2,950	$(1,446)	$17,360	$27	$17,387
(1)	Pursuant to the Transaction Agreement, on July 5, 2024 each issued ordinary share, par value €0.001 per share, of Smurfit Kappa (a “Smurfit Kappa Share”) was exchanged for one ordinary share, par value $0.001 per share, of Smurfit Westrock (a “Smurfit Westrock Share”). The exchange of shares is reflected retroactively to the earliest period presented.
(2)	Includes cash dividends and dividend equivalent units declared on certain unvested share-based payment awards.

The accompanying notes are an integral part of these Consolidated Financial Statements.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

1. Description of Business and Summary of Significant Accounting Policies

1.1.  Description of Business

Unless the context otherwise requires, or unless indicated otherwise, “we”, “us”, “our”, “Smurfit Westrock” and “the Company” refer to the business of Smurfit Westrock plc, its wholly-owned subsidiaries and its partially-owned consolidated subsidiaries.

Smurfit Westrock plc (formerly known as Cepheidway Limited and Smurfit WestRock Limited) is a company limited by shares that is incorporated in Ireland. On December 11, 2023, Smurfit Westrock changed its name to Smurfit WestRock Limited, and then on June 18, 2024, it re-registered as an Irish public limited company and was renamed Smurfit Westrock plc.

We are a multinational provider of sustainable fiber-based paper and packaging solutions. We partner with our customers to provide differentiated, sustainable paper and packaging solutions that enhance our customers’ prospects of success in their markets. Our team members support customers around the world from our operating and business locations in North America, South America, Europe, Asia, Africa, and Australia.

Pursuant to a transaction agreement dated as of September 12, 2023 (the “Transaction Agreement”), among Smurfit Westrock, Smurfit Kappa Group plc (“Smurfit Kappa”), WestRock Company (“WestRock”) and Sun Merger Sub, LLC (“Merger Sub”) the following was completed (i) Smurfit Westrock acquired Smurfit Kappa by means of a scheme of arrangement under the Irish Companies Act (the “Smurfit Kappa Share Exchange”) and (ii) Merger Sub merged with and into WestRock, with WestRock continuing as the surviving entity (the “Merger” and, together with the Smurfit Kappa Share Exchange, the “Combination”). The Combination closed on July 5, 2024 (the “Closing Date”). Upon the completion of the Combination, Smurfit Kappa and WestRock each became wholly owned subsidiaries of Smurfit Westrock.

1.2. Basis of Presentation and Principles of Consolidation

Other than activities related to its formation and in anticipation of the Combination, Smurfit Westrock did not conduct any operations from its incorporation until completion of the Combination. Given the non-operational nature of Smurfit Westrock prior to the Combination, the Smurfit Kappa Share Exchange is not considered a business combination and does not give rise to any goodwill or adjustments to accounting basis.

The Consolidated Financial Statements of Smurfit Westrock following the Smurfit Kappa Share Exchange are a continuation of the financial statements of Smurfit Kappa. The comparative financial information presented in these Consolidated Financial Statements reflect the pre-Combination carrying values of Smurfit Kappa with the legal share capital retroactively adjusted to reflect the legal capital of Smurfit Westrock as the successor after giving effect to the Smurfit Kappa Share Exchange.

The Merger is recognized as a business combination under Accounting Standards Codification (“ASC”) 805, “Business Combinations” (“ASC 805”). Smurfit Kappa was determined to be the accounting acquirer of WestRock. Accordingly, the financial statements reflected in these Consolidated Financial Statements include WestRock’s financial position and results of operations for the period subsequent to the completion of the Combination on July 5, 2024.

Refer to “Note 2. Acquisitions” for additional information related to the accounting for the Combination.

Following the completion of the Combination, we reassessed our reportable segments due to changes in our organizational structure and how our chief operating decision maker (“CODM”) makes key operating decisions, allocates resources and assesses the performance of our business. Consequently, subsequent to the Combination, we began to manage the combined business as three reportable segments: (1) North America, (2) Europe, the Middle East and Africa (“MEA”), and Asia-Pacific (“APAC”), and (3) Latin America (“LATAM”).

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

1. Description of Business and Summary of Significant Accounting Policies (Continued)

As a result of the change in reportable segments, prior year amounts have been recast to conform to the current year presentation. Throughout these Consolidated Financial Statements, amounts and activity reflect re-presentations related to the change in our reportable segments. The change in reportable segments had no impact on the Company’s Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Comprehensive (Loss) Income, Consolidated Statements of Cash Flows and Consolidated Statements of Changes in Equity previously reported. Refer to “Note 3. Segment Information”, for further discussion of the Company’s segment reporting structure.

The Consolidated Financial Statements have been derived from the historical accounting records of the Company and were prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”). The Company’s fiscal year end is December 31. The reporting currency is the United States dollar (“the U.S. dollar”).

The Consolidated Financial Statements include the accounts of Smurfit Westrock plc, and our wholly and partially owned subsidiaries for which we have a controlling financial interest, including variable interest entities for which we are the primary beneficiary. We have eliminated all intercompany accounts and transactions.

The Company consolidates entities in which it has a controlling financial interest based on either the Variable Interest Entity (“VIE”) or voting interest model.

The Company consolidates entities that are VIEs when the Company determines it is the primary beneficiary. Generally, the primary beneficiary of a VIE is a reporting entity that has (a) the power to direct the activities that most significantly affect the VIE’s economic performance, and (b) the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE.

Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

1.3. Reclassifications and Adjustments

Following the Combination, certain reclassifications have been made to the prior year amounts to conform to the current year presentation. These reclassifications include the recast within our reportable segments, as described above. On completion of the Merger, as part of the harmonization of accounting policies, a disclosure reclassification of amounts previously classified as ‘other postretirement benefit plans’ took place with the plans now being classified and disclosed as ‘defined benefit pension plans’. The prior year disclosure information in “Note 18. Retirement Plans” has been updated to conform to the current year presentation.

1.4. Use of Estimates

The preparation of Consolidated Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about gain contingencies and contingent liabilities and reported amounts of revenues and expenses, including income taxes. Such estimates include the fair value of assets acquired and assumed liabilities in a business combination, determining goodwill and measuring impairment, income taxes and pension and other postretirement benefits. These estimates and assumptions are based on management’s judgment. Actual results may differ from those estimates, and the differences could be material.

We base our estimates on the current information available, our experiences and various other assumptions believed to be reasonable under the circumstances. The process of determining significant estimates is fact specific and takes into account factors such as historical experience, current and expected economic conditions, product mix, and in some cases, actuarial techniques. We regularly evaluate these significant factors and make adjustments in the Consolidated Financial Statements where facts and circumstances dictate.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

1. Description of Business and Summary of Significant Accounting Policies (Continued)

1.5. Revenue Recognition

Generally, we recognize revenue on a point-in-time basis when the customer takes title to the goods and assumes the risks and rewards for the goods, which coincides with the transfer of control of our goods to the customer upon delivery. Additionally, we manufacture certain customized products that have no alternative use to us (since they are made to specific customer specifications), and we believe that for certain customers we have a legally enforceable right to payment for performance completed to date on these products, including a reasonable profit. For products that meet these two criteria, we recognize revenue over time. This results in revenue recognition prior to the date of shipment or title transfer for these products and results in the recognition of a contract asset (unbilled receivables) with a corresponding reduction in finished goods inventory on our Consolidated Balance Sheets.

Revenue is measured as the amount of consideration we expect to receive in exchange for transferring goods and is derived primarily from fixed consideration. Certain contracts may also include variable consideration, typically in the form of volume-based rebates and early settlement discounts. If a contract with a customer includes variable consideration, we estimate the expected impact based on historical experience and net the provisions for volume-based rebates, early settlement discounts and other adjustments against our gross sales. We concluded this method is consistent with the most likely amount method under ASC 606, “Revenue from Contracts with Customers” (“ASC 606”) and allows us to make the best estimate of the consideration we will be entitled to from customers.

As permitted by ASC 606, we have elected to treat costs associated with obtaining new contracts as expenses when incurred if the amortization period of the asset we would recognize is one year or less. We do not record interest income when the difference in timing of control transfer and customer payment is one year or less. No element of financing is deemed present as the sales are made with credit terms consistent with market practice and are in line with normal credit terms in the entities’ country of operation.

We also account for sales and other taxes that are imposed on and concurrent with individual revenue-producing transactions between a customer and us on a net basis which excludes the taxes from our net sales.

1.6. Shipping and Handling Costs

We account for shipping and handling activities as fulfillment costs. Accordingly, we classify shipping and handling costs, such as freight to our customers’ destinations, as a component of cost of goods sold while amounts billed to customers are classified as a component of net sales.

1.7. Cash and Cash Equivalents

We consider all highly liquid investments that mature three months or less from the date of purchase to be cash equivalents. The carrying amounts of our cash and cash equivalents approximate fair market values.

1.8. Accounts Receivable and Allowances

Our accounts receivable balance arises from a diverse and varied customer base, across the Company’s operations and as such there is no significant concentration of credit risk. Credit evaluations are performed on all customers over certain thresholds and all customers are subject to continued monitoring. Credit limits are reviewed on a regular basis.

We perform an evaluation of the current expected credit losses inherent in our accounts receivable at each balance sheet date. Such an evaluation includes consideration of historical loss experience, trends in customer payment frequency, present economic conditions, and judgment about the future financial health of our customers and industry sector. Generally, credit terms associated with our receivables collection are approximately 30 to 90 days.

We state accounts receivable at the amount owed by the customer, net of allowances for estimated credit impairment losses, returns, early settlement discounts and rebates (when netting conditions are met). We do not discount accounts receivable because we generally collect accounts receivable over a relatively short time. We write off receivables when they are no longer determined to be collectible.

See “Note 6. Accounts Receivable, net” for additional information on accounts receivable and allowances. See “Note 13. Fair Value Measurement” and “Note 14. Debt” for additional information on receivables securitization facilities.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

1. Description of Business and Summary of Significant Accounting Policies (Continued)

1.9. Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is determined on a first-in, first-out basis and includes expenditure incurred in acquiring the inventories and bringing them to their present location and condition.

Raw materials are valued on the basis of purchase cost on a first-in, first-out basis. For finished goods and work-in-progress, cost includes direct materials, direct labor and attributable overheads based on normal operating capacity and excludes borrowing costs. Net realizable value is the estimated proceeds of sale less costs to completion and any costs to be incurred in selling and distribution.

We include the cost of wood harvested from forestlands in the carrying values of raw materials.

Full provision is made for all damaged, deteriorated and unusable material. The Company regularly reviews inventory quantities on-hand for excess and obsolete inventory and, when circumstances indicate, records charges to write-down inventories to their estimated net realizable value. Any write-down of inventory to net realizable value creates a new cost basis for that inventory. Materials and other supplies held for use in the production of inventories are not written down below cost if the finished goods, in which they will be incorporated, are expected to be sold at or above cost. See “Note 7. Inventories” for additional information.

1.10. Leased Assets

We lease various real estate, including certain operating facilities, warehouses, office space and land. We also lease equipment and vehicles.

At inception of a contract, we assess whether a contract is, or contains, a lease. A contract is, or contains, a lease, if the contract conveys a right to control the use of an identified asset for a period of time in exchange for consideration. We recognize a right-of-use (“ROU”) asset and a lease liability at the lease commencement date which is the date at which the asset is made available for our use. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. We categorize leases with contractual terms longer than 12 months as either operating or finance.

Finance leases are generally those leases that allow us to substantially utilize or pay for the entire asset over its estimated life. Assets acquired under finance leases are recorded in “Property, plant and equipment, net.” All other leases are categorized as operating leases.

For operating and finance leases, the lease liability is initially measured at the present value of the future lease payments at the lease commencement date. The lease liability is subsequently measured at amortized cost using the effective-interest method. Our leases may include options to extend or terminate the lease. These options to extend are included in the lease term when it is reasonably certain that we will exercise that option. As the implicit rate is generally not readily determinable for our leases, we apply a portfolio approach using an estimated incremental borrowing rate to determine the initial present value of lease payments over the lease terms on a collateralized basis over a similar term, which is based on market and company specific information.

We use the unsecured borrowing rate and risk-adjust that rate to approximate a collateralized rate, and apply the rate based on the currency of the lease.

While some leases provide for variable payments, they are not included in the ROU assets and liabilities because they are not based on an index or rate. Variable payments for real estate leases primarily relate to common area maintenance, insurance, taxes and utilities. Variable payments for equipment, vehicles and leases within supply agreements primarily relate to usage, repairs, and maintenance. We have made an accounting policy election to not recognize an ROU asset and liability for leases with a term of 12 months or less unless the lease includes an option to renew or purchase the underlying asset that we are reasonably certain to exercise. In addition, the Company has applied the practical expedient to account for the lease and non-lease components as a single lease component for all of the Company’s leases. See “Note 12. Leases” for additional information.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

1. Description of Business and Summary of Significant Accounting Policies (Continued)

1.11. Property, Plant and Equipment

We record property, plant and equipment at cost less accumulated depreciation and impairment charges. Cost includes major expenditures for improvements and replacements that extend useful lives, increase capacity, increase revenues or reduce costs, while normal maintenance and repairs are expensed as incurred. For financial reporting purposes, we provide depreciation and amortization primarily on a straight-line method generally over the estimated useful lives of the assets as follows:

Buildings and Building Improvements	10 - 40 years
Plant and Equipment	3 - 25 years

Leasehold improvements are depreciated over the shorter of the asset life or the lease term, generally between 3 and 15 years.

The estimated residual value and the useful lives of assets are reviewed at each reporting date. The useful lives of assets could be reduced by climate-related factors, for example, because of physical risks, obsolescence or legal restrictions. Capital expenditures will continue to be required for ongoing projects in order to meet our climate change targets and the useful lives of future capital expenditure may differ from current assumptions, however there are no significant changes in the estimates of useful lives during the current financial year. Gains and losses on disposals are determined by comparing the proceeds with the carrying amount. These are included in the Consolidated Statements of Operations.

Capitalization of costs in respect of constructing an asset commences when it is probable that future economic benefits associated with the asset will flow to the Company and the cost of the asset can be measured reliably. Cost includes expenditures that are directly attributable to the construction of the asset. Construction in progress is not depreciated and is assessed for impairment when there is an indicator of impairment. When these assets are available for use, they are transferred out of construction in progress to the applicable heading under property, plant and equipment.

Forestlands consist of standing timber. Timber is stated at cost less depletion. Depletion refers to the carrying value of timber that is harvested. Costs related to acquiring, planting and growing timber and expenditure directly attributable to the timber are capitalized. At the time of harvest, the cost of the wood harvested is included in inventories.

1.12. Goodwill and Non-current Assets

The amount of goodwill acquired in a business combination that is assigned to one or more reporting units as of the acquisition date is the excess of the purchase price of the acquired businesses (or portion thereof) included in the reporting unit, over the fair value assigned to the individual assets acquired or liabilities assumed from a market participant perspective. Goodwill is assigned to the reporting unit(s) expected to benefit from the synergies of the combination even though other assets or liabilities of the acquired entity may not be assigned to that reporting unit. We determine recoverability by comparing the estimated fair value of the reporting unit to which the goodwill applies to the carrying value, including goodwill, of that reporting unit.

In accordance with ASC 350, “Intangibles – Goodwill and Other” (“ASC 350”), we review the carrying value of our goodwill annually in the fourth quarter or more often if events or changes in circumstances indicate that the carrying amount may exceed fair value. We test goodwill for impairment at the reporting unit level, which is an operating segment or one level below an operating segment, referred to as a component. A component of an operating segment is a reporting unit if the component constitutes a business for which discrete financial information is available and segment management regularly reviews the operating results of that component. However, two or more components of an operating segment are aggregated and deemed a single reporting unit if the components have similar economic characteristics. We determine the fair value of each reporting unit using the discounted cash flow method or, as appropriate, a combination of the discounted cash flow method and the guideline public company method.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

1. Description of Business and Summary of Significant Accounting Policies (Continued)

ASC 350 allows an optional qualitative assessment, prior to a quantitative assessment test, to determine whether it is “more likely than not” that the fair value of a reporting unit exceeds its carrying amount. We evaluate goodwill for impairment by first performing a qualitative assessment to determine whether a quantitative goodwill test is necessary. If the Company determines, based on qualitative factors, that the fair value of each reporting unit more likely than not exceeds its carrying value, no further assessment is necessary. If based on qualitative factors, the fair value of the reporting unit may more likely than not be less than its carrying amount, a quantitative goodwill impairment test would be required. For reporting units where the Company performs the quantitative goodwill impairment test, an impairment loss is recorded to the extent that the reporting unit’s carrying amount exceeds the reporting unit’s fair value. As part of the quantitative test, we utilize the present value of expected cash flows or, as appropriate, a combination of the present value of expected cash flows and the guideline public company method to determine the estimated fair value of our reporting units. This present value model requires management to estimate future cash flows, the timing of these cash flows, and a discount rate (based on a weighted average cost of capital), which represents the time value of money and the inherent risk and uncertainty of the future cash flows. Factors that management must estimate when performing this step in the process include, among other items, sales volume, sales prices, inflation, discount rates, exchange rates, tax rates, anticipated synergies and productivity improvements resulting from past acquisitions, capital expenditures and continuous improvement projects. The assumptions we use to estimate future cash flows are consistent with the assumptions that the reporting units use for internal planning purposes, which we believe would be generally consistent with that of a market participant. If we determine that the estimated fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is not impaired. If we determine that the carrying amount of the reporting unit exceeds its estimated fair value, we measure the goodwill impairment charge based on the excess of a reporting unit’s carrying amount over its fair value, but not in excess of the total amount of goodwill allocated to the respective reporting unit, as required under ASU 2017-04 “Simplifying the Test for Goodwill Impairment.”

The Company has capitalized certain contractual or separable intangible assets, primarily customer relationships, trade names and trademarks, developed technology, software assets and land use rights. These intangible assets are amortized based on the expected pattern in which the economic benefits are consumed or straight-line if the pattern was not reliably determinable. The useful lives of intangible assets other than goodwill are finite and range from two to twenty-two years. Amortization is recognized as an expense within “Selling, general and administrative expenses” and “Cost of goods sold” in the Consolidated Statements of Operations.

We follow the provisions included in ASC 360, “Property, Plant, and Equipment” in determining whether the carrying value of any of our non-current assets, including ROU assets and amortizable intangibles other than goodwill, is impaired. We determine whether indicators of impairment are present. We review non-current assets for impairment when events or changes in circumstances indicate that the carrying amount of the non-current asset might not be recoverable. If we determine that indicators of impairment are present, we determine whether the estimated undiscounted cash flows for the potentially impaired assets are less than the carrying value.

This requires management to estimate future cash flows through operations over the remaining useful life of the asset and its ultimate disposition. The assumptions we use to estimate future cash flows are consistent with the assumptions we use for internal planning purposes, updated to reflect current expectations. If our estimated undiscounted cash flows do not exceed the carrying value, we estimate the fair value of the asset and record an impairment charge if the carrying value is greater than the fair value of the asset. We estimate fair value using discounted cash flows, observable prices for similar assets, or other valuation techniques.

Our judgments regarding the existence of impairment indicators are based on legal factors, market conditions and operational performance. Future events could cause us to conclude that impairment indicators exist and that assets associated with a particular operation are impaired. Evaluating impairment also requires us to estimate future operating results and cash flows, which also require judgment by management. Any resulting impairment loss could have a material adverse impact on our financial condition and results of operations.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

1. Description of Business and Summary of Significant Accounting Policies (Continued)

1.13. Business Combinations

In accordance with ASC 805, we recognize the identifiable assets acquired, the liabilities assumed, and any noncontrolling interests in an acquiree at their fair values as of the date of acquisition. We measure goodwill as the excess of consideration transferred, which we also measure at fair value, over the net of the acquisition date fair values of the identifiable assets acquired and liabilities assumed. The acquisition method of accounting requires us to make significant estimates and assumptions regarding the fair values of the elements of a business combination as of the date of acquisition, including the fair values of identifiable property, plant and equipment, intangible assets, deferred tax asset valuation allowances, liabilities including those related to debt, pensions and other postretirement plans, unrecognized tax benefits, contingent consideration and contingencies. Significant estimates and assumptions include subjective and/or complex judgments regarding items such as discount rates, customer attrition rates, economic lives and other factors, including estimating future cash flows that we expect to generate from the acquired assets.

The acquisition method of accounting also requires us to refine these estimates over a measurement period not to exceed one year to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date. If we are required to adjust provisional amounts that we have recorded for the fair values of assets and liabilities in connection with acquisitions, these adjustments could have a material impact on our financial condition and results of operations. If the subsequent actual results and updated projections of the underlying business activity change compared with the assumptions and projections used to develop these values, we could record future impairment charges. In addition, we have estimated the economic lives of certain acquired assets and these lives are used to calculate depreciation and amortization expense. If our estimates of the economic lives change, depreciation or amortization expenses could be increased or decreased, or the acquired asset could be impaired. Acquisition related costs are expensed as incurred.

In a business combination achieved in stages, the cost includes the acquisition date fair value of any pre-existing equity interest in the subsidiary. When settlement of all or part of a business combination is deferred, the fair value of the deferred component is determined by discounting the amounts payable to their present value at the date of exchange. Where a business combination agreement provides for an adjustment to the purchase consideration which is contingent on future events, the contingent consideration is measured at fair value. Any subsequent remeasurement of the contingent amount is recognized in the Consolidated Statements of Operations if it is identified as a financial liability.

1.14. Fair Value of Financial Instruments and Nonfinancial Assets and Liabilities

We estimate fair values in accordance with ASC 820 “Fair Value Measurement” (“ASC 820”). ASC 820 provides a framework for measuring fair value and expands disclosures required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and a hierarchy prioritizing the inputs to valuation techniques. ASC 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Additionally, ASC 820 defines levels within the hierarchy based on the availability of quoted prices for identical items in active markets, similar items in active or inactive markets and valuation techniques using observable and unobservable inputs. We incorporate credit valuation adjustments to reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in our fair value measurements.

The hierarchy consists of:

●	Level 1: fair value measurements represent exchange-traded securities, which are valued at quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access as of the reporting date;
●	Level 2: fair value measurements are determined using input prices that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data; and
●	Level 3: fair value measurements are determined using unobservable inputs, such as internally developed pricing models for the asset or liability due to little or no market activity for the asset or liability.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

1. Description of Business and Summary of Significant Accounting Policies (Continued)

Financial instruments not recognized at fair value on a recurring or non-recurring basis include cash and cash equivalents, accounts receivable, certain other current assets, short-term debt, accounts payable, certain other current liabilities and non-current debt. With the exception of debt with fixed interest rates, the carrying amounts of these financial instruments approximate their fair values due to either their variable interest rates or short maturities. The fair value of debt such as debentures and various notes are based on quoted market prices as of the balance sheet date. The fair value of the revolving credit facility approximates its carrying value due to the nature of the repricing and interest based on variable rates. We measure the fair value of our mutual fund investments based on quoted prices in active markets. Additionally, we measure our derivative contracts, if any, based on observable inputs such as interest rates, yield curves, spot and future commodity prices, and spot and future exchange rates.

We discuss fair values in more detail in “Note 13. Fair Value Measurement” and our pension and postretirement assets and liabilities in “Note 18. Retirement Plans”.

1.15. Income Taxes

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amount and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The tax effects of accumulated other comprehensive income are eliminated when the circumstances upon which it is premised cease to exist. Where applicable, the portfolio approach is utilized. All deferred tax assets and liabilities are classified as non-current in our Consolidated Balance Sheets.

We reduce deferred tax assets with a valuation allowance to the amount we believe is more-likely than-not to be realized. In making such determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, recent financial operations and carry back availability, if any. In the event we were to determine that we would be able to realize or not realize our deferred tax assets in the future at their net recorded amount, we would make an adjustment to the valuation allowance, which would reduce or increase income tax expense, respectively.

Certain provisions of ASC 740, “Income Taxes” (“ASC 740”) provide that a “tax position that meets the more-likely-than-not recognition threshold shall initially and subsequently be measured as the largest amount of tax benefit that is greater than 50 percent likely of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.” We use significant judgment in (i) determining whether a tax position, based solely on its technical merits, is more-likely- than-not to be sustained upon examination and (ii) measuring the tax benefit as the largest amount of benefit that is greater than 50-percent likely of being realized upon settlement. We do not record any benefit for the tax positions where we do not meet the initial recognition threshold. Income tax positions must meet the ASC 740 recognition criteria as of the reporting date to be recognized. We recognize interest related to tax positions in “Income tax expense” in the Consolidated Statements of Operations. Prior to the Combination, interest relating to tax positions was immaterial. We recognize penalties related to tax positions in “Income tax expense” in the Consolidated Statements of Operations. Resolutions of tax positions could have a material adverse effect on our cash flows or materially benefit our results of operations in future periods upon their resolution.

The Company has made an accounting policy election to account for the income tax effect(s) of U.S. Global Intangible Low-Taxed Income (GILTI) as a period cost. The Company had made an accounting policy election to account for the income tax effect(s) of investment tax credits under the flow-through method.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

1. Description of Business and Summary of Significant Accounting Policies (Continued)

1.16. Pension and Other Postretirement Benefits

We sponsor pension and other postretirement benefits in the U.S. and most of the other countries in which we operate. We use a December 31 measurement date for these plans. We measure our plan assets at fair value and the obligations at the present value of the estimated payments to plan participants. We recognize the net funded position of our plans as assets or liabilities in our Consolidated Balance Sheets. Estimated future payments are determined based on assumptions. Actuarial gains and losses occur when actual experience differs from the estimates used to determine the components of net periodic pension cost including differences between actual and expected returns on plan assets, plan remeasurement and when certain assumptions used to determine the projected benefit obligation are updated, such as but not limited to, changes in the discount rate and the change in the rate of compensation.

The amount of unrecognized actuarial gains and losses recognized in the current year’s operations is based on amortizing the unrecognized gains or losses for each plan that exceed the larger of 10% of the projected benefit obligation or the fair value of plan assets, also known as “the corridor”. The amount of unrecognized gain or loss that exceeds the corridor is amortized over the average future service of the plan participants or the average life expectancy of inactive plan participants for plans where all or almost all the plan participants are inactive.

1.17. Share-Based Compensation

We recognize an expense for share-based compensation plans based on the estimated fair value of the related awards. We measure share-based compensation awards using fair value-based measurement methods determined at the grant date. The compensation expense is recognized using the straight-line method over the requisite service period for time-based awards. For awards vesting based on market conditions, a compensation expense is recognized whether or not the market condition is met, as long as the service condition is met. For awards vesting based on performance conditions, compensation expense is recognized over the requisite service period only if it is probable that the performance condition will be achieved. The Company reassesses the probability of vesting at each reporting period and adjusts the compensation expense based on its probability assessment. Forfeitures are estimated based on historical experience.

1.18. Foreign Currency

The Consolidated Financial Statements are presented in the U.S. dollar, which is the reporting currency of the Company. We translate the assets and liabilities of our foreign operations to U.S. dollars using end-of-period exchange rates. Changes in the carrying value of these assets and liabilities attributable to fluctuations in exchange rates are recognized in “Foreign currency translation (loss) gain” a component of Other comprehensive (loss) income, net of tax. We translate income statement activity of our foreign operations to U.S. dollar using the average exchange rate prevailing during the period. On disposal of a foreign operation, accumulated currency translation differences are reclassified to profit or loss as part of the overall gain or loss on disposal.

Monetary assets and liabilities denominated in foreign currencies are translated into functional currency at the foreign exchange rate at the reporting date. Non-monetary assets and liabilities carried at cost are not subsequently retranslated. Non-monetary assets carried at fair value are subsequently remeasured at the exchange rate at the date of valuation. Gains or losses arising on foreign currency remeasurements are recorded within “Other (expense) income, net” in the Consolidated Statements of Operations with the exception of differences on foreign currency borrowings that qualify as a hedge of the Company’s net investment in foreign operations. The portion of exchange gains or losses on foreign currency borrowings used to provide a hedge against a net investment in a foreign operation and that is determined to be an effective hedge is recognized in Other comprehensive (loss) income, net of tax.

We recorded a loss on foreign currency transactions of $22 million, $52 million and $2 million in the years ended December 31, 2024, 2023 and 2022, respectively.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

1. Description of Business and Summary of Significant Accounting Policies (Continued)

1.19. Supplier Finance Program Obligations

We maintain supplier finance programs whereby we have entered into payment processing agreements with certain financial institutions. These agreements allow participating suppliers to track payment obligations from Smurfit Westrock, and if voluntarily elected by the supplier, to sell payment obligations from Smurfit Westrock to financial institutions at a discounted price. We are not a party to the agreements between the participating financial institutions and the suppliers in connection with the program, and we do not reimburse suppliers for any costs they incur for participation in the program. We have not pledged any assets as security or provided any guarantees as part of the programs. We have no economic interest in our suppliers’ decisions to participate in the programs. Our responsibility is limited to making payment in full to the respective financial institution according to the terms originally negotiated with the supplier, which generally do not exceed 120 days. Smurfit Westrock or the financial institutions may terminate the agreements upon 30 or 90 days’ notice. These obligations are classified as accounts payable within the Consolidated Balance Sheets.

The Company’s outstanding payment obligations to financial institutions for the year ended December 31, 2024 were as follows:

2024
Outstanding payment obligations at the beginning of the fiscal year	$—
Assumed as part of the Combination	440
Amounts added during the period	792
Amounts settled during the period	(782)
Balance at end of the fiscal year	$450

1.20. Repair and Maintenance Costs

We expense routine repair and maintenance costs as we incur them. We defer certain expenses we incur during planned major maintenance activities and recognize the expenses ratably over the shorter of the estimated interval until the next major maintenance activity or the life of the deferred item. This maintenance is generally performed every 12 to 24 months and has a significant impact on our results of operations in the period performed primarily due to lost production during the maintenance period. The deferred planned major maintenance costs are recorded as assets within “Other non-current assets” on the Consolidated Balance Sheets.

1.21. New Accounting Standards Recently Adopted

In September 2022, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2022-04, “Liabilities-Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations.” This ASU requires that all entities that use supplier finance programs in connection with the purchase of goods and services disclose sufficient information about the program to allow a user of financial statements to understand the program’s nature, activity during the period, changes from period to period, and potential magnitude. This ASU was effective for fiscal years beginning after December 15, 2022, except for the amendment on rollforward information, which was effective for fiscal years beginning after December 15, 2023. The Company adopted this ASU effective January 1, 2023, with the exception of the amendment on rollforward information, which was adopted in the year beginning January 1, 2024 and applied prospectively. The adoption of this standard did not have a material impact on the Company’s Consolidated Financial Statements. See Note 1.19. Supplier Finance Program Obligations for more information.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” This ASU requires an entity to disclose incremental segment information, including enhanced disclosures about significant segment expenses. ASU 2023-07 is effective for the Company’s annual reporting periods beginning after December 15, 2023 and for interim periods beginning after December 15, 2024. Adoption is a fully retrospective method of transition. Early adoption is permitted. The Company adopted this ASU in the fourth quarter of the year ended December 31, 2024 by including the required applicable segment disclosures. See Note 3. Segment Information for more information.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

1. Description of Business and Summary of Significant Accounting Policies (Continued)

1.22. New Accounting Standards Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures.” This ASU requires the annual financial statements to include consistent categories and greater disaggregation of information in the rate reconciliation, and income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for the Company’s annual reporting periods beginning after December 15, 2024. Adoption is either with a prospective method or a fully retrospective method of transition. Early adoption is permitted. The Company is currently evaluating the effect that adoption of ASU 2023-09 will have on its disclosures in the Consolidated Financial Statements.

In November 2024, the FASB issued ASU 2024-03, “Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” (“ASU 2024-03”). This ASU requires new financial statement disclosures disaggregating prescribed expense categories within relevant income statement expense captions. ASU 2024-03 will be effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027. Companies have the option to apply the guidance either on a retrospective or prospective basis, and early adoption is permitted. The Company is currently evaluating the impact of this standard on its disclosures in the Consolidated Financial Statements.

2. Acquisitions

The following relates to acquisitions by the Company that took place in the years ended December 31, 2024, 2023 and 2022. We accounted for these acquisitions in accordance with ASC 805.

Fiscal 2024 Acquisitions

As referred to in “Note 1. Description of Business and Summary of Significant Accounting Policies”, on September 12, 2023, Smurfit Kappa and WestRock, a public company incorporated in Delaware, announced they had reached a definitive agreement on the terms of a proposed combination.

The Combination closed on July 5, 2024. Pursuant to the Transaction Agreement, on the Closing Date each issued ordinary share, par value €0.001 per share, of Smurfit Kappa (a “Smurfit Kappa Share”) was exchanged for one ordinary share, par value $0.001 per share, of Smurfit Westrock (a “Smurfit Westrock Share”) and, in exchange for the net assets of WestRock acquired through the Merger, each share of common stock, par value $0.01 per share, of WestRock (the “WestRock Common Stock”), was converted into the right to receive one Smurfit Westrock Share and $5.00 in cash (the “Merger Consideration”) for an aggregate cash consideration of $1,291 million (the “Cash Consideration”) and issuance of 258,228,403 shares to WestRock shareholders.

Upon completion of the Combination, Smurfit Kappa and WestRock each became wholly owned subsidiaries of Smurfit Westrock with Smurfit Kappa shareholders owning approximately 50.3% and WestRock shareholders owning approximately 49.7%.

The Company expects the Combination to result in a global leadership position in sustainable packaging, characterized by quality, product, and geographic diversity.

On April 3, 2024, Smurfit Kappa Treasury (a wholly owned subsidiary of Smurfit Westrock plc) completed an offering in the aggregate principal amount of $2,750 million of senior unsecured notes in three series, comprised of the following: $750 million aggregate principal amount of 5.200% senior notes due 2030 (the “2030 Notes”), $1,000 million aggregate principal amount of 5.438% senior notes due 2034 (the “2034 Notes”) and $1,000 million aggregate principal amount of 5.777% senior notes due 2054 (the “2054 Notes” and, together with the 2030 Notes and 2034 Notes, the “Notes” or the “Financing”) (such offering, the “April Notes Offering”). A portion of the net proceeds of the April Notes Offering was used to finance the Cash Consideration, fees, commissions, costs and expenses payable in connection with the Combination.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

2. Acquisitions (Continued)

Merger Consideration

The following table summarizes the components of the aggregate Merger Consideration. The amounts are calculated by reference to Smurfit Kappa’s share price of £36.56 on the Closing Date, translated to U.S. dollars using the closing exchange rate as of that date.

Cash paid for outstanding WestRock Stock (a)	$1,291
Smurfit Westrock Shares issued to WestRock Shareholders (b)	12,098
Converted WestRock Options and WestRock RSU Awards attributable to pre-Combination service (c)	101
Settlement of pre-existing relationships, trade and other payable and receivable balances with WestRock (d)	(29)
Aggregate Merger Consideration	$13,461
(a)	The cash component of the aggregate Merger Consideration is based on 258,228,403 shares of WestRock Stock multiplied by the Cash Consideration of $5.00 per WestRock share.
(b)	Value of Smurfit Westrock Shares issued is based on 258,228,403 shares of outstanding WestRock Stock resulting in the issue of 258,228,403 Smurfit Westrock Shares at the closing share price of £36.56 on July 5, 2024, translated to U.S. dollars using the closing exchange rate of £1 to $1.2815 as of that date.
(c)	Consideration for WestRock Options and WestRock restricted stock unit (“RSU”) Awards replaced with Smurfit Westrock equity awards with similar terms, and the amount represents the consideration for their replacement. A portion of the fair value of Smurfit Westrock equity awards issued represents consideration transferred, while the remaining portion represents the post-Combination compensation expense based on the vesting terms of the converted awards. Also included, is the Merger Consideration in respect of WestRock Director RSU Awards, settled options held by former WestRock employees and vested and unreleased RSU awards all of which converted into WestRock Stock immediately prior to the Closing Date.
(d)	Component of Merger Consideration in respect of the settlement for no gain or loss of trade and other receivable and payable balances with WestRock as of the date of the Merger. The Merger Consideration has been increased by the amount of the settled Smurfit Kappa receivable of $3 million in respect of sales to WestRock and has been reduced to account for the effective settlement of accounts payable of $32 million in respect of trade and other purchases from WestRock. The WestRock receivable and payable in respect of these inter-company transactions were not recognized as an acquired asset or assumed liability.

Preliminary Purchase Price Allocation

Smurfit Westrock management determined that Smurfit Kappa is the accounting acquirer in the Merger, which is accounted for under the acquisition method of accounting for business combinations in accordance with ASC 805.

The preliminary allocation of the purchase price with respect to the Merger is based upon management’s estimates of and assumptions related to the fair values of WestRock assets acquired and liabilities assumed as of the Closing Date using currently available information. The excess of the purchase price over the fair value of net assets acquired has been allocated to goodwill.

The purchase price allocation for the Merger is preliminary and is subject to revision as additional information about the acquisition-date fair value of assets and liabilities becomes available. The Company is still evaluating the fair value of acquired property, plant and equipment, intangible assets and certain income tax related items in addition to ensuring all other assets and liabilities and contingencies have been identified and recorded. The Company has estimated the preliminary fair value of assets acquired and liabilities assumed based on information currently available and will continue to adjust those estimates during the measurement period (a period not to exceed 12 months from the Closing Date). The Company has reflected the measurement period adjustments to date in the period in which the adjustments occurred, and will continue to reflect measurement period adjustments, if any, in the period in which the adjustments occur. The Company will finalize the accounting for the Merger within the measurement period.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

2. Acquisitions (Continued)

The following table summarizes the preliminary purchase price allocation to the fair value of the assets acquired and liabilities assumed as of the acquisition date:

	Preliminary	Measurement Period	Adjusted Preliminary
	Allocation	Adjustments	Allocation
Identifiable net assets:
Cash and cash equivalents	$603	$—	$603
Accounts receivable	2,374	—	2,374
Inventories	2,504	29	2,533
Other current assets	825	(13)	812
Property, plant and equipment	17,567	45	17,612
Intangibles	922	41	963
Prepaid pension asset	558	—	558
Other non-current assets	1,765	68	1,833
Accounts payable	(2,018)	—	(2,018)
Accrued compensation and benefits	(447)	—	(447)
Current portion of debt	(1,285)	—	(1,285)
Other current liabilities	(1,123)	(16)	(1,139)
Non-current debt due after one year	(7,438)	(2)	(7,440)
Deferred tax liabilities	(3,523)	27	(3,496)
Pension liabilities and other postretirement benefits, net of current portion	(299)	—	(299)
Other non-current liabilities	(1,872)	(2)	(1,874)
Noncontrolling interests	(11)	—	(11)
Identifiable net assets acquired as of July 5, 2024	9,102	177	9,279
Goodwill arising on Merger	4,359	(177)	4,182
Aggregate Merger Consideration	$13,461	$—	$13,461

Measurement period adjustments primarily related to the adjustments in the fair values of the acquired property, plant and equipment and other intangible assets from the third-party valuation and related impact on deferred income taxes. The measurement period adjustments are based on facts and circumstances that existed, but were not known, as of the acquisition date. The offset to the measurement period adjustments was to goodwill. The impact to the Consolidated Statement of Operations as a result of these measurement period adjustments was not material.

The goodwill arising from the Merger is attributable to the workforce of the acquired business and the significant synergies expected to arise after the Merger. Of the total goodwill recognized on the Merger, $3,882 million was allocated to the North American segment, $206 million was allocated to the LATAM segment and $94 million was allocated to the Europe, MEA and APAC segment. Of the total goodwill recognized, $187 million is estimated to be deductible for tax purposes.

The fair value of the assets acquired includes accounts receivable of $2,374 million that are not purchased financial assets with credit deterioration. The gross amount due under contracts was $2,429 million of which $55 million was expected to be uncollectible. Acquired other non-current assets includes a sales-type lease receivable and notes receivable with an aggregate fair value of $85 million. The gross amount due under contracts was $107 million, $22 million of which was expected to be uncollectible.

The preliminary fair value of acquired property, plant and equipment was determined primarily using the cost approach method. Due to the specialized industrial nature of our plant and machinery assets, we have primarily applied the depreciated replacement cost method to determine their acquisition date fair value. This valuation method involves making assumptions for the current replacement costs of similar fixed assets adjusted for estimated physical deterioration, functional and economic obsolescence. The determination of key assumptions was supported by the market approach if an active secondary market was identified, and the income approach was considered to determine economic obsolescence for certain assets. These valuations resulted in Level 3 non-recurring fair value measurements.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

2. Acquisitions (Continued)

The preliminary fair values of intangible assets were generally determined using income-based methods. The income method used for customer relationship intangibles is the multi-period excess earnings method based on forecasts of the expected future cash flows attributable to those assets. The relief from royalty method which the Company has used for the valuation of trade name and certain technology intangibles, estimates fair value by reference to the royalties saved through ownership of the intangible asset rather than paying a rent or royalty for its use. The fair value of certain technology-based intangibles was determined using a cost savings approach that measures the value of an asset by estimating the cost savings achieved through owning the asset.

Significant estimates and assumptions inherent in the valuations reflect consideration of other market participants, the amount and timing of future cash flows (including expected growth rates, discount rates, cost savings and profitability), royalty rates used in the relief from royalty method, and the discount rate applied to the cash flows. Unanticipated market or macroeconomic events and circumstances may occur, which could affect the accuracy or validity of the estimates and assumptions used to calculate the fair values of acquired intangible assets.

Preliminary identifiable intangible assets are presented in the following table:

		Weighted
	Preliminary	Average Useful
	Fair Value	Lives (in years)
Preliminary fair value of intangible assets acquired:
Customer relationships	$459	14
Trade names and trademarks	228	10
Developed technology	179	12
Software assets	93	5
Land use rights	4	22
Intangible assets acquired	$963	12

The Company incurred transaction-related expenses associated with the Combination of $202 million for the year ended December 31, 2024 ($78 million for the year ended December 31, 2023). These costs were associated primarily with legal and other professional services and were recorded in transaction and integration-related expenses associated with the Combination.

Following the Combination, Smurfit Kappa funded the prepayment and cancellation of WestRock’s credit agreement with an outstanding amount of $750 million (“Delayed Draw Term Facility”). Waivers from lenders removing change in control provisions had previously been received for this loan facility. The outstanding balance of the facility as of July 5, 2024 was recognized as an assumed liability. The repayment did not form part of Merger Consideration. The repayment of the principal ($750 million) has been presented as a financing cash outflow with the payment of accrued interest ($1 million) reflected within operating activities, each in the Consolidated Statement of Cash Flows.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

2. Acquisitions (Continued)

Outstanding WestRock Share-based Compensation Awards

In connection with the Combination, outstanding WestRock RSU Awards (other than director RSUs) for current employees were replaced with Smurfit Westrock RSU Awards and a cash award equal to $5.00 per share, both of which will vest over the same requisite service period as the original awards. Director RSUs were fully vested upon the change in control and settled shortly thereafter in July 2024. Outstanding WestRock performance stock units (“PSUs”) were converted at the higher of target or the average actual performance of the last three years prior to the Merger and replaced with Smurfit Westrock RSU Awards and a cash award equal to $5.00 per share, both of which will vest over the same requisite service period as the original awards. The outstanding WestRock stock options and their exercise prices were converted using an exchange ratio based on the volume weighted average price of Smurfit Kappa shares for a ten day period prior to the close of the Merger and replaced with Smurfit Westrock stock options with the same terms and conditions as the original awards. Outstanding WestRock stock options for former employees were settled in connection with the acquisition. The Merger Consideration includes $101 million related to WestRock awards that were settled or replaced in connection with the acquisition. Compensation expense of $21 million was recognized immediately post-acquisition and $162 million of compensation expense will be recognized over the remaining service period of up to three years. In addition, during the year ended December 31, 2024, $51 million of stock compensation expense was recognized in respect of “dual trigger” awards to certain executives, which accelerated vesting upon (i) a change in control and (ii) involuntary termination or a termination for good reason following a change in control.

WestRock Net Sales and Earnings

WestRock contributed net sales of $9,381 million and net loss of $39 million to the consolidated results of Smurfit Westrock for the period from completion of the Merger to December 31, 2024.

Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information presents the combined results of operations for the year ended December 31, 2024 and 2023, as if the Merger had occurred on January 1, 2023.

	Years ended December 31,
	2024	2023
Net sales	$30,919	$32,511
Net income (loss) attributable to common shareholders	$650	$(1,410)

The unaudited pro forma combined financial information above is based on the historical financial statements of Smurfit Kappa, WestRock, and Smurfit Westrock, and is not indicative of the results of operations that would have been achieved if the Merger had occurred on January 1, 2023, nor is it indicative of future results. The unaudited pro forma combined financial information has been prepared by applying the accounting policies of Smurfit Westrock and includes, where applicable, adjustments for the following factually supportable items or transactions, directly attributable to the Merger: (i) elimination of intercompany activity; (ii) incremental depreciation expense from the preliminary fair value adjustments to property, plant and equipment; (iii) amortization expense from the preliminary fair value adjustments to acquired intangible assets; (iv) incremental stock-based compensation expense associated with the Merger; (v) interest expense for acquisition financing and the amortization of the fair value adjustment to debt assumed; (vi) removal of pension and other postretirement amortization expense resulting from the fair value adjustment to acquired WestRock pension and other post-employment benefit assets and liabilities; (vii) changes to align accounting policies; and (viii) associated tax-related impacts of adjustments.

The unaudited pro forma combined financial information also reflects pro forma adjustments for the following material non-recurring expenses directly attributable to the Merger, each reflected as of the beginning of the earliest pro-forma comparative period presented: (i) transaction-related costs of both Smurfit Kappa and WestRock amounting to $448 million, including retention-related bonuses; and (ii) amortization of the fair value adjustment to acquired inventories of $224 million.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

2. Acquisitions (Continued)

These pro forma adjustments are based on available information as of the date hereof and upon assumptions that the Company believes are reasonable to reflect the impact of the Merger on the Company’s historical financial information on a supplemental pro forma basis. Adjustments do not include costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined business.

In the year ended December 31, 2024, we also acquired Artemis, a bag-in-box packaging company in Bulgaria, and goodwill arising on the acquisition was $10 million. The acquisition was not considered to be significant as to warrant separate disclosure of the net assets acquired.

During fiscal 2024, the Company recorded a measurement period adjustment to the fair values initially assigned to the Cartonajes Carrión business acquired in 2023, resulting in a reduction in goodwill recognized of $10 million.

Fiscal 2023 Acquisitions

We acquired Asterias, a folding carton company in Poland, and Cartonajes Carrión, a specialty packaging operation in Spain, in the year ended December 31, 2023. Goodwill arising on these acquisitions was $21 million in total, of which $16 million was expected to be deductible for income tax purposes. Neither acquisition was considered to be significant as to warrant separate disclosure of the net assets acquired.

During fiscal 2023, the Company recorded a measurement period adjustment to the fair values initially assigned to the PaperBox and Pusa Pack businesses acquired in 2022, resulting in a decrease in goodwill of $24 million and $1 million, respectively.

Fiscal 2022 Acquisitions

We completed the following acquisitions in the year ended December 31, 2022:

●	On April 1, 2022, we acquired 100% of Argencraft, a corrugated facility in Argentina.
●	On April 29, 2022, we acquired 100% of Atlas Packaging, a corrugated packaging company in the United Kingdom.
●	On October 3, 2022, we acquired 100% of PaperBox, a packaging plant in Brazil.
●	On October 31, 2022, we acquired 100% of Pusa Pack, a bag-in-box packaging plant in Spain.

The total aggregate purchase consideration for the 2022 acquisitions was $107 million, consisting of $99 million in cash and $8 million in deferred consideration. None of the business combinations completed during the year were considered material to warrant separate disclosure of the fair values attributable to those combinations.

The $93 million of cash outflows reflected in the Consolidated Statements of Cash Flows for the year ended December 31, 2022, relate to the total cash consideration, net of $6 million in cash acquired in 2022.

The total net assets acquired were $87 million. Acquisition related costs were expensed as incurred and were not material to our financial statements. The aggregate purchase price of these acquisitions reflects goodwill of $20 million, which is not expected to be deductible for income tax purposes. The goodwill is primarily composed of expected benefits related to expanding the Company’s established and growing packaging business.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

3. Segment Information

Following the completion of the Combination, we reassessed our reportable segments due to changes in our organizational structure and how our CODM makes key operating decisions, allocates resources and assesses the performance of our business. The CODM is determined to be the executive management team, comprising the Group Chief Executive Officer and Group Chief Financial Officer. The CODM is responsible for assessing performance, allocating resources and making strategic decisions.

During the year ended December 31, 2024, we identified three operating segments, which are also our reportable segments:

i.	North America, which includes operations in the U.S., Canada and Mexico.
ii.	Europe, the Middle East and Africa (“MEA”), and Asia-Pacific (“APAC”).
iii.	Latin America (“LATAM”), which includes operations in Central America and Caribbean, Argentina, Brazil, Chile, Colombia, Ecuador and Peru.

These changes reflect how we manage our business effective during the third quarter of 2024, following the completion of the Combination. Our operating segments are consistent with our internal management structure and no operating segments have been aggregated for disclosure purposes. Prior period comparatives have been recast to reflect the change in segments.

In the identification of the operating and reportable segments, we considered the level of integration of our different businesses as well as our objective to develop long-term customer relationships by providing customers with differentiated packaging solutions that enhance the customer’s prospects of success in their end markets.

The North America, Europe, MEA and APAC and LATAM segments are each highly integrated within the segment and there are many interdependencies within these operations. They each include a system of mills and plants that primarily produce a number of grades of containerboard that is converted into corrugated containers within each segment, or is sold to third parties.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

3. Segment Information (Continued)

In addition, the North America segment also produces paperboard, kraft paper and market pulp; other paper-based packaging, such as folding cartons, inserts, labels and displays and also engages in the assembly of displays as well as the distribution of packaging products.

The Europe, MEA and APAC segment also produces other types of paper, such as solidboard, graphic board, sack kraft paper and machine glazed paper (together known as kraft paper) and graphic paper; and other paper-based packaging, such as honeycomb, solidboard packaging, folding cartons, inserts and labels; and bag-in-box packaging (the latter with operations located in Europe, Argentina, Canada, Mexico and the U.S., but managed under the Europe, MEA and APAC segment).

The LATAM segment also comprises forestry; other types of paper, such as paperboard and kraft paper; and paper-based packaging, such as folding cartons and paper sacks.

Inter-segment transfers or transactions are entered into under normal commercial terms and conditions on an arm’s length basis.

The accounting policies of the reportable segments are the same as those described in “Note 1. Description of Business and Summary of Significant Accounting Policies.”

We operate in 40 countries worldwide. The table below reflects financial data of our foreign operations for each of the past three fiscal years:

	Years ended December 31,
	2024	2023	2022
Net sales (unaffiliated customers)
Ireland (country of domicile)	$172	$128	$124
U.S.	7,311	303	373
Mexico	1,960	1,343	1,365
Germany	1,711	1,694	1,960
France	1,427	1,492	1,603
Other Americas	2,330	1,322	1,388
Other Europe, MEA and APAC	6,198	5,811	6,696
Total	$21,109	$12,093	$13,509

Our net sales are derived almost entirely from the sale of goods and are disclosed based on the location of production.

No one customer represents greater than 10% of our net sales.

	December 31,
	2024	2023
Long-lived assets(1)
Ireland (country of domicile)	$62	$44
U.S.	14,841	217
Mexico	1,686	625
Germany	683	633
France	638	624
Other Americas	2,327	889
Other Europe, MEA and APAC	3,424	3,133
Total	$23,661	$6,165
(1)	Long-lived assets include “Operating lease right-of-use assets” and “Property, plant and equipment, net” and are disclosed based on their location.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

3. Segment Information (Continued)

Segment profitability is measured based on Adjusted EBITDA, defined as income before income taxes, unallocated corporate costs, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service expense, net, share-based compensation expense, other (expense) income, net, impairment of goodwill and other assets, amortization of fair value step up on inventory, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business.

The CODM uses Adjusted EBITDA for each segment predominantly: to forecast and assess the performance of the segments, individually and comparatively; to set pricing strategies for the segments; and to make decisions about the allocation of operating and capital resources to each segment strategically, in the annual budget and in the quarterly forecasting process. The CODM considers budget, or forecast, -to-actual variances on a quarterly and annual basis for segment Adjusted EBITDA to inform these decisions.

The following tables show selected financial data for our segments.

		Europe, MEA
Year ended December 31, 2024	North America	and APAC	LATAM	Total

Net sales (unaffiliated customers)	$9,901	$9,556	$1,652	$21,109
Add net sales (intersegment)	191	21	59	271
Net sales (aggregate)	$10,092	$9,577	$1,711	$21,380

Less segment expenses:
Segment cost of goods sold	$(7,450)	$(6,948)	$(1,192)	$(15,590)
Segment selling, general and administration expenses	(1,032)	(1,100)	(141)	(2,273)
	$(8,482)	$(8,048)	$(1,333)	$(17,863)
Segment Adjusted EBITDA	$1,610	$1,529	$378	$3,517
Unallocated corporate costs				(131)
Depreciation, depletion and amortization				(1,464)
Transaction and integration-related expenses associated with the Combination				(395)
Amortization of fair value step up on inventory				(224)
Interest expense, net				(398)
Pension and other postretirement non-service expense, net				(24)
Share-based compensation expense				(206)
Other expense, net				(25)
Other adjustments				(90)
Income before income taxes				$560

Significant segment expenses are segment cost of sales and segment selling, general and administrative expenses. Segment cost of sales primarily include raw materials, direct labor and plant overhead costs. Segment selling, general and administrative expenses primarily include compensation and benefits, external professional fees and other operating costs. Both segment cost of sales and segment selling, general and administrative expenses exclude certain adjustments that management believes are not indicative of the operating results of the business.

Other adjustments in the table above include restructuring costs of $56 million, a non-recurring, non-cash currency translation adjustment in Argentina of $42 million and losses at closed facilities of $10 million partially offset by a reimbursement of a fine from the Italian Competition Authority of $18 million.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

3. Segment Information (Continued)

		Europe, MEA
Year ended December 31, 2023	North America	and APAC	LATAM	Total

Net sales (unaffiliated customers)	$1,623	$9,184	$1,286	$12,093
Add net sales (intersegment)	1	9	58	68
Net sales (aggregate)	$1,624	$9,193	$1,344	$12,161

Less segment expenses:
Segment cost of goods sold	$(1,165)	$(6,498)	$(939)	$(8,602)
Segment selling, general and administration expenses	(178)	(1,011)	(131)	(1,320)
	$(1,343)	$(7,509)	$(1,070)	$(9,922)
Segment Adjusted EBITDA	$281	$1,684	$274	$2,239
Unallocated corporate costs				(111)
Depreciation, depletion and amortization				(580)
Transaction and integration-related expenses associated with the Combination				(78)
Interest expense, net				(139)
Pension and other postretirement non-service expense, net				(49)
Share-based compensation expense				(66)
Other expense, net				(46)
Other adjustments				(32)
Income before income taxes				$1,138

Significant segment expenses are segment cost of sales and segment selling, general and administrative expenses. Segment cost of sales primarily include raw materials, direct labor and plant overhead costs. Segment selling, general and administrative expenses primarily include compensation and benefits, external professional fees and other operating costs. Both segment cost of sales and segment selling, general and administrative expenses exclude certain adjustments that management believes are not indicative of the operating results of the business.

Other adjustments in the table above includes restructuring costs of $32 million.

		Europe, MEA
Year ended December 31, 2022	North America	and APAC	LATAM	Total

Net sales (unaffiliated customers)	$1,719	$10,432	$1,358	$13,509
Add net sales (intersegment)	1	19	39	59
Net sales (aggregate)	$1,720	$10,451	$1,397	$13,568

Less segment expenses:
Segment cost of goods sold	$(1,263)	$(7,533)	$(996)	$(9,792)
Segment selling, general and administration expenses	(176)	(998)	(121)	(1,295)
	$(1,439)	$(8,531)	$(1,117)	$(11,087)
Segment Adjusted EBITDA	$281	$1,920	$280	$2,481
Unallocated corporate costs				(91)
Depreciation, depletion and amortization				(564)
Goodwill impairment				(12)
Impairment of other assets				(159)
Interest expense, net				(139)
Pension and other postretirement non-service expense, net				(8)
Share-based compensation expense				(68)
Other income, net				15
Other adjustments				(29)
Income before income taxes				$1,426

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

3. Segment Information (Continued)

Significant segment expenses are segment cost of sales and segment selling, general and administrative expenses. Segment cost of sales primarily include raw materials, direct labor and plant overhead costs. Segment selling, general and administrative expenses primarily include compensation and benefits, external professional fees and other operating costs. Both segment cost of sales and segment selling, general and administrative expenses exclude certain adjustments that management believes are not indicative of the operating results of the business.

Impairment of other assets in the table above is made up of the impairment of Russian operations of $159 million, included in the Europe, MEA and APAC segment. See “Note 20. Disposal of Russian Operations” for additional information on the impairment of the Russian operations.

Other adjustments in the table above include restructuring costs of $29 million.

	Years ended December 31,
	2024	2023	2022
Capital expenditures:
North America	$723	$135	$124
Europe, MEA and APAC	503	594	600
LATAM	216	194	202
Total per reportable segments	$1,442	$923	$926
Corporate	24	6	4
Total capital expenditure	$1,466	$929	$930

	Years ended December 31,
	2024	2023	2022
Other significant non-cash charges: (1)
Goodwill impairment
LATAM	$—	$—	$(12)
Total goodwill impairment	$—	$—	$(12)
(1)	Refer to Note 9. Goodwill for more details.

Total assets by segment were:

	December 31,
	2024	2023
Assets:
North America	$29,078	$1,607
Europe, MEA and APAC	10,723	9,521
LATAM	3,180	1,795
Total per reportable segments	$42,981	$12,923
Corporate(1)	778	1,128
Total assets	$43,759	$14,051
(1)	Corporate assets are composed primarily of Pension assets, Property, plant and equipment, net, Deferred tax assets, Recoverable or refundable income taxes and Cash and cash equivalents.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

4.  Revenue Recognition

Disaggregated Revenue

ASC 606 requires that we disaggregate revenue from contracts with customers into categories that depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

The following tables summarize our disaggregated revenue with unaffiliated customers by product type and segment for the year ended December 31, 2024, 2023 and 2022. Net sales are attributed to segments based on the location of production.

	Year ended December 31, 2024
		Europe, MEA
	North America	and APAC	LATAM	Total
Revenue by product:
Paper	$2,271	$1,468	$117	$3,856
Packaging	7,630	8,088	1,535	17,253
Total	$9,901	$9,556	$1,652	$21,109

	Year ended December 31, 2023
		Europe, MEA
	North America	and APAC	LATAM	Total
Revenue by product:
Paper	$106	$1,380	$53	$1,539
Packaging	1,517	7,804	1,233	10,554
Total	$1,623	$9,184	$1,286	$12,093

	Year ended December 31, 2022
		Europe, MEA
	North America	and APAC	LATAM	Total
Revenue by product:
Paper	$163	$1,925	$106	$2,194
Packaging	1,556	8,507	1,252	11,315
Total	$1,719	$10,432	$1,358	$13,509

Packaging revenue is derived mainly from the sale of corrugated and consumer packaging products. The remainder of packaging revenue is composed of bag-in-box, packaging solutions and other paper-based packaging products.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

4. Revenue Recognition (Continued)

Revenue Contract Balances

In connection with the Combination, the Company acquired contract assets and assumed contract liabilities. These contract assets relate to the manufacture of certain products that have no alternative use to us, with right to payment for performance completed to date on these products, including a reasonable profit. Contract assets are reduced when the customer takes title to the goods and assumes the risks and rewards for the goods. Contract liabilities represent obligations to transfer goods or services to a customer for which we have received consideration and are reduced once control of the goods is transferred to the customer.

Contract assets and contract liabilities are reported within “Other current assets” and “Other current liabilities”, respectively, on the Consolidated Balance Sheets.

	Contract	Contract
	Assets	Liabilities
	(Short-Term)	(Short-Term)
Recorded on the Combination	$220	$10
Decrease	(23)	(5)
Ending balance - December 31, 2024	$197	$5

5. Transaction and Integration-related Costs Associated with the Combination

The following table summarizes the transaction and integration costs associated with the Combination:

	Years ended December 31,
	2024	2023	2022
Transaction-related costs associated with the Combination	$(202)	$(78)	$—
Integration-related costs associated with the Combination	(193)	—	—
Total transaction and integration-related costs associated with the Combination	$(395)	$(78)	$—

Transaction-related Costs Associated with the Combination

Transaction-related costs associated with the Combination comprise of banking and financing related costs as well as legal and other professional services which are directly attributable to the Combination and retention payments that are contractually committed to and associated with the successful completion of the Combination.

Integration-related Costs Associated with the Combination

We incur integration costs post-acquisition that reflect work performed to facilitate merger and acquisition integration and primarily consist of professional services and personnel and related expenses, such as work associated with information systems.

We consider transaction and integration costs to be corporate costs regardless of the segment or segments involved in the transaction.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

6. Accounts Receivable, net

Accounts receivable consists of the following:

	December 31,
	2024	2023
Gross accounts receivable	$4,339	$1,976
Less: Allowances	(222)	(170)
Accounts receivable	$4,117	$1,806

The following table represents a summary of the changes in allowances for the years ended December 31, 2024, 2023 and 2022:

	Years ended December 31,
	2024	2023	2022
Balance at the beginning of the fiscal year	$170	$160	$145
Charges to net sales and selling, general and administrative expenses	380	196	229
Deductions	(318)	(185)	(203)
Write offs	(10)	(1)	(11)
Balance at the end of the fiscal year	$222	$170	$160

Allowances include the reserves for allowance for estimated credit impairment losses, returns, early settlement discounts and rebates (where netting requirements are met).

7. Inventories

Inventories are as follows:

	December 31,
	2024	2023
Finished goods	$1,374	$514
Work-in-progress	206	52
Raw materials	1,288	348
Consumables and spare parts	682	289
Inventories	$3,550	$1,203

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

8. Property, Plant and Equipment, net

Property, plant and equipment consists of the following:

	December 31,
	2024	2023
Land and buildings	$5,337	$2,679
Forestlands	251	78
Plant and equipment	22,306	8,860
Construction in progress	1,517	656
Finance lease right-of-use assets	419	32
Property, plant and equipment at cost	29,830	12,305
Less: Accumulated depreciation, depletion and amortization	(7,155)	(6,514)
Property, plant and equipment, net	$22,675	$5,791

Depreciation, depletion and amortization expense for the year ended December 31, 2024, 2023 and 2022 was $1,363 million, $528 million and $512 million, respectively and is recognized within “Cost of goods sold” and “Selling, general and administrative expenses” in the Consolidated Statements of Operations.

In fiscal 2024, due to restructuring, we recognized impairment charges of $23 million in the North America segment and $1 million in the Europe, MEA and APAC segment, respectively. In fiscal 2023, due to restructuring, we recognized an impairment charge of $5 million in the Europe, MEA and APAC segment. In fiscal 2022, we recognized an impairment charge of $55 million in the Europe, MEA and APAC segment prior to classifying the Russian disposal group as held for sale (refer to “Note 20. Disposal of Russian Operations”) and an impairment charge of $14 million in the North America segment due to restructuring.

Non-cash additions to property, plant and equipment included within accounts payable were $384 million, $235 million and $187 million at December 31, 2024, 2023 and 2022, respectively.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

9. Goodwill

During the third quarter of 2024, following completion of the Combination, the Company changed its reportable segments as described in “Note 3. Segment Information”. Concurrent with the change in reportable segments, the Company reassessed its reporting units. The prior year amounts for goodwill by reportable segment have been recast by assigning reporting units to new reportable segments based on location of reporting units. The Company concluded the change in reportable segments was not a triggering event for goodwill impairment.

The changes in the carrying amount of goodwill for the years ended December 31, 2024 and December 31, 2023 are as follows:

		Europe, MEA
	North America	and APAC	LATAM	Total
Balance as of December 31, 2022	$248	$2,335	$139	$2,722
Acquisitions	—	20	(24)	(4)
Translation adjustment	16	89	19	124
Balance as of December 31, 2023	264	2,444	134	2,842
Acquisitions	3,882	94	206	4,182
Translation adjustment	(23)	(141)	(38)	(202)
Balance as of December 31, 2024	$4,123	$2,397	$302	$6,822

Further information on acquisitions is included in “Note 2. Acquisitions”.

During the fourth quarter of fiscal 2024, the Company performed a qualitative impairment test and determined it was more likely than not that the fair value of all reporting units was greater than their carrying amount. Accordingly, the Company concluded that a quantitative impairment test was not necessary, and that goodwill was not impaired.

In connection with the Company’s annual goodwill impairment testing performed during fiscal 2023, the Company elected to bypass the qualitative assessment and proceeded directly to performing the quantitative goodwill impairment test. The Company concluded goodwill was not impaired in fiscal 2023.

In 2022, management reassessed the expected future business performance in Peru as a result of the continued difficult economic conditions and projected cash flows that were lower than expected, giving rise to an impairment charge of $12 million in the LATAM segment.

Accumulated goodwill impairment losses at December 31, 2024 amount to $242 million comprising $198 million in Europe, MEA and APAC and $44 million in LATAM. At December 31, 2023, the accumulated goodwill impairment losses were $264 million comprising $209 million in Europe MEA and APAC and $55 million in LATAM. Movements in the period relate to foreign currency translation adjustments.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

10. Other Intangible Assets

The gross carrying amount and accumulated amortization relating to intangible assets, excluding goodwill, are as follows and reflect the removal of fully amortized intangible assets in the period fully amortized.

	December 31,
	2024		2023
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
Customer relationships	$839	$(292)	$397	$(261)
Trade names and trademarks	252	(37)	30	(25)
Developed technology	170	(7)	—	—
Software assets	424	(235)	293	(216)
Land use rights	3	—	—	—
Total	$1,688	$(571)	$720	$(502)

Intangible asset amortization expense was $101 million, $52 million and $52 million during the years ended December 31, 2024, 2023 and 2022, respectively.

Estimated other intangible asset amortization expense for the succeeding five years is as follows:

Year ending December 31, 2025	$138
Year ending December 31, 2026	131
Year ending December 31, 2027	120
Year ending December 31, 2028	109
Year ending December 31, 2029	96

11. Interest

The components of interest expense, net is as follows:

	Years ended December 31,
	2024	2023	2022
Interest expense	$(525)	$(170)	$(148)
Interest income	127	31	9
Interest expense, net	$(398)	$(139)	$(139)

Total cash paid for interest, net of interest received was $396 million, $146 million and $129 million for the year ended December 31, 2024, 2023 and 2022, respectively. Of this, capitalized interest paid was $22 million, $10 million and $3 million for the year ended December 31, 2024, 2023, 2022, respectively.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

12. Leases

We lease various real estate, including certain operating facilities, warehouses, office space and land. We also lease material handling equipment, vehicles and certain other equipment.

Components of Lease Costs

The following table presents certain information related to the lease costs for finance and operating leases:

	Years ended December 31,
	2024	2023	2022
Operating lease costs	$(264)	$(118)	$(107)
Variable and short-term lease costs	(123)	(47)	(40)
Finance lease cost:
Amortization of lease assets	(26)	(3)	(3)
Interest on lease liabilities	(14)	(1)	(1)
Lease cost	$(427)	$(169)	$(151)

Supplemental Consolidated Balance Sheets Information Related to Leases

		December 31,
	Balance Sheet Location	2024	2023
Operating leases:
Operating lease right-of-use assets	Other non-current assets	$986	$374

Current operating lease liabilities	Other current liabilities	$309	$113
Non-current operating lease liabilities	Other non-current liabilities	710	269
Total operating lease liabilities		$1,019	$382

Finance leases:
Property, plant and equipment		$419	$32
Accumulated amortization	Property, plant and equipment, net	(36)	(6)
Property, plant and equipment, net		$383	$26

Current finance lease liabilities	Current portion of debt	$33	$3
Non-current finance lease liabilities	Non-current debt due after one year	506	26
Total finance lease liabilities		$539	$29

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

12. Leases (Continued)

Operating lease right-of-use assets and lease liabilities increased by $660 million and $665 million, respectively, as a result of leased assets acquired and liabilities assumed from the Combination. Similarly, finance lease right-of-use assets and lease liabilities have increased by $391 million and $514 million, respectively. The measurement period adjustments included in the lease right-of-use assets and liabilities since the preliminary allocation are immaterial.

	December 31,
Lease Term and Discount Rate	2024		2023
Weighted average remaining lease term:
Operating leases	5.1	years	7.5	years
Finance leases	13.1	years	12.7	years
Weighted average discount rate:
Operating leases	4.9%		3.6%
Finance leases	5.8%		3.6%

Supplemental Cash Flow Information Related to Leases

The following table presents supplemental cash flow information related to leases:

	Years ended December 31,
	2024	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows related to operating leases	$265	$118	$107
Operating cash flows related to finance leases	14	1	1
Financing cash flows related to finance leases	22	3	3

Leased assets obtained in exchange for lease liabilities:
Operating leases	$213	$133	$111
Finance leases	$7	$—	$—

Maturity of Lease Liabilities

The table below reconciles the undiscounted cash flows for each of the first five years and total of the remaining years to the operating lease liabilities and finance lease liabilities recorded on the Consolidated Balance Sheets at December 31, 2024:

	Operating	Finance
	Leases	Leases	Total
Year ending December 31, 2025	$353	$49	$402
Year ending December 31, 2026	271	49	320
Year ending December 31, 2027	197	127	324
Year ending December 31, 2028	121	40	161
Year ending December 31, 2029	75	37	112
Thereafter	138	500	638
Total lease payments	$1,155	$802	$1,957
Less: Interest	(136)	(263)	(399)
Present value of future lease payments	$1,019	$539	$1,558

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

13. Fair Value Measurement

The fair values of the Company’s financial assets and financial liabilities listed below reflect the amounts that would be received to sell the assets or paid to transfer the liabilities in an orderly transaction between market participants at the measurement date (exit price).

The Company’s non-derivative financial instruments primarily include cash and cash equivalents, trade and other receivables, certain other current assets, trade and other payables, certain other current liabilities, short-term debt and non-current debt, all of whose carrying values approximates fair value (with the exception of debt with fixed interest rates). Fair value disclosures are classified based on the fair value hierarchy. See “Note 1. Description of Business and Summary of Significant Accounting Policies,” for information about the Company’s fair value hierarchy.

The carrying values, net of deferred debt issuance costs, and estimated fair values of debt with fixed interest rates (classified as Level 2 in the fair value hierarchy) were as follows:

	2024		2023
	Book Value	Fair Value	Book Value	Fair Value
Debt with fixed interest rates	$11,370	$11,289	$3,615	$3,379

The fair value of the Company’s debt with fixed interest rates is based on quoted market prices. With the exception of financial instruments included in the table above, the carrying amounts of all other debt instruments approximate their fair values. The variable nature and repricing dates of the receivables securitization facilities and the revolving credit facility result in carrying values approximating their fair values. Both the revolving credit facility and the receivables securitization facilities are classified as Level 2 in the fair value hierarchy.

Assets and Liabilities Measured and Recorded at Fair Value on a Recurring Basis

The Company measures and records certain assets and liabilities, including derivative instruments at fair value. The following table summarizes the fair value of these instruments, which are measured at fair value on a recurring basis, by level, within the fair value hierarchy:

	Level 1		Level 2
	December 31,		December 31,
	2024	2023	2024	2023
Assets
Other Investments:
Listed	$2	$2	$—	$—
Unlisted	—	—	10	9
Derivatives in cash flow hedging relationships	—	—	3	5
Derivatives not designated as hedging instruments	—	—	11	14
Assets measured at fair value	$2	$2	$24	$28

Liabilities
Derivatives in cash flow hedging relationships	$—	$—	$1	$8
Derivatives not designated as hedging instruments	—	—	13	12
Liabilities measured at fair value	$—	$—	$14	$20

There were no assets or liabilities, which are measured at fair value on a recurring basis, classified as Level 3 in the fair value hierarchy for the periods presented.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

13. Fair Value Measurement (Continued)

Following the Combination, we have financial instruments recognized at fair value including supplemental retirement savings plans (“Supplemental Plans”) that are nonqualified deferred compensation plans where participants’ accounts are credited with investment gains and losses in accordance with their investment election or elections. The investment alternatives under the Supplemental Plans are generally similar to investment alternatives available under 401(k) plans. Assets and liabilities held in respect of these Supplemental Plans were carried at $185 million and $168 million, respectively, as of December 31, 2024. The amount of expense we recorded for the current fiscal year was not significant.

The fair value of listed financial assets is determined by reference to their bid price at the reporting date. Unlisted financial assets are valued using recognized valuation techniques for the underlying security including discounted cash flows and similar unlisted equity valuation models.

The fair value of foreign currency forwards, cross currency swaps and energy hedging contracts is based on their listed market price, if available. If a listed market price is not available, then fair value is estimated by discounting the difference between the contractual forward price and the current forward price for the residual maturity of the contract using a risk-free interest rate (based on government bonds).

The fair value of natural gas commodity derivatives is estimated based on observable inputs such as commodity future prices.

For derivative financial instruments that are not designated as accounting hedges, the entire change in fair value of the financial instrument is reported immediately in current period earnings.

Assets and Liabilities Measured and Recorded at Fair Value on a Non-recurring Basis

In addition to assets and liabilities that are recorded at fair value on a recurring basis, the Company records certain assets and liabilities at fair value on a non-recurring basis. This includes assets acquired and liabilities assumed as a result of business combinations or non-monetary exchanges, situations where events or changes in circumstances indicate the carrying value may not be recoverable, or when they are deemed to be other than temporarily impaired. These assets include property, plant, and equipment, goodwill and other intangible assets, assets and disposal groups held for sale and other non-current assets. The fair values of these assets are determined, when applicable, based on valuation techniques using the best information available, and may include quoted market prices, observable price for similar assets, market comparables, and discounted cash flow projections. These non-recurring fair value measurements are considered to be Level 3 in the fair value hierarchy.

As further detailed in “Note 9. Goodwill”, in 2022, impairment charges were recorded for our Peru business, leading to the write-down of goodwill to fair value. There was no goodwill related to this business recognized in the years ended December 31, 2023 or December 31, 2024.

In addition, impairment losses on non-current assets were recorded in 2022 in respect of the Russian operations, resulting in a write-down to fair value less costs to sell. In March 2023, we successfully concluded the sale of our Russian business, leading to the derecognition of the assets and liabilities classified as held for sale as of December 31, 2022. The classification of the business as held for sale met the required criteria as of December 31, 2022, which resulted in the remeasurement of the disposal group at its fair value less costs to sell as of that date.

Refer to “Note 20. Disposal of Russian Operations” for more detailed information regarding the disposal of the Russian business and the derecognition of assets and liabilities.

For more details on the measurement of assets acquired and liabilities assumed as part of business combinations during the year ended December 31, 2024, refer to “Note 2. Acquisitions”. The fair values of assets and liabilities assumed as a result of business combinations completed during the year ended December 31, 2023, have been evaluated and determined to be immaterial for separate disclosure purposes.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

13. Fair Value Measurement (Continued)

Accounts Receivable Monetization Agreements

Available to the Company is a $700 million accounts receivable monetization facility to sell to a third-party financial institution all of the short-term trade receivables generated from certain customer trade accounts. On September 13, 2024, we amended this agreement to extend the maturity date by one year to September 15, 2025. This facility (the “Monetization Agreement”) has Coöperatieve Rabobank U.A., New York Branch, as purchaser, (“Rabobank”). The terms of the Monetization Agreement limit the balance of receivables sold to the amount available to fund such receivables sold, thereby eliminating the receivable for proceeds from the financial institution at any transfer date. Transfers under the Monetization Agreement meet the requirements to be accounted for as sales in accordance with guidance in ASC 860, “Transfers and Servicing”. We pay a monthly yield on investment to Rabobank at a rate equal to adjusted Term SOFR plus a margin on the outstanding amount of Rabobank’s investment. The Company has a similar $110 million bilateral facility with Sumitomo Mitsui Banking Corporation, New York Branch as purchaser, with a maturity of December 4, 2025.

The customers from these facilities are not included in the receivables securitization facilities, as discussed in more detail in “Note 14. Debt” and “Note 22. Variable Interest Entities”.

The following table presents a summary of these accounts receivable monetization agreements for the year ended December 31, 2024:

Receivable from financial institutions recognized as part of Combination	$—
Receivables sold to the financial institutions and derecognized	(1,381)
Receivables collected by financial institutions	1,319
Cash proceeds from financial institutions	62
Receivable from financial institutions at December 31, 2024	$—

Receivables sold under these accounts receivable monetization agreements as of the balance sheet date were approximately $725 million.

Cash proceeds or payments related to the receivables sold are included in “Net cash provided by operating activities” in the Consolidated Statements of Cash Flows in the “Accounts receivable” line item. The expense related to the sale of receivables was $23 million for the post-Combination period. The expense recorded may vary depending on current rates and levels of receivables sold and is recorded in “Other (expense) income, net” in the Consolidated Statements of Operations. Although the sales are made without recourse, we maintain continuing involvement with the receivables sold as we provide collections services related to the transferred assets. The associated servicing liability is not material given the high credit quality of the customers underlying the receivables and the anticipated short collection period.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

14. Debt

The following were individual components of debt:

	December 31,
	2024		2023
		Weighted		Weighted
		average		average
		interest		interest
	Carrying value	rate	Carrying value	rate
€250 million senior notes due 2025	$—	—%	$279	2.8%
$292 million senior debentures due 2025	292	7.5%	294	7.5%
€1,000 million senior notes due 2026	—	—%	1,121	2.9%
$500 million senior notes due 2027	479	3.4%	—	—%
$700 million receivables securitization due 2027	435	5.7%	—	—%
€750 million senior notes due 2027	781	1.5%	832	1.5%
$500 million senior notes due 2028	481	3.9%	—	—%
$600 million senior notes due 2028	580	4.0%	—	—%
Revolving credit facility due 2029	—	—%	4	4.6%
€100 million receivables securitization variable funding notes due 2029	—	—%	6	4.9%
€230 million receivables securitization variable funding notes due 2029	5	4.3%	14	5.0%
€500 million senior green notes due 2029	520	0.5%	553	0.5%
$750 million senior notes due 2029	749	4.9%	—	—%
$400 million senior notes due 2030	454	8.2%	—	—%
$750 million senior green notes due 2030	749	5.2%	—	—%
$300 million senior notes due 2031	339	8.0%	—	—%
$76 million senior notes due 2032	82	6.8%	—	—%
$500 million senior notes due 2032	473	4.2%	—	—%
€600 million senior green notes due 2032	624	3.5%	—	—%
€500 million senior green notes due 2033	519	1.0%	553	1.0%
$600 million senior notes due 2033	514	3.0%	—	—%
$1,000 million senior green notes due 2034	1,000	5.4%	—	—%
$850 million senior green notes due 2035	850	5.4%	—	—%
€600 million senior green notes due 2036	624	3.8%	—	—%
$3 million senior notes due 2037	3	6.8%	—	—%
$150 million senior notes due 2047	175	7.6%	—	—%
$1,000 million senior green notes due 2054	1,000	5.8%	—	—%
Commercial paper	546	4.8%	—	—%
Vendor financing and commercial card programs	116	—%	—	—%
Term loan facilities	600	6.1%	—	—%
Bank loans	120	7.6%	68	10.2%
Finance lease obligations	539	5.8%	29	3.6%
Bank overdrafts	9	2.1%	16	1.5%
Total debt, excluding debt issuance costs	13,658		3,769
Debt issuance costs	(63)		(22)
Total debt	13,595		3,747
Less: Current portion of debt	(1,053)		(78)
Non-current debt due after one year	$12,542		$3,669

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

14. Debt (Continued)

The weighted average interest rate for short term debt was 5.1% and 7.2% as of December 31, 2024, and 2023, respectively.

As of December 31, 2024, the aggregate maturities of debt, excluding finance lease obligations, for the succeeding five years and thereafter are as follows:

Year ended December 31, 2025	$1,030
Year ended December 31, 2026	30
Year ended December 31, 2027	1,731
Year ended December 31, 2028	1,105
Year ended December 31, 2029	1,877
Year ended December 31, 2030 and thereafter	7,399
Unamortized fair value adjustments, bond discounts and debt issuance costs	(116)
Total	$13,056

See “Note 12. Leases” of the Notes to Consolidated Financial Statements for the aggregate maturities of finance lease obligations for the succeeding five fiscal years and thereafter.

The maturity profile of undrawn committed facilities are as follows:

	2024	2023
Within one year	$—	$—
Between one and two years	—	—
More than two years	5,079	1,832

The undrawn commitments above pertain to the revolving credit facility and the receivables securitization facilities, which are further explained below.

The commitment fees on the revolving credit facility and receivables securitization facilities were immaterial for the years ended December 31, 2024, and 2023.

During the years ended December 31, 2024, 2023 and 2022, amortization of debt issuance costs charged to interest expense were $10 million, $7 million and $7 million, respectively.

The carrying amount of borrowings which are designated as net investment hedges at the year-end amounted to $49 million as of December 31, 2024, and 2023. There has been no ineffectiveness recognized in relation to these hedges in the current or prior financial years.

The carrying amount of our debt includes a fair value adjustment related to debt assumed through mergers and acquisitions. The value of the debt assumed upon the Combination (inclusive of the adjustment) was $8,725 million. At December 31, 2024, the unamortized fair value adjustment was $48 million, which will be amortized over a weighted average remaining life of 7.4 years.

At December 31, 2024, all of our debt was unsecured with the exception of our receivables securitization facilities and finance lease obligations.

The Senior Notes are unsecured, unsubordinated obligations that rank equally in right of payment with all of our existing and future unsecured, unsubordinated obligations. The Senior Notes are effectively subordinated to any of our existing and future secured debt to the extent of the value of the assets securing such debt and to the obligations of our non-debtor/guarantor subsidiaries.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

14. Debt (Continued)

Senior Notes Issued and Redeemed

On April 3, 2024, Smurfit Kappa Treasury completed the April Notes Offering which is described in further detail in “Note 2. Acquisitions”. This issuance automatically cancelled the commitments under a bridge facility agreement in the amount of $1,500 million which had been previously entered into to finance (directly or indirectly) the cash consideration of the Combination and/or fees, commissions, costs and expenses payable in relation to the Combination. The bridge facility agreement was due to mature in December 2024.

We (a) used a portion of the proceeds from the April Notes Offering (i) to finance the payment of the Cash Consideration of the Combination; (ii) to finance the payment of fees, commissions, costs and expenses in relation to the Combination and the April Notes Offering; and (iii) for general corporate purposes, including the repayment of indebtedness, and (b) intend to use an amount equivalent to the proceeds from the April Notes Offering to finance or refinance a portfolio of eligible green projects in accordance with Smurfit Kappa’s Green Finance Framework, which we may, in the future, update in line with developments in the market.

On August 12, 2024, we redeemed €250 million aggregate principal amount of our 2.750% senior notes due February 2025. We funded this redemption by drawing on our receivables securitization facilities. No gain/loss on extinguishment of debt has been recorded.

On September 17, 2024, we discharged $600 million aggregate principal amount of our 3.750% senior notes due March 2025. We funded this discharge using a portion of the proceeds from our April Notes Offering. We recorded a $4 million loss on extinguishment of debt.

On November 26, 2024, we issued $850 million aggregate principal amount of 5.418% senior notes due 2035, with interest payable semi-annually in arrears, beginning on July 15, 2025. On November 27, 2024, we also issued €600 million aggregate principal amount of 3.454% senior notes due 2032 and €600 million aggregate principal amount of 3.807% senior notes due 2036, both with interest payable annually in arrears. These senior notes (the “November Notes”) can be redeemed, at par in whole or in part, within three months to their maturity, in accordance with the respective indentures.

We used the net proceeds of the above November Notes (i) to redeem, on December 2, 2024, the outstanding €1,000 million in aggregate principal amount of 2.875% senior notes due 2026, in full at the applicable redemption price set forth in the applicable indenture, (ii) to redeem, on December 6, 2024, the outstanding $750 million in aggregate principal amount of 4.650% senior notes due 2026, in full at the applicable redemption price set forth in the applicable indenture, and we intend to use the remaining funds for general corporate purposes, including the repayment of indebtedness. We also intend to use an amount equivalent to the proceeds of these November Notes to finance or refinance a portfolio of eligible green projects in accordance with our Green Finance Framework, which we may, in the future, update in line with developments in the market.

We recorded a $7 million and $2 million loss on extinguishment at repayment of the $750 million 4.650% senior notes due 2026 and the €1,000 million 2.875% senior notes due 2026, respectively.

Revolving Credit Facility

On June 28, 2024, conditional upon the closing of the Combination, the Company entered into a Multicurrency Term and Revolving Facilities Agreement (the “New Credit Agreement”) with certain lenders and Wells Fargo Bank, National Association, as agent, providing for (i) a U.S. dollar term loan facility in an aggregate principal amount of $600 million (the “Term Loan Facility”), (ii) a multicurrency revolving loan facility in an aggregate principal amount of $4,500 million including a swingline sub-facility in an aggregate principal amount of $500 million (together, the “New RCF”).

On July 2, 2024, the Term Loan Facility of $600 million under the New Credit Agreement was cancelled prior to any drawdown and no early termination penalties were incurred as a result of the cancellation.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

14. Debt (Continued)

We cancelled the €1,350 million Revolving Credit Facility, that was due to mature in January 2026 (the “Existing RCF”) as part of the conditions of the New Credit Agreement upon the closing of the Combination on the Closing Date. There were no early termination penalties incurred as a result of the termination of the Existing RCF. The conditions attaching to the New Credit Agreement became effective on the Closing Date.

Loans under the New RCF may be drawn in U.S. dollars, euro, pounds sterling, Swiss francs, Japanese yen, Swedish kronor and Canadian dollars, with a borrower (or the obligors’ agent on behalf of a borrower) selecting the currency of a loan under the New RCF. Borrowings under the New RCF bear interest at rates based upon an underlying reference rate, plus a margin determined in accordance with a ratings-based pricing grid. Reference rates include SOFR for U.S. dollars, EURIBOR for euro, SONIA for pounds sterling, STIBOR for Swedish kronor and SARON for Swiss francs. Unused revolving commitments under the New RCF will accrue a commitment fee equal to a percentage of the applicable interest rate margin. The New RCF also requires the payment of a utilization fee calculated on outstanding revolving loans, based on the utilization rate of the New RCF. The New RCF has an initial term of five years from the date of the New Credit Agreement, which may be extended on two occasions by up to an aggregate of two years. The New RCF is unsecured. The New RCF includes customary terms and conditions for investment grade borrowers. There are no financial covenants. As of December 31, 2024, there were no amounts outstanding under the facility.

Term Loan Facilities

Farm Credit Facility

A credit agreement (the “Farm Credit Facility Agreement”) is in place with CoBank, ACB, as administrative agent. The Farm Credit Facility Agreement provides for a senior unsecured term loan facility in an aggregate principal amount of $600 million (the “Farm Credit Facility”) with a maturity date of July 9, 2029. The carrying value of this facility at December 31, 2024, was $600 million.

At our option, loans issued under the Farm Credit Facility Agreement will bear interest at either Term SOFR or an alternate base rate, in each case plus an applicable interest rate margin that will fluctuate between 1.650% per annum and 2.275% per annum (for Term SOFR loans) or between 0.650% per annum and 1.275% per annum (for alternate base rate loans), based upon the Company’s corporate credit ratings (as defined in the Farm Credit Facility Agreement). In addition, Term SOFR loans will be subject to a credit spread adjustment equal to 0.1% per annum.

Delayed Draw Term Facility

A credit agreement with an outstanding amount of $750 million (the “Delayed Draw Term Facility”) was in place at the Combination date. This amount (plus accrued interest) was repaid and the facility cancelled on July 5, 2024.

Receivables Securitization Facilities

We have three trade receivables securitization programs. The first program has a facility size of €100 million, a margin of 1.1%, and was scheduled to mature in January 2026. During December 2024 the facility was amended to extend the maturity date to December 2029. This program is supported by receivables generated by our operating companies in Austria, Belgium, Italy, and the Netherlands, which are sold to a special purpose Group subsidiary. The funding for this program is provided by a conduit of Coöperatieve Rabobank U.A. (trading as Rabobank).

The second program has a facility size of €230 million, a margin of 1.1%, and was scheduled to mature in November 2026. During December 2024 the facility was amended to extend the maturity date to December 2029. This program is supported by receivables generated by our operating companies in the UK, Germany, and France, which are sold to a special purpose entity. The funding for this program is provided by Lloyds Banking Group.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

14. Debt (Continued)

As of December 31, 2024, the gross amount of receivables collateralizing the €100 million 2029 trade receivables securitization program was €318 million (December 31, 2023: €327 million). At December 31, 2024, maximum available borrowings, excluding amounts outstanding under this facility, were $104 million (December 31, 2023: $105 million). The gross amount of receivables collateralizing the €230 million 2029 trade receivables securitization program at December 31, 2024 was €421 million (December 31, 2023: €415 million). At December 31, 2024 maximum available borrowings, excluding amounts outstanding under this facility, were $234 million (December 31, 2023: $240 million). In accordance with the contractual terms, the counterparties have recourse to the securitized debtors only. Given the short-term nature of the securitized receivables and the variable floating rates, the carrying amount of the securitized receivables and the associated liabilities reported on the Consolidated Balance Sheets is estimated to approximate fair value.

Following the Combination, the Company also has a third receivables securitization program provided by Coöperatieve Rabobank U.A., New York Branch, in its capacity as administrative agent and certain other lenders. It has a facility size of $700 million, a margin of 0.9% plus 0.1% credit spread adjustment and matures in June 2027. At December 31, 2024, maximum available borrowings under this program were $676 million. At December 31, 2024, amounts available for borrowing under this facility (excluding amounts utilized), were $241 million. The gross carrying amount of receivables collateralizing the maximum available borrowings at December 31, 2024, was approximately $1,077 million. We have continuing involvement with the underlying receivables as we provide credit and collection services pursuant to the underlying agreement.

Borrowing availability under this facility is based on the eligible underlying accounts receivable and compliance with certain covenants. The agreement governing the receivables securitization facility contains restrictions, including, among others, on the creation of certain liens on the underlying collateral.

The sale of the securitized receivables under our securitization programs does not meet the requirements for derecognition under ASC 860 “Transfers and Servicing”. As a result, the securitized receivables continue to be shown on the face of the Consolidated Balance Sheets, and the notes issued to fund the purchase of these receivables are shown as secured borrowings with attributable interest expense recognized over the life of the related transactions.

Commercial Paper

The Company, through its wholly owned subsidiary WRKCo Inc. as the issuer, maintains an unsecured commercial paper program. Under the program, we may issue senior short-term unsecured commercial paper notes in an aggregate principal amount at any time not to exceed $1,000 million with up to 397-day maturities. The program has no expiration date and can be terminated by either the agent or us with not less than 30 days’ notice. The $1,000 million commercial paper program is supported by the $4,500 million New RCF with a separate $500 million swingline sublimit which allows for same-day drawing in U.S. dollar. The amount of commercial paper outstanding does not reduce available capacity under the New RCF. Commercial paper borrowings may vary during the period, largely as a result of fluctuations in funding requirements.

Amounts available under the program may be borrowed, repaid and re-borrowed from time to time. At December 31, 2024, $546 million was issued. The weighted average interest rate pertaining to this facility was 4.8% as of that date.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

15. Shareholders’ Equity

Common Stock

Subject to the articles of association of the Company, the holders of ordinary shares are entitled to share in any dividends in proportion to the number of shares held by them and are entitled to one vote for every share held by them.

Preferred Stock

The holders of the Series A Preferred Stock are entitled in priority to any payments of dividends on any other class of shares in the Company to be paid annually on a fixed non-cumulative preferential dividend rate of 8% per annum. On a return of assets, whether on liquidation or otherwise, the Series A Preferred Stock entitle the holder to repayment of the capital paid up on those shares (including any share premium) in priority to any repayment of capital to the holders of any other shares. The holder of the Series A Preferred Stock is not entitled to any further participation in the assets or profits of the Company and is not entitled to receive notice of, attend, speak or vote at any general meeting of the Company.

Deferred Shares

Holders of deferred shares have no right to receive notice of, attend, speak, or vote at any general meetings of the Company. Deferred shares do not carry the right to receive dividends. Any deferred shares that are issued will rank in priority below the ordinary shares with respect to liquidation rights and such entitlement will be limited to the repayment of the amount paid up or credited as paid up on the deferred shares.

Treasury Stock

This represents common stock assumed by the Smurfit Kappa Employee Trust under the terms of the Deferred Bonus Plan. For the avoidance of doubt, ‘treasury stock’ shall not be construed to have the same meaning as treasury shares under section 109 of the Irish Companies Act.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

16. Share-based Compensation

Share-based compensation expense relates primarily to awards granted under the Deferred Bonus Plan (“DBP”), the Performance Share Plan (“PSP”), Performance Share Units (“PSUs”), Restricted Stock Units (“RSUs”), and Stock Options (“Options”). Share-based compensation expense recognized in the Consolidated Statements of Operations is as follows:

	Years ended December 31,
	2024	2023	2022
Deferred Bonus Plan	$24	$29	$24
Performance Share Plan	65	35	42
Performance Share Units	2	—	—
Restricted Stock Units	109	—	—
Total share-based compensation expense	$200	$64	$66

Income tax benefit related to share-based compensation expense	$15	$—	$3

Social charges relating to equity settled share-based payments for the years ended December 31, 2024, 2023 and 2022, were $6 million, $2 million and $2 million, respectively.

The following note disclosure details the legacy Smurfit Kappa Group plans (the Deferred Bonus Plan and the Performance Share Plan), the conversion of the legacy Westrock RSU and PSU awards due to the Combination and also the Smurfit Westrock 2024 Long Term Incentive Plan (“LTIP”).

Deferred Bonus Plan

The DBP is a legacy Smurfit Kappa Group plc plan. The DBP authorized the granting of conditional awards. The number of shares awarded under the DBP during the years ended December 31, 2024, 2023 and 2022, were 651,648, 764,182 and 571,693, respectively. No new awards will be issued under the DBP from 2025 onwards.

Under the DBP, participants could be granted an award of up to 150% of salary (other than a recruitment award). The actual bonus earned in any financial year was based on the achievement of clearly defined stretching annual financial targets for some of Smurfit Kappa’s Key Performance Indicators. For 2024, these were Earnings before Interest and Tax, Free Cash Flow, together with targets for Health and Safety, People and ESG and personal/strategic targets for the executive Directors.

The structure of the plan was that 50% of any annual bonus earned for a financial year was deferred into Smurfit Kappa plc shares (“Deferred Shares”) to be granted in the form of a Deferred Share Award. In connection with the Combination, the Smurfit Kappa plc shares were converted into Smurfit Westrock plc shares on a one-to-one basis.

The Deferred Shares will vest (i.e. become unconditional) after a three-year holding period based on a service condition of continuity of employment, or in certain circumstances, based on normal good leaver provisions.

Deferred Share Awards were granted in 2024 to eligible employees in respect of the financial year ended December 31, 2023. The total DBP expense for the year comprises an expense pertaining to the Deferred Share Awards granted in respect of 2021, 2022 and 2023.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

16. Share-based Compensation (Continued)

The table below summarizes the changes in the DBP during the year ended December 31, 2024:

		Weighted average
		grant date
	Number of shares	fair value
Outstanding at beginning of year	1,862,573	$46.00
Granted	651,648	41.34
Forfeited	(13,366)	42.88
Vested	(523,972)	47.42
Outstanding at end of year	1,976,883	$43.42

The grant date fair value of the awards is equivalent to the closing price of the Company shares at the date the award was granted.

The weighted average grant date fair value for awards granted in the year ended December 31, 2023 and 2022 were $38.88 and $53.09, respectively.

During the years ended December 31, 2024, 2023 and 2022, 523,972, 483,801, and 929,542 shares vested having a fair value of $21 million, $18 million, and $49 million, respectively. As of December 31, 2024, unrecognized compensation expense related to the awards was $27 million, which will be recognized over the remaining weighted average vesting period of 1.6 years.

Performance Share Plan

The PSP is a legacy Smurfit Kappa Group plc plan. The PSP authorized the granting of conditional awards or nil-cost options (right to acquire shares during an exercise period without cost to the participant). The number of shares awarded under the PSP during the years ended December 31, 2024, 2023 and 2022 were 1,700,922, 2,003,416, and 1,554,551, respectively. No new awards will be issued under the PSP from 2025 onwards.

Under the PSP, participants could be granted an award of up to 250% of salary (other than a recruitment award). Awards could vest after a three-year performance period to the extent to which the performance conditions had been met. Awards were also subject to an additional holding period following vesting (of up to two years). At the end of the relevant holding period, the PSP awards are released (i.e. become unconditional) to the participant. The performance targets assigned to the PSP awards were set by the Smurfit Kappa Group plc Remuneration Committee on the granting of awards at the start of each three-year cycle.

The actual number of shares that vested under the PSP was dependent on the performance conditions of the Company’s Earnings per Share (“EPS”), Return on Capital Employed (“ROCE”), Total Shareholder Return (“TSR”) (relative to a peer group) and Sustainability targets measured over a three-year performance period. PSP performance conditions were reviewed at the end of the three-year performance period and the PSP shares awarded vested depending upon the extent to which these performance conditions had been satisfied. In connection with the Combination, the performance goals applicable to the Smurfit Kappa awards outstanding under the PSP at the time of the Combination were deemed achieved at 100%.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

16. Share-based Compensation (Continued)

The table below summarizes the changes in the PSP for the year ended December 31, 2024:

		Weighted average
		grant date
	Number of shares	fair value
Outstanding at beginning of year	4,375,762	$34.32
Granted	1,700,922	43.29
Forfeited	(157,115)	35.50
Vested	(742,163)	38.35
Lapsed	(409,729)	38.35
Outstanding at end of year	4,767,677	$36.51

The weighted average grant date fair value for the year ended December 31, 2024 incorporates the fair value of the TSR component of the awards. The weighted average grant date fair values were $30.13 and $36.53 during the years ended December 31, 2023 and 2022, respectively.

The fair values assigned to the EPS, ROCE and Sustainability components of the PSP are equivalent to the closing price of the Company shares on the trading day prior to the grant date.

The fair value assigned to the portion of awards which are subject to TSR performance was calculated as of the grant date using the Monte Carlo simulation model. The grant date fair values for the TSR portion of these awards were $16.96 and $18.54, for 2023 and 2022, respectively. The Monte Carlo simulation takes into account peer group TSR and volatilities together with the following assumptions:

	2024	2023	2022
Risk-free interest rate (%)	—%	3.2%	0.7%
Expected volatility (%)	—%	27.7%	31.5%
Expected term (years)	0	3.0	3.0

For the 2024 awards, a TSR valuation was not required as they were granted in contemplation of the Combination. For the 2023 and 2022 awards, the expected volatility rate applied was based upon Smurfit Kappa’s historical and implied share price volatility levels. Historical volatility was calculated over a period equal to the expected term. The risk-free interest rate is based on the yield at the date of grant of swap rate curves with a maturity period equal to the expected term.

During the years ended December 31, 2024, 2023 and 2022 742,163, 1,322,030 and 1,178,642 shares vested having a fair value of $30 million, $50 million and $62 million, respectively.

As of December 31, 2024, unrecognized compensation expense related to the awards was $103 million, which will be recognized over the remaining weighted average vesting period of 1.6 years.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

16. Share-based Compensation (Continued)

Modification of Performance Share Plan Awards due to Combination

In connection with the Combination, the performance goals applicable to the Smurfit Kappa awards outstanding under the PSP at the time of the Combination were deemed achieved at 100% and these awards were converted on a one-to-one basis into Smurfit Westrock awards as of the Combination date.

Modification accounting was required for the TSR portion of the 2023 and 2022 PSP awards as the fair value changed as a result of the Combination. Modification accounting was also required for the non-TSR portion of the 2024, 2023 and 2022 PSP awards as the vesting conditions changed as a result of the Combination. These modifications were accounted for as a Type 1 probable-to-probable modification. Modification accounting was not required for the TSR portion of the 2024 PSP awards as the fair value, vesting conditions and classification did not change as a result of the Combination.

The total incremental fair value associated with the modification of the 2024, 2023 and 2022 PSP was $27 million, $49 million and $30 million respectively.

Long-Term Incentive Plan

On July 5, 2024, immediately prior to the Combination, the Board adopted the LTIP, pursuant to which Smurfit Westrock plc may grant RSUs, PSUs, stock options, including incentive stock options, stock appreciation rights, share awards, which may be subject to time-based or performance-based vesting conditions, and cash bonus incentives to eligible employees (including Named Executive Officers), directors and consultants/independent contractors. The key purpose of the LTIP is to retain key executives and to align the interests of our executives with the achievement of sustainable long-term growth and performance.

Performance Share Units granted under the LTIP

On August 2, 2024, the Company granted PSUs under the LTIP. The performance period for these awards begins on July 8, 2024, and ends on December 31, 2026. The number of shares that will ultimately vest are based on a TSR condition, where a participant can earn between 0% and 200% based on the TSR achieved relative to a peer group. The Smurfit Westrock plc 2024 LTIP authorizes granting of 26 million shares to employees. As of December 31, 2024, there were 25,521,231 shares available to be granted under this plan (including RSUs), assuming the PSUs previously granted vest at maximum.

The table below summarizes the changes in the PSUs for the year ended December 31, 2024:

		Weighted
		average
	Number of	grant date
	shares	fair value
Outstanding at beginning of year	—	$—
Granted	232,422	50.07
Outstanding at end of year	232,422	$50.07

The fair value assigned to the awards, which are subject to TSR performance, was calculated as of the grant date using the Monte Carlo simulation model. The grant date fair values for the TSR portion of these awards were $50.07 for 2024. The Monte Carlo simulation takes into account peer group TSR and volatilities together with the following assumptions:

Year ended
December 31,
2024
Risk-free interest rate (%)	3.7%
Expected volatility (%)	33.7%
Expected term (years)	2.4

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

16. Share-based Compensation (Continued)

For the awards granted on August 2, 2024, in order to account for the Combination, the expected volatility rate applied was based on a blended volatility that used historical adjusted daily stock prices that were time weighted based on pre- and post-acquisition prices of Smurfit Kappa, WestRock, and Smurfit Westrock. For a term of 0.08 years, historical volatility of Smurfit Westrock was used (which was calculated as the time from the transaction date of July 5, 2024, to the grant date of August 2, 2024). For the remaining term of 2.33 years, a market capitalization weighted volatility was used for Smurfit Kappa and WestRock as of the transaction date. The risk-free interest rate is based on the U.S. Treasury Rate Yield Curve, adjusted to approximate zero coupon yields using the “bootstrap” technique, over a period equal to the expected term.

During the year ended December 31, 2024, no shares vested.

As of December 31, 2024, unrecognized compensation expense related to the awards was $9 million, which will be recognized over the remaining weighted average vesting period of 2.0 years.

Restricted Stock Units

As part of the Combination described in “Note 2. Acquisitions”, the Company replaced outstanding Westrock RSU Awards (other than director RSUs) for current employees and Westrock PSUs with Smurfit Westrock RSUs and a cash award equal to $5 per share. See Smurfit Westrock RSUs acquired in connection with the Combination outlined below. See “Note 2. Acquisitions - Outstanding WestRock Share-based Compensation Awards” for additional information relating to the acquired share-based compensation awards.

On August 2, 2024, the Company granted RSUs under the LTIP. The service period for these awards begins on July 8, 2024, and ends on December 31, 2024. The RSU awards will vest, subject to the participants’ continued service through to the vesting date.

The table below summarizes the changes in the RSUs granted under the LTIP and Westrock RSU awards converted to Smurfit Westrock RSU awards during the year ended December 31, 2024:

		Weighted average
		grant date
	Number of shares	fair value
Outstanding at beginning of year	—	$—
Acquired in connection with Combination	5,393,653	46.85
Granted	56,936	48.09
Forfeited	(43,432)	46.86
Vested	(1,695,195)	46.86
Outstanding at end of year	3,711,962	$46.87

During the year ended December 31, 2024, 1,695,195 shares vested having a fair value of $75 million. As of December 31, 2024, unrecognized compensation expense related to the awards was $54 million, which will be recognized over the remaining weighted average vesting period of 1.6 years.

Stock Options

On July 5, 2024, as part of the Combination with WestRock, the Company assumed 203,707 Stock Options. During the year ended December 31, 2024, 61,581 options were exercised, 136 options expired, and 141,990 options remain outstanding. The aggregate intrinsic value of options exercised was $1 million.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

17. Income Taxes

The components of income before income taxes are as follows:

	Years ended December 31,
	2024	2023	2022
Income before income taxes:
Domestic (Ireland)	$197	$173	$235
Foreign (U.S.)	(111)	(17)	(22)
Foreign (Other)	474	982	1,213
Total income before income taxes	$560	$1,138	$1,426

Income tax expense consists of the following components:
Current tax expense (net of investment tax credits of $8, $10 and $16)
Domestic (Ireland)	$64	$44	$33
Foreign (U.S., Federal & State)	66	4	1
Foreign (Other)	248	292	316
Total current tax expense	$378	$340	$350

Deferred tax expense (benefit):
Domestic (Ireland)	$19	$2	$—
Foreign (U.S., Federal & State)	(123)	1	1
Foreign (Other)	(33)	(31)	40
Total deferred tax (benefit) expense	(137)	(28)	41
Total income tax expense	$241	$312	$391

The differences between income tax expense and the amount computed by applying the Republic of Ireland statutory trading income tax rate of 12.5% (the primary rate of our country of domicile) to income before income taxes are as follows:

	Years ended December 31,
	2024	2023	2022
Income before income taxes	$560	$1,138	$1,426

Income before income taxes multiplied by the statutory income tax rate	70	142	178
Effects of:
Income subject to different rates of tax	104	171	197
Change related to outside basis difference in foreign subsidiaries	9	8	17
Change in valuation allowance	14	(1)	32
Uncertain tax positions	10	12	10
U.S. state and local taxes	(10)	—	—
Ireland non-deductible interest	12	11	4
Non-deductible U.S. executive compensation	12	—	—
Non-deductible transaction costs	21	11	—
Other items	(1)	(42)	(47)
Income tax expense	$241	$312	$391

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

17. Income Taxes (Continued)

The tax effects of temporary differences and carryforwards that give rise to deferred tax assets and liabilities consist of the following:

	December 31,
	2024	2023
Deferred tax assets:
Pension liabilities and other postretirement benefits	$45	$78
Carryforwards	570	126
Lease liabilities	196	50
Accrued expenses	341	97
Stock-based compensation	33	5
Other	144	66
Total	$1,329	$422
Deferred tax liabilities:
Property, plant and equipment	(3,338)	(313)
Investments in subsidiaries	(179)	(126)
Prepaid pension asset	(124)	—
Intangibles	(183)	(5)
Inventory reserves	(203)	—
Other non-current assets	(91)	—
Other	(114)	(51)
Total	$(4,232)	$(495)
Valuation allowances	(372)	(67)
Net deferred tax liability	$(3,275)	$(140)

At December 31, 2024, we had net operating loss carryforwards of approximately $2,214 million. Of these net operating losses, $1,655 million expire between 2025 and 2044 and $559 million of losses carryforward indefinitely. At December 31, 2024, we also had other carryforwards of $113 million of tax credit carryforwards, the majority of which expire within 5 to 10 years.

The following table represents a summary of the change in the valuation allowances against deferred tax assets for each year:

	2024	2023	2022
Balance at the beginning of the fiscal year	$67	$68	$60
Increases through continuing operations	21	9	38
Reductions through continuing operations	(7)	(10)	(6)
Net change in the valuation allowance through continuing operations	14	(1)	32
Reclassifications related to the disposal of Russian operations	—	—	(24)
Valuation allowances assumed as part of the Combination	291	—	—
Net change in the valuation allowance	305	(1)	8
Balance at the end of the fiscal year	$372	$67	$68

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

17. Income Taxes (Continued)

We consider a portion of earnings from certain foreign subsidiaries as subject to repatriation and have recognized deferred taxes accordingly. However, we consider that all other outside basis differences from all other foreign subsidiaries to be indefinitely reinvested. Accordingly, we have not provided for any deferred taxes for amounts that would be due upon recovery of those investments.

As of December 31, 2024, we estimate our unremitted earnings of foreign subsidiaries that are considered indefinitely reinvested to be approximately $1,663 million. In the event of a distribution in the form of dividends or dispositions of the subsidiaries, we may be subject to incremental foreign tax, subject to an adjustment for foreign tax credits, withholding taxes or income taxes payable to the foreign jurisdictions. As of December 31, 2024, the determination of the amount of unrecognized deferred tax liability related to investments in foreign subsidiaries that are indefinitely reinvested is not practicable.

A reconciliation of the beginning and ending amount of unrecognized tax benefits for the years presented is as follows:

	2024	2023	2022
Balance at the beginning of the fiscal year	$50	$40	$23
Additions for tax positions taken in current year	11	12	25
Unrecognized tax benefits acquired as part of the Combination	427	—	—
Additions for tax positions taken in prior years	1	—	—
Reductions for tax positions taken in prior years	—	(1)	(2)
Reductions due to settlements	(8)	—	(1)
Currency translation adjustments	(6)	—	—
Reductions as a result of a lapse of the applicable statute of limitations	(3)	(1)	(5)
Balance at the end of the fiscal year	$472	$50	$40

As of December 31, 2024 and 2023, the total amount of unrecognized tax benefits was approximately $472 million and $50 million, respectively, exclusive of interest and penalties. Of these balances, as of December 31, 2024 and 2023, if all unrecognized tax benefits recorded were to prevail, approximately $429 million and $46 million, respectively, would benefit the effective tax rate.

We recognized interest accrued related to income taxes in income tax expense amounting to $8 million and $1 million in the years ended December 31, 2024 and 2023, respectively; no penalties were recorded during the period. As of December 31, 2024, and 2023, we have liabilities of $127 million and $2 million, respectively, related to estimated interest and penalties for income taxes.

As of December 31, 2024, $72 million of unrecognized tax benefits are expected to be resolved within the next 12 months.

See “Note 21. Commitments and Contingencies — Brazil Tax Liability” for additional information.

We file tax returns in Ireland and foreign jurisdictions. With limited exceptions, we are no longer subject to income tax examinations by tax authorities for years prior to 2016.

During the years ended December 31, 2024, 2023 and 2022, cash paid for income taxes, net of refunds, was $383 million, $439 million and $338 million, respectively.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

18. Retirement Plans

We operate both defined benefit and defined contribution pension plans as well as other postretirement benefit plans throughout our operations in accordance with local conditions and practice. The disclosures included below relate to all pension schemes and other postretirement benefits in the Company. The majority of plans are of the defined benefit type and are funded by payments to separately administered funds.

In connection with the Combination, Smurfit Kappa acquired the existing employee benefit plans of WestRock. At the time of the acquisition, the projected benefit obligation in respect of the acquired pension and postretirement benefits amounted to $4,930 million and plan assets of $5,164 million.

After the transaction, the Company reports more than 95% of its benefit obligations by order of size in the U.S., the UK, the Netherlands, Canada, Germany, and Ireland.

In the U.S., the largest plan is the qualified WestRock Company Consolidated Pension Plan which represents more than 50% of the Company’s benefit obligations. It consolidates former WestRock plans that were frozen for salaried and non-union hourly employees at various times in the past, and nearly all remaining U.S. salaried and U.S. non-union hourly employees accruing benefits ceased accruing benefits as of December 31, 2020. In addition, the Company sponsors several smaller qualified and non-qualified pension plans and postretirement benefit plans. For the qualified plans the Company contributes the minimum required contribution in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

In the UK, the Company sponsors four pension funds of which the largest are the Smurfit Kappa UK Pension Fund which is closed to future accrual and the Field Group Pension Plan which is closed for new hires. The Company operates a defined benefit pension fund in The Netherlands for Smurfit Kappa’s current, former, and retired employees and beneficiaries.

Smurfit Westrock sponsors several defined benefit pension plans and postretirement benefit plans in Canada. The primary defined benefit pension funds are closed defined benefit plans for WestRock’s salaried employees and for unionized employees at La Tuque and Pointe-aux-Trembles.

The Company has a few pension plans in place for its current and former employees in Germany. The major plan is a closed pension plan for the employees of Smurfit Kappa. The plan is broadly unfunded with direct pension payments to retirees and beneficiaries by the Company.

In Ireland, the Company sponsors two frozen pension funds - the largest plan is the Smurfit Kappa Ireland Pension Fund for salaried employees.

The pension funds are governed by a board of trustees or similar institutes. The funding requirements are agreed between the Company, the trustees and the relevant regulators on country or state level in the UK, the Netherlands, Canada, and Ireland.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

18. Retirement Plans (Continued)

The following table shows the changes in benefit obligation, plan assets and funded status for the years ended December 31:

	Defined Benefit Pension Plans				Other Postretirement Benefit Plans
	U.S. Plans		Non-U.S. Plans		U.S. Plans		Non-U.S. Plans
	2024	2023	2024	2023	2024	2023	2024	2023
Change in projected benefit obligation:
Benefit obligation at beginning of year	$42	$43	$2,406	$2,193	$—	$—	$10	$10
Service cost	11	—	32	23	—	—	3	2
Interest cost	105	2	112	91	2	—	2	—
Plan amendments	—	—	(10)	5	—	—	—	—
Actuarial (gain) loss	(81)	1	(50)	106	(2)	—	(4)	—
Benefits paid	(131)	(4)	(135)	(100)	(2)	—	(4)	(3)
Plan participant contributions	—	—	6	6	—	—	—	—
Curtailments	—	—	(1)	—	—	—	—	—
Settlements	—	—	(45)	(19)	—	—	—	—
Acquisitions	3,851	—	969	—	61	—	49	—
Other items	—	—	—	—	—	—	—	1
Foreign currency rate changes	—	—	(152)	101	—	—	(4)	—
Benefit obligation at end of year	$3,797	$42	$3,132	$2,406	$59	$—	$52	$10

	Defined Benefit Pension Plans				Other Postretirement Benefit Plans
	U.S. Plans		Non-U.S. Plans		U.S. Plans		Non-U.S. Plans
	2024	2023	2024	2023	2024	2023	2024	2023
Change in plan assets:
Fair value of plan assets at beginning of year	$31	$31	$1,886	$1,683	$—	$—	$2	$2
Actual gain on plan assets	58	3	78	128	—	—	—	—
Employer contributions	6	1	113	109	2	—	4	3
Plan participant contributions	—	—	6	6	—	—	—	—
Benefits paid	(131)	(4)	(135)	(100)	(2)	—	(4)	(3)
Settlements	—	—	(45)	(19)	—	—	—	—
Acquisitions	4,215	—	949	—	—	—	—	—
Foreign currency rate changes	—	—	(122)	79	—	—	—	—
Fair value of plan assets at end of year	$4,179	$31	$2,730	$1,886	$—	$—	$2	$2
Funded status at end of year	$382	$(11)	$(402)	$(520)	$(59)	$—	$(50)	$(8)

Amounts recognized in the Consolidated Balance Sheets:
Non-current assets	$508	$2	$127	$27	$—	$—	$—	$—
Current liabilities	(13)	(1)	(33)	(29)	(8)	—	(4)	(1)
Non-current liabilities	(113)	(12)	(496)	(518)	(51)	—	(46)	(7)
Funded status at end of year	$382	$(11)	$(402)	(520)	$(59)	$—	$(50)	$(8)

Accumulated Benefit Obligation	$3,794	$42	$3,078	$2,351

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

18. Retirement Plans (Continued)

The net actuarial loss (gain) in benefit obligation for the U.S. Plans and Non-U.S. Plans is generally driven by a change in discount rates and to a lesser degree the rate of compensation change in the Non-U.S. Plans.

Accumulated other comprehensive loss (income) at December 31 not yet recognized as components of net periodic benefit cost consist of:

	Defined Benefit Pension Plans				Other Postretirement Benefit Plans
	U.S. Plans		Non-U.S. Plans		U.S. Plans		Non-U.S. Plans
	2024	2023	2024	2023	2024	2023	2024	2023
Net actuarial loss (gain)	$8	$5	$659	$757	$(2)	$—	$(2)	$—
Prior service credit	—	—	(16)	(6)	—	—	—	—
Total accumulated other comprehensive loss (income)	$8	$5	$643	$751	$(2)	$—	$(2)	$—

The following table sets forth the pension plans for which their accumulated benefit obligation (“ABO”) or projected benefit obligation (“PBO”) exceeds the fair value of their respective plan assets on December 31:

	Defined Benefit Pension Plans				Other Postretirement Benefit Plans
	U.S. Plans		Non-U.S. Plans		U.S. Plans		Non-U.S. Plans
	2024	2023	2024	2023	2024	2023	2024	2023
Plans with projected benefit obligations in excess of plan assets:
Projected benefit obligation	$125	$13	$1,308	$1,417	$—	$—	$—	$—
Accumulated benefit obligation	125	13	1,266	1,374	—	—	—	—
Fair value of plan assets	—	—	779	870	—	—	—	—
Plans with accumulated benefit obligations in excess of plan assets:
Accumulated benefit obligation	125	13	1,262	1,362	—	—	—	—
Fair value of plan assets	—	—	774	855	—	—	—	—
Plans with accumulated postretirement benefit obligations in excess of plan assets:
Accumulated postretirement benefit obligation					59	—	52	10
Fair value of plan assets					$—	$—	$2	$2

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

18. Retirement Plans (Continued)

The net periodic benefit cost recognized in the Consolidated Statements of Operations is composed of the following for the years ended December 31:

	Defined Benefit Pension Plans						Other Postretirement Benefit Plans
	U.S. Plans			Non-U.S. Plans			U.S. Plans			Non-U.S. Plans
	2024	2023	2022	2024	2023	2022	2024	2023	2022	2024	2023	2022
Service cost	$11	$—	$—	$32	$23	$32	$—	$—	$—	$3	$2	$2
Interest cost	105	2	1	112	91	44	2	—	—	2	—	—
Expected return on assets	(142)	(2)	—	(112)	(82)	(69)	—	—	—	—	—	—
Amortization of:
Net actuarial (gain) loss	—	(1)	—	39	33	35	—	—	—	—	—	(1)
Prior service credit	—	—	—	(1)	(1)	(1)	—	—	—	—	—	—
Curtailment gain	—	—	—	(1)	—	—	—	—	—	—	—	—
Settlement loss (gain)	—	—	—	20	8	(1)	—	—	—	—	—	—
Other one-time expense	—	—	—	—	—	—	—	—	—	—	1	—
Net periodic benefit (income) cost	$(26)	$(1)	$1	$89	$72	$40	$2	$—	$—	$5	$3	$1

Service cost is included within Cost of goods sold and Selling, general and administrative expenses while all other cost components are recorded within Pension and other postretirement non-service expense, net.

As part of the Company’s pension de-risking strategy, annuities were purchased with an insurance company for the pensioners in our Irish Executive Fund during the quarter ended June 30, 2024. As a result of this transaction, a settlement loss of $20 million occurred when approximately 70% of the projected benefit obligation was settled.

Changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Income for the years ended December 31:

	Defined Benefit Pension Plans						Other Postretirement Benefit Plans
	U.S. Plans			Non-U.S. Plans			U.S. Plans			Non-U.S. Plans
	2024	2023	2022	2024	2023	2022	2024	2023	2022	2024	2023	2022
Net actuarial loss (gain)	$3	$—	$(2)	$(16)	$60	$(11)	$(2)	$—	$—	$(4)	$—	$(1)
Prior service (credit) cost arising during the year	—	—	—	(10)	5	(1)	—	—	—	—	—	—
Amortization of prior service credit	—	—	—	1	1	1	—	—	—	—	—	—
Amortization of actuarial gain (loss) and settlement gain (loss)	—	1	—	(59)	(41)	(34)	—	—	—	—	—	1
Exchange rate (gain) loss	—	—	—	(24)	33	(65)	—	—	—	2	—	—
Amount recognized in other comprehensive loss (income)	3	1	(2)	(108)	58	(110)	(2)	—	—	(2)	—	—
Amount recognized in net periodic pension benefit (income) cost and other comprehensive loss (income)	$(23)	$—	$(1)	$(19)	$130	$(70)	$—	$—	$—	$3	$3	$1

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

18. Retirement Plans (Continued)

Major actuarial assumptions used in determining the benefit obligations and net periodic pension cost for our defined benefit plans are presented in the following tables.

Weighted‐average assumptions used to determine benefit obligations as of December 31 are:

	Defined Benefit Pension Plans				Other Postretirement Benefit Plans
	U.S. Plans		Non-U.S. Plans		U.S. Plans		Non-U.S. Plans
	2024	2023	2024	2023	2024	2023	2024	2023
Discount rate	5.66%	4.93%	4.42%	3.81%	5.51%	4.93%	7.44%	3.30%
Rate of compensation increase	3.02%	5.00%	2.32%	2.64%	—%	—%	2.60%	2.60%
Interest crediting rates	4.51%	—%	1.91%	2.00%	—%	—%	—%	—%

Weighted-average assumptions used in the calculation of benefit plan expense for years ended December 31:

	Defined Benefit Pension Plans						Other Postretirement Benefit Plans
	U.S. Plans			Non-U.S. Plans			U.S. Plans			Non-U.S. Plans
	2024	2023	2022	2024	2023	2022	2024	2023	2022	2024	2023	2022
Discount rate	4.93%	5.15%	2.75%	3.81%	4.15%	1.54%	4.93%	5.15%	2.75%	3.30%	3.70%	1.15%
Rate of compensation increase	5.00%	5.00%	3.50%	2.64%	2.64%	2.30%	—%	—%	—%	2.60%	2.60%	2.30%
Expected long-term rate of return on plan assets	5.85%	4.11%	3.50%	4.73%	4.79%	3.02%	—%	—%	—%	—%	3.95%	1.40%
Interest crediting rates	—%	—%	—%	2.00%	2.00%	2.00%	—%	—%	—%	—%	—%	—%

At December 31, 2024, the discount rates for both the U.S. and non-U.S. pension plans and other postretirement plans were determined based on a yield curve developed by our actuary.

Our assumption regarding the future rate of compensation increases is reviewed periodically and is based on both our internal planning projections and recent history of actual compensation increases.

We typically review our expected long-term rate of return on plan assets periodically through an asset allocation study with either our actuary or investment advisor. Our expected rates of return in fiscal 2024 are based on an analysis of our long-term expected rate of return and our current asset allocation.

Our Investment Policies and Strategies

Our investment policies and strategies guide and direct how the funds are managed for the benefit plans we sponsor. Our main funds include:

●	WestRock U.S. Pension Funds
●	Smurfit Kappa The Netherlands Pension Fund
●	WestRock Canada Pension Funds
●	Smurfit Kappa UK Pension Funds
●	WestRock UK Pension Funds
●	Smurfit Kappa Ireland Pension Funds

The Trustees of all our funded plans all use a fiduciary manager to implement the investment policy appropriate for each plan and there is an Investment Committee for each of these plans. The investment strategy varies by local legislative requirements, funded status and maturity of the plan. Periodic reviews are made of both investment policy objectives and investment manager performance.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

18. Retirement Plans (Continued)

Over the last few years, we have de-risked certain plans for which market conditions were opportune to do so, using a combination of automatic triggers and decision making by the applicable Investment Committee. In these cases the investment strategy targets a percentage allocation to growth assets and a percentage allocation to liability hedging assets based on each plans funded status and local legislative requirements.

The Company has continued to implement a diversified and strategic investment approach for its various pension plans, aimed at ensuring long-term financial stability and growth. The strategy focuses on balancing risk and return by investing in a mix of equities, fixed-income securities, alternative assets and property. In alignment with our fiduciary responsibilities, we have prioritized sustainable investment practices, incorporating environmental, social and governance (ESG) criteria into the decision-making process. The diversified portfolios have been designed to withstand market volatility while maximizing returns to meet the future obligations of our pension plan beneficiaries. Through regular monitoring and adjustments, we aim to achieve consistent, risk-adjusted performance to safeguard the financial security of our employees’ retirement funds.

Investments are diversified across asset classes and within each asset class to minimize the risk of large losses. Derivatives, including swaps, forward and future contracts may be used as asset class substitutes or for hedging or other risk management purposes. All the plans hold highly diversified investment portfolios that are not reliant on any single named stocks or specific parts of the market.

Valuation of Our Plan Assets

Pension assets are stated at fair value or Net Asset Value (“NAV”). Fair value is based on the amount that would be received to sell an asset or paid to settle a liability, in an orderly transaction between market participants at the reporting date. We consider both observable and unobservable inputs that reflect assumptions applied by market participants when setting the exit price of an asset or liability in an orderly transaction within the principal market for that asset or liability.

We typically review our expected long-term rate of return on plan assets periodically through an asset allocation study with either our actuary or investment advisor. We value the pension plan assets based upon the observability of exit pricing inputs and classify pension plan assets based upon the lowest level input that is significant to the fair value measurement of the pension plan assets in their entirety.

The Company’s weighted target asset allocations are as follows:

	Defined Benefit Pension Plans		Other Postretirement Benefit Plans
	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans
	2024	2024	2024	2024
Equities	29%	16%	—%	—%
Fixed Income	60%	73%	—%	—%
Real Estate	3%	—%	—%	—%
Other (incl. Liability-Driven Investments (“LDI”))	8%	11%	—%	100%

Fair Value Measurement

The guidance for fair value measurements and disclosure sets out a fair value hierarchy that group fair value measurement inputs into the three classifications outlined in the table below. Transfers between levels are recognized at the end of the reporting period.

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Unobservable inputs for the asset or liability reflecting the reporting entity’s own assumptions or external inputs from inactive markets.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

18. Retirement Plans (Continued)

The following table summarizes our pension plan assets measured at fair value on a recurring basis (at least annually) as of December 31:

	Defined Benefit Pension Plans
	U.S. Plans
	2024				2023
	Quoted Prices in				Quoted Prices in
	Active Markets	Significant Other	Significant		Active Markets	Significant Other	Significant
	For Identical	Observable Inputs	Unobservable		For Identical	Observable Inputs	Unobservable
Asset Class	Assets (Level 1)	(Level 2)	Inputs (Level 3)	Total	Assets (Level 1)	(Level 2)	Inputs (Level 3)	Total
Cash	$224	$—	$—	$224	$1	$—	$—	$1
Equity	483	2	—	485	—	3	—	3
Government Bonds	—	356	—	356	—	—	—	—
Corporate Bonds	154	2,585	—	2,739	—	26	—	26
Real Estate / Property	—	1	—	1	—	1	—	1
Insurance Contracts	—	—	—	—	—	—	—	—
Derivatives	—	10	—	10	—	—	—	—
Investment Funds	—	—	—	—	—	—	—	—
Other (incl. LDI)	—	1	—	1	—	—	—	—
Total assets measured using fair value hierarchy	$861	$2,955	$—	$3,816	$1	$30	$—	$31
Assets measured at NAV				363				—
Total assets				$4,179				$31

	Defined Benefit Pension Plans
	Non-U.S. Plans
	2024				2023
	Quoted Prices in				Quoted Prices in
	Active Markets	Significant Other	Significant		Active Markets	Significant Other	Significant
	For Identical	Observable Inputs	Unobservable		For Identical	Observable Inputs	Unobservable
Asset Class	Assets (Level 1)	(Level 2)	Inputs (Level 3)	Total	Assets (Level 1)	(Level 2)	Inputs (Level 3)	Total
Cash	$21	$55	$—	$76	$23	$8	$—	$31
Equity	509	97	1	607	348	88	13	449
Government Bonds	313	489	—	802	653	34	—	687
Corporate Bonds	190	516	—	706	158	178	—	336
Real Estate / Property	8	50	24	82	3	64	28	95
Insurance Contracts	—	—	29	29	—	—	35	35
Derivatives	—	(120)	—	(120)	—	(29)	—	(29)
Investment Funds	—	19	—	19	—	—	—	—
Other (incl. LDI)	13	62	77	152	1	180	101	282
Total assets measured using fair value hierarchy	$1,054	$1,168	$131	$2,353	$1,186	$523	$177	$1,886
Assets measured at NAV				377				—
Total assets				$2,730				$1,886

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

18.  Retirement Plans (Continued)

	Other Postretirement Benefit Plans
	Non-U.S. Plans
	2024				2023
	Quoted Prices in				Quoted Prices in
	Active Markets	Significant Other	Significant		Active Markets	Significant Other	Significant
	For Identical	Observable	Unobservable		For Identical	Observable	Unobservable
Asset Class	Assets (Level 1)	Inputs (Level 2)	Inputs (Level 3)	Total	Assets (Level 1)	Inputs (Level 2)	Inputs (Level 3)	Total
Insurance Contracts	$—	$—	$2	$2	$—	$—	$2	$2
Total assets measured using fair value hierarchy	$—	$—	$2	$2	$—	$—	$2	$2
Assets measured at NAV				—				—
Total assets				$2				$2

The assets recognized for the OPEB plans are pledged insurance contracts in respect of specific German benefits. These insurance contracts are considered level 3 plan assets.

NAV Measurement

Commingled fund investments are valued at the NAV per share multiplied by the number of shares held. The determination of NAV for the commingled funds includes market pricing of the underlying assets as well as broker quotes and other valuation techniques. Fixed income and fixed income related instruments consist of commingled debt funds, which are valued at their NAV per share multiplied by the number of shares held. The determination of NAV for the commingled funds includes market pricing of the underlying assets as well as broker quotes and other valuation techniques.

We maintain holdings in certain private equity partnerships and private real estate investments for which a liquid secondary market does not exist. The private equity partnerships are commingled investments. Valuation techniques, such as discounted cash flow and market based comparable analyses, are used to determine fair value of the private equity investments. Unobservable inputs used for the discounted cash flow technique include projected future cash flows and the discount rate used to calculate present value. Unobservable inputs used for the market-based comparisons technique include earnings before interest, taxes, depreciation and amortization multiples in other comparable third party transactions, price to earnings ratios, liquidity, current operating results, as well as input from general partners and other pertinent information. Private equity investments have been valued using NAV as a practical expedient.

Private real estate investments are commingled investments. Valuation techniques, such as discounted cash flow and market based comparable analyses, are used to determine fair value of the private equity investments. Unobservable inputs used for the discounted cash flow technique include projected future cash flows and the discount rate used to calculate present value. Unobservable inputs used for the market-based comparison technique include a combination of third-party appraisals, replacement cost, and comparable market prices. Private real estate investments have been valued using NAV as a practical expedient.

Equity-related investments are hedged equity investments in a commingled fund that consist primarily of equity indexed investments which are hedged by options and also hold collateral in the form of short-term treasury securities. Equity related investments have been valued using NAV as a practical expedient.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

18. Retirement Plans (Continued)

A reconciliation of the beginning and ending balances of the pension plan assets measured at fair value using significant unobservable inputs (Level 3) is presented below:

	Defined Benefit Pension Plans
	Non-U.S. Plans
	Balance at	Actual return on		Sales and		Balance at
	December 31, 2023	plan assets	Purchases	settlements	Currency Impact	December 31, 2024
Equity	$13	$—	$—	$(12)	$—	$1
Real Estate / Property	28	(1)	6	(8)	(1)	24
Insurance Contracts	35	(3)	1	(2)	(2)	29
Other (incl. LDI)	101	1	5	(26)	(4)	77
Total assets	$177	$(3)	$12	$(48)	$(7)	$131

	Other Postretirement Benefit Plans
	Non-U.S. Plans
	Balance at	Actual return on		Sales and		Balance at
	December 31, 2023	plan assets	Purchases	settlements	Currency Impact	December 31, 2024
Insurance Contracts	$2	$—	$3	$(3)	$—	$2
Total assets	$2	$—	$3	$(3)	$—	$2

	Defined Benefit Pension Plans
	Non-U.S. Plans
	Balance at	Actual return on		Sales and		Balance at
	December 31, 2022	plan assets	Purchases	settlements	Currency Impact	December 31, 2023
Equity	$—	$—	$13	$—	$—	$13
Real Estate / Property	41	3	—	(17)	1	28
Insurance Contracts	31	2	3	(2)	1	35
Other (incl. LDI)	62	10	38	(12)	3	101
Total assets	$134	$15	$54	$(31)	$5	$177

	Other Postretirement Benefit Plans
	Non-U.S. Plans
	Balance at	Actual return on		Sales and	Currency	Balance at
	December 31, 2022	plan assets	Purchases	settlements	Impact	December 31, 2023
Insurance Contracts	$2	$—	$—	$—	$—	$2
Total assets	$2	$—	$—	$—	$—	$2

The assumed healthcare cost trend rates as of December 31 are:

	Other Postretirement Benefit Plans
	U.S. Plans		Non-U.S. Plans

	Years ended in December 31,
	2024	2023	2024	2023
Health care cost trend rate assumed for next year	6.29%	5.14%	5.56%	—%
Rate to which the cost trend rate gradually declines	4.00%	5.00%	5.56%	—%
Year the rate reaches the ultimate rate	2048	2025	2024	—

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

18. Retirement Plans (Continued)

Pension Plan Contributions and Benefit Payments

Established funding standards govern the funding requirements for our qualified and approved pensions in various jurisdictions. We fund the benefit payments of our nonqualified or unfunded plans as benefit payments come due.

During 2025, based on estimated year-end asset values and projection of plan liabilities we expect to make contributions and/or benefit payments of approximately: $55 million for our non-qualified or unfunded plans and $80 million for our qualified or funded plans.

At December 31, 2024, projected future pension and other postretirement benefit payments (excluding any termination benefits) were as follows:

	Defined Benefit	Other Postretirement
Year ending December 31,	Pension Plans	Benefit Plans
2025	$452	$13
2026	457	12
2027	466	11
2028	470	10
2029	470	9
2030-2034	2,535	44

Defined Contribution Plans

We have 401(k) plans that cover certain U.S. salaried, union and non-union hourly employees, generally subject to an initial waiting period. The 401(k) plans permit participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. At December 31, 2024, our contributions may be up to 7.5% for U.S. salaried and non-union hourly employees, consisting of a match of up to 5% and an automatic employer contribution of 2.5%.

Outside the U.S., the Company operates various defined contribution plans for its employees in line with local market practice and the tax and legal rules in the jurisdictions in which they operate.

The expense for defined contribution pension plans for the years ended December 31, 2024, 2023 and 2022, was $170 million, $79 million, and $75 million, respectively. The increase in the expense for the year ended December 31, 2024 was due to the Combination.

Multiemployer Plans

As a result of the acquisition of WestRock, we participate in several multiemployer pension plans (“MEPP” or “MEPPs”) that provide retirement benefits to certain union employees in accordance with various collective bargaining agreements and WestRock has participated in other MEPPs in the past. In the normal course of business, we evaluate our potential exposure to MEPPs, including potential withdrawal liabilities. In fiscal 2018, WestRock submitted formal notification to withdraw from the Pace Industry Union-Management Pension Fund (“PIUMPF”) and recorded a withdrawal liability and a liability for their proportionate share of PIUMPF’s accumulated funding deficiency (“AFD”). Subsequently, in fiscal 2019 and 2020, WestRock received demand letters from PIUMPF, including a demand for withdrawal liabilities and for their proportionate share of PIUMPF’s AFD. In July 2021, PIUMPF filed suit against WestRock in the U.S. District Court for the Northern District of Georgia claiming the right to recover their pro rata share of the pension fund’s AFD along with interest, liquidated damages and attorney’s fees.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

18. Retirement Plans (Continued)

In connection with the Combination, we assumed withdrawal liabilities of $169 million, including liabilities associated with PIUMPF’s AFD demands.

In November 2024, PIUMPF and the Company entered mediation and reached resolution of the litigation. In December 2024, we paid $37 million to settle the AFD matter with each party bearing their own attorney’s fees in connection with the litigation. The litigation was subsequently dismissed with prejudice. We adjusted the provisional amount recognized in the Combination to the settlement amount with an offsetting credit to goodwill. At December 31, 2024, we had recorded withdrawal liabilities of $131 million.

With respect to certain other MEPPs, in the event we withdraw from one or more of the MEPPs in the future, it is reasonably possible that we may incur withdrawal liabilities in connection with such withdrawals. Our estimate of any such withdrawal liabilities, both individually and in the aggregate, are not material for the remaining plans in which we participate.

19. Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per share:

	Years ended December 31,
	2024	2023	2022
Numerator:
Net income attributable to common shareholders	$319	$825	$1,034

Denominator:
Basic weighted average shares outstanding	386	258	258
Effect of dilutive share options	3	2	3
Diluted weighted average shares outstanding	389	260	261

Basic earnings per share attributable to common shareholders	$0.83	$3.19	$4.00

Diluted earnings per share attributable to common shareholders	$0.82	$3.17	$3.96

Diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares. These comprise of restricted stock units, performance stock units and performance shares issued under the Company’s long-term incentive plans. Details of these plans are set out in “Note 16. Share-based Compensation”.

For the years ended December 31, 2024, 2023 and 2022, respectively, there were no material weighted average share-based compensation awards excluded from the diluted earnings per share computation because the effect would have been antidilutive.

20. Disposal of Russian Operations

The sale of the Russian operations was completed on March 20, 2023, following the Company’s previously announced plan to exit the Russian market in an orderly manner in 2022. The results of the operations in Russia were not presented as a discontinued operation as they did not represent a strategic shift that had or will have a major effect on our operations and financial results. Such operations are neither a major line of business or a major geographical area and represented less than 1.5% of the Company’s net sales in 2023 and in 2022. During the year ended December 31, 2022, in advance of classifying the Russian disposal group as held for sale, the recoverable value of zero was reassessed based on the terms of the sales agreement entered into, applying the fair value less costs to sell method. This resulted in an impairment charge of $159 million being recorded in 2022 within Impairment of other assets.

Upon completion of the sale during 2023, the assets and liabilities previously classified as held for sale were derecognized and a pre-tax net loss on disposal was recognized of $10 million within Other (expense) income, net.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

21. Commitments and Contingencies

We have financial commitments and obligations that arise in the ordinary course of our business. These include debt (discussed in “Note 14. Debt”), lease obligations (discussed in “Note 12. Leases”), pension liabilities (discussed in “Note 18. Retirement Plans”) and capital commitments, purchase commitments and certain legal proceedings are discussed below.

Capital Commitments

Estimated costs for future purchases of Property, plant and equipment that we are obligated to purchase as of December 31, 2024, total approximately $916 million.

Purchase Commitments

In the table below, we set forth our enforceable and legally binding purchase obligations as of December 31, 2024. These obligations relate to various purchase agreements for items such as minimum amounts of energy, fiber, wood purchases, transport and software licensing over periods ranging from one year to six years. Some of the amounts are based on management’s estimates and assumptions about these obligations, including their duration, the possibility of renewal, anticipated actions by third parties, and other factors. Because these estimates and assumptions are necessarily subjective, our actual payments may vary from those reflected in the table. Total purchase commitments are as follows:

2025	$1,136
2026	400
2027	244
2028	173
2029	143
Thereafter	301
Total	$2,397

Brazil Tax Liability

Our subsidiary, WestRock, is challenging claims by the Brazil Federal Revenue Department that we underpaid taxes as a result of amortization of goodwill generated by the 2002 merger of two of its Brazilian subsidiaries. The matter has proceeded through the Brazil Administrative Council of Tax Appeals (“CARF”) principally in two proceedings, covering tax years 2003 to 2008 and 2009 to 2012.WestRock was assessed additional taxes, penalties, and interest in both CARF proceedings. In the proceeding for the tax years 2003 to 2008, WestRock was also assessed penalties and interest for fraud, but WestRock won the fraud claim in the proceeding for the tax years 2009 to 2012. WestRock subsequently filed two lawsuits in Brazilian federal courts seeking annulment of the adverse CARF decisions. In February 2025, the federal court adjudicating the WestRock challenge to CARF’s decision against WestRock for the 2003 and 2008 period issued a ruling in favor of WestRock nullifying the financial assessments in that case. The decision of the federal court is subject to appeal.

We assert that we have no liability in these matters. The total amount in dispute before CARF and in the annulment actions relating to the claimed tax deficiency was R$752 million ($122 million) as of December 31, 2024, including various penalties and interest. Resolution of the tax positions could have a material adverse effect on our cash flows and results of operations or materially benefit our results of operations in future periods depending upon their ultimate resolution.

PIUMPF-Related Litigation

Refer to “Note 18. Retirement Plans” for the resolution of the litigation filed by PIUMPF against the Company.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

21. Commitments and Contingencies (Continued)

Asbestos-Related Litigation

We have been named as a defendant in asbestos-related personal injury litigation, primarily in relation to the historical operations of certain companies that have been acquired by the Company. To date, the costs resulting from the litigation, including settlement costs, have not been significant. We accrue for the estimated value of pending claims and litigation costs using historical claims information, as well as the estimated value of future claims based on our historical claims experience. As of December 31, 2024, there were approximately 660 such lawsuits. We believe that we have substantial insurance coverage, subject to applicable deductibles and policy limits, with respect to asbestos claims. We also believe we have valid defenses to these asbestos-related personal injury claims and intend to continue to contest these matters vigorously. Should the Company’s litigation profile change substantially, or if there are adverse developments in applicable law, it is possible that the Company could incur significantly more costs resolving these cases. We record asbestos-related insurance recoveries that are deemed probable. In assessing the probability of insurance recovery, we make judgments concerning insurance coverage that we believe are reasonable and consistent with our historical dealings and our knowledge of any pertinent solvency issues surrounding the insurers. The Company currently does not expect the resolution of pending asbestos litigation and proceedings to have a material adverse effect on the Company’s results of operations, financial condition or cash flows. As of December 31, 2024, the Company had recorded liabilities in respect of these matters of $73 million and estimated insurance recoveries of $47 million.

Italian Competition Authority Investigation

In August 2019, the Italian Competition Authority (the “AGCM”) notified approximately 30 companies, of which Smurfit Kappa Italia, a subsidiary of Smurfit Westrock, was one, that an investigation had found the companies to have engaged in anti-competitive practices, in relation to which the AGCM levied a fine of approximately $138 million on Smurfit Kappa Italia, which was paid in 2021.

In October 2019, Smurfit Kappa Italia appealed the AGCM’s decision to the First Administrative Court of Appeal (TAR Lazio), however Smurfit Kappa Italia was later notified that this appeal had been unsuccessful. In September 2021, Smurfit Kappa Italia filed a further appeal to the Council of State which published its ruling in February 2023. While some grounds of appeal were dismissed, the Council of State upheld Smurfit Kappa Italia’s arguments regarding the quantification of the fine. As a result, the AGCM was directed to recalculate Smurfit Kappa Italia’s fine. On March 7, 2024, the AGCM notified Smurfit Kappa Italia that its fine had been reduced by approximately $18 million. Smurfit Kappa Italia has appealed the amount of this reduction and a decision on that appeal is expected later in 2025.

Separate to these proceedings regarding the fine, in May 2023, Smurfit Kappa Italia filed an application with the Council of State for revocation of the February 2023 ruling to the extent that it failed to consider certain pleas that had been raised by Smurfit Kappa Italia on appeal. One such plea is to be (re-)assessed by the Council of State, which, if successful, could determine the partial annulment of the August 2019 AGCM decision, although this would not impact the size of the fine levied on Smurfit Kappa Italia. A decision is expected later in 2025.

After publication of the AGCM’s August 2019 decision, a number of purchasers of corrugated sheets and boxes initiated litigation proceedings against Smurfit Kappa companies, alleging that they were harmed by the alleged anti-competitive practices and seeking damages. These actions are still in early stages and Smurfit Westrock cannot predict its potential liability or their outcomes with certainty at this point in time. In addition, other parties have threatened litigation against Smurfit Westrock seeking damages (either specified or unspecified). It cannot be anticipated whether these threatened actions will become actual litigation proceedings, nor whether any amounts claimed will be the same as those that have been threatened.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

21. Commitments and Contingencies (Continued)

International Arbitration Against Venezuela

Smurfit Kappa, which is now a subsidiary of Smurfit Westrock, announced in 2018 that due to the Government of Venezuela’s measures, Smurfit Kappa no longer exercised control over the business of Smurfit Kappa Carton de Venezuela. Smurfit Kappa’s Venezuelan operations were therefore deconsolidated in the third quarter of 2018. Later that year, Smurfit Kappa’s wholly owned subsidiary, Smurfit Holdings BV, filed an international arbitration claim against the Bolivarian Republic of Venezuela before the World Bank’s International Center for Settlement of Investment Disputes (“ICSID”) seeking compensation for Venezuela’s unlawful seizure of its Venezuelan business as well as for other arbitrary, inconsistent and disproportionate State measures that destroyed the value of its investments in Venezuela. Following the exchange of written submissions, an oral hearing was held in September 2022 in Paris.

On August 28, 2024, upon the completion of its deliberations, the arbitral tribunal issued an award granting Smurfit Holdings BV, then a wholly owned subsidiary of Smurfit Westrock, compensation in excess of $469 million, plus legal costs of $5 million, plus interest from May 31, 2024, until the date of payment (the “Award”). In September 2024 Smurfit Holdings BV initiated proceedings against the Bolivarian Republic of Venezuela to enforce the Award. In December 2024, the Bolivarian Republic of Venezuela applied to ICSID to annul the Award. An Annulment Committee will now be formed by ICSID to decide on this application.

Combination-Related Litigation

In May 2024, in connection with the Combination, two lawsuits were filed by purported shareholders of WestRock challenging the sufficiency of the disclosures that have been made in connection therewith in the definitive proxy statement that WestRock filed with the SEC on April 26, 2024: Robert Scott v. WestRock Company et al., No. 652627/2024 (N.Y.S.), filed on May 21, 2024, and Richard McDaniel v. WestRock Company et al., No. 652638/2024 (N.Y.S.), filed on May 22, 2024. Both complaints, which name WestRock and its directors as defendants, alleged state law claims for breach of fiduciary duty. The plaintiffs in the Scott and McDaniel cases filed notices of voluntary dismissal in their respective cases on January 15, 2025. Those notices were effective upon filing, and accordingly these lawsuits are no longer pending.

Other Litigation

We are a defendant in a number of other lawsuits and claims arising out of the conduct of our business. While the ultimate results of such suits or other proceedings against us cannot be predicted as of the date of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, we believe the resolution of these other matters will not have a material adverse effect on our results of operations, financial condition or cash flows.

22. Variable Interest Entities

Trade Receivables Securitization Arrangements

The Company is a party to arrangements involving securitization of its trade receivables. The arrangements required the establishment of certain special purpose entities namely Smurfit Kappa International Receivables DAC, Smurfit Kappa Receivables plc and Smurfit Kappa European Packaging DAC (a subsidiary of Smurfit Kappa Receivables plc). The sole purpose of the securitization entities is the raising of finance for the Company using the receivables generated by certain operating entities, as collateral. All entities are considered to be VIEs.

The Company is the primary beneficiary of Smurfit Kappa International Receivables DAC, Smurfit Kappa European Packaging DAC and Smurfit Kappa Receivables plc, through various financing arrangements and due to the fact that it is responsible for the entities’ most significant economic activities.

The carrying value of the restricted assets and limited recourse liability as of December 31, 2024 ($765 million and $5 million respectively) and as of December 31, 2023 ($819 million and $20 million respectively) approximates fair value due to the short-term nature of the securitized assets and the floating rates of the liabilities.

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

22. Variable Interest Entities (Continued)

Timber Note Receivable Securitization Arrangement

The Company is also a party to an arrangement involving securitization of its note receivable. Pursuant to the sale of forestlands in 2007, a special purpose entity (“SPE”) namely MeadWestvaco Timber Notes Holding, LLC (“MWV TN”) received an installment note receivable in the amount of $398 million (“Timber Note”). Using this installment note as collateral, the SPE received proceeds under secured financing agreements, which is recorded as a non-recourse liability.

Using the Timber Note as collateral, MWV TN received $338 million in proceeds under a secured financing agreement with a bank. Under the terms of the agreement, the liability from this transaction is non-recourse to the Company and is payable from the Timber Note proceeds upon its maturity in October 2027. As a result, the Timber Note is not available to satisfy any obligations of the Company. MWV TN can elect to prepay at any time the liability in whole or in part, however, given that the Timber Note is not prepayable, MWV TN expects to repay the liability at maturity from the Timber Note proceeds.

The Company is the primary beneficiary of MWV TN through various financing arrangements and due to the fact that it is responsible for the entity’s most significant economic activities. This entity is considered to be a VIE.

The carrying value of the restricted asset and non-recourse liability as of December 31, 2024 ($387 million and $333 million respectively) approximates fair value due to their floating rates. The fair values of the restricted assets and non-recourse liabilities are classified as level 2 within the fair value hierarchy.

Green Power Solutions

Green Power Solutions of Georgia, LLC (“GPS”) is a joint venture providing steam to the Company and electricity to a third party client. The Company owns a 48% interest in GPS and the majority of the debt issued through the entity SP Fiber Holdings Inc. (“SP Fiber”), a 100% owned subsidiary. Based on the commercial and financial relationships in force between SP Fiber and GPS, it has been determined that the SP Fiber has a controlling financial interest in and is the primary beneficiary of GPS. The vehicle holds unrestricted cash of $2 million as of December 31, 2024.

The carrying amounts of the assets and liabilities of VIEs reported within the Consolidated Balance Sheets are set out in the following table:

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$2	$3
Accounts receivable	767	816
Non-current assets:
Property, plant and equipment, net	60	—
Other non-current assets	389	—
Total assets	$1,218	$819

Liabilities
Current liabilities:
Accounts payable	$6	$—
Current portion of debt	2	—
Other current liabilities	2	—
Non-current liabilities:
Non-current debt due after one year	8	20
Other non-current liabilities	335	—
Total liabilities	$353	$20

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

23. Related Party Transactions

We sell products to and receive services from affiliated entities. These transactions are undertaken and settled at normal trading terms. No guarantees are given or received by either party. Related party balances and transactions were not material for any period presented.

24. Accumulated Other Comprehensive Loss

The tables below summarize the changes in accumulated other comprehensive loss by component for the years ended December 31, 2024, 2023 and 2022:

			Defined Benefit
			Pension and
	Foreign Currency	Cash Flow	Postretirement
	Translation	Hedges	Plans	Other Reserves(1)	Total(2)
Balance at December 31, 2021	$833	$14	$850	$(751)	$946
Other comprehensive loss (income)	366	7	(110)	—	263
Balance at December 31, 2022	$1,199	$21	$740	$(751)	$1,209
Other comprehensive (income) loss	(410)	(5)	53	—	(362)
Balance at December 31, 2023	$789	$16	$793	$(751)	$847
Other comprehensive loss (income)	895	—	(87)	—	808
Reclassification from retained earnings	—	—	(209)	—	(209)
Balance at December 31, 2024	$1,684	$16	$497	$(751)	$1,446
(1)	This relates to a reverse acquisition reserve which arose on the creation of a new parent of the Company prior to the United Kingdom and Ireland listings.
(2)	All amounts are net of tax and noncontrolling interest.

A summary of the components of other comprehensive (loss) income, including noncontrolling interest, for the years ended December 31, 2024, 2023 and 2022, is as follows:

	Year ended December 31,
	2024			2023			2022
	Pre-Tax	Tax	Net of Tax	Pre-Tax	Tax	Net of Tax	Pre-Tax	Tax	Net of Tax
Foreign currency translation (loss) gain	$(895)	$—	$(895)	$410	$—	$410	$(366)	$—	$(366)
Defined benefit pension and other post-retirement benefit plans:
Net actuarial gain (loss) arising during year	19	(5)	14	(60)	13	(47)	14	(1)	13
Amortization and settlement recognition of net actuarial loss	59	(15)	44	40	(9)	31	33	(1)	32
Prior service credit (cost) arising during year	10	(2)	8	(5)	2	(3)	1	—	1
Amortization of prior service credit	(1)	—	(1)	(1)	—	(1)	(1)	—	(1)
Foreign currency gain (loss) – pensions	22	—	22	(33)	—	(33)	65	—	65
Derivatives:
Changes in fair value of cash flow hedges	—	—	—	5	—	5	(6)	—	(6)
Changes in fair value of cost of hedging	—	—	—	—	—	—	(1)	—	(1)
Consolidated other comprehensive (loss) income	(786)	(22)	(808)	356	6	362	(261)	(2)	(263)
Less: Other comprehensive loss (income) attributable to noncontrolling interests	—	—	—	—	—	—	—	—	—
Other comprehensive (loss) income attributable to common shareholders	$(786)	$(22)	$(808)	$356	$6	$362	$(261)	$(2)	$(263)

Smurfit Westrock plc

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share data)

25. Subsequent Events

The Company has evaluated subsequent events through the date the Company issued the Consolidated Financial Statements. Except as noted below, the Company has concluded that no events or transactions have occurred that may require disclosure in the accompanying financial statements.

Dividend Approval

On January 30, 2025, the Company announced that its Board approved a quarterly dividend of $0.4308 per share on its ordinary shares. The quarterly dividend of $0.4308 per ordinary share is payable March 18, 2025 to shareholders of record at the close of business on February 14, 2025.

WESTROCK COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended September 30,
(In millions, except per share data)	2023	2022	2021

Net sales	$20,310.0	$21,256.5	$18,746.1
Cost of goods sold	16,725.5	17,237.5	15,320.8
Gross profit	3,584.5	4,019.0	3,425.3
Selling, general and administrative expense excluding intangible amortization	2,014.4	1,932.6	1,759.3
Selling, general and administrative intangible amortization expense	341.5	350.4	357.1
Multiemployer pension withdrawal (income) expense	(12.1)	0.2	(2.9)
Restructuring and other costs, net	859.2	383.0	30.6
Impairment of goodwill and mineral rights	1,893.0	26.0	—
Operating (loss) profit	(1,511.5)	1,326.8	1,281.2
Interest expense, net	(417.9)	(318.8)	(372.3)
Gain (loss) on extinguishment of debt	10.5	(8.5)	(9.7)
Pension and other postretirement non-service (cost) income	(21.8)	157.4	134.9
Other (expense) income, net	(6.1)	(11.0)	10.9
Equity in income of unconsolidated entities	3.4	72.9	40.9
Gain on sale of RTS and Chattanooga	238.8	—	—
(Loss) income before income taxes	(1,704.6)	1,218.8	1,085.9
Income tax benefit (expense)	60.4	(269.6)	(243.4)
Consolidated net (loss) income	(1,644.2)	949.2	842.5
Less: Net income attributable to noncontrolling interests	(4.8)	(4.6)	(4.2)
Net (loss) income attributable to common stockholders	$(1,649.0)	$944.6	$838.3

Basic (loss) earnings per share attributable to common stockholders	$(6.44)	$3.64	$3.16

Diluted (loss) earnings per share attributable to common stockholders	$(6.44)	$3.61	$3.13

See Accompanying Notes

WESTROCK COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Year Ended September 30,
(In millions)	2023	2022	2021

Consolidated net (loss) income	$(1,644.2)	$949.2	$842.5
Other comprehensive income (loss), net of tax:
Foreign currency:
Foreign currency translation gain (loss)	354.9	(241.5)	124.3
Reclassification of previously unrealized net foreign currency loss upon consolidation of equity investment	29.0	—	—
Reclassification of previously unrealized net foreign currency gain upon sale of RTS	(2.3)	—	—
Derivatives:
Deferred loss on cash flow hedges	(50.2)	(10.3)	(0.1)
Reclassification adjustment of net loss on cash flow hedges included in earnings	54.4	1.4	5.5
Defined benefit pension and other postretirement benefit plans:
Net actuarial gain (loss) arising during period	120.8	(216.3)	165.6
Amortization and settlement recognition of net actuarial loss, included in pension and postretirement cost	40.1	6.4	25.5
Prior service cost arising during period	(1.5)	(0.2)	(4.2)
Amortization and curtailment recognition of prior service cost, included in pension and postretirement cost	5.7	6.1	4.5
Reclassification of net pension adjustment upon sale of RTS	7.9	—	—
Other comprehensive income (loss), net of tax	558.8	(454.4)	321.1
Comprehensive (loss) income	(1,085.4)	494.8	1,163.6
Less: Comprehensive income attributable to noncontrolling interests	(7.9)	(5.4)	(4.5)
Comprehensive (loss) income attributable to common stockholders	$(1,093.3)	$489.4	$1,159.1

See Accompanying Notes

WESTROCK COMPANY

CONSOLIDATED BALANCE SHEETS

	September 30,
(In millions, except per share data)	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$393.4	$260.2
Accounts receivable (net of allowances of $60.2 and $66.3)	2,591.9	2,683.9
Inventories	2,331.5	2,317.1
Other current assets (amount related to SPEs of $862.1 and $0)	1,584.8	689.8
Assets held for sale	91.5	34.4
Total current assets	6,993.1	5,985.4
Property, plant and equipment, net	11,063.2	10,081.4
Goodwill	4,248.7	5,895.2
Intangibles, net	2,576.2	2,920.6
Prepaid pension asset	618.3	440.3
Other noncurrent assets (amount related to SPEs of $382.7 and $1,253.0)	1,944.2	3,082.6
Total assets	$27,443.7	$28,405.5

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$533.0	$212.2
Accounts payable	2,123.9	2,252.1
Accrued compensation and benefits	524.9	627.9
Other current liabilities (amount related to SPEs of $776.7 and $0)	1,737.6	810.6
Total current liabilities	4,919.4	3,902.8
Long-term debt due after one year	8,050.9	7,575.0
Pension liabilities, net of current portion	191.2	189.4
Postretirement benefit liabilities, net of current portion	99.1	105.4
Deferred income taxes	2,433.2	2,761.9
Other noncurrent liabilities (amount related to SPEs of $330.2 and $1,117.8)	1,652.2	2,445.8
Commitments and contingencies (Note 19)
Redeemable noncontrolling interests	—	5.5
Equity:
Preferred stock, $0.01 par value; 30.0 million shares authorized; no shares outstanding	—	—
Common stock, $0.01 par value; 600.0 million shares authorized; 256.4 million and 254.4 million shares outstanding at September 30, 2023 and September 30, 2022, respectively	2.6	2.5
Capital in excess of par value	10,698.5	10,639.4
Retained earnings	278.2	2,214.4
Accumulated other comprehensive loss	(898.6)	(1,454.3)
Total stockholders’ equity	10,080.7	11,402.0
Noncontrolling interests	17.0	17.7
Total equity	10,097.7	11,419.7
Total liabilities and equity	$27,443.7	$28,405.5

See Accompanying Notes

WESTROCK COMPANY

CONSOLIDATED STATEMENTS OF EQUITY

	Year Ended September 30,
(In millions, except per share data)	2023	2022	2021

Number of Shares of Common Stock Outstanding:
Balance at beginning of fiscal year	254.4	265.0	260.4
Issuance of common stock, net of stock received for tax withholdings	2.0	2.0	7.1
Purchases of common stock (1)	—	(12.6)	(2.5)
Balance at end of fiscal year	256.4	254.4	265.0
Common Stock:
Balance at beginning of fiscal year	$2.5	$2.7	$2.6
Issuance of common stock, net of stock received for tax withholdings	0.1	—	0.1
Purchases of common stock (1)	—	(0.2)	—
Balance at end of fiscal year	2.6	2.5	2.7
Capital in Excess of Par Value:
Balance at beginning of fiscal year	10,639.4	11,058.8	10,916.3
Compensation expense under share-based plans	64.3	93.4	88.5
Issuance of common stock, net of stock received for tax withholdings	(5.6)	11.9	158.8
Purchases of common stock (1)	—	(524.3)	(103.7)
Other	0.4	(0.4)	(1.1)
Balance at end of fiscal year	10,698.5	10,639.4	11,058.8
Retained Earnings:
Balance at beginning of fiscal year	2,214.4	1,607.9	1,031.6
Adoption of accounting standards (2)	—	—	(3.8)
Net (loss) income attributable to common stockholders	(1,649.0)	944.6	838.3
Dividends declared (per share - $1.10, $1.00 and $0.88) (3)	(287.2)	(263.0)	(236.3)
Issuance of common stock, net of stock received for tax withholdings	—	(2.1)	(0.5)
Purchases of common stock (1)	—	(73.0)	(21.4)
Balance at end of fiscal year	278.2	2,214.4	1,607.9
Accumulated Other Comprehensive Loss:
Balance at beginning of fiscal year	(1,454.3)	(999.1)	(1,319.9)
Other comprehensive income (loss), net of tax	555.7	(455.2)	320.8
Balance at end of fiscal year	(898.6)	(1,454.3)	(999.1)
Total Stockholders’ equity	10,080.7	11,402.0	11,670.3
Noncontrolling Interests: (4)
Balance at beginning of fiscal year	17.7	19.7	16.9
Net (loss) income	(0.7)	(1.5)	1.7
Distributions and adjustments to noncontrolling interests	—	(0.5)	1.1
Balance at end of fiscal year	17.0	17.7	19.7
Total Equity	$10,097.7	$11,419.7	$11,690.0
(1)

In fiscal 2022, we repurchased approximately 12.6 million shares of our Common Stock for an aggregate cost of $597.5 million. In fiscal 2021, we repurchased approximately 2.5 million shares of our Common Stock for an aggregate cost of $125.1 million (a portion of which settled after September 30, 2021).

(2)	For fiscal 2021, the amount relates to the adoption of ASU 2016-13, “Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments”.
(3)	Includes cash dividends and dividend equivalent units declared on certain restricted stock units and restricted stock.
(4)	Excludes amounts related to contingently redeemable noncontrolling interests, which are separately classified outside of permanent equity in the consolidated balance sheets.

See Accompanying Notes

WESTROCK COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended September 30,
(In millions)	2023	2022	2021

Operating activities:
Consolidated net (loss) income	$(1,644.2)	$949.2	$842.5
Adjustments to reconcile consolidated net (loss) income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,535.8	1,488.6	1,460.0
Deferred income tax benefit	(475.2)	(98.2)	(38.3)
Share-based compensation expense	64.2	93.3	88.6
401(k) match and company contribution in common stock	—	2.5	136.1
Pension and other postretirement funding (more) less than cost (income)	16.5	(135.6)	(111.5)
Cash surrender value increase in excess of premiums paid	(38.2)	(2.0)	(49.4)
Equity in income of unconsolidated entities	(3.4)	(72.9)	(40.9)
Gain on sale of RTS and Chattanooga	(238.8)	—	—
Gain on sale of other businesses	(11.2)	—	(16.5)
Gain on sale of investment	—	—	(16.0)
Impairment of goodwill and mineral rights	1,893.0	26.0	—
Other impairment adjustments	637.1	325.5	34.6
(Gain) loss on disposal of plant, equipment and other, net	(3.2)	(17.5)	3.7
Other	(34.4)	(0.4)	13.8
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	407.1	(161.5)	(428.9)
Inventories	107.8	(310.4)	(200.0)
Other assets	(263.9)	86.6	(372.6)
Accounts payable	(280.3)	79.5	430.3
Income taxes	91.0	16.9	0.7
Accrued liabilities and other	68.2	(249.2)	543.7
Net cash provided by operating activities	1,827.9	2,020.4	2,279.9
Investing activities:
Capital expenditures	(1,142.1)	(862.6)	(815.5)
Cash paid for purchase of businesses, net of cash acquired	(853.5)	(7.0)	—
Proceeds from corporate owned life insurance	42.2	60.8	44.9
Proceeds from sale of RTS and Chattanooga, net	318.2	—	—
Proceeds from sale of other businesses	27.6	—	58.5
Proceeds from currency forward contracts	23.2	—	—
Proceeds from the sale of unconsolidated entities	53.4	—	—
Proceeds from sale of investment	—	—	29.5
Proceeds from sale of property, plant and equipment	26.8	28.2	6.3
Proceeds from property, plant and equipment insurance settlement	—	1.7	3.2
Other	(3.0)	2.9	(2.9)
Net cash used for investing activities	(1,507.2)	(776.0)	(676.0)
Financing activities:
Additions to revolving credit facilities	52.9	382.4	435.0
Repayments of revolving credit facilities	(344.2)	(378.3)	(415.0)
Additions to debt	1,836.4	888.2	259.9
Repayments of debt	(1,720.8)	(1,376.5)	(1,544.3)
Changes in commercial paper, net	283.9	—	—
Other debt (repayments) additions, net	(7.1)	31.5	23.1
Purchases of common stock	—	(600.0)	(122.4)
Cash dividends paid to stockholders	(281.3)	(259.5)	(233.8)
Other	(13.3)	30.9	17.1
Net cash used for financing activities	(193.5)	(1,281.3)	(1,580.4)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	6.0	6.2	16.3
Increase (decrease) in cash, cash equivalents and restricted cash	133.2	(30.7)	39.8
Cash, cash equivalents and restricted cash at beginning of period	260.2	290.9	251.1
Cash, cash equivalents and restricted cash at end of period	$393.4	$260.2	$290.9

See Accompanying Notes

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.Description of Business and Summary of Significant Accounting Policies

Description of Business

Unless the context otherwise requires, “we”, “us”, “our”, “WestRock” and “the Company” refer to WestRock Company, its wholly-owned subsidiaries and its partially-owned consolidated subsidiaries.

WestRock is a multinational provider of sustainable fiber-based paper and packaging solutions. We partner with our customers to provide differentiated, sustainable paper and packaging solutions that help them win in the marketplace. Our team members support customers around the world from our operating and business locations in North America, South America, Europe, Asia and Australia.

On September 29, 2023, we completed the sale of our Seven Hills mill joint venture in Lynchburg, VA and received $11.0 million of cash proceeds, subject to certain customary adjustments, and recorded an aggregate pre-tax net gain on sale of $4.3 million; $7.6 million was recorded in the Equity in income of unconsolidated entities line item in our consolidated statements of operations that was partially offset by a $3.3 million loss on sale of property, plant and equipment that was recorded in cost of goods sold.

On September 8, 2023, we sold our interior partitions converting operations (our ownership interest in RTS Packaging, LLC) and our Chattanooga, TN uncoated recycled paperboard mill to our joint venture partner and received $318.2 million of net cash proceeds, including a preliminary working capital adjustment and other customary adjustments. We recorded a pre-tax gain on sale of $238.8 million which is recorded in “Gain on sale of RTS and Chattanooga” in our consolidated statements of operations, excluding divestiture costs. Divestiture costs are expensed as incurred and recorded within Restructuring and other costs, net. See “Note 5. Restructuring and Other Costs, Net” for additional information.

On June 16, 2023, we sold our ownership interest in an unconsolidated displays joint venture for $43.8 million in cash and recorded a pre-tax gain on sale of $19.3 million recorded in the Equity in income of unconsolidated entities line item in our consolidated statements of operations including a de minimis adjustment in the fourth quarter.

On December 1, 2022, we completed our acquisition of the remaining 67.7% interest in Grupo Gondi for $969.8 million in cash and the assumption of debt. We accounted for this acquisition as a business combination resulting in its consolidation. See “Note 3. Acquisitions” for additional information.

On December 1, 2022, we sold our Eaton, IN, and Aurora, IL uncoated recycled paperboard mills for $50 million, subject to a working capital adjustment. We received proceeds of $25 million, a preliminary working capital settlement of $0.9 million and are financing the remaining $25 million. During the third quarter of fiscal 2023, we recorded a de minimis final working capital adjustment. Pursuant to the terms of the sale agreement, we transferred control of these mills to the buyer and recorded a pre-tax gain on sale of $11.2 million in Other (expense) income, net in our consolidated statements of operations.

Transaction Agreement with Smurfit Kappa

On September 12, 2023, we entered into a Transaction Agreement with Smurfit Kappa, Cepheidway Limited (to be renamed Smurfit WestRock plc), ListCo and Merger Sub. The Transaction Agreement provides, among other things, and subject to the satisfaction or waiver of the conditions set forth therein, that (a) pursuant to the Scheme each issued ordinary share of Smurfit Kappa will be exchanged for one ListCo Share, as a result of which Smurfit Kappa will become a wholly owned subsidiary of ListCo, and (b) following the implementation of the Scheme, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of ListCo. As a result of the Merger, each share of our Common Stock, with certain exceptions, will be converted into the right to receive one ListCo Share and $5.00 in cash. All shares owned by the Company, any Company subsidiary, Smurfit Kappa, Merger Sub or any of their respective subsidiaries will be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor. The Transaction Agreement also provides a mechanism for converting outstanding Company equity awards to ListCo awards. The Transaction is expected to close in the second calendar quarter of 2024, conditional upon regulatory approvals, shareholder approvals and satisfaction of other closing conditions. We expect that the ListCo shares will be (i) registered under the Securities Exchange Act of 1934, as amended, and listed on the NYSE and (ii) listed on the FCA

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and admitted to trading on the main market for listed securities of LSE. Shares of our Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.

The Transaction is subject to certain conditions set forth in the Transaction Agreement, including, but not limited to: certain regulatory clearances, approval by the shareholders and stockholders of both companies (75% or more for Smurfit Kappa shareholders and a majority for our stockholders), the registration statement for the offer of ListCo Shares being declared effective by the SEC and the approval of the ListCo Shares for listing on the NYSE.

The Transaction Agreement contains certain termination rights for both parties. Upon termination of the Transaction Agreement under specified circumstances, including if our board changes or withdraws its recommendation to our stockholders or willfully breaches its non-solicitation covenant, we will be required to make a payment to Smurfit Kappa equal to $147 million in cash. If the Transaction Agreement is terminated in connection with the failure to obtain our stockholders’ approval, we will be required to make a payment to Smurfit Kappa equal to $57 million in cash. Smurfit Kappa will be required to make payments to us in connection with the termination of the Transaction Agreement under specified circumstances.

The foregoing summary of the Transaction Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Transaction Agreement.

Basis of Presentation and Principles of Consolidation

The preparation of financial statements in accordance with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Actual results may differ from these estimates.

The consolidated financial statements include the accounts of WestRock and our partially owned subsidiaries for which we have a controlling financial interest, including variable interest entities for which we are the primary beneficiary.

Equity investments in which we exercise significant influence but do not control and are not the primary beneficiary are accounted for as equity method investments. Investments without a readily determinable value in which we are not able to exercise significant influence over the investee are accounted for under the measurement alternative (i.e., cost less impairment, adjusted for any qualifying observable price changes). Our investments accounted for under the equity method or the measurement alternative method are not material either individually or in the aggregate. We have eliminated all significant intercompany accounts and transactions. See “Note 8. Segment Information” for additional information on our equity method investments.

Reclassifications and Adjustments

Certain amounts in prior periods have been reclassified to conform with the current year presentation.

Immaterial Presentation Correction

In the third quarter of fiscal 2023, we evaluated our financing facilities, determined that the borrowings and repayments for certain facilities should be presented gross instead of net within financing cash flow activities on our consolidated statements of cash flows, and corrected the presentation of relevant prior period amounts. The correction increased both Additions to debt and Repayments of debt by $385.0 million and increased both Additions to revolving credit facilities and Repayments of revolving credit facilities by $5.0 million in fiscal 2022, resulting in Additions to debt of $888.2 million, Repayments of debt of $1,376.5 million, Additions to revolving credit facilities of $382.4 million and Repayments of revolving credit facilities of $378.3 million, with no change to Net cash used for financing activities. The correction has no effect on the previously reported net cash flows from operating or investing activities. Additionally, the correction did not impact cash flows reported for fiscal 2021. Management does not believe the correction to be material to our current or previously filed financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Ransomware Incident

As previously disclosed, on January 23, 2021, we detected a ransomware incident impacting certain of our systems. Promptly upon our detection of this incident, we initiated response and containment protocols and our security teams, supplemented by leading cyber defense firms, worked to remediate this incident. These actions included taking preventative measures, such as shutting down certain systems out of an abundance of caution, as well as taking steps to supplement existing security monitoring, scanning and protective measures. In our Form 10-Q for the second quarter of fiscal 2021, we announced that all systems were back in service.

We undertook extensive efforts to identify, contain and recover from this incident quickly and securely. Our teams worked to maintain our business operations and minimize the impact on our customers and team members. In our Form 10-Q for the second quarter of fiscal 2021, we announced that all systems were back in service. All of our mills and converting locations began producing and shipping paper and packaging at pre-ransomware levels in March 2021 or earlier. Our mill system production was approximately 115,000 tons lower than planned for the quarter ended March 31, 2021 as a result of this incident. While shipments from some of our facilities initially lagged behind production levels, this gap closed as systems were restored during the second quarter of fiscal 2021. In locations where technology issues were identified, we used alternative methods, in many cases manual methods, to process and ship orders. We systematically brought our information systems back online in a controlled, phased approach.

We estimated the pre-tax income impact of the lost sales and operational disruption of this incident on our operations in the second quarter of fiscal 2021 was approximately $50 million, as well as approximately $20 million of ransomware recovery costs, primarily professional fees. In addition, we incurred approximately $9 million of ransomware recovery costs in the third quarter of fiscal 2021. In the fourth quarter of fiscal 2021, we recorded a $15 million credit for preliminary recoveries – approximately $10 million as a reduction of SG&A expense excluding intangible amortization and approximately $5 million as a reduction of Cost of goods sold. In fiscal 2022, we recorded a $57.2 million credit for ransomware insurance recoveries, recording $50.6 million of business interruption recoveries as a reduction of Cost of goods sold and $6.6 million of direct cost recoveries as a reduction of SG&A expense excluding intangible amortization. In fiscal 2023, we recorded a $10.0 million credit for ransomware insurance recoveries as a reduction of Cost of goods sold. We present ransomware recoveries received as Net cash provided by operating activities in our consolidated statements of cash flows. Our recoveries related to the ransomware incident are now complete.

In order to contain and remediate the cybersecurity incident, we engaged a leading cybersecurity defense firm to complete a forensics investigation and performed short-term mitigation actions in the latter half of 2021. Mitigations performed included the execution of a company-wide password reset and the deployment of security tooling across all our servers and workstations. Additionally, to address longer term security objectives, we developed a multi-year security and resiliency roadmap, aimed to strengthen the company’s ability to detect, respond, and recover from security incidents. This roadmap included initiatives to bolster our information security posture across the enterprise, and to deploy technology and process improvements to allow for faster and more effective incident response and recovery. More specifically, key areas of focus for the resiliency roadmap included: strengthening security monitoring controls, improving security at our operating locations, automating identity and access management, expanding third-party security, modernizing the network and file and print infrastructure, and updating backup capabilities.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates, and the differences could be material.

We base our estimates on the current information available, our experiences and various other assumptions believed to be reasonable under the circumstances. The process of determining significant estimates is fact specific and takes into account factors such as historical experience, current and expected economic conditions, pricing cycles relating to industry capacity, product mix, and in some cases, actuarial techniques. We regularly evaluate these significant factors and make adjustments where facts and circumstances dictate.

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Revenue Recognition

We generally recognize revenue on a point-in-time basis when the customer takes title to the goods and assumes the risks and rewards for the goods, which coincide with the transfer of control of our goods to the customer. Additionally, we manufacture certain customized products that have no alternative use to us (since they are made to specific customer specifications), and we believe that for certain customers we have a legally enforceable right to payment for performance completed to date on these products, including a reasonable profit. For products that meet these two criteria, we recognize revenue “over time”. This results in revenue recognition prior to the date of shipment or title transfer for these products and results in the recognition of a contract asset (unbilled receivables) with a corresponding reduction in finished goods inventory on our balance sheet.

Revenue is measured as the amount of consideration we expect to receive in exchange for transferring goods. Our revenues are primarily derived from fixed consideration. However, we net provisions for discounts, returns, allowances, customer rebates and other adjustments against our gross sales. Such adjustments are based on historical experience which is consistent with the most likely method as provided in ASC 606 “Revenue from Contracts with Customers” (“ASC 606”).

As permitted by ASC 606, we have elected to treat costs associated with obtaining new contracts as expenses when incurred if the amortization period of the asset we would recognize is one year or less. We do not record interest income when the difference in timing of control transfer and customer payment is one year or less. We also account for sales and other taxes that are imposed on and concurrent with individual revenue-producing transactions between a customer and us on a net basis which excludes the taxes from our net sales.

Shipping and Handling Costs

We classify shipping and handling costs, such as freight to our customers’ destinations, as a component of cost of goods sold. When shipping and handling costs are included in the sales price charged for our products, they are recognized in net sales since we treat shipping and handling as fulfilment activities.

Cash Equivalents

We consider all highly liquid investments that mature three months or less from the date of purchase to be cash equivalents. The carrying amounts of our cash and cash equivalents approximate fair market values. We place our cash and cash equivalents primarily with large credit-worthy banks, which limits the amount of our credit exposure.

Accounts Receivable and Allowances

We derive our accounts receivable from revenue earned from customers located primarily in North America, South America, Europe, Asia and Australia. Given our diverse customer base, we have limited exposure to credit loss from any particular customer or industry segment, and hence we generally do not require collateral. We perform an evaluation of lifetime expected credit losses inherent in our accounts receivable at each balance sheet date. Such an evaluation includes consideration of historical loss experience, trends in customer payment frequency, present economic conditions, and judgment about the future financial health of our customers and industry sector. The average of our receivables collection is within 30 to 60 days. We are a party to accounts receivable monetization agreements to sell to third-party financial institutions all of the short-term receivables generated from certain customer trade accounts. See “Note 13. Fair Value — Accounts Receivable Monetization Agreements” for additional information.

We state accounts receivable at the amount owed by the customer, net of an allowance for estimated credit impairment losses, returns and allowances, cash discounts and other adjustments. We do not discount accounts receivable because we generally collect accounts receivable over a relatively short time. We charge off receivables when they are determined to be no longer collectible. We recorded credit impairment losses of $5.9 million and $4.6 million in fiscal 2023 and 2022, respectively, and income of $9.4 million in fiscal 2021.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table represents a summary of the changes in the reserve for allowance for estimated credit impairment losses, returns and allowances, and cash discounts for fiscal 2023, 2022 and 2021 (in millions):

	2023	2022	2021
Balance at beginning of fiscal year	$66.3	$68.1	$66.3
Reduction in sales and charges to costs and expenses	252.0	261.9	236.5
Deductions	(258.1)	(263.7)	(234.7)
Balance at end of fiscal year	$60.2	$66.3	$68.1

Inventories

We value our U.S. inventories at the lower of cost or market, with cost for the majority of our U.S. inventories determined on the last-in first-out (“LIFO”) basis. We value all other inventories at the lower of cost and net realizable value, with cost determined using methods that approximate cost computed on a first-in first-out inventory valuation method (“FIFO”) basis. These other inventories are primarily foreign inventories, distribution business inventories, spare parts inventories and certain inventoried supplies and aggregate to approximately 43% and 35% of FIFO cost of all inventory at September 30, 2023 and 2022, respectively. The increase in fiscal 2023 is primarily due to the Mexico Acquisition. See “Note 10. Inventories” for additional information.

Prior to the application of the LIFO method, our U.S. operating divisions use a variety of methods to estimate the FIFO cost of their finished goods inventories. Such methods include standard costs, or average costs computed by dividing the actual cost of goods manufactured by the tons produced and multiplying this amount by the tons of inventory on hand. Variances and other unusual items are analyzed to determine whether it is appropriate to include those items in the value of inventory. Examples of variances and unusual items that are considered to be current period charges include, but are not limited to, production levels, freight, handling costs, and wasted materials (spoilage) that are determined to be abnormal. Costs include raw materials and supplies, direct labor, indirect labor related to the manufacturing process, and depreciation and other factory overheads. Our inventoried spare parts are measured at average cost.

Leased Assets

When adopting the provisions of ASC 842, “Leases” we elected the package of three practical expedients permitted within the standard pursuant to which we did not reassess initial direct costs, lease classification or whether our contracts contain or are leases. We lease various real estate, including certain operating facilities, warehouses, office space and land. We also lease material handling equipment, vehicles and certain other equipment. We record our operating lease right-of-use (“ROU”) assets and liabilities at the commencement date of the lease based on the present value of lease payments over the lease term.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Our leases may include options to extend or terminate the lease. These options to extend are included in the lease term when it is reasonably certain that we will exercise that option. While some leases provide for variable payments, they are not included in the ROU assets and liabilities because they are not based on an index or rate. Variable payments for real estate leases primarily relate to common area maintenance, insurance, taxes and utilities. Variable payments for equipment, vehicles and leases within supply agreements primarily relate to usage, repairs, and maintenance. As the implicit rate is not readily determinable for our leases, we apply a portfolio approach using an estimated incremental borrowing rate to determine the initial present value of lease payments over the lease terms on a collateralized basis over a similar term, which is based on market and company specific information. We use the unsecured borrowing rate and risk-adjust that rate to approximate a collateralized rate, and apply the rate based on the currency of the lease, which is updated on a monthly basis for measurement of new lease liabilities.

We have made an accounting policy election to not recognize an ROU asset and liability for leases with a term of 12 months or less unless the lease includes an option to renew or purchase the underlying asset that we are reasonably certain to exercise. In addition, the Company has applied the practical expedient to account for the lease and non-lease components as a single lease component for all of the Company’s leases. See “Note 15. Leases” for additional information.

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Property, Plant and Equipment

We record property, plant and equipment at cost less accumulated depreciation. Cost includes major expenditures for improvements and replacements that extend useful lives, increase capacity, increase revenues or reduce costs, while normal maintenance and repairs are expensed as incurred. For financial reporting purposes, we provide depreciation and amortization primarily on a straight-line method generally over the estimated useful lives of the assets as follows:

Buildings and building improvements	15-40 years
Machinery and equipment	3-25 years
Transportation equipment	3-8 years

Generally, our machinery and equipment have estimated useful lives between 3 and 25 years; however, select portions of machinery and equipment primarily at our mills have estimated useful lives up to 44 years. Greater than 90% of the cost of our mill assets have useful lives of 25 years or less. Leasehold improvements are depreciated over the shorter of the asset life or the lease term, generally between 3 and 10 years.

Goodwill

In accordance with ASC 350, we review the carrying value of our goodwill annually at the beginning of the fourth quarter of each fiscal year, or more often if events or changes in circumstances indicate that the carrying amount may exceed fair value. We test goodwill for impairment at the reporting unit level, which is an operating segment or one level below an operating segment, referred to as a component. A component of an operating segment is a reporting unit if the component constitutes a business for which discrete financial information is available and segment management regularly reviews the operating results of that component. However, two or more components of an operating segment are aggregated and deemed a single reporting unit if the components have similar economic characteristics. The amount of goodwill acquired in a business combination that is assigned to one or more reporting units as of the acquisition date is the excess of the purchase price of the acquired businesses (or portion thereof) included in the reporting unit, over the fair value assigned to the individual assets acquired or liabilities assumed from a market participant perspective. Goodwill is assigned to the reporting unit(s) expected to benefit from the synergies of the combination even though other assets or liabilities of the acquired entity may not be assigned to that reporting unit. We determine recoverability by comparing the estimated fair value of the reporting unit to which the goodwill applies to the carrying value, including goodwill, of that reporting unit. We determine the fair value of each reporting unit using the present value of expected cash flows (“Income Approach”) or, as appropriate, a combination of the Income Approach and the guideline public company method (“Market Approach”).

ASC 350 allows an optional qualitative assessment, prior to a quantitative assessment test, to determine whether it is “more likely than not” that the fair value of a reporting unit exceeds its carrying amount. We generally do not attempt a qualitative assessment and move directly to the quantitative test. As part of the quantitative test, we utilize the present value of expected cash flows or, as appropriate, a combination of the present value of expected cash flows and the guideline public company method to determine the estimated fair value of our reporting units. This present value model requires management to estimate future cash flows, the timing of these cash flows, and a discount rate (based on a weighted average cost of capital), which represents the time value of money and the inherent risk and uncertainty of the future cash flows. Factors that management must estimate when performing this step in the process include, among other items, sales volume, prices, EBITDA margins, capital expenditures and discount rates. The assumptions we use to estimate future cash flows are consistent with the assumptions that the reporting units use for internal planning purposes, which we believe would be generally consistent with that of a market participant. Under the guideline public company method, we estimate the fair value of the reporting unit based on published EBITDA multiples of comparable public companies with similar operations and economic characteristics. The fair values determined by the discounted cash flow and guideline public company methods are weighted to arrive at the concluded fair value of the reporting unit. However, in instances where comparisons to our peers is less meaningful, no weight is placed on the guideline public company method to arrive at the concluded fair value of the reporting unit. If we determine that the estimated fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is not impaired. If we determine that the carrying amount of the reporting unit exceeds its estimated fair value, we measure the goodwill impairment charge based on the excess of a reporting unit’s carrying amount over its fair value, but not in excess of the total amount of goodwill allocated to the respective reporting unit, as required under ASU 2017-04 “Simplifying the Test for Goodwill Impairment”.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In the second quarter of fiscal 2023, due to the sustained decrease in our market capitalization and the further deterioration of macroeconomic conditions, including the impact of soft demand, pricing pressure and elevated inflation, which negatively affected our long-term forecasts in certain segments, we concluded that impairment indicators existed. As a result, we completed an interim quantitative goodwill impairment test in conjunction with our normal quarterly reporting process. Consistent with past practice, the estimated fair value of our reporting units was determined using a combination of Income Approach and the Market Approach. These fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions, estimates, and market factors.

In fiscal 2023, we recorded a pre-tax, non-cash impairment charge of $1,893.0 million ($1,821.8 million after-tax) associated with our interim goodwill impairment analysis completed in the second quarter. See “Note 8. Segment Information” of the Notes to Consolidated Financial Statements for additional information.

During the fourth quarter of fiscal 2023, we completed our annual goodwill impairment testing. We considered factors such as, but not limited to, our expectations for macroeconomic conditions, industry and market considerations, and financial performance, including planned revenue, earnings and capital investments of each reporting unit. The discount rate used for each reporting unit ranged from 9.5% to 14.5%. We used perpetual growth rates ranging from 0.0% to 1.0%. All reporting units that have goodwill were noted to have a fair value that exceeded their carrying values. The fair value of our Consumer Packaging reporting unit exceeded its carrying value by 30%. However, our Corrugated Packaging and Distribution reporting units had fair values that exceeded their respective carrying values by less than 10%. Our Corrugated Packaging reporting unit had a narrow fair value cushion due to the goodwill impairment charge recorded for the reporting unit in the second quarter of fiscal 2023 and the fair value accounting related to the Mexico Acquisition.

If we had concluded that it was appropriate to increase the discount rate we used by 100 basis points, the fair value of only our Consumer Packaging reporting unit would have continued to exceed its carrying value. In our fiscal 2023 annual goodwill impairment analysis, projected future cash flows for the Corrugated Packaging and Distribution reporting units were discounted at 9.5% and 14.5%, respectively. Based on the discounted cash flow model and holding other valuation assumptions constant, the discount rates for Corrugated Packaging and Distribution reporting units would have to be increased to 9.9% and 15.4%, respectively, in order for the estimated fair value of the reporting units to fall below their carrying values.

At September 30, 2023, the Corrugated Packaging, Consumer Packaging and Distribution reporting units had $2,603.7 million, $1,506.6 million and $138.4 million of goodwill, respectively. Our Global Paper reporting unit had no goodwill. Because the fair values of the Corrugated Packaging and Distribution reporting units are not substantially more than their carrying values, these reporting units have greater risk of future impairments should we experience adverse changes in our assumptions, estimates, or market factors. If the assumptions, estimates, and market factors underlying our fair value determinations change adversely, we may be exposed to additional impairment charges, which could be material. Additionally, there are certain risks inherent to our operations as described in Item 1A. “Risk Factors”.

Subsequent to our annual test, we monitored industry economic trends through the end of fiscal 2023 and determined no additional testing for goodwill impairment was warranted. We have not made any material changes to our impairment loss assessment methodology during the past three fiscal years.

Long-Lived Assets

We follow the provisions included in ASC 360, “Property, Plant, and Equipment” in determining whether the carrying value of any of our long-lived assets, including amortizable intangibles other than goodwill, is impaired. The ASC 360 test is a three-step test for assets that are “held and used” as that term is defined by ASC 360. We determine whether indicators of impairment are present. We review long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of the long-lived asset might not be recoverable. If we determine that indicators of impairment are present, we determine whether the estimated undiscounted cash flows for the potentially impaired assets are less than the carrying value. This requires management to estimate future cash flows through operations over the remaining useful life of the asset and its ultimate disposition. The assumptions we use to estimate future cash flows are consistent with the assumptions we use for internal planning purposes, updated to reflect current expectations. If our estimated undiscounted cash flows do not exceed the carrying value, we estimate the fair value of the asset and record an impairment charge if the carrying value is greater than the fair value of the asset. We estimate fair value using discounted

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cash flows, observable prices for similar assets, or other valuation techniques. We record assets classified as “held for sale” at the lower of their carrying value or estimated fair value less anticipated costs to sell. See “Note 5. Restructuring and Other Costs, Net” for additional information on long-lived asset write-offs included in restructuring charges recorded in conjunction with our decision to permanently cease operations at our Tacoma, WA and North Charleston, SC containerboard mills. Our long-lived assets, including intangible assets, remain recoverable.

Included in our long-lived assets are certain identifiable intangible assets. These intangible assets are amortized based on the approximate pattern in which the economic benefits are consumed or straight-line if the pattern was not reliably determinable. Estimated useful lives range from 2 to 40 years and have a weighted average life of approximately 15.9 years.

Our judgments regarding the existence of impairment indicators are based on legal factors, market conditions and operational performance. Future events could cause us to conclude that impairment indicators exist and that assets associated with a particular operation are impaired. Evaluating impairment also requires us to estimate future operating results and cash flows, which also require judgment by management. Any resulting impairment loss could have a material adverse impact on our financial condition and results of operations.

Cloud Computing Arrangements

We utilize cloud computing arrangements such as hosting arrangements which are service contracts, whereby we gain remote access to use software hosted by the vendor or another third party on an as-needed basis for a period of time in exchange for a subscription fee. Subscription fees are usually prepaid and recorded in operating expense over the related subscription period. Implementation costs for cloud computing arrangements are capitalized within Other current assets or Other noncurrent assets if certain criteria are met and consist of internal and external costs directly attributable to developing and configuring cloud computing software for its intended use. Amortization of capitalized implementation costs is recorded as operating expense on a straight-line basis over the term of the cloud computing arrangement, which is the non-cancellable period of the agreement, together with periods covered by renewal options which we are reasonably certain to exercise. The unamortized implementation costs related to our cloud computing arrangements were $51.7 million, $4.1 million and $1.1 million at September 30, 2023, 2022 and 2021, respectively. The increase in fiscal 2023 was related to our business systems transformation project.

Restructuring and Other Costs, Net

Our restructuring and other costs, net include primarily items such as restructuring portions of our operations, acquisition costs, integration costs and divestiture costs. We have restructured portions of our operations from time to time, have current restructuring initiatives taking place, and it is likely that we will engage in future restructuring activities.

When we close a facility, if necessary, we recognize a write-down to reduce the carrying value of related property, plant and equipment and lease ROU assets to their fair value and record charges for severance and other employee-related costs. We reduce the carrying value of the assets classified as held for sale to their estimated fair value less cost to sell. Any subsequent change in fair value less cost to sell prior to disposition is recognized as it is identified; however, no gain is recognized in excess of the cumulative loss previously recorded unless the actual selling price exceeds the original carrying value upon its ultimate sale. For facility closures, we also generally expect to record costs for equipment relocation, facility carrying costs and costs to terminate a lease or contract before the end of its term.

Although specific circumstances vary, our strategy has generally been to consolidate our sales and operations into large well-equipped facilities that operate at high utilization rates and take advantage of available capacity created by operational excellence initiatives and/or further optimize our system following mergers and acquisitions or a changing business environment. Therefore, we generally transfer a substantial portion of each closed facility’s production to our other facilities. We believe these actions have allowed us to more effectively manage our business.

Identifying and calculating the cost to exit operations requires certain assumptions to be made, the most significant of which are anticipated future liabilities, including severance costs, contractual obligations, and the adjustments of property, plant and equipment and lease ROU assets to their fair value. We believe our estimates are reasonable, considering our knowledge of the industries we operate in, previous experience in exiting activities and valuations we may obtain from independent third parties. Although our

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estimates have been reasonably accurate in the past, significant judgment is required, and these estimates and assumptions may change as additional information becomes available and facts or circumstances change. See “Note 5. Restructuring and Other Costs, Net” for additional information, including a description of the type of costs incurred.

Business Combinations

From time to time, we may enter into business combinations. In accordance with ASC 805, “Business Combinations”, we generally recognize the identifiable assets acquired, the liabilities assumed, and any noncontrolling interests in an acquiree at their fair values as of the date of acquisition. We measure goodwill as the excess of consideration transferred, which we also measure at fair value, over the net of the acquisition date fair values of the identifiable assets acquired and liabilities assumed. The acquisition method of accounting requires us to make significant estimates and assumptions regarding the fair values of the elements of a business combination as of the date of acquisition, including the fair values of identifiable intangible assets, deferred tax asset valuation allowances, liabilities including those related to debt, pensions and other postretirement plans, uncertain tax positions, contingent consideration and contingencies. Significant estimates and assumptions include subjective and/or complex judgments regarding items such as discount rates, customer attrition rates, economic lives and other factors, including estimating future cash flows that we expect to generate from the acquired assets.

The acquisition method of accounting also requires us to refine these estimates over a measurement period not to exceed one year to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date. If we are required to adjust provisional amounts that we have recorded for the fair values of assets and liabilities in connection with acquisitions, these adjustments could have a material impact on our financial condition and results of operations. If the subsequent actual results and updated projections of the underlying business activity change compared with the assumptions and projections used to develop these values, we could record future impairment charges. In addition, we have estimated the economic lives of certain acquired assets and these lives are used to calculate depreciation and amortization expense. If our estimates of the economic lives change, depreciation or amortization expenses could be increased or decreased, or the acquired asset could be impaired.

Fair Value Measurements

We estimate fair values in accordance with ASC 820 “Fair Value Measurement”. ASC 820 provides a framework for measuring fair value and expands disclosures required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and a hierarchy prioritizing the inputs to valuation techniques. ASC 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Additionally, ASC 820 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels:

●	Level 1 – Quoted prices in active markets that are accessible at the measurement date for identical assets and liabilities. The fair value hierarchy gives the highest priority to level 1 inputs.
●	Level 2 – Observable inputs other than quoted prices in active markets.
●	Level 3 – Unobservable inputs for which there is little or no market data available. The fair value hierarchy gives the lowest priority to level 3 inputs.

We incorporate credit valuation adjustments to reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in our fair value measurements.

Financial instruments not recognized at fair value on a recurring or nonrecurring basis include cash and cash equivalents, accounts receivables, certain other current assets, short-term debt, accounts payable, certain other current liabilities and long-term debt. With the exception of long-term debt, the carrying amounts of these financial instruments approximate their fair values due to their short maturities. The fair values of our long-term debt are estimated using quoted market prices or are based on the discounted value of future cash flows. We disclose the fair value of long-term debt in “Note 14. Debt” and our pension and postretirement assets and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

liabilities in “Note 6. Retirement Plans”. We have, or from time to time may have, financial instruments recognized at fair value including supplemental retirement savings plans (“Supplemental Plans”) that are nonqualified deferred compensation plans pursuant to which assets are invested primarily in mutual funds, interest rate derivatives, commodity derivatives or other similar class of assets or liabilities, the fair value of which are not significant. We measure the fair value of our mutual fund investments based on quoted prices in active markets. Additionally, we measure our derivative contracts, if any, based on observable inputs such as interest rates, yield curves, spot and future commodity prices, and spot and future exchange rates.

We measure certain assets and liabilities at fair value on a nonrecurring basis. These assets and liabilities include equity method investments when they are deemed to be other-than-temporarily impaired, investments for which the fair value measurement alternative is elected, assets acquired and liabilities assumed when they are deemed to be other-than-temporarily impaired, assets acquired and liabilities assumed in a merger or an acquisition or in a nonmonetary exchange, property, plant and equipment, ROU assets related to operating leases, goodwill and other intangible assets that are written down to fair value when they are held for sale or determined to be impaired. See “Note 5. Restructuring and Other Costs, Net” for impairments associated with restructuring activities. Given the nature of such assets and liabilities, evaluating their fair value from the perspective of a market participant is inherently complex. Assumptions and estimates about future values can be affected by a variety of internal and external factors. Changes in these factors may require us to revise our estimates and could result in future impairment charges for goodwill and acquired intangible assets, or retroactively adjust provisional amounts that we have recorded for the fair values of assets and liabilities in connection with business combinations. These adjustments could have a material impact on our financial condition and results of operations. We discuss fair values in more detail in “Note 13. Fair Value”.

Derivatives

We are exposed to interest rate risk, commodity price risk and foreign currency exchange risk. To manage these risks, from time to time and to varying degrees, we may enter into a variety of financial derivative transactions and certain physical commodity transactions that are determined to be derivatives. Interest rate swaps may be entered into to manage the interest rate risk associated with a portion of our outstanding debt. Interest rate swaps are either designated for accounting purposes as cash flow hedges of forecasted floating interest payments on variable rate debt or fair value hedges of fixed rate debt, or we may elect not to treat them as accounting hedges. Swaps or forward contracts on certain commodities may be entered into to manage the price risk associated with forecasted purchases or sales of those commodities. In addition, certain commodity financial derivative contracts and physical commodity contracts that are determined to be derivatives may not be designated as accounting hedges because either they do not meet the criteria for treatment as accounting hedges under ASC 815, “Derivatives and Hedging” (“ASC815”), or we elect not to treat them as accounting hedges under ASC 815. Generally, we elect the normal purchase, normal sale scope exception for physical commodity contracts that are determined to be derivatives. We may also enter into forward contracts to manage our exposure to fluctuations in foreign currency rates with respect to transactions denominated in foreign currencies. These also can either be designated for accounting purposes as cash flow hedges or not so designated. Derivative financial instruments are not used for trading or other speculative purposes.

Outstanding financial derivative instruments expose us to credit loss in the event of nonperformance by the counterparties to the derivative agreements. Our credit exposure related to these financial instruments is represented by the fair value of contracts reported as assets. We manage our exposure to counterparty credit risk through minimum credit standards, diversification of counterparties and procedures to monitor concentrations of credit risk. We may enter into financial derivative contracts that may contain credit-risk-related contingent features which could result in a counterparty requesting immediate payment or demanding immediate and ongoing full overnight collateralization on derivative instruments in net liability positions.

For financial derivative instruments that are designated as a cash flow hedge for accounting purposes, the entire change in fair value of the financial derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same line item associated with the forecasted transaction, and in the same period or periods during which the forecasted transaction affects earnings. For financial derivative instruments that are not designated as accounting hedges, the entire change in fair value of the financial instrument is reported immediately in current period earnings.

We have at times entered into interest rate swap agreements that effectively modified our exposure to interest rate risk by converting a portion of our interest payments on floating rate debt to a fixed rate basis, thus reducing the impact of interest rate

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

changes on future interest expense. These agreements typically involved the receipt of floating rate amounts in exchange for fixed interest rate payments over the life of the agreements without an exchange of the underlying principal amount.

See “Note 16. Derivatives” for additional information regarding our foreign currency and natural gas commodity derivatives.

Health Insurance

We are self-insured for the majority of our group health insurance costs. However, we seek to limit our health insurance costs by entering into certain stop loss insurance coverage. Due to mergers, acquisitions and other factors, we may have plans that do not include stop loss insurance. We calculate our group health insurance reserve on an undiscounted basis based on estimated reserve rates. We utilize claims lag data provided by our claims administrators to compute the required estimated reserve rate. We calculate our average monthly claims paid using the actual monthly payments during the trailing 12-month period. At that time, we also calculate our required reserve using the reserve rates discussed above. While we believe that our assumptions are appropriate, significant differences in our actual experience or significant changes in our assumptions may materially affect our group health insurance costs.

Workers’ Compensation

We purchase large risk deductible workers’ compensation policies for the majority of our workers’ compensation liabilities that are subject to various deductibles to limit our exposure. We calculate our workers’ compensation reserves on an undiscounted basis based on estimated actuarially calculated development factors. While we believe that our assumptions are appropriate, significant differences in our actual experience or significant changes in our assumptions may materially affect our workers’ compensation costs.

Income Taxes

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amount and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. All deferred tax assets and liabilities are classified as noncurrent in our consolidated balance sheet.

We record net deferred tax assets to the extent we believe these assets will more likely than not be realized. In making such determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies, recent financial operations and their associated valuation allowances, if any. In the event we were to determine that we would be able to realize or not realize our deferred income tax assets in the future in their net recorded amount, we would make an adjustment to the valuation allowance, which would reduce or increase the provision for income taxes, respectively.

Certain provisions of ASC 740, “Income Taxes” provide that a tax benefit from an uncertain tax position may be recognized when it is “more likely than not” that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. We use significant judgment in (i) determining whether a tax position, based solely on its technical merits, is “more likely than not” to be sustained upon examination and (ii) measuring the tax benefit as the largest amount of benefit that is “more likely than not” to be realized upon ultimate settlement. We do not record any benefit for the tax positions where we do not meet the “more likely than not” initial recognition threshold. Income tax positions must meet a “more likely than not” recognition threshold at the effective date to be recognized. We recognize interest and penalties related to unrecognized tax benefits in income tax expense in the consolidated statements of operations. Resolution of the uncertain tax positions could have a material adverse effect on our cash flows or materially benefit our results of operations in future periods depending upon their ultimate resolution.

On December 22, 2017, the U.S. enacted comprehensive tax legislation, commonly referred to as the Tax Act. As part of the enacted Tax Act, Global Intangible Low Taxed Income (“GILTI”) provisions were introduced that would impose a tax on foreign

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

income in excess of a deemed return on tangible assets of foreign corporations. We have elected to treat any potential GILTI inclusions as a period cost during the year incurred.

On August 16, 2022, the Inflation Reduction Act was signed into law, with tax provisions primarily focused on implementing a 15% minimum tax on global adjusted financial statement income and a 1% excise tax on share repurchases. While we are still evaluating the impact that provisions of the Inflation Reduction Act becoming effective in fiscal 2024 will have on our financial results, we do not believe the impact will be material.

Pension and Other Postretirement Benefits

We account for pension and other postretirement benefits in accordance with ASC 715, “Compensation – Retirement Benefits”. Accordingly, we recognize the funded status of our pension plans as assets or liabilities in our consolidated balance sheets. The funded status is the difference between our projected benefit obligations and fair value of plan assets. The determination of our obligation and expense for pension and other postretirement benefits is dependent on our selection of certain assumptions used by actuaries in calculating such amounts. We describe these assumptions in “Note 6. Retirement Plans”, which include, among others, the discount rate, expected long-term rates of return on plan assets and rates of increase in compensation levels. We defer actual results that differ from our assumptions, i.e., actuarial gains and losses, and amortize the difference over future periods. Therefore, these differences generally affect our recognized expense and funding requirements in future periods. Actuarial gains and losses occur when actual experience differs from the estimates used to determine the components of net periodic pension cost and when certain assumptions used to determine the fair value of the plan assets or projected benefit obligation are updated, such as but not limited to, changes in the discount rate, plan amendments, differences between actual and expected returns on plan assets, mortality assumptions and plan remeasurement.

The amount of unrecognized actuarial gains and losses recognized in the current year’s operations is based on amortizing the unrecognized gains or losses for each plan that exceed the larger of 10% of the projected benefit obligation or the fair value of plan assets, also known as “the corridor”. The amount of unrecognized gain or loss that exceeds the corridor is amortized over the average future service of the plan participants or the average life expectancy of inactive plan participants for plans where all or almost all of the plan participants are inactive. While we believe that our assumptions are appropriate, significant differences in our actual experience or significant changes in our assumptions may materially affect our pension and other postretirement benefit obligations and our future expense.

Share-Based Compensation

We recognize expense for share-based compensation plans based on the estimated fair value of the related awards in accordance with ASC 718, “Compensation – Stock Compensation”. Pursuant to our incentive stock plans, we can grant options, restricted stock, restricted stock units and stock appreciation rights (“SAR” or “SARs”) to employees and non-employee directors. The grants generally vest over a period of up to three years depending on the nature of the award, except for non-employee director grants, which typically vest over a period of up to one year. The majority of our awards are restricted stock units granted to employees and generally contain performance or market conditions that must be met in conjunction with a service requirement for the shares to vest, others contain only a service requirement. We charge compensation expense under the plan to earnings over each award’s individual vesting period. Forfeitures are estimated based on historical experience. See “Note 22. Share-Based Compensation” for additional information.

Asset Retirement Obligations

We account for asset retirement obligations in accordance with ASC 410, “Asset Retirement and Environmental Obligations”. A liability and an asset are recorded equal to the present value of the estimated costs associated with the retirement of long-lived assets where a legal or contractual obligation exists and the liability can be reasonably estimated. The liability is accreted over time and the asset is depreciated over the remaining life of the related asset. Upon settlement of the liability, we recognize a gain or loss for any difference between the settlement amount and the liability recorded. We record our asset retirement obligations in Other current liabilities and Other noncurrent liabilities.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Our asset retirement obligations consist primarily of costs related to the closure of manufacturing facilities, and includes captive, non-hazardous solid waste landfills owned and operated by certain of our paper mills. The following table sets forth changes to the asset retirement obligations (in millions):

	2023	2022
Balance at beginning of fiscal year	$96.0	$73.6
Accretion expense	3.5	2.7
Liabilities incurred	30.7	25.1
Payments	(4.2)	(4.0)
Revisions in estimated cash flows	0.8	(1.4)
Foreign currency rate changes	0.2	—
Balance at end of fiscal year	$127.0	$96.0

Liabilities incurred for our asset retirement obligations in fiscal 2023 and fiscal 2022 were primarily related to certain manufacturing facility closures for items such as oil and process chemical removal that were previously determined to have an indeterminate settlement date and adjustment to anticipated landfill obligations. See “Note 5. Restructuring and Other Costs, Net” for additional information on mill closures.

Asset retirement obligations with indeterminate settlement dates are not recorded until such time that a reasonable estimate may be made. In the event of future closures, redesigns, or renovations of certain production facilities, it is possible that we may be required to take steps to remove certain materials from these facilities including asbestos and chemicals. Currently, any such obligations have an indeterminate settlement date, and we believe that adequate information does not exist to apply an expected-present-value technique to estimate any such potential obligations. Accordingly, we will recognize a liability for such items in the period in which sufficient information becomes available to reasonably estimate the fair value of these obligations.

Repair and Maintenance Costs

We expense routine repair and maintenance costs as we incur them. We defer certain expenses we incur during planned major maintenance activities and recognize the expenses ratably over the shorter of the estimated interval until the next major maintenance activity or the life of the deferred item. This maintenance is generally performed every 12 to 24 months and has a significant impact on our results of operations in the period performed primarily due to lost production during the maintenance period. Planned major maintenance costs deferred at September 30, 2023 and 2022 were $140.9 million and $121.8 million, respectively. The assets are recorded as Other noncurrent assets on the consolidated balance sheets.

Foreign Currency

We translate the assets and liabilities of our foreign operations from their functional currency into U.S. dollars at the rate of exchange in effect as of the balance sheet date. We reflect the resulting translation adjustments in equity. We translate the revenues and expenses of our foreign operations at a daily average rate prevailing for each month during the fiscal year. We include gains or losses from foreign currency transactions, such as those resulting from the settlement of foreign receivables or payables, in the consolidated statements of operations within Other (expense) income, net. We recorded a gain on foreign currency transactions of $10.8 million in fiscal 2023, while we recorded a loss on foreign currency transactions of $5.0 million and $0.7 million in fiscal 2022 and 2021, respectively.

Environmental Remediation Costs

We accrue for losses associated with our environmental remediation obligations when it is probable that we have incurred a liability and the amount of the loss can be reasonably estimated. We generally recognize accruals for estimated losses from our environmental remediation obligations no later than completion of a remedial feasibility study and clear indication of remedial options. We adjust such accruals as further information develops or circumstances change. We recognize recoveries of our environmental remediation costs from other parties as assets when we deem their receipt probable. See “Note 19. Commitments and Contingencies — Environmental.”

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

New Accounting Standards — Adopted in Fiscal 2023

In November 2021, the FASB issued ASU 2021-10, “Government Assistance (Topic 832) – Disclosures by Business Entities about Government Assistance”. This ASU aims to increase the transparency of government assistance through the annual disclosure of the types of assistance, an entity’s accounting for the assistance and the effect of the assistance on an entity’s financial statements. This ASU is effective for annual periods beginning after December 15, 2021 (fiscal 2023 for us), with early adoption permitted. We adopted the provisions of ASU 2021-10 beginning October 1, 2022. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805) – Accounting for Contract Assets and Contract Liabilities from Contracts with Customers”. This ASU requires an entity to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASC 606. This ASU aims to reduce diversity in practice and increase comparability for both the recognition and measurement of acquired revenue contracts with customers at the date of and after a business combination. This ASU is effective for fiscal years beginning after December 15, 2022 (fiscal 2024 for us), including interim periods therein, with early adoption permitted. We early adopted the provisions of ASU 2021-08 beginning October 1, 2022. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting”. This ASU provides temporary optional expedients and exceptions for applying GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens of the expected market transition from LIBOR and other interbank offered rates to alternative reference rates, such as the Secured Overnight Financing Rate. In January 2021, the FASB issued ASU 2021-01, which adds implementation guidance to clarify certain optional expedients in Topic 848. The ASUs could be adopted after their respective issuance dates through December 31, 2022. In December 2022, the FASB issued ASU 2022-06, “Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848”, which extends the period of time entities can utilize the reference rate reform relief guidance under ASU 2020-04 from December 31, 2022 to December 31, 2024. See “Note 14. Debt” for information regarding the amendments to our credit facilities. We adopted the provisions of this optional guidance beginning October 1, 2022. The adoption of these ASUs did not have a material impact on our consolidated financial statements.

New Accounting Standards — Pending Adoption in Fiscal 2024

In September 2022, the FASB issued ASU 2022-04, “Liabilities-Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations”. This ASU requires that all entities that use supplier finance programs in connection with the purchase of goods and services disclose sufficient information about the program to allow a user of financial statements to understand the program’s nature, activity during the period, changes from period to period, and potential magnitude. This ASU is effective for fiscal years beginning after December 15, 2022 (fiscal 2024 for us), except for the amendment on roll forward information, which is effective for fiscal years beginning after December 15, 2023 (fiscal 2025 for us), each with early adoption permitted. The adoption of this ASU is not expected to have a material impact on our consolidated financial statements.

In March 2022, the FASB issued ASU 2022-01, “Derivatives and Hedging (Topic 815): Fair Value Hedging – Portfolio Layer Method”. This ASU expands and clarifies the portfolio layer method for fair value hedges of interest rate risk. This ASU is effective for fiscal years beginning after December 15, 2022 (fiscal 2024 for us), including interim periods therein, with early adoption permitted. The adoption of this ASU is not expected to have a material impact on our consolidated financial statements.

New Accounting Standards — Recently Issued

In March 2023, the FASB issued ASU 2023-01, “Leases (Topic 842): Common Control Arrangements”. This ASU requires all lessees to amortize leasehold improvements associated with common control leases over their useful life to the common control group and account for them as a transfer of assets between entities under common control at the end of the lease. This update is effective for fiscal years beginning after December 15, 2023 (fiscal 2025 for us), including interim periods therein, with early adoption permitted in any annual or interim period as of the beginning of the related fiscal year. We are evaluating the impact of this ASU.

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. This ASU clarifies that contractual sale restrictions should not be considered in

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

measuring the fair value of equity securities. This ASU is effective for fiscal years beginning after December 15, 2023 (fiscal 2025 for us), including interim periods therein, with early adoption permitted. We are evaluating the impact of this ASU.

Note 2. Revenue Recognition

Disaggregated Revenue

ASC 606 requires that we disaggregate revenue from contracts with customers into categories that depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors. The tables below disaggregate our revenue by geographical market and product type (segment). Net sales are attributed to geographical markets based on our selling location.

The following tables summarize our disaggregated revenue by primary geographical markets for fiscal 2023, 2022 and 2021 (in millions):

	Year Ended September 30, 2023
	Corrugated Packaging	Consumer Packaging	Global Paper	Distribution	Intersegment Sales	Total
U.S.	$7,782.4	$2,843.4	$3,946.0	$1,072.7	$(295.6)	$15,348.9
Canada	554.3	516.1	204.9	11.1	(5.4)	1,281.0
Latin America	1,709.5	80.9	129.8	176.9	(15.3)	2,081.8
EMEA	8.7	1,201.2	47.2	—	(1.0)	1,256.1
Asia Pacific	—	300.2	42.0	—	—	342.2
Total	$10,054.9	$4,941.8	$4,369.9	$1,260.7	$(317.3)	$20,310.0

	Year Ended September 30, 2022
	Corrugated Packaging	Consumer Packaging	Global Paper	Distribution	Intersegment Sales	Total
U.S.	$8,264.7	$2,870.9	$5,344.8	$1,238.3	$(357.2)	$17,361.5
Canada	578.8	510.0	227.7	16.1	(7.5)	1,325.1
Latin America	456.4	194.4	230.7	164.5	(0.4)	1,045.6
EMEA	7.7	1,079.9	63.2	—	(0.3)	1,150.5
Asia Pacific	—	310.0	63.8	—	—	373.8
Total	$9,307.6	$4,965.2	$5,930.2	$1,418.9	$(365.4)	$21,256.5

	Year Ended September 30, 2021
	Corrugated Packaging	Consumer Packaging	Global Paper	Distribution	Intersegment Sales	Total
U.S.	$7,518.8	$2,463.7	$4,547.7	$1,105.9	$(318.9)	$15,317.2
Canada	519.3	473.0	205.2	19.7	(6.8)	1,210.4
Latin America	357.3	159.1	100.1	129.2	(0.3)	745.4
EMEA	5.1	1,038.2	62.7	—	—	1,106.0
Asia Pacific	—	299.9	67.3	—	(0.1)	367.1
Total	$8,400.5	$4,433.9	$4,983.0	$1,254.8	$(326.1)	$18,746.1

Revenue Contract Balances

Contract assets are rights to consideration in exchange for goods that we have transferred to a customer when that right is conditional on something other than the passage of time. Contract assets are reduced when the control of the goods passes to the customer. Contract liabilities represent obligations to transfer goods or services to a customer for which we have received consideration. Contract liabilities are reduced once control of the goods is transferred to the customer.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The opening and closing balances of our contract assets and contract liabilities are as follows. Contract assets and contract liabilities are reported within Other current assets and Other current liabilities, respectively, on the consolidated balance sheets (in millions).

	Contract Assets	Contract Liabilities
	(Short-Term)	(Short-Term)
Beginning balance - October 1, 2022	$244.0	$13.9
Decrease	(2.3)	(0.4)
Ending balance - September 30, 2023	$241.7	$13.5

Performance Obligations and Significant Judgments

We primarily derive revenue from fixed consideration. Certain contracts may also include variable consideration, typically in the form of cash discounts and volume rebates. If a contract with a customer includes variable consideration, we estimate the expected cash discounts and other customer refunds based on historical experience. We concluded this method is consistent with the most likely amount method under ASC 606 and allows us to make the best estimate of the consideration we will be entitled to from customers.

Contracts or purchase orders with customers could include a single type of product or multiple types and grades of products. Regardless, the contract price with the customer is agreed to at the individual product level outlined in the customer contracts or purchase orders. Management has concluded that the prices negotiated with each individual customer are representative of the stand-alone selling price of the product.

Note 3. Acquisitions

When we obtain control of a business by acquiring its assets, or some or all of its equity interest, we account for those acquisitions in accordance with ASC 805, “Business Combinations”. The estimated fair values of all assets acquired and liabilities assumed in acquisitions are provisional and may be revised as a result of additional information obtained during the measurement period of up to one year from the acquisition date.

Mexico Acquisition

On December 1, 2022, we completed the Mexico Acquisition. The acquiree is a leading integrated producer of fiber-based sustainable packaging solutions that operates four paper mills, nine corrugated packaging plants and six high graphic plants throughout Mexico, producing sustainable packaging for a wide range of end markets in the region. This acquisition provides us with further geographic and end market diversification as well as positions us to continue to grow in the attractive Latin American market.

See below for a summary of the purchase consideration transferred as defined under ASC 805 (in millions):

Purchase
Consideration
Cash consideration transferred for 67.7% interest	$969.8
Fair value of the previously held interest	403.7
Settlement of preexisting relationships (net receivable from joint venture)	40.2
Purchase consideration transferred	$1,413.7

In connection with the transaction, in the first quarter of fiscal 2023 we recognized a $46.8 million non-cash, pre-tax loss (or $24.6 million after release of a related deferred tax liability) on our original 32.3% investment. The loss is reflected in the Equity in income of unconsolidated entities line item in our consolidated statements of operations and included the write-off of historical foreign currency translation adjustments previously recorded in Accumulated other comprehensive loss in our consolidated balance sheet, as well as the difference between the fair value of the consideration paid and the carrying value of our prior ownership interest. The fair value of our previously held interest in the joint venture was estimated to be $403.7 million at the acquisition date based on the cash consideration exchanged for acquiring the 67.7% equity interest adjusted for the deemed payment of a control premium. This step-acquisition provided us with 100% control and we met the other requirements under ASC 805 for the transaction to be accounted for

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

using the acquisition method of accounting. We have included the financial results of the acquired operations in our Corrugated Packaging segment. Post-acquisition, sales to the operations acquired in the Mexico Acquisition are eliminated from our Global Paper segment results.

The following table summarizes the preliminary fair values of the assets acquired and liabilities assumed in the Mexico Acquisition by major class of assets and liabilities as of the acquisition date, as well as adjustments made during fiscal 2023 (referred to as “measurement period adjustments”) (in millions):

	Amounts Recognized		Amounts Recognized
	as of the	Measurement Period	as of Acquisition Date
	Acquisition Date	Adjustments (1) (2)	(as Adjusted)
Cash and cash equivalents	$116.3	$—	$116.3
Current assets, excluding cash and cash equivalents	697.0	(71.2)	625.8
Property, plant and equipment	1,380.3	43.0	1,423.3
Goodwill	231.2	6.2	237.4
Other noncurrent assets	101.4	0.6	102.0
Total assets acquired	2,526.2	(21.4)	2,504.8

Current portion of debt (3)	13.2	—	13.2
Current liabilities, excluding debt	384.8	(50.4)	334.4
Long-term debt due after one year (3)	591.4	36.2	627.6
Pension liabilities, net of current portion	35.2	(3.1)	32.1
Deferred income taxes	69.8	(4.1)	65.7
Other noncurrent liabilities	18.1	—	18.1
Total liabilities assumed	1,112.5	(21.4)	1,091.1
Net assets acquired	$1,413.7	$—	$1,413.7
(1)	The measurement period adjustments recorded in fiscal 2023 did not have a significant impact on our consolidated statements of operations for the year ended September 30, 2023.
(2)

The measurement period adjustments were primarily due to refinements to the carrying amounts of certain assets and liabilities. The net impact of the measurement period adjustments resulted in a net increase in goodwill.

(3)	Includes $494.8 million of debt that we assumed and repaid in connection with the closing of the Mexico Acquisition. The remaining balance relates to current and long-term portions of finance leases.

We continue to analyze the estimated values of all assets acquired and liabilities assumed including, among other things, finalizing third-party valuations; therefore, the allocation of the purchase price remains preliminary and subject to revision.

Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and represents the estimated future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. The fair value assigned to goodwill is primarily attributable to buyer-specific synergies expected to arise after the acquisition (e.g., enhanced reach of the combined organization and other synergies), the assembled work force, and the establishment of deferred tax liabilities for the difference between book and tax basis of the assets and liabilities acquired. The goodwill is not amortizable for income tax purposes.

Transaction costs related to the Mexico Acquisition are expensed as incurred and recorded within Restructuring and other costs, net. See “Note 5. Restructuring and Other Costs, Net” for additional information.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4. Held For Sale

Assets held for sale at September 30, 2023 and September 30, 2022 were $91.5 million and $34.4 million, respectively. Assets held for sale for these periods were primarily related to closed facilities we are in the process of divesting.

Note 5. Restructuring and Other Costs, Net

Summary of Restructuring and Other Initiatives

We recorded pre-tax restructuring and other costs, net of $859.2 million, $383.0 million and $30.6 million for fiscal 2023, 2022 and 2021, respectively. Of these costs, $604.6 million, $334.1 million and $13.4 million were non-cash for fiscal 2023, 2022 and 2021, respectively. These amounts are not comparable since the timing and scope of the individual actions associated with each restructuring, acquisition, integration or divestiture can vary. We present our restructuring and other costs, net in more detail below.

The following table summarizes our Restructuring and other costs, net for fiscal 2023, 2022 and 2021 (in millions):

	2023	2022	2021
Restructuring	$803.9	$373.5	$27.6
Other	55.3	9.5	3.0
Restructuring and other costs, net	$859.2	$383.0	$30.6

Restructuring

Our restructuring charges are primarily associated with restructuring portions of our operations (i.e., partial or complete facility closures). A partial facility closure may consist of shutting down a machine and/or a workforce reduction. We have previously incurred reduction in workforce actions, facility closure activities, impairment costs and certain lease terminations from time to time.

We are committed to improving our return on invested capital as well as maximizing the performance of our assets. In fiscal 2023, we announced our plan to permanently cease operating our Tacoma, WA and North Charleston, SC containerboard mills. These mills ceased production in September 2023 and June 2023, respectively. The combination of high operating costs and the need for significant capital investment were the determining factors in the decision to cease operations at these mills. The Tacoma and North Charleston mills’ annual production capacity was 510,000 tons and 550,000 tons, respectively, of which approximately three-fifths and two-thirds, respectively, was shipped to external customers of the Global Paper segment.

In fiscal 2022, we recorded various impairments and other charges associated with our decision to permanently cease operations at our Panama City, FL mill and to permanently close the corrugated medium manufacturing operations at our St. Paul, MN mill, as reflected in the table below in the Global Paper segment. These operations ceased production in June 2022 and October 2022, respectively. Both operations were expected to require significant capital investment to maintain and improve going forward, and the production of fluff pulp (at Panama City) was not a priority in our strategy to focus on higher value markets. The Panama City, FL mill had produced containerboard, primarily heavyweight kraft and fluff pulp, with a combined annual capacity of 645,000 tons of which approximately two-thirds was shipped to external customers. The corrugated medium manufacturing operations at St. Paul, MN had an annual capacity of 200,000 tons of which approximately two-fifths was shipped to external customers.

By closing these mills and the corrugated medium manufacturing operations at St. Paul, significant capital that would have been required to keep the mills competitive in the future is expected to be deployed to improve key assets. Charges recognized are reflected in the table below in the Global Paper segment. We expect to record future restructuring charges, primarily associated with carrying costs. We expect these costs to be partially offset in a future period by proceeds from the sale of these facilities.

In fiscal 2021, our restructuring charges included an impairment of assets and a gain on lease termination associated with our Richmond, VA regional office (in Corporate). Due to market factors in fiscal 2021, we decided to delay the previously announced shutdown of a bleached paperboard machine at our Evadale, TX mill, and in fiscal 2022, we decided to cancel our plans to shut down the machine and reversed certain employee and other accrued restructuring charges. The machine is capable of swinging between

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

selected grades (e.g., linerboard, bleached paperboard and pulp), and we intend to utilize the machine to produce selected grades based on demand.

While restructuring costs are not charged to our segments and, therefore, do not reduce each segment’s Adjusted EBITDA, we highlight the segment to which the charges relate. Since we do not allocate restructuring costs to our segments, charges incurred in the Global Paper segment will represent all charges associated with our vertically integrated mills and recycling operations. These operations manufacture for the benefit of each reportable segment that ultimately sells the associated paper and packaging products to our external customers.

The following table presents a summary of restructuring charges related to active restructuring initiatives that we incurred during the last three fiscal years, the cumulative recorded amount since we started the initiatives and our estimates of the total charges we expect to incur (in millions). These estimates are subject to a number of assumptions, and actual results may differ.

	2023	2022	2021	Cumulative	Total Expected
Corrugated Packaging
PP&E and related costs	$9.4	$(17.8)	$1.7	$13.1	$13.1
Severance and other employee costs	10.5	0.5	4.7	20.2	20.4
Other restructuring costs	4.0	2.6	2.9	10.1	27.3
Restructuring total	$23.9	$(14.7)	$9.3	$43.4	$60.8

Consumer Packaging
PP&E and related costs	$4.3	$—	$0.5	$6.5	$6.5
Severance and other employee costs	20.5	6.2	9.7	45.4	46.7
Other restructuring costs	4.1	2.7	3.1	14.3	20.1
Restructuring total	$28.9	$8.9	$13.3	$66.2	$73.3

Global Paper
PP&E and related costs	$583.9	$348.8	$0.2	$956.3	$956.3
Severance and other employee costs	30.5	11.2	—	42.1	43.8
Other restructuring costs	109.0	8.0	0.1	125.2	259.9
Restructuring total	$723.4	$368.0	$0.3	$1,123.6	$1,260.0

Distribution
Severance and other employee costs	$1.6	$—	$—	$1.8	$1.8
Other restructuring costs	10.0	1.0	—	11.0	13.3
Restructuring total	$11.6	$1.0	$—	$12.8	$15.1

Corporate
PP&E and related costs	$0.6	$2.0	$8.8	$11.4	$11.4
Severance and other employee costs	3.2	3.0	0.9	7.2	7.2
Other restructuring costs	12.3	5.3	(5.0)	16.8	22.4
Restructuring total	$16.1	$10.3	$4.7	$35.4	$41.0

Total
PP&E and related costs	$598.2	$333.0	$11.2	$987.3	$987.3
Severance and other employee costs	66.3	20.9	15.3	116.7	119.9
Other restructuring costs	139.4	19.6	1.1	177.4	343.0
Restructuring total	$803.9	$373.5	$27.6	$1,281.4	$1,450.2

We have defined “PP&E and related costs” as used in this Note 5 primarily as property, plant and equipment write-downs, subsequent adjustments to fair value for assets classified as held for sale, subsequent (gains) or losses on sales of property, plant and equipment, related parts and supplies on such assets, and deferred major maintenance costs, if any. We define “Other restructuring

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

costs” as lease or other contract termination costs, facility carrying costs, equipment and inventory relocation costs, and other items, including impaired intangibles attributable to our restructuring actions.

Other Costs

Our other costs consist of acquisition, integration and divestiture costs. We incur costs when we acquire or divest businesses. Acquisition costs include costs associated with transactions, whether consummated or not, such as advisory, legal, accounting, valuation and other professional or consulting fees, as well as potential litigation costs associated with those activities. We incur integration costs pre- and post-acquisition that reflect work performed to facilitate merger and acquisition integration, such as work associated with information systems and other projects including spending to support future acquisitions, and primarily consist of professional services and labor. Divestiture costs consist primarily of similar professional fees. We consider acquisition, integration and divestiture costs to be corporate costs regardless of the segment or segments involved in the transaction.

The following table presents acquisition, integration and divestiture costs that we incurred during the last three fiscal years (in millions):

	2023	2022	2021
Acquisition costs	$26.1	$4.4	$0.5
Integration costs	9.1	0.7	1.7
Divestiture costs	20.1	4.4	0.8
Other total	$55.3	$9.5	$3.0

Acquisition costs for fiscal 2023 in the table above primarily include transaction costs related to the Mexico Acquisition and the Transaction.

The following table summarizes the changes in the restructuring accrual, which is primarily composed of accrued severance and other employee costs, and a reconciliation of the restructuring accrual charges to the line item “Restructuring and other costs, net” on our consolidated statements of operations for the last three fiscal years (in millions):

	2023	2022	2021
Accrual at beginning of fiscal year	$25.2	$13.4	$17.2
Additional accruals	70.5	33.4	17.4
Payments	(35.6)	(15.9)	(17.2)
Adjustment to accruals	(4.6)	(5.6)	(2.1)
Foreign currency rate changes and other	—	(0.1)	(1.9)
Accrual at end of fiscal year	$55.5	$25.2	$13.4

Reconciliation of accruals and charges to restructuring and other costs, net (in millions):

	2023	2022	2021
Additional accruals and adjustments to accruals (see table above)	$65.9	$27.8	$15.3
PP&E and related costs	598.2	333.0	11.2
Severance and other employee costs	0.4	0.5	0.3
Acquisition costs	26.1	4.4	0.5
Integration costs	9.1	0.7	1.7
Divestiture costs	20.1	4.4	0.8
Other restructuring costs	139.4	12.2	0.8
Total restructuring and other costs, net	$859.2	$383.0	$30.6

Other restructuring costs for fiscal 2023 in the previous table primarily include $70.3 million of lease or other contract termination costs, $33.3 million of facility carrying costs and $22.5 million of impaired intangibles attributable to our restructuring actions.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 6. Retirement Plans

We have defined benefit pension plans and other postretirement benefit plans for certain U.S. and non-U.S. employees. We use a September 30 measurement date for our plans. Certain plans were frozen for salaried and non-union hourly employees at various times in the past, and nearly all of our remaining U.S. salaried and U.S. non-union hourly employees accruing benefits ceased accruing benefits as of December 31, 2020. In addition, we participate in several MEPPs that provide retirement benefits to certain union employees in accordance with various CBAs and have participated in other MEPPs in the past. We also have supplemental executive retirement plans and other non-qualified defined benefit pension plans that provide unfunded supplemental retirement benefits to certain of our current and former executives. The supplemental executive retirement plans provide for incremental pension benefits in excess of those offered in the plan. The other postretirement benefit plans provide certain health care and life insurance benefits for certain salaried and hourly employees who meet specified age and service requirements as defined by the plans.

The benefits under our defined benefit pension plans are based on either compensation or a combination of years of service and negotiated benefit levels, depending upon the plan. We allocate our pension assets to several investment management firms across a variety of investment styles. Our defined benefit Investment Committee meets at least four times a year with our investment advisors to review each management firm’s performance and monitors its compliance with its stated goals, our investment policy and applicable regulatory requirements in the U.S., Canada, and other jurisdictions.

Investment returns vary. We believe that, by investing in a variety of asset classes and utilizing multiple investment management firms, we can create a portfolio that yields adequate returns with reduced volatility. Our qualified U.S. plans employ a liability matching strategy augmented with Treasury futures to materially hedge against interest rate risk. After consultation with our actuary and investment advisors, we adopted the target allocations in the table below for our pension plans in an effort to produce the desired performance. These target allocations are guidelines, not limitations, and occasionally plan fiduciaries will approve allocations above or below target ranges or modify the allocations.

Our target asset allocations by asset category at September 30 were as follows:

	Pension Plans
	2023		2022
		Non-U.S.		Non-U.S.
	U.S. Plans	Plans	U.S. Plans	Plans
Equity investments	18%	22%	18%	23%
Fixed income investments	75%	74%	73%	73%
Short-term investments	1%	1%	1%	1%
Other investments	6%	3%	8%	3%
Total	100%	100%	100%	100%

Our asset allocations by asset category at September 30 were as follows:

	Pension Plans
	2023		2022
		Non-U.S.		Non-U.S.
	U.S. Plans	Plans	U.S. Plans	Plans
Equity investments	15%	22%	18%	21%
Fixed income investments	73%	70%	70%	73%
Short-term investments	3%	3%	4%	2%
Other investments	9%	5%	8%	4%
Total	100%	100%	100%	100%

We manage our retirement plans in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder as well as applicable legislation in Canada and other foreign countries. Our investment policy objectives include maximizing long-term returns at acceptable risk levels, diversifying among asset classes, as applicable, and among investment managers, as well as establishing certain risk parameters within asset classes. We have allocated

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

our investments within the equity and fixed income asset classes to sub-asset classes designed to meet these objectives. In addition, our other investments support multi-strategy objectives.

In developing our weighted average expected rate of return on plan assets, we consulted with our investment advisors and evaluated criteria based on historical returns by asset class and long-term return expectations by asset class. We expect to contribute approximately $25 million to our U.S. and non-U.S. pension plans in fiscal 2024. However, it is possible that our assumptions or legislation may change, actual market performance may vary or we may decide to contribute a different amount. Therefore, the amount we contribute may vary materially. The expense for MEPPs for collective bargaining employees generally equals the contributions for these plans, excluding estimated accruals for withdrawal liabilities or adjustments to those accruals.

The weighted average assumptions used to measure the benefit plan obligations at September 30 were:

	Pension Plans
	2023		2022
		Non-U.S.		Non-U.S.
	U.S. Plans	Plans	U.S. Plans	Plans
Discount rate	6.24%	5.85%	5.63%	5.12%
Interest crediting rate	4.01%	N/A	3.08%	N/A
Rate of compensation increase	2.50%	2.87%	2.50%	2.97%

At September 30, 2023, the discount rate for the U.S. pension plans was determined based on the yield on a theoretical portfolio of high-grade corporate bonds, and the discount rate for the non-U.S. plans was determined based on a yield curve developed by our actuary. The theoretical portfolio of high-grade corporate bonds used to select the September 30, 2023 discount rate for the U.S. pension plans includes bonds generally rated Aa- or better with at least $100 million outstanding par value and bonds that are non-callable (unless the bonds possess a “make whole” feature). The theoretical portfolio of bonds has cash flows that generally match our expected benefit payments in future years.

Our assumption regarding the future rate of compensation increases is reviewed periodically and is based on both our internal planning projections and recent history of actual compensation increases.

We typically review our expected long-term rate of return on plan assets periodically through an asset allocation study with either our actuary or investment advisor. In fiscal 2024, our expected rate of return used to determine net periodic benefit cost is 6.75% for our U.S. plans and 5.33% for our non-U.S. plans. Our expected rates of return in fiscal 2024 are based on an analysis of our long-term expected rate of return and our current asset allocation.

In December 2019, the USW ratified a new master agreement that applies to substantially all of our U.S. facilities represented by the USW. The agreement has a four-year term and covers a number of specific items, including wages, medical coverage and certain other benefit programs, substance abuse testing, and safety. Individual facilities will continue to have local agreements for subjects not covered by the master agreement and those agreements will continue to have staggered terms. The master agreement permits us to apply its terms to USW employees who work at facilities we acquire during the term of the agreement. Negotiations towards a new master agreement commenced in November 2023, and a tentative agreement has been reached. It remains subject to approval of the requisite union membership.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table shows the changes in benefit obligation, plan assets and funded status for the years ended September 30 (in millions):

	Pension Plans
	2023		2022
		Non-U.S.		Non-U.S.
	U.S. Plans	Plans	U.S. Plans	Plans
Change in projected benefit obligation:
Benefit obligation at beginning of fiscal year	$3,866.5	$935.3	$5,239.1	$1,438.5
Service cost	22.6	6.6	40.8	7.0
Interest cost	208.7	50.3	152.1	36.1
Amendments	2.0	—	0.3	—
Actuarial gain	(240.8)	(59.8)	(1,317.1)	(340.1)
Plan participant contributions	—	1.4	—	1.7
Benefits paid	(270.3)	(73.6)	(246.9)	(77.6)
Curtailments	—	—	—	0.2
Settlements	(0.7)	(0.5)	(1.8)	(2.4)
Business (divestitures) and acquisitions	(40.9)	34.9	—	—
Foreign currency rate changes	—	43.1	—	(128.1)
Benefit obligation at end of fiscal year	$3,547.1	$937.7	$3,866.5	$935.3

Change in plan assets:
Fair value of plan assets at beginning of fiscal year	$4,109.9	$929.7	$5,627.0	$1,455.7
Actual gain (loss) on plan assets	173.3	(15.5)	(1,281.4)	(322.1)
Employer contributions	17.2	11.0	13.0	8.2
Plan participant contributions	—	1.4	—	1.7
Benefits paid	(270.3)	(73.6)	(246.9)	(77.6)
Settlements	(0.7)	(0.5)	(1.8)	(2.5)
Business divestitures	(32.3)	—	—	—
Foreign currency rate changes	—	43.5	—	(133.7)
Fair value of plan assets at end of fiscal year	$3,997.1	$896.0	$4,109.9	$929.7
Funded (unfunded) status	$450.0	$(41.7)	$243.4	$(5.6)

Amounts recognized in the Consolidated Balance Sheets:
Prepaid pension asset	$560.9	$57.4	$379.1	$61.2
Other current liabilities	(11.1)	(7.7)	(11.7)	(1.4)
Pension liabilities, net of current portion	(99.8)	(91.4)	(124.0)	(65.4)
Over (under) funded status at end of fiscal year	$450.0	$(41.7)	$243.4	$(5.6)

The actuarial (gain) loss in benefit obligation for the U.S. Plans and Non-U.S. Plans is generally driven by a change in discount rates and to a lesser degree the rate of compensation change in the Non-U.S. Plans.

Certain U.S. plans have benefit obligations in excess of plan assets. These plans, which consist of non-qualified plans, had aggregate projected benefit obligations of $110.8 million, aggregate accumulated benefit obligations of $110.8 million, and no plan assets at September 30, 2023. Our qualified U.S. plan was in a net overfunded position at September 30, 2023. We also have certain non-U.S. plans that have benefit obligations in excess of plan assets. These plans, which consist of non-qualified plans, had aggregate projected benefit obligations of $252.3 million, aggregate accumulated benefit obligations of $236.1 million, and $153.2 million of plan assets at September 30, 2023.

The accumulated benefit obligation of U.S. and non-U.S. pension plans was $4,459.4 million and $4,779.1 million at September 30, 2023 and 2022, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The pre-tax amounts in accumulated other comprehensive loss at September 30 not yet recognized as components of net periodic pension cost, including noncontrolling interest, consist of (in millions):

	Pension Plans
	2023		2022
		Non-U.S.		Non-U.S.
	U.S. Plans	Plans	U.S. Plans	Plans
Net actuarial loss	$632.2	$149.7	$849.8	$155.6
Prior service cost	27.9	1.6	34.6	1.8
Total accumulated other comprehensive loss	$660.1	$151.3	$884.4	$157.4

The pre-tax amounts recognized in other comprehensive (income) loss, including noncontrolling interest, are as follows at September 30 (in millions):

	Pension Plans
	2023	2022	2021
Net actuarial (gain) loss arising during period	$(153.3)	$315.3	$(208.0)
Amortization and settlement recognition of net actuarial loss	(58.1)	(8.9)	(34.5)
Prior service cost arising during period	2.0	0.2	5.6
Amortization of prior service cost	(8.2)	(8.9)	(8.4)
Net other comprehensive (income) loss recognized	$(217.6)	$297.7	$(245.3)

The net periodic pension cost (income) recognized in the consolidated statements of operations is comprised of the following for fiscal years ended (in millions):

	Pension Plans
	2023	2022	2021
Service cost	$29.2	$47.8	$51.1
Interest cost	259.0	188.2	187.3
Expected return on plan assets	(305.2)	(368.6)	(368.1)
Amortization of net actuarial loss	57.9	8.8	34.2
Amortization of prior service cost	8.2	8.4	8.4
Curtailment loss	—	0.5	—
Settlement loss	—	0.1	0.4
Company defined benefit plan cost (income)	49.1	(114.8)	(86.7)
Multiemployer and other plans	1.5	1.5	1.6
Net pension cost (income)	$50.6	$(113.3)	$(85.1)

The Multiemployer and other plans line in the table above excludes the estimated withdrawal liabilities recorded. See “Note 6. Retirement Plans — Multiemployer Plans” for additional information.

The consolidated statements of operations line item “Pension and other postretirement non-service (cost) income” is equal to the non-service elements of our “Company defined benefit plan cost (income)” and our “Net postretirement cost” outlined in this note.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Weighted-average assumptions used in the calculation of benefit plan expense for fiscal years ended:

	Pension Plans
	2023		2022		2021
		Non-U.S.		Non-U.S.		Non-U.S.
	U.S. Plans	Plans	U.S. Plans	Plans	U.S. Plans	Plans
Discount rate	5.62%	5.12%	2.99%	2.63%	3.01%	2.16%
Interest crediting rate	3.08%	N/A	3.48%	N/A	3.47%	N/A
Rate of compensation increase	2.50%	2.97%	2.50%	2.65%	2.50%	2.68%
Expected long-term rate of return on plan assets	6.50%	5.08%	5.75%	3.81%	6.00%	3.73%

For our U.S. pension and postretirement plans, we considered the mortality tables and improvement scales published by the Society of Actuaries and evaluated our specific mortality experience to establish mortality assumptions. Based on our experience and in consultation with our actuaries, for fiscal 2023, 2022 and 2021 we utilized the base Pri-2012 mortality tables with specific gender and job classification increases applied for fiscal 2023 ranging from 6% to 16%, fiscal 2022 ranging from 7% to 14% and for fiscal 2021 ranging from 6% to 13%.

For our Canadian pension and postretirement plans, we utilized the 2014 Private Sector Canadian Pensioners Mortality Table adjusted to reflect industry and our mortality experience for fiscal 2023, 2022 and 2021. As of September 30, 2023, these adjustment factors were updated to reflect the most recent mortality experience.

Our projected estimated benefit payments (unaudited), which reflect expected future service, as appropriate, are as follows (in millions):

	Pension Plans
	U.S. Plans	Non-U.S. Plans
Fiscal 2024	$273.0	$93.2
Fiscal 2025	$277.2	$72.5
Fiscal 2026	$283.1	$72.4
Fiscal 2027	$286.4	$72.6
Fiscal 2028	$280.3	$72.5
Fiscal Years 2029 – 2033	$1,415.0	$366.8

The following table summarizes our pension plan assets measured at fair value on a recurring basis (at least annually) as of September 30, 2023 (in millions):

		Quoted Prices in Active	Significant
		Markets for	Other
		Identical	Observable
	Total	Assets (Level 1)	Inputs (Level 2)
Equity securities:
U.S. equities (1)	$466.1	$466.1	$—
Non-U.S. equities (1)	235.4	235.4	—
Fixed income securities:
U.S. government securities (2)	170.6	—	170.6
Non-U.S. government securities (3)	48.1	—	48.1
U.S. corporate bonds (3)	2,301.0	194.9	2,106.1
Non-U.S. corporate bonds (3)	503.4	—	503.4
Other fixed income (4)	208.2	—	208.2
Short-term investments (5)	166.8	166.8	—
Benefit plan assets measured in the fair value hierarchy	$4,099.6	$1,063.2	$3,036.4
Assets measured at NAV (6)	793.5
Total benefit plan assets	$4,893.1

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes our pension plan assets measured at fair value on a recurring basis (at least annually) as of September 30, 2022 (in millions):

		Quoted Prices
		in Active
		Markets for	Significant Other
		Identical	Observable
	Total	Assets (Level 1)	Inputs (Level 2)
Equity securities:
U.S. equities (1)	$150.7	$150.7	$—
Non-U.S. equities (1)	85.9	85.9	—
Fixed income securities:
U.S. government securities (2)	164.3	—	164.3
Non-U.S. government securities (3)	74.5	—	74.5
U.S. corporate bonds (3)	2,173.7	95.4	2,078.3
Non-U.S. corporate bonds (3)	545.0	—	545.0
Other fixed income (4)	223.1	—	223.1
Short-term investments (5)	181.9	181.9	—
Benefit plan assets measured in the fair value hierarchy	$3,599.1	$513.9	$3,085.2
Assets measured at NAV (6)	1,440.5
Total benefit plan assets	$5,039.6
(1)

Equity securities are comprised of the following investment types: (i) common stock, (ii) preferred stock, and (iii) equity exchange traded funds. Level 1 investments in common and preferred stocks and exchange traded funds are valued using quoted market prices multiplied by the number of shares owned.

(2)	U.S. government securities include treasury and agency debt. These investments are valued using broker quotes in an active market.
(3)

The level 1 non-U.S. government securities investment is an exchange cleared swap valued using quoted market prices. The level 1 U.S. corporate bonds category is primarily comprised of U.S. dollar denominated investment grade securities and valued using quoted market prices. Level 2 investments are valued utilizing a market approach that includes various valuation techniques and sources such as value generation models, broker quotes in active and non-active markets, benchmark yields and securities, reported trades, issuer spreads, and/or other applicable reference data.

(4)

Other fixed income is comprised of municipal and asset-backed securities. Investments are valued utilizing a market approach that includes various valuation techniques and sources, such as broker quotes in active and non-active markets, benchmark yields and securities, reported trades, issuer spreads and/or other applicable reference data.

(5)	Short-term investments are valued at $1.00/unit, which approximates fair value. Amounts are generally invested in interest-bearing accounts.
(6)	Investments that are measured at net asset value (“NAV”) (or its equivalent) as a practical expedient have not been classified in the fair value hierarchy.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes assets measured at fair value based on NAV per share as a practical expedient as of September 30, 2023 and 2022 (in millions):

		Redemption	Redemption	Unfunded
	Fair value	Frequency	Notice Period	Commitments
September 30, 2023
Hedge funds (1)	$42.7	Monthly	Up to 30 days	$—
Commingled funds, private equity, private real estate investments, and equity related investments (2)	385.5	Various	N/A	206.3
Fixed income and fixed income related instruments (3)	365.3	Monthly	Up to 10 days	—
	$793.5			$206.3
September 30, 2022
Hedge funds (1)	$26.4	Monthly	Up to 30 days	$—
Commingled funds, private equity, private real estate investments, and equity related investments (2)	1,031.9	Various	Up to 60 days	199.7
Fixed income and fixed income related instruments (3)	382.2	Monthly	Up to 10 days	—
	$1,440.5			$199.7
(1)

Hedge fund investments are primarily made through shares of limited partnerships or similar structures. Hedge funds are typically valued monthly by third-party administrators that have been appointed by the funds’ general partners.

(2)

Commingled fund investments are valued at the NAV per share multiplied by the number of shares held. The determination of NAV for the commingled funds includes market pricing of the underlying assets as well as broker quotes and other valuation techniques. The redemption frequency is reflected as various and the redemption notice period at September 30, 2023 is not applicable because certain investments do not allow redemptions until the investments are terminated or closed.

(3)

Fixed income and fixed income related instruments consist of commingled debt funds, which are valued at their NAV per share multiplied by the number of shares held. The determination of NAV for the commingled funds includes market pricing of the underlying assets as well as broker quotes and other valuation techniques.

We maintain holdings in certain private equity partnerships and private real estate investments for which a liquid secondary market does not exist. The private equity partnerships are commingled investments. Valuation techniques, such as discounted cash flow and market based comparable analyses, are used to determine fair value of the private equity investments. Unobservable inputs used for the discounted cash flow technique include projected future cash flows and the discount rate used to calculate present value. Unobservable inputs used for the market-based comparisons technique include earnings before interest, taxes, depreciation and amortization multiples in other comparable third-party transactions, price to earnings ratios, liquidity, current operating results, as well as input from general partners and other pertinent information. Private equity investments have been valued using NAV as a practical expedient.

Private real estate investments are commingled investments. Valuation techniques, such as discounted cash flow and market based comparable analyses, are used to determine fair value of the private equity investments. Unobservable inputs used for the discounted cash flow technique include projected future cash flows and the discount rate used to calculate present value. Unobservable inputs used for the market-based comparison technique include a combination of third-party appraisals, replacement cost, and comparable market prices. Private real estate investments have been valued using NAV as a practical expedient.

Equity-related investments are hedged equity investments in a commingled fund that consist primarily of equity indexed investments which are hedged by options and also hold collateral in the form of short-term treasury securities. Equity related investments have been valued using NAV as a practical expedient.

Postretirement Plans

The postretirement benefit plans provide certain health care and life insurance benefits for certain salaried and hourly employees who meet specified age and service requirements as defined by the plans.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The weighted average assumptions used to measure the benefit plan obligations at September 30 were:

	Postretirement plans
	2023		2022
		Non-U.S.		Non-U.S.
	U.S. Plans	Plans	U.S. Plans	Plans
Discount rate	6.21%	8.14%	5.57%	7.56%

The following table shows the changes in benefit obligation, plan assets and funded status for the fiscal years ended September 30 (in millions):

	Postretirement Plans
	2023		2022
	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans
Change in projected benefit obligation:
Benefit obligation at beginning of fiscal year	$68.5	$48.3	$86.4	$58.3
Service cost	0.5	0.3	0.6	0.4
Interest cost	3.5	3.7	2.6	3.8
Actuarial gain	(7.2)	(1.0)	(16.3)	(9.8)
Benefits paid	(5.9)	(2.8)	(4.8)	(2.8)
Curtailments	(0.1)	—	—	—
Foreign currency rate changes	—	2.1	—	(1.6)
Benefit obligation at end of fiscal year	$59.3	$50.6	$68.5	$48.3

Change in plan assets:
Fair value of plan assets at beginning of fiscal year	$—	$—	$—	$—
Employer contributions	5.9	2.8	4.8	2.8
Benefits paid	(5.9)	(2.8)	(4.8)	(2.8)
Fair value of plan assets at end of fiscal year	$—	$—	$—	$—
Underfunded Status	$(59.3)	$(50.6)	$(68.5)	$(48.3)

Amounts recognized in the Consolidated Balance Sheets:
Other current liabilities	$(7.9)	$(2.9)	$(8.7)	$(2.7)
Postretirement benefit liabilities, net of current portion	(51.4)	(47.7)	(59.8)	(45.6)
Underfunded status at end of fiscal year	$(59.3)	$(50.6)	$(68.5)	$(48.3)

The pre-tax amounts in accumulated other comprehensive loss at September 30 not yet recognized as components of net periodic postretirement cost, including noncontrolling interest, consist of (in millions):

	Postretirement Plans
	2023		2022
	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans
Net actuarial gain	$(35.7)	$(5.0)	$(32.2)	$(4.8)
Prior service (credit) cost	(1.4)	0.8	(2.3)	1.0
Total accumulated other comprehensive income	$(37.1)	$(4.2)	$(34.5)	$(3.8)

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The pre-tax amounts recognized in other comprehensive (income) loss, including noncontrolling interest, are as follows at September 30 (in millions):

	Postretirement Plans
	2023	2022	2021
Net actuarial gain arising during period	$(8.3)	$(26.2)	$(14.2)
Amortization and settlement recognition of net actuarial gain	4.6	0.5	0.6
Amortization or curtailment recognition of prior service credit	0.6	0.7	2.4
Net other comprehensive income recognized	$(3.1)	$(25.0)	$(11.2)

The net periodic postretirement cost recognized in the consolidated statements of operations is comprised of the following for fiscal years ended (in millions):

	Postretirement Plans
	2023	2022	2021
Service cost	$0.8	$1.0	$1.2
Interest cost	7.2	6.4	5.9
Amortization of net actuarial gain	(4.6)	(0.5)	(0.6)
Amortization of prior service credit	(0.6)	(0.7)	(2.4)
Curtailment gain	(0.1)	—	—
Net postretirement cost	$2.7	$6.2	$4.1

The assumed health care cost trend rates used in measuring the accumulated postretirement benefit obligation are as follows at September 30, 2023:

U.S. Plans
Health care cost trend rate assumed for next year	4.97%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	4.00%
Year the rate reaches the ultimate trend rate	2047

Non-U.S. Plans
Health care cost trend rate assumed for next year	5.88%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	5.88%
Year the rate reaches the ultimate trend rate	2023

Weighted-average assumptions used in the calculation of benefit plan expense for fiscal years ended:

	Postretirement Plans
	2023		2022		2021
	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
	Plans	Plans	Plans	Plans	Plans	Plans
Discount rate	5.57%	7.56%	2.98%	6.45%	3.00%	4.84%
Rate of compensation increase	N/A	N/A	N/A	N/A	N/A	N/A

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Our projected estimated benefit payments (unaudited), which reflect expected future service, as appropriate, are as follows (in millions):

	Postretirement Plans
	U.S. Plans	Non-U.S. Plans
Fiscal 2024	$7.9	$2.9
Fiscal 2025	$6.9	$3.1
Fiscal 2026	$6.4	$3.2
Fiscal 2027	$5.9	$3.2
Fiscal 2028	$5.6	$3.3
Fiscal Years 2029 – 2033	$24.2	$18.2

Multiemployer Plans

We participate in several MEPPs that provide retirement benefits to certain union employees in accordance with various CBAs. The risks of participating in MEPPs are different from the risks of participating in single-employer pension plans. These risks include (i) assets contributed to a MEPP by one employer are used to provide benefits to employees of all participating employers, (ii) if a participating employer withdraws from a MEPP, the unfunded obligations of the MEPP allocable to such withdrawing employer may be borne by the remaining participating employers, and (iii) if we withdraw from a MEPP, we may be required to pay that plan an amount based on our allocable share of the unfunded vested benefits of the plan, referred to as a withdrawal liability, as well as a share of the MEPP’s accumulated funding deficiency.

Contributions to MEPPs are established by the applicable CBAs; however, our required contributions may increase based on the funded status of a MEPP and legal requirements, such as those set forth in the Pension Act, which requires substantially underfunded MEPPs to implement a FIP or a RP to improve their funded status. Contributions to MEPPs are individually and in the aggregate not material.

In the normal course of business, we evaluate our potential exposure to MEPPs, including with respect to potential withdrawal liabilities. In fiscal 2018, we submitted formal notification to withdraw from certain MEPPs, including PIUMPF, and recorded estimated withdrawal liabilities for each. The PIUMPF estimated withdrawal liability assumed both a payment for withdrawal liability and for our proportionate share of PIUMPF’s accumulated funding deficiency. The estimated withdrawal liability excludes the potential impact of a future mass withdrawal of other employers from PIUMPF, which was not considered probable or reasonably estimable and was discounted at a credit adjusted risk-free rate.

In September 2019, we received a demand from PIUMPF asserting that we owe $170.3 million on an undiscounted basis (approximately $0.7 million per month for the next 20 years) with respect to our withdrawal liability. The initial demand did not address any assertion of liability for PIUMPF’s accumulated funding deficiency. We began making monthly payments for the withdrawal liability in fiscal 2020. In February 2020, we received a demand letter from PIUMPF asserting that we owe $51.2 million for our pro-rata share of PIUMPF’s accumulated funding deficiency, including interest. We dispute the PIUMPF accumulated funding deficiency demands. Similarly, in April 2020, we received an updated demand letter related to a subsidiary of ours asserting that we owe $1.3 million of additional accumulated funding deficiency, including interest. We assessed our liability following receipt of the demand letters, the impact of which was not significant. The subsidiary for which we received the updated demand letter was sold in September 2023. We also have liabilities associated with other MEPPs from which we, or legacy companies, have withdrawn in the past.

In July 2021, PIUMPF filed suit against us in the U.S. District Court for the Northern District of Georgia claiming the right to recover our pro rata share of the pension fund’s accumulated funding deficiency, along with interest, liquidated damages and attorney’s fees. We believe we are adequately reserved for this matter.

At September 30, 2023 and September 30, 2022, we had recorded withdrawal liabilities of $203.2 million and $214.7 million, respectively including liabilities associated with PIUMPF’s accumulated funding deficiency demands.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The liability reduction in fiscal 2023 was primarily the result of non-PIUMPF arbitrations, the impact of which is reflected in Multiemployer pension withdrawal (income) expense on our consolidated statements of operations.

With respect to certain other MEPPs, in the event we withdraw from one or more of the MEPPs in the future, it is reasonably possible that we may incur withdrawal liabilities in connection with such withdrawals. Our estimate of any such withdrawal liabilities, both individually and in the aggregate, are not material for the remaining plans in which we participate.

Approximately 54% of our hourly employees in the U.S. and Canada are covered by CBAs, of which approximately 25% of those employees covered under CBAs are operating under local agreements that expire within one year and approximately 11% of those employees are governed under expired local contracts.

Defined Contribution Plans

We have 401(k) and other defined contribution plans that cover certain of our U.S., Canadian and other non-U.S. salaried union and nonunion hourly employees, generally subject to an initial waiting period. The 401(k) and other defined contribution plans permit participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code, or the taxing authority in the jurisdiction in which they operate. Due primarily to acquisitions, CBAs, and other non-U.S. defined contribution programs, we have plans with varied terms. At September 30, 2023, our contributions may be up to 7.5% for U.S. salaried and non-union hourly employees, consisting of a match of up to 5% and an automatic employer contribution of 2.5%. Certain other employees who receive accruals under a defined benefit pension plan, as well as certain employees covered by CBAs and non-U.S. defined contribution programs generally receive up to a 3.0% to 4.0% contribution to their 401(k) plan or defined contribution plan. During fiscal 2023, 2022 and 2021, we recorded expense of $163.7 million, $169.5 million and $164.7 million, respectively, related to employer contributions to the 401(k) plans and other defined contribution plans, including the automatic employer contribution. We funded our matching contributions to the WestRock Company 401(k) Retirement Savings Plan in Common Stock effective July 1, 2020 and ending September 30, 2021 (final period funded in October 2021).

Supplemental Retirement Plans

We have Supplemental Plans that are nonqualified deferred compensation plans. We intend to provide participants with an opportunity to supplement their retirement income through deferral of current compensation. Amounts deferred and payable under the Supplemental Plans are our unsecured obligations and rank equally with our other unsecured and unsubordinated indebtedness outstanding. Participants’ accounts are credited with investment gains and losses under the Supplemental Plans in accordance with the participant’s investment election or elections (or default election or elections) as in effect from time to time. At September 30, 2023, the Supplemental Plans had assets totaling $152.4 million that are recorded at market value, and liabilities of $146.4 million. The investment alternatives available under the Supplemental Plans are generally similar to investment alternatives available under 401(k) plans. The amount of expense we recorded for the current fiscal year and the preceding two fiscal years was not significant.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 7. Income Taxes

The components of (loss) income before income taxes are as follows (in millions):

	Year Ended September 30,
	2023	2022	2021
United States	$(1,586.3)	$860.4	$822.4
Foreign	(118.3)	358.4	263.5
(Loss) income before income taxes	$(1,704.6)	$1,218.8	$1,085.9

Income tax (benefit) expense consists of the following components (in millions):

	Year Ended September 30,
	2023	2022	2021
Current income taxes:
Federal	$250.6	$205.2	$171.2
State	49.1	44.9	27.2
Foreign	115.1	116.1	78.4
Total current expense	414.8	366.2	276.8
Deferred income taxes:
Federal	(364.8)	(67.3)	(39.0)
State	(57.5)	(16.2)	(10.2)
Foreign	(52.9)	(13.1)	15.8
Total deferred benefit	(475.2)	(96.6)	(33.4)
Total income tax (benefit) expense	$(60.4)	$269.6	$243.4

During fiscal 2023, 2022 and 2021, cash paid for income taxes, net of refunds, was $321.6 million, $335.2 million and $271.9 million, respectively.

The differences between the statutory federal income tax rate and our effective income tax rate are as follows:

	Year Ended September 30,
	2023 (1)	2022	2021
Statutory federal tax rate	21.0%	21.0%	21.0%
Foreign rate differential	1.0	2.1	0.9
Adjustment and resolution of federal, state and foreign tax uncertainties	0.2	(0.4)	0.1
State taxes, net of federal benefit	0.9	1.6	2.0
Excess tax benefit related to stock compensation	(0.2)	0.1	0.2
Research and development and other tax credits, net of reserves	0.5	(1.2)	(0.5)
Income (loss) attributable to noncontrolling interest	0.1	(0.1)	0.1
Change in valuation allowance	(0.9)	0.7	2.8
Goodwill impairment	(20.2)	—	—
Nontaxable increased cash surrender value	0.5	—	(1.1)
Withholding taxes	(0.1)	0.5	0.2
Foreign derived intangible income	0.7	(1.0)	(1.2)
Deferred rate change	0.2	(0.6)	(1.0)
Brazilian net worth deduction	—	(1.1)	(0.7)
Other, net	(0.2)	0.5	(0.4)
Effective tax rate	3.5%	22.1%	22.4%
(1)	Certain signs within the table in fiscal 2023 are the opposite compared to fiscal 2022 and 2021 as a result of applying each line’s total income tax benefit or expense to the loss before income taxes.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The tax effects of temporary differences that give rise to deferred income tax assets and liabilities consist of the following (in millions):

	September 30,
	2023	2022
Deferred income tax assets:
Accruals and allowances	$14.9	$—
Employee related accruals and allowances	109.2	107.6
State net operating loss carryforwards, net of federal benefit	36.6	43.6
State credit carryforwards, net of federal benefit	89.3	89.7
Federal and foreign net operating loss carryforwards	186.5	165.8
Restricted stock and options	23.4	26.7
Lease liabilities	177.3	177.4
Capitalized research and experimental costs	79.8	—
Other	69.6	44.6
Total	786.6	655.4
Deferred income tax liabilities:
Accruals and allowances	—	9.0
Property, plant and equipment	1,532.4	1,669.5
Deductible intangibles and goodwill	596.5	724.1
Inventory reserves	231.9	261.4
Deferred gain	272.5	272.8
Basis difference in joint ventures	4.5	35.9
Pension	48.8	2.7
Right-of-use assets	161.0	166.1
Total	2,847.6	3,141.5
Valuation allowances	271.9	248.8
Net deferred income tax liability	$2,332.9	$2,734.9

Deferred taxes are recorded as follows in the consolidated balance sheets (in millions):

	September 30,
	2023	2022
Long-term deferred tax asset (1)	$100.3	$27.0
Long-term deferred tax liability	2,433.2	2,761.9
Net deferred income tax liability	$2,332.9	$2,734.9
(1)	The long-term deferred tax asset is presented in Other noncurrent assets on the consolidated balance sheets.

At September 30, 2023 and 2022, we had gross U.S. federal net operating losses of approximately $1.8 million and $1.2 million, respectively. These loss carryforwards expire in fiscal 2031.

At September 30, 2023 and 2022, we had gross state and local net operating losses, of approximately $861 million and $969 million, respectively. These loss carryforwards generally expire between fiscal 2024 and 2042. The tax effected values of these net operating losses are $36.6 million and $43.6 million at September 30, 2023 and 2022, respectively, exclusive of valuation allowances of $17.8 million and $17.7 million at September 30, 2023 and 2022, respectively.

At September 30, 2023 and 2022, gross net operating losses for foreign reporting purposes of approximately $760.6 million and $667.2 million, respectively, were available for carryforward. A majority of these loss carryforwards generally expire between fiscal 2024 and 2042, while a portion have an indefinite carryforward. The tax effected values of these net operating losses are $189.8 million and $165.5 million at September 30, 2023 and 2022, respectively, exclusive of valuation allowances of $156.6 million and $143.8 million at September 30, 2023 and 2022, respectively.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

At September 30, 2023 and 2022, we had state tax credit carryforwards of $89.3 million and $89.7 million, respectively. These state tax credit carryforwards generally expire within 5 to 10 years; however, certain state credits can be carried forward indefinitely. Valuation allowances of $81.0 million and $81.1 million at September 30, 2023 and 2022, respectively, have been provided on these assets. These valuation allowances have been recorded due to uncertainty regarding our ability to generate sufficient taxable income in the appropriate taxing jurisdiction.

The following table represents a summary of the valuation allowances against deferred tax assets for fiscal 2023, 2022 and 2021 (in millions):

	2023	2022	2021
Balance at beginning of fiscal year	$248.8	$277.5	$257.5
Increases	29.0	12.3	22.2
Reductions	(5.9)	(41.0)	(2.2)
Balance at end of fiscal year	$271.9	$248.8	$277.5

Consistent with prior years, we consider a portion of our earnings from certain foreign subsidiaries as subject to repatriation and we provide for taxes accordingly. However, we consider the unremitted earnings and all other outside basis differences from all other foreign subsidiaries to be indefinitely reinvested. Accordingly, we have not provided for any taxes that would be due.

As of September 30, 2023, we estimate our outside basis difference in foreign subsidiaries that are considered indefinitely reinvested to be approximately $1.3 billion. The components of the outside basis difference are comprised of acquisition accounting adjustments, undistributed earnings, and equity components. In the event of a distribution in the form of dividends or dispositions of the subsidiaries, we may be subject to incremental U.S. income taxes, subject to an adjustment for foreign tax credits, and withholding taxes or income taxes payable to the foreign jurisdictions. As of September 30, 2023, the determination of the amount of unrecognized deferred tax liability related to any remaining undistributed foreign earnings not subject to the transition tax and additional outside basis differences is not practicable.

A reconciliation of the beginning and ending amount of gross unrecognized tax benefits is as follows (in millions):

	2023	2022	2021
Balance at beginning of fiscal year	$195.5	$199.5	$206.7
Additions for tax positions taken in current year	4.5	1.8	2.7
Additions for tax positions taken in prior fiscal years	14.2	27.6	10.8
Reclassification to unrecognized tax benefit (1)	221.9	—	—
Reductions for tax positions taken in prior fiscal years	(1.3)	—	—
Reductions due to settlement	(2.5)	(0.8)	—
Additions (reductions) for currency translation adjustments	2.4	(1.1)	1.5
Reductions as a result of a lapse of the applicable statute of limitations	(29.6)	(31.5)	(22.2)
Balance at end of fiscal year	$405.1	$195.5	$199.5
(1)	During the fourth quarter of fiscal 2023, we undertook certain internal transactions to bring the legal entity that acquired Grupo Gondi into the affiliated group of companies electing to file a U.S. consolidated federal income tax return. As a result of those transactions and in accordance with the requirements of ASC 740, we recorded an addition for gross unrecognized tax benefits of $221.9 million related to the deferred gain on Timber Notes (as hereinafter defined). See “Note 17. Special Purpose Entities” for additional information.

As of September 30, 2023 and 2022, the total amount of unrecognized tax benefits was approximately $405.1 million and $195.5 million, respectively, exclusive of interest and penalties. Of these balances, as of September 30, 2023 and 2022, if we were to prevail on all unrecognized tax benefits recorded, approximately $400.6 million and $188.1 million, respectively, would benefit the effective tax rate. We regularly evaluate, assess and adjust the related liabilities in light of changing facts and circumstances, which could cause the effective tax rate to fluctuate from period to period. Resolution of the uncertain tax positions could have a material adverse effect on our cash flows or materially benefit our results of operations in future periods depending upon their ultimate resolution. See “Note 19. Commitments and Contingencies — Brazil Tax Liability” for additional information.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of September 30, 2023 and 2022, we had liabilities of $100.2 million and $85.0 million, respectively, related to estimated interest and penalties for unrecognized tax benefits. Our results of operations for fiscal 2023, 2022 and 2021 include expense of $8.0 million, $3.8 million and $4.4 million, respectively, net of indirect benefits, related to estimated interest and penalties with respect to the liability for unrecognized tax benefits. As of September 30, 2023, it is reasonably possible that our unrecognized tax benefits will decrease by up to $0.5 million in the next 12 months due to expiration of various statutes of limitations and settlement of issues.

We file federal, state and local income tax returns in the U.S. and various foreign jurisdictions. With few exceptions, we are no longer subject to U.S. federal income tax examinations by tax authorities for years prior to fiscal 2018 and state and local income tax examinations by tax authorities for years prior to fiscal 2012. We are no longer subject to non-U.S. income tax examinations by tax authorities for years prior to fiscal 2009, except for Brazil for which we are not subject to tax examinations for years prior to 2006. While we believe our tax positions are appropriate, they are subject to audit or other modifications, and any modifications could materially and adversely affect our results of operations, financial condition or cash flows.

Note 8. Segment Information

We report our financial results of operations in the following four reportable segments:

●	Corrugated Packaging, which substantially consists of our integrated corrugated converting operations and generates its revenues primarily from the sale of corrugated containers and other corrugated products, including the operations acquired in the Mexico Acquisition;
●	Consumer Packaging, which consists of our integrated consumer converting operations and generates its revenues primarily from the sale of consumer packaging products such as folding cartons, interior partitions (before divestiture in September 2023) and other consumer products;
●	Global Paper, which consists of our commercial paper operations and generates its revenues primarily from the sale of containerboard and paperboard to external customers; and
●	Distribution, which consists of our distribution and display assembly operations and generates its revenues primarily from the distribution of packaging products and assembly of display products.

We determined our operating segments based on the products and services we offer. Our operating segments are consistent with our internal management structure, and we do not aggregate operating segments. We report the benefit of vertical integration with our mills in each reportable segment that ultimately sells the associated paper and packaging products to our external customers. We account for intersegment sales at prices that approximate market prices.

We have included the operations acquired in the Mexico Acquisition in our Corrugated Packaging segment, which is consistent with our internal operational structure and how our CODM allocates resources and assesses financial performance. See “Note 3. Acquisitions” for additional information. As part of this assessment, we also moved certain existing consumer converting operations in Latin America into our Corrugated Packaging segment in line with how we are managing the business effective January 1, 2023. We did not recast prior year results related to these operations as they were not material.

Adjusted EBITDA is our measure of segment profitability in accordance with ASC 280, “Segment Reporting” because it is used by our CODM to make decisions regarding allocation of resources and to assess segment performance. Certain items are not allocated to our operating segments and, thus, the information that our CODM uses to make operating decisions and assess performance does not reflect such amounts. Management believes excluding these items is useful in the evaluation of operating performance from period to period because these items are not representative of our ongoing operations or are items our CODM does not consider part of our reportable segments.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Some of our operations are in locations such as Canada, Latin America, EMEA and Asia Pacific. The table below reflects financial data of our foreign operations for each of the past three fiscal years, some of which were transacted in U.S. dollars (in millions):

	Years Ended September 30,
	2023	2022	2021
Net sales (unaffiliated customers):
U.S.	$15,348.9	$17,361.5	$15,317.2
Canada	1,281.0	1,325.1	1,210.4
Latin America	2,081.8	1,045.6	745.4
EMEA	1,256.1	1,150.5	1,106.0
Asia Pacific	342.2	373.8	367.1
Total	$20,310.0	$21,256.5	$18,746.1

	Years Ended September 30,
	2023	2022	2021
Long-lived assets:
U.S.	$8,598.6	$9,278.2	$9,654.6
Canada	389.7	391.4	413.0
Latin America (1)	2,283.6	719.0	725.8
EMEA	376.7	320.4	364.9
Asia Pacific	63.1	72.0	87.8
Total	$11,711.7	$10,781.0	$11,246.1
(1)	Includes operations in Mexico that are approximately 13.4% of total long-lived assets in fiscal 2023 following the Mexico Acquisition.

The accounting policies of the reportable segments are the same as those described in “Note 1. Description of Business and Summary of Significant Accounting Policies”. We account for intersegment sales at prices that approximate market prices. For segment reporting purposes, we include our equity in income of unconsolidated entities in Adjusted EBITDA, as well as the related investments in segment identifiable assets. These amounts are included in the segment tables that follow.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following tables show selected financial data for our segments (in millions):

	Years Ended September 30,
	2023	2022	2021
Net sales (aggregate):
Corrugated Packaging	$10,054.9	$9,307.6	$8,400.5
Consumer Packaging	4,941.8	4,965.2	4,433.9
Global Paper	4,369.9	5,930.2	4,983.0
Distribution	1,260.7	1,418.9	1,254.8
Total	$20,627.3	$21,621.9	$19,072.2
Less net sales (intersegment):
Corrugated Packaging	$280.3	$328.0	$305.3
Consumer Packaging	30.7	27.8	20.3
Distribution	6.3	9.6	0.5
Total	$317.3	$365.4	$326.1
Net sales (unaffiliated customers):
Corrugated Packaging	$9,774.6	$8,979.6	$8,095.2
Consumer Packaging	4,911.1	4,937.4	4,413.6
Global Paper	4,369.9	5,930.2	4,983.0
Distribution	1,254.4	1,409.3	1,254.3
Total	$20,310.0	$21,256.5	$18,746.1
Adjusted EBITDA:
Corrugated Packaging	$1,600.4	$1,386.7	$1,394.0
Consumer Packaging	835.7	829.2	720.8
Global Paper	655.0	1,246.4	883.7
Distribution	37.0	79.7	68.8
Total	3,128.1	3,542.0	3,067.3
Depreciation, depletion and amortization	(1,535.8)	(1,488.6)	(1,460.0)
Multiemployer pension withdrawal income (expense)	12.1	(0.2)	2.9
Restructuring and other costs, net	(859.2)	(383.0)	(30.6)
Impairment of goodwill and other assets	(1,893.0)	(26.0)	—
Non-allocated expenses	(149.5)	(82.6)	(68.1)
Interest expense, net	(417.9)	(318.8)	(372.3)
Gain (loss) on extinguishment of debt	10.5	(8.5)	(9.7)
Other (expense) income, net	(6.1)	(11.0)	10.9
Gain on sale of RTS and Chattanooga	238.8	—	—
Other adjustments	(232.6)	(4.5)	(54.5)
(Loss) income before income taxes	$(1,704.6)	$1,218.8	$1,085.9

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

See “Note 5. Restructuring and Other Costs, Net” for additional information on how the Restructuring and other costs, net relate to our reportable segments. See below for information on the goodwill impairment recorded in fiscal 2023. See “Note 1. Description of Business and Summary of Significant Accounting Policies — Description of Business” for additional information regarding the Gain on Sale of RTS and Chattanooga. See below for additional information on Other adjustments in fiscal 2023 and 2021.

	Years Ended September 30,
	2023	2022	2021
Depreciation, depletion and amortization:
Corrugated Packaging	$813.3	$683.0	$674.5
Consumer Packaging	339.1	349.5	352.2
Global Paper	350.7	425.1	405.9
Distribution	28.0	27.3	23.6
Corporate	4.7	3.7	3.8
Total	$1,535.8	$1,488.6	$1,460.0

Other adjustments:
Corrugated Packaging	$39.5	$(4.8)	$13.3
Consumer Packaging	60.4	7.7	11.7
Global Paper	52.8	(0.6)	3.3
Distribution	0.2	—	0.6
Corporate	79.7	2.2	25.6
Total	$232.6	$4.5	$54.5

Equity in income of unconsolidated entities:
Corrugated Packaging	$(4.9)	$70.3	$36.7
Consumer Packaging	—	3.4	4.0
Global Paper	8.3	(0.8)	0.2
Total	$3.4	$72.9	$40.9

The decrease in Equity in income of unconsolidated entities in fiscal 2023 was primarily related to a $46.8 million non-cash, pre-tax loss associated with the Mexico Acquisition that was partially offset by a $19.3 million gain on sale of our displays joint venture and a $7.6 million gain on sale of our Seven Hills mill joint venture. Additionally, the change year-over-year was impacted by no longer recording equity income after those transactions as well as stronger performance by the displays joint venture in the prior year period. See “Note 1. Description of Business and Summary of Significant Accounting Policies — Description of Business” for additional information.

Other adjustments in the table above for the year ended September 30, 2023 consist primarily of:

●	work stoppage costs of $80.4 million primarily at our Mahrt mill; $58.5 million in our Consumer Packaging segment, $19.3 million in our Global Paper segment and $2.6 million of other costs in our Corrugated Packaging segment,
●	business systems transformation costs in Corporate of $79.1 million,
●	a $46.8 million non-cash, pre-tax loss in the Corrugated Packaging segment related to the Mexico Acquisition as discussed in “Note 3. Acquisitions,” partially offset by a $19.3 million gain on the sale our former displays joint venture in our Corrugated Packaging segment and a $4.3 million gain on the sale of our Seven Hills mill joint venture in Lynchburg, VA in our Global Paper segment,
●	losses at facilities in the process of being closed of $40.6 million (excluding depreciation and amortization), primarily $32.6 million in our Global Paper segment and $5.3 million in our Corrugated Packaging segment, and

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

●	acquisition accounting inventory-related adjustments of $7.6 million and $5.5 million in the Corrugated Packaging and Global Paper segments, respectively.

Other adjustments in the table above for the year ended September 30, 2021 consist primarily of:

●	COVID employee payments of $22.0 million, primarily $10.1 million in Corrugated Packaging and $8.7 million in Consumer Packaging,
●	ransomware direct costs, net of insurance of $18.9 million, primarily $13.0 million in Corporate, and
●	accelerated compensation for our former CEO of $11.7 million in Corporate.

We allocate the assets and capital expenditures of our mill system across our reportable segments because the benefits of vertical integration are reflected in the reportable segment that ultimately sells the associated paper and packaging products to external customers. The following tables reflect such allocation (in millions):

	Years Ended September 30,
	2023	2022	2021
Assets:
Corrugated Packaging	$12,514.8	$11,382.5	$11,557.6
Consumer Packaging	6,393.4	6,704.5	6,757.3
Global Paper	5,019.3	7,039.2	7,527.6
Distribution	797.8	863.0	800.1
Assets held for sale	91.5	34.4	10.9
Corporate	2,626.9	2,381.9	2,600.8
Total	$27,443.7	$28,405.5	$29,254.3

Intangibles, net:
Corrugated Packaging	$544.4	$648.4	$765.9
Consumer Packaging	1,381.1	1,523.5	1,719.2
Global Paper	534.5	612.6	677.7
Distribution	116.2	136.1	156.0
Total	$2,576.2	$2,920.6	$3,318.8

Capital expenditures:
Corrugated Packaging	$470.7	$370.4	$331.4
Consumer Packaging	293.7	202.1	192.7
Global Paper	282.4	238.6	259.4
Distribution	9.4	6.1	1.3
Corporate	85.9	45.4	30.7
Total	$1,142.1	$862.6	$815.5

Equity method investments:
Corrugated Packaging	$44.5	$479.3	$434.4
Consumer Packaging	0.7	0.5	17.7
Global Paper	—	0.5	0.8
Corporate	0.1	0.1	0.4
Total	$45.3	$480.4	$453.3

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The decrease in equity method investments compared to September 30, 2022, was due to the Mexico Acquisition, the sale of an unconsolidated displays joint venture and the sale of our Seven Hills mill joint venture. See “Note 3. Acquisitions” and “Note 1. Description of Business and Summary of Significant Accounting Policies — Description of Business” for additional information. Equity method investments are included in the consolidated balance sheets in Other noncurrent assets. The prior investment in Grupo Gondi, in the Corrugated Packaging segment, exceeded our proportionate share of the underlying equity in net assets by approximately $101.8 million in fiscal 2022.

The changes in the carrying amount of goodwill for the fiscal years ended September 30, 2023, 2022 and 2021 are as follows (in millions):

	Legacy Reportable Segments		New Reportable Segments
	Corrugated	Consumer	Corrugated	Consumer
	Packaging	Packaging	Packaging	Packaging	Global Paper	Distribution	Total
Balance as of Sep. 30, 2020
Goodwill	$3,673.6	$3,664.6	$—	$—	$—	$—	$7,338.2
Accumulated impairment losses	(0.1)	(1,375.9)	—	—	—	—	(1,376.0)
	$3,673.5	$2,288.7	$—	$—	$—	$—	$5,962.2
Goodwill disposed of	(16.4)	—	—	—	—	—	(16.4)
Translation adjustments	6.2	7.2	—	—	—	—	13.4
Balance as of Sep. 30, 2021
Goodwill	3,663.4	3,671.8	—	—	—	—	7,335.2
Accumulated impairment losses	(0.1)	(1,375.9)	—	—	—	—	(1,376.0)
	3,663.3	2,295.9	—	—	—	—	5,959.2
Segment recasting (1)	(3,663.3)	(2,295.9)	2,834.8	1,603.3	1,382.0	139.1	—
Goodwill acquired	—	—	3.2	—	—	—	3.2
Translation adjustments	—	—	(35.2)	(14.9)	(15.5)	(1.6)	(67.2)
Balance as of Sep. 30, 2022
Goodwill	—	—	2,802.8	1,588.4	1,366.5	137.5	5,895.2
Accumulated impairment losses	—	—	—	—	—	—	—
	—	—	2,802.8	1,588.4	1,366.5	137.5	5,895.2
Goodwill impairment	—	—	(514.3)	—	(1,378.7)	—	(1,893.0)
Goodwill acquired	—	—	237.4	—	—	—	237.4
Divestitures	—	—	—	(43.0)	(4.1)	—	(47.1)
Translation and other adjustments	—	—	77.8	(38.8)	16.3	0.9	56.2
Balance as of Sep. 30, 2023
Goodwill	$—	$—	$3,118.0	$1,506.6	$1,378.7	$138.4	$6,141.7
Accumulated impairment losses	—	—	(514.3)	—	(1,378.7)	—	(1,893.0)
	$—	$—	$2,603.7	$1,506.6	$—	$138.4	$4,248.7
(1)	Represents the reallocation of goodwill as a result of our October 1, 2021 segment change.

Interim Goodwill Impairment Analysis

We review the carrying value of our goodwill annually as of the beginning of the fourth quarter of each fiscal year, or more often if events or changes in circumstances indicate that the carrying amount may exceed fair value. In the second quarter of fiscal 2023, due to the sustained decrease in our market capitalization and the further deterioration of macroeconomic conditions, including the impact of soft demand, pricing pressure and elevated inflation, which negatively affected our long-term forecasts in certain segments, we concluded that impairment indicators existed. As a result, we completed an interim quantitative goodwill impairment test in conjunction with our normal quarterly reporting process. Consistent with past practice, the estimated fair value of our reporting units was determined using a combination of the Income Approach and Market Approach. These fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions, estimates, and market factors.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In fiscal 2023, we recorded a pre-tax, non-cash impairment charge of $1,893.0 million ($1,821.8 million after-tax) associated with our interim goodwill impairment analysis completed in the second quarter; $1,378.7 million in the Global Paper reportable segment and $514.3 million in the Corrugated Packaging reportable segment. Goodwill associated with the Global Paper reporting unit was written off in its entirety as of March 31, 2023.

Annual Goodwill Impairment Analysis

During the fourth quarter of fiscal 2023, we completed our annual goodwill impairment testing. All reporting units that have goodwill were noted to have a fair value that exceeded their carrying values. See “Note 1. Description of Business and Summary of Significant Accounting Policies — Goodwill” for a discussion of our fiscal 2023 annual impairment test.

Note 9. Interest

The components of interest expense, net is as follows (in millions):

	Years Ended September 30,
	2023	2022	2021
Interest expense	$(535.1)	$(375.6)	$(418.9)
Interest income	117.2	56.8	46.6
Interest expense, net	$(417.9)	$(318.8)	$(372.3)

Cash paid for interest, net of amounts capitalized, of $452.2 million, $363.9 million and $384.7 million were made during fiscal 2023, 2022 and 2021, respectively.

During fiscal 2023, 2022 and 2021, we capitalized interest of $27.2 million, $11.1 million and $14.0 million, respectively.

Note 10. Inventories

Inventories are as follows (in millions):

	September 30,
	2023	2022
Finished goods and work in process	$1,044.9	$1,102.4
Raw materials	1,049.8	1,135.9
Supplies and spare parts	578.2	529.6
Inventories at FIFO cost	2,672.9	2,767.9
LIFO reserve	(341.4)	(450.8)
Net inventories	$2,331.5	$2,317.1

It is impracticable to segregate the LIFO reserve between raw materials, finished goods and work in process. In fiscal 2023, 2022 and 2021, we reduced inventory quantities in some of our LIFO pools. These reductions result in liquidations of LIFO inventory quantities generally carried at lower costs prevailing in prior years as compared with the cost of the purchases in the respective fiscal years, the effect of which typically decreases cost of goods sold. Alternatively, higher costs prevailing in prior years increase costs of goods sold. The impact of the liquidations in fiscal 2023, 2022 and 2021 was not significant.

In fiscal 2023, we experienced lower inventory costs primarily due to deflation in the last half of the year, the effect of which decreased cost of goods sold and our LIFO reserve by $104.4 million.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 11. Property, Plant and Equipment

Property, plant and equipment consists of the following (in millions):

	September 30,
	2023	2022
Property, plant and equipment at cost:
Land and buildings	$2,994.7	$2,584.8
Machinery and equipment	17,682.4	15,906.1
Forestlands	105.2	94.5
Transportation equipment	27.3	24.2
Leasehold improvements	98.8	97.0
Construction in progress	967.8	755.6
	21,876.2	19,462.2
Less: accumulated depreciation, depletion and amortization	(10,813.0)	(9,380.8)
Property, plant and equipment, net	$11,063.2	$10,081.4

Depreciation expense for fiscal 2023, 2022 and 2021 was $1,163.4 million, $1,108.1 million and $1,069.7 million, respectively. Accrued additions to property, plant and equipment at September 30, 2023, 2022 and 2021 were $165.2 million, $223.2 million and $108.5 million, respectively.

Note 12. Other Intangible Assets

The gross carrying amount and accumulated amortization relating to intangible assets, excluding goodwill, are as follows and reflect the removal of fully amortized intangible assets in the period fully amortized (in millions, except weighted avg. life):

		September 30,
		2023		2022
	Weighted
	Avg. Life	Gross Carrying	Accumulated	Gross Carrying	Accumulated
	(in years)	Amount	Amortization	Amount	Amortization
Customer relationships	15.7	$4,885.2	$(2,362.0)	$4,888.5	$(2,038.1)
Trademarks and tradenames	24.7	81.2	(41.0)	80.7	(26.2)
Technology and patents	12.1	25.1	(15.5)	24.4	(12.9)
License costs	15.8	0.3	(0.1)	0.3	(0.1)
Non-compete agreements	—	1.9	(1.9)	1.9	(1.1)
Other	28.0	3.3	(0.3)	3.5	(0.3)
Total	15.9	$4,997.0	$(2,420.8)	$4,999.3	$(2,078.7)

Estimated intangible asset amortization expense for the succeeding five fiscal years is as follows (in millions):

Fiscal 2024	$324.2
Fiscal 2025	$309.6
Fiscal 2026	$302.9
Fiscal 2027	$299.1
Fiscal 2028	$297.1

Intangible amortization expense was $342.2 million, $351.1 million and $360.6 million during fiscal 2023, 2022 and 2021, respectively. We had additional amortization expense, primarily for packaging equipment leased to customers of $30.2 million, $29.4 million and $29.7 million during fiscal 2023, 2022 and 2021, respectively.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 13. Fair Value

Assets and Liabilities Measured or Disclosed at Fair Value

We estimate fair values in accordance with ASC 820, “Fair Value Measurement”. We have not changed the valuation techniques for measuring the fair value of any financial assets or liabilities during the fiscal year. We disclose the fair value of our long-term debt in “Note 14. Debt” and the fair value of our pension and postretirement assets and liabilities in “Note 6. Retirement Plans”. We disclose the fair value of our derivative instruments in “Note 16. Derivatives” and our restricted assets and non-recourse liabilities held by SPEs in Note 17. Special Purpose Entities”. See “Note 1 — Description of Business and Summary of Significant Accounting Policies — Fair Value Measurements” for additional information.

Fiscal 2021 reflected a charge of $22.5 million associated with not exercising an option to purchase an additional equity interest in Grupo Gondi that was recorded in Other (expense) income, net.

Financial Instruments Not Recognized at Fair Value

Financial instruments not recognized at fair value on a recurring or nonrecurring basis include cash and cash equivalents, accounts receivable, certain other current assets, short-term debt, accounts payable, certain other current liabilities and long-term debt. With the exception of long-term debt, the carrying amounts of these financial instruments approximate their fair values due to their short maturities.

Nonrecurring Fair Value Measurements

As discussed in “Note 1. Description of Business and Summary of Significant Accounting Policies”, we measure certain assets and liabilities at fair value on a nonrecurring basis. In fiscal 2023, we recorded a pre-tax, non-cash impairment charge of $1,893.0 million associated with our interim goodwill impairment analysis completed in the second quarter. See “Note 8. Segment Information” for additional information. See “Note 5. Restructuring and Other Costs, Net” for impairments associated with restructuring activities labeled as “PP&E and related costs” including the impairment of our Tacoma, WA and North Charleston, SC containerboard mills in fiscal 2023. In fiscal 2022, we recorded impairments associated with the closure of our Panama City, FL mill and the permanent closure of the corrugated medium manufacturing operations at our St. Paul, MN mill. Fair value of the remaining land, building and improvements of these facilities was determined based on third-party appraisals. During fiscal 2023, 2022 and 2021, we did not have any significant non-goodwill or non-restructuring nonfinancial assets or nonfinancial liabilities that were measured at fair value on a nonrecurring basis in periods subsequent to initial recognition other than the $26.0 million pre-tax non-cash impairment of certain mineral rights in fiscal 2022 that was driven by a lack of new leasing or development activity on our properties for an extended period of time, including pipeline delays. With the impairment, we had no value assigned to our remaining mineral rights.

Accounts Receivable Monetization Agreements

On September 11, 2023, we terminated our existing $700.0 million accounts receivable monetization facility to sell to a third-party financial institution all of the short-term receivables generated from certain customer trade accounts. On the same date, we entered into a new replacement $700.0 million facility (the “Monetization Agreement”) with Coöperatieve Rabobank U.A., New York Branch, as purchaser, (“Rabo”) on substantially the same terms as the former agreement. The Monetization Agreement provides for, among other things, (i) an extension of the scheduled amortization termination date until September 13, 2024, and (ii) the ability to effectuate the Transaction without any additional consent from Rabo or the triggering of a notification event under the Monetization Agreement. The terms of the Monetization Agreement limit the balance of receivables sold to the amount available to fund such receivables sold, thereby eliminating the receivable for proceeds from the financial institution at any transfer date. Transfers under the Monetization Agreement meet the requirements to be accounted for as sales in accordance with guidance in ASC 860. We will pay a monthly yield on investment to Rabo at a rate equal to adjusted Term SOFR plus a margin on the outstanding amount of Rabo’s investment.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

We also have a similar $110.0 million facility that was amended on December 2, 2021 to address the transition from LIBOR to SOFR. The facility was again amended on December 2, 2022 to extend the term through December 4, 2023 and to include certain fee and other general revisions. The facility purchase limit was unchanged and the facility remains committed.

The customers from these facilities are not included in the Receivables Securitization Facility that is discussed in “Note 14. Debt”.

The following table represents a summary of these accounts receivable monetization agreements for fiscal 2023 and 2022 (in millions):

	2023	2022
Receivable from financial institutions at beginning of fiscal year	$—	$—
Receivables sold to the financial institutions and derecognized	(2,795.3)	(2,954.8)
Receivables collected by financial institutions	2,827.8	2,896.0
Cash (payments to) proceeds from financial institutions	(32.5)	58.8
Receivable from financial institutions at September 30,	$—	$—

Receivables sold under these accounts receivable monetization agreements as of the respective balance sheet dates were approximately $692.2 million and $724.7 million as of September 30, 2023 and September 30, 2022, respectively.

Cash proceeds related to the receivables sold are included in Net cash provided by operating activities in the consolidated statements of cash flow in the accounts receivable line item. While the expense recorded in connection with the sale of receivables may vary based on current rates and levels of receivables sold, the expense recorded in connection with the sale of receivables was $48.3 million, $20.4 million and $11.1 million in fiscal 2023, 2022 and 2021, respectively, and is recorded in Other (expense) income, net in the consolidated statements of operations. Although the sales are made without recourse, we maintain continuing involvement with the sold receivables as we provide collections services related to the transferred assets. The associated servicing liability is not material given the high credit quality of the customers underlying the receivables and the anticipated short collection period.

Note 14. Debt

Our outstanding indebtedness consists primarily of public bonds and borrowings under credit facilities. The public bonds issued by WRKCo and MWV are guaranteed by WestRock and certain WestRock subsidiaries. The public bonds are unsecured, unsubordinated obligations that rank equally in right of payment with all of our existing and future unsecured, unsubordinated obligations. The bonds are effectively subordinated to any of our existing and future secured debt to the extent of the value of the assets securing such debt and to the obligations of our non-debtor/guarantor subsidiaries. The industrial development bonds associated with the finance lease obligations of MWV are guaranteed by the Company and certain of its subsidiaries. At September 30, 2023, all of our debt was unsecured with the exception of our Receivables Securitization Facility (as defined below) and finance lease obligations.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following were individual components of debt (in millions, except percentages):

	September 30, 2023		September 30, 2022
	Carrying	Weighted Avg	Carrying	Weighted Avg
	Value	Interest Rate	Value	Interest Rate
Public bonds due fiscal 2024 to 2028	$2,938.6	4.1%	$3,433.4	4.0%
Public bonds due fiscal 2029 to 2033	2,739.5	4.5%	2,753.3	4.5%
Public bonds due fiscal 2037 to 2047	177.3	6.2%	177.8	6.2%
Revolving credit and swing facilities	32.0	6.7%	286.3	1.9%
Term loan facilities	1,347.4	5.0%	598.2	3.1%
Receivables securitization	425.0	6.4%	—	N/A
Commercial paper	283.9	5.6%	—	N/A
International and other debt	61.9	9.6%	127.6	12.8%
Finance lease obligations	472.6	5.1%	287.5	4.2%
Vendor financing and commercial card programs	105.7	N/A	123.1	N/A
Total debt	8,583.9	4.6%	7,787.2	4.2%
Less: current portion of debt	533.0		212.2
Long-term debt due after one year	$8,050.9		$7,575.0

A portion of the debt classified as long-term may be paid down earlier than scheduled at our discretion without penalty. Our credit facilities contain certain restrictive covenants, including a covenant to satisfy a debt to capitalization ratio. We test and report our compliance with these covenants as required by these facilities and were in compliance with them at September 30, 2023. The carrying value of our debt includes the fair value step-up of debt acquired in mergers and acquisitions, and the weighted average interest rate includes the fair value step up. At September 30, 2023, excluding the step-up, the weighted average interest rate on total debt was 5.2%. At September 30, 2023, the unamortized fair market value step-up was $157.0 million, which will be amortized over a weighted average remaining life of 9.1 years. At September 30, 2023, we had $77.6 million of outstanding letters of credit not drawn upon. At September 30, 2023, we had approximately $3.4 billion of available liquidity under long-term committed credit facilities and cash and cash equivalents. This liquidity may be used to provide for ongoing working capital needs and for other general corporate purposes including acquisitions and dividends.

The estimated fair value of our debt was approximately $8.1 billion and $7.3 billion as of September 30, 2023 and September 30, 2022, respectively. The fair value of our long-term debt is categorized as level 2 within the fair value hierarchy and is primarily either based on quoted prices for those or similar instruments, or approximate their carrying amount, as the variable interest rates reprice frequently at observable current market rates.

During fiscal 2023, 2022 and 2021, amortization of debt issuance costs charged to interest expense were $7.1 million, $7.3 million and $8.3 million, respectively.

Public Bonds

On September 26, 2023, following completion of consent solicitations, we entered into supplemental indentures governing our outstanding: (i) $600 million aggregate principal amount of 3.750% senior notes due March 2025; (ii) $750 million aggregate principal amount of 4.650% senior notes due March 2026; (iii) $500 million aggregate principal amount of 3.375% senior notes due September 2027; (iv) $600 million aggregate principal amount of 4.000% senior notes due March 2028 and (v) $750 million aggregate principal amount of 4.900% senior notes due March 2029 to, among other things, amend the definition of “Change of Control” to add an exception for the proposed Transaction.

On September 22, 2023, we discharged $500 million aggregate principal amount of our 3.00% senior notes due September 2024 using cash and cash equivalents and borrowings under our commercial paper program and recorded a $10.5 million gain on extinguishment of debt.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On March 22, 2022, we redeemed $350 million aggregate principal amount of our 4.00% senior notes due March 2023 primarily using borrowings under our Receivables Securitization Facility (as hereinafter defined) and recorded an $8.2 million loss on extinguishment of debt.

On September 10, 2021, we redeemed $400 million aggregate principal amount of our 4.90% senior notes due March 2022 using cash and cash equivalents and recorded a $8.6 million loss on extinguishment of debt.

At September 30, 2023 and September 30, 2022, the face value of our public bond obligations outstanding was $5.7 billion and $6.2 billion, respectively.

Revolving Credit Facilities

Revolving Credit Facility

On July 7, 2022, we entered into a credit agreement (the “Revolving Credit Agreement”) that included a five-year senior unsecured revolving credit facility in an aggregate amount of $2.3 billion, consisting of a $1.8 billion U.S. revolving facility and a $500 million multicurrency revolving facility (collectively, the “Revolving Credit Facility”) with Wells Fargo Bank, National Association, as administrative agent and multicurrency agent. The Revolving Credit Facility is guaranteed by WestRock Company and certain of its subsidiaries as set forth in the Revolving Credit Agreement. We amended the Revolving Credit Agreement on September 27, 2023, to provide that the proposed Transaction would not constitute a “Change in Control” thereunder. At September 30, 2023 and 2022, we had no amounts outstanding under the facility, respectively.

Loans under the Revolving Credit Facility may be drawn in U.S. dollars, Canadian dollars, Euro and Pounds Sterling. At our option, loans under the Revolving Credit Facility will bear interest at (a) in the case of loans denominated in U.S. dollars, either Term SOFR or an alternate base rate, (b) in the case of loans denominated in Canadian dollars, one of CDOR, the U.S. Base Rate or the Canadian Prime Rate, (c) in the case of loans denominated in Euro, EURIBOR and (d) in the case of loans denominated in Pounds Sterling, SONIA, in each case plus an applicable interest rate margin that will fluctuate between 0.875% per annum and 1.500% per annum (for Term SOFR loans, CDOR loans, EURIBOR loans and SONIA loans) or between 0.000% per annum and 0.500% per annum (for alternate base rate loans, U.S. Base Rate loans and Canadian Prime Rate loans), based upon the Company’s corporate credit ratings or the Leverage Ratio (as each of these terms is defined in the Revolving Credit Agreement) whichever yields a lower applicable interest rate margin at such time. Term SOFR loans will be subject to a credit spread adjustment equal to 0.100% per annum. In addition, unused revolving commitments under the Revolving Credit Facility will accrue a commitment fee that will fluctuate between 0.080% per annum and 0.225% per annum, based upon the Company’s corporate credit ratings or the Leverage Ratio (whichever yields a lower applicable commitment fee rate) at such time.

European Revolving Credit Facilities

On July 7, 2022, we entered into a credit agreement (the “European Revolving Credit Agreement”) with Rabo, as administrative agent. The European Revolving Credit Agreement provides for a three-year senior unsecured revolving credit facility in an aggregate amount of €700.0 million and includes an incremental €100.0 million accordion feature (the “European Revolving Credit Facility”). The European Revolving Credit Facility is guaranteed by WestRock Company and certain of its subsidiaries as set forth in the European Revolving Credit Agreement. We amended the European Revolving Credit Agreement on September 27, 2023, to provide that the proposed Transaction would not constitute a “Change in Control” thereunder. At September 30, 2023 we had no amounts outstanding under the facility. At September 30, 2022, we had borrowed $265.0 million under the facility.

Loans under the European Revolving Credit Facility may be drawn in U.S. dollars, Euro and Pounds Sterling. At our option, loans under the European Revolving Credit Facility will bear interest at (a) in the case of loans denominated in U.S. dollars, either Term SOFR or an alternate base rate, (b) in the case of loans denominated in Euro, EURIBOR and (c) in the case of loans denominated in Pounds Sterling, SONIA, in each case plus an applicable interest rate margin that will fluctuate between 0.875% per annum and 1.625% per annum (for Term SOFR loans, EURIBOR loans and SONIA loans) or between 0.000% per annum and 0.625% per annum (for alternate base rate loans), based upon the Company’s corporate credit ratings at such time. Term SOFR loans will be subject to a credit spread adjustment equal to 0.100% per annum. In addition, unused revolving commitments under the European Revolving Credit Facility will accrue a commitment fee that will fluctuate between 0.100% per annum and 0.275% per annum, based upon the

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company’s corporate credit ratings at such time. Loans under the European Revolving Credit Facility may be prepaid at any time without premium.

Term Loan Facilities

Farm Loan Credit Facilities

On July 7, 2022, we amended and restated the prior credit agreement (the “Farm Credit Facility Agreement”) with CoBank, ACB, as administrative agent. The Farm Credit Facility Agreement provides for a seven-year senior unsecured term loan facility in an aggregate principal amount of $600 million (the “Farm Credit Facility”). At any time, we have the ability to request an increase in the principal amount by up to $400 million by written notice. The Farm Credit Facility is guaranteed by WestRock Company and certain of its subsidiaries as set forth in the Farm Credit Facility Agreement. We amended the Farm Credit Facility Agreement on September 27, 2023, to provide that the proposed Transaction would not constitute a “Change in Control” thereunder. The carrying value of this facility at September 30, 2023 and 2022 was $598.4 million and $598.2 million, respectively.

At our option, loans issued under the Farm Credit Facility will bear interest at either Term SOFR or an alternate base rate, in each case plus an applicable interest rate margin that will fluctuate between 1.650% per annum and 2.275% per annum (for Term SOFR loans) or between 0.650% per annum and 1.275% per annum (for alternate base rate loans), based upon the Company’s corporate credit ratings or the Leverage Ratio (as each of these terms is defined in the Farm Credit Facility Agreement) whichever yields a lower applicable interest rate margin at such time. In addition, Term SOFR loans will be subject to a credit spread adjustment equal to 0.100% per annum.

Delayed Draw Term Facility

On August 18, 2022, we amended the Revolving Credit Agreement (the “Amended Credit Agreement”) to add a three-year unsecured delayed draw term loan facility with an aggregate principal amount of up to $1.0 billion (the “Delayed Draw Term Facility”) that could be borrowed in a single draw through May 31, 2023. On November 28, 2022, in connection with the Mexico Acquisition, we drew upon the facility in full. The Delayed Draw Term Facility is guaranteed by WestRock Company and certain of its subsidiaries as set forth in the Amended Credit Agreement. We have the option to extend the maturity date by one year with full lender consent. The one-year maturity extension would cost a fee of 20 basis points. We amended the Amended Credit Agreement on September 27, 2023, to provide that the proposed Transaction would not constitute a “Change in Control” thereunder. At September 30, 2023, the carrying value of this facility was $749.0 million.

At our option, a loan under the Delayed Draw Term Facility will bear interest at either Term SOFR or an alternate base rate, in each case plus an applicable interest rate margin that will fluctuate between 0.875% per annum and 1.500% per annum for a Term SOFR loan or between 0.000% per annum and 0.500% per annum for an alternate base rate loan based upon the Company’s corporate credit ratings or the Leverage Ratio (as defined in the Amended Credit Agreement), whichever yields a lower applicable interest rate margin, at such time. A Term SOFR loan will be subject to a credit spread adjustment equal to 0.100% per annum. Any loan under the Delayed Draw Term Facility may be prepaid at any time without premium, and it may not be reborrowed.

Receivables Securitization Facility

On February 28, 2023, we amended our existing $700.0 million receivables securitization agreement (the “Receivables Securitization Facility”), primarily to extend the maturity to February 27, 2026, and to complete the transition from LIBOR to Term SOFR. Term SOFR loans are subject to a credit spread adjustment equal to 0.10% per annum. The commitment fee was 0.25% and 0.35% as of September 30, 2023 and September 30, 2022, respectively. At September 30, 2023 and September 30, 2022, maximum available borrowings, excluding amounts outstanding under the Receivables Securitization Facility, were $700.0 million and $700.0 million, respectively. The carrying amount of accounts receivable collateralizing the maximum available borrowings at September 30, 2023 and September 30, 2022 were approximately $1,177.6 million and $1,390.5 million, respectively. We have continuing involvement with the underlying receivables as we provide credit and collections services pursuant to the Receivables Securitization Facility. We amended the Receivables Securitization Facility on September 29, 2023, to provide that the proposed Transaction would not be deemed to constitute a “Change in Control” thereunder. At September 30, 2023 we had borrowed $425.0 million under this facility. At September 30, 2022 there were no amounts outstanding under this facility.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Borrowing availability under this facility is based on the eligible underlying accounts receivable and compliance with certain covenants. The agreement governing the Receivables Securitization Facility contains restrictions, including, among others, on the creation of certain liens on the underlying collateral. We test and report our compliance with these covenants monthly; we were in compliance with these covenants at September 30, 2023. The Receivables Securitization Facility includes certain restrictions on receivables eligibility under the facility and allows for the exclusion of eligible receivables of specific obligors each calendar year subject to the following restrictions: (i) the aggregate of excluded receivables may not exceed 7.5% of eligible receivables under the Receivables Securitization Facility and (ii) the excluded receivables of each obligor may not exceed 2.5% of the aggregate outstanding balance.

Commercial Paper Program

On December 7, 2018, we established an unsecured commercial paper program with WRKCo as the issuer. Under the program, we may issue short-term unsecured commercial paper notes in an aggregate principal amount at any time not to exceed $1.0 billion with up to 397-day maturities. The program has no expiration date and can be terminated by either the agent or us with not less than 30 days’ notice. Our Revolving Credit Facility is (and, prior to July 7, 2022, the prior revolving credit facility was) intended to backstop the commercial paper program. Amounts available under the program may be borrowed, repaid and re-borrowed from time to time. At September 30, 2023 there was $283.9 million outstanding. At September 30, 2022, there were no amounts outstanding.

International and Other Debt

Brazil Export Credit Note

On January 18, 2021, we entered into a credit agreement to provide for R$500.0 million of a senior unsecured term loan of WestRock Celulose, Papel E Embalagens Ltda. (a subsidiary of the Company), as borrower, and the Company, as guarantor. The agreement provides for the outstanding amount of the principal to be repaid in equal, semiannual installments beginning on January 19, 2023 until the facility matures on January 19, 2026. The proceeds borrowed are to be used to support the production of goods or acquisition of inputs that are essential or ancillary to export activities. Loans issued under the facility will bear interest at a floating rate based on Brazil’s Certificate of Interbank Deposit rate plus a spread of 2.50%. At September 30, 2023 and 2022, there was R$147.1 million ($29.4 million) outstanding and R$500.0 million ($92.7 million) outstanding, respectively.

Brazil Delayed Draw Credit Facilities

On April 10, 2019, we entered into a credit agreement to provide for R$750.0 million of senior unsecured term loans with an incremental R$250.0 million accordion feature to be repaid in equal, semiannual installments beginning on April 10, 2021 until maturity on April 10, 2024 (the “Brazil Delayed Draw Credit Facilities”). The proceeds of the Brazil Delayed Draw Credit Facilities were used to support the production of goods or acquisition of inputs essential or ancillary to export activities. On September 16, 2022, we repaid the facility in full, which resulted in termination of the facility. The Brazil Delayed Draw Credit Facilities were senior unsecured obligations of Rigesa Celulose, Papel E Embalagens Ltda. (a subsidiary of the Company), as borrower, and the Company, as guarantor. Loans issued under the Brazil Delayed Draw Credit Facilities bore interest at a floating rate based on Brazil’s Certificate of Interbank Deposit rate plus a spread of 1.50%.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Aggregate Maturities of Debt

As of September 30, 2023, the aggregate maturities of debt, excluding finance lease obligations, for the succeeding five fiscal years and thereafter are as follows (in millions):

Fiscal 2024	$469.7
Fiscal 2025	1,353.3
Fiscal 2026	1,178.1
Fiscal 2027	506.0
Fiscal 2028	1,100.9
Thereafter	3,379.7
Fair value of debt step-up, deferred financing costs and unamortized bond discounts	123.6
Total	$8,111.3

See “Note 15. Leases” of the Notes to Consolidated Financial Statements for the aggregate maturities of finance lease obligations for the succeeding five fiscal years and thereafter.

Note 15. Leases

Components of Lease Costs

The following table presents certain information related to the lease costs for finance and operating leases (in millions):

	Years Ended September 30,
	2023	2022	2021
Operating lease costs	$236.3	$218.1	$211.0
Variable and short-term lease costs	145.9	122.8	104.6
Sublease income	(5.6)	(6.1)	(8.9)
Finance lease cost:
Amortization of lease assets	16.1	15.1	9.6
Interest on lease liabilities	31.7	7.9	7.2
Total lease cost, net	$424.4	$357.8	$323.5

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Supplemental Balance Sheet Information Related to Leases

The table below presents the lease-related assets and liabilities recorded on the balance sheet (in millions):

		September 30,
	Consolidated Balance Sheet Caption	2023	2022
Operating leases:
Operating lease right-of-use asset	Other noncurrent assets	$648.5	$699.6

Current operating lease liabilities	Other current liabilities	$202.4	$191.9
Noncurrent operating lease liabilities	Other noncurrent liabilities	499.7	551.1
Total operating lease liabilities		$702.1	$743.0

Finance leases:
Property, plant and equipment		$400.6	$177.4
Accumulated depreciation		(105.3)	(37.3)
Property, plant and equipment, net		$295.3	$140.1

Current finance lease liabilities	Current portion of debt	$62.9	$14.5
Noncurrent finance lease liabilities	Long-term debt due after one year	409.7	273.0
Total finance lease liabilities		$472.6	$287.5

Our finance lease portfolio includes certain assets that are either fully depreciated or transferred for which the lease arrangement requires a one-time principal repayment on the maturity date of the lease obligation.

Lease Term and Discount Rate

	September 30,
	2023	2022
Weighted average remaining lease term:
Operating leases	4.5 years	5.0 years
Finance leases	9.3 years	7.3 years

Weighted average discount rate:
Operating leases	3.4%	2.7%
Finance leases	5.1%	4.2%

Supplemental Cash Flow Information Related to Leases

The table below presents supplemental cash flow information related to leases (in millions):

	Years Ended September 30,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows related to operating leases	$235.2	$214.8
Operating cash flows related to finance leases	$16.0	$8.8
Financing cash flows related to finance leases	$31.6	$14.8

ROU assets obtained in exchange for lease liabilities:
Operating leases	$156.3	$184.6
Finance leases	$50.1	$27.8

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Maturity of Lease Liabilities

The table below reconciles the undiscounted cash flows for each of the first five years and total of the remaining years to the operating lease liabilities and finance lease liabilities recorded on the balance sheet (in millions):

	September 30, 2023
	Operating Leases	Finance Leases	Total
Fiscal 2024	$223.1	$97.4	$320.5
Fiscal 2025	173.6	39.3	212.9
Fiscal 2026	136.8	37.5	174.3
Fiscal 2027	100.4	34.3	134.7
Fiscal 2028	59.0	112.5	171.5
Thereafter	66.8	352.6	419.4
Total lease payments	759.7	673.6	1,433.3
Less: Interest (1)	(57.6)	(201.0)	(258.6)
Present value of future lease payments	$702.1	$472.6	$1,174.7
(1)	Calculated using the interest rate for each lease.

Note 16. Derivatives

We are exposed to risks from changes in, among other things, commodity price risk, foreign currency exchange risk and interest rate risk. To manage these risks, from time to time and to varying degrees, we may enter into a variety of financial derivative transactions and certain physical commodity transactions that are determined to be derivatives.

We have designated certain natural gas commodity contracts as cash flow hedges for accounting purposes. Therefore, the entire change in fair value of the financial derivative instrument is reported as a component of other comprehensive loss and reclassified into earnings in the same line item associated with the forecasted transaction, and in the same period or periods during which the forecasted transaction affects earnings. Fair value measurements for our natural gas commodity derivatives are classified under level 2 because such measurements are estimated based on observable inputs such as commodity future prices. Approximately three-fourths of our natural gas purchases for our U.S. and Canadian mill operations are tied to NYMEX. Our natural gas hedging positions are entered in layers over multiple months and up to 12 months in advance to achieve a targeted hedging volume of up to 80% of our anticipated NYMEX-based natural gas purchases. However, we may modify our strategy based on, among other things, our assessment of market conditions.

For financial derivative instruments that are not designated as accounting hedges, the entire change in fair value of the financial instrument is reported immediately in current period earnings.

The following table sets forth the outstanding notional amounts related to our derivative instruments (in millions):

		September 30,
	Metric	2023	2022
Designated cash flow hedges:
Natural gas commodity contracts	MMBtu	22.0	18.3

Undesignated derivatives:
Foreign currency contracts (1)	Mexican pesos	—	8,000.0
(1)	At September 30, 2022, the outstanding foreign currency exchange contract was related to the purchase of 8.0 billion Mexican pesos ($389.9 million) for refinancing the external debt acquired in the Mexico Acquisition on December 1, 2022.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth the location and fair values of our derivative instruments (in millions):

	Consolidated Balance	September 30,
	Sheet Caption	2023	2022
Designated cash flow hedges:
Natural gas commodity contracts	Other current liabilities (1)	$6.3	$12.0

Undesignated derivatives:
Foreign currency contracts	Other current assets	$—	$3.4
(1)	At September 30, 2023 and September 30, 2022, liability positions by counterparty were partially offset by $0.2 million and $2.3 million, respectively, of asset positions where we had an enforceable right of netting.

The following table sets forth gains (losses) recognized in accumulated other comprehensive loss, net of tax for cash flow hedges (in millions):

	Years Ended September 30,
	2023	2022	2021
Natural gas commodity contracts	$4.2	$(8.9)	$—
Interest rate swap contracts	$—	$—	$5.4

The following table sets forth amounts of gains (losses) recognized in the consolidated statements of operations for cash flow hedges reclassified from accumulated other comprehensive loss (in millions):

	Consolidated Statement	Years Ended September 30,
	of Operations Caption	2023	2022	2021
Natural gas commodity contracts	Cost of goods sold	$(72.6)	$(1.8)	$—
Interest rate swap contracts	Interest expense, net	$—	$—	$(7.4)

The following table sets forth amounts of gains (losses) recognized in the consolidated statements of operations for derivatives not designated as hedges (in millions):

	Consolidated Statement	Years Ended September 30,
	of Operations Caption	2023	2022	2021
Foreign currency contracts	Other income (expense), net	$19.7	$—	$—

Note 17. Special Purpose Entities

Pursuant to a sale of certain large-tract forestlands in 2007, a special purpose entity MeadWestvaco Timber Notes Holding, LLC (“MWV TN”) received, and WestRock assumed upon the strategic combination of Rock-Tenn Company and MeadWestvaco Corporation’s respective businesses (the “Combination”), an installment note receivable in the amount of $398.0 million (“Timber Note I”). Timber Note I does not require any principal payments until its maturity in October 2027 and bore interest at a rate approximating LIBOR prior to its amendment and transition to Term SOFR in June 2023. In addition, Timber Note I is supported by a bank-issued irrevocable letter of credit obtained by the buyer of the forestlands. Timber Note I is not subject to prepayment in whole or in part prior to maturity. The bank’s credit rating as of October 2023 was investment grade.

Using Timber Note I as collateral, MWV TN received $338.3 million in proceeds under a secured financing agreement with a bank. Under the terms of the agreement, the liability from this transaction is non-recourse to the Company and is payable from Timber Note I proceeds upon its maturity in October 2027. As a result, Timber Note I is not available to satisfy any obligations of WestRock. MWV TN can elect to prepay at any time the liability in whole or in part, however, given that Timber Note I is not prepayable, MWV TN expects to repay the liability at maturity from Timber Note I proceeds. Timber Note I and the secured financing liability were fair valued on the opening balance sheet in connection with the Combination.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Pursuant to the sale of MeadWestvaco Corporation’s remaining U.S. forestlands, which occurred on December 6, 2013, another special purpose entity MeadWestvaco Timber Notes Holding Company II, LLC (“MWV TN II”) received, and WestRock assumed upon the Combination, an installment note receivable in the amount of $860.0 million (“Timber Note II” and together with Timber Note I, the “Timber Notes”). Timber Note II does not require any principal payments until its maturity in December 2023 and bears interest at a fixed rate of 5.207%. As of September 30, 2023, no event had occurred that would allow for the prepayment of Timber Note II. Timber Note II became prepayable at the borrower’s discretion on October 1, 2023. We expect it to be repaid at or close to maturity. We monitor the credit quality of the borrower and receive quarterly compliance certificates. The borrower’s credit rating as of October 2023 was investment grade.

Using Timber Note II as collateral, MWV TN II received $774.0 million in proceeds under a secured financing agreement with a bank (together with the borrowing collateralized by Timber Note I, the “Timber Loans”). Under the terms of the agreement, the liability from this transaction is non-recourse to WestRock and is payable from Timber Note II proceeds upon its maturity in December 2023. As a result, Timber Note II is not available to satisfy any obligations of WestRock. MWV TN II can elect to prepay, at any time, the liability in whole or in part, with sufficient notice, but would avail itself of this provision only in the event Timber Note II was prepaid in whole or in part. The secured financing agreement, however, requires a mandatory repayment, up to the amount of cash received, if Timber Note II is prepaid in whole or in part. Timber Note II and the secured financing liability were fair valued on the opening balance sheet in connection with the Combination.

The restricted assets and non-recourse liabilities held by SPEs, which we consolidate as variable interest entities, are included in the consolidated balance sheets in the following (in millions):

	September 30,
	2023	2022
Other current assets	$862.1	$—
Other noncurrent assets	$382.7	$1,253.0

Other current liabilities	$776.7	$—
Other noncurrent liabilities	$330.2	$1,117.8

The decrease in Other noncurrent assets and Other noncurrent liabilities subsequent to September 30, 2022 reflects one of the Timber Notes becoming current in December 2022.

As of September 30, 2023 and September 30, 2022, the aggregate fair value of the Timber Notes was $1,257.2 million and $1,278.3 million, respectively. As of September 30, 2023 and September 30, 2022, the fair value of the Non-recourse Liabilities was $1,112.4 million and $1,132.3 million, respectively. Fair values of the Timber Notes and Non-recourse Liabilities are classified as level 2 within the fair value hierarchy.

The restricted assets and non-recourse liabilities have the following activity (in millions):

	September 30,
	2023	2022	2021
Interest income on Timber Notes (1)	$56.0	$41.1	$38.7
Interest expense on Timber Loans (1)	$50.0	$37.2	$35.2
Cash receipts on Timber Notes (2)	$61.4	$46.5	$45.9
Cash payments on Timber Loans (2)	$57.6	$44.9	$44.7
(1)	Presented in Interest expense, net on the accompanying Consolidated Statements of Operations.
(2)	Included as part of operating cash flows on the accompanying Consolidated Statements of Cash Flows.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 18. Related Party Transactions

We sell products to affiliated companies. Net sales to the affiliated companies for the fiscal years ended September 30, 2023, 2022 and 2021 were approximately $139.6 million, $238.5 million and $237.7 million, respectively. Accounts receivable due from affiliated companies at September 30, 2023 and 2022 were $23.0 million and $27.2 million, respectively, and were included in Accounts receivable on our consolidated balance sheets. The decline in net sales to affiliated companies in fiscal 2023 was primarily due to the Mexico Acquisition and the sale of an unconsolidated displays joint venture.

Note 19. Commitments and Contingencies

Capital Additions

Estimated costs for future purchases of fixed assets that we are obligated to purchase as of September 30, 2023 total approximately $353 million.

Environmental

Environmental compliance requirements are a significant factor affecting our business. Our manufacturing processes involve the use of natural resources, such as virgin wood fiber and fresh water, discharges to water, air emissions and waste handling and disposal activities. These processes are subject to numerous federal, state, local and international environmental laws and regulations, as well as the requirements of environmental permits and similar authorizations issued by various governmental authorities. Complex and lengthy processes may be required to obtain and renew approvals, permits, and licenses for new, existing or modified facilities. Additionally, the use and handling of various chemicals or hazardous materials require release prevention plans and emergency response procedures. Our integrated chemical pulping mills in the U.S. and Brazil are subject to numerous and more complex environmental programs and regulations, but all of WestRock’s manufacturing facilities have environmental compliance obligations. We have incurred, and expect that we will continue to incur, significant capital, operating and other expenditures complying with applicable environmental laws and regulations including, for example, projects to replace and/or upgrade our air pollution control devices, wastewater treatment systems, and other environmental infrastructure. Changes in these laws, as well as litigation relating to these laws, could result in more stringent or additional environmental compliance obligations for the Company that may require additional capital investments or increase our operating costs.

We are involved in various administrative and other proceedings relating to environmental matters that arise in the normal course of business, and we may become involved in similar matters in the future. Although the ultimate outcome of these proceedings cannot be predicted and we cannot at this time estimate any reasonably possible losses based on available information, we do not believe that the currently expected outcome of any environmental proceedings and claims that are pending or threatened against us will have a material adverse effect on our results of operations, financial condition or cash flows.

Environmental regulations in the U.S. and Canada will require our power boilers at certain WestRock mills to meet more stringent nitrogen oxide (“NOx”) emission standards beginning in 2026. In the U.S., the EPA recently finalized a regulation, known as the “Good Neighbor” Plan, that is intended to reduce ozone-forming emissions of nitrogen oxides from industrial facilities in 20 states during the ozone season (May through September). In Canada, the government is implementing the Multi-Sector Air Pollutants Regulation, which establishes tighter NOx limits for boilers and heaters in several industries, including pulp and paper. Our preliminary analysis indicates that to meet these new requirements, we need to reduce NOx emissions from nine power boilers at four mills in the U.S. and one in Canada. Our environmental and engineering teams are working on strategies for meeting these new limits. Based on our initial assessment, we do not believe the costs of compliance will be material; however, litigation has been filed in several jurisdictions challenging the “Good Neighbor” Plan, and it is currently unclear how these ongoing legal proceedings may impact future obligations under this regulatory program.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

We face potential liability under federal, state, local and international laws as a result of releases, or threatened releases, of hazardous substances into the environment from various sites owned and operated by third parties at which Company-generated wastes have allegedly been deposited. Generators of hazardous substances sent to off-site disposal locations at which environmental contamination exists, as well as the owners of those sites and certain other classes of persons, are liable for response costs for the investigation and remediation of such sites under Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”) and analogous laws. While joint and several liability is authorized under CERCLA, liability is typically shared with other potentially responsible or liable parties and costs are commonly allocated according to relative amounts of waste deposited and other factors.

In addition, certain of our current or former locations are being investigated or remediated under various environmental laws, including CERCLA. Based on information known to us and assumptions, we do not believe that the costs of these investigation and remediation projects will have a material adverse effect on our results of operations, financial condition or cash flows. However, the discovery of contamination or the imposition of additional obligations, including natural resources damages at these or other sites in the future, could impact our results of operations, financial condition or cash flows.

We believe that we can assert claims for indemnification pursuant to existing rights we have under certain purchase and other agreements in connection with certain remediation sites. In addition, we believe that we have insurance coverage, subject to applicable deductibles or retentions, policy limits and other conditions, for certain environmental matters. However, we may not be successful with respect to any claim regarding these insurance or indemnification rights and, if we are successful, any amounts paid pursuant to the insurance or indemnification rights may not be sufficient to cover all our costs and expenses. We also cannot predict whether we will be required to perform remediation projects at other locations, and it is possible that our remediation requirements and costs could increase materially in the future and exceed current reserves. In addition, we cannot currently determine the impact that future changes in cleanup standards or federal, state or other environmental laws, regulations or enforcement practices will have on our results of operations, financial condition or cash flows.

As of September 30, 2023, we had $9.6 million reserved for environmental liabilities on an undiscounted basis, of which $3.3 million is included in Other noncurrent liabilities and $6.3 million is included in Other current liabilities on the consolidated balance sheets, including amounts accrued in connection with environmental obligations relating to manufacturing facilities that we have closed. We believe the liability for these matters was adequately reserved at September 30, 2023.

Climate Change

Climate change presents risks and uncertainties for us. With respect to physical risks, our physical assets and infrastructure, including our manufacturing operations, have been, and may be in future periods impacted by weather-related events such as hurricanes and floods, potentially resulting in items such as physical damage to our facilities and lost production. Unpredictable weather patterns or extended periods of severe weather also may result in supply chain disruptions and increased material costs, such as through impacts to virgin fiber supplies and prices, which may fluctuate during prolonged periods of heavy rain or drought, during tree disease or insect epidemics or other environmental conditions that may be caused by variations in climate conditions. To the extent that severe weather or other climate-related risks materialize, and we are unprepared for them, we may incur unexpected costs, which could have a material effect on our results of operations, cash flows and financial condition, and the trading price of our Common Stock may be adversely impacted.

Responses to climate change may result in regulatory risks as new laws and regulations aimed at reducing GHG emissions come into effect. These rules and regulations could take the form of cap-and-trade, carbon taxes, or GHG reductions mandates for utilities that could increase the cost of purchased electricity. New climate rules and regulations also may result in higher fossil fuel prices or fuel efficiency standards that could increase transportation costs. Certain jurisdictions in which we have manufacturing facilities or other investments have already taken actions to address climate change. In addition to national efforts, some U.S. states in which we have manufacturing operations, including Washington, New York and Virginia, are taking measures to reduce GHG emissions, such as requiring GHG emissions reporting or developing regional cap-and-trade programs.

Several of our international facilities are located in countries that have already adopted GHG emissions trading programs. Other countries in which we conduct business, including China, European Union member states and India, have set GHG reduction targets in

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

accordance with the agreement among over 170 countries that established the Paris Agreement, which became effective in November 2016 and which the United States formally rejoined in February 2021.

We have systems in place for tracking the GHG emissions from our energy-intensive facilities, and we monitor developments in climate-related laws, regulations and policies to assess the potential impact of such developments on our results of operations, financial condition, cash flows and disclosure obligations. Compliance with climate programs may require future expenditures to meet GHG emission reduction obligations in future years. These obligations may include carbon taxes, the requirement to purchase GHG credits, or the need to acquire carbon offsets. Also, we may be required to make capital and other investments to displace traditional fossil fuels, such as fuel oil and coal, with lower carbon alternatives, such as biomass and natural gas.

Brazil Tax Liability

We are challenging claims by the Brazil Federal Revenue Department that we underpaid tax, penalties and interest associated with a claim that a subsidiary of MeadWestvaco Corporation (the predecessor of WestRock MWV, LLC) had reduced its tax liability related to the goodwill generated by the 2002 merger of two of its Brazilian subsidiaries. The matter has proceeded through the Brazil Administrative Council of Tax Appeals (“CARF”) principally in two proceedings, covering tax years 2003 to 2008 and 2009 to 2012. The tax and interest claim relating to tax years 2009 to 2012 was finalized and is now the subject of an annulment action we filed in the Brazil federal court. CARF notified us of its final decision regarding the tax, penalties and interest claims relating to tax years 2003 to 2008 on June 3, 2020. We have filed an annulment action in Brazil federal court with respect to that decision as well. The dispute related to fraud penalties for tax years 2009 to 2012 was resolved by CARF in favor of WestRock effective January 23, 2023.

We assert that we have no liability in these matters. The total amount in dispute before CARF and in the annulment actions relating to the claimed tax deficiency was R$714 million ($143 million) as of September 30, 2023, including various penalties and interest. The U.S. dollar equivalent has fluctuated significantly due to changes in exchange rates. The amount of our uncertain tax position reserve for this matter, which excludes certain penalties, is included in the unrecognized tax benefits table. See “Note 7. Income Taxes”. Resolution of the uncertain tax positions could have a material adverse effect on our cash flows and results of operations or materially benefit our results of operations in future periods depending upon their ultimate resolution.

Other Litigation

During fiscal 2018, we submitted formal notification to withdraw from the PIUMPF and recorded a liability associated with the withdrawal. Subsequently, in fiscal 2019 and 2020, we received demand letters from PIUMPF, including a demand for withdrawal liabilities and for our proportionate share of PIUMPF’s accumulated funding deficiency, and we refined our liability, the impact of which was not significant. We began making monthly payments for the PIUMPF withdrawal liabilities in fiscal 2020, excluding the accumulated funding deficiency demands. We dispute the PIUMPF accumulated funding deficiency demands. In February 2020, we received a demand letter from PIUMPF asserting that we owe $51.2 million for our pro-rata share of PIUMPF’s accumulated funding deficiency, including interest. Similarly, in April 2020, we received an updated demand letter related to a subsidiary of ours asserting that we owe $1.3 million of additional accumulated funding deficiency, including interest. The subsidiary for which we received the updated demand letter was sold in September 2023. In July 2021, the PIUMPF filed suit against us in the U.S. District Court for the Northern District of Georgia claiming the right to recover our pro rata share of the pension fund’s accumulated funding deficiency, along with interest, liquidated damages and attorney’s fees. We believe we are adequately reserved for this matter. See “Note 6. Retirement Plans — Multiemployer Plans” of the Notes to Consolidated Financial Statements for additional information regarding our withdrawal liabilities.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

We have been named a defendant in asbestos-related personal injury litigation. To date, the costs resulting from the litigation, including settlement costs, have not been significant. As of September 30, 2023, there were approximately 600 such lawsuits. We believe that we have substantial insurance coverage, subject to applicable deductibles and policy limits, with respect to asbestos claims. We also have valid defenses to these asbestos-related personal injury claims and intend to continue to defend them vigorously. Should the volume of litigation grow substantially, it is possible that we could incur significant costs resolving these cases. We do not expect the resolution of pending asbestos litigation and proceedings to have a material adverse effect on our results of operations, financial condition or cash flows. In any given period or periods, however, it is possible such proceedings or matters could have an adverse effect on our results of operations, financial condition or cash flows. At September 30, 2023, we had $13.7 million reserved for these matters.

We are a defendant in a number of other lawsuits and claims arising out of the conduct of our business. While the ultimate results of such suits or other proceedings against us cannot be predicted, we believe the resolution of these other matters will not have a material adverse effect on our results of operations, financial condition or cash flows.

Indirect Tax Claim

In March 2017, the Supreme Court of Brazil issued a decision concluding that certain state value added tax should not be included in the calculation of federal gross receipts taxes. Subsequently, in fiscal 2019 and 2020, the Supreme Court of Brazil rendered favorable decisions on eight of our cases granting us the right to recover certain state value added tax. The tax authorities in Brazil filed a Motion of Clarification with the Supreme Court of Brazil. Based on our evaluation and the opinion of our tax and legal advisors, we believe the decision reduced our gross receipts tax in Brazil prospectively and retrospectively, and will allow us to recover tax amounts collected by the government. Due to the volume of invoices being reviewed (January 2002 to September 2019), we recorded the estimated recoveries across several periods beginning in the fourth quarter of fiscal 2019 as we reviewed the documents and the amount became estimable. In May 2021, the Supreme Court of Brazil judged the Motion of Clarification and concluded on the gross methodology, which was consistent with our evaluation and that of our tax and legal advisors. In fiscal 2021, we recorded a receivable for our expected recovery and interest that consisted primarily of a $0.6 million reduction of Cost of goods sold and $0.3 million reduction of Interest expense, net. In fiscal 2023, we recorded a receivable for our expected recovery and interest that consisted of a $4.4 million reduction of Cost of goods sold and $4.7 million reduction of Interest expense, net. We are monitoring the status of our remaining cases, and subject to the resolution in the courts, we may record additional amounts in future periods.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Guarantees

We make certain guarantees in the normal course of conducting our operations for compliance with certain laws and regulations, or in connection with certain business transactions. The guarantees include items such as funding of net losses in proportion to our ownership share of certain joint ventures, debt guarantees related to certain unconsolidated entities acquired in acquisitions, indemnifications of lessors in certain facilities and equipment operating leases for items such as additional taxes being assessed due to a change in tax law and certain other agreements. We estimate our exposure to these matters to be less than $50 million. As of September 30, 2023 and 2022, we had recorded $0.8 million and $0.8 million, respectively, for the estimated fair value of these guarantees. We are unable to estimate our maximum exposure under operating leases because it is dependent on potential changes in the tax laws; however, we believe our exposure related to guarantees would not have a material impact on our results of operations, financial condition or cash flows.

Note 20. Accumulated Other Comprehensive Loss and Other Comprehensive Income (Loss)

The following table summarizes the changes in accumulated other comprehensive loss by component for the fiscal years ended September 30, 2023 and 2022 (in millions):

		Defined Benefit
	Deferred	Pension and	Foreign
	(Loss) Income on Cash	Postretirement	Currency
	Flow Hedges	Plans	Items	Total (1)
Balance at September 30, 2021	$(0.2)	$(536.5)	$(462.4)	$(999.1)
Other comprehensive loss before reclassifications	(10.3)	(217.1)	(241.2)	(468.6)
Amounts reclassified from accumulated other comprehensive loss	1.4	12.0	—	13.4
Net current period other comprehensive loss	(8.9)	(205.1)	(241.2)	(455.2)
Balance at September 30, 2022	$(9.1)	$(741.6)	$(703.6)	$(1,454.3)
Other comprehensive (loss) income before reclassifications	(50.2)	119.1	354.4	423.3
Amounts reclassified from accumulated other comprehensive loss	54.4	50.5	27.5	132.4
Net current period other comprehensive income	4.2	169.6	381.9	555.7
Balance at September 30, 2023	$(4.9)	$(572.0)	$(321.7)	$(898.6)
(1)	All amounts are net of tax and noncontrolling interest.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The net of tax amounts were determined using the jurisdictional statutory rates, and reflect effective tax rates averaging 25% to 26%, 25% to 26% and 25% to 26% for fiscal 2023, 2022 and 2021, respectively. Although we are impacted by the exchange rates of a number of currencies to varying degrees by period, our foreign currency translation adjustments recorded in accumulated other comprehensive loss primarily relate to the Mexican Peso, Brazilian Real and British Pound, each against the U.S. dollar. The following table summarizes the reclassifications out of accumulated other comprehensive loss by component for the fiscal years ended September 30, 2023 and 2022 (in millions):

	Years Ended September 30,
	2023			2022
	Pre-Tax	Tax	Net of Tax	Pre-Tax	Tax	Net of Tax
Amortization of defined benefit pension and postretirement items: (1)
Actuarial losses (2)	$(53.0)	$13.3	$(39.7)	$(7.8)	$1.9	$(5.9)
Prior service costs (2)	(7.5)	1.9	(5.6)	(8.2)	2.1	(6.1)
Reclassification of net pension adjustment upon sale of RTS (3)	(8.9)	3.7	(5.2)	—	—	—

Subtotal defined benefit plans	(69.4)	18.9	(50.5)	(16.0)	4.0	(12.0)

Foreign currency translation adjustments: (1)
Reclassification of previously unrealized net foreign currency loss upon consolidation of equity investment (4)	(29.0)	—	(29.0)	—	—	—
Reclassification of previously unrealized net foreign currency gain upon sale of RTS (3)	1.5	—	1.5	—	—	—
Subtotal foreign currency translation adjustments	(27.5)	—	(27.5)	—	—	—

Derivative Instruments: (1)
Natural gas commodity hedge loss (5)	(72.6)	18.2	(54.4)	(1.8)	0.4	(1.4)

Total reclassifications for the period	$(169.5)	$37.1	$(132.4)	$(17.8)	$4.4	$(13.4)
(1)	Amounts in parentheses indicate charges to earnings. Amounts pertaining to noncontrolling interests are excluded.
(2)	These accumulated other comprehensive income components are included in the computation of net periodic pension cost. See “Note 6. Retirement Plans” for additional information.
(3)	Amount reflected in Gain on sale of RTS and Chattanooga in the consolidated statements of operations.
(4)	Amount reflected in Equity in income of unconsolidated entities in the consolidated statements of operations.
(5)	These accumulated other comprehensive income components are included in Cost of goods sold.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A summary of the components of other comprehensive income (loss), including noncontrolling interest, for the years ended September 30, 2023, 2022 and 2021, is as follows (in millions):

Fiscal 2023	Pre-Tax	Tax	Net of Tax
Foreign currency translation gain	$354.9	$—	$354.9
Reclassification of previously unrealized net foreign currency loss upon consolidation of equity investment	29.0	—	29.0
Reclassification of previously unrealized net foreign currency gain upon sale of RTS	(2.3)	—	(2.3)
Deferred loss on cash flow hedges	(66.9)	16.7	(50.2)
Reclassification adjustment of net loss on cash flow hedges included in earnings	72.6	(18.2)	54.4
Net actuarial gain arising during period	161.6	(40.8)	120.8
Amortization and settlement recognition of net actuarial loss	53.5	(13.4)	40.1
Prior service cost arising during the period	(2.0)	0.5	(1.5)
Amortization of prior service cost	7.6	(1.9)	5.7
Reclassification of net pension adjustment upon sale of RTS	13.6	(5.7)	7.9
Consolidated other comprehensive income	621.6	(62.8)	558.8
Less: Other comprehensive income attributable to noncontrolling interests	(5.3)	2.2	(3.1)
Other comprehensive income attributable to common stockholders	$616.3	$(60.6)	$555.7

Fiscal 2022	Pre-Tax	Tax	Net of Tax
Foreign currency translation loss	$(241.5)	$—	$(241.5)
Deferred loss on cash flow hedges	(13.8)	3.5	(10.3)
Reclassification adjustment of net loss on cash flow hedges included in earnings	1.8	(0.4)	1.4
Net actuarial loss arising during period	(289.1)	72.8	(216.3)
Amortization and settlement recognition of net actuarial loss	8.4	(2.0)	6.4
Prior service cost arising during the period	(0.2)	—	(0.2)
Amortization of prior service cost	8.2	(2.1)	6.1
Consolidated other comprehensive loss	(526.2)	71.8	(454.4)
Less: Other comprehensive income attributable to noncontrolling interests	(1.1)	0.3	(0.8)
Other comprehensive loss attributable to common stockholders	$(527.3)	$72.1	$(455.2)

Fiscal 2021	Pre-Tax	Tax	Net of Tax
Foreign currency translation gain	$124.3	$—	$124.3
Deferred loss on cash flow hedges	(0.1)	—	(0.1)
Reclassification adjustment of net loss on cash flow hedges included in earnings	7.4	(1.9)	5.5
Net actuarial gain arising during period	222.2	(56.6)	165.6
Amortization and settlement recognition of net actuarial loss	33.9	(8.4)	25.5
Prior service cost arising during the period	(5.6)	1.4	(4.2)
Amortization of prior service cost	6.0	(1.5)	4.5
Consolidated other comprehensive income	388.1	(67.0)	321.1
Less: Other comprehensive income attributable to noncontrolling interests	(0.3)	—	(0.3)
Other comprehensive income attributable to common stockholders	$387.8	$(67.0)	$320.8

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 21. Stockholders’ Equity

Capitalization

Our capital stock consists solely of Common Stock. Holders of our Common Stock are entitled to one vote per share. Our amended and restated certificate of incorporation also authorizes preferred stock, of which no shares have been issued. The terms and provisions of such shares will be determined by our board of directors upon any issuance of such shares in accordance with our certificate of incorporation.

Stock Repurchase Plan

In July 2015, our board of directors authorized a repurchase program of up to 40.0 million shares of our Common Stock, representing approximately 15% of our outstanding Common Stock as of July 1, 2015. On May 4, 2022, our board of directors authorized a new repurchase program of up to 25.0 million shares of our Common Stock, plus any unutilized shares left from the July 2015 authorization. The 25.0 million shares represented an additional authorization of approximately 10% of our outstanding Common Stock. The shares of our Common Stock may be repurchased over an indefinite period of time at the discretion of management. In fiscal 2023, we repurchased no shares of our Common Stock. In fiscal 2022, we repurchased approximately 12.6 million shares of our Common Stock for an aggregate cost of $597.5 million. In fiscal 2021, we repurchased approximately 2.5 million shares of our Common Stock for an aggregate cost of $125.1 million. The amount reflected as purchased in the consolidated statements of cash flows varies due to the timing of share settlement. As of September 30, 2023, we had approximately 29.0 million shares of Common Stock available for repurchase under the program, although we have indefinitely suspended the program in light of the proposed Transaction (and related restrictions imposed by the Transaction Agreement).

Note 22. Share-Based Compensation

Share-based Compensation Plans

At our Annual Meeting of Stockholders held on January 29, 2021, our stockholders approved the WestRock Company 2020 Incentive Stock Plan. The 2020 Incentive Stock Plan, as approved by our stockholders on January 28, 2022, allows for the granting of 8.4 million shares of options, restricted stock, restricted stock units and SARs to employees and our non-employee directors. As of September 30, 2023, there were 0.6 million shares available to be granted under this plan, assuming the performance stock units previously granted vest at maximum. At our Annual Meeting of Stockholders held on February 2, 2016, our stockholders approved the WestRock Company 2016 Incentive Stock Plan. The 2016 Incentive Stock Plan was amended and restated on February 2, 2018 (the “Amended and Restated 2016 Incentive Stock Plan”). The Amended and Restated 2016 Incentive Stock Plan, adjusted for a prior corporate action, allows for the granting of 12.8 million shares of options, restricted stock, restricted stock units and SARs to employees and our non-employee directors. As of September 30, 2023, there were 0.4 million shares available to be granted under this plan, assuming the performance stock units previously granted vest at maximum. In addition, there were 12.7 million shares available for grant under prior plans approved by stockholders and plans assumed upon mergers and acquisitions and we do not expect to make any new awards under those plans.

Our results of operations for the fiscal years ended September 30, 2023, 2022 and 2021 include share-based compensation expense of $64.2 million, $93.3 million and $88.6 million, respectively. The total income tax benefit in the results of operations in connection with share-based compensation was $16.0 million, $23.3 million and $22.3 million, for the fiscal years ended September 30, 2023, 2022 and 2021, respectively.

Cash received from share-based payment arrangements for the fiscal years ended September 30, 2023, 2022 and 2021 was $13.7 million, $28.9 million and $57.5 million, respectively.

Restricted Stock and Restricted Stock Units

In fiscal 2023, we granted restricted stock units to non-employee directors and certain of our employees. These grants represent the right to receive one share of Common Stock upon satisfaction of specified conditions. The vesting provisions for our employee

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

awards may vary from grant to grant; however, vesting generally is contingent upon meeting various service and/or performance or market goals including, but not limited to, achievement of various financial targets such as, with respect to fiscal 2023, Return on Invested Capital, Adjusted Earnings Per Share and relative Total Shareholder Return (each as defined in the award documents). Subject to the level of performance attained, the target award for our grants with a performance or market condition generally may increase up to 200% of target or decrease to zero depending upon the terms of the individual grant. The employee grants with only a service condition generally vest over three years in one-third increments subsequent to fiscal 2021. The employee grants with only a service condition in fiscal 2021 and employee grants with a performance or market condition generally vest in three years. Presently, other than circumstances such as death, disability and retirement, the grants to employees generally include a provision requiring both a change of control and termination of employment to accelerate vesting. The grantee is entitled to receive dividend equivalent units but will generally forfeit the restricted stock unit award and the dividend equivalents if the employee separates from us during the vesting period or if the predetermined goals are not accomplished. Our non-employee director awards generally vest over a period of up to one year and carry a service condition. Prior to fiscal 2022, our non-employee directors received their equity awards in the form of restricted stock, which carried dividend and voting rights prior to vesting.

The table below summarizes the changes in restricted stock units during the fiscal year ended September 30, 2023:

		Weighted Average
		Grant Date Fair
	Units	Value
Outstanding at September 30, 2022 (1)	4,900,629	$43.73
Granted	3,066,748	35.22
Vested and released	(2,131,067)	40.91
Forfeited	(558,177)	41.23
Outstanding at September 30, 2023 (1)	5,278,133	$40.19
(1)	Target awards granted with a performance condition, net of subsequent forfeitures, may be increased up to 200% of the target or decreased to zero, subject to the level of performance attained. The awards are reflected in the table at the target award amount of 100%. Based on current facts and assumptions, we are forecasting the performance of the aggregate outstanding grants to be attained at levels below target. However, actual performance may vary.

There was approximately $89.5 million of unrecognized compensation cost related to all unvested restricted stock units as of September 30, 2023 to be recognized over a weighted average remaining vesting period of 1.5 years.

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table represents a summary of restricted stock units and restricted stock granted in fiscal 2023, 2022 and 2021 with terms defined in the applicable grant letters (in units/shares).

	2023	2022	2021
Granted to employees:
Granted with a service condition	1,419,255	1,159,255	1,009,387
Granted with a service condition and a Return on Invested Capital performance condition at target	540,425	394,655	—
Granted with a service condition and a Cash Flow Per Share performance condition at target	—	464,485	798,490
Granted with a service condition and an Adjusted Earnings Per Share performance condition at target	644,755	—	—
Granted with a service condition and a relative Total Shareholder Return market condition at target	69,560	45,470	127,050
Granted for attainment of a performance condition at an amount in excess of target (1)	341,590	263,918	—
Granted for annual bonus (2)	—	—	126,984
Granted to non-employee directors	51,163	37,771	42,482
Total grants	3,066,748	2,365,554	2,104,393
(1)

Grants include shares issued for the level of performance attained in excess of target. Shares issued in fiscal 2023 for the fiscal 2020 Cash Flow Per Share measure were at 151.8% of target. Shares issued in fiscal 2022 for the fiscal 2019 Cash Flow Per Share measure were at 151.3% of target. Shares issued in fiscal 2021 for the fiscal 2018 Cash Flow Per Share measure were at 89.3% of target, therefore, the remainder of the grant was forfeited.

(2)	Reflects shares issued at 105% of target in fiscal 2021 relating to fiscal 2020 restricted stock units granted for the annual bonus.

The employee grants with a relative Total Shareholder Return market condition in fiscal 2023 were valued using a Monte Carlo simulation at $39.72 per unit. The significant assumptions used in valuing these grants included: an expected term of 3.0 years, an expected volatility of 47.2% and a risk-free interest rate of 4.0%.

The employee grants with a relative Total Shareholder Return market condition in fiscal 2022 were valued using a Monte Carlo simulation at $60.83 per unit. The significant assumptions used in valuing these grants included: an expected term of 3.0 years, an expected volatility of 46.7% and a risk-free interest rate of 1.5%.

The employee grants with a relative Total Shareholder Return market condition in fiscal 2021 were valued using a Monte Carlo simulation at $53.69 per unit. The significant assumptions used in valuing these grants included: an expected term of 3.0 years, an expected volatility of 46.2% and a risk-free interest rate of 0.2%. In addition, we had a subsequent grant for an individual valued using a Monte Carlo simulation at $70.80 per unit, using an expected term of 2.9 years, an expected volatility of 47.0% and a risk-free rate of 0.3%.

Expense is recognized on restricted stock units and restricted stock on a straight-line basis over the explicit service period or for performance-based grants over the explicit service period when we estimate that it is probable the performance conditions will be satisfied. Expense recognized on grants with a performance condition that affects how many units are ultimately awarded is based on the number of units expected to be awarded.

The following table represents a summary of restricted stock units and restricted stock vested and released as well as the corresponding aggregate fair value in fiscal 2023, 2022 and 2021 (in millions, except units/shares):

	2023	2022	2021
Vested and released	2,131,067	1,512,550	3,194,223
Aggregate fair value	$72.6	$68.7	$125.1

Stock Options and Stock Appreciation Rights

We did not grant any stock options or SARs in fiscal 2023, 2022 and 2021. Outstanding stock options granted under our plans generally have an exercise price equal to the closing market price on the date of the grant, generally vested in three years, in either one

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

tranche or in approximately one-third increments, and have 10-year contractual terms. However, a portion of our grants are subject to earlier expense recognition due to retirement eligibility rules. Presently, other than circumstances such as death, disability and retirement, grants will include a provision requiring both a change of control and termination of employment to accelerate vesting.

When options are granted, we estimate the fair value of stock options granted using a Black-Scholes option pricing model. We use historical data to estimate option exercises and employee terminations in determining the expected term in years for stock options. Expected volatility is calculated based on the historical volatility of our stock. The risk-free interest rate is based on U.S. Treasury securities in effect at the date of the grant of the stock options. The dividend yield is estimated based on our historical annual dividend payments and current expectations for the future.

The table below summarizes the changes in stock options during the fiscal year ended September 30, 2023:

			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
	Stock	Exercise	Term	Value
	Options	Price	(in years)	(in millions)
Outstanding at September 30, 2022	1,082,925	$40.22
Exercised	(120,018)	28.83
Expired	(262,375)	40.04
Outstanding at September 30, 2023	700,532	$42.24	1.3	$2.0
Exercisable at September 30, 2023	700,532	$42.24	1.3	$2.0

The aggregate intrinsic value of options exercised during the years ended September 30, 2023, 2022 and 2021 was $0.8 million, $8.6 million and $29.1 million, respectively.

As of September 30, 2023, there was no remaining unrecognized compensation cost related to unvested stock options.

As part of the Combination, we issued SARs to replace outstanding MWV SARs. The SARs were valued using the Black-Scholes option pricing model. We measured compensation expense related to the SAR awards at the end of each period. There were no SARs outstanding during the year ended September 30, 2023, and we do not expect to issue additional SARs. The aggregate intrinsic value of SARs exercised during the years ended September 30, 2022 and 2021 was $0.1 million and $0.2 million, respectively.

Employee Stock Purchase Plan

At our Annual Meeting of Stockholders held on February 2, 2016, our stockholders approved the WestRock Company Employee Stock Purchase Plan (“ESPP”). Under the ESPP, shares of Common Stock are reserved for purchase by our qualifying employees. The ESPP allowed for the purchase of a total of approximately 2.5 million shares of Common Stock. During fiscal 2023, 2022 and 2021, employees purchased approximately 0.4 million, 0.3 million and 0.3 million shares, respectively, under the ESPP. We recognized $1.7 million, $1.8 million and $1.9 million of expense for fiscal 2023, 2022 and 2021, respectively, related to the 15% discount on the purchase price allowed to employees. As of September 30, 2023, approximately 0.6 million shares of Common Stock remained available for purchase under the ESPP, although the ESPP will be suspended following the November 2023 purchase period in light of the proposed Transaction (and related obligations imposed by the Transaction Agreement).

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 23.Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per share under the two-class method (in millions, except per share data):

	September 30,
	2023	2022	2021
Numerator:
Net (loss) income attributable to common stockholders	$(1,649.0)	$944.6	$838.3
Less: Distributed and undistributed income available to participating securities	—	(0.1)	(0.2)
Distributed and undistributed (loss) income available to common stockholders	$(1,649.0)	$944.5	$838.1

Denominator:
Basic weighted average shares outstanding	255.9	259.5	265.2
Effect of dilutive stock options and non-participating securities	—	2.0	2.3
Diluted weighted average shares outstanding	255.9	261.5	267.5

Basic (loss) earnings per share attributable to common stockholders	$(6.44)	$3.64	$3.16

Diluted (loss) earnings per share attributable to common stockholders	$(6.44)	$3.61	$3.13

Beginning in fiscal 2022, non-employee directors began receiving equity grants in the form of restricted stock units, which are not considered participating securities as the rights to dividends accrued during the vesting period are forfeitable. The restricted stock grants to non-employee directors prior to fiscal 2022 were considered participating securities as they received non-forfeitable rights to dividends at the same rate as our Common Stock. As participating securities, we included these instruments in the earnings allocation in computing earnings per share under the two-class method described in ASC 260, “Earnings per Share”.

Approximately 2.5 million, 0.5 million and 0.5 million shares underlying awards in fiscal 2023, 2022 and 2021, respectively, were not included in computing diluted earnings per share because the effect would have been antidilutive.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

WestRock Company

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of WestRock Company (the Company) as of September 30, 2023 and 2022, the related consolidated statements of operations, comprehensive (loss) income, equity and cash flows for each of the three years in the period ended September 30, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at September 30, 2023 and 2022, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2023, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of September 30, 2023, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), and our report dated November 17, 2023 expressed an unqualified opinion thereon.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Goodwill Impairment Assessment of the Corrugated Packaging Reporting Unit
Description of the Matter

As discussed in Note 1 of the consolidated financial statements, goodwill is tested for impairment at least annually at the reporting unit level on July 1 or more frequently if events or change in circumstances indicate that it is more likely than not to be impaired. This requires management to estimate the fair value of the reporting units based on the discounted cash flow method or, as appropriate, a combination of the discounted cash flow method and guideline public-company method. The Company performed an interim impairment test as of March 1, 2023, and recorded an impairment charge of $1,893.0 million, of which $514.3 million related to the Corrugated Packaging reporting unit. As of September 30, 2023, the Company’s goodwill balance totaled $4,248.7 million, of which $2,603.7 million related to the Corrugated Packaging reporting unit.

Auditing management’s goodwill impairment tests for the Corrugated Packaging reporting unit involved especially subjective judgments due to the significant estimation required in determining the fair value of the reporting unit. In particular, the estimates of the fair value for the Company’s Corrugated Packaging reporting unit are sensitive to assumptions such as the discount rate, earnings before interest, tax, depreciation and amortization (EBITDA) multiples for comparable guideline companies and expected future net cash flows, including projected revenue and EBITDA margins, which are affected by expectations about future market and economic conditions.

How We Addressed the Matter in Our Audit

We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the Company’s goodwill impairment review process. For example, we tested controls over the estimation of the fair values of the reporting unit, including the Company’s controls over the valuation model, the mathematical accuracy of the valuation models, the development of underlying assumptions used to estimate such fair values of the reporting unit and the clerical accuracy of the interim impairment charge. We also tested management’s review of the reconciliation of the aggregate estimated fair values of the reporting units to the market capitalization of the Company.

To test the estimated fair values of the Company’s Corrugated Packaging reporting unit, our audit procedures included, among others, assessing the valuation methodology, determination of the guideline public companies, and the underlying data used by the Company in its analysis, including testing the significant assumptions discussed above. We compared the significant assumptions used by management to current industry and economic trends, changes to the Company’s business model and other relevant factors. We assessed the historical accuracy of management’s assumptions of future expected net cash flows and performed sensitivity analyses of significant assumptions to evaluate the changes in the fair values of the reporting unit that would result from changes in the assumptions. We involved valuation specialists to assist in our evaluation of the valuation methodology and the significant assumptions, including the discount rate used in determining the fair values of the reporting unit.

Uncertain Tax Positions
Description of the Matter

As discussed in Note 7 to the consolidated financial statements, the Company has unrecognized income tax benefits of $405.1 million related to its uncertain tax positions at September 30, 2023. The Company uses significant judgment in (1) determining whether a tax position, based solely on its technical merits, is more likely than not to be sustained upon examination, and (2) in measuring the tax benefit as the largest amount of benefit which is more likely than not to be realized upon ultimate settlement. The Company does not record any benefit for tax positions that do not meet the more-likely-than-not initial recognition threshold.

Auditing management’s analysis of its uncertain tax positions and resulting unrecognized income tax benefits involved especially subjective and complex judgments because each tax position carries unique facts and circumstances that require interpretation of laws, regulations and legal rulings, and other factors.

How We Addressed the Matter in Our Audit

We tested the Company’s controls that address the risks of material misstatement relating to uncertain tax positions. For example, we tested controls over management’s application of the two-step recognition and measurement principles, including management’s review of the inputs and resulting calculations of unrecognized income tax benefits.

To test the Company’s measurement and recording of its uncertain tax positions, our audit procedures included, among others, inspecting the Company’s analysis and related tax opinions to evaluate the assumptions the Company used to develop its uncertain tax positions and related unrecognized income tax benefit amounts by jurisdiction. We also tested the completeness and accuracy of the underlying data used by the Company to calculate its uncertain tax positions. For example, we compared the recorded unrecognized income tax benefits to similar positions in prior periods and assessed management’s consideration of current tax controversy and litigation trends in similar positions challenged by tax authorities. In addition, we involved tax subject matter resources to evaluate the application of relevant tax laws in the Company’s recognition determination. We also evaluated the Company’s income tax disclosures in relation to these matters included in Note 7 to the consolidated financial statements.

/s/ Ernst & Young LLP

We have served as the Company’s or its predecessor’s auditor since at least 1975, but we are unable to determine the specific year.

Atlanta, Georgia

November 17, 2023

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

WestRock Company

Opinion on Internal Control Over Financial Reporting

We have audited WestRock Company’s internal control over financial reporting as of September 30, 2023, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). In our opinion, WestRock Company (the Company) maintained, in all material respects, effective internal control over financial reporting as of September 30, 2023, based on the COSO criteria.

As indicated in the accompanying Management’s Annual Report On Internal Control Over Financial Reporting, management’s assessment of and conclusion on the effectiveness of internal control over financial reporting did not include the internal controls of Gondi S.A. de C.V. (“Gondi”), which is included in the 2023 consolidated financial statements of the Company and constituted $2.7 billion of total assets as of September 30, 2023 and $1.1 billion of revenues for the year then ended. Our audit of internal control over financial reporting of the Company also did not include an evaluation of the internal control over financial reporting of Gondi.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of September 30, 2023 and 2022, and the related consolidated statements of operations, comprehensive (loss) income, equity and cash flows for each of the three years in the period ended September 30, 2023, and the related notes and our report dated November 17, 2023, expressed an unqualified opinion thereon.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Annual Report On Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Ernst & Young LLP

Atlanta, Georgia

November 17, 2023

WESTROCK COMPANY

MANAGEMENT’S ANNUAL REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management’s Responsibility for the Financial Statements

The management of WestRock Company is responsible for the preparation and integrity of the consolidated financial statements appearing in our Annual Report on Form 10-K. The financial statements were prepared in conformity with GAAP appropriate in the circumstances and, accordingly, include certain amounts based on our best judgments and estimates. Financial information in our Annual Report on Form 10-K is consistent with that in the financial statements.

Internal Control Over Financial Reporting

Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting as such term is defined in Rule 13a-15(f) under the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the consolidated financial statements. Our internal control over financial reporting is supported by a program of internal audits and appropriate reviews by management, written policies and guidelines, careful selection and training of qualified personnel and a written code(s) of conduct adopted by our board of directors that is applicable to all officers and employees of our Company and subsidiaries, as well as a code of conduct that is applicable to all of our directors.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements and even when determined to be effective, can only provide reasonable assurance with respect to financial statement preparation and presentation. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of our internal control over financial reporting as of September 30, 2023. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework (2013 framework). The scope of our efforts to comply with Section 404 of the Sarbanes-Oxley Act with respect to fiscal 2023 included all of our operations other than those we acquired in fiscal 2023 related to the Mexico Acquisition. In accordance with the SEC’s published guidance, we excluded these operations from our assessment of internal control over financial reporting as of September 30, 2023, because we acquired these operations during the fiscal year. Total assets as of September 30, 2023 and total revenues for the year ending September 30, 2023 for the operations acquired in the Mexico Acquisition were $2.7 billion and $1.1 billion, respectively. The SEC’s published guidance specifies that the period in which management may omit an assessment of an acquired business’s internal control over financial reporting from its assessment of the Company’s internal control may not extend beyond one year from the date of acquisition. Based on our assessment, which as discussed herein excluded the operations acquired in the Mexico Acquisition, management believes that we maintained effective internal control over financial reporting as of September 30, 2023. Our independent auditors, Ernst & Young LLP, an independent registered public accounting firm, are appointed by the Audit Committee of our board of directors. Ernst & Young LLP has audited and reported on the consolidated financial statements of WestRock Company, and has issued an attestation report on the effectiveness of our internal control over financial reporting. The report of the independent registered public accounting firm is contained in this Annual Report.

Audit Committee Responsibility

The Audit Committee of our board of directors, composed solely of directors who are independent in accordance with the requirements of the NYSE listing standards, the Exchange Act and our Corporate Governance Guidelines, meets with the independent auditors, management and internal auditors periodically to discuss internal control over financial reporting and auditing and financial reporting matters. The Audit Committee reviews with the independent auditors the scope and results of the audit effort. The Audit Committee also meets periodically with the independent auditors and the chief internal auditor without management present to ensure that the independent auditors and the chief internal auditor have full access to the Audit Committee. Our Audit Committee’s Report will be contained in our definitive proxy statement issued in connection with our 2024 annual meeting of stockholders and is incorporated herein by reference.

David B. Sewell,
Chief Executive Officer and President

Alexander W. Pease,
Executive Vice President and Chief Financial Officer
November 17, 2023

WESTROCK COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(In millions, except per share data)	2024	2023	2024	2023
Net sales	$4,807.9	$5,121.1	$14,154.6	$15,321.8
Cost of goods sold	3,974.4	4,100.6	11,782.2	12,615.3
Gross profit	833.5	1,020.5	2,372.4	2,706.5
Selling, general and administrative expense excluding intangible amortization	524.5	541.5	1,551.1	1,519.5
Selling, general and administrative intangible amortization expense	78.8	84.8	239.8	257.6
Multiemployer pension withdrawal income	—	(12.2)	—	(12.2)
Restructuring and other costs, net	(17.6)	47.7	129.1	515.6
Impairment of goodwill	—	—	—	1,893.0
Operating profit (loss)	247.8	358.7	452.4	(1,467.0)
Interest expense, net	(107.7)	(108.1)	(309.9)	(313.8)
Pension and other postretirement non-service cost	(3.2)	(5.3)	(3.6)	(16.3)
Other (expense) income, net	(16.9)	1.4	(35.1)	8.8
Equity in income (loss) of unconsolidated entities	3.8	23.7	10.9	(7.8)
Loss on sale of RTS and Chattanooga	—	—	(1.5)	—
Income (loss) before income taxes	123.8	270.4	113.2	(1,796.1)
Income tax (expense) benefit	(42.7)	(67.3)	(38.4)	41.2
Consolidated net income (loss)	81.1	203.1	74.8	(1,754.9)
Less: Net loss (income) attributable to noncontrolling interests	1.0	(1.1)	0.4	(3.9)
Net income (loss) attributable to common stockholders	$82.1	$202.0	$75.2	$(1,758.8)

Basic earnings (loss) per share attributable to common stockholders	$0.32	$0.79	$0.29	$(6.88)
Diluted earnings (loss) per share attributable to common stockholders	$0.32	$0.79	$0.29	$(6.88)

Basic weighted average shares outstanding	258.6	256.3	257.9	255.5
Diluted weighted average shares outstanding	259.8	257.0	259.3	255.5

See Accompanying Notes to Consolidated Financial Statements

WESTROCK COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(In millions)	2024	2023	2024	2023
Consolidated net income (loss)	$81.1	$203.1	$74.8	$(1,754.9)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments:
Foreign currency translation (loss) gain	(306.1)	172.4	(169.5)	472.7
Reclassification of previously unrealized net foreign currency loss upon consolidation of equity investment	—	—	—	29.0
Derivatives:
Deferred gain (loss) on cash flow hedges	1.6	(0.6)	(16.8)	(45.9)
Reclassification adjustment of net loss on cash flow hedges included in earnings	6.1	15.3	19.1	45.3
Defined benefit pension and other postretirement benefit plans:
Amortization and settlement recognition of net actuarial loss, included in pension and postretirement cost	7.2	10.0	17.2	29.8
Amortization and curtailment recognition of prior service cost, included in pension and postretirement cost	1.7	1.4	4.4	4.2
Other comprehensive (loss) income, net of tax	(289.5)	198.5	(145.6)	535.1
Comprehensive (loss) income	(208.4)	401.6	(70.8)	(1,219.8)
Less: Comprehensive loss (income) attributable to noncontrolling interests	1.0	(1.4)	0.4	(5.0)
Comprehensive (loss) income attributable to common stockholders	$(207.4)	$400.2	$(70.4)	$(1,224.8)

See Accompanying Notes to Consolidated Financial Statements

WESTROCK COMPANY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	September 30,
(In millions, except per share data)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$461.4	$393.4
Accounts receivable (net of allowances of $57.0 and $60.2)	2,554.2	2,591.9
Inventories	2,277.3	2,331.5
Other current assets (amount related to SPEs of $0 and $862.1)	766.0	1,584.8
Assets held for sale	23.1	91.5
Total current assets	6,082.0	6,993.1
Property, plant and equipment, net	11,058.0	11,063.2
Goodwill	4,231.7	4,248.7
Intangibles, net	2,344.0	2,576.2
Prepaid pension asset	645.6	618.3
Other noncurrent assets (amount related to SPEs of $385.2 and $382.7)	2,044.3	1,944.2
Total Assets	$26,405.6	$27,443.7

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$1,189.6	$533.0
Accounts payable	2,228.0	2,123.9
Accrued compensation and benefits	477.9	524.9
Other current liabilities (amount related to SPEs of $0 and $776.7)	872.9	1,737.6
Total current liabilities	4,768.4	4,919.4
Long-term debt due after one year	7,624.1	8,050.9
Pension liabilities, net of current portion	187.8	191.2
Postretirement benefit liabilities, net of current portion	98.5	99.1
Deferred income taxes	2,114.5	2,433.2
Other noncurrent liabilities (amount related to SPEs of $331.6 and $330.2)	1,796.0	1,652.2
Commitments and contingencies (Note 16)
Equity:
Preferred stock, $0.01 par value; 30.0 million shares authorized; no shares outstanding	—	—
Common Stock, $0.01 par value; 600.0 million shares authorized; 258.2 million and 256.4 million shares outstanding at June 30, 2024 and September 30, 2023, respectively	2.6	2.6
Capital in excess of par value	10,725.2	10,698.5
Retained earnings	116.1	278.2
Accumulated other comprehensive loss	(1,044.2)	(898.6)
Total stockholders’ equity	9,799.7	10,080.7
Noncontrolling interests	16.6	17.0
Total equity	9,816.3	10,097.7
Total Liabilities and Equity	$26,405.6	$27,443.7

See Accompanying Notes to Consolidated Financial Statements

WESTROCK COMPANY

CONSOLIDATED STATEMENTS OF EQUITY

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(In millions, except per share data)	2024	2023	2024	2023
Number of Shares of Common Stock Outstanding:
Balance at beginning of period	258.1	256.1	256.4	254.4
Issuance of common stock, net of stock received for tax withholdings	0.1	0.2	1.8	1.9
Balance at end of period	258.2	256.3	258.2	256.3
Common Stock:
Balance at beginning of period	$2.6	$2.6	$2.6	$2.5
Issuance of common stock, net of stock received for tax withholdings	—	—	—	0.1
Balance at end of period	2.6	2.6	2.6	2.6
Capital in Excess of Par Value:
Balance at beginning of period	10,704.9	10,649.3	10,698.5	10,639.4
Compensation expense under share-based plans	18.6	32.5	31.7	55.6
Issuance of common stock, net of stock received for tax withholdings	1.7	3.5	(5.0)	(9.7)
Balance at end of period	10,725.2	10,685.3	10,725.2	10,685.3
Retained Earnings:
Balance at beginning of period	113.4	110.0	278.2	2,214.4
Net income (loss) attributable to common stockholders	82.1	202.0	75.2	(1,758.8)
Dividends declared (per share - $0.3025, $0.275, $0.9075 and $0.825) (1)	(79.3)	(71.8)	(237.0)	(215.4)
Issuance of common stock, net of stock received for tax withholdings	(0.1)	—	(0.3)	—
Balance at end of period	116.1	240.2	116.1	240.2
Accumulated Other Comprehensive Loss:
Balance at beginning of period	(754.7)	(1,118.5)	(898.6)	(1,454.3)
Other comprehensive (loss) income, net of tax	(289.5)	198.2	(145.6)	534.0
Balance at end of period	(1,044.2)	(920.3)	(1,044.2)	(920.3)
Total Stockholders’ equity	9,799.7	10,007.8	9,799.7	10,007.8
Noncontrolling Interests: (2)
Balance at beginning of period	17.6	17.7	17.0	17.7
Net loss	(1.0)	(0.7)	(0.4)	(0.7)
Balance at end of period	16.6	17.0	16.6	17.0
Total equity	$9,816.3	$10,024.8	$9,816.3	$10,024.8
(1)	Includes cash dividends and dividend equivalent units on certain equity awards.
(2)	Excludes amounts related to contingently redeemable noncontrolling interests, which are separately classified outside of permanent equity on the consolidated balance sheets.

See Accompanying Notes to Consolidated Financial Statements

WESTROCK COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	June 30,
(In millions)	2024	2023
Operating activities:
Consolidated net income (loss)	$74.8	$(1,754.9)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	1,164.8	1,151.5
Deferred income tax benefit	(162.4)	(349.3)
Share-based compensation expense	31.6	55.6
Pension and other postretirement cost, net of contributions	3.1	13.4
Cash surrender value increase in excess of premiums paid	(40.9)	(37.8)
Equity in (income) loss of unconsolidated entities	(10.9)	7.8
Loss on sale of RTS and Chattanooga	1.5	—
Gain on sale of businesses	(8.1)	(11.2)
Impairment of goodwill	—	1,893.0
Other impairment adjustments	1.8	407.3
Gain on disposal of assets, net	(52.9)	(8.6)
Other, net	10.0	(29.1)
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	4.5	276.1
Inventories	(87.2)	(29.4)
Other assets	(139.5)	(119.6)
Accounts payable	56.8	(239.7)
Income taxes	(86.5)	112.3
Accrued liabilities and other	(33.6)	(93.8)
Net cash provided by operating activities	726.9	1,243.6
Investing activities:
Capital expenditures	(823.2)	(818.3)
Cash paid for purchase of businesses, net of cash received	—	(853.5)
Proceeds from settlement of Timber Note related to SPEs	860.0	—
Proceeds from corporate owned life insurance	16.6	36.0
Proceeds from sale of businesses	16.6	26.3
Proceeds from currency forward contracts	—	23.2
Proceeds from the sale of unconsolidated entities	1.0	43.8
Proceeds from sale of property, plant and equipment	151.2	21.7
Other, net	(0.3)	(1.2)
Net cash provided by (used for) investing activities	221.9	(1,522.0)
Financing activities:
Additions to revolving credit facilities	86.9	52.9
Repayments of revolving credit facilities	(86.1)	(311.5)
Additions to debt	106.7	1,760.2
Repayments of debt	(90.0)	(1,125.6)
Changes in commercial paper, net	134.3	149.6
Other debt additions, net	3.7	35.5
Repayment of Timber Loan related to SPEs	(774.0)	—
Cash dividends paid to stockholders	(233.7)	(210.8)
Other, net	(11.9)	(14.1)
Net cash (used for) provided by financing activities	(864.1)	336.2
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(16.7)	8.3
Changes in cash, cash equivalents and restricted cash in assets held-for-sale	—	(11.5)
Increase in cash, cash equivalents and restricted cash	68.0	54.6
Cash, cash equivalents and restricted cash at beginning of period	393.4	260.2
Cash, cash equivalents and restricted cash at end of period	$461.4	$314.8

See Accompanying Notes to Consolidated Financial Statements

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Unless the context otherwise requires, “we”, “us”, “our”, “WestRock” and “the Company” refer to WestRock Company, its wholly-owned subsidiaries and its partially-owned consolidated subsidiaries.

We are a multinational provider of sustainable fiber-based paper and packaging solutions. We partner with our customers to provide differentiated, sustainable paper and packaging solutions that help them win in the marketplace. Our team members support customers around the world from our operating and business locations in North America, South America, Europe, Asia and Australia.

Note 1. Basis of Presentation and Significant Accounting Policies

Basis of Presentation

Our independent registered public accounting firm has not audited the accompanying interim financial statements. We derived the consolidated balance sheet at September 30, 2023 from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (the “Fiscal 2023 Form 10-K”). In the opinion of management, all normal recurring adjustments necessary for the fair presentation of the consolidated financial statements have been included for the interim periods reported.

The interim financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) for interim financial information and with Article 10 of Regulation S-X of the Securities and Exchange Commission (“SEC”). Accordingly, they omit certain notes and other information from the interim financial statements presented in this report. Therefore, these interim financial statements should be read in conjunction with the Fiscal 2023 Form 10-K. The results for the three and nine months ended June 30, 2024 are not necessarily indicative of results that may be expected for the full year.

On June 16, 2023, we sold our ownership interest in an unconsolidated displays joint venture for $43.8 million in cash and recorded a pre-tax gain on sale of $19.2 million recorded in Equity in income (loss) of unconsolidated entities line item in our consolidated statements of operations.

On December 1, 2022, we completed the acquisition of the remaining 67.7% interest in Gondi, S.A. de C.V. (“Grupo Gondi”) for $969.8 million in cash and the assumption of debt (“Mexico Acquisition”). We accounted for this acquisition as a business combination, resulting in its consolidation. See “Note 3. Acquisitions” for additional information.

On December 1, 2022, we sold our Eaton, IN, and Aurora, IL uncoated recycled paperboard mills for $50 million, subject to a working capital adjustment. We received proceeds of $25 million, a preliminary working capital settlement of $0.9 million and are financing the remaining $25 million. Pursuant to the terms of the sale agreement, we transferred the control of these mills to the buyer and recorded a pre-tax gain on sale of $11.1 million recorded in Other (expense) income, net in our consolidated statements of operations. During the third quarter of fiscal 2023, we recorded a de minimis final working capital settlement.

Transaction Agreement with Smurfit Kappa

As previously disclosed, we entered into a transaction agreement (the “Transaction Agreement”), dated as of September 12, 2023, with Smurfit Kappa Group plc (“Smurfit Kappa”), Smurfit Westrock plc (formerly known as Smurfit Westrock Limited and prior to that known as Cepheidway Limited) (“Smurfit Westrock”) and Sun Merger Sub, LLC, a wholly owned subsidiary of Smurfit Westrock (“Merger Sub”). Pursuant to the terms of the Transaction Agreement, on July 5, 2024, (i) Smurfit Westrock acquired Smurfit Kappa by means of a scheme of arrangement (the “Scheme”), and each issued ordinary share of Smurfit Kappa was exchanged for one ordinary share of Smurfit Westrock, as a result of which Smurfit Kappa became a wholly owned subsidiary of Smurfit Westrock, and (ii) following the implementation of the Scheme, Merger Sub merged with and into WestRock (the “Merger,” and together with the Scheme, the “Transaction”), with WestRock surviving the Merger and becoming a wholly owned subsidiary of Smurfit Westrock. The effective time of the Merger is referred to as the “Merger Effective Time.” Capitalized terms used herein but not otherwise defined herein have the meaning set forth in the Transaction Agreement.

Pursuant to the Transaction Agreement, at the Merger Effective Time, each share of common stock, par value $0.01 per share, of WestRock (the “WestRock Common Stock”), issued and outstanding immediately prior to the Merger Effective Time (other than shares held by a holder of record who did not vote in favor of the approval and adoption of the Transaction Agreement (or consent thereto in writing) and properly demanded appraisal of such shares), was cancelled and automatically converted into the right to receive, without interest, $5.00 in cash and one validly issued, fully paid and non-assessable ordinary share of Smurfit Westrock, and all shares of the WestRock Common Stock owned by WestRock, any subsidiary of WestRock, Smurfit Kappa, Merger Sub or any of their respective subsidiaries was cancelled and ceased to exist, and no consideration was delivered in exchange therefor.

Reclassifications and Adjustments

Certain amounts in prior periods have been reclassified to conform with the current year presentation.

Significant Accounting Policies

See “Note 1. Description of Business and Summary of Significant Accounting Policies” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for a summary of our significant accounting policies.

Supplier Finance Program Obligations

We maintain supplier finance programs whereby we have entered into payment processing agreements with certain financial institutions. These agreements allow participating suppliers to track payment obligations from WestRock, and if voluntarily elected by the supplier, to sell payment obligations from WestRock to financial institutions at a discounted price. We are not a party to the agreements between the participating financial institutions and the suppliers in connection with the program, and we do not reimburse suppliers for any costs they incur for participation in the program. We have not pledged any assets as security or provided any guarantees as part of the programs. We have no economic interest in our suppliers’ decisions to participate in the programs. Our responsibility is limited to making payment in full to the respective financial institution according to the terms originally negotiated with the supplier, which generally do not exceed 120 days. WestRock or the financial institutions may terminate the agreements upon 30 or 90 days’ notice.

The outstanding payment obligations to financial institutions under these programs were $445.8 million and $425.8 million as of June 30, 2024 and September 30, 2023, respectively. These obligations are classified as accounts payable within the consolidated balance sheets.

Recent Accounting Developments

New Accounting Standards — Recently Adopted

In September 2022, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2022-04, “Liabilities-Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations”. This ASU requires that all entities that use supplier finance programs in connection with the purchase of goods and services disclose sufficient information about the program to allow a user of financial statements to understand the program’s nature, activity during the period, changes from period to period, and potential magnitude. This ASU is effective for fiscal years beginning after December 15, 2022 (fiscal 2024 for us), except for the amendment on roll forward information, which is effective for fiscal years beginning after December 15, 2023 (fiscal 2025 for us), each with early adoption permitted. We adopted the provisions of this ASU beginning October 1, 2023, other than the rollforward disclosure requirement which we will adopt in fiscal 2025. The adoption did not have a material impact on our consolidated financial statements.

In March 2022, the FASB issued ASU 2022-01, “Derivatives and Hedging (Topic 815): Fair Value Hedging – Portfolio Layer Method”. This ASU expands and clarifies the portfolio layer method for fair value hedges of interest rate risk. This ASU is effective for fiscal years beginning after December 15, 2022 (fiscal 2024 for us), including interim periods therein, with early adoption permitted. We adopted the provisions of this ASU beginning October 1, 2023. The adoption of this ASU did not have a material impact on our consolidated financial statements.

New Accounting Standards — Recently Issued

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”. This ASU expands disclosures in an entity’s income tax rate reconciliation table and regarding cash taxes paid both in the U.S. and foreign jurisdictions. This update is effective for fiscal years beginning after December 15, 2024 (fiscal 2026 for us). All entities should apply the guidance prospectively but have the option to apply it retrospectively. Early adoption is permitted. We are evaluating the impact of this ASU.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”. This ASU expands disclosures about a public entity’s reportable segments and requires more enhanced information about a reportable segment’s expenses, interim segment profit or loss, and how a public entity’s chief operating decision maker uses reported segment profit or loss information in assessing segment performance and allocating resources. The updates will be applied retrospectively to all periods presented in financial statements. This ASU is effective for annual periods beginning after December 15, 2023 (fiscal 2025 for us), and for interim periods beginning after December 15, 2024 (fiscal 2026 for us). Early adoption is permitted. We are evaluating the impact of this ASU.

Note 2. Revenue Recognition

Disaggregated Revenue

Accounting Standards Codification (“ASC”) 606 “Revenue from Contracts with Customers” requires that we disaggregate revenue from contracts with customers into categories that depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors. The tables below disaggregate our revenue by geographical market and product type (segment). Net sales are attributed to geographical markets based on our selling location. See “Note 7. Segment Information” for additional information.

The following tables summarize our disaggregated revenue by primary geographical markets (in millions):

	Three Months Ended June 30, 2024
	Corrugated	Consumer	Global		Intersegment
	Packaging	Packaging	Paper	Distribution	Sales	Total
U.S.	$1,861.2	$634.8	$863.3	$234.2	$(70.1)	$3,523.4
Latin America	510.3	4.5	21.8	41.4	(4.3)	573.7
Canada	129.3	134.5	55.4	0.9	(0.9)	319.2
EMEA (1)	1.8	295.0	12.0	—	(1.0)	307.8
Asia Pacific	—	70.4	13.5	—	(0.1)	83.8
Total	$2,502.6	$1,139.2	$966.0	$276.5	$(76.4)	$4,807.9
(1)	Europe, Middle East and Africa (“EMEA”)

	Nine Months Ended June 30, 2024
	Corrugated	Consumer	Global		Intersegment
	Packaging	Packaging	Paper	Distribution	Sales	Total
U.S.	$5,430.8	$1,858.3	$2,585.1	$711.3	$(196.9)	$10,388.6
Latin America	1,491.8	11.1	72.0	123.8	(12.4)	1,686.3
Canada	391.8	377.6	170.4	3.1	(2.5)	940.4
EMEA	6.4	852.7	36.0	—	(5.0)	890.1
Asia Pacific	—	212.3	37.0	—	(0.1)	249.2
Total	$7,320.8	$3,312.0	$2,900.5	$838.2	$(216.9)	$14,154.6

	Three Months Ended June 30, 2023
	Corrugated	Consumer	Global		Intersegment
	Packaging	Packaging	Paper	Distribution	Sales	Total
U.S.	$1,923.1	$721.4	$952.0	$269.4	$(71.9)	$3,794.0
Latin America	502.6	11.3	36.3	45.5	(4.9)	590.8
Canada	138.6	131.4	52.8	2.9	(1.3)	324.4
EMEA	1.4	314.1	12.3	—	(0.6)	327.2
Asia Pacific	—	72.4	12.3	—	—	84.7
Total	$2,565.7	$1,250.6	$1,065.7	$317.8	$(78.7)	$5,121.1

	Nine Months Ended June 30, 2023
	Corrugated	Consumer	Global		Intersegment
	Packaging	Packaging	Paper	Distribution	Sales	Total
U.S.	$5,898.2	$2,166.1	$3,031.0	$806.4	$(228.0)	$11,673.7
Latin America	1,213.1	75.5	105.0	131.1	(10.0)	1,514.7
Canada	413.7	389.6	152.7	9.1	(4.6)	960.5
EMEA	5.5	878.5	34.8	—	(0.9)	917.9
Asia Pacific	—	221.0	34.0	—	—	255.0
Total	$7,530.5	$3,730.7	$3,357.5	$946.6	$(243.5)	$15,321.8

Revenue Contract Balances

Our contract assets relate to the manufacturing of certain products that have no alternative use to us, with right to payment for performance completed to date on these products, including a reasonable profit. Contract assets are reduced when the customer takes title to the goods and assumes the risks and rewards for the goods. Contract liabilities represent obligations to transfer goods or services to a customer for which we have received consideration. Contract liabilities are reduced once control of the goods is transferred to the customer.

The opening and closing balances of our contract assets and contract liabilities are as follows. Contract assets and contract liabilities are reported within Other current assets and Other current liabilities, respectively, on the consolidated balance sheets (in millions).

		Contract
	Contract Assets	Liabilities
	(Short-Term)	(Short-Term)
Beginning balance - October 1, 2023	$241.7	$13.5
Decrease	(21.5)	(4.0)
Ending balance - June 30, 2024	$220.2	$9.5

Note 3. Acquisitions

When we obtain control of a business by acquiring its net assets, or some or all of its equity interest, we account for those acquisitions in accordance with ASC 805, “Business Combinations” (“ASC 805”). The estimated fair values of all assets acquired and liabilities assumed in acquisitions are provisional and may be revised as a result of additional information obtained during the measurement period of up to one year from the acquisition date.

Mexico Acquisition

On December 1, 2022, we completed the Mexico Acquisition. The acquiree is a leading integrated producer of fiber-based sustainable packaging solutions that operates four paper mills, nine corrugated packaging plants and six high graphic plants throughout Mexico, producing sustainable packaging for a wide range of end markets in the region. This acquisition provides us with further geographic and end market diversification as well as positions us to continue to grow in the attractive Latin American market.

See below for a summary of the purchase consideration transferred as defined under ASC 805 (in millions):

Purchase
Consideration
Cash consideration transferred for 67.7% interest	$969.8
Fair value of the previously held interest	403.7
Settlement of preexisting relationships (net receivable from joint venture)	40.2
Purchase consideration transferred	$1,413.7

In connection with the transaction, in the first quarter of fiscal 2023, we recognized a $46.8 million non-cash, pre-tax loss (or $24.6 million after release of a related deferred tax liability) on our original 32.3% investment. The loss is reflected in the Equity in income (loss) of unconsolidated entities line item in our consolidated statements of operations and included the write-off of historical foreign currency translation adjustments previously recorded in Accumulated other comprehensive loss in our consolidated balance sheet, as well as the difference between the fair value of the consideration paid and the carrying value of our prior ownership interest. The fair value of our previously held interest in the joint venture was estimated to be $403.7 million at the acquisition date based on the cash consideration exchanged for acquiring the 67.7% of equity interest adjusted for the deemed payment of a control premium. This stepacquisition provided us with 100% control, and we met the other requirements under ASC 805 for the transaction to be accounted for using the acquisition method of accounting. We have included the financial results of the acquired operations in our Corrugated Packaging segment. Post acquisition, sales to the operations acquired in the Mexico Acquisition are eliminated from our Global Paper segment results.

The following table summarizes the fair values of the assets acquired and liabilities assumed in the Mexico Acquisition by major class of assets and liabilities as of the acquisition date, as well as adjustments made during the one year period from the acquisition date (referred to as “measurement period adjustments”) (in millions):

			Amounts
	Amounts		Recognized as
	Recognized as		of
	of	Measurement	Acquisition
	the Acquisition	Period	Date
	Date	Adjustments (1)(2)	(as Adjusted)
Cash and cash equivalents	$116.3	$—	$116.3
Current assets, excluding cash and cash equivalents	697.0	(71.2)	625.8
Property, plant and equipment	1,380.3	43.0	1,423.3
Goodwill	231.2	6.2	237.4
Other noncurrent assets	101.4	0.6	102.0
Total assets acquired	2,526.2	(21.4)	2,504.8

Current portion of debt (3)	13.2	—	13.2
Current liabilities, excluding debt	384.8	(50.4)	334.4
Long-term debt due after one year (3)	591.4	36.2	627.6
Pension liabilities, net of current portion	35.2	(3.1)	32.1
Deferred income taxes	69.8	(4.1)	65.7
Other noncurrent liabilities	18.1	—	18.1
Total liabilities assumed	1,112.5	(21.4)	1,091.1
Net assets acquired	$1,413.7	$—	$1,413.7
(1)	The measurement period adjustments did not have a significant impact on our consolidated statements of operations in any period.
(2)	The measurement period adjustments were primarily due to refinements to the carrying amounts of certain assets and liabilities. The net impact of the measurement period adjustments resulted in a net increase in goodwill.
(3)	Includes $494.8 million of debt that we assumed and repaid in connection with the closing of the Mexico Acquisition. The remaining balance relates to current and long-term portions of finance leases.

Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and represents the estimated future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. The fair value assigned to goodwill is primarily attributable to buyer-specific synergies expected to arise after the acquisition (e.g., enhanced reach of the combined organization and other synergies), the assembled work force, and the establishment of deferred tax liabilities for the difference between book and tax basis of the assets and liabilities acquired. The goodwill is not amortizable for income tax purposes.

Transaction costs to effect the Mexico Acquisition are expensed as incurred and recorded within Restructuring and other costs, net. See “Note 4. Restructuring and Other Costs, Net” for additional information.

Note 4. Restructuring and Other Costs, Net

Summary of Restructuring and Other Initiatives

We recorded a pre-tax restructuring and other costs, net gain of $17.6 million and pre-tax restructuring and other costs, net of $129.1 million for the three and nine months ended June 30, 2024, respectively, and recorded pre-tax restructuring and other costs, net of $47.7 million and $515.6 for the three and nine months ended June 30, 2023, respectively. Of these costs, $90.5 million and $366.1 million for the nine months ended June 30, 2024 and 2023, respectively, were non-cash. These amounts are not comparable since the timing and scope of the individual actions associated with each restructuring, acquisition, integration or divestiture can vary. We present our restructuring and other costs, net in more detail below.

The following table summarizes our Restructuring and other costs, net (in millions):

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Restructuring	$(34.4)	$39.9	$76.2	$487.6
Other	16.8	7.8	52.9	28.0
Restructuring and other costs, net	$(17.6)	$47.7	$129.1	$515.6

Restructuring

Our restructuring charges are primarily associated with restructuring portions of our operations (i.e., partial or complete facility closures). A partial facility closure may consist of shutting down a machine and/or a workforce reduction. We have previously incurred reduction in workforce actions, facility closure activities, impairment costs and certain lease terminations from time to time.

In fiscal 2023, we announced our plan to permanently cease operating our Tacoma, WA and North Charleston, SC containerboard mills. These mills ceased production in September 2023 and June 2023, respectively. The Tacoma and North Charleston mills’ annual production capacity was 510,000 tons and 550,000 tons, respectively, of which approximately three-fifths and two-thirds, respectively, was shipped to external customers of the Global Paper segment. The combination of high operating costs and the need for significant capital investment were the determining factors in the decision to cease operations at these mills.

By closing these mills, significant capital that would have been required to keep the mills competitive in the future is expected to be deployed to improve key assets. Charges recognized are reflected in the table below in the Global Paper segment. We expect to record future restructuring charges, primarily associated with carrying costs. We expect these costs to be partially offset in a future period by proceeds from the sale of these facilities.

On May 1, 2024, we sold our North Charleston, SC containerboard mill and received proceeds of $99.9 million after certain fees and escrows and recorded a gain on sale of $55.6 million to restructuring and other costs, net. The gain is reflected in the Global Paper section of the table that follows.

The numbers in the table below, particularly in the cumulative and total expected columns, also include various impairments and other charges associated with our fiscal 2022 decisions to permanently cease operations at our Panama City, FL mill and to permanently close the corrugated medium manufacturing operations at the St. Paul, MN mill. See “Note 5. Restructuring and Other Costs, Net” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for additional information.

While restructuring costs are not charged to our segments and, therefore, do not reduce each segment’s Adjusted EBITDA (as hereinafter defined), we highlight the segment to which the charges relate. Since we do not allocate restructuring costs to our segments, charges incurred in the Global Paper segment will represent all charges associated with our vertically integrated mills and recycling operations. These operations manufacture for the benefit of each reportable segment that ultimately sells the associated paper and packaging products to our external customers.

The following table presents a summary of restructuring charges related to active restructuring initiatives that we incurred during the three and nine months ended June 30, 2024 and 2023, the cumulative recorded amount since we started the initiatives and our estimates of the total charges we expect to incur (in millions). These estimates are subject to a number of assumptions, and actual results may differ.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,			Total
	2024	2023	2024	2023	Cumulative	Expected
Corrugated Packaging
PP&E and related costs	$(5.5)	$7.9	$(4.9)	$6.7	$7.5	$7.5
Severance and other employee costs	(3.1)	1.5	1.6	6.8	20.3	20.4
Other restructuring costs	2.3	1.4	7.4	1.6	15.1	35.5
Restructuring total	$(6.3)	$10.8	$4.1	$15.1	$42.9	$63.4

Consumer Packaging
PP&E and related costs	$(1.0)	$1.0	$1.2	$1.0	$5.5	$5.5
Severance and other employee costs	0.8	5.8	25.4	14.4	53.1	53.1
Other restructuring costs	3.4	2.9	7.9	2.4	14.6	21.4
Restructuring total	$3.2	$9.7	$34.5	$17.8	$73.2	$80.0

Global Paper
PP&E and related costs	$(53.0)	$6.6	$(52.0)	$345.2	$903.7	$903.8
Severance and other employee costs	0.7	(3.4)	(4.2)	15.7	37.8	37.9
Other restructuring costs	15.7	5.8	85.5	74.8	210.3	254.5
Restructuring total	$(36.6)	$9.0	$29.3	$435.7	$1,151.8	$1,196.2

Distribution
Severance and other employee costs	$0.5	$0.9	$0.1	$1.9	$1.9	$1.9
Other restructuring costs	0.1	4.3	(2.7)	4.4	8.3	10.1
Restructuring total	$0.6	$5.2	$(2.6)	$6.3	$10.2	$12.0

Corporate
PP&E and related costs	$—	$—	$—	$0.6	$2.6	$2.6
Severance and other employee costs	2.1	(0.8)	3.3	3.1	10.5	10.5
Other restructuring costs	2.6	6.0	7.6	9.0	25.6	28.1
Restructuring total	$4.7	$5.2	$10.9	$12.7	$38.7	$41.2

Total
PP&E and related costs	$(59.5)	$15.5	$(55.7)	$353.5	$919.3	$919.4
Severance and other employee costs	1.0	4.0	26.2	41.9	123.6	123.8
Other restructuring costs	24.1	20.4	105.7	92.2	273.9	349.6
Restructuring total	$(34.4)	$39.9	$76.2	$487.6	$1,316.8	$1,392.8

We have defined “PP&E and related costs” as used in this Note 4 primarily as property, plant and equipment write-downs, subsequent adjustments to fair value for assets classified as held for sale, subsequent (gains) or losses on sales of property, plant and equipment, related parts and supplies on such assets, and deferred major maintenance costs, if any. We define “Other restructuring costs” as lease or other contract termination costs, facility carrying costs, equipment and inventory relocation costs, and other items, including impaired intangibles attributable to our restructuring actions.

Other Costs

Our other costs consist of acquisition, integration and divestiture costs. We incur costs when we acquire or divest businesses. Acquisition costs include costs associated with transactions, whether consummated or not, such as advisory, legal, accounting, valuation and other professional or consulting fees, as well as litigation costs associated with those activities. We incur integration costs pre- and post-acquisition that reflect work performed to facilitate merger and acquisition integration, such as work associated with information systems and other projects including spending to support future acquisitions, and primarily consist of professional services and labor. Divestiture costs consist primarily of similar professional fees. We consider acquisition, integration and divestiture costs to be corporate costs regardless of the segment or segments involved in the transaction.

The following table presents our acquisition, integration and divestiture costs (in millions):

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Acquisition costs	$15.9	$1.7	$49.5	$13.9
Integration costs	0.7	1.0	2.7	7.1
Divestiture costs	0.2	5.1	0.7	7.0
Other total	$16.8	$7.8	$52.9	$28.0

Acquisition costs in fiscal 2024 and 2023 in the table above primarily include transaction costs related to the Transaction and the Mexico Acquisition, respectively.

Accruals

The following table summarizes the changes in the restructuring accrual, which is primarily composed of accrued severance and other employee costs, and a reconciliation of the restructuring accrual charges to the line item “Restructuring and other costs, net” on our consolidated statements of operations (in millions):

	Nine Months Ended
	June 30,
	2024	2023
Accrual at beginning of fiscal year	$55.5	$25.2
Additional accruals	39.7	50.0
Payments	(41.1)	(26.2)
Adjustment to accruals	(13.1)	(8.3)
Foreign currency rate changes and other	0.5	—
Accrual at June 30	$41.5	$40.7

Reconciliation of accruals and charges to restructuring and other costs, net (in millions):

	Nine Months Ended
	June 30,
	2024	2023
Additional accruals and adjustments to accruals (see table above)	$26.6	$41.7
PP&E and related costs	(55.7)	353.5
Severance and other employee costs	5.8	0.3
Acquisition costs	43.3	13.9
Integration costs	2.7	7.1
Divestiture costs	0.7	7.0
Other restructuring costs	105.7	92.1
Total restructuring and other costs, net	$129.1	$515.6

Other restructuring costs for the nine months ended June 30, 2024 in the previous table primarily include $80.7 million of facility carrying costs, $7.1 million of lease or other contract termination costs and $4.8 million of equipment relocation costs. Other restructuring costs for the nine months ended June 30, 2023 in the previous table primarily include $53.3 million of lease or other contract termination costs, $16.3 million of impaired intangibles attributable to our restructuring actions and $14.1 million of facility carrying costs.

Note 5. Retirement Plans

We have defined benefit pension plans and other postretirement benefit plans for certain U.S. and non-U.S. employees. Certain plans were frozen for salaried and non-union hourly employees at various times in the past, and nearly all of our remaining U.S. salaried and U.S. non-union hourly employees accruing benefits ceased accruing benefits as of December 31, 2020. In addition, we participate in several multiemployer pension plans (“MEPP” or “MEPPs”) that provide retirement benefits to certain union employees in accordance with various collective bargaining agreements and have participated in other MEPPs in the past. We also have supplemental executive retirement plans and other non-qualified defined benefit pension plans that provide unfunded supplemental retirement benefits to certain of our current and former executives. See “Note 6. Retirement Plans” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for more information regarding our involvement with retirement plans.

MEPPs

In the normal course of business, we evaluate our potential exposure to MEPPs, including potential withdrawal liabilities. In fiscal 2018, we submitted formal notification to withdraw from the Pace Industry Union-Management Pension Fund (“PIUMPF”) and recorded a withdrawal liability and a liability for our proportionate share of PIUMPF’s accumulated funding deficiency. Subsequently, in fiscal 2019 and 2020, we received demand letters from PIUMPF, including a demand for withdrawal liabilities and for our proportionate share of PIUMPF’s accumulated funding deficiency. In July 2021, PIUMPF filed suit against us in the U.S. District Court for the Northern District of Georgia claiming the right to recover our pro rata share of the pension fund’s accumulated funding deficiency along with interest, liquidated damages and attorney’s fees. We believe we are adequately reserved for this matter. See “Note 6. Retirement Plans — Multiemployer Plans” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for additional information on our MEPPs and see “Note 16. Commitments and Contingencies — Other Litigation” for additional information on the litigation.

At June 30, 2024 and September 30, 2023, we had recorded withdrawal liabilities of $208.9 million and $203.2 million, respectively, including liabilities associated with PIUMPF’s accumulated funding deficiency demands.

Pension and Postretirement Cost

The following table presents a summary of the components of net pension cost (in millions):

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Service cost	$6.1	$6.2	$19.0	$21.6
Interest cost	67.0	64.8	199.5	192.9
Expected return on plan assets	(76.6)	(76.5)	(229.6)	(227.8)
Amortization of net actuarial loss	9.1	14.6	25.3	43.8
Amortization of prior service cost	2.2	2.0	6.1	6.0
Company defined benefit plan cost	7.8	11.1	20.3	36.5
Multiemployer and other plans	0.5	0.4	1.3	1.1
Net pension cost	$8.3	$11.5	$21.6	$37.6

The non-service elements of our pension and postretirement cost set forth in this Note 5 are reflected in the consolidated statements of operations line item “Pension and other postretirement non-service cost” other than charges associated with restructuring initiatives. The service cost components are reflected in “Cost of goods sold” and “Selling, general and administrative expense excluding intangible amortization” line items.

We maintain other postretirement benefit plans that provide certain health care and life insurance benefits for certain salaried and hourly employees who meet specified age and service requirements as defined by the plans. The following table presents a summary of the components of the net postretirement cost (in millions):

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Service cost	$0.2	$0.3	$0.6	$0.7
Interest cost	2.0	1.8	5.7	5.4
Amortization of net actuarial gain	(0.3)	(1.2)	(2.9)	(3.5)
Amortization of prior service credit	(0.2)	(0.2)	(0.5)	(0.5)
Curtailment loss	1.5	—	1.5	—
Net postretirement cost	$3.2	$0.7	$4.4	$2.1

Employer Contributions

During the three and nine months ended June 30, 2024, we made contributions to our qualified and supplemental defined benefit pension plans of $7.6 million and $16.4 million, respectively, and for the three and nine months ended June 30, 2023, we made contributions of $4.8 million and $19.8 million, respectively.

During the three and nine months ended June 30, 2024, we funded an aggregate of $1.9 million and $5.2 million, respectively, to our other postretirement benefit plans and for the three and nine months ended June 30, 2023, we funded an aggregate of $1.8 million and $5.4 million, respectively.

Note 6. Income Taxes

The effective tax rate for the three and nine months ended June 30, 2024 was 34.5% and 33.9%, respectively. The effective tax rates were impacted by (i) the exclusion of tax benefits related to losses recorded by certain foreign operations, (ii) uncertain tax benefits and (iii) income derived from certain foreign jurisdictions subject to higher tax rates, partially offset by (iv) benefits from research and development credits and other credits.

The effective tax rate for the three and nine months ended June 30, 2023 was 24.9% and a benefit of 2.3%, respectively. The effective tax rates were impacted by (i) the tax effects related to the Mexico Acquisition, (ii) research and development and other tax credits, (iii) the inclusion of state taxes, (iv) income derived from certain foreign jurisdictions subject to higher tax rates and (v) the exclusion of tax benefits related to losses recorded by certain foreign operations. The lower tax rate in the nine months ended June 30, 2023 was primarily due to the tax effects of the goodwill impairment.

During the nine months ended June 30, 2024 and June 30, 2023, cash paid for income taxes, net of refunds, was $280.5 million and $197.2 million, respectively.

On August 16, 2022, the Inflation Reduction Act was signed into law, with tax provisions primarily focused on implementing a 15% minimum tax on global adjusted financial statement income and a 1% excise tax on share repurchases. We do not believe the provisions of the Inflation Reduction Act have had a material impact on our financial results.

Note 7. Segment Information

We have reported our financial results of operations in the following four reportable segments:

●	Corrugated Packaging, which substantially consists of our integrated corrugated converting operations and generates its revenues primarily from the sale of corrugated containers and other corrugated products, including the operations acquired in the Mexico Acquisition;
●	Consumer Packaging, which consists of our integrated consumer converting operations and generates its revenues primarily from the sale of consumer packaging products such as folding cartons, interior partitions (before divestiture in September 2023) and other consumer products;
●	Global Paper, which consists of our commercial paper operations and generates its revenues primarily from the sale of containerboard and paperboard to external customers; and
●	Distribution, which consists of our distribution and display assembly operations and generates its revenues primarily from the distribution of packaging products and assembly of display products.

We determined our operating segments based on the products and services we have offered. Our operating segments are consistent with our internal management structure prior to consummation of the Transaction, and we did not aggregate operating segments. We have reported the benefit of vertical integration with our mills in each reportable segment that ultimately sells the associated paper and packaging products to our external customers. We accounted for intersegment sales at prices that approximate market prices.

Adjusted EBITDA has been our measure of segment profitability in accordance with ASC 280, “Segment Reporting” (“ASC 280”) because it was used by our chief operating decision maker (“CODM”) to make decisions regarding allocation of resources and to assess segment performance. Certain items are not allocated to our operating segments and, thus, the information that our CODM used to make operating decisions and assess performance does not reflect such amounts. Adjusted EBITDA is defined as pre-tax earnings of a reportable segment before depreciation, depletion and amortization, and excludes the following items our CODM did not consider part of our segment performance: multiemployer pension withdrawal income, restructuring and other costs, net, impairment of goodwill, non-allocated expenses, interest expense, net, other (expense) income, net, loss on sale of RTS and Chattanooga, and other adjustments – each as outlined in the table below (“Adjusted EBITDA”). Management determined excluding these items was useful in the evaluation of operating performance from period to period because these items were not representative of our ongoing operations or were items our CODM did not consider part of our reportable segments.

The tables in this Note 7 show selected financial data for our reportable segments (in millions):

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net sales (aggregate):
Corrugated Packaging	$2,502.6	$2,565.7	$7,320.8	$7,530.5
Consumer Packaging	1,139.2	1,250.6	3,312.0	3,730.7
Global Paper	966.0	1,065.7	2,900.5	3,357.5
Distribution	276.5	317.8	838.2	946.6
Total	$4,884.3	$5,199.8	$14,371.5	$15,565.3
Less net sales (intersegment):
Corrugated Packaging	$65.7	$69.5	$187.8	$219.5
Consumer Packaging	8.7	7.7	22.4	19.9
Distribution	2.0	1.5	6.7	4.1
Total	$76.4	$78.7	$216.9	$243.5
Net sales (unaffiliated customers):
Corrugated Packaging	$2,436.9	$2,496.2	$7,133.0	$7,311.0
Consumer Packaging	1,130.5	1,242.9	3,289.6	3,710.8
Global Paper	966.0	1,065.7	2,900.5	3,357.5
Distribution	274.5	316.3	831.5	942.5
Total	$4,807.9	$5,121.1	$14,154.6	$15,321.8
Adjusted EBITDA:
Corrugated Packaging	$372.2	$429.7	$1,017.9	$1,166.6
Consumer Packaging	205.6	230.0	572.1	631.9
Global Paper	102.9	177.0	350.8	521.4
Distribution	7.5	6.0	25.4	26.1
Total	688.2	842.7	1,966.2	2,346.0
Depreciation, depletion and amortization	(394.6)	(382.5)	(1,164.8)	(1,151.5)
Multiemployer pension withdrawal income	—	12.2	—	12.2
Restructuring and other costs, net	17.6	(47.7)	(129.1)	(515.6)
Impairment of goodwill	—	—	—	(1,893.0)
Non-allocated expenses	(41.5)	(40.8)	(130.5)	(103.4)
Interest expense, net	(107.7)	(108.1)	(309.9)	(313.8)
Other (expense) income, net	(16.9)	1.4	(35.1)	8.8
Loss on sale of RTS and Chattanooga	—	—	(1.5)	—
Other adjustments	(21.3)	(6.8)	(82.1)	(185.8)
Income (loss) before income taxes	$123.8	$270.4	$113.2	$(1,796.1)

See “Note 4. Restructuring and Other Costs, Net” for additional information on how the Restructuring and other costs, net relate to our reportable segments.

Additional selected financial data (in millions):

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Depreciation, depletion and amortization:
Corrugated Packaging	$208.3	$204.2	$616.2	$607.6
Consumer Packaging	93.9	85.8	271.3	255.4
Global Paper	81.7	84.1	248.4	264.4
Distribution	8.2	6.9	23.0	20.7
Corporate	2.5	1.5	5.9	3.4
Total	$394.6	$382.5	$1,164.8	$1,151.5

Other adjustments:
Corrugated Packaging	$1.6	$(21.3)	$8.4	$33.2
Consumer Packaging	5.0	0.3	12.0	59.9
Global Paper	(0.2)	5.2	2.0	31.8
Distribution	—	0.1	(0.3)	0.1
Corporate	14.9	22.5	60.0	60.8
Total	$21.3	$6.8	$82.1	$185.8

Equity in income (loss) of unconsolidated entities:
Corrugated Packaging	$3.8	$23.4	$9.8	$(8.4)
Consumer Packaging	—	—	0.1	—
Global Paper	—	0.3	1.0	0.6
Total	$3.8	$23.7	$10.9	$(7.8)

Other adjustments in the table above for the three months ended June 30, 2024 consist primarily of:

●	business systems transformation costs in Corporate of $14.9 million, and
●	losses at facilities in the process of being closed of $6.4 million (excluding depreciation and amortization), split across our segments

Other adjustments in the table above for the nine months ended June 30, 2024 consist primarily of:

●	business systems transformation costs in Corporate of $60.0 million, and
●	losses at facilities in the process of being closed of $21.3 million (excluding depreciation and amortization), split across our segments

Other adjustments in the table above for the three months ended June 30, 2023 consist primarily of:

●	a $19.2 million gain on sale of an unconsolidated displays joint venture in our Corrugated Packaging segment, and
●	business systems transformation costs in Corporate of $22.6 million.

Other adjustments in the table above for the nine months ended June 30, 2023 consist primarily of:

●	a $46.8 million non-cash, pre-tax loss in the Corrugated Packaging segment related to the Mexico Acquisition as discussed in “Note 3. Acquisitions” that was partially offset by a $19.2 million gain on sale of an unconsolidated displays joint venture in our Corrugated Packaging segment,
●	incremental work stoppage costs at our Mahrt mill of $58.5 million pre-tax in our Consumer Packaging segment and $19.3 million pre-tax in our Global Paper segment,
●	business systems transformation costs in Corporate of $60.3 million, and
●	acquisition accounting inventory-related adjustments of $7.6 million and $5.5 million in the Corrugated Packaging and Global Paper segments, respectively.

Prior Year Goodwill Impairment

We review the carrying value of our goodwill annually at the beginning of the fourth quarter of each fiscal year, or more often if events or changes in circumstances indicate that the carrying amount may exceed fair value. In the second quarter of fiscal 2023, due to the sustained decrease in our market capitalization and the further deterioration of macroeconomic conditions, including the impact of soft demand, pricing pressure and elevated inflation, which negatively affected our long-term forecasts in certain segments, we concluded that impairment indicators existed. As a result, we completed an interim quantitative goodwill impairment test in conjunction with our normal quarterly reporting process and recorded a pre-tax, non-cash impairment charge of $1,893.0 million ($1,829.8 million after-tax); $1,378.7 million in the Global Paper reportable segment and $514.3 million in the Corrugated Packaging reportable segment. See “Note 8. Segment Information — Interim Goodwill Impairment Analysis” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for additional information.

Note 8. Interest Expense, Net

The components of interest expense, net are as follows (in millions):

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Interest expense	$(137.6)	$(141.9)	$(413.8)	$(395.1)
Interest income	29.9	33.8	103.9	81.3
Interest expense, net	$(107.7)	$(108.1)	$(309.9)	$(313.8)

Cash paid for interest, net of amounts capitalized, was $311.7 million and $306.1 million during the nine months ended June 30, 2024 and June 30, 2023, respectively.

Note 9. Inventories

We value substantially all of our U.S. inventories at the lower of cost or market, with cost determined on a last-in first-out (“LIFO”) basis. We value all other inventories at the lower of cost and net realizable value, with cost determined using methods that approximate cost computed on a first-in first-out (“FIFO”) basis. These other inventories represent primarily foreign inventories, distribution business inventories, spare parts inventories and certain inventoried supplies.

The components of inventories were as follows (in millions):

	June 30, 2024	September 30, 2023
Finished goods and work in process	$1,039.8	$1,044.9
Raw materials	1,016.1	1,049.8
Spare parts and supplies	541.5	578.2
Inventories at FIFO cost	2,597.4	2,672.9
LIFO reserve	(320.1)	(341.4)
Net inventories	$2,277.3	$2,331.5

Note 10. Property, Plant and Equipment

The components of property, plant and equipment were as follows (in millions):

	June 30,	September 30,
	2024	2023
Property, plant and equipment at cost:
Land and buildings	$3,096.3	$2,994.7
Machinery and equipment	17,290.5	17,682.4
Forestlands	98.7	105.2
Transportation equipment	21.8	27.3
Leasehold improvements	121.4	98.8
Construction in progress	901.4	967.8
	21,530.1	21,876.2
Less: accumulated depreciation, depletion and amortization	(10,472.1)	(10,813.0)
Property, plant and equipment, net	$11,058.0	$11,063.2

Accrued additions to property, plant and equipment at June 30, 2024 and September 30, 2023 were $210.1 million and $165.2 million, respectively.

Note 11. Fair Value

Assets and Liabilities Measured or Disclosed at Fair Value

We estimate fair values in accordance with ASC 820, “Fair Value Measurement”. We have not changed the valuation techniques for measuring the fair value of any financial assets or liabilities during the fiscal year. See “Note 13. Fair Value” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for more information. We disclose the fair value of our debt in “Note 12. Debt”. We disclose the fair value of our derivative instruments in “Note 14. Derivatives” and our restricted assets and nonrecourse liabilities held by special purpose entities in “Note 15. Special Purpose Entities”. We disclose the fair value of our pension and postretirement assets and liabilities in “Note 6. Retirement Plans” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K.

Financial Instruments Not Recognized at Fair Value

Financial instruments not recognized at fair value on a recurring or nonrecurring basis include cash and cash equivalents, accounts receivable, certain other current assets, short-term debt, accounts payable, certain other current liabilities and long-term debt. With the exception of long-term debt, the carrying amounts of these financial instruments generally approximate their fair values due to their short maturities.

Nonrecurring Fair Value Measurements

We measure certain assets and liabilities at fair value on a nonrecurring basis. These assets and liabilities include equity method investments when they become subject to fair value remeasurement upon obtaining control due to a step-up acquisition or when they are deemed to be other-than-temporarily impaired, investments for which the fair value measurement alternative is elected, assets acquired and liabilities assumed when they are deemed to be other-than-temporarily impaired, assets acquired and liabilities assumed in a merger or an acquisition or in a nonmonetary exchange, property, plant and equipment, right-of-use (“ROU”) assets related to operating or finance leases, and goodwill and other intangible assets that are written down to fair value when they are held for sale or determined to be impaired. In the second quarter of fiscal 2023, we recorded a $1.9 billion pre-tax, non-cash goodwill impairment charge. See “Note 7. Segment Information” for additional information. See “Note 4. Restructuring and Other Costs, Net” for impairments associated with restructuring activities including the impairment of our North Charleston, SC containerboard mill in the second quarter of fiscal 2023 and other such similar items presented as “PP&E and related costs”. During the three and nine months ended June 30, 2024 and 2023, we did not have any significant nonfinancial assets or liabilities, other than goodwill and restructuring, that were measured at fair value on a nonrecurring basis in periods subsequent to initial recognition.

Accounts Receivable Monetization Agreements

On September 11, 2023, we terminated our existing $700.0 million accounts receivable monetization facility to sell to a third-party financial institution all of the short-term receivables generated from certain customer trade accounts. On the same date, we entered into a new replacement $700.0 million facility (the “Monetization Agreement”) with Coöperatieve Rabobank U.A., New York Branch, as purchaser, (“Rabo”) on substantially the same terms as the former agreement. The Monetization Agreement provided for, among other things, (i) an extension of the scheduled termination date until September 13, 2024, and (ii) the ability to effectuate the Transaction without any additional consent from Rabo or the triggering of a notification event under the Monetization Agreement. The terms of the Monetization Agreement limit the balance of receivables sold to the amount available to fund such receivables sold, thereby eliminating the receivable for proceeds from the financial institution at any transfer date. Transfers under the Monetization Agreement meet the requirements to be accounted for as sales in accordance with guidance in ASC 860, “Transfers and Servicing” (“ASC 860”). We pay a monthly yield on investment to Rabo at a rate equal to adjusted Term SOFR plus a margin on the outstanding amount of Rabo’s investment.

We also have a similar $110.0 million facility that was amended on December 2, 2022 to extend the term through December 4, 2023 and to include certain general revisions. The facility was again amended on December 4, 2023 to include certain fee and other general revisions, including the extension of the term through December 4, 2024 and the ability to effectuate the Transaction without any additional consent from the counterparty. The facility purchase limit was unchanged and the facility remains uncommitted.

The customers from these facilities are not included in the Receivables Securitization Facility (as hereinafter defined) that is discussed in “Note 12. Debt”.

The following table presents a summary of these accounts receivable monetization agreements for the nine months ended June 30, 2024 and June 30, 2023 (in millions):

	Nine Months Ended
	June 30,
	2024	2023
Receivable from financial institutions at beginning of fiscal year	$—	$—
Receivables sold to the financial institutions and derecognized	(1,976.2)	(2,112.8)
Receivables collected by financial institutions	1,998.8	2,117.8
Cash payments to financial institutions	(22.6)	(5.0)
Receivable from financial institutions at June 30	$—	$—

Receivables sold under these accounts receivable monetization agreements as of the respective balance sheet dates were approximately $669.6 million and $692.2 million as of June 30, 2024 and September 30, 2023, respectively.

Cash proceeds or payments related to the receivables sold are included in “Net cash provided by operating activities” in the consolidated statements of cash flows in the “Accounts receivable” line item. While the expense recorded in connection with the sale of receivables may vary based on current rates and levels of receivables sold, the expense recorded in connection with the sale of receivables was $11.5 million and $36.9 million for the three and nine months ended June 30, 2024, respectively, and $12.0 million and $36.2 million for the three and nine months ended June 30, 2023, respectively, and is recorded in “Other (expense) income, net” in the consolidated statements of operations. Although the sales are made without recourse, we maintain continuing involvement with the sold receivables as we provide collections services related to the transferred assets. The associated servicing liability is not material given the high credit quality of the customers underlying the receivables and the anticipated short collection period.

Note 12. Debt

Our outstanding indebtedness consists primarily of public bonds and borrowings under credit facilities. The public bonds issued by WRKCo Inc. (“WRKCo”) and WestRock MWV, LLC (“MWV”) are guaranteed by WestRock Company and certain of its subsidiaries. The public bonds are unsecured, unsubordinated obligations that rank equally in right of payment with all of our existing and future unsecured, unsubordinated obligations. The bonds are effectively subordinated to any of our existing and future secured debt to the extent of the value of the assets securing such debt and to the obligations of our non-debtor/guarantor subsidiaries. The industrial development bonds associated with the finance lease obligations of MWV are guaranteed by WestRock Company and certain of its subsidiaries. At June 30, 2024, all of our debt was unsecured with the exception of our Receivables Securitization Facility (as defined below) and finance lease obligations.

The following table shows the carrying value of the individual components of our debt (in millions):

	June 30, 2024	September 30, 2023
Public bonds due fiscal 2025 to 2028	$2,941.2	$2,938.6
Public bonds due fiscal 2029 to 2033	2,728.6	2,739.5
Public bonds due fiscal 2037 to 2047	177.0	177.3
Revolving credit and swing facilities	23.7	32.0
Term loan facilities	1,348.0	1,347.4
Receivables securitization	525.0	425.0
Commercial paper	418.2	283.9
International and other debt	19.1	61.9
Finance lease obligations	515.6	472.6
Vendor financing and commercial card programs	117.3	105.7
Total debt	8,813.7	8,583.9
Less: current portion of debt	1,189.6	533.0
Long-term debt due after one year	$7,624.1	$8,050.9

A portion of the debt classified as long-term may be paid down earlier than scheduled at our discretion without penalty. Our credit facilities in effect as of June 30, 2024 contained certain restrictive covenants, including a covenant to satisfy a debt to capitalization ratio. We tested and reported our compliance with these covenants as required by these facilities and were in compliance with them as of June 30, 2024.

The estimated fair value of our debt was approximately $8.7 billion as of June 30, 2024 and $8.1 billion at September 30, 2023. The fair value of our debt is categorized as level 2 within the fair value hierarchy and either is primarily based on quoted prices for those or similar instruments in a less active market, or approximates their carrying amount, as the variable interest rates reprice frequently at observable current market rates.

See “Note 14. Debt” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for additional information on our debt, including interest rates on that debt.

Revolving Credit Facilities

Revolving Credit Facility

On July 7, 2022, we entered into a credit agreement (the “Revolving Credit Agreement”) that included a five-year senior unsecured revolving credit facility in an aggregate amount of $2.3 billion, consisting of a $1.8 billion U.S. revolving facility and a $500 million multicurrency revolving facility (collectively, the “Revolving Credit Facility”) with Wells Fargo Bank, National Association, as administrative agent and multicurrency agent. The Revolving Credit Facility was guaranteed by WestRock Company and certain of its subsidiaries as set forth in the Revolving Credit Agreement. At June 30, 2024 and September 30, 2023, there were no amounts outstanding under the facility.

European Revolving Credit Facility

On July 7, 2022, we entered into a credit agreement (the “European Revolving Credit Agreement”) with Rabo, as administrative agent. The European Revolving Credit Agreement provides for a three-year senior unsecured revolving credit facility in an aggregate amount of €700.0 million and includes an incremental €100.0 million accordion feature (the “European Revolving Credit Facility”). The European Revolving Credit Facility was guaranteed by WestRock Company and certain of its subsidiaries as set forth in the European Revolving Credit Agreement. At June 30, 2024 and September 30, 2023, there were no amounts outstanding under the facility.

Term Loan Facilities

Farm Loan Credit Facility

On July 7, 2022, we amended and restated the prior credit agreement (the “Farm Credit Facility Agreement”) with CoBank, ACB, as administrative agent. The Farm Credit Facility Agreement provides for a seven-year senior unsecured term loan facility in an aggregate principal amount of $600 million (the “Farm Credit Facility”). At any time, we have the ability to request an increase in the principal amount by up to $400 million by written notice. As of June 30, 2024, the Farm Credit Facility was guaranteed by WestRock Company and certain of its subsidiaries as set forth in the Farm Credit Facility Agreement. The carrying value of this facility at June 30, 2024 and September 30, 2023 was $598.6 million and $598.4 million, respectively.

Delayed Draw Term Facility

On August 18, 2022, we amended the Revolving Credit Agreement (the “Amended Credit Agreement”) to add a three-year senior unsecured delayed draw term loan facility with an aggregate principal amount of up to $1.0 billion (the “Delayed Draw Term Facility”) that could be drawn in a single draw through May 31, 2023. On November 28, 2022, in connection with the Mexico Acquisition, we drew upon the facility in full. The Delayed Draw Term Facility was guaranteed by WestRock Company and certain of its subsidiaries as set forth in the Amended Credit Agreement. We had the option to extend the maturity date by one year with full lender consent. The one-year maturity extension would have cost a fee of 20 basis points. The carrying value of this facility at June 30, 2024 and September 30, 2023 was $749.4 million and $749.0 million, respectively.

Receivables Securitization Facility

On February 28, 2023, we amended our existing $700.0 million receivables securitization agreement (the “Receivables Securitization Facility”), primarily to extend the maturity to February 27, 2026 and to complete the transition from LIBOR to Term SOFR. At June 30, 2024 and September 30, 2023, maximum available borrowings, excluding amounts outstanding under the Receivables Securitization Facility, were $700.0 million and $700.0 million, respectively. The carrying amount of accounts receivable collateralizing the maximum available borrowings at June 30, 2024 and September 30, 2023 were approximately $1,097.4 million and $1,177.6 million, respectively. We have continuing involvement with the underlying receivables as we provide credit and collections services pursuant to the Receivables Securitization Facility. At June 30, 2024 and September 30, 2023, there was $525.0 million and $425.0 million borrowed under this facility, respectively.

Commercial Paper

On December 7, 2018, we established an unsecured commercial paper program with WRKCo as the issuer. Under the program, we may issue senior short-term unsecured commercial paper notes in an aggregate principal amount at any time not to exceed $1.0 billion with up to 397-day maturities. The program has no expiration date and can be terminated by either the agent or us with not less than 30 days’ notice. At June 30, 2024, our Revolving Credit Facility was intended to backstop the commercial paper program. Amounts available under the program may be borrowed, repaid and re-borrowed from time to time. At June 30, 2024 and September 30, 2023, there was $418.2 million and $283.9 million issued, respectively.

Transaction-Related Changes

In September 2023, following completion of consent solicitations, we entered into supplemental indentures governing certain outstanding public bonds to, among other things, amend the definition of “Change of Control” to add an exception for the then proposed Transaction. In September 2023, we also amended certain facilities to provide that the then proposed Transaction would not constitute a “Change in Control” thereunder. See “Note 14. Debt” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for additional information.

In connection with the Transaction, all outstanding commitments were terminated and all outstanding loans were repaid under the Revolving Credit Facility, the Delayed Draw Term Facility and the European Revolving Credit Facility. In addition, the Farm Loan Credit Facility, the Receivables Securitization Facility and the unsecured commercial paper program were each amended and restated to, among other things, include the guarantee of obligations thereunder by Smurfit Westrock and/or certain other subsidiaries thereof. We also entered into supplemental indentures with respect to our public bonds to include the guarantee of obligations thereunder by Smurfit Westrock and certain other subsidiaries thereof.

Note 13. Leases

We lease various real estate, including certain operating facilities, warehouses, office space and land. We also lease material handling equipment, vehicles and certain other equipment. Our total lease cost, net was $111.9 million and $333.5 million during the three and nine months ended June 30, 2024, respectively. Our total lease cost, net was $119.7 million and $316.3 million during the three and nine months ended June 30, 2023, respectively. We obtained $84.0 million and $136.9 million of ROU assets in exchange for lease liabilities for operating leases during the nine months ended June 30, 2024 and 2023, respectively. Additionally, we obtained $93.9 million and $2.2 million of ROU assets in exchange for lease liabilities for finance leases during the nine months ended June 30, 2024 and 2023, respectively.

Supplemental Balance Sheet Information Related to Leases

The table below presents supplemental balance sheet information related to leases (in millions):

	Consolidated Balance	June 30,	September 30,
	Sheet Caption	2024	2023
Operating leases:
Operating lease right-of-use asset	Other noncurrent assets	$606.6	$648.5

Current operating lease liabilities	Other current liabilities	$193.8	$202.4
Noncurrent operating lease liabilities	Other noncurrent liabilities	457.8	499.7
Total operating lease liabilities		$651.6	$702.1

Finance leases:
Property, plant and equipment		$451.6	$400.6
Accumulated depreciation		(81.9)	(105.3)
Property, plant and equipment, net		$369.7	$295.3

Current finance lease liabilities	Current portion of debt	$28.1	$62.9
Noncurrent finance lease liabilities	Long-term debt due after one year	487.5	409.7
Total finance lease liabilities		$515.6	$472.6

Our finance lease portfolio includes certain assets that are either fully depreciated or transferred for which the lease arrangement requires a one-time principal repayment on the maturity date of the lease obligation.

Note 14. Derivatives

We are exposed to risks from changes in, among other things, commodity price risk, foreign currency exchange risk and interest rate risk. To manage these risks, from time to time and to varying degrees, we have entered into a variety of financial derivative transactions and certain physical commodity transactions that are determined to be derivatives.

We have designated certain natural gas commodity contracts as cash flow hedges for accounting purposes. Therefore, the entire change in fair value of the financial derivative instrument is reported as a component of other comprehensive loss and reclassified into earnings in the same line item associated with the forecasted transaction, and in the same period or periods during which the forecasted transaction affects earnings. Fair value measurements for our natural gas commodity derivatives are classified under level 2 because such measurements are estimated based on observable inputs such as commodity future prices. Approximately three-fourths of our natural gas purchases for our U.S. and Canadian mill operations are tied to NYMEX. Historically ,our natural gas hedging positions were entered in layers over multiple months and up to 12 months in advance to achieve a targeted hedging volume of up to 80% of our anticipated NYMEX-based natural gas purchases.

For financial derivative instruments that are not designated as accounting hedges, the entire change in fair value of the financial instrument is reported immediately in current period earnings.

The following table sets forth the outstanding notional amounts related to our derivative instruments (in millions):

		June 30,	September 30,
	Metric	2024	2023
Designated cash flow hedges:
Natural gas commodity contracts	MMBtu (1)	18.4	22.0

(1)One million British Thermal Units (“MMBtu”)

The following table sets forth the location and fair values of our derivative instruments (in millions):

	Consolidated Balance	June 30,	September 30,
	Sheet Caption	2024	2023
Designated cash flow hedges:
Natural gas commodity contracts	Other current liabilities (1)	$3.3	$6.3
(1)	At June 30, 2024 and September 30, 2023, liability positions by counterparty were partially offset by $0.9 million and $0.2 million, respectively, of asset positions where we had an enforceable right of netting.

The following table sets forth gains (losses) recognized in accumulated other comprehensive loss, net of tax for cash flow hedges (in millions):

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Natural gas commodity contracts	$7.7	$14.7	$2.3	$(0.6)

The following table sets forth amounts of gains (losses) recognized in the consolidated statements of operations for cash flow hedges reclassified from accumulated other comprehensive loss (in millions):

		Three Months Ended		Nine Months Ended
	Consolidated Statement	June 30,		June 30,
	of Operations Caption	2024	2023	2024	2023
Natural gas commodity contracts	Cost of goods sold	$(8.2)	$(20.2)	$(25.4)	$(60.2)

The following table sets forth amounts of gains (losses) recognized in the consolidated statements of operations for derivatives not designated as hedges (in millions):

		Three Months Ended		Nine Months Ended
	Consolidated Statement	June 30,		June 30,
	of Operations Caption	2024	2023	2024	2023
Foreign currency contracts	Other (expense) income, net	$—	$—	$—	$19.7

Note 15. Special Purpose Entities

Pursuant to the sale of certain forestlands in 2007 and 2013, special purpose entities (“SPEs”) received and WestRock assumed upon the strategic combination of Rock-Tenn Company and MeadWestvaco Corporation’s respective businesses, certain installment notes receivable (“Timber Notes”), and using these installment notes as collateral, the SPEs received proceeds under secured financing agreements (“Non-recourse Liabilities”). See “Note 17. Special Purpose Entities” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for additional information.

The restricted assets and non-recourse liabilities held by SPEs are included in the consolidated balance sheets in the following (in millions):

	June 30,	September 30,
	2024	2023
Other current assets	$—	$862.1
Other noncurrent assets	$385.2	$382.7

Other current liabilities	$—	$776.7
Other noncurrent liabilities	$331.6	$330.2

The decrease in Other current assets and Other current liabilities subsequent to September 30, 2023 reflects the collection of an installment note receivable of $860 million and payment of a secured financing liability of $774 million in December 2023. This resulted in a receipt of $88.1 million, net of interest and other items, from the related SPE to the Company.

The carrying value of the remaining restricted asset and non-recourse liability as of June 30, 2024 approximates fair value due to their floating rates. As of September 30, 2023, the aggregate fair value of the Timber Notes and Non-recourse Liabilities was $1,257.2 million and $1,112.4 million, respectively. Fair values of the Timber Notes and Non-recourse Liabilities are classified as level 2 within the fair value hierarchy.

The restricted assets and non-recourse liabilities have the following activity (in millions):

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Interest income on Timber Notes (1)	$6.3	$14.4	$25.2	$41.4
Interest expense on Timber Loans (1)	$5.5	$12.7	$21.6	$36.9
Cash receipts on Timber Notes (2)	$5.4	$27.4	$43.2	$56.2
Cash payments on Timber Loans (2)	$5.1	$28.8	$38.9	$55.9
(1)	Presented in Interest expense, net on the accompanying Consolidated Statements of Operations.
(2)	Included as part of operating cash flows on the accompanying Consolidated Statements of Cash Flows.

Note 16. Commitments and Contingencies

Environmental

Environmental compliance requirements are a significant factor affecting our business. Our manufacturing processes are subject to numerous federal, state, local and international environmental laws and regulations, as well as the requirements of environmental permits and similar authorizations issued by various governmental authorities. We have incurred, and expect that we will continue to incur, significant capital, operating and other expenditures complying with applicable environmental laws and regulations. Changes in these laws, as well as litigation relating to these laws, could result in more stringent or additional environmental compliance obligations for the Company that may require additional capital investments or increase our operating costs.

We are involved in various administrative and other proceedings relating to environmental matters that arise in the normal course of business, and we may become involved in similar matters in the future. Although the ultimate outcome of these proceedings cannot be predicted and we cannot at this time estimate any reasonably possible losses based on available information, we do not believe that the currently expected outcome of any environmental proceedings and claims that are pending or threatened against us will have a material adverse effect on our results of operations, financial condition or cash flows.

We face potential liability under federal, state, local and international laws as a result of releases of hazardous substances into the environment from various sites owned and operated by third parties at which Company-generated wastes have allegedly been deposited.

In addition, certain of our current or former locations are being investigated or remediated under various environmental laws, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”). Based on information known to us and assumptions, we do not believe that the costs of any ongoing investigation and remediation projects will have a material adverse effect on our results of operations, financial condition or cash flows. However, the discovery of contamination or the imposition of additional obligations, including investigation or remediation triggered by the closures or sales of former manufacturing facilities, and/or natural resources damages at these or other sites in the future, could impact our results of operations, financial condition or cash flows.

See “Note 19. Commitments and Contingencies” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for information related to environmental matters.

As of June 30, 2024, we had $10.9 million reserved for environmental liabilities on an undiscounted basis, of which $4.4 million is included in Other noncurrent liabilities and $6.5 million is included in Other current liabilities, on the consolidated balance sheets, including amounts accrued in connection with environmental obligations relating to manufacturing facilities that we have closed. We believe the liabilities for these matters were adequately reserved at June 30, 2024.

Climate Change

Climate change presents risks and uncertainties for us. Unpredictable weather patterns or extended periods of severe weather may result in interruptions to our manufacturing operations, as well as supply chain disruptions and increased material costs, such as through impacts to virgin fiber supplies and prices, which may fluctuate during prolonged periods of heavy rain or drought, during tree disease or insect epidemics or other environmental conditions that may be caused by variations in climate conditions. To the extent that severe weather or other climate-related risks materialize, and we are unprepared for them, we may incur unexpected costs, which could have a material effect on our results of operations, cash flows and financial condition, and the trading price of our Common Stock may be adversely impacted.

Responses to climate change may result in regulatory risks as new laws and regulations aimed at reducing greenhouse gas (“GHG”) emissions come into effect. We have systems in place for tracking the GHG emissions from our energy-intensive facilities, and we monitor developments in climate-related laws, regulations and policies to assess the potential impact of such developments on our results of operations, financial condition, cash flows and disclosure obligations. Compliance with climate programs may require future expenditures to meet GHG emission reduction obligations in future years.

See “Note 19. Commitments and Contingencies” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for information related to climate change.

Brazil Tax Liability

We are challenging claims by the Brazil Federal Revenue Department that we underpaid tax, penalties and interest associated with a claim that a subsidiary of MeadWestvaco Corporation (the predecessor of MWV) had reduced its tax liability related to the goodwill generated by the 2002 merger of two of its Brazilian subsidiaries. The matter has proceeded through the Brazil Administrative Council of Tax Appeals (“CARF”) principally in two proceedings, covering tax years 2003 to 2008 and 2009 to 2012. The tax and interest claim relating to tax years 2009 to 2012 was finalized and is now the subject of an annulment action we filed in the Brazil federal court. CARF notified us of its final decision regarding the tax, penalties and interest claims relating to tax years 2003 to 2008 on June 3, 2020. We have filed an annulment action in Brazil federal court with respect to that decision as well. The dispute related to fraud penalties for tax years 2009 to 2012 was resolved by CARF in favor of WestRock in fiscal 2023.

We assert that we have no liability in these matters. The total amount in dispute before CARF and in the annulment actions relating to the claimed tax deficiency was R$738 million ($133 million) as of June 30, 2024, including various penalties and interest. The U.S. dollar equivalent has fluctuated significantly due to changes in exchange rates. The amount of our uncertain tax position reserve for this matter, which excludes certain penalties, is included in the unrecognized tax benefits table in our Fiscal 2023 Form 10-K; see “Note 7. Income Taxes” of the Notes to Consolidated Financial Statements in the Fiscal 2023 Form 10-K for additional information. Resolution of the uncertain tax positions could have a material adverse effect on our cash flows and results of operations or materially benefit our results of operations in future periods depending upon their ultimate resolution.

Other Litigation

During fiscal 2018, we submitted formal notification to withdraw from PIUMPF and recorded a liability associated with the withdrawal. Subsequently, in fiscal 2019 and 2020, we received demand letters from PIUMPF, including a demand for withdrawal liabilities and for our proportionate share of PIUMPF’s accumulated funding deficiency, and we refined our liability, the impact of which was not significant. We began making monthly payments for the PIUMPF withdrawal liabilities in fiscal 2020, excluding the accumulated funding deficiency demands. We dispute the accumulated funding deficiency demands. In February 2020, we received a demand letter from PIUMPF asserting that we owe $51.2 million for our pro-rata share of PIUMPF’s accumulated funding deficiency, including interest. Similarly, in April 2020, we received an updated demand letter related to a subsidiary of ours asserting that we owe $1.3 million of additional accumulated funding deficiency, including interest. In July 2021, PIUMPF filed suit against us in the U.S. District Court for the Northern District of Georgia claiming the right to recover our pro rata share of the pension fund’s accumulated funding deficiency, along with interest, liquidated damages and attorney’s fees. We believe we are adequately reserved for this matter. See “Note 6. Retirement Plans — Multiemployer Plans” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for additional information regarding our withdrawal liabilities.

We have been named a defendant in asbestos-related personal injury litigation. To date, the costs resulting from the litigation, including settlement costs, have not been significant. As of June 30, 2024, there were approximately 600 such lawsuits. We believe that we have substantial insurance coverage, subject to applicable deductibles and policy limits, with respect to asbestos claims. We also have valid defenses to these asbestos-related personal injury claims and intend to continue to defend them vigorously. Should the volume of litigation grow substantially, it is possible that we could incur significant costs resolving these cases. We do not expect the resolution of pending asbestos litigation and proceedings to have a material adverse effect on our results of operations, financial condition or cash flows. In any given period or periods, however, it is possible such proceedings or matters could have an adverse effect on our results of operations, financial condition or cash flows. At June 30, 2024, we had $16.4 million reserved for these matters.

We are a defendant in a number of other lawsuits and claims arising out of the conduct of our business. While the ultimate results of such suits or other proceedings against us cannot be predicted, we believe the resolution of these other matters will not have a material adverse effect on our results of operations, financial condition or cash flows.

Indirect Tax Claim

In March 2017, the Supreme Court of Brazil issued a decision concluding that certain state value added tax should not be included in the calculation of federal gross receipts taxes. Subsequently, in fiscal 2019 and 2020, the Supreme Court of Brazil rendered favorable decisions on eight of our cases granting us the right to recover certain state value added tax. The tax authorities in Brazil filed a Motion of Clarification with the Supreme Court of Brazil. Based on our evaluation and the opinion of our tax and legal advisors, we believe the decision reduced our gross receipts tax in Brazil prospectively and retrospectively and will allow us to recover tax amounts collected by the government. Due to the volume of invoices being reviewed (January 2002 to September 2019), we recorded the estimated recoveries across several periods beginning in the fourth quarter of fiscal 2019 as we reviewed the documents and the amount became estimable. In May 2021, the Supreme Court of Brazil judged the Motion of Clarification and concluded on the gross methodology, which was consistent with our evaluation and that of our tax and legal advisors. We are monitoring the status of our remaining cases, and subject to the resolution in the courts, we may record additional amounts in future periods.

See “Note 19. Commitments and Contingencies — Indirect Tax Claim” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for information related to our previously recorded estimated recoveries.

Note 17. Equity and Other Comprehensive (Loss) Income

Equity

Stock Repurchase Program

In July 2015, our board of directors authorized a repurchase program of up to 40.0 million shares of our outstanding Common Stock, representing approximately 15% of our outstanding Common Stock as of July 1, 2015. On May 4, 2022, our board of directors authorized a new repurchase program of up to 25.0 million shares of our Common Stock, representing approximately 10% of our outstanding Common Stock, plus any unutilized shares left from the July 2015 authorization. We indefinitely suspended the program upon entry into the Transaction Agreement. In the nine months ended June 30, 2024 and 2023, we had no share repurchases under these programs.

Accumulated Other Comprehensive Loss

The tables below summarize the changes in accumulated other comprehensive loss, net of tax, by component for the nine months ended June 30, 2024 and June 30, 2023 (in millions):

	Deferred	Defined Benefit
	Loss on	Pension and	Foreign
	Cash Flow	Postretirement	Currency
	Hedges	Plans	Items	Total (1)
Balance at September 30, 2023	$(4.9)	$(572.0)	$(321.7)	$(898.6)
Other comprehensive (loss) income before reclassifications	(16.8)	—	(169.5)	(186.3)
Amounts reclassified from accumulated other comprehensive loss	19.1	21.6	—	40.7
Net current period other comprehensive income (loss)	2.3	21.6	(169.5)	(145.6)
Balance at June 30, 2024	$(2.6)	$(550.4)	$(491.2)	$(1,044.2)
(1)	All amounts are net of tax and noncontrolling interests.

	Deferred	Defined Benefit
	Loss on	Pension and	Foreign
	Cash Flow	Postretirement	Currency
	Hedges	Plans	Items	Total (1)
Balance at September 30, 2022	$(9.1)	$(741.6)	$(703.6)	$(1,454.3)
Other comprehensive (loss) income before reclassifications	(45.9)	—	471.9	426.0
Amounts reclassified from accumulated other comprehensive loss	45.3	33.7	29.0	108.0
Net current period other comprehensive (loss) income	(0.6)	33.7	500.9	534.0
Balance at June 30, 2023	$(9.7)	$(707.9)	$(202.7)	$(920.3)
(1)	All amounts are net of tax and noncontrolling interests.

The net of tax amounts were determined using the jurisdictional statutory rates, and reflect effective tax rates averaging 23% to 24% for the nine months ended June 30, 2024 and 25% to 26% for the nine months ended June 30, 2023. Although we are impacted by the exchange rates of a number of currencies to varying degrees by period, our foreign currency translation adjustments recorded in accumulated other comprehensive loss for the nine months ended June 30, 2024 were primarily due to losses in the Mexican Peso and Brazilian Real partially offset by gains in the British Pound, each against the U.S. dollar. Foreign currency translation adjustments recorded in accumulated other comprehensive loss for the nine months ended June 30, 2023 were primarily due to gains in the Mexican Peso, Brazilian Real, British Pound and Canadian dollar, each against the U.S. dollar.

The following table summarizes the reclassifications out of accumulated other comprehensive loss by component (in millions):

	Three Months Ended			Three Months Ended
	June 30, 2024			June 30, 2023
	Pre-tax	Tax	Net of Tax	Pre-tax	Tax	Net of Tax
Amortization of defined benefit pension and postretirement items: (1)
Actuarial losses (2)	$(8.8)	$1.6	$(7.2)	$(13.1)	$3.2	$(9.9)
Prior service costs (2)	(2.0)	0.3	(1.7)	(1.8)	0.4	(1.4)
Subtotal defined benefit plans	(10.8)	1.9	(8.9)	(14.9)	3.6	(11.3)

Derivative Instruments: (1)
Natural gas commodity hedge loss (3)	(8.2)	2.1	(6.1)	(20.2)	4.9	(15.3)

Total reclassifications for the period	$(19.0)	$4.0	$(15.0)	$(35.1)	$8.5	$(26.6)
(1)	Amounts in parentheses indicate charges to earnings. Amounts pertaining to noncontrolling interests are excluded.
(2)	Included in the computation of net periodic pension cost. See “Note 5. Retirement Plans” for additional details.
(3)	These accumulated other comprehensive loss components are included in Cost of goods sold.

	Nine Months Ended			Nine Months Ended
	June 30, 2024			June 30, 2023
	Pre-tax	Tax	Net of Tax	Pre-tax	Tax	Net of Tax
Amortization of defined benefit pension and postretirement items: (1)
Actuarial losses (2)	$(22.4)	$5.2	$(17.2)	$(39.6)	$10.1	$(29.5)
Prior service costs (2)	(5.7)	1.3	(4.4)	(5.6)	1.4	(4.2)
Subtotal defined benefit plans	(28.1)	6.5	(21.6)	(45.2)	11.5	(33.7)

Foreign currency translation adjustments: (1)
Recognition of previously unrealized net foreign currency loss upon consolidation of equity investment (3)	—	—	—	(29.0)	—	(29.0)

Derivative Instruments: (1)
Natural gas commodity hedge loss (4)	(25.4)	6.3	(19.1)	(60.2)	14.9	(45.3)

Total reclassifications for the period	$(53.5)	$12.8	$(40.7)	$(134.4)	$26.4	$(108.0)
(1)	Amounts in parentheses indicate charges to earnings. Amounts pertaining to noncontrolling interests are excluded.
(2)	Included in the computation of net periodic pension cost. See “Note 5. Retirement Plans” for additional details.
(3)	Amount reflected in Equity in income (loss) of unconsolidated entities in the consolidated statements of operations.
(4)	These accumulated other comprehensive loss components are included in Cost of goods sold.

Note 18. Earnings Per Share

The following table sets forth the computation of basic and diluted earnings (loss) per share (in millions, except per share data):

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Numerator:
Net income (loss) attributable to common stockholders	$82.1	$202.0	$75.2	$(1,758.8)

Denominator:
Basic weighted average shares outstanding	258.6	256.3	257.9	255.5
Effect of dilutive stock options and non-participating securities	1.2	0.7	1.4	—
Diluted weighted average shares outstanding	259.8	257.0	259.3	255.5

Basic earnings (loss) per share attributable to common stockholders	$0.32	$0.79	$0.29	$(6.88)
Diluted earnings (loss) per share attributable to common stockholders	$0.32	$0.79	$0.29	$(6.88)

Approximately 0.2 million and 2.4 million shares underlying awards in the three months ended June 30, 2024 and 2023, respectively, were not included in computing diluted earnings per share because the effect would have been antidilutive. Approximately 0.3 million and 2.9 million shares underlying awards in the nine months ended June 30, 2024 and 2023, respectively, were not included in computing diluted earnings per share because the effect would have been antidilutive.

WESTROCK COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	December 31,
(In millions, except per share data)	2023	2022

Net sales	$4,620.0	$4,923.1
Cost of goods sold	3,861.2	4,157.1
Gross profit	758.8	766.0
Selling, general and administrative expense excluding intangible amortization	527.1	479.1
Selling, general and administrative intangible amortization expense	82.0	86.6
Restructuring and other costs, net	65.5	32.1
Operating profit	84.2	168.2
Interest expense, net	(101.4)	(97.3)
Pension and other postretirement non-service income (cost)	0.2	(5.0)
Other (expense) income, net	(4.7)	25.2
Equity in income (loss) of unconsolidated entities	4.2	(36.0)
Gain on sale of RTS and Chattanooga	0.5	—
(Loss) income before income taxes	(17.0)	55.1
Income tax expense	(5.7)	(8.3)
Consolidated net (loss) income	(22.7)	46.8
Less: Net loss (income) attributable to noncontrolling interests	0.3	(1.5)
Net (loss) income attributable to common stockholders	$(22.4)	$45.3

Basic (loss) earnings per share attributable to common stockholders	$(0.09)	$0.18
Diluted (loss) earnings per share attributable to common stockholders	$(0.09)	$0.18

Basic weighted average shares outstanding	257.0	254.7
Diluted weighted average shares outstanding	257.0	256.7

See Accompanying Notes to Consolidated Financial Statements

WESTROCK COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

	Three Months Ended
	December 31,
(In millions)	2023	2022

Consolidated net (loss) income	$(22.7)	$46.8
Other comprehensive income, net of tax:
Foreign currency translation adjustments:
Foreign currency translation gain	158.8	117.5
Reclassification of previously unrealized net foreign currency loss upon consolidation of equity investment	—	29.0
Derivatives:
Deferred loss on cash flow hedges	(11.6)	(21.8)
Reclassification adjustment of net loss on cash flow hedges included in earnings	3.9	9.9
Defined benefit pension and other postretirement benefit plans:
Amortization and settlement recognition of net actuarial loss, included in pension and postretirement cost	4.9	9.7
Amortization and curtailment recognition of prior service cost, included in pension and postretirement cost	1.1	1.4
Other comprehensive income, net of tax	157.1	145.7
Comprehensive income	134.4	192.5
Less: Comprehensive loss (income) attributable to noncontrolling interests	0.3	(1.8)
Comprehensive income attributable to common stockholders	$134.7	$190.7

See Accompanying Notes to Consolidated Financial Statements

WESTROCK COMPANY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	September 30,
(In millions, except per share data)	2023	2023

ASSETS
Current assets:
Cash and cash equivalents	$488.1	$393.4
Accounts receivable (net of allowances of $58.6 and $60.2)	2,439.9	2,591.9
Inventories	2,391.3	2,331.5
Other current assets (amount related to SPEs of $0 and $862.1)	739.2	1,584.8
Assets held for sale	87.6	91.5
Total current assets	6,146.1	6,993.1
Property, plant and equipment, net	11,230.2	11,063.2
Goodwill	4,270.2	4,248.7
Intangibles, net	2,507.3	2,576.2
Prepaid pension asset	629.5	618.3
Other noncurrent assets (amount related to SPEs of $383.5 and $382.7)	1,962.9	1,944.2
Total Assets	$26,746.2	$27,443.7

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$462.3	$533.0
Accounts payable	2,159.2	2,123.9
Accrued compensation and benefits	415.4	524.9
Other current liabilities (amount related to SPEs of $0 and $776.7)	931.9	1,737.6
Total current liabilities	3,968.8	4,919.4
Long-term debt due after one year	8,235.9	8,050.9
Pension liabilities, net of current portion	194.7	191.2
Postretirement benefit liabilities, net of current portion	100.9	99.1
Deferred income taxes	2,254.4	2,433.2
Other noncurrent liabilities (amount related to SPEs of $330.7 and $330.2)	1,826.9	1,652.2
Commitments and contingencies (Note 16)
Equity:
Preferred stock, $0.01 par value; 30.0 million shares authorized; no shares outstanding	—	—
Common Stock, $0.01 par value; 600.0 million shares authorized; 257.0 million and 256.4 million shares outstanding at December 31, 2023 and September 30, 2023, respectively	2.6	2.6
Capital in excess of par value	10,710.2	10,698.5
Retained earnings	176.5	278.2
Accumulated other comprehensive loss	(741.5)	(898.6)
Total stockholders’ equity	10,147.8	10,080.7
Noncontrolling interests	16.8	17.0
Total equity	10,164.6	10,097.7
Total Liabilities and Equity	$26,746.2	$27,443.7

See Accompanying Notes to Consolidated Financial Statements

WESTROCK COMPANY

CONSOLIDATED STATEMENTS OF EQUITY

(Unaudited)

	Three Months Ended
	December 31,
(In millions, except per share data)	2023	2022

Number of Shares of Common Stock Outstanding:
Balance at beginning of period	256.4	254.4
Issuance of common stock, net of stock received for tax withholdings	0.6	0.2
Balance at end of period	257.0	254.6
Common Stock:
Balance at beginning of period	$2.6	$2.5
Balance at end of period	2.6	2.5
Capital in Excess of Par Value:
Balance at beginning of period	10,698.5	10,639.4
Compensation expense under share-based plans	8.4	9.6
Issuance of common stock, net of stock received for tax withholdings	3.3	3.6
Balance at end of period	10,710.2	10,652.6
Retained Earnings:
Balance at beginning of period	278.2	2,214.4
Net (loss) income attributable to common stockholders	(22.4)	45.3
Dividends declared (per share - $0.3025 and $0.275) (1)	(79.3)	(71.4)
Balance at end of period	176.5	2,188.3
Accumulated Other Comprehensive Loss:
Balance at beginning of period	(898.6)	(1,454.3)
Other comprehensive income, net of tax	157.1	145.4
Balance at end of period	(741.5)	(1,308.9)
Total Stockholders’ equity	10,147.8	11,534.5
Noncontrolling Interests: (2)
Balance at beginning of period	17.0	17.7
Net (loss) income	(0.3)	0.1
Adjustments to noncontrolling interests	0.1	—
Balance at end of period	16.8	17.8
Total equity	$10,164.6	$11,552.3
(1)	Includes cash dividends and dividend equivalent units on certain equity awards.
(2)	Excludes amounts related to contingently redeemable noncontrolling interests, which are separately classified outside of permanent equity on the consolidated balance sheets.

See Accompanying Notes to Consolidated Financial Statements

WESTROCK COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	December 31,
(In millions)	2023	2022

Operating activities:
Consolidated net (loss) income	$(22.7)	$46.8
Adjustments to reconcile consolidated net (loss) income to net cash provided by operating activities:
Depreciation, depletion and amortization	381.8	373.2
Deferred income tax benefit	(23.3)	(19.5)
Share-based compensation expense	7.3	9.6
Pension and other postretirement cost (income), net of contributions	0.5	3.6
Cash surrender value increase in excess of premiums paid	(17.4)	(13.1)
Equity in (income) loss of unconsolidated entities	(4.2)	36.0
Gain on sale of RTS and Chattanooga	(0.5)	—
Gain on sale of businesses	—	(11.1)
Other impairment adjustments	(4.8)	(0.7)
Gain on disposal of assets, net	(2.3)	(1.7)
Other, net	(2.0)	0.7
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	181.5	284.9
Inventories	(25.7)	(53.8)
Other assets	(73.5)	(64.3)
Accounts payable	(23.5)	(113.9)
Income taxes	10.8	0.2
Accrued liabilities and other	(107.0)	(211.0)
Net cash provided by operating activities	275.0	265.9
Investing activities:
Capital expenditures	(247.3)	(282.2)
Cash paid for purchase of businesses, net of cash received	—	(853.5)
Proceeds from settlement of Timber Note related to SPEs	860.0	—
Proceeds from corporate owned life insurance	3.1	2.2
Proceeds from sale of businesses	0.5	25.9
Proceeds from currency forward contracts	—	23.2
Proceeds from the sale of unconsolidated entities	1.0	—
Proceeds from sale of property, plant and equipment	8.3	4.5
Other, net	(0.2)	(0.3)
Net cash provided by (used for) investing activities	625.4	(1,080.2)
Financing activities:
Additions to revolving credit facilities	—	20.8
Repayments of revolving credit facilities	—	(126.9)
Additions to debt	102.3	1,527.9
Repayments of debt	(35.0)	(648.8)
Changes in commercial paper, net	(34.7)	301.5
Other debt additions (repayments), net	16.5	(23.6)
Repayment of Timber Loan related to SPEs	(774.0)	—
Cash dividends paid to stockholders	(77.6)	(70.0)
Other, net	(1.5)	2.0
Net cash (used for) provided by financing activities	(804.0)	982.9
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.7)	(5.7)
Changes in cash, cash equivalents and restricted cash in assets held-for-sale	—	(7.9)
Increase in cash, cash equivalents and restricted cash	94.7	155.0
Cash, cash equivalents and restricted cash at beginning of period	393.4	260.2
Cash, cash equivalents and restricted cash at end of period	$488.1	$415.2

See Accompanying Notes to Consolidated Financial Statements

WESTROCK COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Unless the context otherwise requires, “we”, “us”, “our”, “WestRock” and “the Company” refer to WestRock Company, its wholly-owned subsidiaries and its partially-owned consolidated subsidiaries.

We are a multinational provider of sustainable fiber-based paper and packaging solutions. We partner with our customers to provide differentiated, sustainable paper and packaging solutions that help them win in the marketplace. Our team members support customers around the world from our operating and business locations in North America, South America, Europe, Asia and Australia.

Note 1. Basis of Presentation and Significant Accounting Policies

Basis of Presentation

Our independent registered public accounting firm has not audited the accompanying interim financial statements. We derived the consolidated balance sheet at September 30, 2023 from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (the “Fiscal 2023 Form 10-K”). In the opinion of management, all normal recurring adjustments necessary for the fair presentation of the consolidated financial statements have been included for the interim periods reported.

The interim financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) for interim financial information and with Article 10 of Regulation S-X of the Securities and Exchange Commission (“SEC”). Accordingly, they omit certain notes and other information from the interim financial statements presented in this report. Therefore, these interim financial statements should be read in conjunction with the Fiscal 2023 Form 10-K. The results for the three months ended December 31, 2023 are not necessarily indicative of results that may be expected for the full year.

On December 1, 2022, we completed our previously announced acquisition of the remaining 67.7% interest in Gondi, S.A. de C.V. (“Grupo Gondi”) for $969.8 million in cash and the assumption of debt (“Mexico Acquisition”). We have accounted for this acquisition as a business combination resulting in its consolidation. See “Note 3. Acquisitions” for additional information.

On December 1, 2022, we sold our Eaton, IN, and Aurora, IL uncoated recycled paperboard mills for $50 million, subject to a working capital adjustment. We received proceeds of $25 million, a preliminary working capital settlement of $0.9 million and are financing the remaining $25 million. Pursuant to the terms of the sale agreement, we transferred the control of these mills to the buyer and recorded a pre-tax gain on sale of $11.1 million recorded in Other (expense) income, net in our consolidated statements of operations. During the third quarter of fiscal 2023, we recorded a de minimis final working capital settlement.

Transaction Agreement with Smurfit Kappa

On September 12, 2023, we entered into a transaction agreement (the “Transaction Agreement”) with Smurfit Kappa Group plc, a public limited company incorporated in Ireland (“Smurfit Kappa”), Cepheidway Limited (to be renamed Smurfit WestRock plc), a private limited company incorporated in Ireland (“ListCo”), and Sun Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of ListCo (“Merger Sub”).

The Transaction Agreement provides, among other things, and subject to the satisfaction or waiver of the conditions set forth therein, that (a) pursuant to a scheme of arrangement (the “Scheme”) each issued ordinary share of Smurfit Kappa (the “Smurfit Kappa Shares”) will be exchanged for one ordinary share of ListCo (a “ListCo Share”), as a result of which Smurfit Kappa will become a wholly owned subsidiary of ListCo, and (b) following the implementation of the Scheme, Merger Sub will merge with and into the Company (the “Merger” and, together with the Scheme, the “Transaction”), with the Company surviving the Merger as a wholly owned subsidiary of ListCo. As a result of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), with certain exceptions, will be converted into the right to receive one ListCo Share and $5.00 in cash. All shares owned by the Company, any Company subsidiary, Smurfit Kappa, Merger Sub or any of their respective subsidiaries will be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.

The Transaction Agreement also provides a mechanism for converting outstanding Company equity awards to ListCo awards. The Transaction is expected to close in early July 2024, conditional upon regulatory approvals, shareholder approvals and satisfaction of other closing conditions. We expect that the ListCo shares will be (i) registered under the Securities Exchange Act of 1934, as

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

amended, and listed on the New York Stock Exchange (“NYSE”) and (ii) listed on the Standard Listing segment of the Official List of the Financial Conduct Authority and admitted to trading on the main market for listed securities of the London Stock Exchange. Shares of our Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.

The Transaction is subject to certain conditions set forth in the Transaction Agreement, including, but not limited to: certain regulatory clearances, approval by the shareholders and stockholders of both companies (the approval of the Scheme by 75% or more in value of the Smurfit Kappa Shares held by such shareholders of Smurfit Kappa that are present and voting at the Court Meeting (as defined in the Transaction Agreement), and the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock), the registration statement for the offer of ListCo Shares being declared effective by the SEC and the approval of the ListCo Shares for listing on the NYSE.

The Transaction Agreement contains certain termination rights for both parties. Upon termination of the Transaction Agreement under specified circumstances, including if our board changes or withdraws its recommendation to our stockholders or willfully breaches its non-solicitation covenant, we will be required to make a payment to Smurfit Kappa equal to $147 million in cash. If the Transaction Agreement is terminated in connection with the failure to obtain our stockholders’ approval, we will be required to make a payment to Smurfit Kappa equal to $57 million in cash. Smurfit Kappa will be required to make payments to us in connection with the termination of the Transaction Agreement under specified circumstances.

The foregoing summary of the Transaction Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Transaction Agreement.

Reclassifications and Adjustments

Certain amounts in prior periods have been reclassified to conform with the current year presentation.

Significant Accounting Policies

See “Note 1. Description of Business and Summary of Significant Accounting Policies” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for a summary of our significant accounting policies.

Supplier Finance Program Obligations

We maintain supplier finance programs whereby we have entered into payment processing agreements with certain financial institutions. These agreements allow participating suppliers to track payment obligations from WestRock, and if voluntarily elected by the supplier, to sell payment obligations from WestRock to financial institutions at a discounted price. We are not a party to the agreements between the participating financial institutions and the suppliers in connection with the program, and we do not reimburse suppliers for any costs they incur for participation in the program. We have not pledged any assets as security or provided any guarantees as part of the programs. We have no economic interest in our suppliers’ decisions to participate in the programs. Our responsibility is limited to making payment in full to the respective financial institution according to the terms originally negotiated with the supplier, which generally do not exceed 120 days. WestRock or the financial institutions may terminate the agreements upon 30 or 90 days’ notice.

The outstanding payment obligations to financial institutions under these programs were $436.1 million and $425.8 million as of December 31, 2023 and September 30, 2023, respectively. These obligations are classified as accounts payable within the consolidated balance sheets.

Recent Accounting Developments

New Accounting Standards — Recently Adopted

In September 2022, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2022-04, “Liabilities-Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations”. This ASU requires that all entities that use supplier finance programs in connection with the purchase of goods and services disclose sufficient information about the program to allow a user of financial statements to understand the program’s nature, activity during the period, changes from period to period, and potential magnitude. This ASU is effective for fiscal years beginning after December 15, 2022 (fiscal 2024 for us), except for the amendment on roll forward information, which is effective for fiscal years beginning after

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

December 15, 2023 (fiscal 2025 for us), each with early adoption permitted. We adopted the provisions of this ASU beginning October 1, 2023, other than the rollforward disclosure requirement which we will adopt in fiscal 2025. The adoption did not have a material impact on our consolidated financial statements.

In March 2022, the FASB issued ASU 2022-01, “Derivatives and Hedging (Topic 815): Fair Value Hedging – Portfolio Layer Method”. This ASU expands and clarifies the portfolio layer method for fair value hedges of interest rate risk. This ASU is effective for fiscal years beginning after December 15, 2022 (fiscal 2024 for us), including interim periods therein, with early adoption permitted. We adopted the provisions of this ASU beginning October 1, 2023. The adoption of this ASU did not have a material impact on our consolidated financial statements.

New Accounting Standards — Recently Issued

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”. This ASU expands disclosures in an entity’s income tax rate reconciliation table and regarding cash taxes paid both in the U.S. and foreign jurisdictions. This update is effective for fiscal years beginning after December 15, 2024 (fiscal 2026 for us). All entities should apply the guidance prospectively but have the option to apply it retrospectively. Early adoption is permitted. We are evaluating the impact of this ASU.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”. This ASU expands disclosures about a public entity’s reportable segments and requires more enhanced information about a reportable segment’s expenses, interim segment profit or loss, and how a public entity’s chief operating decision maker uses reported segment profit or loss information in assessing segment performance and allocating resources. The updates will be applied retrospectively to all periods presented in financial statements. This ASU is effective for annual periods beginning after December 15, 2023 (fiscal 2025 for us), and for interim periods beginning after December 15, 2024 (fiscal 2026 for us). Early adoption is permitted. We are evaluating the impact of this ASU.

Note 2. Revenue Recognition

Disaggregated Revenue

Accounting Standards Codification (“ASC”) 606 “Revenue from Contracts with Customers” requires that we disaggregate revenue from contracts with customers into categories that depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors. The tables below disaggregate our revenue by geographical market and product type (segment). Net sales are attributed to geographical markets based on our selling location. See “Note 7. Segment Information” for additional information.

The following tables summarize our disaggregated revenue by primary geographical markets (in millions):

	Three Months Ended December 31, 2023
	Corrugated	Consumer	Global		Intersegment
	Packaging	Packaging	Paper	Distribution	Sales	Total
U.S.	$1,796.4	$593.8	$820.5	$248.1	$(61.0)	$3,397.8
Latin America	485.4	6.1	23.5	40.4	(4.1)	551.3
Canada	135.1	116.7	51.1	1.2	(0.7)	303.4
EMEA (1)	3.0	270.9	11.9	—	(1.4)	284.4
Asia Pacific	—	71.8	11.3	—	—	83.1
Total	$2,419.9	$1,059.3	$918.3	$289.7	$(67.2)	$4,620.0
(1)	Europe, Middle East and Africa (“EMEA”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

	Three Months Ended December 31, 2022
	Corrugated	Consumer	Global		Intersegment
	Packaging	Packaging	Paper	Distribution	Sales	Total
U.S.	$1,973.5	$703.0	$1,022.7	$276.7	$(71.5)	$3,904.4
Latin America	225.5	51.7	33.6	41.4	(1.3)	350.9
Canada	137.1	123.7	45.5	3.4	(1.5)	308.2
EMEA	1.3	259.9	11.1	—	(0.1)	272.2
Asia Pacific	—	76.7	10.7	—	—	87.4
Total	$2,337.4	$1,215.0	$1,123.6	$321.5	$(74.4)	$4,923.1

Revenue Contract Balances

Our contract assets relate to the manufacturing of certain products that have no alternative use to us, with right to payment for performance completed to date on these products, including a reasonable profit. Contract assets are reduced when the customer takes title to the goods and assumes the risks and rewards for the goods. Contract liabilities represent obligations to transfer goods or services to a customer for which we have received consideration. Contract liabilities are reduced once control of the goods is transferred to the customer.

The opening and closing balances of our contract assets and contract liabilities are as follows. Contract assets and contract liabilities are reported within Other current assets and Other current liabilities, respectively, on the consolidated balance sheets (in millions).

	Contract Assets	Contract Liabilities
	(Short-Term)	(Short-Term)
Beginning balance - October 1, 2023	$241.7	$13.5
Increase (decrease)	9.4	(2.6)
Ending balance - December 31, 2023	$251.1	$10.9

Note 3. Acquisitions

When we obtain control of a business by acquiring its net assets, or some or all of its equity interest, we account for those acquisitions in accordance with ASC 805, “Business Combinations” (“ASC 805”). The estimated fair values of all assets acquired and liabilities assumed in acquisitions are provisional and may be revised as a result of additional information obtained during the measurement period of up to one year from the acquisition date.

Mexico Acquisition

On December 1, 2022, we completed the Mexico Acquisition. The acquiree is a leading integrated producer of fiber-based sustainable packaging solutions that operates four paper mills, nine corrugated packaging plants and six high graphic plants throughout Mexico, producing sustainable packaging for a wide range of end markets in the region. This acquisition provides us with further geographic and end market diversification as well as positions us to continue to grow in the attractive Latin American market.

See below for a summary of the purchase consideration transferred as defined under ASC 805 (in millions):

Purchase
Consideration
Cash consideration transferred for 67.7% interest	$969.8
Fair value of the previously held interest	403.7
Settlement of preexisting relationships (net receivable from joint venture)	40.2
Purchase consideration transferred	$1,413.7

In connection with the transaction, in the first quarter of fiscal 2023, we recognized a $46.8 million non-cash, pre-tax loss (or $24.6 million after release of a related deferred tax liability) on our original 32.3% investment. The loss is reflected in the Equity in income (loss) of unconsolidated entities line item in our consolidated statements of operations and included the write-off of historical foreign currency translation adjustments previously recorded in Accumulated other comprehensive loss in our consolidated balance sheet, as well as the difference between the fair value of the consideration paid and the carrying value of our prior ownership interest.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

The fair value of our previously held interest in the joint venture was estimated to be $403.7 million at the acquisition date based on the cash consideration exchanged for acquiring the 67.7% of equity interest adjusted for the deemed payment of a control premium. This step-acquisition provided us with 100% control, and we met the other requirements under ASC 805 for the transaction to be accounted for using the acquisition method of accounting. We have included the financial results of the acquired operations in our Corrugated Packaging segment. Post acquisition, sales to the operations acquired in the Mexico Acquisition are eliminated from our Global Paper segment results.

The following table summarizes the fair values of the assets acquired and liabilities assumed in the Mexico Acquisition by major class of assets and liabilities as of the acquisition date, as well as adjustments made during the one year period from the acquisition date (referred to as “measurement period adjustments”) (in millions):

			Amounts Recognized as
	Amounts Recognized as	Measurement Period	of Acquisition Date
	of the Acquisition Date	Adjustments (1)(2)	(as Adjusted)
Cash and cash equivalents	$116.3	$—	$116.3
Current assets, excluding cash and cash equivalents	697.0	(71.2)	625.8
Property, plant and equipment	1,380.3	43.0	1,423.3
Goodwill	231.2	6.2	237.4
Other noncurrent assets	101.4	0.6	102.0
Total assets acquired	2,526.2	(21.4)	2,504.8

Current portion of debt (3)	13.2	—	13.2
Current liabilities, excluding debt	384.8	(50.4)	334.4
Long-term debt due after one year (3)	591.4	36.2	627.6
Pension liabilities, net of current portion	35.2	(3.1)	32.1
Deferred income taxes	69.8	(4.1)	65.7
Other noncurrent liabilities	18.1	—	18.1
Total liabilities assumed	1,112.5	(21.4)	1,091.1
Net assets acquired	$1,413.7	$—	$1,413.7
(1)	The measurement period adjustments did not have a significant impact on our consolidated statements of operations in any period.
(2)	The measurement period adjustments were primarily due to refinements to the carrying amounts of certain assets and liabilities. The net impact of the measurement period adjustments resulted in a net increase in goodwill.
(3)	Includes $494.8 million of debt that we assumed and repaid in connection with the closing of the Mexico Acquisition. The remaining balance relates to current and long-term portions of finance leases.

Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and represents the estimated future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. The fair value assigned to goodwill is primarily attributable to buyer-specific synergies expected to arise after the acquisition (e.g., enhanced reach of the combined organization and other synergies), the assembled work force, and the establishment of deferred tax liabilities for the difference between book and tax basis of the assets and liabilities acquired. The goodwill is not amortizable for income tax purposes.

Transaction costs to acquire the Mexico Acquisition are expensed as incurred and recorded within Restructuring and other costs, net. See “Note 4. Restructuring and Other Costs, Net” for additional information.

Note 4. Restructuring and Other Costs, Net

Summary of Restructuring and Other Initiatives

We recorded pre-tax restructuring and other costs, net of $65.5 million for the three months ended December 31, 2023 and $32.1 million for the three months ended December 31, 2022. These amounts are not comparable since the timing and scope of the individual actions associated with each restructuring, acquisition, integration or divestiture can vary. We present our restructuring and other costs, net in more detail below.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

The following table summarizes our Restructuring and other costs, net (in millions):

	Three Months Ended
	December 31,
	2023	2022
Restructuring	$62.7	$15.4
Other	2.8	16.7
Restructuring and other costs, net	$65.5	$32.1

Restructuring

Our restructuring charges are primarily associated with restructuring portions of our operations (i.e., partial or complete facility closures). A partial facility closure may consist of shutting down a machine and/or a workforce reduction. We have previously incurred reduction in workforce actions, facility closure activities, impairment costs and certain lease terminations from time to time.

We are committed to improving our return on invested capital as well as maximizing the performance of our assets. In fiscal 2023, we announced our plan to permanently cease operating our Tacoma, WA and North Charleston, SC containerboard mills. These mills ceased production in September 2023 and June 2023, respectively. The Tacoma and North Charleston mills’ annual production capacity was 510,000 tons and 550,000 tons, respectively, of which approximately three-fifths and two-thirds, respectively, was shipped to external customers of the Global Paper segment. The combination of high operating costs and the need for significant capital investment were the determining factors in the decision to cease operations at these mills.

By closing these mills, significant capital that would have been required to keep the mills competitive in the future is expected to be deployed to improve key assets. Charges recognized are reflected in the table below in the Global Paper segment. We expect to record future restructuring charges, primarily associated with carrying costs. We expect these costs to be partially offset in a future period by proceeds from the sale of these facilities.

The numbers in the table below, particularly in the cumulative and total expected columns, also include various impairments and other charges associated with our fiscal 2022 decisions to permanently cease operations at our Panama City, FL mill and to permanently close the corrugated medium manufacturing operations at the St. Paul, MN mill. See “Note 5. Restructuring and Other Costs, Net” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for additional information.

While restructuring costs are not charged to our segments and, therefore, do not reduce each segment’s Adjusted EBITDA (as hereinafter defined), we highlight the segment to which the charges relate. Since we do not allocate restructuring costs to our segments, charges incurred in the Global Paper segment will represent all charges associated with our vertically integrated mills and recycling operations. These operations manufacture for the benefit of each reportable segment that ultimately sells the associated paper and packaging products to our external customers.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

The following table presents a summary of restructuring charges related to active restructuring initiatives that we incurred during the three months ended December 31, 2023 and 2022, the cumulative recorded amount since we started the initiatives and our estimates of the total charges we expect to incur (in millions). These estimates are subject to a number of assumptions, and actual results may differ.

	Three Months Ended
	December 31,
	2023	2022	Cumulative	Total Expected
Corrugated Packaging
PP&E and related costs	$0.3	$(0.9)	$12.7	$12.7
Severance and other employee costs	4.5	1.7	23.2	23.3
Other restructuring costs	3.2	0.1	10.9	33.0
Restructuring total	$8.0	$0.9	$46.8	$69.0

Consumer Packaging
PP&E and related costs	$0.7	$—	$5.0	$5.0
Severance and other employee costs	18.6	6.4	46.3	47.8
Other restructuring costs	1.6	(0.3)	8.3	17.1
Restructuring total	$20.9	$6.1	$59.6	$69.9

Global Paper
PP&E and related costs	$(4.1)	$(1.1)	$951.6	$951.6
Severance and other employee costs	(5.1)	(0.2)	36.9	37.9
Other restructuring costs	44.0	6.0	168.8	268.0
Restructuring total	$34.8	$4.7	$1,157.3	$1,257.5

Distribution
Severance and other employee costs	$(0.1)	$—	$1.7	$1.7
Other restructuring costs	(2.8)	—	8.2	10.5
Restructuring total	$(2.9)	$—	$9.9	$12.2

Corporate
PP&E and related costs	$—	$0.4	$2.6	$2.6
Severance and other employee costs	0.3	2.2	7.5	7.5
Other restructuring costs	1.6	1.1	19.6	23.7
Restructuring total	$1.9	$3.7	$29.7	$33.8

Total
PP&E and related costs	$(3.1)	$(1.6)	$971.9	$971.9
Severance and other employee costs	18.2	10.1	115.6	118.2
Other restructuring costs	47.6	6.9	215.8	352.3
Restructuring total	$62.7	$15.4	$1,303.3	$1,442.4

We have defined “PP&E and related costs” as used in this Note 4 primarily as property, plant and equipment write-downs, subsequent adjustments to fair value for assets classified as held for sale, subsequent (gains) or losses on sales of property, plant and equipment, related parts and supplies on such assets, and deferred major maintenance costs, if any. We define “Other restructuring costs” as lease or other contract termination costs, facility carrying costs, equipment and inventory relocation costs, and other items, including impaired intangibles attributable to our restructuring actions.

Other Costs

Our other costs consist of acquisition, integration and divestiture costs. We incur costs when we acquire or divest businesses. Acquisition costs include costs associated with transactions, whether consummated or not, such as advisory, legal, accounting, valuation and other professional or consulting fees, as well as litigation costs associated with those activities. We incur integration costs pre- and post-acquisition that reflect work performed to facilitate merger and acquisition integration, such as work associated with information systems and other projects including spending to support future acquisitions, and primarily consist of professional

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

services and labor. Divestiture costs consist primarily of similar professional fees. We consider acquisition, integration and divestiture costs to be corporate costs regardless of the segment or segments involved in the transaction.

The following table presents our acquisition, integration and divestiture costs (in millions):

	Three Months Ended
	December 31,
	2023	2022
Acquisition costs	$1.9	$11.0
Integration costs	0.6	4.3
Divestiture costs	0.3	1.4
Other total	$2.8	$16.7

Acquisition costs in fiscal 2024 and 2023 in the table above primarily include transaction costs related to the Transaction and the Mexico Acquisition, respectively.

Accruals

The following table summarizes the changes in the restructuring accrual, which is primarily composed of accrued severance and other employee costs, and a reconciliation of the restructuring accrual charges to the line item “Restructuring and other costs, net” on our consolidated statements of operations (in millions):

	Three Months Ended
	December 31,
	2023	2022
Accrual at beginning of fiscal year	$55.5	$25.2
Additional accruals	22.1	11.6
Payments	(15.0)	(13.7)
Adjustment to accruals	(4.0)	(1.7)
Foreign currency rate changes and other	0.4	—
Accrual at December 31	$59.0	$21.4

Reconciliation of accruals and charges to restructuring and other costs, net (in millions):

	Three Months Ended
	December 31,
	2023	2022
Additional accruals and adjustments to accruals (see table above)	$18.1	$9.9
PP&E and related costs	(3.1)	(1.6)
Severance and other employee costs	0.2	0.1
Acquisition costs	1.9	11.0
Integration costs	0.6	4.3
Divestiture costs	0.3	1.4
Other restructuring costs	47.5	7.0
Total restructuring and other costs, net	$65.5	$32.1

Note 5. Retirement Plans

We have defined benefit pension plans and other postretirement benefit plans for certain U.S. and non-U.S. employees. Certain plans were frozen for salaried and non-union hourly employees at various times in the past, and nearly all of our remaining U.S. salaried and U.S. non-union hourly employees accruing benefits ceased accruing benefits as of December 31, 2020. In addition, we participate in several multiemployer pension plans (“MEPP” or “MEPPs”) that provide retirement benefits to certain union employees in accordance with various collective bargaining agreements and have participated in other MEPPs in the past. We also have supplemental executive retirement plans and other non-qualified defined benefit pension plans that provide unfunded supplemental retirement benefits to certain of our current and former executives. See “Note 6. Retirement Plans” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for more information regarding our involvement with retirement plans.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

MEPPs

In the normal course of business, we evaluate our potential exposure to MEPPs, including potential withdrawal liabilities. In fiscal 2018, we submitted formal notification to withdraw from the Pace Industry Union-Management Pension Fund (“PIUMPF”) and recorded a withdrawal liability and a liability for our proportionate share of PIUMPF’s accumulated funding deficiency. Subsequently, in fiscal 2019 and 2020, we received demand letters from PIUMPF, including a demand for withdrawal liabilities and for our proportionate share of PIUMPF’s accumulated funding deficiency. In July 2021, PIUMPF filed suit against us in the U.S. District Court for the Northern District of Georgia claiming the right to recover our pro rata share of the pension fund’s accumulated funding deficiency along with interest, liquidated damages and attorney’s fees. We believe we are adequately reserved for this matter. See “Note 6. Retirement Plans — Multiemployer Plans” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for additional information on our MEPPs and see “Note 16. Commitments and Contingencies — Other Litigation” for additional information on the litigation.

At December 31, 2023 and September 30, 2023, we had recorded withdrawal liabilities of $203.7 million and $203.2 million, respectively, including liabilities associated with PIUMPF’s accumulated funding deficiency demands.

Pension and Postretirement Cost

The following table presents a summary of the components of net pension cost (in millions):

	Three Months Ended
	December 31,
	2023	2022
Service cost	$6.6	$7.5
Interest cost	65.5	63.7
Expected return on plan assets	(76.0)	(75.8)
Amortization of net actuarial loss	8.1	14.5
Amortization of prior service cost	1.7	2.1
Company defined benefit plan cost	5.9	12.0
Multiemployer and other plans	0.4	0.3
Net pension cost	$6.3	$12.3

The non-service elements of our pension and postretirement cost set forth in this Note 5 are reflected in the consolidated statements of operations line item “Pension and other postretirement non-service income (cost)”. The service cost components are reflected in “Cost of goods sold” and “Selling, general and administrative expense excluding intangible amortization” line items.

We maintain other postretirement benefit plans that provide certain health care and life insurance benefits for certain salaried and hourly employees who meet specified age and service requirements as defined by the plans. The following table presents a summary of the components of the net postretirement cost (in millions):

	Three Months Ended
	December 31,
	2023	2022
Service cost	$0.2	$0.2
Interest cost	1.9	1.8
Amortization of net actuarial gain	(1.3)	(1.1)
Amortization of prior service credit	(0.1)	(0.2)
Net postretirement cost	$0.7	$0.7

Employer Contributions

During the three months ended December 31, 2023, we made contributions to our qualified and supplemental defined benefit pension plans of $4.3 million and for the three months ended December 31, 2022 we made contributions of $7.6 million.

During the three months ended December 31, 2023, we funded an aggregate of $1.8 million to our other postretirement benefit plans and for the three months ended December 31, 2022, we funded an aggregate of $1.5 million.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

Note 6. Income Taxes

The effective tax rate for the three months ended December 31, 2023 was (33.5)% due to the loss. The effective tax rates were impacted by (i) the inclusion of state taxes, (ii) interest accrued on uncertain tax benefits, (iii) income derived from certain foreign jurisdictions subject to higher tax rates and (iv) the exclusion of tax benefits related to losses recorded by certain foreign operations, partially offset by research and development and other tax credits.

The effective tax rate for the three months ended December 31, 2022 was 15.1%. The effective tax rate was impacted by (i) a net benefit from the tax effects related to the acquisition of the remaining interest in Grupo Gondi and (ii) benefits from research and development and other tax credits, partially offset by (i) the inclusion of state taxes, (ii) income derived from certain foreign jurisdictions subject to higher tax rates and (iii) the exclusion of tax benefits related to losses recorded by certain foreign operations.

During the three months ended December 31, 2023 and December 31, 2022, cash paid for income taxes, net of refunds, was $19.3 million and $28.6 million, respectively.

On August 16, 2022, the Inflation Reduction Act was signed into law, with tax provisions primarily focused on implementing a 15% minimum tax on global adjusted financial statement income and a 1% excise tax on share repurchases. We do not believe the provisions of the Inflation Reduction Act that became effective in fiscal 2024 will have a material impact on our financial results.

Note 7. Segment Information

We report our financial results of operations in the following four reportable segments:

●	Corrugated Packaging, which substantially consists of our integrated corrugated converting operations and generates its revenues primarily from the sale of corrugated containers and other corrugated products, including the operations acquired in the Mexico Acquisition;
●	Consumer Packaging, which consists of our integrated consumer converting operations and generates its revenues primarily from the sale of consumer packaging products such as folding cartons, interior partitions (before divestiture in September 2023) and other consumer products;
●	Global Paper, which consists of our commercial paper operations and generates its revenues primarily from the sale of containerboard and paperboard to external customers; and
●	Distribution, which consists of our distribution and display assembly operations and generates its revenues primarily from the distribution of packaging products and assembly of display products.

We determined our operating segments based on the products and services we offer. Our operating segments are consistent with our internal management structure, and we do not aggregate operating segments. We report the benefit of vertical integration with our mills in each reportable segment that ultimately sells the associated paper and packaging products to our external customers. We account for intersegment sales at prices that approximate market prices.

Adjusted EBITDA is our measure of segment profitability in accordance with ASC 280, “Segment Reporting” (“ASC 280”) because it is used by our chief operating decision maker (“CODM”) to make decisions regarding allocation of resources and to assess segment performance. Certain items are not allocated to our operating segments and, thus, the information that our CODM uses to make operating decisions and assess performance does not reflect such amounts. Adjusted EBITDA is defined as pre-tax earnings of a reportable segment before depreciation, depletion and amortization, and excludes the following items our CODM does not consider part of our segment performance: restructuring and other costs, net, non-allocated expenses, interest expense, net, other (expense) income, net, gain on sale of RTS and Chattanooga, and other adjustments - each as outlined in the table below (“Adjusted EBITDA”). Management believes excluding these items is useful in the evaluation of operating performance from period to period because these items are not representative of our ongoing operations or are items our CODM does not consider part of our reportable segments.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

The tables in this Note 7 show selected financial data for our reportable segments (in millions):

	Three Months Ended
	December 31,
	2023	2022
Net sales (aggregate):
Corrugated Packaging	$2,419.9	$2,337.4
Consumer Packaging	1,059.3	1,215.0
Global Paper	918.3	1,123.6
Distribution	289.7	321.5
Total	$4,687.2	$4,997.5
Less net sales (intersegment):
Corrugated Packaging	$59.2	$68.4
Consumer Packaging	5.3	4.7
Distribution	2.7	1.3
Total	$67.2	$74.4
Net sales (unaffiliated customers):
Corrugated Packaging	$2,360.7	$2,269.0
Consumer Packaging	1,054.0	1,210.3
Global Paper	918.3	1,123.6
Distribution	287.0	320.2
Total	$4,620.0	$4,923.1
Adjusted EBITDA:
Corrugated Packaging	$327.8	$329.4
Consumer Packaging	166.2	183.3
Global Paper	118.4	157.3
Distribution	9.0	10.8
Total	621.4	680.8
Depreciation, depletion and amortization	(381.8)	(373.2)
Restructuring and other costs, net	(65.5)	(32.1)
Non-allocated expenses	(50.7)	(28.7)
Interest expense, net	(101.4)	(97.3)
Other (expense) income, net	(4.7)	25.2
Gain on sale of RTS and Chattanooga	0.5	—
Other adjustments	(34.8)	(119.6)
Income (loss) before income taxes	$(17.0)	$55.1

See “Note 4. Restructuring and Other Costs, Net” for additional information on how the Restructuring and other costs, net relate to our reportable segments.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

Additional selected financial data (in millions):

	Three Months Ended
	December 31,
	2023	2022
Depreciation, depletion and amortization:
Corrugated Packaging	$205.3	$192.2
Consumer Packaging	86.5	84.1
Global Paper	81.1	89.1
Distribution	7.3	6.9
Corporate	1.6	0.9
Total	$381.8	$373.2

Other adjustments:
Corrugated Packaging	$5.1	$49.8
Consumer Packaging	3.6	31.6
Global Paper	1.5	17.5
Distribution	(0.3)	—
Corporate	24.9	20.7
Total	$34.8	$119.6

Equity in income (loss) of unconsolidated entities:
Corrugated Packaging	$3.2	$(35.8)
Consumer Packaging	—	—
Global Paper	1.0	(0.2)
Total	$4.2	$(36.0)

Other adjustments in the table above for the three months ended December 31, 2023 consist primarily of:

●	business systems transformation costs in Corporate of $24.9 million, and
●	losses at facilities in the process of being closed of $9.1 million (excluding depreciation and amortization), split across our segments.

Other adjustments in the table above for the three months ended December 31, 2022 consist primarily of:

●	a $46.8 million non-cash, pre-tax loss in the Corrugated Packaging segment related to the Mexico Acquisition as discussed in “Note 3. Acquisitions”,
●	incremental work stoppage costs at our Mahrt mill of $31.3 million pre-tax in our Consumer Packaging segment and $10.3 million pre-tax in our Global Paper segment,
●	business systems transformation costs in Corporate of $20.2 million, and
●	acquisition accounting inventory-related adjustments of $5.5 million and $3.0 million in the Global Paper and Corrugated Packaging segments, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

Note 8. Interest Expense, Net

The components of interest expense, net are as follows (in millions):

	Three Months Ended
	December 31,
	2023	2022
Interest expense	$(139.5)	$(118.9)
Interest income	38.1	21.6
Interest expense, net	$(101.4)	$(97.3)

Cash paid for interest, net of amounts capitalized, was $93.2 million and $68.1 million during the three months ended December 31, 2023 and December 31, 2022, respectively.

Note 9. Inventories

We value substantially all of our U.S. inventories at the lower of cost or market, with cost determined on a last-in first-out (“LIFO”) basis. We value all other inventories at the lower of cost and net realizable value, with cost determined using methods that approximate cost computed on a first-in first-out (“FIFO”) basis. These other inventories represent primarily foreign inventories, distribution business inventories, spare parts inventories and certain inventoried supplies.

The components of inventories were as follows (in millions):

	December 31,	September 30,
	2023	2023
Finished goods and work in process	$1,083.8	$1,044.9
Raw materials	1,045.8	1,049.8
Spare parts and supplies	601.7	578.2
Inventories at FIFO cost	2,731.3	2,672.9
LIFO reserve	(340.0)	(341.4)
Net inventories	$2,391.3	$2,331.5

Note 10. Property, Plant and Equipment

The components of property, plant and equipment were as follows (in millions):

	December 31,	September 30,
	2023	2023
Property, plant and equipment at cost:
Land and buildings	$3,099.3	$2,994.7
Machinery and equipment	18,026.7	17,682.4
Forestlands	113.3	105.2
Transportation equipment	27.9	27.3
Leasehold improvements	100.9	98.8
Construction in progress	927.4	967.8
	22,295.5	21,876.2
Less: accumulated depreciation, depletion and amortization	(11,065.3)	(10,813.0)
Property, plant and equipment, net	$11,230.2	$11,063.2

Accrued additions to property, plant and equipment at December 31, 2023 and September 30, 2023 were $188.4 million and $165.2 million, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

Note 11. Fair Value

Assets and Liabilities Measured or Disclosed at Fair Value

We estimate fair values in accordance with ASC 820, “Fair Value Measurement”. We have not changed the valuation techniques for measuring the fair value of any financial assets or liabilities during the fiscal year. See “Note 13. Fair Value” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for more information. We disclose the fair value of our long-term debt in “Note 12. Debt”. We disclose the fair value of our derivative instruments in “Note 14. Derivatives” and our restricted assets and non-recourse liabilities held by special purpose entities in “Note 15. Special Purpose Entities”. We disclose the fair value of our pension and postretirement assets and liabilities in “Note 6. Retirement Plans” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K.

Financial Instruments Not Recognized at Fair Value

Financial instruments not recognized at fair value on a recurring or nonrecurring basis include cash and cash equivalents, accounts receivable, certain other current assets, short-term debt, accounts payable, certain other current liabilities and long-term debt. With the exception of long-term debt, the carrying amounts of these financial instruments approximate their fair values due to their short maturities.

Nonrecurring Fair Value Measurements

We measure certain assets and liabilities at fair value on a nonrecurring basis. These assets and liabilities include equity method investments when they become subject to fair value remeasurement upon obtaining control due to a step-up acquisition or when they are deemed to be other-than-temporarily impaired, investments for which the fair value measurement alternative is elected, assets acquired and liabilities assumed when they are deemed to be other-than-temporarily impaired, assets acquired and liabilities assumed in a merger or an acquisition or in a nonmonetary exchange, property, plant and equipment, right-of-use (“ROU”) assets related to operating or finance leases, and goodwill and other intangible assets that are written down to fair value when they are held for sale or determined to be impaired. See “Note 4. Restructuring and Other Costs, Net” for impairments associated with restructuring activities presented as “PP&E and related costs”. During the three months ended December 31, 2023 and 2022, we did not have any significant nonfinancial assets or liabilities that were measured at fair value on a nonrecurring basis in periods subsequent to initial recognition.

Accounts Receivable Monetization Agreements

On September 11, 2023, we terminated our existing $700.0 million accounts receivable monetization facility to sell to a third-party financial institution all of the short-term receivables generated from certain customer trade accounts. On the same date, we entered into a new replacement $700.0 million facility (the “Monetization Agreement”) with Coöperatieve Rabobank U.A., New York Branch, as purchaser, (“Rabo”) on substantially the same terms as the former agreement. The Monetization Agreement provides for, among other things, (i) an extension of the scheduled amortization termination date until September 13, 2024, and (ii) the ability to effectuate the Transaction without any additional consent from Rabo or the triggering of a notification event under the Monetization Agreement. The terms of the Monetization Agreement limit the balance of receivables sold to the amount available to fund such receivables sold, thereby eliminating the receivable for proceeds from the financial institution at any transfer date. Transfers under the Monetization Agreement meet the requirements to be accounted for as sales in accordance with guidance in ASC 860, “Transfers and Servicing” (“ASC 860”). We pay a monthly yield on investment to Rabo at a rate equal to adjusted Term SOFR plus a margin on the outstanding amount of Rabo’s investment.

We also have a similar $110.0 million facility that was amended on December 2, 2022 to extend the term through December 4, 2023 and to include certain general revisions. The facility was again amended on December 4, 2023 to include certain fee and other general revisions, including the extension of the term through December 4, 2024 and the ability to effectuate the Transaction without any additional consent from the counterparty. The facility purchase limit was unchanged and the facility remains uncommitted.

The customers from these facilities are not included in the Receivables Securitization Facility (as hereinafter defined) that is discussed in “Note 12. Debt”.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

The following table presents a summary of these accounts receivable monetization agreements for the three months ended December 31, 2023 and December 31, 2022 (in millions):

	Three Months Ended
	December 31,
	2023	2022
Receivable from financial institutions at beginning of fiscal year	$—	$—
Receivables sold to the financial institutions and derecognized	(673.2)	(734.0)
Receivables collected by financial institutions	667.5	715.4
Cash proceeds from financial institutions	5.7	18.6
Receivable from financial institutions at December 31	$—	$—

Receivables sold under these accounts receivable monetization agreements as of the respective balance sheet dates were approximately $697.8 million and $692.2 million as of December 31, 2023 and September 30, 2023, respectively.

Cash proceeds related to the receivables sold are included in Net cash provided by operating activities in the consolidated statements of cash flows in the accounts receivable line item. While the expense recorded in connection with the sale of receivables may vary based on current rates and levels of receivables sold, the expense recorded in connection with the sale of receivables was $12.3 million for the three months ended December 31, 2023, and $10.9 million for the three months ended December 31, 2022, and is recorded in “Other (expense) income, net” in the consolidated statements of operations. Although the sales are made without recourse, we maintain continuing involvement with the sold receivables as we provide collections services related to the transferred assets. The associated servicing liability is not material given the high credit quality of the customers underlying the receivables and the anticipated short collection period.

Note 12. Debt

Our outstanding indebtedness consists primarily of public bonds and borrowings under credit facilities. The public bonds issued by WRKCo Inc. (“WRKCo”) and WestRock MWV, LLC (“MWV”) are guaranteed by WestRock Company and certain of its subsidiaries. The public bonds are unsecured, unsubordinated obligations that rank equally in right of payment with all of our existing and future unsecured, unsubordinated obligations. The bonds are effectively subordinated to any of our existing and future secured debt to the extent of the value of the assets securing such debt and to the obligations of our non-debtor/guarantor subsidiaries. The industrial development bonds associated with the finance lease obligations of MWV are guaranteed by WestRock Company and certain of its subsidiaries. At December 31, 2023, all of our debt was unsecured with the exception of our Receivables Securitization Facility (as defined below) and finance lease obligations.

The following table shows the carrying value of the individual components of our debt (in millions):

	December 31,	September 30,
	2023	2023
Public bonds due fiscal 2025 to 2028	$2,939.4	$2,938.6
Public bonds due fiscal 2029 to 2033	2,735.9	2,739.5
Public bonds due fiscal 2037 to 2047	177.2	177.3
Revolving credit and swing facilities	43.6	32.0
Term loan facilities	1,347.7	1,347.4
Receivables securitization	525.0	425.0
Commercial paper	249.2	283.9
International and other debt	48.4	61.9
Finance lease obligations	521.2	472.6
Vendor financing and commercial card programs	110.6	105.7
Total debt	8,698.2	8,583.9
Less: current portion of debt	462.3	533.0
Long-term debt due after one year	$8,235.9	$8,050.9

A portion of the debt classified as long-term may be paid down earlier than scheduled at our discretion without penalty. Our credit facilities contain certain restrictive covenants, including a covenant to satisfy a debt to capitalization ratio. We test and report our compliance with these covenants as required by these facilities and were in compliance with them as of December 31, 2023.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

The estimated fair value of our debt was approximately $8.5 billion as of December 31, 2023 and $8.1 billion at September 30, 2023. The fair value of our long-term debt is categorized as level 2 within the fair value hierarchy and either is primarily based on quoted prices for those or similar instruments in a less active market, or approximates their carrying amount, as the variable interest rates reprice frequently at observable current market rates.

See “Note 14. Debt” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for additional information on our debt, including interest rates on that debt.

Public Bonds

On September 26, 2023, following completion of consent solicitations, we entered into supplemental indentures governing our outstanding: (i) $600 million aggregate principal amount of 3.750% senior notes due March 2025; (ii) $750 million aggregate principal amount of 4.650% senior notes due March 2026; (iii) $500 million aggregate principal amount of 3.375% senior notes due September 2027; (iv) $600 million aggregate principal amount of 4.000% senior notes due March 2028 and (v) $750 million aggregate principal amount of 4.900% senior notes due March 2029 to, among other things, amend the definition of “Change of Control” to add an exception for the proposed Transaction.

Revolving Credit Facilities

Revolving Credit Facility

On July 7, 2022, we entered into a credit agreement (the “Revolving Credit Agreement”) that included a five-year senior unsecured revolving credit facility in an aggregate amount of $2.3 billion, consisting of a $1.8 billion U.S. revolving facility and a $500 million multicurrency revolving facility (collectively, the “Revolving Credit Facility”) with Wells Fargo Bank, National Association, as administrative agent and multicurrency agent. The Revolving Credit Facility is guaranteed by WestRock Company and certain of its subsidiaries as set forth in the Revolving Credit Agreement. We amended the Revolving Credit Agreement on September 27, 2023, to provide that the proposed Transaction would not constitute a “Change in Control” thereunder. At December 31, 2023 and September 30, 2023, there were no amounts outstanding under the facility.

European Revolving Credit Facilities

On July 7, 2022, we entered into a credit agreement (the “European Revolving Credit Agreement”) with Rabo, as administrative agent. The European Revolving Credit Agreement provides for a three-year senior unsecured revolving credit facility in an aggregate amount of €700.0 million and includes an incremental €100.0 million accordion feature (the “European Revolving Credit Facility”). The European Revolving Credit Facility is guaranteed by WestRock Company and certain of its subsidiaries as set forth in the European Revolving Credit Agreement. We amended the European Revolving Credit Agreement on September 27, 2023, to provide that the proposed Transaction would not constitute a “Change in Control” thereunder. At December 31, 2023 and September 30, 2023, there were no amounts outstanding under the facility.

Term Loan Facilities

Farm Loan Credit Facility

On July 7, 2022, we amended and restated the prior credit agreement (the “Farm Credit Facility Agreement”) with CoBank, ACB, as administrative agent. The Farm Credit Facility Agreement provides for a seven-year senior unsecured term loan facility in an aggregate principal amount of $600 million (the “Farm Credit Facility”). At any time, we have the ability to request an increase in the principal amount by up to $400 million by written notice. The Farm Credit Facility is guaranteed by WestRock Company and certain of its subsidiaries as set forth in the Farm Credit Facility Agreement. We amended the Farm Credit Facility Agreement on September 27, 2023, to provide that the proposed Transaction would not constitute a “Change in Control” thereunder. The carrying value of this facility at December 31, 2023 and September 30, 2023 was $598.5 million and $598.4 million, respectively.

Delayed Draw Term Facility

On August 18, 2022, we amended the Revolving Credit Agreement (the “Amended Credit Agreement”) to add a three-year senior unsecured delayed draw term loan facility with an aggregate principal amount of up to $1.0 billion (the “Delayed Draw Term Facility”) that could be drawn in a single draw through May 31, 2023. On November 28, 2022, in connection with the Mexico

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

Acquisition, we drew upon the facility in full. The Delayed Draw Term Facility is guaranteed by WestRock Company and certain of its subsidiaries as set forth in the Amended Credit Agreement. We have the option to extend the maturity date by one year with full lender consent. The one-year maturity extension would cost a fee of 20 basis points. We amended the Amended Credit Agreement on September 27, 2023, to provide that the proposed Transaction would not constitute a “Change in Control” thereunder. The carrying value of this facility at December 31, 2023 and September 30, 2023 was $749.2 million and $749.0 million, respectively.

Receivables Securitization Facility

On February 28, 2023, we amended our existing $700.0 million receivables securitization agreement (the “Receivables Securitization Facility”), primarily to extend the maturity to February 27, 2026 and to complete the transition from LIBOR to Term SOFR. At December 31, 2023 and September 30, 2023, maximum available borrowings, excluding amounts outstanding under the Receivables Securitization Facility, were $612.9 million and $700.0 million, respectively. The carrying amount of accounts receivable collateralizing the maximum available borrowings at December 31, 2023 and September 30, 2023 were approximately $1,024.1 million and $1,177.6 million, respectively. We have continuing involvement with the underlying receivables as we provide credit and collections services pursuant to the Receivables Securitization Facility. We amended the Receivables Securitization Facility on September 29, 2023, to provide that the proposed Transaction would not constitute a “Change in Control” thereunder. At December 31, 2023 and September 30, 2023, there was $525.0 million and $425.0 million borrowed under this facility, respectively.

Commercial Paper

On December 7, 2018, we established an unsecured commercial paper program with WRKCo as the issuer. Under the program, we may issue senior short-term unsecured commercial paper notes in an aggregate principal amount at any time not to exceed $1.0 billion with up to 397-day maturities. The program has no expiration date and can be terminated by either the agent or us with not less than 30 days’ notice. Our Revolving Credit Facility is intended to backstop the commercial paper program. Amounts available under the program may be borrowed, repaid and re-borrowed from time to time. At December 31, 2023 and September 30, 2023, there was $249.2 million and $283.9 million issued, respectively.

Note 13. Leases

We lease various real estate, including certain operating facilities, warehouses, office space and land. We also lease material handling equipment, vehicles and certain other equipment. Our total lease cost, net was $111.2 million during the three months ended December 31, 2023. Our total lease cost, net was $97.3 million during the three months ended December 31, 2022. We obtained $11.4 million and $53.6 million of ROU assets in exchange for lease liabilities for operating leases during the three months ended December 31, 2023 and 2022, respectively. Additionally, we obtained $92.7 million of ROU assets in exchange for lease liabilities for finance leases during the three months ended December 31, 2023 and none in the three months ended December 31, 2022.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

Supplemental Balance Sheet Information Related to Leases

The table below presents supplemental balance sheet information related to leases (in millions):

	Consolidated Balance	December 31,	September 30,
	Sheet Caption	2023	2023
Operating leases:
Operating lease right-of-use asset	Other noncurrent assets	$622.2	$648.5

Current operating lease liabilities	Other current liabilities	$195.5	$202.4
Noncurrent operating lease liabilities	Other noncurrent liabilities	477.4	499.7
Total operating lease liabilities		$672.9	$702.1

Finance leases:
Property, plant and equipment		$453.5	$400.6
Accumulated depreciation		(65.7)	(105.3)
Property, plant and equipment, net		$387.8	$295.3

Current finance lease liabilities	Current portion of debt	$25.9	$62.9
Noncurrent finance lease liabilities	Long-term debt due after one year	495.3	409.7
Total finance lease liabilities		$521.2	$472.6

Our finance lease portfolio includes certain assets that are either fully depreciated or transferred for which the lease arrangement requires a one-time principal repayment on the maturity date of the lease obligation.

Note 14. Derivatives

We are exposed to risks from changes in, among other things, commodity price risk, foreign currency exchange risk and interest rate risk. To manage these risks, from time to time and to varying degrees, we may enter into a variety of financial derivative transactions and certain physical commodity transactions that are determined to be derivatives.

We have designated certain natural gas commodity contracts as cash flow hedges for accounting purposes. Therefore, the entire change in fair value of the financial derivative instrument is reported as a component of other comprehensive loss and reclassified into earnings in the same line item associated with the forecasted transaction, and in the same period or periods during which the forecasted transaction affects earnings. Fair value measurements for our natural gas commodity derivatives are classified under level 2 because such measurements are estimated based on observable inputs such as commodity future prices. Approximately three-fourths of our natural gas purchases for our U.S. and Canadian mill operations are tied to NYMEX. Our natural gas hedging positions are entered in layers over multiple months and up to 12 months in advance to achieve a targeted hedging volume of up to 80% of our anticipated NYMEX-based natural gas purchases. However, we may modify our strategy based on, among other things, our assessment of market conditions.

For financial derivative instruments that are not designated as accounting hedges, the entire change in fair value of the financial instrument is reported immediately in current period earnings.

The following table sets forth the outstanding notional amounts related to our derivative instruments (in millions):

		December 31,	September 30,
	Metric	2023	2023
Designated cash flow hedges:
Natural gas commodity contracts	MMBtu	20.4	22.0

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

The following table sets forth the location and fair values of our derivative instruments (in millions):

	Consolidated Balance	December 31,	September 30,
	Sheet Caption	2023	2023
Designated cash flow hedges:
Natural gas commodity contracts	Other current liabilities(1)	$16.6	$6.3
(1)	At December 31, 2023 and September 30, 2023, liability positions by counterparty were partially offset by $0.2 million and $0.2 million, respectively, of asset positions where we had an enforceable right of netting.

The following table sets forth gains (losses) recognized in accumulated other comprehensive loss, net of tax for cash flow hedges (in millions):

	Three Months Ended
	December 31,
	2023	2022
Natural gas commodity contracts	$(7.7)	$(11.9)

The following table sets forth amounts of gains (losses) recognized in the consolidated statements of operations for cash flow hedges reclassified from accumulated other comprehensive loss (in millions):

		Three Months Ended
		December 31,
	Consolidated Statement
	of Operations Caption	2023	2022
Natural gas commodity contracts	Cost of goods sold	$(5.2)	$(13.2)

The following table sets forth amounts of gains (losses) recognized in the consolidated statements of operations for derivatives not designated as hedges (in millions):

		Three Months Ended
		December 31,
	Consolidated Statement
	of Operations Caption	2023	2022
Foreign currency contracts	Other (expense) income, net	$—	$19.7

Note 15. Special Purpose Entities

Pursuant to the sale of certain forestlands in 2007 and 2013, special purpose entities (“SPEs”) received and WestRock assumed upon the strategic combination of Rock-Tenn Company and MeadWestvaco Corporation’s respective businesses, certain installment notes receivable (“Timber Notes”), and using these installment notes as collateral, the special purpose entities received proceeds under secured financing agreements (“Non-recourse Liabilities”). See “Note 17. Special Purpose Entities” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for additional information.

The restricted assets and non-recourse liabilities held by special purpose entities are included in the consolidated balance sheets in the following (in millions):

	December 31,	September 30,
	2023	2023
Other current assets	$—	$862.1
Other noncurrent assets	$383.5	$382.7

Other current liabilities	$—	$776.7
Other noncurrent liabilities	$330.7	$330.2

The decrease in Other current assets and Other current liabilities subsequent to September 30, 2023 reflects the collection of an installment note receivable of $860 million and payment of a secured financing liability of $774 million in December 2023. This resulted in a receipt of $88.1 million, net of interest and other items, from the related special purpose entity to the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

The carrying value of the remaining restricted asset and non-recourse liability as of December 31, 2023 approximates fair value due to their floating rates. As of September 30, 2023, the aggregate fair value of the Timber Notes and Non-recourse Liabilities was $1,257.2 million and $1,112.4 million, respectively. Fair values of the Timber Notes and Non-recourse Liabilities are classified as level 2 within the fair value hierarchy.

The restricted assets and non-recourse liabilities have the following activity (in millions):

	Three Months Ended
	December 31,
	2023	2022
Interest income on Timber Notes (1)	$12.3	$13.1
Interest expense on Timber Loans (1)	$10.6	$11.7
Cash receipts on Timber Notes (2)	$32.2	$24.9
Cash payments on Timber Loans (2)	$28.6	$23.4
(1)	Presented in Interest expense, net on the accompanying Consolidated Statements of Operations.
(2)	Included as part of operating cash flows on the accompanying Consolidated Statements of Cash Flows.

Note 16. Commitments and Contingencies

Environmental

Environmental compliance requirements are a significant factor affecting our business. Our manufacturing processes are subject to numerous federal, state, local and international environmental laws and regulations, as well as the requirements of environmental permits and similar authorizations issued by various governmental authorities. We have incurred, and expect that we will continue to incur, significant capital, operating and other expenditures complying with applicable environmental laws and regulations. Changes in these laws, as well as litigation relating to these laws, could result in more stringent or additional environmental compliance obligations for the Company that may require additional capital investments or increase our operating costs.

We are involved in various administrative and other proceedings relating to environmental matters that arise in the normal course of business, and we may become involved in similar matters in the future. Although the ultimate outcome of these proceedings cannot be predicted and we cannot at this time estimate any reasonably possible losses based on available information, we do not believe that the currently expected outcome of any environmental proceedings and claims that are pending or threatened against us will have a material adverse effect on our results of operations, financial condition or cash flows.

We face potential liability under federal, state, local and international laws as a result of releases of hazardous substances into the environment from various sites owned and operated by third parties at which Company-generated wastes have allegedly been deposited.

In addition, certain of our current or former locations are being investigated or remediated under various environmental laws, including Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”). Based on information known to us and assumptions, we do not believe that the costs of any ongoing investigation and remediation projects will have a material adverse effect on our results of operations, financial condition or cash flows. However, the discovery of contamination or the imposition of additional obligations, including investigation or remediation triggered by the closures or sales of former manufacturing facilities may necessitate, and/or natural resources damages at these or other sites in the future, could impact our results of operations, financial condition or cash flows.

See “Note 19. Commitments and Contingencies” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for information related to environmental matters.

As of December 31, 2023, we had $9.4 million reserved for environmental liabilities on an undiscounted basis, of which $3.3 million is included in Other noncurrent liabilities and $6.1 million is included in Other current liabilities, on the consolidated balance sheets, including amounts accrued in connection with environmental obligations relating to manufacturing facilities that we have closed. We believe the liabilities for these matters was adequately reserved at December 31, 2023.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

Climate Change

Climate change presents risks and uncertainties for us. Unpredictable weather patterns or extended periods of severe weather may result in interruptions to our manufacturing operations, as well as supply chain disruptions and increased material costs, such as through impacts to virgin fiber supplies and prices, which may fluctuate during prolonged periods of heavy rain or drought, during tree disease or insect epidemics or other environmental conditions that may be caused by variations in climate conditions. To the extent that severe weather or other climate-related risks materialize, and we are unprepared for them, we may incur unexpected costs, which could have a material effect on our results of operations, cash flows and financial condition, and the trading price of our Common Stock may be adversely impacted.

Responses to climate change may result in regulatory risks as new laws and regulations aimed at reducing greenhouse gas (“GHG”) emissions come into effect. We have systems in place for tracking the GHG emissions from our energy-intensive facilities, and we monitor developments in climate-related laws, regulations and policies to assess the potential impact of such developments on our results of operations, financial condition, cash flows and disclosure obligations. Compliance with climate programs may require future expenditures to meet GHG emission reduction obligations in future years.

See “Note 19. Commitments and Contingencies” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for information related to climate change.

Brazil Tax Liability

We are challenging claims by the Brazil Federal Revenue Department that we underpaid tax, penalties and interest associated with a claim that a subsidiary of MeadWestvaco Corporation (the predecessor of MWV) had reduced its tax liability related to the goodwill generated by the 2002 merger of two of its Brazilian subsidiaries. The matter has proceeded through the Brazil Administrative Council of Tax Appeals (“CARF”) principally in two proceedings, covering tax years 2003 to 2008 and 2009 to 2012. The tax and interest claim relating to tax years 2009 to 2012 was finalized and is now the subject of an annulment action we filed in the Brazil federal court. CARF notified us of its final decision regarding the tax, penalties and interest claims relating to tax years 2003 to 2008 on June 3, 2020. We have filed an annulment action in Brazil federal court with respect to that decision as well. The dispute related to fraud penalties for tax years 2009 to 2012 was resolved by CARF in favor of WestRock effective January 23, 2023.

We assert that we have no liability in these matters. The total amount in dispute before CARF and in the annulment actions relating to the claimed tax deficiency was R$723 million ($149 million) as of December 31, 2023, including various penalties and interest. The U.S. dollar equivalent has fluctuated significantly due to changes in exchange rates. The amount of our uncertain tax position reserve for this matter, which excludes certain penalties, is included in the unrecognized tax benefits table in our Fiscal 2023 Form 10-K; see “Note 7. Income Taxes” of the Notes to Consolidated Financial Statements in the Fiscal 2023 Form 10-K for additional information. Resolution of the uncertain tax positions could have a material adverse effect on our cash flows and results of operations or materially benefit our results of operations in future periods depending upon their ultimate resolution.

Other Litigation

During fiscal 2018, we submitted formal notification to withdraw from the PIUMPF and recorded a liability associated with the withdrawal. Subsequently, in fiscal 2019 and 2020, we received demand letters from PIUMPF, including a demand for withdrawal liabilities and for our proportionate share of PIUMPF’s accumulated funding deficiency, and we refined our liability, the impact of which was not significant. We began making monthly payments for the PIUMPF withdrawal liabilities in fiscal 2020, excluding the accumulated funding deficiency demands. We dispute the accumulated funding deficiency demands. In February 2020, we received a demand letter from PIUMPF asserting that we owe $51.2 million for our pro-rata share of PIUMPF’s accumulated funding deficiency, including interest. Similarly, in April 2020, we received an updated demand letter related to a subsidiary of ours asserting that we owe $1.3 million of additional accumulated funding deficiency, including interest. The subsidiary for which we received the updated demand letter was sold in September 2023. In July 2021, the PIUMPF filed suit against us in the U.S. District Court for the Northern District of Georgia claiming the right to recover our pro rata share of the pension fund’s accumulated funding deficiency, along with interest, liquidated damages and attorney’s fees. We believe we are adequately reserved for this matter. See “Note 6. Retirement Plans — Multiemployer Plans” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for additional information regarding our withdrawal liabilities.

We have been named a defendant in asbestos-related personal injury litigation. To date, the costs resulting from the litigation, including settlement costs, have not been significant. As of December 31, 2023, there were approximately 575 such lawsuits. We

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

believe that we have substantial insurance coverage, subject to applicable deductibles and policy limits, with respect to asbestos claims. We also have valid defenses to these asbestos-related personal injury claims and intend to continue to defend them vigorously. Should the volume of litigation grow substantially, it is possible that we could incur significant costs resolving these cases. We do not expect the resolution of pending asbestos litigation and proceedings to have a material adverse effect on our results of operations, financial condition or cash flows. In any given period or periods, however, it is possible such proceedings or matters could have an adverse effect on our results of operations, financial condition or cash flows. At December 31, 2023, we had $14.7 million reserved for these matters.

We are a defendant in a number of other lawsuits and claims arising out of the conduct of our business. While the ultimate results of such suits or other proceedings against us cannot be predicted, we believe the resolution of these other matters will not have a material adverse effect on our results of operations, financial condition or cash flows.

Indirect Tax Claim

In March 2017, the Supreme Court of Brazil issued a decision concluding that certain state value added tax should not be included in the calculation of federal gross receipts taxes. Subsequently, in fiscal 2019 and 2020, the Supreme Court of Brazil rendered favorable decisions on eight of our cases granting us the right to recover certain state value added tax. The tax authorities in Brazil filed a Motion of Clarification with the Supreme Court of Brazil. Based on our evaluation and the opinion of our tax and legal advisors, we believe the decision reduced our gross receipts tax in Brazil prospectively and retrospectively, and will allow us to recover tax amounts collected by the government. Due to the volume of invoices being reviewed (January 2002 to September 2019), we recorded the estimated recoveries across several periods beginning in the fourth quarter of fiscal 2019 as we reviewed the documents and the amount became estimable. In May 2021, the Supreme Court of Brazil judged the Motion of Clarification and concluded on the gross methodology, which was consistent with our evaluation and that of our tax and legal advisors. We are monitoring the status of our remaining cases, and subject to the resolution in the courts, we may record additional amounts in future periods.

See “Note 19. Commitments and Contingencies — Indirect Tax Claim” of the Notes to Consolidated Financial Statements section in the Fiscal 2023 Form 10-K for information related to our previously recorded estimated recoveries.

Guarantees

We make certain guarantees in the normal course of conducting our operations, for compliance with certain laws and regulations, or in connection with certain business transactions. The guarantees include items such as funding of net losses in proportion to our ownership share of certain joint ventures, debt guarantees related to certain unconsolidated entities acquired in acquisitions, indemnifications of lessors in certain facilities and equipment operating leases for items such as additional taxes being assessed due to a change in tax law and certain other agreements. We estimate our exposure to these matters to be less than $50 million. As of December 31, 2023, we had recorded $0.8 million for the estimated fair value of these guarantees. We are unable to estimate our maximum exposure under operating leases because it is dependent on potential changes in tax laws; however, we believe our exposure related to guarantees would not have a material impact on our results of operations, financial condition or cash flows.

Note 17. Equity and Other Comprehensive Income

Equity

Stock Repurchase Program

In July 2015, our board of directors authorized a repurchase program of up to 40.0 million shares of our outstanding Common Stock, representing approximately 15% of our outstanding Common Stock as of July 1, 2015. On May 4, 2022, our board of directors authorized a new repurchase program of up to 25.0 million shares of our Common Stock, representing approximately 10% of our outstanding Common Stock, plus any unutilized shares left from the July 2015 authorization. We have indefinitely suspended the program in light of the proposed Transaction (and related restrictions imposed by the Transaction Agreement). In the three months ended December 31, 2023 and 2022, we had no share repurchases under these programs.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

Accumulated Other Comprehensive Loss

The tables below summarize the changes in accumulated other comprehensive loss, net of tax, by component for the three months ended December 31, 2023 and December 31, 2022 (in millions):

		Defined Benefit
		Pension and	Foreign
	Deferred (Loss) Income on Cash	Postretirement	Currency
	Flow Hedges	Plans	Items	Total (1)
Balance at September 30, 2023	$(4.9)	$(572.0)	$(321.7)	$(898.6)
Other comprehensive (loss) income before reclassifications	(11.6)	—	158.8	147.2
Amounts reclassified from accumulated other comprehensive loss	3.9	6.0	—	9.9
Net current period other comprehensive (loss) income	(7.7)	6.0	158.8	157.1
Balance at December 31, 2023	$(12.6)	$(566.0)	$(162.9)	$(741.5)
(1)	All amounts are net of tax and noncontrolling interests.

		Defined Benefit
		Pension and	Foreign
	Deferred (Loss) Income on Cash	Postretirement	Currency
	Flow Hedges	Plans	Items	Total (1)
Balance at September 30, 2022	$(9.1)	$(741.6)	$(703.6)	$(1,454.3)
Other comprehensive (loss) income before reclassifications	(21.8)	—	117.2	95.4
Amounts reclassified from accumulated other comprehensive loss	9.9	11.1	29.0	50.0
Net current period other comprehensive (loss) income	(11.9)	11.1	146.2	145.4
Balance at December 31, 2022	$(21.0)	$(730.5)	$(557.4)	$(1,308.9)
(1)	All amounts are net of tax and noncontrolling interests.

The net of tax amounts were determined using the jurisdictional statutory rates, and reflect effective tax rates averaging 28% to 29% for the three months ended December 31, 2023 and 27% to 28% for the three months ended December 31, 2022. Although we are impacted by the exchange rates of a number of currencies to varying degrees by period, our foreign currency translation adjustments recorded in accumulated other comprehensive loss for the three months ended December 31, 2023 were primarily due to gains in the Mexican Peso, Brazilian Real, Canadian dollar and British Pound, each against the U.S. dollar. Foreign currency translation adjustments recorded in accumulated other comprehensive loss for the three months ended December 31, 2022 were primarily due to gains in the British Pound, Brazilian Real, Mexican Peso, Polish Zloty, Czech Koruna and Canadian dollar, each against the U.S. dollar.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (Continued)

The following table summarizes the reclassifications out of accumulated other comprehensive loss by component (in millions):

	Three Months Ended			Three Months Ended
	December 31, 2023			December 31, 2022
	Pre-tax	Tax	Net of Tax	Pre-tax	Tax	Net of Tax
Amortization of defined benefit pension and postretirement items: (1)
Actuarial losses (2)	$(6.8)	$1.9	$(4.9)	$(13.3)	$3.6	$(9.7)
Prior service costs (2)	(1.5)	0.4	(1.1)	(1.9)	0.5	(1.4)
Subtotal defined benefit plans	(8.3)	2.3	(6.0)	(15.2)	4.1	(11.1)

Foreign currency translation adjustments: (1)
Recognition of previously unrealized net foreign currency loss upon consolidation of equity investment (3)	—	—	—	(29.0)	—	(29.0)

Derivative Instruments: (1)
Natural gas commodity hedge loss (4)	(5.2)	1.3	(3.9)	(13.2)	3.3	(9.9)

Total reclassifications for the period	$(13.5)	$3.6	$(9.9)	$(57.4)	$7.4	$(50.0)
(1)	Amounts in parentheses indicate charges to earnings. Amounts pertaining to noncontrolling interests are excluded.
(2)	Included in the computation of net periodic pension cost. See “Note 5. Retirement Plans” for additional details.
(3)	Amount reflected in Equity in income (loss) of unconsolidated entities in the consolidated statements of operations.
(4)	These accumulated other comprehensive loss components are included in Cost of goods sold.

Note 18. Earnings Per Share

The following table sets forth the computation of basic and diluted (loss) earnings per share (in millions, except per share data):

	Three Months Ended
	December 31,
	2023	2022
Numerator:
Net (loss) income attributable to common stockholders	$(22.4)	$45.3

Denominator:
Basic weighted average shares outstanding	257.0	254.7
Effect of dilutive stock options and non- participating securities	—	2.0
Diluted weighted average shares outstanding	257.0	256.7

Basic (loss) earnings per share attributable to common stockholders	$(0.09)	$0.18
Diluted (loss) earnings per share attributable to common stockholders	$(0.09)	$0.18

Approximately 2.1 million and 1.0 million shares underlying awards in the three months ended December 31, 2023 and 2022, respectively, were not included in computing diluted earnings per share because the effect would have been antidilutive.

Smurfit Kappa Treasury Unlimited Company

Offer To Exchange

$750,000,000 Registered 5.200% Senior Notes due 2030

for any and all

Unregistered 5.200% Senior Notes due 2030

and

$1,000,000,000 Registered 5.438% Senior Notes due 2034

for any and all

Unregistered 5.438% Senior Notes due 2034

and

$1,000,000,000 Registered 5.777% Senior Notes due 2054

for any and all

Unregistered 5.777% Senior Notes due 2054

and

Smurfit Westrock Financing Designated Activity Company

Offer To Exchange

$850,000,000 Registered 5.418% Senior Notes due 2035

for any and all

Unregistered 5.418% Senior Notes due 2035

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to exchange only the New Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Irish Registrants

Except as hereinafter set forth, there is no charter provision, bylaw, contract, arrangement or statute under which any director or officer of Smurfit Westrock is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

The Smurfit Westrock Constitution provides that Smurfit Westrock shall indemnify, to the fullest extent permitted by the Irish Companies Act, every member of the Smurfit Westrock board of directors and the company secretary against all costs, charges, losses, expenses and liabilities incurred by them in the execution and discharge of their duties or in relation thereto including liability incurred by them in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by them as an officer or employee of Smurfit Westrock and in which judgment is given in their favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on their part) or in which they are acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to them by a court.

In respect of any current or former executive officer of Smurfit Westrock (excluding any present or former member of the Smurfit Westrock board of directors or any company secretary), or any person who is serving or has served at the request of Smurfit Westrock as a director, officer or trustee of another company, joint venture, trust or other enterprise, including any subsidiary of Smurfit Westrock (each individually, a “Covered Person”), the Smurfit Westrock Constitution provides that it shall (1) indemnify them, to the fullest extent permitted by the Irish Companies Act, against any expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of Smurfit Westrock, to which they were or are threatened to be made a party, or are otherwise involved (a “proceeding”), by reason of the fact that they were or are a Covered Person; and (2) indemnify each Covered Person, to the fullest extent permitted by Irish Companies Act, in the case of any threatened, pending or completed action, suit or proceeding by or in the name of Smurfit Westrock against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to Smurfit Westrock, unless and only to the extent that the Irish High Court or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Irish Companies Act does not permit a company to exempt a director or the company secretary from, or indemnify such person against, liability in connection with any negligence, default, breach of duty or breach of trust by such person in relation to the company, unless (1) judgment is given in such person’s favor or such person is acquitted, or (2) an Irish court grants such person relief from liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned. The Irish Companies Act permits companies to purchase and maintain director and officer liability insurance against any liability described in the foregoing sentence.

Smurfit Westrock maintains an insurance policy for its directors and officers in respect of liabilities arising out of any act, error or omission whilst acting in their capacities as directors or officers of Smurfit Westrock or its affiliated companies.

In addition, the directors and executive officers of Smurfit Westrock have entered into indemnification agreements with Smurfit Westrock and/or one or more of its subsidiaries to the full extent permitted by the Irish Companies Act.

Netherlands Registrant

Neither Dutch law nor the Articles of Association of Smurfit International B.V. provide for the indemnification of the directors and officers of Smurfit International B.V. against liability that they may incur in their capacities as such, and neither Smurfit International B.V. nor any of its affiliates have entered into indemnification agreements with any of Smurfit International B.V.’s directors and officers covering such liability.

Delaware Registrants

The following registrants are corporations incorporated under the laws of the State of Delaware: WestRock Company, WRKCo Inc. and Smurfit WestRock US Holdings Corporation.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (c) of Section 145 provides that to the extent a present or former director or officer has been successful in defense of any action referred to in subsections (a) and (b), or in defense of any claim issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred.

Subsection (e) of Section 145 authorizes the corporation to pay expenses of the indemnitee in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Subsection (g) of Section 145 authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145. In February 2022, this section was amended to permit Delaware corporations to use captive insurance companies for director and officer insurance, allowing coverage for both indemnifiable and non-indemnifiable losses, with certain exceptions and requirements.

Section 102(b)(7) permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for: (i) liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. In August 2022, this section was amended to allow corporations to include charter provisions that exculpate officers from personal liability for monetary damages resulting from breaches of their fiduciary duty of care, similar to the protection available to directors.

WestRock Company. Article 8 of WestRock Company’s amended and restated certificate of incorporation, provides that liability of the directors and officers to WestRock Company or its stockholders shall be eliminated to the fullest extent permitted by the DGCL. Article 3 of WestRock’s Bylaws provides that officers, directors, employees and agents shall be indemnified to the extent permitted by the DGCL.

WRKCo Inc. Article 5 of WRKCo Inc.’s certificate of incorporation, as amended, provides that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director; provided, however, that to the extent required by applicable law, this provision shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article 5 of WRKCo Inc.’s bylaws provides that the directors, officers, employees, or agents shall be indemnified (excluding actions by or on behalf of WRKCo Inc.) if they acted in good faith and in a manner they reasonably believed to be in WRKCo Inc.’s best interests.

Smurfit WestRock US Holdings Corporation. Smurfit WestRock US Holdings Corporation’s certificate of incorporation, as amended, is silent on indemnification. Article 7 of Smurfit WestRock US Holdings Corporation’s bylaws provides that directors, officers, and employees shall be indemnified to the extent permitted by the DGCL. Additionally, on July 5, 2024, Smurfit WestRock US Holdings Corporation, a Delaware corporation (“Smurfit US Holdings”) and a subsidiary of Smurfit Westrock, entered into indemnification agreements (the “Indemnification Agreements”) with the directors, the corporate secretary and the officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Section 16 Officers”) of Smurfit Westrock. The Indemnification Agreements, which are governed under the laws of the State of Delaware, provide indemnification to such directors, corporate secretary and Section 16 Officers, provided such directors, corporate secretary and Section 16 Officers act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Smurfit Westrock, to the fullest extent permitted by Delaware law, for all expenses and other amounts actually incurred in any action or proceeding in which the director, corporate secretary or Section 16 Officer is or may be involved by reason of the fact that he or she is or was a Smurfit Westrock director, Section 16 Officer or corporate secretary, or is or was otherwise serving Smurfit Westrock or other entities at Smurfit Westrock’s request, on the terms and conditions set forth in the Indemnification Agreements. Further, Smurfit US Holdings agrees to advance expenses incurred in defense of these proceedings, on the terms and conditions set forth in the Indemnification Agreements. The Indemnification Agreements also provide procedures for requesting and obtaining indemnification and advancement of expenses.

The following registrant is a limited liability company formed in the State of Delaware: WestRock MWV, LLC.

Section 18-303(a) of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company shall be solely the limited liability company’s, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager.

Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

WestRock MWV, LLC. WestRock MWV, LLC’s certificate of formation, as amended, is silent on indemnification. Article 5 of WestRock MWV, LLC’s limited liability company agreement, as amended and restated, provides that the sole member shall not be liable for any action or omission taken in managing the business or affairs of WestRock MWV, LLC except for loss or damage resulting from intentional misconduct or knowing violation of law. Article 5 provides that the sole member shall be indemnified, and advances for its expenses shall be granted, to the maximum extent permitted by the DLLCA. Article 5 also provides that WestRock MWV, LLC may indemnify all other agents to the fullest extent permitted by law.

Georgia Registrant

The following registrant is a limited liability company formed in the State of Georgia: WestRock RKT, LLC.

Section 14-11-303 of the Georgia Limited Liability Company Act (the “GLLCA”) provides that a member, manager, agent or employee of a limited liability company is not liable, solely by reason of that capacity, for a debt, obligation or liability of the limited liability company (except for certain tax liabilities).

Section 14-11-306 provides that, subject to any standards and restrictions set forth in a limited liability company’s articles of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided, however, that no limited liability company shall have the power to indemnify any member or manager for intentional misconduct, knowing violation of law, or a transaction for which the member or manager received a personal benefit in violation or breach of the written operating agreement.

WestRock RKT, LLC’s articles of organization are silent on indemnification. Paragraph 5 of WestRock RKT, LLC’s limited liability company agreement provides that the sole member shall be indemnified, and advances for its expenses shall be made, to the maximum extent permitted by the GLLCA. Paragraph 5 also provides that WestRock RKT, LLC may indemnify all of its other employees and agents to the fullest extent permitted by law to the extent determined by its sole member.

The foregoing summaries are qualified in their entirety by the terms and provisions of such arrangements.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit
3.1

Amended Constitution of Smurfit Westrock plc (incorporated by reference to Exhibit 3.1 of Smurfit Westrock plc’s Current Report on Form 8-K (File No. 001-42161) filed with the Commission on July 8, 2024)

3.2	Constitution of Smurfit Kappa Treasury Unlimited Company*
3.3	Constitution of Smurfit Westrock Financing Designated Activity Company*
3.4	Constitution of Smurfit Kappa Group plc*
3.5	Constitution of Smurfit Kappa Investments Limited*
3.6	Constitution of Smurfit Kappa Acquisitions Unlimited Company*
3.7	Constitution of Smurfit Kappa Treasury Funding Designated Activity Company*
3.8	Deed of Incorporation of Smurfit International B.V.*
3.9	Articles of Association of Smurfit International B.V.*
3.10	Certificate of Incorporation of Smurfit WestRock US Holdings Corporation (formerly known as Latour Merger Sub Corporation)*
3.11	By-laws of Smurfit WestRock US Holdings Corporation (formerly known as Latour Merger Sub Corporation)*
3.12	Amended and Restated Certificate of Incorporation of WestRock Company*
3.13	Third Amended and Restated Bylaws of WestRock Company*
3.14	Third Amended and Restated Certificate of Incorporation of WRKCo Inc.*
3.15	Fourth Amended and Restated Bylaws of WRKCo Inc.*
3.16	Certificate of Formation of WestRock MWV, LLC*
3.17	Limited Liability Company Agreement of WestRock MWV, LLC*
3.18	Articles of Organization of WestRock RKT, LLC (formerly known as Rock-Tenn Company)*
3.19	Limited Liability Company Agreement of WestRock RKT, LLC*
4.1

Indenture, dated as of April 3, 2024, among Smurfit Kappa Treasury Unlimited Company, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, paying agent, transfer agent and registrar (incorporated by reference to Exhibit 4.15 of Smurfit Westrock plc’s Current Report on Form 8-K (File No. 001-42161) filed with the Commission on July 8, 2024)

4.2

First Supplemental Indenture, dated as of July 5, 2024, to the Indenture, dated as of April 3, 2024, Smurfit Kappa Treasury Unlimited Company, the new guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.16 of Smurfit Westrock plc’s Current Report on Form 8-K (File No. 001-42161) filed with the Commission on July 8, 2024)

4.3

Second Supplemental Indenture, dated as of November 21, 2024, to the Indenture, dated as of April 3, 2024, Smurfit Kappa Treasury Unlimited Company, the new guarantor party thereto and Deutsche Bank Trust Company Americas, as trustee.*

4.4

Indenture, dated as of November 26, 2024, among Smurfit Westrock Financing Designated Activity Company, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, paying agent, transfer agent and registrar (incorporated by reference to Exhibit 4.1 of Smurfit Westrock plc’s Current Report on Form 8-K (File No. 001-42161) filed with the Commission on November 27, 2024)

5.1	Opinion of Hogan Lovells US LLP*
5.2	Opinion of William Fry LLP*
5.3	Opinion of Stibbe London B.V.*
5.4	Opinion of Steven B. Nickerson*
10.1

Registration Rights Agreement, dated as of April 3, 2024, among Smurfit Kappa Treasury Unlimited Company, the guarantors party thereto and BNP Paribas Securities Corp., Citigroup Global Markets Inc., ING Financial Markets LLC and Rabo Securities USA, Inc., as representatives of the initial purchasers.*

10.2

Registration Rights Agreement, dated as of November 26, 2024, among Smurfit Westrock Financing Designated Activity Company, the guarantors party thereto and Citigroup Global Markets Inc., ING Financial Markets, LLC, SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC, as representatives of the initial purchasers.*

21

List of Subsidiaries of Smurfit Westrock plc (incorporated by reference to Exhibit 21.1 to Smurfit Westrock plc’s Annual Report on Form 10-K (File No. 001-42161) filed with the Commission on March 7, 2025)

23.1	Consent of KPMG, independent registered public accounting firm (Smurfit Westrock plc)*
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm (WestRock Company)*
23.3	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)*
23.4	Consent of William Fry LLP (included in Exhibit 5.2)*

23.5	Consent of Stibbe London B.V. (included in Exhibit 5.3)*
23.6	Consent of Steven B. Nickerson (included in Exhibit 5.4)*
24.1	Powers of Attorney (included on Signature Pages)*
25.1	Statement of Eligibility of Trustee on Form T-1*
107	Filing Fee Table*

* Filed herewith

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	to file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
(5)	that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on April 3, 2025.

SMURFIT WESTROCK PLC

By:	/s/ Anthony Smurfit
Name: Anthony Smurfit
Title: President & Group Chief Executive Officer (Principal Executive Officer)

Each person whose signature appears below constitutes and appoints Anthony Smurfit, Ken Bowles, Irial Finan, Kaisa Hietala, Colleen F. Arnold, Timothy J. Bernlohr, Carole L. Brown, Terrell K. Crews, Carol Fairweather, Mary Lynn Ferguson-McHugh, Suzan F. Harrison, Lourdes Melgar, Jørgen Buhl Rasmussen, Dmitri L. Stockton, Alan D. Wilson and Gillian Carson-Callan and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony Smurfit	President & Group Chief Executive Officer and Director (Principal Executive Officer)	April 3, 2025
Anthony Smurfit

/s/ Ken Bowles	Executive Vice President & Group Chief Financial Officer and Director (Principal Financial Officer)	April 3, 2025
Ken Bowles

/s/ Irene Page	Chief Accounting Officer (Principal Accounting Officer)	April 3, 2025
Irene Page

/s/ Irial Finan	Director	April 3, 2025
Irial Finan

/s/ Kaisa Hietala	Director	April 3, 2025
Kaisa Hietala

/s/ Colleen F. Arnold	Director	April 3, 2025
Colleen F. Arnold

/s/ Timothy J. Bernlohr	Director	April 3, 2025
Timothy J. Bernlohr

/s/ Carole L. Brown	Director	April 3, 2025
Carole L. Brown

/s/ Terrell K. Crews	Director	April 3, 2025
Terrell K. Crews

Signature	Title	Date

/s/ Carol Fairweather	Director	April 3, 2025
Carol Fairweather

/s/ Mary Lynn Ferguson-McHugh	Director	April 3, 2025
Mary Lynn Ferguson-McHugh

/s/ Suzan F. Harrison	Director	April 3, 2025
Suzan F. Harrison

/s/ Lourdes Melgar	Director	April 3, 2025
Lourdes Melgar

/s/ Jørgen Buhl Rasmussen	Director	April 3, 2025
Jørgen Buhl Rasmussen

/s/ Dmitri L. Stockton	Director	April 3, 2025
Dmitri L. Stockton

/s/ Alan D. Wilson	Director	April 3, 2025
Alan D. Wilson

/s/ Steven B. Nickerson	Authorized U.S. Representative	April 3, 2025
Steven B. Nickerson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on April 3, 2025.

SMURFIT KAPPA TREASURY UNLIMITED COMPANY SMURFIT KAPPA ACQUISITIONS UNLIMITED COMPANY
By:	/s/ Ken Bowles
Name: Ken Bowles
Title: Group Chief Financial Officer

Each person whose signature appears below constitutes and appoints Anthony Smurfit, Ken Bowles, Emer Murnane and Gillian Carson-Callan and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony Smurfit	Group Chief Executive Officer and Director (Principal Executive Officer)	April 3, 2025
Anthony Smurfit

/s/ Ken Bowles	Group Chief Financial Officer and Director (Principal Financial Officer)	April 3, 2025
Ken Bowles

/s/ Emer Murnane	Group Treasurer and Director (Principal Accounting Officer)	April 3, 2025
Emer Murnane

/s/ Gillian Carson-Callan	Director	April 3, 2025
Gillian Carson-Callan

/s/ Steven B. Nickerson	Authorized U.S. Representative	April 3, 2025
Steven B. Nickerson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on April 3, 2025.

SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY
By:	/s/ Ken Bowles
Name: Ken Bowles
Title: Group Chief Financial Officer

Each person whose signature appears below constitutes and appoints Ken Bowles, Emer Murnane, Gillian Carson-Callan, Ciara O’Riordan Fonseca and Irene Page and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ken Bowles	Group Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	April 3, 2025
Ken Bowles

/s/ Emer Murnane	Group Treasurer and Director (Principal Accounting Officer)	April 3, 2025
Emer Murnane

/s/ Gillian Carson-Callan	Director	April 3, 2025
Gillian Carson-Callan

/s/ Ciara O’Riordan Fonseca	Director	April 3, 2025
Ciara O’Riordan Fonseca

/s/ Irene Page	Director	April 3, 2025
Irene Page

/s/ Steven B. Nickerson	Authorized U.S. Representative	April 3, 2025
Steven B. Nickerson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on April 3, 2025.

SMURFIT KAPPA GROUP PLC

By:	/s/ Ken Bowles
Name: Ken Bowles
Title: Group Chief Financial Officer

Each person whose signature appears below constitutes and appoints Anthony Smurfit, Ken Bowles and Gillian Carson-Callan and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony Smurfit	Group Chief Executive Officer and Director (Principal Executive Officer)	April 3, 2025
Anthony Smurfit

/s/ Ken Bowles	Group Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	April 3, 2025
Ken Bowles

/s/ Steven B. Nickerson	Authorized U.S. Representative	April 3, 2025
Steven B. Nickerson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on April 3, 2025.

SMURFIT KAPPA INVESTMENTS LIMITED
By:	/s/ Ken Bowles
Name: Ken Bowles
Title: Group Chief Financial Officer

Each person whose signature appears below constitutes and appoints Anthony Smurfit, Ken Bowles, Emer Murnane, Gillian Carson-Callan and Irene Page and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony Smurfit	Group Chief Executive Officer and Director (Principal Executive Officer)	April 3, 2025
Anthony Smurfit

/s/ Ken Bowles	Group Chief Financial Officer and Director (Principal Financial Officer)	April 3, 2025
Ken Bowles

/s/ Emer Murnane	Group Treasurer and Director (Principal Accounting Officer)	April 3, 2025
Emer Murnane

/s/ Gillian Carson-Callan	Director	April 3, 2025
Gillian Carson-Callan

/s/ Irene Page	Director	April 3, 2025
Irene Page

/s/ Steven B. Nickerson	Authorized U.S. Representative	April 3, 2025
Steven B. Nickerson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on April 3, 2025.

SMURFIT KAPPA TREASURY FUNDING DESIGNATED ACTIVITY COMPANY
By:	/s/ Ken Bowles
Name: Ken Bowles
Title: Group Chief Financial Officer

Each person whose signature appears below constitutes and appoints Emer Murnane, Gillian Carson-Callan and Irene Page and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ken Bowles	Group Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	April 3, 2025
Ken Bowles

/s/ Emer Murnane	Group Treasurer and Director (Principal Accounting Officer)	April 3, 2025
Emer Murnane

/s/ Gillian Carson-Callan	Director	April 3, 2025
Gillian Carson-Callan

/s/ Irene Page	Director	April 3, 2025
Irene Page

/s/ Steven B. Nickerson	Authorized U.S. Representative	April 3, 2025
Steven B. Nickerson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, the Netherlands, on April 3, 2025.

SMURFIT INTERNATIONAL B.V.

By:	/s/ Marc van der Velden
Name: Marc van der Velden
Title: Director

Each person whose signature appears below constitutes and appoints Gillian Carson-Callan, P.J.A. Koelewijn – van Stiphout and Marc van der Velden and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gillian Carson-Callan	Director	April 3, 2025
Gillian Carson-Callan

/s/ P.J.A. Koelewijn - van Stiphout	Director	April 3, 2025
P.J.A. Koelewijn - van Stiphout

/s/ Marc van der Velden	Director	April 3, 2025
Marc van der Velden

/s/ Steven B. Nickerson	Authorized U.S. Representative	April 3, 2025
Steven B. Nickerson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on April 3, 2025.

SMURFIT WESTROCK US HOLDINGS CORPORATION WESTROCK COMPANY WRKCO INC.

By:	/s/ Ken Bowles
Name: Ken Bowles
Title: Group Chief Financial Officer

Each person whose signature appears below constitutes and appoints Ken Bowles, Emer Murnane, Alma Alagic, Ben Garren, Steven B. Nickerson and Gillian Carson-Callan and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laurent Sellier	President and Chief Executive Officer, Smurfit Westrock North America (Principal Executive Officer)	April 3, 2025
Laurent Sellier

/s/ Ken Bowles	Group Chief Financial Officer and Director (Principal Financial Officer)	April 3, 2025
Ken Bowles

/s/ Emer Murnane	Senior Vice President and Treasurer and Director (Principal Accounting Officer)	April 3, 2025
Emer Murnane

/s/ Alma Alagic	Director	April 3, 2025
Alma Alagic

/s/ Ben Garren	Director	April 3, 2025
Ben Garren

/s/ Steven B. Nickerson	Director	April 3, 2025
Steven B. Nickerson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on April 3, 2025.

WESTROCK MWV, LLC WESTROCK RKT, LLC

By:	/s/ Ken Bowles
Name: Ken Bowles
Title: Group Chief Financial Officer

Each person whose signature appears below constitutes and appoints Steven B. Nickerson and Gillian Carson-Callan and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laurent Sellier	President and Chief Executive Officer, Smurfit Westrock North America (Principal Executive Officer)	April 3, 2025
Laurent Sellier

/s/ Ken Bowles	Group Chief Financial Officer (Principal Financial Officer)	April 3, 2025
Ken Bowles

/s/ Emer Murnane	Senior Vice President and Treasurer (Principal Accounting Officer)	April 3, 2025
Emer Murnane

/s/ Steven B. Nickerson	Secretary of WRKCO Inc., the sole member of WestRock MWV, LLC and WestRock RKT, LLC	April 3, 2025
Steven B. Nickerson